UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FinTech Acquisition Corp. IV

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FINTECH ACQUISITION CORP. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF

2021 ANNUAL MEETING OF STOCKHOLDERS

Dear FinTech Acquisition Corp. IV Stockholders:

We cordially invite you to attend a special meeting (the “Special Meeting”) of the stockholders of FinTech Acquisition Corp. IV, a Delaware corporation (“we,” “us,” “our,” the “Company” or “FTIV”), which will be held virtually on                , 2021 at                Eastern Time, accessible at www.cstproxy.com/fintechacquisitioncorpiv/sm2021, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

On December 30, 2020, FTIV announced that it entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of December 29, 2020, by and among FTIV, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, FinTech Masala Advisors, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, “Sponsor”), PWP Holdings LP, a Delaware limited partnership (“PWP OpCo”), PWP GP LLC, a Delaware limited liability company and the general partner of PWP OpCo (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP OpCo (“Professional Partners”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professional Partners (“Professionals GP”), pursuant to which, among other things, (i) FTIV will acquire certain partnership interests in PWP OpCo, (ii) PWP OpCo will become jointly-owned by the Company, Professional Partners and certain existing partners of PWP OpCo, and (iii) PWP OpCo will, following the closing of the transactions contemplated by the Business Combination (the “Closing”), serve as the Company’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure (collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the Business Combination Agreement and to approve the Business Combination (the “Business Combination Proposal”).

Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the Closing:

(i) the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment (as defined below)) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below and net of transaction costs of the Company (such aggregate outstanding cash balances, “Company Cash”), with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

(ii) Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii) the Company will issue to PWP OpCo, which will distribute (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional

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Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to certain existing investor limited partners of PWP OpCo (“ILPs”), new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and ILPs, respectively, following the Closing (together, the “Stock Consideration”), but prior to redemption of certain electing ILPs and certain former limited partners of Professional Partners (“Legacy Partners”); and

(iv) the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

Each of the parties to the Business Combination Agreement have made representations, warranties and covenants therein that the parties thereto believe are customary for transactions of this nature. The representations and warranties will not survive the Closing.

On December 29, 2020, concurrently with the execution of the Business Combination Agreement, the Company also entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of, which the PIPE Investors have collectively subscribed for 12,500,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $125 million (the “PIPE Investment”), including $1.5 million subscribed by entities related to the Sponsor, which may be increased by up to $23.5 million (collectively, together with their permitted transferees, the “Sponsor Related PIPE Investors”), for which they will receive a minimum of 150,000 and a maximum of 2.5 million shares of our Class A common stock. The PIPE Investment will be consummated concurrently with the Closing.

At the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto (the “Tax Receivable Agreement”). The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement” in the accompanying proxy statement.

In connection with the Business Combination, certain other related agreements have been, or will be entered into on or prior to the Closing, including the Amended and Restated Registration Rights Agreement, the Stockholders Agreement and the Sponsor Share Surrender and Share Restriction Agreement, in each case, as defined in the accompanying proxy statement. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements” in the accompanying proxy statement.

In addition, at the Special Meeting, our stockholders will be asked to consider and vote upon: (1) a proposal to approve, for purposes of complying with (i) Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of our issued and outstanding common stock and the resulting change of control in connection with the Business Combination; and (ii) Nasdaq Listing Rule 5635(d), the issuance of 12,500,000 shares of common stock at the Closing in connection with the PIPE

Investment, subject to an increase to up to 14,850,000 shares (the “Nasdaq Proposal”); (2) the proposed amendment and restatement of our certificate of incorporation (subject to the terms and provisions of the Stockholders Agreement) to, among other things, (i) create an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes (the “Charter Classified Board Proposal”), (ii) provide that certain transactions are not “corporate opportunities” and that the partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of Professional Partners or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC or any of their respective affiliates (excluding the Company or any of its subsidiaries) (collectively, the “Ownership Group”) are not subject to the doctrine of corporate opportunity, in each case, to the fullest extent permitted by law (the “Charter Corporate Opportunity Proposal”), (iii) increase the number of authorized shares of our capital stock (the “Authorized Capital Stock Proposal”); (iv) create additional classes of our common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share (the “Class B Stock Proposal”), and (v) provide for additional amendments and restatements generally, in the form of the “Parent A&R Charter” attached as part of the Business Combination Agreement and included in the accompanying proxy as Annex B, principally including changing our name from “FinTech Acquisition Corp. IV” to “Perella Weinberg Partners,” and removing provisions applicable to special purpose acquisition companies (the “Charter Additional Amendments Proposal” and, collectively with the other items in this clause (2), the “Charter Proposals”), (3) electing three directors to serve on our board of directors, in accordance with our Amended and Restated Certificate of Incorporation (the “Existing Certificate of Incorporation”), until the earliest of (i) the Closing, (ii) the 2022 annual meeting of stockholders, and (iii) until their respective successors are duly elected and qualified or until their earlier resignation, removal or death (the “Existing Director Election Proposal”); (4) electing, effective as of, and contingent upon, the Closing, three Class I directors, three Class II directors, and three Class III directors, to serve on our board of directors, in accordance with the proposed to-be-adopted Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death (the “Business Combination Director Election Proposal”); (5) a proposal to approve the Perella Weinberg Partners 2021 Omnibus Incentive Plan, attached to the accompanying proxy statement as Annex H (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan; (the “Incentive Plan Proposal”); (6) a proposal to approve the French sub-plan under the Incentive Plan, attached to the accompanying proxy statement as Annex I (the “French Sub-Plan”) (the “French Sub-Plan Proposal” and, collectively with the Incentive Plan Proposal, the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Business Combination Director Election Proposal, the “Condition Precedent Proposals”); and (7) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting (the “Adjournment Proposal”). The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Our publicly-traded Class A common stock, units and warrants are currently listed on the Nasdaq under the symbols “FTIV,” “FTIVU” and “FTIVW,” respectively. We intend to apply to continue the listing of our Class A common stock and warrants on the Nasdaq under the symbols “PWP” and “PWPPW,” respectively, upon the Closing, though such securities may not be listed, for instance, if there is not a sufficient number of round lot holders.

Pursuant to the Existing Certificate of Incorporation, a holder of our public shares (a “public stockholder”) may request that we redeem all or a portion of such public stockholder’s public shares for cash if the Business Combination is consummated. Holders of our units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, our transfer agent, directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective public stockholder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including by timely delivering its shares to our transfer agent, we will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.00 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. See “Special Meeting of FTIV Stockholders—Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercises their redemption rights with respect to their shares of Class A common stock.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the Existing Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Closing is subject to the satisfaction or waiver of certain closing conditions set forth in the Business Combination Agreement and as described in the accompanying proxy statement. These conditions to closing in the Business Combination Agreement are for the sole benefit of the parties thereto and may be waived by such parties. There can be no assurance that the parties to the Business Combination Agreement would satisfy or waive any such provision of the Business Combination Agreement. PWP has obtained all required governance votes and all required constituent consents necessary to effect the Closing.

The Sponsor has agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals to be voted upon at the Special Meeting, and to waive its redemption rights in connection with the consummation of the Business Combination with respect to any shares of our common stock held by them. Our shares of pre-transaction Class B common stock will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of the accompanying proxy statement, the Sponsor owns an aggregate of approximately 26.9% of our outstanding shares of common stock.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, all of our stockholders are urged to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of the Company and PWP OpCo, carefully and in its entirety. In particular, you should also carefully consider the risk factors described in “Risk Factors” beginning on page 57 of the accompanying proxy statement.

After careful consideration, our board of directors has unanimously approved the Business Combination Agreement and the Business Combination, and unanimously recommends that our stockholders vote “FOR” adoption of the Business Combination Agreement and approval of the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider our board of directors’ recommendation of these proposals, you should keep in mind that our directors have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Certain Relationships and Related Persons Transactions” for additional information.

The approval of each of the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. The Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of our outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. The approval of each of the Business Combination Proposal and the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. To be elected as a director as described in the Existing Director Election Proposal or the Business Combination Director Election Proposal, a nominee must receive a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting, which means that the nominees who receive the most votes are elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of the proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting in person virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted.

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An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Nasdaq Proposal, the Existing Director Election Proposal and the Business Combination Director Election Proposal, abstentions and broker non-votes will have no effect on the vote for each proposal; (ii) the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, abstentions will be counted as present and entitled to vote at the Special Meeting and will have the same effect as voting “AGAINST” the proposal but broker non-votes will have no effect on the vote for each proposal and (iii) the Business Combination Proposal and the Charter Proposals, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person virtually, you may withdraw your proxy and vote in person virtually.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
/s/ Daniel G. Cohen Daniel G. Cohen
Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated                , 2021 and is expected to be first mailed to our stockholders on or about                , 2021.

NOTICE OF SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING

OF STOCKHOLDERS OF FINTECH ACQUISITION CORP. IV

TO BE HELD                , 2021

To the Stockholders of FinTech Acquisition Corp. IV:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the stockholders of FinTech Acquisition Corp. IV, a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held virtually on                , 2021 at                Eastern Time, accessible at www.cstproxy.com/fintechacquisitioncorpiv/sm2021. You are cordially invited to attend the Special Meeting to conduct the following items of business:

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Proposal No. 1—The Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of December 29, 2020 (the “Business Combination Agreement”), by and among the Company, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, “Sponsor”), PWP Holdings LP, a Delaware limited partnership (“PWP OpCo”), PWP GP LLC, a Delaware limited liability company and the general partner of PWP OpCo (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP OpCo (“Professional Partners”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professional Partners (“Professionals GP”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, pursuant to which, among other things, (i) FTIV will acquire certain partnership interests in PWP OpCo, (ii) PWP OpCo will become jointly-owned by the Company, Professional Partners, and certain existing partners of PWP OpCo, and (iii) PWP OpCo will, following the Closing, serve as the Company’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure (collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) (the “Business Combination Proposal”);

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Proposal No. 2—The Nasdaq Proposal—To consider and vote upon a proposal to approve, (i) for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of our issued and outstanding common stock and the resulting change of control in connection with the Business Combination; and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 12,500,000 shares of common stock in connection with the PIPE Investment, subject to an increase to up to 14,850,000 shares, upon the completion of the Business Combination; (the “Nasdaq Proposal”);

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Charter Proposals—To consider and vote upon the following five separate proposals relating to the proposed amendment and restatement of our Amended and Restated Certificate, which, if approved, would take effect upon the Closing:

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Proposal No. 3—The Charter Classified Board Proposal—To consider and vote upon proposed amendments to our Amended and Restated Certificate of Incorporation (the “Existing Certificate of Incorporation”) to create an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes (the “Charter Classified Board Proposal”);

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Proposal No. 4—The Charter Corporate Opportunity Proposal—To consider and vote upon proposed amendments to our Existing Certificate of Incorporation to provide that certain transactions are not “corporate opportunities” and that the Ownership Group and their affiliates are not subject to the doctrine of corporate opportunity, in each case, to the fullest extent permitted by law (the “Charter Corporate Opportunity Proposal”);

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Proposal No. 5—The Authorized Capital Stock Proposal—To consider and vote upon proposed amendments to our Existing Certificate of Incorporation to increase the number of authorized shares of our capital stock (the “Authorized Capital Stock Proposal”);

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Proposal No. 6—The Class B Stock Proposal—To consider and vote upon proposed amendments to our Existing Certificate of Incorporation to create additional classes of our common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share (the “Class B Stock Proposal”);

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Proposal No. 7—The Charter Additional Amendments Proposal—To consider and vote upon proposed amendments to our Existing Certificate of Incorporation to provide for additional changes, principally including changing our name from “FinTech Acquisition Corp. IV” to “Perella Weinberg Partners” and removing provisions applicable to special purpose acquisition companies (the “Charter Additional Amendments Proposal” and together with the Charter Classified Board Proposal, the Charter Corporate Opportunity Proposal, the Authorized Capital Stock Proposal and the Class B Stock Proposal, the “Charter Proposals”);

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Proposal No. 8—The Existing Director Election Proposal—To consider and vote upon a proposal to elect Betsy Z. Cohen, Brittain Ezzes and Madelyn Antoncic as directors to serve on our board of directors as Class I directors under our Existing Certificate of Incorporation until the earlier of the Closing and the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death (the “Existing Director Election Proposal”);

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Proposal No. 9—The Business Combination Director Election Proposal—To consider and vote upon a proposal to elect three Class I directors, three Class II directors, and three Class III directors to serve, effective as of, and contingent upon, the Closing, on our board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (the “Business Combination Director Election Proposal”);

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Proposal No. 10—The Incentive Plan Proposal—To consider and vote upon a proposal to approve the Perella Weinberg Partners 2021 Omnibus Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”);

•	Proposal No. 11—The French Sub-Plan Proposal—To consider and vote upon a proposal to approve the French Sub-Plan under the Incentive Plan (the “French Sub-Plan Proposal”); and

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Proposal No. 12—The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting (the “Adjournment Proposal”).

The Business Combination is conditioned on the approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal, which we refer to collectively as the “Condition Precedent Proposals,” at the Special Meeting. The Condition Precedent Proposals are cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

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The record date for the Special Meeting is                , 2021. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive office for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Pursuant to the Existing Certificate of Incorporation, a holder of our public shares (a “public stockholder”) may request that we redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated. Holders of our units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, our transfer agent, directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective public stockholder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including by timely delivering its shares to our transfer agent, we will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.00 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. See “Special Meeting of FTIV Stockholders—Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in this proxy statement assumes that none of our public stockholders exercises their redemption rights with respect to their shares of Class A common stock.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the Existing Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Sponsor has agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be voted upon at the Special Meeting, and to waive its redemption rights in connection with the consummation of the Business Combination with respect to any shares of our common stock held by them. Our shares of pre-transaction Class B common stock will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of this proxy statement, the Sponsor owns an aggregate of 26.9% of our outstanding shares of common stock.

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Concurrently with the execution of the Business Combination Agreement, we entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of, which the PIPE Investors have collectively subscribed for 12,500,000 shares of our Class A common stock for an aggregate purchase price equal to $125 million, including $1.5 million subscribed by entities related to the Sponsor, which may be increased by up to $23.5 million (collectively, together with their permitted transferees, the “Sponsor Related PIPE Investors”), for which they will receive a minimum of 150,000 and a maximum of 2.5 million shares of our Class A common stock. The PIPE Investment will be consummated concurrently with the Closing. Each of the holders of our pre-transaction Class B common stock has agreed to waive the anti-dilution adjustments provided for in the Existing Certificate of Incorporation applicable to our pre-transaction Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, after giving effect to the surrender by the Sponsor, without consideration therefor, of 1,023,333 shares of our Class B common stock, the remaining 6,846,667 shares of our pre-transaction Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

The approval of each of the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. The Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of our outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. The approval of each of the Business Combination Proposal and the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. To be elected as a director as described in the Existing Director Election Proposal or the Business Combination Director Election Proposal, a nominee must receive a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting, which means that the nominees who receive the most votes are elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting in person virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. Notwithstanding the foregoing, in connection with (i) the Nasdaq Proposal, the Existing Director Election Proposal and the Business Combination Director Election Proposal, abstentions and broker non-votes will have no effect on the vote for each proposal; (ii) the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, abstentions will be counted as present and entitled to vote at the Special Meeting and will

iv

have the same effect as voting “AGAINST” the proposal but broker non-votes will have no effect on the vote for each proposal, and (iii) the Business Combination Proposal and Charter Proposals, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person virtually, you may withdraw your proxy and vote in person virtually.

All Company stockholders are cordially invited to participate in the virtual Special Meeting by accessing www.cstproxy.com/fintechacquisitioncorpiv/sm2021. To ensure your representation at the Special Meeting, however, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record, you may also cast your vote online during the virtual Special Meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to participate in the virtual Special Meeting and vote online during the Special Meeting, obtain a proxy from your broker or bank and e-mail a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com. Public stockholders may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal.

Your attention is directed to the remainder of this proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the Business Combination and related transactions and each of the proposals. You are encouraged to read this proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC (“Morrow”), our proxy solicitor, by calling (800) 662-5200 or banks and brokers can call collect at (203) 658-9400, or by emailing FTIV.info@investor.morrowsodali.com.

This proxy statement is first being furnished to our stockholders on or about                , 2021.

By Order of the Board of Directors
/s/ Daniel G. Cohen
Daniel G. Cohen
Chief Executive Officer

Philadelphia, Pennsylvania

                , 2021

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ANNEXES

MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this proxy statement, including the size of certain markets and PWP’s (as defined below) size or position and the positions of PWP’s competitors within these markets, including its products and services relative to its competitors, are based on estimates by PWP’s management. These estimates have been derived from PWP’s management’s knowledge and experience in the markets in which PWP operates, as well as information based on research, industry and general publications, including surveys and studies conducted by third parties. Industry publications, surveys and studies generally state that they have been obtained from sources believed to be reliable.

We are responsible for all of the disclosure in this proxy statement and while we believe the data from these sources to be accurate and complete, neither we nor PWP have independently verified all data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding PWP’s industry is intended to provide general guidance, but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to PWP being a leader in a market or product category refers to PWP’s belief that it has a leading market share, expertise or thought leadership position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding PWP’s various markets is based on how PWP defines the markets for its products or services, which products or services may be either part of larger overall markets or markets that include other types of products and services.

Assumptions and estimates by PWP’s current and PWP’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk factors—Risks Related to the Business of PWP.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

In this proxy statement, PWP uses the term “independent advisory firms” to refer to independent investment banks that offer advisory services. PWP considers the independent advisory firms to be its publicly traded peers, Evercore Partners Inc.; Greenhill & Co., Inc.; Houlihan Lokey, Inc.; Lazard Ltd; Moelis & Company; PJT Partners, Inc.; and PWP, as well as its non-publicly traded peers, Centerview Partners; Guggenheim Partners; and NM Rothschild & Sons Limited. The mergers and acquisitions (“M&A”) market data for announced and completed transactions and estimated fee data referenced throughout this proxy statement were obtained from Dealogic, LLC.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This proxy statement may contain some trademarks, service marks and trade names of PWP or of third parties. Each one of these trademarks, service marks or trade names is either (1) PWP’s registered trademark, (2) a trademark for which PWP has a pending application, or (3) a trade name or service mark for which PWP claims common law rights. All other trademarks, trade names or service marks of any other company appearing in this proxy statement belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we or PWP will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SELECTED DEFINITIONS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

•	“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

•

“Business Combination Agreement” refers to the Business Combination Agreement, dated as of December 29, 2020, by and among FTIV, the Sponsor, PWP OpCo, PWP GP, Professional Partners and Professionals GP, as it may be amended from time to time.

•

“Class A common stock” refers to Class A common stock, par value $0.0001 per share, of FTIV prior to the Business Combination, and of Perella Weinberg Partners immediately following the consummation of the Business Combination.

•

“Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of FTIV prior to the Business Combination and, collectively to Class B-1 common stock, par value $0.0001 per share, and Class B-2 common stock, par value $0.0001 per share, of Perella Weinberg Partners immediately following the consummation of the Business Combination.

•	“Common Stock” refers to the Class A common stock and the Class B common stock, together.

•	“Group LP” refers to Perella Weinberg Partners Group LP, a Delaware limited partnership and a wholly owned subsidiary of PWP OpCo.

•	“ILPs” refers to certain existing investor limited partners of PWP OpCo who hold interests in PWP OpCo, alongside Professional Partners.

•	“IPO” refers to FTIV’s initial public offering on September 29, 2020 in which it sold 23,000,000 units.

•	“Legacy Partners” refers to former working Limited Partners whose tenure was terminated prior to November 1, 2020.

•	“Limited Partners” refers to limited partners of Professional Partners.

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“Perella Weinberg Partners” refers to FTIV, immediately following consummation of the Business Combination, at which time FTIV will change its name to Perella Weinberg Partners, a Delaware corporation.

•	“Professional Partners” refers to PWP Professional Partners LP, a Delaware limited partnership.

•

“PWP” (i) prior to the Business Combination refers to PWP OpCo and its consolidated subsidiaries and (ii) following the consummation of the Business Combination refers to Perella Weinberg Partners and its consolidated subsidiaries.

•	“PWP GP” means PWP GP LLC, the general partner of PWP OpCo.

•

“PWP OpCo” (i) prior to the PWP Separation, refers to PWP Holdings LP as the holding company for both the advisory business and asset management business of PWP and (ii) following the PWP Separation, refers to PWP Holdings LP as the holding company solely for the advisory business of PWP.

•	“PWP Separation” refers to the separation of the advisory business from the asset management business of PWP OpCo pursuant to a master separation agreement, dated as of February 28, 2019.

•	“Sponsor” refers collectively to FinTech Investor Holdings IV, LLC, a Delaware limited liability company, and Fintech Masala Advisors, LLC, a Delaware limited liability company.

•

“Sponsor Related PIPE Investors” refers to the certain PIPE Investors that subscribed to $1.5 million in the PIPE Investment, which may be increased by up to $23.5 million, and are related to the Sponsor.

•	“Working Partners” refers to working Limited Partners whose tenure was not terminated prior to November 1, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, which are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the potential Business Combination, of the Company. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, including as they relate to the potential Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Forward-looking statements in this proxy statement may include, for example, statements about:

•	our ability to complete the Business Combination or, if we do not complete the Business Combination, any other initial business combination;

•

satisfaction or waiver of the conditions to the Business Combination, including, among others: (a) minimum aggregate outstanding cash balances of the Company (“Company Cash”) of $200,000,000; (b) approval of the Business Combination by the Company’s stockholders; (c) the lack of any Company Material Adverse Effect, Professionals Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; (d) the receipt of certain regulatory approvals (including of the Canadian Securities Regulators (as defined below), the Investment Industry Regulatory Organization of Canada (“IIROC”), the Financial Industry Regulatory Authority (“FINRA”), the Prudential Authority (Autorité de Contrôle Prudentiel et de Résolution) (“ACPR”) and the U.K. Financial Services and Markets Act 2000 (“FSMA”)); (e) a minimum of $5,000,001 of net tangible assets of the Company following the exercise by the Company’s public stockholders of the redemption rights; and/or (f) the consummation of the PIPE Investment;

•	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	the projected financial information, anticipated growth rate, and market opportunity of PWP;

•	the ability to obtain or maintain the listing of Perella Weinberg Partners Class A common stock and warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our ability to consummate the PIPE Investment or raise financing in the future;

•	our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;

•	members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Business Combination;

•	factors relating to the business, operations and financial performance of PWP, including:

•	PWP’s ability to implement the Business Combination, including its ability to obtain all applicable regulatory consents and approvals;

•	whether PWP realizes all or any of the anticipated benefits from the Business Combination;

•	whether the Business Combination results in any increased or unforeseen costs or has an impact on PWP’s ability to retain or compete for professional talent or investor capital;

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global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”);

•

extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest);

•	the outcome of third-party litigation involving PWP;

•	substantial litigation risks in the financial services industry;

•	the impact of market conditions and other factors on the ability to consummate, and the valuation of Perella Weinberg Partners in connection with, the Business Combination;

•	conditions impacting the corporate advisory industry;

•	strong competition from other financial advisory and investment banking firms;

•	PWP’s ability to successfully identify, recruit and develop talent;

•	PWP’s dependence on and ability to retain Working Partners and other key employees;

•	risks associated with strategic transactions, such as joint ventures, strategic investments and acquisitions;

•	PWP’s successful formulation and execution of its business and growth strategies;

•	PWP’s ability to expand into new markets and lines of businesses for the advisory business;

•

PWP’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;

•	PWP’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;

•	the ability of PWP’s clients to pay for its services, including its restructuring clients;

•	the high volatility of PWP’s revenue as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;

•	potential impairment of goodwill and other intangible assets, which represent a significant portion of PWP’s assets;

•	exposure to fluctuations in foreign currency exchange rates;

•	assumptions relating to PWP’s operations, financial results, financial condition, business prospects, growth strategy and liquidity;

•	cybersecurity and other operational risks; and

•	other risks and uncertainties described under “Risk Factors.”

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control or the control of PWP) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither we nor PWP undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Neither we nor PWP undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Before any FTIV stockholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the Special Meeting, such stockholder should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect us.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals and the Special Meeting” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read this proxy statement, including the attached Annexes and the accompanying financial statements of FTIV and PWP, carefully and in its entirety for a more complete understanding of the matters to be considered at the Special Meeting.

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FinTech Acquisition Corp. IV, a Delaware corporation, is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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On September 29, 2020, we consummated the IPO of 23,000,000 units, which includes the full exercise of the underwriters’ overallotment of 3,000,000 units, generating gross proceeds of $230,000,000. Each unit consisted of one share of our Class A common stock and one-third of one warrant where each whole warrant entitles the holder to purchase one share of our common stock. Simultaneously with the closing of the IPO, we consummated the sale of 610,000 placement units at a price of $10.00 per unit in a private placement to the Sponsor, generating gross proceeds of $6,100,000. Each placement unit consists of one placement share and one-third of one placement warrant to purchase one share of our Class A common stock exercisable at $11.50. Each warrant sold in the IPO and the private placement will become exercisable 30 days after the completion of our initial business combination, and will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation, subject to the terms and conditions contained in the warrant agreement governing the warrants. For more information regarding the warrants, please see the section entitled “Description of Securities.” Our initial stockholders hold an aggregate 7,870,000 shares of our pre-transaction Class B common stock, all of which were issued in private placements prior to our IPO, as well as the 610,000 shares of our Class A common stock contained in the placement units.

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PWP is a leading global independent advisory firm that provides strategic and financial advice to clients across a range of the most active industry sectors and international markets. PWP provides advisory services to a wide range of clients globally, including large public multinational corporations, mid-sized public and private companies, individual entrepreneurs, private and institutional investors, creditor committees and government institutions. For more information about PWP, please see the section entitled “Information about PWP.”

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On December 29, 2020, FTIV, the Sponsor, PWP OpCo, PWP GP, Professional Partners and Professionals GP entered into the Business Combination Agreement. The Business Combination contemplates that, among other things, FTIV will acquire a minority partnership interest in PWP OpCo, Professional Partners and certain investor limited partners of PWP will together acquire a majority voting interest in FTIV, and PWP OpCo will, following the Closing, serve as FTIV’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.

•	In accordance with the terms and subject to the conditions of the Business Combination Agreement:

(i)

the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment (as defined below)) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below and net of transaction costs of the Company with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement);

(ii)	Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii)

the Company will issue to PWP OpCo, which will distribute (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners; and

(iv)

the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

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The number of shares of our Class B-1 common stock that will be owned by Professional Partners and Class B-2 common stock that will be owned by certain ILPs, respectively, as Stock Consideration, and therefore the percentage ownership of PWP OpCo by the Company, is not currently known, and will vary depending on, among other things, the level of redemptions of shares of the Company’s Class A common stock by our public stockholders. For further details, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement.”

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At the Closing, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex G, with PWP OpCo, Professional Partners and certain other persons party thereto (the “Tax Receivable Agreement”). The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income taxes and related interest that we actually realize (or are deemed to realize) as a result of (a) exchanges by the ILPs or Limited Partners and certain other transactions and (b) tax benefits related to imputed interest deemed to be paid by us as a result of the Tax Receivable Agreement. See “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement.”

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Certain investors (collectively, the “PIPE Investors”) have collectively subscribed for 12,500,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $125 million (the “PIPE Investment”), including $1.5 million subscribed by entities related to the Sponsor, which may be increased by up to $23.5 million. The PIPE Investment will be consummated concurrently with the Closing. In this proxy statement, we assume that, under the No Redemptions Scenario (as defined below), we will have an aggregate of approximately $325 million of the proceeds from the PIPE Investment and funds held in the trust account, net of deemed transaction expenses of $30 million, which net proceeds will be used to fund the cash consideration. Approximately $195 million of the such proceeds will be used by PWP to retire existing indebtedness, with the remaining amount (subject to PWP retaining of up to $10 million to add to its balance sheet cash) being used to first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners. Any remaining cash proceeds will be retained by PWP for general corporate purposes and for payment of any transaction expenses in excess of $30 million. In the Maximum Redemptions Scenario (as defined below) (which assumes the redemption of approximately 15.5 million shares of Class A common stock), we would have an aggregate of approximately $200 million (from the proceeds from the PIPE Investment and remaining funds held in the trust account), net of deemed transaction expenses of $30 million, such proceeds of which, together with PWP balance sheet cash, will be used by PWP to retire existing indebtedness and to pay transaction expenses in excess of $30 million.

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Prior to the Closing, Professional Partners owns approximately 79.7% of the outstanding equity interests of PWP OpCo, and the ILPs own approximately 20.3% of the outstanding equity interests of PWP OpCo.

•

It is anticipated that, upon completion of the Business Combination, based upon the As Exchanged Class A Share Ownership Assumptions (as defined below): (1) the Company’s public stockholders would own approximately 24.4% of our outstanding Class A common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) would own approximately 13.3% of our outstanding Class A common stock; (3) the Sponsor and our other Initial Stockholders would own approximately 7.9% of our outstanding Class A common stock; (4) certain Working Partners would own approximately 1.1% of our outstanding Class A common stock (as a result of restricted stock units (“RSUs”) that vest at Closing); (5) Professional Partners would own approximately 48.5% of our outstanding Class A common stock; and (6) certain ILPs would own approximately 4.8% of our outstanding Class A common stock. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the Business Combination, (b) that we issue an aggregate of approximately 50.1 million shares of Class B-1 common stock and Class B-2 common stock, with the Class B-1 common stock being owned by Professional Partners and the Class B-2 common stock being owned by ILPs, as part of the consideration for the Business Combination in connection with the Business Combination Agreement (after giving effect to expected redemptions of PWP OpCo units by certain electing ILPs and certain electing Legacy Partners), (c) all of the stockholders were to exchange their PWP OpCo units and shares of our Class B-1 common stock and Class B-2 common stock for shares of Class A common stock (i.e., these levels of ownership interest reflect ownership of Class A common stock on an as exchanged basis) and (d) that we issue 12,500,000 shares of Class A common stock to the PIPE Investors; in addition, the ownership percentage with respect to the post-business combination company (x) does not take into account (i) warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination, (ii) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (iii) any unvested RSUs (other than unvested RSUs that vest at Closing) or (iv) any shares that may be issuable 45 days after Closing to the Redeeming Holders (as defined below) pursuant to a Top-Up Payment (as defined below), but (y) does include founder shares, which will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination (such shares of Class A common stock will be subject to transfer restrictions) (such assumptions collectively, the “As Exchanged Class A Share Ownership Assumptions”). If the actual facts are different from these As Exchanged Class A Share Ownership Assumptions, the above levels of ownership interest will be different.

•

Following the completion of the Business Combination, (a) Professional Partners will beneficially own all of the outstanding shares of our Class B-1 common stock, representing approximately 90.4% of our total voting power, (b) ILPs will beneficially own all of the outstanding shares of our Class B-2 common stock, representing approximately 0.9% of our total voting power, and (c) holders of Class A common stock will own shares of our Class A common stock, representing approximately 8.7% of our total voting power.

•

Following the completion of the Business Combination, it is expected that the Perella Weinberg Partners’ board of directors will approve the Perella Weinberg Partners Amended and Restated Bylaws in the form attached to this proxy statement as Annex C.

For more information, see “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

•

In evaluating the Business Combination, our Board considered a number of factors, including PWP’s highly attractive business model, PWP’s deep relationships with a diverse customer base, PWP’s experienced and proven management team, PWP’s strong balance sheet, other alternatives, terms of the Business Combination Agreement and continued ownership by Working Partners generally. For more information about our decision-making process, as well as other factors, uncertainties and risks considered, see the section entitled “Proposal No. 1—The Business Combination Proposal—Reasons for the Approval of the Business Combination.”

•

Pursuant to the Existing Certificate of Incorporation, a holder of our public shares (a “public stockholder”) may request that we redeem all or a portion of such public stockholder’s public shares for cash if the Business Combination is consummated. Holders of our units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, our transfer agent, directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective public stockholder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including by timely delivering its shares to our transfer agent, we will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.00 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. See “Special Meeting of FTIV Stockholders—Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A common stock.

•

In addition to voting on the proposal to approve and adopt the Business Combination Agreement and approve the Business Combination (we refer to this proposal as the “Business Combination Proposal”), at the Special Meeting, our stockholders will be asked to vote upon:

•

a proposal to approve, (i) for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of our issued and outstanding common stock and the resulting change of control in connection with the Business Combination; and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 12,500,000 shares of common stock in connection with the PIPE Investment, subject to an increase to up to 14,850,000 shares, upon the completion of the Business Combination;

•

five separate proposals to consider and vote upon proposed amendments to our Existing Certificate of Incorporation (subject to the terms and provisions of the Stockholders Agreement), with such amendments to be effective upon the Closing, to (i) create an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes, in each case, to the fullest extent permitted by law, (ii) provide that certain transactions are not “corporate opportunities” and that each of the partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of Professional Partners or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC or any of their respective affiliates (excluding the Company or any of its subsidiaries) are not subject to the doctrine of corporate opportunity, (iii) increase the number of authorized shares of our capital stock, (iv) create additional classes of our common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share, and (v) provide for additional changes, principally changing our name from “FinTech Acquisition Corp. IV” to “Perella Weinberg Partners” and removing provisions applicable to special purpose acquisition companies;

•

a proposal to elect Betsy Z. Cohen, Brittain Ezzes and Madelyn Antoncic as directors to serve on our board of directors as Class I directors under our Existing Certificate of Incorporation until the earlier of the Closing and the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death;

•

a proposal to elect three Class I directors, three Class II directors, and three Class III directors to serve, effective as of, and contingent upon, the Closing, on our board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan;

•	a proposal to approve the French Sub-Plan; and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

See “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The Nasdaq Proposal,” “Proposal No. 3—The Charter Classified Board Proposal,” “Proposal No. 4—The Charter Corporate Opportunity Proposal,” “Proposal No. 5—The Authorized Capital Stock Proposal,” “Proposal No. 6—The Class B Stock Proposal,” “Proposal No. 7—The Charter Additional Amendments Proposal,” “Proposal No. 8—The Existing Director Election Proposal,” “Proposal No. 9—The Business Combination Director Election Proposal,” “Proposal No. 10—The Incentive Plan Proposal,” “Proposal No. 11—The French Sub-Plan Proposal” and “Proposal No. 12—The Adjournment Proposal.” The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

•

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from five directors to nine directors, including three Class I directors, three Class II directors, and three Class III directors. The initial terms of the Class I, Class II and Class III directors will expire at each of the first three annual meetings of our stockholders following the consummation of the Business Combination, respectively, and in each case, when any successor has been duly elected and qualified or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 9—The Business Combination Director Election Proposal” and “Management after the Business Combination” for additional information.

•

Unless waived by the applicable party to the Business Combination Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Business Combination Agreement including, among others, (a) minimum Company Cash of $200,000,000; (b) approval of the Business Combination by the Company’s stockholders; (c) the lack of any Company Material Adverse Effect, Professionals Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; (d) the receipt of certain regulatory approvals (including of the Canadian Securities Regulators (as defined below), IIROC, FINRA, the ACPR and the FSMA); (e) a minimum of $5,000,001 of net tangible assets of the Company following the exercise by the Company’s public stockholders of the redemption rights; and/or (f) the consummation of the PIPE Investment. These conditions to closing in the Business Combination Agreement are for the sole benefit of the parties thereto and may be waived by such parties. There can be no assurance that the parties to the Business Combination

Agreement would waive any such provision of the Business Combination Agreement. PWP has obtained all required governance votes and all required constituent consents necessary to effect the Closing.

•

The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by FTIV or PWP in specified circumstances.

•	The Business Combination, including our business following the Business Combination, involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and our directors have interests in such proposal that are different from, or in addition to, those of our stockholders and warrant holders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. FTIV stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

If we do not consummate a business combination by September 29, 2022 (or if such date is extended at a duly called meeting of our stockholders, such later date), we will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 7,870,000 shares of pre-transaction Class B common stock owned by our Initial Stockholders, including the Sponsor, would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because the Sponsor and each of our officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete a business combination within the required period. Additionally, in such event, the 203,333 private placement warrants contained in the placement units that the Sponsor purchased will expire worthless. Certain of our directors, including Betsy Z. Cohen, Daniel G. Cohen, James J. McEntee, III, Brittain Ezzes, Madelyn Antoncic, Laura S. Kohn and Jan Rock Zubrow, have a direct or indirect economic interest in such shares and private placement warrants. The 6,846,667 shares of Class A common stock that the Initial Stockholders will hold following the Business Combination (after giving effect to the surrender by the Sponsor, without consideration therefor, of 1,023,333 shares of our Class B common stock) if unrestricted and freely tradable, would have had an aggregate market value of approximately $75.0 million based upon the closing price of $10.96 per share of Class A common stock on the Nasdaq on March 23, 2021, the most recent practicable date prior to the date of this proxy statement. Given such shares of our common stock will be subject to certain restrictions, we believe such shares have less value. The 203,333.33 private placement warrants that the Sponsor will hold following the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $294,833.33 based upon the closing price of $1.45 per warrant on the Nasdaq on March 23, 2021, the most recent practicable date prior to the date of this proxy statement.

•

Peter A. Weinberg is expected to be the Chairman of our board after the consummation of the Business Combination. Daniel G. Cohen, who is Chief Executive Officer of FTIV, is expected to be a director on the board after consummation of the Business Combination. As such, in the future, Mr. Cohen may receive any cash fees, stock options, stock awards or other remuneration that the board determines to pay to him.

•

Our existing officers and directors will be eligible for continued indemnification and continued coverage under directors’ and officers’ liability insurance after the Business Combination and pursuant to the Business Combination Agreement.

•

In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters in our IPO, are entitled to a deferred fee of $9,800,000. The deferred fee will become payable to the representatives from the amounts held in the trust account solely in the event that the Company completes an initial business combination, subject to the terms of the underwriting agreement.

•

In order to finance transaction costs in connection with an initial business combination, the Sponsor, members of FTIV’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan FTIV funds as may be required (“Working Capital Loans”), which will be repaid only upon the consummation of an initial business combination. If FTIV does not consummate an initial business combination, FTIV may use a portion of any funds held outside the trust account to repay the Working Capital Loans; however, no proceeds from the trust account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit at the option of the holder. The units would be identical to the private placement units. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

•

The PIPE Investors have subscribed for $125 million of the PIPE Investment, for which they will receive 12.5 million shares of our Class A common stock, including $1.5 million subscribed by the Sponsor Related PIPE Investors, which may be increased by up to $23.5 million, for which they will receive a minimum of 150,000 and a maximum of 2.5 million shares of our Class A common stock. See “Proposal No. 1—The Business Combination Proposal—Related Agreements— Subscription Agreement.”

•

Pursuant to the Amended and Restated Registration Rights Agreement (as defined below), the Sponsor, Professional Partners, the ILPs and others party thereto will have customary registration rights, including demand and piggy-back rights, subject to cooperation, cut-back provisions and suspension periods with respect to the shares of Class A common stock and warrants held by such parties.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR OUR STOCKHOLDERS AND THE SPECIAL MEETING

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and PWP carefully and in their entirety to fully understand the Business Combination and the voting procedures for the Special Meeting, which will be held on                , 2021 at                Eastern Time virtually, accessible at www.cstproxy.com/fintechacquisitioncorpiv/sm2021, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination. The Business Combination contemplates that, among other things, FTIV will acquire a minority partnership interest in PWP, Professional Partners and certain investor limited partners of PWP OpCo will together acquire a majority voting interest in FTIV and PWP OpCo will, following the Closing, serve as FTIV’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure. In accordance with the terms and subject to the conditions of the Business Combination Agreement:

(i)

the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below and net of transaction costs of the Company, with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

(ii)	Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii)

the Company will issue to PWP OpCo, which will distribute (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing (together, the “Stock Consideration”), but prior to redemption of certain electing ILPs and Legacy Partners; and

(iv)

the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

The number of shares of our Class B-1 common stock that will be owned by Professional Partners and Class B-2 common stock that will be owned by certain ILPs, respectively, and therefore the percentage ownership of PWP OpCo by the Company, is not currently known, and will vary depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For further details, see “Proposal No. 1—The Business Combination Proposal.”

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A and you are encouraged to read it carefully and in its entirety.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER READING THIS PROXY STATEMENT, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF THE COMPANY AND PWP, CAREFULLY AND IN ITS ENTIRETY.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held virtually on                , 2021 at                Eastern Time, accessible at www.cstproxy.com/fintechacquisitioncorpiv/sm2021, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:

In addition to voting on a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination, at the Special Meeting, FTIV is asking holders of its common stock to consider and vote upon:

•

a proposal to approve, (i) for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of our issued and outstanding common stock and the resulting change of control in connection with the Business Combination; and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 12,500,000 shares of common stock in connection with the PIPE Investment, subject to an increase to up to 14,850,000 shares, upon the completion of the Business Combination;

•

five separate proposals to consider and vote upon proposed amendments to our Existing Certificate of Incorporation (subject to the terms and provisions of the Stockholders Agreement), with such amendments to be effective upon the Closing, to (i) create an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes, (ii) provide that certain transactions are not “corporate opportunities” and that each of the partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of Professional Partners or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC or any of their respective affiliates (excluding the Company or any of its subsidiaries) are not subject to the doctrine of corporate opportunity, in each case, to the fullest extent permitted by law, (iii) to increase the number of authorized shares of our capital stock, (iv) create additional classes of our common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share, and (v) provide for additional changes, principally including changing our name from “FinTech Acquisition Corp. IV” to “Perella Weinberg Partners” and removing provisions applicable to special purpose acquisition companies;

•

a proposal to elect Betsy Z. Cohen, Brittain Ezzes and Madelyn Antoncic as directors to serve on our board of directors as Class I directors under the Existing Certificate of Incorporation until the earlier of the Closing and the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death;

•	a proposal to elect three Class I directors, three Class II directors, and three Class III directors to serve, effective as of, and contingent upon, the Closing, on our board of directors until the

2022, 2023 and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan;

•	a proposal to approve the French Sub-Plan; and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

If our stockholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated. See “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The Nasdaq Proposal,” “Proposal No. 3—The Charter Classified Board Proposal,” “Proposal No. 4—The Charter Corporate Opportunity Proposal,” “Proposal No. 5—The Authorized Capital Stock Proposal,” “Proposal No. 6—The Class B Stock Proposal,” “Proposal No. 7—The Charter Additional Amendments Proposal,” “Proposal No. 8—The Existing Director Election Proposal,” “Proposal No. 9—The Business Combination Director Election Proposal,” “Proposal No. 10—The Incentive Plan Proposal,” “Proposal No. 11—The French Sub-Plan Proposal” and “Proposal No. 12—The Adjournment Proposal.”

We will hold the Special Meeting to consider and vote upon these proposals. This proxy statement contains important information about the Business Combination and the other matters to be acted upon at the Special Meeting. Our stockholders should read it carefully and in its entirety.

After careful consideration, FTIV’s board of directors has determined that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal are in the best interests of FTIV and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of FTIV’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of FTIV and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See “Proposal No. 1—The Business Combination Proposal—Interests of FTIV Directors and Officers in the Business Combination” for a further discussion of these considerations.

Q:	Are the proposals conditioned on one another?

A:

Yes. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal.

Q:	Why is FTIV proposing the Business Combination?

A:	FTIV was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

PWP is a leading global independent advisory firm that provides strategic and financial advice to clients across a range of the most active industry sectors and international markets. PWP provides advisory services to a wide range of clients globally, including large public multinational corporations, mid-sized public and private companies, individual entrepreneurs, private and institutional investors, creditor committees and government institutions. For more information about PWP see “Information about PWP.”

Based on its due diligence investigations of PWP and the industry in which it operates, including the financial and other information provided by PWP in the course of our due diligence investigations, our board of directors believes that the Business Combination with PWP is in the best interests of us and our stockholders and presents an opportunity to increase stockholder value. However, there is no assurance of this. See “Proposal No. 1—The Business Combination Proposal—Reasons For the Business Combination” for additional information.

Although our board of directors believes that the Business Combination with PWP presents a unique business combination opportunity and is in the best interests of us and our stockholders, our board of directors did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in the section entitled “Proposal No. 1—The Business Combination Proposal—Reasons For the Business Combination,” as well as in the sections entitled “Risk Factors—Risks Related to the Business of PWP.”

Q:	What consideration is being provided for the Business Combination?

A:

As a result of and upon the consummation of the Business Combination, among other things, FTIV will acquire a minority partnership interest in PWP OpCo, Professional Partners and certain ILPs will together acquire a majority voting interest in FTIV, and PWP OpCo will, following the Closing, serve as FTIV’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.

•	In accordance with the terms and subject to the conditions of the Business Combination Agreement:

(i)

the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment (as defined below)) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below and net of transaction costs of the Company, with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

(ii)	Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii)

the Company will issue (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing (together, the “Stock Consideration”), but prior to redemption of certain electing ILPs and Legacy Partners; and

(iv)

the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

•

The number of shares of our Class B-1 common stock that will be owned by Professional Partners and Class B-2 common stock that will be owned by certain ILPs, respectively, as Stock Consideration, and therefore the percentage ownership of PWP OpCo by the Company, is not currently known, and will vary depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For further details, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement.”

•

At the Closing, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex G, with PWP OpCo, Professional Partners and certain other persons party thereto. The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income taxes and related interest that we actually realize (or are deemed to realize) as a result of (a) exchanges by the ILPs or Limited Partners and certain other transactions and (b) tax benefits related to imputed interest deemed to be paid by us as a result of the Tax Receivable Agreement. See “Proposal No. 1—The Business Combination Proposal—Tax Receivable Agreement.”

Q:	What equity stake will current stockholders of FTIV, PIPE Investors, including the Sponsor Related PIPE Investors, and PWP hold in us after the closing?

A:

As of the date of this proxy statement, there are 31,480,000 shares of our common stock outstanding, which includes the 7,870,000 founder shares held by the initial stockholders and the 23,610,000 public shares. As of the date of this proxy statement, there is outstanding an aggregate of 7,870,000 warrants, which includes 203,333.33 private placement warrants held by the Sponsor and approximately 7,666,666.67 million public warrants. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination), our fully diluted share capital would be approximately 39.4 million.

It is anticipated that, upon completion of the Business Combination, based upon the As Exchanged Class A Share Ownership Assumptions: (1) the Company’s public stockholders would own approximately 24.4% of our outstanding Class A common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) would own approximately 13.3% of our outstanding Class A common stock (assuming an issuance of 12,500,000 shares of Class A common stock); (3) the Sponsor and our other Initial Stockholders would own approximately 7.9% of our outstanding Class A common stock; (4) certain Working Partners would own approximately 1.1% of our outstanding Class A common stock (as a result of RSUs that vest at Closing); (5) Professional Partners would own approximately 48.5% of our outstanding Class A common stock; and (6) certain ILPs would own approximately 4.8% of our outstanding Class A common stock. If the actual facts are different from the As Exchanged Class A Share Ownership Assumptions, the above levels of ownership interest will be different.

Following the completion of the Business Combination, (a) Professional Partners will beneficially own all of the outstanding shares of our Class B-1 common stock, representing approximately 90.4% of our total voting power, (b) ILPs will beneficially own all of the outstanding shares of our Class B-2 common stock, representing approximately 0.9% of our total voting power, and (c) holders of Class A common stock will own shares of our Class A common stock, representing approximately 8.7% of our total voting power.

The following table illustrates varying ownership levels in Perella Weinberg Partners immediately following the consummation of the Business Combination based on the assumptions above,

except for varying levels of additional redemptions by the public stockholders and in the Maximum Redemptions Scenario these levels of ownership interest assume that we issue approximately 61.1 million shares of Class B-1 common stock and Class B-2 common stock to Professional Partners and certain ILPs, respectively, as part of the consideration for the Business Combination in connection with the Business Combination Agreement (after giving effect to expected redemptions of PWP OpCo units by certain electing ILPs and certain electing Legacy Partners). If the actual facts are different from these assumptions, the above levels of ownership interest will be different. Share numbers in the table below are in millions and are rounded to the nearest thousand shares.

	No Redemptions Scenario(1)				Max Redemptions Scenario (2)
	Shares	% of [A]	% of [B]	Adjustments(2)	Shares	% of [A]	% of [B]
Class A Common Stock Outstanding at Closing
FTIV Shareholders	23.0	24.4%	22.3%	(15.5)	7.5	8.4%	7.6%
Placement Shares	0.6	0.6%	0.6%	—	0.6	0.7%	0.6%
Founder Shares Not Subject to Performance Targets(3)	1.4	1.5%	1.3%	—	1.4	1.5%	1.4%
Founder Shares Subject to Performance Targets(4)	5.5	5.8%	5.3%	—	5.5	6.1%	5.5%
PIPE Investors(5)	12.5	13.3%	12.1%	—	12.5	14.0%	12.7%
PWP Working Partner RSUs Vested at Closing	1.0	1.1%	1.0%	—	1.0	1.1%	1.0%

Sub-Total Class A Common Stock Outstanding at Closing	44.0	46.7%	42.6%	(15.5)	28.5	31.8%	28.8%

Class A Common Stock Assuming All PWP OpCo Units Exchanged and Class B Common Stock Held by Professional Partners and ILPs are Exchanged for Class A Common Stock

Professional Partners

Legacy Partners and Non-PWP Working Partners(6)	7.3	7.8%	7.1%	3.0	10.3	11.5%	10.4%

PWP Working Partners

PWP Working Partners—Vested Units (Up to 5 Year Lockup)	15.5	16.5%	15.0%	—	15.5	17.3%	15.7%

PWP Working Partners—Unvested Units (Up to 5 Year Vesting)	22.8	24.2%	22.0%	—	22.8	25.4%	23.1%

Sub-Total PWP Working Partners	38.3	40.7%	37.1%	—	38.3	42.8%	38.8%

Sub-Total Professional Partners	45.6	48.5%	44.2%	3.0	48.6	54.3%	49.2%
ILPs	4.5	4.8%	4.4%	8.0	12.4	13.9%	12.6%

Sub-Total Additional Class A Common Stock Assuming All PWP OpCo Units Exchanged	50.1	53.3%	48.5%	10.9	61.1	68.2%	61.9%

[A] Class A Common Stock (Assuming PWP OpCo Units are Fully Exchanged) Excluding Unvested RSUs(7)	94.1	100.0%	91.1%	(4.6)	89.5	100.0%	90.7%

Unvested RSUs(8) (If Vested)—Prelimary Estimate RSU Allocations, Subject to Board Approval
Time-based Vesting Less Than 3 Years	5.5	—	5.4%	—	5.5	—	5.6%
Performance-based Vesting Years 3-5	3.6	—	3.5%	—	3.6	—	3.7%

Sub-Total Unvested RSUs(9)	9.2	—	8.9%	—	9.2	—	9.3%

[B] Grand Total Including All Founder Shares and RSUs (If Vested)(7)	103.3	—	100.0%	(4.6)	98.7	—	100.0%
Of Which: Class A Common Stock Held by PWP Working Partners, Employees and Consultants(7)	48.5	—	47.0%	—	48.5	—	49.1%
Warrants Struck at $11.50 (Excluded Above)	7.9	NA	NA		7.9	NA	NA

Voting Schedule (Assuming PWP OpCo Units Have Not Been Exchanged)(10)
		No Redemptions Scenario(1)			Max Redemptions Scenario(2)
	Votes / Share	Shares	Votes	% Vote	Shares	Votes	% Vote
Class A Common(11)	1	44.0	44.0	8.7%	28.5	28.5	5.4%
Class B-1 Common	10	45.6	456.5	90.4%	48.6	486.1	92.2%
Class B-2 Common	1	4.5	4.5	0.9%	12.4	12.4	2.4%

Total		94.1	505.0	100.0%	89.5	527.1	100.0%

Notes

All amounts on this capitalization table are approximate.

Grand Total includes full amount of Founder Shares and full amount of RSUs (If Vested); excludes warrants.

(1)	Assumes no shares of FTIV are redeemed; includes ILP and Legacy Partner redemptions.
(2)

Adjustments reflect change in assumptions between No Redemptions Scenario and Max Redemptions Scenario. Per Business Combination Agreement, Max Redemptions Scenario assumes maximum 15.5 million shares of FTIV redeemed (based on $230 million cash from FTIV and $125 million cash from PIPE Investment, compared with $200 million Company Cash requirement at Closing; assumes $10.00 per outstanding share). Assumes no ILP or Legacy Partner redemptions as all PIPE proceeds are applied to debt repurchase and transaction expenses.

(3)	20% of Founder Shares (1.4 million unrestricted of 6.8 million) are not subject to performance targets.
(4)

80% of Founder Shares (5.5 million restricted of 6.8 million) are divided equally into four tranches that cannot be sold or transferred until the closing stock price exceeds $12.00, $13.50, $15.00 and $17.00, respectively, for 20 out of any 30 consecutive trading days.

(5)

Reflects 12.5 million shares held by PIPE Investors, with proceeds to redeem 10.9 million shares received by exchanging ILPs and Legacy Partners and the balance of proceeds retained on balance sheet in No Redemptions Scenario. In Max Redemptions Scenario, all PIPE proceeds are applied to debt repurchase and transaction expenses.

(6)	Includes partners of Professional Partners who currently are employed by the asset management business that was separated from PWP OpCo in 2019.
(7)

Assumes that all PWP OpCo Units and Class B-1 and Class B-2 common stock held by Professional Partners and ILPs, respectively, are exchanged for Class A common stock. As the Class B-1 and Class B-2 shares have de minimis economic rights, they have been excluded from the calculations in this table of Class A common stock issued upon exchange of PWP OpCo Units and Class B shares.

(8)	RSU amounts reflect prelimary estimate allocations, subject to Board approval.
(9)	Excludes 1.0 million of RSUs vested at Closing.
(10)	Excludes unvested RSUs and warrants, which are out of the money at $10.00 per outstanding share.
(11)

Class A common stock includes Placement Shares, shares held by PIPE Investors, as well as all Founder Shares (Class B common stock to convert to Class A common stock upon Closing) and RSUs vested at Closing (such RSUs to convert to Class A common stock upon Closing).

For more information, please see the sections entitled “Summary of the Proxy Statement—Ownership of the Company Following the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:	What will happen in the Business Combination?

A:

The Business Combination contemplates that, among other things, FTIV will acquire a minority partnership interest in PWP OpCo, Professional Partners and certain ILPs will together acquire a majority voting interest in FTIV, and PWP OpCo will, following the Closing, serve as FTIV’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure. In accordance with the terms and subject to the conditions of the Business Combination Agreement:

(i)

the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment (as defined below)) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below and net of transaction costs of the Company, with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

(ii)	Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii)

the Company will issue to PWP OpCo, which will distribute (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners; and

(iv)

the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

The number of shares of Class B-1 common stock that will be owned by Professional Partners and Class B-2 common stock that will be owned by certain ILPs, respectively, and therefore the percentage ownership of PWP OpCo by the Company, is not currently known, and will vary depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For further details, see “Proposal No. 1—The Business Combination Proposal.”

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A and you are encouraged to read it carefully and in its entirety.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We intend to apply to continue the listing of our Class A common stock and warrants on the Nasdaq under the symbols “PWP” and “PWPPW,” respectively, upon the Closing, though such securities may not be listed, for instance, if there is not a sufficient number of round lot holders.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A common stock?

A:

On December 29, 2020, the trading date before the public announcement of the Business Combination, FTIV’s public units, Class A common stock and warrants closed at $11.80, $10.845 and $2.50, respectively. On March 23, 2021, the most recent practicable date prior to the date of this proxy statement, the Company’s public units, Class A common stock and warrants closed at $11.30, $10.96 and $1.45, respectively.

Q:	How will the Business Combination affect the shares of the Company outstanding after the Business Combination?

A:

As a result of the Business Combination, including the PIPE Investment, the amount of shares of common stock outstanding will increase from 23,610,000 to approximately 94,127,000 (assuming that no public shares are redeemed). Additional shares of common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including: (1) issuance of shares of Class A common stock upon exercise of the public warrants and private placement warrants after the Business Combination, (2) pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex H and (3) shares that may be issuable 45 days after Closing to the Redeeming Holders pursuant to a Top-Up Payment, see “Certain

Relationships and Related Persons Transactions—PWP’s Related Party Transactions—Convertible Notes.” The issuance and sale of such shares could adversely impact the market price of our common stock, even if our business is doing well.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:

No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for PWP to access the U.S. public markets.

Q:	Will the management of PWP change in the Business Combination?

A:

We anticipate that all of the executive officers of PWP will remain with the post-business combination company. Additionally, Joseph R. Perella, Peter A. Weinberg, Robert K. Steel, Dietrich Becker, Andrew Bednar, Jorma Ollila, Ivan G. Seidenberg, Jane C. Sherburne and Daniel G. Cohen have each been nominated to serve as directors of the post-business combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 9—The Business Combination Director Election Proposal” and “Management After the Business Combination” for additional information.

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:

Yes. The PIPE Investors have agreed to purchase in the aggregate approximately 12,500,000 shares of Class A common stock, for approximately $125 million of gross proceeds, in the PIPE Investment, including $1.5 million subscribed by the Sponsor Related PIPE Investors, which may be increased by up to $23.5 million, for which they will receive a minimum of 150,000 and a maximum of 2.5 million shares of our Class A common stock. The PIPE Investment is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the Closing. See “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement.” The Company does not currently anticipate assuming any net indebtedness of PWP nor obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

The Business Combination Agreement is subject to the satisfaction or waiver of certain closing conditions, including, among others, (a) minimum Company Cash of $200,000,000; (b) approval of the Business Combination by the Company’s stockholders; (c) the lack of any Company Material Adverse Effect, Professionals Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; (d) the receipt of certain regulatory approvals (including of the Canadian Securities Regulators, IIROC, FINRA, the ACPR and the FSMA); (e) a minimum of $5,000,001 of net tangible assets of the Company following the exercise by the Company’s public stockholders of the redemption rights; and/or (f) the consummation of the PIPE Investment. PWP has obtained all required governance votes and all required constituent consents necessary to effect the Business Combination. For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement.”

Q:	When do you expect the Business Combination to be completed?

A:

It is currently expected that the Business Combination will be consummated in the first half of 2021. This date depends, among other things, on the approval of the proposals to be put to FTIV’s stockholders at the Special Meeting and certain regulatory approvals. However, such meeting could be adjourned if the Adjournment Proposal is adopted by FTIV’s stockholders at the

Special Meeting and FTIV elects to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting. For a description of the conditions for the completion of the Business Combination, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement.”

Q:	What happens if the Business Combination is not consummated?

A:

If FTIV is not able to complete the Business Combination with PWP by September 29, 2022 (or if such date is extended at a duly called meeting of stockholders, such later date) and is not able to complete another business combination by such date, FTIV will (1) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FTIV’s remaining stockholders and FTIV’s board of directors, dissolve and liquidate, subject in each case to FTIV’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Q:	How many votes do I have at the Special Meeting?

A:

Our Class A stockholders and Class B stockholders are entitled to one vote on each proposal, presented at the Special Meeting for each share of our common stock held of record as of                , 2021 the record date for the Special Meeting. As of the close of business on the record date, there were                  outstanding shares of our common stock (including                  shares of our Class B common stock).

Q:	Did FTIV’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

No. Neither the FTIV board of directors nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for PWP is fair to us from a financial point of view. Neither the FTIV board of directors nor any committee thereof obtained a third party valuation in connection with the Business Combination. In analyzing the Business Combination, the FTIV board of directors conducted due diligence on PWP and reviewed comparisons of selected financial data of PWP with certain of its peers in the industry and the financial terms set forth in the Business Combination Agreement. Based on the foregoing, the FTIV board of directors concluded that the Business Combination was in the best interest of FTIV’s stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal or any other proposal set forth herein. If you wish to exercise your redemption rights, see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the Existing Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Sponsor has agreed to waive its redemption rights in connection with the consummation of the Business Combination with respect to all of the shares of our common stock held by them in connection with the consummation of the Business Combination. Our shares of pre-transaction Class B common stock will be excluded from the pro rata calculation used to determine the per share redemption price.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time on                , 2021 (two business days before the Special Meeting), (x) submit a written request, which includes the name of the beneficial owner of the shares to be redeemed, to our transfer agent that we redeem your public shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through the Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the date of the Special Meeting. After the date of the Special Meeting, a demand for redemption may only be withdrawn with the Company’s written consent. If you deliver your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares to you (physically or electronically). You may make such request by contacting our transfer agent at the address listed under the question “Who can help answer my questions?” below.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:

No. Holders of outstanding units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If you hold your units through a broker, bank or other nominee, you must notify your broker, bank or other nominee that you elect to separate the units into the underlying public shares and warrants, or if you hold units registered in your own name, you must contact our transfer agent directly and instruct them to do so. You are requested to cause your public shares to be separated and delivered to our transfer agent, by 5:00 p.m., Eastern Time, on                , 2021 (two business days before the scheduled date of the Special Meeting) in order to exercise your redemption rights with respect to your public shares.

Q:	If I am a holder of warrants, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants or any shares of our common stock underlying our warrants.

Q:	Can the Sponsor redeem its founder shares in connection with consummation of the Business Combination?

A:

No. The Sponsor has agreed to waive its redemption rights in connection with the consummation of the Business Combination with respect to all of the founder shares in connection with the consummation of the Business Combination. Our shares of pre-transaction Class B common stock will be excluded from the pro rata calculation used to determine the per share redemption price.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. However, in no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:

Yes. Pursuant to the Existing Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Business Combination Agreement sets forth a condition providing for minimum Company Cash of $200,000,000, thereby limiting the maximum number of public shares that could be redeemed in connection with the Business Combination. If such condition is not met, and such condition is not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the Business Combination may not be consummated. Based on the amount of $230,005,861 in the trust account as of December 31, 2020, and taking into account the anticipated gross proceeds of approximately $125 million from the PIPE Investment, approximately 15.5 million public shares may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Business Combination Agreement. We refer to this as the “redemption scenario.”

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. Stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal or any other proposal set forth herein. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the Nasdaq.

Q:	Do I have appraisal rights in connection with the Business Combination?

A:	No. Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the Delaware General Corporation Law (the “DGCL”).

Q:	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:

Following the closing of the IPO, an amount equal to $230.0 million ($10.00 per unit) of the net proceeds from the IPO and the sale of the private placement warrants was placed in the trust account. As of December 31, 2020, funds in the trust account totaled $230,005,861. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Closing), (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Existing Certificate of Incorporation to modify the substance or timing of FTIV’s obligation to redeem 100% of its public shares if it does not complete its initial business combination by September 29, 2022; and (3) the redemption of all of the public shares if FTIV is unable to complete its initial business combination by September 29, 2022 (or if such date is extended at a duly called meeting of stockholders, such later date), subject to applicable law.

Upon consummation of the Business Combination, the funds deposited in the trust account will be released to pay holders of our public shares who properly exercise their redemption rights and then will be distributed to PWP OpCo for general corporate purposes of the combined company, which may include repayment of indebtedness.

Q:	What do I need to do now?

A:

Whether or not you plan to participate in the virtual Special Meeting, we urge you to read this proxy statement (including the Annexes) carefully, including the section entitled “Risk Factors,” and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q:	How do I vote?

A:

If you were a holder of record of our common stock on                , 2021, the record date for the Special Meeting, you may vote online during the Special Meeting or any adjournment thereof by accessing www.cstproxy.com/fintechacquisitioncorpiv/sm2021, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided in accordance with the instructions set forth on the enclosed proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly represented and voted at the Special Meeting. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to participate in the virtual Special Meeting and vote online during the Special Meeting, obtain a legal proxy from your broker, bank or other nominee and email a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com.

Q:	If my shares are held in “street name,” will my broker, bank or other nominee automatically vote my shares for me?

A:

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your broker, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe all of the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or other nominee will not vote your shares without your instruction. Your broker, bank or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker, bank or other nominee to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker, bank or other nominee on a particular proposal on which your broker, bank or other nominee does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with the Nasdaq Proposal, the Existing Director Election Proposal and the Business Combination Director Election Proposal, abstentions and broker non-votes will have no effect on the vote of each proposal. In connection with the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, abstentions will be counted as present and entitled to vote at the Special Meeting and will have the same effect as voting “AGAINST” the proposal, but broker non-votes will have no effect on the vote of each proposal. In connection with the Business Combination Proposal and the Charter Proposals, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

FTIV has fixed                , 2021 as the record date for the Special Meeting. If you were a stockholder of FTIV at the close of business on the record date, you are entitled to vote on matters that come before the Special Meeting. However, a stockholder may only vote his, her or its shares if he, she or it is present in person virtually or is represented by proxy at the Special Meeting.

Q:	What happens if I sell my shares of common stock before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of common stock after the applicable record date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting with respect to such shares but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:	How do I register to participate in the virtual Special Meeting?

A:	To register for the virtual Special Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock.

If your shares are registered in your name with our transfer agent and you wish to participate in the online-only virtual meeting, go to www.cstproxy.com/fintechacquisitioncorpiv/sm2021, enter the control number you received on your proxy card and click on “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial stockholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting our transfer agent, a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact our transfer agent at least five business days prior to the meeting date.

Q:	How do I access the virtual Special Meeting website?

A:

You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial stockholders who hold shares through a bank, broker or other nominee will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company’s contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

Q:	What constitutes a quorum at the Special Meeting?

A:

A quorum will be present at the Special Meeting if a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting is represented at the meeting by virtual attendance or by proxy. If a stockholder fails to vote his, her or its shares online during the Special Meeting or by proxy, or if a broker fails to vote online during the Special Meeting or by proxy shares held by it in nominee name, such shares will not be counted for the purposes of establishing a quorum. If a stockholder who holds his, her or its shares in “street name” through a bank, broker or other nominee fails to give voting instructions to such bank, broker or other nominee (a “broker non-vote”) on all of the proposals set forth in this proxy statement, such shares will not be counted for the purposes of establishing a quorum. An abstention from voting, shares represented at the Special Meeting by virtual attendance or by proxy but not voted on one or more proposals, or a broker non-vote, so long as the stockholder has given the bank, broker or other nominee voting instructions on at least one of the proposals in this proxy statement, will each count as present for the purposes of establishing a quorum. In the absence of a quorum, the chairman of the Special Meeting may adjourn the Special Meeting. As of the record date for the Special Meeting, the presence by virtual attendance or by proxy of                  shares of our common stock is required to achieve a quorum.

Q:	What vote is required to approve each proposal at the Special Meeting?

A:

The approval of each of the Business Combination Proposal and the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon at the Special Meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote online during the Special Meeting, an abstention from voting or a broker non-vote will each have the same effect as voting “AGAINST” the Business Combination Proposal and the Charter Proposals.

The approval of each of the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a stockholder’s failure to vote by proxy or an abstention from voting will each have the same effect as voting “AGAINST” such proposal, and a broker non-vote will have no effect on the vote for such proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on at the Special Meeting. Accordingly, an abstention from voting or a broker non-vote will have no effect on the outcome of the Nasdaq Proposal.

In order to be elected as a director as described in the Existing Director Election Proposal or the Business Combination Director Election Proposal, a nominee must receive a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting, which means that the nominees who receive the most votes are elected. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker non-vote or an abstention will have no effect on the outcome of the Existing Director Election Proposal or the Business Combination Director Election Proposal.

Q:	What are the recommendations of FTIV’s board of directors?

A:

FTIV’s board of directors believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of FTIV’s stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Classified Board Proposal, “FOR” the Charter Corporate Opportunity Proposal, “FOR” the Authorized Capital Stock Proposal, “FOR” the Class B Proposal, “FOR” the Charter Additional Amendments Proposal, “FOR” each of the director nominees set forth in the Existing Director Election Proposal and the Business Combination Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the French Sub-Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

The existence of financial and personal interests of one or more of FTIV’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of FTIV and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Business Combination Proposal— Interests of FTIV Directors and Officers in the Business Combination” for a further discussion of these considerations.

Q:	How will the initial stockholders and the Company’s directors and officers vote?

A:

In connection with our IPO, we entered into an agreement with each of our initial stockholders, our executive officers and our directors, pursuant to which they agreed to vote any shares of our common stock owned by them in favor of a proposed initial business combination. As of the date of this proxy statement, our initial stockholders, the Sponsor, owns approximately 26.9% of our issued and outstanding shares of common stock, including all of the founder shares. None of our initial stockholders, have entered into agreements, and are not currently in negotiations, to purchase or sell shares prior to the record date.

In addition, following the execution and delivery of the Business Combination Agreement, on December 29, 2020, the Sponsor entered into a Support Agreement with (i) us, (ii) PWP OpCo, PWP GP, Professional Partners and Professionals GP (collectively, the “PWP Entities”) and (iii) certain equity holders of the PWP entities (the “Support Agreement”), pursuant to which the parties thereto agreed to vote any shares of our common stock owned by them (representing as of the date hereof approximately 26.9% of the outstanding shares of our common stock) in favor of the Business Combination Proposal and other proposals described in this proxy statement and presented at the Special Meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our transfer agent at the address listed under “Who can help answer my questions?” below so that it is received by the transfer agent prior to the Special Meeting, or participate in the virtual Special Meeting and vote online during the Special Meeting. You also may revoke your proxy by sending a notice of revocation to Amanda Abrams by email at aabrams@cohenandcompany.com or in writing to FinTech Acquisition Corp. IV, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, or by telephone at (215) 701-9555, which must be received by Ms. Abrams prior to the Special Meeting.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented at the Special Meeting or any adjournment thereof.

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:

At the Special Meeting, if you abstain from voting with respect to a particular proposal, your shares will be counted as present for purposes of establishing a quorum. For purposes of approving the proposals, failure to vote or an abstention will each have the same effect as voting “AGAINST” each of the Business Combination Proposal, the Charter Proposals, the Incentive Plan Proposal, French Sub-Plan Proposal and the Adjournment Proposal. A failure to vote or an abstention will have no effect on the outcome of each of the Nasdaq Proposal, the Existing Director Election Proposal and the Business Combination Director Election Proposal.

Q:	If I am not going to participate in the virtual Special Meeting, should I return my proxy card instead?

A:

Yes. Whether you plan to participate in the virtual Special Meeting or not, please read this proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided in accordance with the instructions set forth on the enclosed proxy card.

Q:	What should I do with my stock certificates, warrant certificates or unit certificates?

A:	Our stockholders who exercise their redemption rights must deliver (either physically or electronically) their stock certificates to our transfer agent prior to the Special Meeting.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on                , 2021 (two business days before the scheduled date of the Special Meeting) in order for their shares to be redeemed.

Our warrant holders should not submit the certificates relating to their warrants. Public stockholders who do not elect to have their public shares redeemed for the pro rata share of the trust account should not submit the stock certificates relating to their public shares.

Q:	What should I do if I receive more than one set of voting materials?

A:

FTIV stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of our common stock.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

We will pay the cost of soliciting proxies for the Special Meeting. FTIV has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the Special Meeting. FTIV has agreed to pay Morrow a fee of $25,000, plus disbursements. FTIV will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. FTIV will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to beneficial owners of our common stock and in obtaining voting instructions from those owners. FTIV’s management team may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person virtually. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Daniel G. Cohen, Chief Executive Officer

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

Tel: (215) 701-9555

You may also contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Email: FTIV.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) prior to 5:00 p.m., Eastern Time, on                , 2021 (two business days before the Special Meeting) in order for your shares to be redeemed. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, NY 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

If you have other questions please contact:

Amanda Abrams

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Tel: (215) 701-9693

Email: aabrams@cohenandcompany.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the virtual Special Meeting, including the Business Combination, you should read this proxy statement, including the information set forth under the sections “Risk Factors,” “FTIV Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our and PWP’s historical consolidated financial statements and related notes and Annexes, in each case included elsewhere in this proxy statement. Some of the statements in this proxy statement constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise specified, all share amounts and share calculations: (i) assume no exercise of redemption rights by our public stockholders, (ii) assume that an aggregate of approximately 50.1 million shares of our Class B-1 common stock and Class B-2 common stock, with the Class B-1 common stock being owned by Professional Partners and the Class B-2 common stock being owned by ILPs, as part of the consideration for the Business Combination in connection with the Business Combination Agreement (after giving effect to expected redemptions of PWP OpCo units by certain electing ILPs and certain electing Legacy Partners), and (iii) do not include (a) any warrants or options to purchase our common stock that will be outstanding following the Business Combination, (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan or (c) any unvested RSUs (other than unvested RSUs that vest at Closing).

Parties to the Business Combination

FinTech Acquisition Corp. IV

We are a Delaware special purpose acquisition company formed in November 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Our publicly-traded Class A common stock, units and warrants are currently traded on The Nasdaq Capital Market under the symbols “FTIV,” “FTIVU” and “FTIVW.” We intend to apply to continue the listing of our Class A common stock and warrants on The Nasdaq Capital Market under the symbols “PWP” and “PWPPW,” respectively, upon the Closing. Following the Business Combination, we expect to change our name to Perella Weinberg Partners.

The mailing address of our principal executive office is 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

For additional information regarding the Company, see the section in this proxy statement entitled “Information about FTIV.”

PWP Holdings LP

PWP Holdings LP, a Delaware limited partnership operates an advisory business, as further described under the heading “Information about PWP”, that will become the operating partnership of Perella Weinberg Partners that holds its advisory business.

The mailing address of PWP Holdings LP’s principal executive office is 767 Fifth Avenue, New York, New York 10153, and its telephone number is (212) 287-3200.

The Business Combination Proposal

On December 30, 2020, the Company announced that it entered into the Business Combination Agreement, dated as of December 29, 2020, by and among the Company, the Sponsor, PWP OpCo, PWP GP, Professional Partners, and Professionals GP, pursuant to which, among other things, and subject to the terms and conditions contained in the Business Combination Agreement, the Company will acquire a minority partnership interest in PWP OpCo, Professional Partners and certain investor limited partners of PWP OpCo will together acquire a majority voting interest in the Company, and PWP OpCo will, following the Closing, serve as the Company’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure. In accordance with the terms and subject to the conditions of the Business Combination Agreement:

(i)

the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below, with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

(ii)	Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii)

the Company will issue to PWP OpCo, which will distribute (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing direct or indirect maintain ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners; and

(iv)

the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

The number of shares of our Class B-1 common stock that will be owned by Professional Partners and Class B-2 common stock that will be owned by certain ILPs, respectively, and therefore the percentage ownership of PWP OpCo by the Company, is not currently known, and will vary depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For further details, see “Proposal No. 1—The Business Combination Proposal.”

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A and you are encouraged to read it carefully and in its entirety.

Redemption Rights

Pursuant to our Existing Certificate of Incorporation, holders of our public shares may elect to have their shares redeemed for cash at a redemption price per share calculated in accordance with our

Existing Certificate of Incorporation. As of December 31, 2020, this would have amounted to approximately $10.00 per share. If a holder of public shares properly exercises his, her or its redemption rights, then such holder will be exchanging his, her or its shares of our common stock for cash and will no longer own such shares. See the section entitled “Special Meeting of FTIV Stockholders—Redemption Rights and Procedures” for the procedures to be followed if you wish to redeem your shares for cash and not continue to own our common stock following consummation of the Business Combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Neither the Business Combination will be consummated nor will any public shares be redeemed if public stockholders redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Any redemptions by our public stockholders will decrease the funds in the trust account available to us to consummate the Business Combination and related transactions.

Impact of the Business Combination on the Company’s Public Float

It is anticipated that, upon completion of the Business Combination, based upon the As Exchanged Class A Share Ownership Assumptions: (1) the Company’s public stockholders would own approximately 24.4% of our outstanding Class A common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) would own approximately 13.3% of our outstanding Class A common stock (assuming an issuance of 12,500,000 shares of Class A common stock); (3) the Sponsor and our other Initial Stockholders would own approximately 7.9% of our outstanding Class A common stock; (4) certain Working Partners would own approximately 1.1% of our outstanding Class A common stock (as a result of RSUs that vest at Closing); (5) Professional Partners would own approximately 48.5% of our outstanding Class A common stock; and (6) certain ILPs would own approximately 4.8% of our outstanding Class A common stock. If the actual facts are different from the As Exchanged Class A Share Ownership Assumptions, the above levels of ownership interest will be different.

See the sections entitled “Questions and Answers About the Proposals and the Special Meeting” and “Unaudited Pro Forma Condensed Combined Financial Information” for additional information.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our board of directors will consist of three classes of directors (Class I, Class II, and Class III) and will change in size from five to nine directors. Each of our incumbent directors, Betsy Z. Cohen, Brittain Ezzes, Madelyn Antoncic, Laura S. Kohn and Jan Rock Zubrow, have advised us that they will resign from our board of directors upon the Closing.

See the sections entitled “Proposal No. 9—The Business Combination Director Election Proposal” and “Management After the Business Combination” for additional information.

Regulatory Matters

Canada

Tudor, Pickering, Holt & Co. Securities—Canada, ULC (“TPH Canada”), an indirect, wholly-owned subsidiary of PWP OpCo, is registered as an investment dealer with the provincial securities regulators in the Canadian provinces of Alberta, British Columbia, Manitoba, Ontario, Québec and Saskatchewan (collectively, the “Canadian Securities Regulators”) and is a member of the IIROC. The Business Combination is accordingly subject to certain notice and approval requirements under Canadian securities legislation and the IIROC rules. On February 3, 2021, the Company and PWP OpCo submitted the required notices and applications for approval regarding the Business Combination to the Canadian Securities Regulators and IIROC. The Business Combination may not be completed until a notice of non-objection to, or approval of, the Business Combination is received from the Canadian Securities Regulators and IIROC approves the Business Combination.

FINRA

Perella Weinberg Partners’ two U.S. broker-dealer subsidiaries are subject to FINRA Rule 1017, which generally provides that FINRA approval must be sought in connection with any transaction resulting in a single person or entity acquiring or controlling, directly or indirectly, twenty-five percent (25%) or more of a FINRA member firm’s or its parent company’s equity for the first time. To the extent required, Perella Weinberg Partners’ two U.S. broker-dealer subsidiaries intend to seek FINRA’s approval under FINRA Rule 1017 in connection with the Business Combination.

France

Perella Weinberg Partners France, an indirect, wholly-owned subsidiary of PWP OpCo, is an investment firm regulated by the Autorité de Contrôle Prudentiel et de Résolution and by the Autorité des Marchés Financiers and is required to maintain a base capital requirement of €50,000.

Under the French Order (Arrêté) of December 4, 2017, relating to the approval and changes to the situation of investment firms (the “Order”), any person (including persons acting in concert within the meaning of Article L. 233-10 of the French Commercial Code) who intends to acquire or increase a “qualifying holding” (within the meaning of Article 6 of the Order) in an ACPR authorized investment firm must obtain the prior approval of the ACPR before doing so if certain conditions are met. The ACPR has sixty (60) working days (extendable once by up to another thirty (30) working days) after submission of a complete application to decide whether to approve the acquisition of, or increase in, control (the “ACPR Assessment Period”). If the ACPR has not determined the application within the ACPR Assessment Period then it is deemed to have approved the application.

Perella Weinberg Partners France is authorized and regulated by the ACPR in France. Consequently, any person acquiring or increasing a “qualifying holding” in Perella Weinberg Partners France must obtain the prior approval of the ACPR. The Business Combination is therefore subject to these requirements and may not be completed until the ACPR has approved, or is deemed to have approved, all the applications relating to the acquisition of a “qualifying holding.”

United Kingdom

Under the FSMA any person who intends to acquire or increase control (as described in the FSMA) of a U.K. Financial Conduct Authority (“FCA”) authorized firm must obtain the prior approval of the FCA before doing so. The FCA has sixty (60) working days (extendable once by up to another thirty (30) working days) after submission of a complete application to decide whether to approve the acquisition of, or increase in, control (the “FCA Assessment Period”). The FCA may approve an application unconditionally or subject to conditions or reject an application. If the FCA has not determined the application within the FCA Assessment Period then it is deemed to have approved the application. Acquiring or increasing control without the prior approval of the FCA is a criminal offence in the U.K. and the FCA can exercise a number of other powers where a person acquires or increases control without prior approval.

Perella Weinberg U.K. Limited is authorized and regulated by the FCA in the U.K. Consequently, any person acquiring or increasing control over Perella Weinberg U.K. Limited must obtain the prior approval of the FCA. The Business Combination is therefore subject to these requirements and may not be completed until the FCA has approved, or is deemed to have approved, the application to acquire control.

See the section entitled “Proposal No. 1—The Business Combination Proposal—Regulatory Matters” for more information.

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FTIV, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and PWP will be treated as the accounting acquirer. This determination was primarily based on PWP expecting to have a majority of the voting power of the post-combination company, PWP’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of PWP compared to FTIV, and PWP’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which PWP is issuing stock for the net assets of FTIV. The net assets of FTIV will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to Business Combination will be those of PWP.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Reasons for the Business Combination

Our board of directors has unanimously approved the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, has determined that the Business Combination Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and our stockholders, and unanimously recommends that our stockholders vote “FOR” the Business Combination Proposal. For a description of the reasons considered by our board of directors in deciding to recommend adoption of the Business Combination Agreement, see the sections entitled “Proposal No. 1—The Business Combination Proposal—Reasons for the Approval of the Business Combination” and “Proposal No. 1—The Business Combination Proposal—Recommendation of the Board.”

The Nasdaq Proposal

In connection with the Business Combination Proposal, and in order to allow us to complete the Business Combination, we are asking you to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of our issued and outstanding common stock and the resulting change of control in connection with the Business Combination. In addition, under Nasdaq Listing Rule 5635(d), prior stockholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock, and we are therefore asking you to approve the issuance of our shares of common stock in connection with the PIPE Investment. See the section entitled “Proposal No. 2—The Nasdaq Proposal” for more information.

The Charter Proposals

In connection with the Business Combination Proposal, and in order to allow us to complete the Business Combination, we are asking you to approve five separate Charter Proposals to amend and restate our Existing Certificate of Incorporation (subject to the terms and provisions of the Stockholders Agreement) to:

(i)	create an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes;

(ii)

provide that certain transactions are not “corporate opportunities” and that each of the partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of the Ownership Group are not subject to the doctrine of corporate opportunity, in each case, to the fullest extent permitted by law;

(iii)	increase the number of authorized shares of our capital stock;

(iv)	create additional classes of our common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share; and

(v)

provide for additional changes, principally including changing our name from “FinTech Acquisition Corp. IV” to “Perella Weinberg Partners” and removing provisions applicable to special purpose acquisition companies.

See the sections entitled “Proposal No. 3—The Charter Classified Board Proposal,” “Proposal No. 4—The Charter Corporate Opportunity Proposal,” “Proposal No. 5—The Authorized Capital Stock Proposal,” “Proposal No. 6—The Class B Stock Proposal” and “Proposal No. 7—The Charter Additional Amendments Proposal” for more information.

The Existing Director Election Proposal

We are asking you to consider and vote upon a proposal to elect Betsy Z. Cohen, Brittain Ezzes and Madelyn Antoncic to serve as Class I directors on our board of directors until the earlier of the Closing and the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death. See the section entitled “Proposal No. 8—The Existing Director Election Proposal” for more information.

The Business Combination Director Election Proposal

Each of the members of our board of directors intends to resign from our board of directors upon the Closing. We are asking you to consider and vote upon a proposal to elect, effective as of, and contingent upon, the Closing, Mr. Perella, Mr. Seidenberg and Mr. Cohen to serve as Class I directors, Mr. Ollila, Mr. Steel and Mr. Bednar to serve as Class II directors, and Mr. Weinberg, Ms. Sherburne and Mr. Becker to serve as Class III directors, on our board of directors in accordance with the proposed to-be-adopted Second Amended and Restated Certificate of Incorporation, until the 2022, 2023 and 2024 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death. See the section entitled “Proposal No. 9—The Business Combination Director Election Proposal” for more information.

The Incentive Plan Proposal

Our proposed Incentive Plan will be effective upon the Closing, subject to approval by our stockholders at the Special Meeting. Assuming no redemptions, the proposed Incentive Plan will initially reserve 24.17 million shares of our common stock for issuance in accordance with the plan terms, of which (i) 13.97 million shares, equal to 15% of the sum of the total number of outstanding shares of our common stock (which excludes RSUs) and the total number of outstanding PWP OpCo units as of the Closing will be generally available for issuance under the plan for the duration of the plan term and subject to an annual evergreen feature (the “General Share Reserve”) and (ii) 10.2 million shares, equal to approximately 10% of the sum of the total number of outstanding shares of our common stock (including, for this purpose only, these 10.2 million shares) and the total number of outstanding PWP OpCo units as of the Closing will be available for one year following the completion of the Business Combination for grants to be made pursuant to a transaction pool of long-term incentive awards to be established in connection with the Closing (the “Transaction Pool Share Reserve”). If the actual facts are different than this assumption, then fewer shares of our common stock will be reserved for issuance pursuant to the General Share Reserve. In addition, any Management Awards (as described in “Executive Compensation—Other Executive Compensation Elements—Transaction Pool Awards and Management Awards”) will be made out of the General Share Reserve and, as a result, fewer shares of our common stock will be available for future issuance pursuant to the General Share Reserve, subject to the annual evergreen feature. The Transaction Pool Share Reserve is fixed at 10.2 million shares. The purpose of the Incentive Plan is to provide eligible employees, directors and consultants the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to our growth and to align the economic interests of such persons with those of our stockholders. The summary of the Incentive Plan above is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached to this proxy statement as Annex H. You are encouraged to read the Incentive Plan in its entirety. See the section entitled “Proposal No. 10—The Incentive Plan Proposal” for more information.

The French Sub-Plan Proposal

Our proposed French Sub-Plan will be effective upon the Closing, subject to approval by our stockholders at the Special Meeting, and contingent upon approval by our stockholders of the Incentive Plan Proposal at the Special Meeting. Any shares of our common stock issued pursuant to the French Sub-Plan will reduce the shares of our common stock that will be reserved for issuance under the Incentive Plan. The purpose of the French Sub-Plan is to provide eligible recipients in France the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to our growth and to align the economic interests of such persons with those of our stockholders in a manner that qualifies for the favorable tax and social security regime available for share award plans in France. The summary of the French Sub-Plan above is qualified in its entirety by reference to the complete text of the French Sub-Plan, a copy of which is attached to this proxy statement as Annex I. You are encouraged to read the French Sub-Plan in its entirety. See the section entitled “Proposal No. 11—The French Sub-Plan Proposal” for more information.

The Adjournment Proposal

If there are insufficient votes for, or for any other reason in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal or the French Sub-Plan Proposal at the Special Meeting, the Adjournment Proposal allows us to adjourn the Special Meeting to a later date, if necessary, to permit further solicitation and vote of proxies. See the section entitled “Proposal No. 12—The Adjournment Proposal” for more information.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting is represented at the meeting by virtual attendance or by proxy. If a stockholder fails to vote his, her or its shares online during the Special Meeting or by proxy, or if a broker fails to vote online during the Special Meeting or by proxy shares held by it in nominee name, such shares will not be counted for the purposes of establishing a quorum. If a stockholder who holds his, her or its shares in “street name” through a bank, broker or other nominee fails to give voting instructions to such bank, broker or other nominee (a “broker non-vote”) on all of the proposals set forth in this proxy statement, such shares will not be counted for the purposes of establishing a quorum. An abstention from voting, shares represented at the Special Meeting by virtual attendance or by proxy but not voted on one or more proposals or the failure of a stockholder who holds his or her shares in “street name” through a bank, broker or other nominee to give voting instructions to such bank, broker or other nominee on one or more but less than all of the proposals set forth in this proxy statement (a “broker non-vote”) will each count as present for the purposes of establishing a quorum. As of the date of this proxy statement, our executive officers, directors and affiliates own approximately 26.9% of our outstanding shares of common stock. Our Sponsor has agreed to vote all of such shares in favor of the Business Combination Proposal and other proposals described in this proxy statement and presented at the Special Meeting.

The approval of each of the Business Combination Proposal and the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon at the Special Meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote online during the Special Meeting, an abstention from voting or a broker non-vote will each have the same effect as voting “AGAINST” the Business Combination Proposal and the Charter Proposals.

The approval of each of the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote online during the Special Meeting or an abstention from voting will each have the same effect as voting “AGAINST” such proposal, and a broker non-vote will have no effect on the vote for each proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on at the Special Meeting. Accordingly, an abstention from voting or a broker non-vote will have no effect on the outcome of the Nasdaq Proposal.

In order to be elected as a director as described in the Existing Director Election Proposal or the Business Combination Director Election Proposal, a nominee must receive a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting, which means that the nominees who receive the most votes are elected. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker non-vote or an abstention will have no effect on the outcome of the Existing Director Election Proposal and the Business Combination Director Election Proposal.

The Business Combination is conditioned on the approval of each of the following proposals, which we refer to collectively as the “Condition Precedent Proposals”: the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal, at the Special Meeting. The Condition Precedent Proposals are cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals. It is important for you to note that if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Incentive Plan Proposal or the French Sub-Plan Proposal is not approved by our stockholders, and we and PWP do not waive the applicable closing condition under the Business Combination Agreement, then the Business Combination will not be consummated. If we do not consummate the Business Combination and fail to complete an initial business combination by September 29, 2022 (or if such date is extended at a duly called meeting of stockholders, such later date), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation to the Company’s Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of FTIV and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

Interests of FTIV’s Directors and Officers in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

•

certain of our officers and directors, including Betsy Z. Cohen, Daniel G. Cohen, James J. McEntee, III, Laura S. Kohn, Jan Rock Zubrow, Madelyn Antoncic and Brittain Ezzes, have a direct or indirect economic interest in the Sponsor;

•	the Sponsor will hold our common stock following the Business Combination, subject to lock-up agreements;

•	the Sponsor will hold placement warrants to purchase shares of our common stock following the Business Combination, subject to a 30-day lock-up period provided for in the lock-up agreements;

•

the Sponsor paid an aggregate of $6,125,000 for its founder shares, placement shares and placement warrants and that such securities are expected to have a significantly higher value at the time of the Business Combination and will have little or no value if we do not complete the Business Combination;

•

the Sponsor has waived its redemption rights with respect to their founder shares, placement shares and public shares in connection with the Business Combination, and has waived its redemption and liquidation rights with respect to its founder shares and placement shares if we are unable to complete a business combination by our Business Combination Outside Date (as defined in the Business Combination Agreement);

•

if we are unable to complete a business combination by our Business Combination Outside Date, Cohen Sponsor Interests IV, LLC, the manager of the Sponsor, will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities to which we owe money for services rendered or contracted for or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account, and excluding any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•

the Sponsor has agreed to loan us funds in an amount up to $500,000 for working capital requirements and to finance transaction costs in connection with an initial business combination, and any amounts outstanding under this loan will not be repaid if we are unable to complete a business combination by our Business Combination Outside Date; and

•	the continued indemnification of our current directors and officers and the continuation of directors’ and officers’ liability insurance after the Business Combination.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the initial stockholders, our directors, officers and their respective affiliates may enter into agreements to purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or enter into transactions with such investors and others to provide them with incentives to acquire shares of our common stock or vote their shares in favor of the Business Combination Proposal. While the exact nature of any other incentive arrangements that may be entered into in the future has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by the initial stockholders for nominal value.

The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved and to decrease the likelihood that holders request redemption of public shares. Entering into any such arrangements may have a depressive effect on the price of our common stock. For example, if as a result of these arrangements an investor or holder purchases shares for nominal value, the investor or holder may be more likely to sell such shares immediately following the Closing for a price below market value.

If our initial stockholders, directors, officers or their respective affiliates effect any purchases of our common stock, such purchases may cause the Business Combination Proposal or any of the Condition Precedent Proposals to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert disproportionate influence over the approval of the Business Combination Proposal and other proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement, no such agreements to sell or purchase shares prior to the record date have been entered into with any such investor or holder. We will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that are not described in this proxy statement and that would affect the vote on the Business Combination Proposal.

Our independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The board concluded that the potential benefits that it expected us and our stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in our and our stockholders’ best interests.

See the section entitled “Certain Relationships and Related Persons Transactions—FTIV’s Related Party Transactions” for more information.

Interests of PWP Directors and Officers in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that PWP’s directors and executive officers may have interests in such proposal that are different from, or in addition to, your interests as a stockholder. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of PWP Directors and Officers in the Business Combination” for more information.

Risk Factors

In evaluating the proposals set forth in this proxy statement, whether or not you plan to participate in the virtual Special Meeting, we urge you to read this proxy statement (including the Annexes) carefully, including the section entitled “Risk Factors” beginning on page 57.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FTIV

The following table sets forth selected historical financial information derived from FTIV’s audited financial statements as of and for the years ended December 31, 2020 and 2019, which are included elsewhere in this proxy statement, and FTIV’s audited financial statements for the period from November 20, 2018 (inception) through December 31, 2018, which is not included in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “FTIV Management’s Discussion and Analysis of Financial Condition and Results of Operations” and FTIV’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Year Ended December 31, 2020	Year Ended December 31, 2019	For the Period from November 20, 2018 (inception) Through December 31, 2018
Statement of Operations Data:
Operating expenses	$1,025,138	$1,319	$977

Loss from operations	(1,025,138)	(1,319)	(977)
Other income
Interest income on marketable securities	5,681	—	—
Provision for income taxes	—	—	—

Net income (loss)	$(1,019,277)	$(1,319)	$(977)

Basic and diluted net (loss) income per share, Class A	$0.00	$0.00	$0.00
Weighted average shares outstanding, of Class A redeemable common stock	23,000,000	—	—
Basic and diluted net (loss) income per share, Class A and Class B	$0.14	$0.00	$0.00
Weighted average shares outstanding, of Class A and Class B non-redeemable common stock	7,280,219	6,870,000	6,870,000
Balance Sheet Data:
Cash	$1,158,934	$10,762	$—
Cash and marketable securities held in trust account	$230,005,861	$—	$—
Total assets	$231,440,619	$65,635	$172
Common stock subject to possible redemption	$215,847,631	$—	$—
Total stockholders’ equity	$5,000,005	$22,704	$(977)

SELECTED HISTORICAL FINANCIAL AND OTHER INFORMATION OF PWP

The selected historical financial and operating data of PWP is presented below as of the dates and for the periods indicated. The statements of operations data for the years ended December 31, 2020, 2019 and 2018 and the statements of financial condition data as of December 31, 2020 and 2019 have been derived from PWP’s audited historical consolidated financial statements included elsewhere in this proxy statement. The statement of operations data for the year ended December 31, 2017 and the statements of financial condition data as of December 31, 2018 and 2017 have been derived from PWP’s audited historical consolidated financial statements not included in this proxy statement.

PWP’s results for the years ended December 31, 2020, 2019, 2018 and 2017 and quarterly revenue information presented herein are not necessarily indicative of the results to be expected for any future periods.

The following selected financial and other data should be read together with “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PWP’s historical consolidated financial statements and related notes included elsewhere in this proxy statement.

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Statement of Operations Data
Revenues(1)(2)	$518,986	$533,297	$701,989	$418,443
Expenses
Compensation and benefits	374,332	349,819	477,606	279,055
Equity-based compensation	24,815	193,299	199,052	206,849

Total compensation and benefits	399,147	543,118	676,658	485,904
Non-compensation expenses	134,435	145,298	132,748	106,442
Total operating expenses	533,582	688,416	809,406	592,346
Operating income (loss)	(14,596)	(155,119)	(107,417)	(173,903)
Non-operating income (expenses)
Related party revenues	9,263	8,810	—	—
Other income (expense)	185	108	(634)	(1,796)
Interest expense	(15,741)	(15,395)	(15,164)	(15,429)

Total non-operating income (expenses)	(6,293)	(6,477)	(15,798)	(17,225)
Loss before income taxes	(20,889)	(161,596)	(123,215)	(191,128)
Income tax benefit (expense)	(3,453)	(2,423)	(2,542)	646

Net loss	$(24,342)	$(164,019)	$(125,757)	$(190,482)

Statement of Financial Condition Data (period end)
Total assets	$542,953	$524,845	$616,855	$391,610
Debt, net of unamortized debt discounts and issuance costs	146,965	153,001	139,615	136,389
Total liabilities	468,770	442,940	524,336	346,222
Total equity	74,183	81,905	92,519	45,388
Other Data and Metrics
Advisory professionals at period-end	395	402	371	347
Advisory Partners at period-end	54	54	46	43
Number of fee-paying clients during the period	175	179	197	187
Number of fee-paying clients $1 million or more during the period	99	100	105	94
Percentage of total revenues from top 10 transactions during the period	33%	39%	37%	32%

(1)

PWP OpCo was formed on November 30, 2016 in conjunction with a business combination (the “TPH Business Combination”) between NoCo A L.P., together with certain of its related entities, and Tudor, Pickering, Holt & Co., LLC (“TPH”). The results of the advisory business acquired in the TPH Business Combination are included in PWP’s consolidated financial results from November 30, 2016, the date of acquisition.

(2)

PWP’s revenues were $260.3 million, $356.1 million and $433.4 million for the years ended December 31, 2016, 2015 and 2014, respectively. These amounts were derived by combining the revenues in the audited financial statements of each of our broker-dealers (including TPH) for the 2016, 2015 and 2014 fiscal years, respectively, which are not included in this proxy statement.

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Advisory fees	$511,251	$524,126	$684,945	$409,284
Reimbursed expenses(1)	6,461	6,729	7,258	7,759
Co-advisor advisory fees(2)	1,274	2,442	9,786	1,400

Revenues	$518,986	$533,297	$701,989	$418,443

(1)	Reimbursed expenses include amounts reimbursed by PWP clients for collection of expenses.
(2)

Co-advisor advisory fees include amounts reimbursed by PWP’s clients for professional fees pursuant to certain co-advisory engagements incurred on their behalf. Certain of PWP’s advisory engagements are structured as co-advisory engagements whereby another company earns fees for providing advisory services to the client as well. In certain of these cases there is a single engagement letter whereby we are principal with the client and then separately contract with the co-advisor.

	Revenue by Quarter(1)
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	($ in thousands)
Revenues	$189,145	$122,844	$114,601	$92,396	$171,881	$169,795	$91,521	$100,100

(1)

Revenue information for each of the quarters in the years ended December 31, 2020 and 2019, have been derived from the books and records of PWP. Such quarterly revenue information has not been audited or reviewed in accordance with US generally accepted auditing standards.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with United States generally accepted accounting principles (“GAAP”), PWP monitors Adjusted total compensation and benefits, Adjusted non-compensation expense, Adjusted operating income (loss), Adjusted income (loss) before income taxes and Adjusted net income (loss), each of which is a non-GAAP measure, to manage its business, make planning decisions, evaluate its performance and allocate resources.

•

PWP defines “Adjusted total compensation and benefits” as total compensation and benefits excluding (i) equity-based compensation related to Professional Partners ownership which is not dilutive to investors in PWP or PWP OpCo, (ii) transaction-related compensation associated with initial public offering preparation and, prospectively, (iii) transaction-related compensation associated with the Business Combination.

•

PWP defines “Adjusted non-compensation expense” as non-compensation expense excluding (i) TPH Business Combination related expenses, (ii) expenses related to the PWP Separation, (iii) delayed offering cost expense and (iv) prospectively, transaction-related non-compensation expenses associated with the Business Combination.

•

PWP defines “Adjusted operating income (loss)” as operating income (loss) excluding (i) equity-based compensation related to Professional Partners ownership which is not dilutive to investors in PWP or PWP OpCo, (ii) transaction-related compensation associated with initial public offering preparation, (iii) TPH Business Combination related expenses, (iv) expenses related to the PWP Separation, (v) delayed offering cost expense and, prospectively, (vi) transaction-related compensation and non-compensation expenses associated with the Business Combination.

•

PWP defines “Adjusted income (loss) before income taxes” as income (loss) excluding income taxes before (i) equity-based compensation related to Professional Partners ownership which is not dilutive to investors in PWP or PWP OpCo, (ii) transaction-related compensation associated with initial public offering preparation, (iii) TPH Business Combination related expenses, (iv) expenses related to the PWP Separation, (v) delayed offering cost expense, (vi) amortization of debt costs, and, prospectively, (vii) transaction-related compensation and non-compensation-related expenses associated with the Business Combination.

•

PWP defines “Adjusted net income (loss)” as net income (loss) excluding after tax amounts for (i) equity-based compensation related to Professional Partners ownership which is not dilutive to investors in PWP or PWP OpCo, (ii) transaction-related compensation associated with initial public offering preparation, (iii) TPH Business Combination related expenses, (iv) expenses related to the PWP Separation, (v) delayed offering cost expense, (vi) amortization of debt costs, and, prospectively, (vii) transaction-related compensation associated with the Business Combination.

PWP believes that these non-GAAP financial measures are key financial indicators of its business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow PWP’s business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of its platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including total compensation and benefits, non-compensation expense, operating income (loss), income (loss) before taxes and net income (loss). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of PWP’s consolidated historical operating results, you should examine PWP’s non-GAAP financial measures in conjunction with PWP’s historical consolidated financial statements and notes thereto included elsewhere in this proxy statement.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of PWP’s financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measure, as presented below. For additional information regarding PWP’s non-GAAP financial measures see “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operation—Non-GAAP Financial Measures.”

	GAAP				Adjusted (non-GAAP)
	Year Ended December 31,
	2020	2019	2018	2017	2020	2019	2018	2017
	($ in thousands)
Total compensation and benefits(1)	$399,147	$543,118	$676,658	$485,904	$365,618	$349,224	$468,140	$279,055
Non-compensation expense(2)	$134,435	$145,298	$132,748	$106,442	$113,024	$134,561	$126,168	$99,255
Operating income (loss)(3)	$(14,596)	$(155,119)	$(107,417)	$(173,903)	$40,344	$49,512	$107,681	$40,133
Income (loss) before income taxes(4)	$(20,889)	$(161,596)	$(123,215)	$(191,128)	$38,015	$46,670	$95,166	$25,915
Net income (loss)(4)(5)	$(24,342)	$(164,019)	$(125,757)	$(190,482)	$34,562	$44,247	$92,624	$26,561

(1)

Reflects adjustments to remove $33.5 million, $193.9 million, $208.5 million and $206.8 million for the years ended December 31, 2020, 2019, 2018 and 2017, respectively, in the Adjusted non-GAAP presentation, for equity-based compensation which includes amortization of equity awards for Professional Partners ownership which is not dilutive to investors in PWP or PWP OpCo and public company transaction related incentives related to milestone events which were outside of the normal and recurring bonus process.

(2)

Reflects adjustments to remove $21.4 million, $10.7 million, $6.6 million and $7.2 million for the years ended December 31, 2020, 2019, 2018 and 2017, respectively, in the Adjusted non-GAAP presentation, for certain non-compensation expenses including business combination related expenses associated with the TPH Business Combination, expenses associated with the master separation agreement and the PWP Separation and delayed offering cost expense.

(3)

Reflects adjustments to remove $54.9 million, $204.6 million, $215.1 million and $214.0 million for the years ended December 31, 2020, 2019, 2018 and 2017, respectively, in the Adjusted non-GAAP presentation, for the items noted in (1) and (2) above.

(4)

Reflects adjustments to remove $58.9 million, $208.3 million, $218.4 million and $217.0 million for the years ended December 31, 2020, 2019, 2018 and 2017, respectively, in the Adjusted non-GAAP presentation, for the items noted in (1) and (2) above as well as amortization of debt costs composed of the amortization of debt discounts and issuance costs which is included in interest expense.

(5)	There is no significant income tax impact from these adjustments.

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Total compensation and benefits—GAAP	$399,147	$543,118	$676,658	$485,904
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	(24,815)	(193,299)	(199,052)	(206,849)
Public company transaction related incentives(2)	(8,714)	(595)	(9,466)	—
Adjusted total compensation and benefits	$365,618	$349,224	$468,140	$279,055

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Non-compensation expense—GAAP	$134,435	$145,298	$132,748	$106,442
TPH Business Combination related expenses(3)	(6,580)	(6,580)	(6,580)	(7,187)
Business separation related expenses(4)	—	(4,157)	—	—
Delayed offering cost expense(5)	(14,831)	—	—	—
Adjusted non-compensation expense(7)	$113,024	$134,561	$126,168	$99,255

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Operating loss—GAAP	$(14,596)	$(155,119)	$(107,417)	$(173,903)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	24,815	193,299	199,052	206,849
Public company transaction related incentives(2)	8,714	595	9,466	—
TPH Business Combination related expenses(3)	6,580	6,580	6,580	7,187
Business separation related expenses(4)	—	4,157	—	—
Delayed offering cost expense(5)	14,831	—	—	—
Adjusted operating income (loss)	$40,344	$49,512	$107,681	$40,133

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Non-operating income/(expense) —GAAP	$(6,293)	$(6,477)	$(15,798)	$(17,225)
Amortization of debt costs(6)	3,964	3,635	3,283	3,007
Adjusted non-operating income/(expense)	$(2,329)	$(2,842)	$(12,515)	$(14,218)

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Loss before income taxes—GAAP	$(20,889)	$(161,596)	$(123,215)	$(191,128)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	24,815	193,299	199,052	206,849
Public company transaction related incentives(2)	8,714	595	9,466	—
TPH Business Combination related expenses(3)	6,580	6,580	6,580	7,187
Business separation related expenses(4)	—	4,157	—	—
Delayed offering cost expense(5)	14,831	—	—	—
Amortization of debt costs(6)	3,964	3,635	3,283	3,007
Adjusted income (loss) before income taxes	$38,015	$46,670	$95,166	$25,915

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Income tax benefit (expense)—GAAP	$(3,453)	$(2,423)	$(2,542)	$646
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	—	—	—
Public company transaction related incentives(2)	—	—	—	—
TPH Business Combination related expenses(3)	—	—	—	—
Business separation related expenses(4)	—	—	—	—
Delayed offering cost expense(5)	—	—	—	—
Amortization of debt costs(6)	—	—	—	—
Adjusted Income tax benefit (expense)	$(3,453)	$(2,423)	$(2,542)	$646

	Year Ended December 31,
	2020	2019	2018	2017
	($ in thousands)
Net loss—GAAP	$(24,342)	$(164,019)	$(125,757)	$(190,482)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	24,815	193,299	199,052	206,849
Public company transaction related incentives(2)	8,714	595	9,466	—
TPH Business Combination related expenses(3)	6,580	6,580	6,580	7,187
Business separation related expenses(4)	—	4,157	—	—
Delayed offering cost expense(5)	14,831	—	—	—
Amortization of debt costs(6)	3,964	3,635	3,283	3,007
Adjusted net income (loss)(8)	$34,562	$44,247	$92,624	$26,561

Notes to GAAP Reconciliation of Adjusted Results:

(1)

Equity-based compensation not dilutive to investors includes amortization of equity awards relating to the re-vesting of certain partnership interests in connection with the 2016 TPH Business Combination and annual grants to certain partners.

(2)

Public company transaction related incentives represents discretionary bonus payments directly related to milestone events that are part of the proposed FTIV Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)	TPH Business Combination related expenses include charges associated with the TPH Business Combination such as intangible asset amortization, and in 2017, lease cancellation costs.
(4)	Business separation related expenses include charges associated with the PWP Separation.
(5)	Previously deferred offering costs that were expensed due to termination of the public company transaction process in May of 2020.
(6)	Amortization of debt costs is composed of the amortization of debt discounts and issuance costs which is included in interest expense.
(7)	See reconciliation below for the components of the consolidated statements of operations and comprehensive loss included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(8)	There is no significant income tax impact of the adjustments shown to these GAAP financial statement line items.

	Year Ended December 31, 2020
	GAAP	Adjustments		Adjusted
	($ in thousands)
Professional fees	$42,880	$(14,831	)(a)	$28,049
Technology and infrastructure	27,281	—		27,281
Rent and occupancy	27,958	—		27,958
Travel and related expenses	5,725	—		5,725
General, administrative and other expenses	15,060	—		15,060
Depreciation and amortization	15,531	(6,580	)(b)	8,951
Non-compensation expense	$134,435	$(21,411)		$113,024

	Year Ended December 31, 2019
	GAAP	Adjustments		Adjusted
	($ in thousands)
Professional fees	$39,265	(4,157	)(c)	$35,108
Technology and infrastructure	27,070	—		27,070
Rent and occupancy	27,802	—		27,802
Travel and related expenses	19,656	—		19,656
General, administrative and other expenses	15,653	—		15,653
Depreciation and amortization	15,852	(6,580	)(b)	9,272
Non-compensation expense	$145,298	$(10,737)		$134,561

	Year Ended December 31, 2018
	GAAP	Adjustments		Adjusted
	($ in thousands)
Professional fees	$37,118	—		$37,118
Technology and infrastructure	22,977	—		22,977
Rent and occupancy	20,922	—		20,922
Travel and related expenses	19,286	—		19,286
General, administrative and other expenses	16,130	—		16,130
Depreciation and amortization	16,315	(6,580	)(b)	9,735
Non-compensation expense	$132,748	$(6,580)		$126,168

	Year Ended December 31, 2017
	GAAP	Adjustments		Adjusted
	($ in thousands)
Professional fees	$20,160	—		$20,160
Technology and infrastructure	22,808	—		22,808
Rent and occupancy	20,217	—		20,217
Travel and related expenses	17,123	—		17,123
General, administrative and other expenses	9,633	(607	)(d)	9,026
Depreciation and amortization	16,501	(6,580	)(b)	9,921
Non-compensation expense	$106,442	$(7,187)		$99,255

(a)	Reflects an adjustment to exclude previously deferred offering costs that were expensed due to termination of the public company transaction process in May of 2020.
(b)	Reflects an adjustment to exclude the amortization of intangible assets related to the TPH Business Combination.
(c)	Reflects an adjustment to remove business separation related expenses including charges associated with the PWP Separation.
(d)	Reflects an adjustment to remove the charge to cancel TPH’s New York lease as a result of the TPH Business Combination.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the Business Combination and other transactions actually occurred on December 31, 2020 with respect to the selected unaudited pro forma condensed combined statement of financial condition and January 1, 2020 with respect to the selected unaudited pro forma condensed combined statements of operations and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The information below should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

	Year Ended December 31, 2020
	Combined Pro Forma
	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands, except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Revenues	$518,986	$518,986
Net Income (loss)	$(142,927)	$(143,294)
Net income (loss) attributable to noncontrolling interest	$(108,595)	$(119,294)
Net income (loss) attributable to Perella Weinberg Partners	$(34,332)	$(23,999)
Net income (loss) per Class A share:
Class A common stock—basic	$(0.77)	$(0.83)
Class A common stock—diluted	$(1.22)	$(1.26)
Weighted average shares outstanding, basic and diluted:
Class A common stock—basic	44,397,624	28,897,433
Class A common stock—diluted	94,541,319	89,957,433

	December 31, 2020
	Combined Pro Forma
	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands)
Selected Unaudited Pro Forma Condensed Combined Statement of Financial Condition Data
Total assets	$577,693	$505,721
Total liabilities	$345,297	$322,598
Total equity	$232,396	$183,123
Noncontrolling interest	$122,426	$125,526

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical equity ownership information for FTIV and unaudited pro forma condensed consolidated combined per share ownership information of FTIV after giving effect to the business combination, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This scenario assumes that no shares of FTIV are redeemed from the public stockholders (the “No Redemptions Scenario”).

•

Assuming Maximum Redemptions:    This scenario assumes that approximately 15.5 million shares of FTIV are redeemed, resulting in an aggregate payment of approximately $155.0 million out of the trust account. This redemption is the maximum allowable redemption whereby FTIV believes it will be able to satisfy the conditions in the Business Combination Agreement, including the condition that the Available Funds shall not be less than $200.0 million (the “Maximum Redemptions Scenario”).

The pro forma book value and net income (loss) per share information reflects the Business Combination and related transactions as if they had occurred on December 31, 2020 and January 1, 2020, respectively.

The historical information should be read in conjunction with the sections entitled “Selected Historical Consolidated Financial Information of FTIV” and “Selected Historical Financial Information of PWP” and the historical consolidated and combined financial statements of FTIV and PWP, respectively, and the related notes thereto included elsewhere in this proxy statement. The unaudited pro forma condensed consolidated combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination and related transactions had been completed as of the date indicated or will be realized upon the completion of the Business Combination and related transactions.

	PWP	FTIV	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Book value per share(1)	$—	$0.20	$2.46	$2.04
Basic net income (loss) per Class A common share, December 31, 2020	$—	$(0.00)	$(0.77)	$(0.83)
Diluted net income (loss) per Class A common share, December 31, 2020	$—	$(0.00)	$(1.22)	$(1.26)
Weighted average shares outstanding—basic, December 31, 2020	—	23,000,000	44,397,624	28,897,433
Weighted average shares outstanding—diluted, December 31, 2020	—	23,000,000	94,541,319	89,957,433

(1)	Book value per share equals total equity divided by weighted average Class A common stock outstanding – diluted.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the Annexes and the accompanying financial statements of the Company and PWP, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or PWP may face additional risks and uncertainties that are not presently known to us or PWP, or that we or PWP currently deems immaterial, which may also impair our or PWP’s business or financial condition.

Summary Risk Factors

The following is a summary of some of the risks and uncertainties that could materially adversely affect our business, financial condition and results of operations. You should read this summary together with the more detailed description of each risk factor contained below.

Risks Related to the Business of PWP

•

The scale, scope and duration of the impact of the COVID-19 pandemic on PWP’s business is unpredictable and depends on a number of factors outside of PWP’s control. PWP cannot reasonably predict the magnitude of the ultimate impact that COVID-19 will have on it and whether the impact may have a sustained adverse effect on PWP’s business, revenues, operating results and financial condition.

•	PWP’s future growth will depend on, among other things, its ability to successfully identify, recruit and develop talent and will require PWP to commit additional resources.

•

PWP’s inability to successfully identify, consummate and integrate strategic transactions such as joint ventures, strategic investments and acquisitions may result in additional risks and uncertainties in its business.

•	Changing market conditions can adversely affect PWP’s business in many ways, including by reducing the volume of the transactions involving PWP’s business, which could materially reduce its revenue.

•

PWP’s revenue in any given period is dependent on the number of fee-paying clients in such period, and a significant reduction in the number of fee-paying clients in any given period could reduce PWP’s revenue and adversely affect its operating results in such period.

•	PWP has recorded operating losses in the past and may experience operating losses in the future.

•	PWP’s ability to retain Working Partners and key employees is critical to the success of its business.

•

Substantially all of PWP’s revenue is derived from advisory fees, including fees that are largely contingent upon the completion of events which may be out of its control, such as the completion of a transaction and, as a result, PWP’s revenue and profits are highly volatile on a quarterly basis.

•	PWP’s engagements are often singular in nature and do not provide for subsequent engagements, which could cause its revenues to fluctuate materially from period to period.

•	PWP’s clients may be unable to pay PWP for its services.

•

If the number of debt defaults, bankruptcies or other factors affecting demand for PWP’s recapitalization and restructuring advisory services declines, PWP’s recapitalization and restructuring business could suffer.

•	PWP’s failure to deal appropriately with actual, potential or perceived conflicts of interest could damage its reputation and materially adversely affect its business.

•

Employee misconduct, which is difficult to detect and deter, and other labor-related issues could harm PWP by impairing its ability to attract and retain clients and by subjecting PWP to legal liability and reputational harm.

•

PWP faces strong competition from other financial advisory firms, many of which have the ability to offer clients a wider range of products and services than those PWP can offer, which could cause PWP to lose engagements to competitors, fail to win advisory mandates and subject PWP to pricing pressures that could materially adversely affect its revenue and profitability.

•

PWP may be subject to restrictions in a credit agreement governing a revolving credit facility, which may impair its ability to finance its future operations or capital needs or engage in other business activities that may be in its interests.

Risks Related to Perella Weinberg Partners’ Organizational Structure

•

Perella Weinberg Partners’ only material assets after the completion of the Business Combination will be its partnership interests in PWP OpCo and its equity interest in the general partner of PWP OpCo, PWP GP, and Perella Weinberg Partners is accordingly dependent upon distributions from PWP OpCo to pay dividends, taxes, payments under the Tax Receivable Agreement and pay other expenses.

•

Under the Tax Receivable Agreement, Perella Weinberg Partners will be required to pay its ILPs and/or its Limited Partners for certain tax benefits it may claim as a result of the tax basis step-up Perella Weinberg Partners receives in connection with the Business Combination and related transactions, including subsequent exchanges of PWP OpCo Class A partnership units for cash or Perella Weinberg Partners Class A common stock, and as a result of payments under the Tax Receivable Agreement. In certain circumstances, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual tax benefits Perella Weinberg Partners realizes.

•

PWP OpCo may make distributions of cash to Perella Weinberg Partners substantially in excess of the amounts Perella Weinberg Partners uses to make distributions to its shareholders and to pay its expenses (including its taxes and payments under the Tax Receivable Agreement). To the extent Perella Weinberg Partners does not distribute such excess cash as dividends on Perella Weinberg Partners Class A common stock, the holders of PWP OpCo Class A partnership units would benefit from any value attributable to such cash as a result of their ownership of Perella Weinberg Partners Class A common stock or receipt of equivalent cash amount upon a redemption or exchange of their Class A partnership units.

•

If Perella Weinberg Partners were deemed an “investment company” under the Investment Company Act of 1940 as a result of its ownership of PWP OpCo, applicable restrictions could make it impractical for Perella Weinberg Partners to continue our business as contemplated and could have a material adverse effect on its business.

•

PWP OpCo and PWP Capital Holdings LP, a Delaware limited partnership (“PWP Capital”) have entered into various arrangements, including a master separation agreement, which contain cross-indemnification obligations of Perella Weinberg Partners and PWP Capital.

•	Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation could prevent it from benefiting from corporate opportunities that might have otherwise been available to it.

•

If PWP OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Perella Weinberg Partners and PWP OpCo could be subject to potentially significant tax inefficiencies, and Perella Weinberg Partners would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

•

The use of certain of Perella Weinberg Partners’ licensed trademarks by PWP Capital and its subsidiaries may expose Perella Weinberg Partners to reputational harm that could adversely affect its business should they take actions that damage the brand name.

Risks Related to FTIV and the Business Combination

•

Our initial stockholders, directors and officers may have a conflict of interest in determining to pursue our business combination with PWP, since certain of their interests are different from or in addition to (and may conflict with) the interests of our public stockholders, and such interests may have influenced their decisions to approve the Business Combination and recommend that our stockholders approve the Business Combination Proposal.

•	Neither the FTIV board of directors nor any committee thereof obtained a third party valuation in determining whether or not to pursue the Business Combination.

•

Nasdaq may not list our securities on its exchange, and, if they are listed, we may be unable to satisfy listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

•	We will incur significant costs and obligations as a result of being a public company.

•	As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

•	We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.

•	If the combined company’s performance following the Business Combination does not meet market expectations, the price of our securities may decline.

•	PWP is a private company and as such little information is publicly available regarding PWP. This may result in the Business Combination not being as profitable as we expect, or at all.

•	Even if we consummate the Business Combination, the public warrants may never be in the money, and they may expire worthless.

•

Warrants to purchase our common stock will become exercisable following the Business Combination, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

•

Our stockholders will experience immediate dilution due to the issuance of common stock to the PWP stockholders as consideration in the Business Combination. Having a minority share position likely reduces the influence that our current stockholders have on the management of the combined company.

•

If we are unable to complete the Business Combination with PWP or another business combination by our Business Combination Outside Date, we will cease all operations except for the purpose of winding up our affairs, redeem our outstanding public shares and dissolve and liquidate. In such event, third parties may bring claims against us and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by our stockholders could be less than $10.00 per share.

•

Our directors may decide not to enforce the indemnification obligations of Cohen Sponsor Interests IV, LLC, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

•	Control of Perella Weinberg Partners by Professional Partners may give rise to actual or perceived conflicts of interest with the Partners who manage Professional Partners.

•

Upon consummation of the Business Combination, Perella Weinberg Partners will be a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

•

The historical consolidated and unaudited pro forma financial information in this proxy statement is not representative of the results Perella Weinberg Partners would have achieved as a stand-alone public company and may not permit you to predict its future results.

•	The market price of Perella Weinberg Partners Class A common stock may be volatile, which could cause the value of your investment to decline.

•

Anti-takeover provisions in Perella Weinberg Partners’ charter documents and Delaware law, as well as the rules of FINRA, the FCA, the Alberta Commission, IIROC, ACPR and other U.S. or foreign governmental regulatory authorities or self-regulatory organizations, could delay or prevent a change in control.

•

Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will provide that, unless Perella Weinberg Partners consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder limitation matters, which could discourage stockholder lawsuits or limit our stockholders’ ability to bring a claim in any judicial forum that they find favorable for disputes with Perella Weinberg Partners or its officers and directors.

Risks Related to the Redemption

•

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising redemption rights with respect to more than 15% of the public shares.

•	A stockholder’s decision as to whether to redeem his, her, or its shares for a pro rata portion of the trust account may not put the stockholder in a better future economic position.

•

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the funds held in our trust account.

Risks Related to the Business of PWP

The following risk factors apply to the business and operations of PWP and will also apply to the business and operations of Perella Weinberg Partners. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the

Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of Perella Weinberg Partners. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of PWP prior to the consummation of the Business Combination, and Perella Weinberg Partners following the consummation of the Business Combination.

The scale, scope and duration of the impact of the COVID-19 pandemic on our business is unpredictable and depends on a number of factors outside of our control. We cannot reasonably predict the magnitude of the ultimate impact that COVID-19 will have on us and whether the impact may have a sustained adverse effect on our business, revenues, operating results and financial condition.

COVID-19 has created global economic disruption and uncertainty. COVID-19 has adversely impacted our business and is expected to continue to have a significant and adverse effect on our business, revenues and operating results in the short term. Additionally, the prolonged impact of COVID-19 could heighten the impact of one or more of the other risk factors described herein.

As a financial services firm, we are materially affected by conditions in the global financial markets and economic conditions throughout the world. During periods of unfavorable market or economic conditions, including current market conditions, the volume and value of M&A and capital markets transactions may decrease, thereby reducing the demand for our M&A and capital markets advisory services and increasing price competition among financial services companies seeking such engagements. Starting in March 2020, fewer new M&A transactions have launched due to market volatility and uncertainty caused by COVID-19. Our M&A revenues have been and are expected to continue to be adversely affected by such reduction in the volume or value of such advisory transactions. Further, in the period following an economic downturn, the volume and value of M&A and capital markets transactions typically take time to recover and lag a recovery in market and economic conditions. While we anticipate that our advisory business will see increased activity due to the substantial impairment of global financial markets and economic conditions, it is uncertain as to whether this increase will produce revenues equal to those lost in our advisory business. In addition, historically, the transition from an environment in which there is strong M&A and capital markets activity to one in which there is strong financial restructuring activity does not happen at once. Therefore, our overall revenues are likely to be reduced for some period before (if it occurs at all) we realize substantial revenues from our advisory business. As such, our profitability is expected to be adversely affected in the short term due to COVID-19 and may be impacted for a sustained period if we determine not to, or are unable to, scale back fixed and other costs within a time frame sufficient to match decreases in revenue relating to changes in market and economic conditions. We believe COVID-19’s adverse impact will also be significantly driven by other factors that are beyond our control, including, for example: the timing, scope, and effectiveness of additional governmental responses to the pandemic; medical advancements providing vaccinations for the novel coronavirus and treatments for the medical conditions caused by the virus, the timing and speed of economic recovery; the impact on our clients’ willingness to transact in a sustained uncertain environment; and the continued unpredictable impacts on public health and economic activity as the pandemic continues.

Our business (from both a marketing and execution perspective) depends to a large degree on our financial staff meeting in person with potential and engaged clients, potential and actual counterparties to our clients involved in transactions, and other parties in interest. The travel restrictions and social distancing requirements that have been put in place as a result of COVID-19 have greatly diminished our current ability to travel and attend events and meetings in person. While, during the COVID-19 pandemic, we have successfully conducted meetings using technology, our ability to generate and conduct business may have been adversely impacted.

We have implemented various initiatives to reduce the impact of COVID-19 on our firm and our people, such as employees working remotely from home, while also seeking to maintain business continuity. We face various cybersecurity and other operational risks related to our business on a day to day basis, which may be heightened by COVID-19. We rely heavily on financial, accounting, communication, and other information technology systems, including, without limitation, cloud based storage systems, and the people who operate them. These systems, including the systems of third parties on whom we rely, may experience a disruption as a result of COVID-19 or increased cybersecurity threats. If we were unable to timely and successfully recover from such a disruption, our business could be materially impacted and such a disruption could cause material financial loss, regulatory actions, reputational harm or legal liability. An extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic. COVID-19 presents a threat to our employees’ well-being. While we have implemented a business continuity plan to protect the health of our employees, such plans cannot anticipate all scenarios, and we may experience a potential loss of productivity.

We remain subject to the risks of future pandemics, which could result in challenges to our business that are similar to, or in excess of, those posed by COVID-19.

Our future growth will depend on, among other things, our ability to successfully identify, recruit and develop talent and will require us to commit additional resources.

We have experienced significant growth over the past several years, which may be difficult to sustain at the same rate. In addition, our business involves the delivery of professional services and is largely dependent on the talents and efforts of highly skilled individuals. Accordingly, our future growth will depend on, among other things, our ability to successfully identify and recruit individuals to join our firm. It typically takes time for these professionals to become profitable and effective. During that time, we may incur significant expenses and expend significant time and resources toward training, integration and business development aimed at developing this new talent. If we are unable to recruit and develop such professionals, we will not be able to implement our growth strategy and our financial results could be materially adversely affected.

In addition, sustaining growth will require us to commit additional management, operational and financial resources and to maintain appropriate operational and financial systems to adequately support expansion, especially in instances when we open new offices that may require additional resources before they become profitable. See “Risks Related to the Business of PWP—Our growth strategy may involve opening or acquiring new offices and/or expanding, both domestically and internationally, and could involve hiring new Limited Partners and other senior professionals for these offices, which would require substantial investment by us and could materially adversely affect our operating results.” There can be no assurance that we will be able to manage our expanding operations effectively, and any failure to do so could materially adversely affect our ability to grow revenue and control our expenses.

Furthermore, we have grown, and in the future we may continue to grow, by strategic investment or acquisition, which would expose us to numerous risks and uncertainties similar to those of hiring and developing our current professionals. Additionally, there are challenges related to integrating a large number of personnel into our global organization and ensuring a proper cultural fit. Management and other existing personnel have spent, and may in the future spend, considerable time and resources working to integrate any acquired business or strategic investment, which may distract them from other business operations.

Our inability to successfully identify, consummate and integrate strategic transactions such as joint ventures, strategic investments and acquisitions may result in additional risks and uncertainties in our business.

In addition to recruiting and internal promotions, we may grow our business through strategic transactions, including joint ventures, strategic investments or acquisitions.

We regularly evaluate opportunities to acquire other businesses. Unless and until acquisitions of other businesses generate meaningful revenues, the purchase prices or consideration we pay to acquire such businesses could have a material adverse effect on our business, financial condition and results of operations. If we acquire a business, we may be unable to manage it profitably or successfully integrate its operations with our own. Additionally, acquisitions may have “earn-out” provisions that could result in large costs after the closing of the acquisition, some or all of which could be dilutive of the holders of Perella Weinberg Partners Class A common stock. Moreover, we may be unable to realize the financial, operational, and other benefits we anticipate from acquisitions. Competition for future acquisition opportunities in our markets could increase the price we pay for businesses we acquire and could reduce the number of potential acquisition targets. Further, acquisitions may involve a number of special financial and business risks, including expenses related to any potential acquisition from which we may withdraw; diversion of our management’s time, attention, and resources; decreased utilization during the integration process; loss of key acquired personnel; difficulties in integrating diverse corporate cultures; increased costs to improve or integrate personnel and financial, accounting, technology and other systems, including compliance with the Sarbanes-Oxley Act of 2002; dilutive issuances of equity securities, including convertible debt securities; the assumption of legal liabilities; amortization of acquired intangible assets; potential write-offs related to the impairment of goodwill and additional conflicts of interest. In addition, our clients may react unfavorably to our acquisition, growth and joint venture strategies, and disagreements between us and any joint-venture partners may negatively impact our business and profitability. If we are unable to successfully manage these risks, we will not be able to implement our growth strategy, which could ultimately materially adversely affect our business, financial condition and results of operations.

In the case of any joint ventures and strategic investments, we are subject to additional risks and uncertainties relating to governance and controls, in that we may be dependent upon personnel, controls and systems, including management of the business by third parties, and subject to liability, losses or reputational damage relating to such personnel, controls and systems and the management decisions of third parties that are not under our control. In the event we make further strategic investments or acquisitions, we would face numerous risks and would be presented with financial, managerial and operational challenges, including the difficulty of integrating personnel, financial, accounting, technology and other systems and management controls.

Changing market conditions can adversely affect our business in many ways, including by reducing the volume of the transactions involving our business, which could materially reduce our revenue.

As a financial services firm, we are materially affected by conditions in the global financial markets and economic conditions throughout the world. Financial markets and economic conditions can be negatively impacted by many factors beyond our control, such as the inability to access credit markets, rising interest rates or inflation, pandemic, terrorism, political uncertainty, uncertainty in U.S. federal fiscal, monetary, tax or regulatory policy and the fiscal, monetary, tax or regulatory policy of foreign governments and the timing and nature of such reform. For example, our revenue is related to the volume and value of the transactions in which we are involved. During periods of unfavorable market or economic conditions, the volume and value of M&A transactions may decrease, thereby reducing the demand for our M&A advisory services and increasing price competition among financial services companies seeking such engagements. We may face a similar reduction in demand for our M&A services when the prices of certain commodities, including oil, remain suppressed or experience volatility for an extended period of time. In addition, during periods of strong market and economic conditions, the volume and value of recapitalization and restructuring transactions may decrease, thereby reducing demand for our recapitalization and restructuring advisory services and increasing price competition among financial services companies seeking such engagements. Our results of operations could be adversely affected by any such reduction in the volume or value of such advisory transactions. Revenue improvements in our M&A practice in strong economic conditions could be offset in whole or in part by any related revenue declines in our restructuring practice. Further, in the period following an economic downturn, the volume and value of M&A transactions typically take time to recover and lag a recovery in market and economic conditions. These trends are cyclical in nature and subject to periodic reversal.

Furthermore, rapid increases in equity valuations and market volatility can negatively impact M&A activity. Our clients engaging in M&A transactions often rely on access to the credit and/or equity markets to finance such transactions. The uncertain availability of credit and the volatility of equity markets can adversely affect the size, volume, timing and ability of our clients to successfully complete M&A transactions and adversely affect our advisory business. Market volatility also affects our clients’ ability and willingness to engage in stock-for-stock transactions.

Changes in market and economic conditions can also impact other aspects of our business in different ways. For example, our profitability may be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions. While we operate in North America, Europe and the Middle East, our operations in the United States have historically provided most of our revenues and earnings. Consequently, our revenues and profitability are particularly affected by market conditions in the United States.

Our revenue in any given period is dependent on the number of fee-paying clients in such period, and a significant reduction in the number of fee-paying clients in any given period could reduce our revenue and adversely affect our operating results in such period.

Our revenue in any given period is dependent on the number of fee-paying clients in such period. For the year ended December 31, 2020 we earned revenues from 175 advisory clients, 99 of which generated fees equal to or greater than $1 million. For the year ended December 31, 2019 we earned revenues from 179 advisory clients, 100 of which generated fees equal to or greater than $1 million. For the year ended December 31, 2018 we earned revenues from 197 advisory clients, 105 of which generated fees equal to or greater than $1 million. For the year ended December 31, 2017 we earned revenues from 187 advisory clients, 94 of which generated fees equal to or greater than $1 million. We may lose clients as a result of the sale or merger of a client, a change in a client’s senior management, competition from other financial advisors and financial institutions and other causes. A significant reduction in the number of fee-paying clients in any given period could reduce our revenue and adversely affect our operating results for such period. There was no individual client that accounted for more than 10% of aggregate revenues for the years ended December 31, 2020, 2019, 2018 and 2017.

In addition, the composition of the group comprising our largest clients varies significantly from year to year, and a relatively small number of clients may account for a significant portion of our revenues in any given period. As a result, our business, financial condition, results of operations and liquidity may be significantly affected by the loss of a relatively small number of mandates or the failure of a relatively small number of assignments to be completed.

We have recorded operating losses in the past and may experience operating losses in the future.

For the years ended December 31, 2020, 2019 and 2018, we recorded operating losses of $14.6 million, $155.1 million and $107.4 million, respectively. These operating losses have been largely due to the equity-based compensation awards granted by Professional Partners, which have no economic impact on PWP or PWP OpCo. The vesting of equity awards granted in connection with the Transaction will be recorded as equity-based compensation expense at PWP OpCo for GAAP accounting purposes. We need to continue to compensate personnel competitively in order to continue building our business and as a result, may continue to experience operating losses in future periods.

Our ability to retain Working Partners and key employees is critical to the success of our business.

Our future success depends to a substantial degree on our ability to retain qualified professionals within our organization, including our Working Partners. However, we may not be successful in our efforts to retain the required personnel as the market for qualified advisory professionals is extremely competitive. Working Partners and other senior professionals have left us in the past and others may do so in the future. Loss of key employees may occur due to perceived opportunity for promotion, compensation levels, work environment, retirement or the pursuit of philanthropic, civic or similar service opportunities, or other individualized reasons, some of which may be beyond our control. Our senior personnel possess substantial experience and expertise and have strong relationships with our advisory clients. As a result, the loss of these professionals could jeopardize our relationships with clients and result in the loss of client engagements. For example, if any of our Working Partners or other senior professionals, including our executive officers, or groups of professionals, were to join or form a competing firm, some of our current clients could choose to use the services of that competitor rather than our services. There is no guarantee that our compensation and non-competition arrangements with our Working Partners provide sufficient incentives or protections to prevent our Working Partners from resigning to compete with our Company or join our competitors. For instance, we are currently the plaintiff in a litigation involving certain former Working Partners and a former employee as defendants, in which the defendants allegedly entered into a scheme to lift out our entire restructuring group to form a new competing firm that they were secretly forming in breach of their contractual and fiduciary duties to our Company. See “Information about PWP—Legal Proceedings.” In addition, some of our competitors have more resources than we do, which may allow them to attract some of our existing employees through higher compensation, promotions or otherwise. The departure of a number of Working Partners or groups of professionals could have a material adverse effect on our business and our profitability.

Substantially all of our revenue is derived from advisory fees, including fees that are largely contingent upon the completion of events which may be out of our control, such as the completion of a transaction and, as a result, our revenue and profits are highly volatile on a quarterly basis.

Our revenue and profits can be highly volatile. Unlike diversified investment banks, which generate revenues from commercial lending, securities trading and retail banking, or other advisory firms, which have asset management and other recurring revenue businesses, our generation of revenues from sources other than advisory fees is minimal. Our advisory fees are generally derived from a limited number of engagements that generate significant fees contingent on key transaction milestones, the timing and conditions of which are outside of our control. We expect that we will continue to rely on advisory fees for most of our revenue for the foreseeable future. Accordingly, a decline in our advisory engagements or the market for advisory services would adversely affect our business. In addition, our financial results will likely fluctuate from quarter to quarter based on the timing of when fees are earned, and high levels of revenue in one quarter will not necessarily be predictive of continued high levels of revenue in future periods. In some cases, for advisory engagements that do not result in the successful consummation of a transaction, we are not paid a fee other than the reimbursement of certain out-of-pocket expenses and, in some cases, a retainer, despite having devoted considerable resources to these transactions.

Because we lack other, more stable, sources of revenue which could moderate some of the volatility in our advisory revenue, we may experience greater variations in our revenue and profits than other larger, more diversified competitors in the financial services industry. Should our contingent fee arrangements represent a greater percentage of our business in the future, we may experience increased volatility in our working capital requirements and greater variations in our quarter-to-quarter results.

Because in many cases revenues are not recognized until the successful consummation of the underlying transaction, our revenue is highly dependent on market conditions and the decisions and actions of our clients, interested third parties and governmental authorities. For example, we may be engaged by a client in connection with a sale or divestiture, but the transaction may not occur or be consummated because, among other things, anticipated bidders may not materialize, no bidder is prepared to pay our client’s price or because our client’s business experiences unexpected operating or financial problems. We may be engaged by a client in connection with an acquisition, but the transaction may not occur or be consummated for a number of reasons, including because our client may not be the winning bidder, failure to agree upon final terms with the counterparty, failure to obtain necessary regulatory consents or board or stockholder approvals, failure to secure necessary financing, adverse market conditions or because the target’s business experiences unexpected operating or financial problems. Additionally, a client may not receive bids acceptable to it in connection with a restructuring transaction or may not be able to restructure its operations or indebtedness due to a failure to reach an agreement with its principal creditors or the court. In such circumstances, we often do not receive advisory fees, despite having devoted considerable resources to these transactions.

Our engagements are often singular in nature and do not provide for subsequent engagements, which could cause our revenues to fluctuate materially from period to period.

We operate in a highly-competitive environment where our clients generally retain us on a non-exclusive, short-term, engagement-by-engagement basis in connection with specific transactions or projects, rather than under long-term contracts covering potential additional future services. As these transactions and projects are often singular in nature and subject to intense competition, we must seek out new engagements when our current engagements are successfully completed or terminated. As a result, high activity levels in any period are not indicative of high activity levels in the next-succeeding or any future period, and the successful completion of a previous engagement does not guarantee that we will be engaged by the same client in the future on the same terms or at all.

Our clients may be unable to pay us for our services.

We face the risk that our clients may not have the financial resources to pay our agreed-upon advisory fees, including in the bankruptcy or insolvency context. Further, our clients include companies that have had and may from time to time encounter financial difficulties. If a client’s financial difficulties become severe, the client may be unwilling or unable to pay our invoices in the ordinary course of business, which could adversely affect collections of both our accounts receivable and unbilled services. On occasion, some of our clients have entered bankruptcy, which has prevented us from collecting amounts owed to us. The bankruptcy of a number of our clients who, in the aggregate, owe us substantial accounts receivable could have a material adverse effect on our business, financial condition and results of operations. In addition, if a client declares bankruptcy after paying us certain invoices, courts may determine that we are not properly entitled to those payments and may require repayment of some or all of the amounts we received, which could adversely affect our business, financial condition and results of operations. Further, some fees earned from certain activities in our restructuring business are subject to approval by the U.S. Bankruptcy Courts and other interested parties which have the ability to challenge the payment of such fees. Fees earned and reflected in our revenue may from time to time be subject to successful challenges, which could result in a reduction of revenue. Certain clients may, due to changes in senior personnel, ownership or otherwise, also be unwilling to pay our advisory fees in whole or in part, in which case we may have to incur significant costs to bring legal action to enforce our engagement agreements to obtain our advisory fees. Such actions may require considerable financial and personnel resources and may result in negative public relations due to the public nature of legal action. Ultimately, there is no guaranty that such legal action could be successful.

If the number of debt defaults, bankruptcies or other factors affecting demand for our recapitalization and restructuring advisory services declines, our recapitalization and restructuring business could suffer.

We provide various financial recapitalization and restructuring and related advice to companies in financial distress or to their creditors or other stakeholders. A number of factors affect demand for these advisory services, including general economic conditions, the availability and cost of debt and equity financing, governmental policy and changes to laws, rules and regulations, including those that protect creditors. In addition, providing recapitalization and restructuring advisory services entails the risk that the transaction will be unsuccessful or take considerable time and can be subject to a bankruptcy court’s authority to disallow or discount our fees in certain circumstances, including after payment of our fees. If the number of debt defaults, bankruptcies or other factors affecting demand for our recapitalization and restructuring advisory services declines, our business could be adversely affected.

Our failure to deal appropriately with actual, potential or perceived conflicts of interest could damage our reputation and materially adversely affect our business.

We confront actual, potential or perceived conflicts of interest in our business. For instance, we face the possibility of an actual, potential or perceived conflict of interest when we represent a client on a transaction in which an existing (or future) client is (or becomes) a party. We may be asked by two or more potential clients to act on their behalf on the same transaction, including multiple clients as potential buyers in the same acquisition transaction, and we may act for such clients if all such clients agree to us doing so (with such agreement potentially being subject to certain operational or other conditions). In each of these situations, we face the risk that our current policies, controls and procedures do not timely identify, disclose or appropriately manage such conflicts of interest.

In addition, we frequently come into possession of material non-public information and other confidential information in connection with our advisory engagements, and our possession of a client’s material non-public information could place restrictions on our other operations or engagements. It is possible that actual, potential or perceived conflicts could give rise to client dissatisfaction, litigation or regulatory enforcement actions, or result in a client terminating our engagement. Appropriately identifying and managing actual or perceived conflicts of interest is complex and difficult, and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation which could materially adversely affect our business in a number of ways, including as a result of a reluctance of some potential clients and counterparties to do business with us.

Policies, controls and procedures that we implement or may be required to implement to address additional regulatory requirements, including as a result of additional foreign jurisdictions in which we operate, or to mitigate actual or potential conflicts of interest, may result in increased costs; including for additional personnel and infrastructure and information technology improvements; limit our activities; and reduce the positive synergies that we seek to cultivate across our businesses. Conflicts may also arise if our advisory business has access to material non-public information that may not be shared with our equity research business or vice versa.

Employee misconduct, which is difficult to detect and deter, and other labor-related issues could harm us by impairing our ability to attract and retain clients and by subjecting us to legal liability and reputational harm.

There have been a number of highly-publicized cases involving fraud, insider trading or other misconduct by employees in the financial services industry, and there is a risk that our employees could engage in misconduct that would adversely affect our business. For example, our business often requires that we deal with confidential matters of great significance to our clients. If our employees were to improperly use or disclose confidential information provided by our clients, we could be subject to legal sanctions and suffer serious harm to our reputation, financial position, current client relationships and ability to attract future clients. In addition, our financial professionals and other employees are responsible for following proper measures to maintain the confidentiality of information we hold. If an employee’s failure to do so results in the improper release of confidential information, we could be subject to reputational harm and legal liability, which could impair our ability to attract and retain clients and/or personnel and in turn materially adversely affect our business. Furthermore, as we continue to increase the size of our workforce, the risk of potential employment-related claims will also increase. As such, we may be subject to legal proceedings related to employment matters including, but not limited to, discrimination, harassment (sexual or otherwise), wrongful termination and local, state or federal labor law violations. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in all cases. If our employees engage in misconduct or fail to follow appropriate security measures, our business could be materially adversely affected.

The U.S. Department of Justice and the SEC continue to devote significant resources to the enforcement of the Foreign Corrupt Practices Act (the “FCPA”). In addition, the United Kingdom (“U.K.”) and other jurisdictions have significantly expanded the reach of their anti-bribery laws. While we have developed and implemented policies and procedures that we believe are reasonably designed to ensure compliance by us and our personnel with the applicable laws, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we have violated the FCPA or other applicable anti-corruption laws could subject us to, among other things, reputational damage, regulatory enforcement, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and/or a general loss of client or investor confidence, any one of which could adversely affect our business prospects, financial position or the market value of Perella Weinberg Partners Class A common stock. For further detail regarding the FCPA and other regulations that we are subject to, see “Information about PWP—Regulation.”

We may face damage to our professional reputation if our services are not regarded as satisfactory or for other reasons.

As an advisory service firm, we depend to a large extent on our relationships with our clients and reputation for integrity and high caliber professional services to attract and retain clients. Our ability to secure new engagements is substantially dependent on our reputation and the individual reputations of our financial professionals. Any factor that diminishes our reputation or that of our financial professionals, including not meeting client expectations or actual or alleged misconduct by our financial professionals, including misuse of confidential information or mishandling actual or perceived conflicts, could make it substantially more difficult for us to attract new engagements and clients or retain existing clients. As a result, if a client is not satisfied with our services, it may be more damaging in our field of business than in other business fields.

Further, because we provide our services primarily in connection with significant or complex transactions, disputes or other matters that usually involve confidential and sensitive information or are adversarial, and because our work is the product of myriad judgments of our financial professionals and other staff operating under significant time and other pressures, we may not always perform to the standards expected by our clients. In addition, we may face reputational damage from, among other things, litigation against us, actual or perceived conflicts of interest, our failure to protect confidential information and/or breaches of our cybersecurity protections or other inappropriate disclosure of confidential information, including inadvertent disclosures.

We face strong competition from other financial advisory firms, many of which have the ability to offer clients a wider range of products and services than those we can offer, which could cause us to lose engagements to competitors, fail to win advisory mandates and subject us to pricing pressures that could materially adversely affect our revenue and profitability.

The financial services industry is intensely competitive, highly fragmented and subject to rapid change and we expect it to remain so. Our competitors are other investment banking and financial advisory firms. We compete on both a global and a regional basis, and on the basis of a number of factors, including depth of client relationships, industry knowledge, transaction execution skills, our range of products and services, innovation, reputation and price. In addition, in our business there are usually no long-term contracted sources of revenue. Each revenue generating engagement typically is separately solicited, awarded and negotiated.

We have experienced intense competition in obtaining advisory mandates in recent years, including with respect to pricing, and we may experience further pricing pressures in our business in the future as some of our competitors may seek to obtain increased market share by reducing fees.

Our competitors include large financial institutions, many of which have far greater financial and other resources than we do and, unlike us, have the ability to offer a wider range of products, from loans, deposit taking and insurance to brokerage and trading, and employ more key professionals to serve their clients’ needs and develop client relationships, which may enhance their competitive position. They also regularly support investment banking, including financial advisory services, with commercial lending and other financial services and products we do not offer in an effort to gain market share, which puts us at a competitive disadvantage and could result in pricing pressures or loss of opportunities, which could materially adversely affect our revenue and profitability. These larger and better capitalized competitors may also be better able to respond to changes in the financial services industry. In addition, we may be at a competitive disadvantage with regard to certain of our competitors who are able to and often do, provide financing or market-making services that are often a crucial component of the types of transactions on which we advise.

In addition to our larger competitors, we also compete with a number of independent investment banks that offer independent advisory services. There are relatively few barriers to entry impeding the launch of new financial advisory firms, including a relatively low cost of entering this business, and the success of new entrants into our lines of business, including major banks and other financial institutions, have resulted in increased competition. As these independent firms or new entrants into the market seek to gain market share there could be pricing pressures, which would adversely affect our revenues and earnings.

If we are unable to compete successfully with our existing competitors or with any new competitors, we will not be able to implement our growth strategy, which ultimately could materially adversely affect our business, financial condition and results of operations.

Goodwill and other intangible assets represent a significant portion of our assets, and an impairment of these assets could have a material adverse effect on our business, financial condition and results of operation.

Goodwill and other intangible assets represent a significant portion of our assets, and totaled $73.3 million and $79.9 million as of December 31, 2020 and 2019, respectively. Goodwill is the excess of the fair value of consideration transferred over the fair value of identifiable net assets, including other intangibles, acquired at the time of an acquisition. We review goodwill and other intangible assets at least annually for impairment. We may need to perform impairment tests more frequently if events occur or circumstances indicate that the carrying amount of these assets may not be recoverable. These events or circumstances could include a significant change in the business climate, attrition of key personnel, a prolonged decline in our stock price and market capitalization, legal factors, or operating performance indicators, competition, sale or disposition of a significant portion of one of our businesses and other factors. Annual impairment reviews of indefinite-lived intangible assets, any future impairment of goodwill or other intangible assets would result in a non-cash charge against earnings, which would adversely affect our results of operations. The valuation of the reporting unit requires judgment in estimating future cash flows, discount rates and other factors. In making these judgments, we evaluate the financial health of our reporting unit, including such factors as market performance, changes in our client base and projected growth rates. Because these factors are ever changing, due to market and general business conditions, our goodwill and indefinite-lived intangible assets may be impaired in future periods.

We may be unable to execute on our growth initiatives, business strategies or operating plans.

We are executing on a number of growth initiatives, strategies and operating plans designed to enhance our business. For example, we have expanded, and intend to continue to expand, our platform into various industry and product sectors, both organically and through acquisitions, and to expand our existing expertise into new geographies. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all or any of the expected benefits, including growth targets and margin expansion, we expect to achieve or it may be more costly to do so than we anticipate. A variety of factors could cause us not to realize some or all of the expected benefits. These factors include, among others: delays in the anticipated timing of activities related to such growth initiatives, strategies and operating plans; difficulty in competing in certain industries, product areas and geographies in which we have less experience than others; negative attention from any failed initiatives; and increased or unexpected costs in implementing these efforts.

Moreover, our continued implementation of these programs may disrupt our operations and performance. As a result, we may not realize the expected benefits from these plans. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, we will not be able to implement our growth strategy, which ultimately could materially adversely affect our business, financial condition and results of operations.

Restrictions in the Credit Agreement (as defined below) governing our Revolving Credit Facility (as defined below) or the credit agreement governing any Replacement Facility (as defined below) may impair our ability to finance our future operations or capital needs or engage in other business activities that may be in our interests.

On December 11, 2018, Group LP, a wholly owned subsidiary of PWP OpCo, entered into the Revolving Credit Facility in order to pay in full the outstanding Senior Term Loan (as defined below) plus outstanding interest, fees and expenses related thereto and provide for the future working capital needs and other general corporate purposes of Group LP and its subsidiaries. The Revolving Credit Facility provides for a $50 million unsecured revolving credit facility that matures on April 1, 2022, and contains a number of significant covenants that, among other things, require PWP OpCo and certain of its subsidiaries (the “Loan Parties”) to maintain (on a consolidated basis) minimum liquidity levels, a minimum debt service coverage ratio and a maximum leverage ratio and restrict the ability of the Loan Parties to:

•	incur liens;

•	dispose of assets;

•	incur additional indebtedness;

•	make certain restricted payments;

•	repay certain indebtedness;

•	make certain investments or business acquisitions;

•	make certain capital expenditures;

•	engage in business mergers or consolidations; and

•	engage in certain transactions with subsidiaries and affiliates.

These restrictions (and similar restrictions under and Replacement Facility) could impair our ability to finance our future operations or capital needs or engage in other business activities that may be in our interests. The ability of the Loan Parties to comply with these financial ratios and covenants may be affected by events beyond our control. A breach of the provisions of the Revolving Credit Facility (or any Replacement Facility) or the inability of any Loan Party to comply with the required financial ratios or covenants included therein could result in a default thereunder. In the event of any such default, the administrative agent under the Revolving Credit Facility (or any Replacement Facility) could elect to:

•	declare the commitments of all of the lenders under the Revolving Credit Facility (or any Replacement Facility) to be terminated; and

•	declare all outstanding debt, accrued interest and fees to be due and immediately payable.

Any such election could have a material adverse effect on our business, financial condition and results of operations, as well as our reputation, which could materially adversely affect our business in a number of ways, including as a result of a reluctance of some potential clients and counterparties to do business with us.

As a member of the financial services industry, we face substantial litigation risks.

Our role as advisor to our clients on important transactions involves complex analysis and the exercise of professional judgment, including rendering “fairness opinions” in connection with mergers and other transactions. Our activities may subject us to the risk of significant legal liabilities to our clients and affected third parties, including shareholders of our clients who could bring securities class actions against us. In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services companies have been increasing, including claims for aiding and abetting client misconduct. Litigation alleging that we performed below our agreed standard of care or breached any other obligations to a client or other parties could expose us to significant legal liabilities, and, regardless of outcome, could be very costly, could distract our management and could damage our reputation. For example, we are currently involved in litigation with certain former Legacy Partners and a former employee regarding claims of breach of contract. For further information, see “Information about PWP—Legal Proceedings.” Moreover, judicial scrutiny and criticism of investment banker performance and activities has increased, creating risk that our services in a litigated transaction could be criticized by a court. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time.

Our engagements typically include broad indemnities from our clients and provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us in all cases, including when we perform below our agreed standard of care or a client does not have the financial capacity to pay for its obligations under any such indemnity. As a result, we may incur significant legal expenses in defending against or settling litigation. In addition, we may not have, and may not in the future choose to obtain, insurance with respect to any or all potential claims and, if desirable, we may have to spend a significant amount to adequately insure against these potential claims, and such insurance coverage may not be available on commercial terms or at all. Substantial legal liability or significant regulatory action against us or significant criticism by a court of our performance or activities could have material adverse financial effects or cause significant reputational harm to us, which could materially harm our business prospects, financial condition and results of operations. Further, allegations by private litigants or regulators of our having engaged in improper conduct, whether true or false and regardless of whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our competitors or our industry, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Our management has not previously managed our advisory business as a separate public company.

The individuals who now constitute our management have not previously managed our advisory business as a separate publicly traded company. Compliance with public company requirements will place significant additional demands on our management and will require us to enhance our investor relations, legal, financial reporting and corporate communications functions. These additional efforts may strain our resources and divert management’s attention from other business concerns, which could adversely affect our business and profitability.

In addition, on February 28, 2019, we consummated the PWP Separation, separating our advisory business from the rest of the business of PWP OpCo. These two businesses have historically utilized common senior management and certain operational structures, including facilities and technology platforms as well as certain legal, compliance, human resources, finance, accounting, marketing and other support personnel and senior management oversight. The process of separating these businesses, and of operating our advisory business on a stand-alone basis, may result in increased costs and inefficiencies and other impediments to the regular operations of our business, the occurrence of any of which could adversely affect our business and profitability.

Extensive and evolving regulation of our business and the business of our clients exposes us to the potential for significant penalties and fines due to compliance failures, increases our costs and may result in limitations on the manner in which our business is conducted.

As a participant in the financial services industry, we are subject to extensive regulation in the United States and internationally, including regulatory capital and other requirements imposed on our two SEC-registered broker-dealers, Perella Weinberg Partners LP and Tudor, Pickering, Holt & Co. Securities, LLC (“TPH Securities”). We are subject to regulatory restrictions and requirements imposed by applicable statutes, regulations and policies in the jurisdictions in which we operate. U.S. and non-U.S. government agencies and self-regulatory organizations, including U.S. state securities commissions, are empowered to enforce the regulatory restrictions and requirements applicable to us and conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer from registration or membership. See “Information about PWP—Regulation.”

The statutes, regulations and policies to which we are subject may change at any time. Extensive legislation and implementing regulation affecting the financial services industry continue to be adopted in regions that directly or indirectly affect our business, including the United States, the U.K., the European Union (the “E.U.”), Canada, France and Germany, and the manner in which those laws and related regulations are applied to our operations is still evolving. For example, several states and municipalities in the United States, including, but not limited to, California, Illinois, New York State and New York City have adopted “pay-to-play” rules, which, in addition to imposing registration and reporting requirements, limit our ability to charge fees in connection with certain engagements of our advisory business. Any legislative or regulatory actions and any required changes to our business operations resulting from such legislation and regulations, as well as any deficiencies in our compliance with such legislation and regulation, could result in significant loss of revenue, limit our ability to pursue business opportunities in which we might otherwise consider engaging or otherwise adversely affect our businesses.

Our ability to conduct business and our operating results may also be adversely affected as a result of any new requirements imposed by, or changes in, the interpretation or enforcement of existing laws and rules by the SEC, FINRA, the FCA, the Canadian Securities Regulators, the IIROC, the ACPR or other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that regulate financial services firms or supervise financial markets. In addition, some of our clients or prospective clients may adopt policies that exceed regulatory requirements and impose additional restrictions affecting their dealings with us. Accordingly, we may incur significant costs, including compliance costs, to comply with U.S. and international applicable statutory, regulatory and other requirements, and such expenses, including legal fees and fees paid to the SEC, FINRA, the FCA, the Canadian Securities Regulators, IIROC, ACPR and other U.S. or foreign governmental regulatory authorities or self-regulatory organizations, have increased in recent years and may continue to increase. For instance, in order to comply with such requirements, we maintain an internal team that works full-time to develop and implement regulatory compliance policies and procedures, monitor business activities to ensure compliance with such policies and procedures and reports to senior management. This team also uses various software tracking and reporting systems and confers regularly with internal and outside legal counsel in the performance of its responsibilities. The need to continuously adjust our operations to, and ensure compliance with, a changing regulatory environment may result in further increases in compliance and other operating costs, which may negatively affect our business.

In addition, new laws or regulations or changes in enforcement of existing laws or regulations applicable to our clients may adversely affect our business. For example, changes in antitrust enforcement or the focus of the Committee for Foreign Investment in the United States could affect the level of M&A activity and changes in applicable regulations could restrict the activities of our clients and their need for the types of advisory services that we provide to them.

Failure to comply with applicable laws or regulations could result in sanctions being levied against us, including fines, penalties, judgments, disgorgement, restitution and censures, suspension or expulsion from a certain jurisdiction, self-regulatory organization or market or the revocation or limitation of licenses. Failure to comply with applicable laws or regulations could also result in adverse publicity and reputational harm and could impair executive retention or recruitment. In addition, any changes in the regulatory framework could impose additional expenses or capital requirements on us, result in limitations on the manner in which our business is conducted, have a material adverse impact upon our business and financial condition and require substantial attention by senior management. In addition, our business is subject to periodic examination by various regulatory authorities, and we cannot predict the timing or the outcome of any such examinations.

Our business is subject to various cybersecurity and other operational risks.

We face various cybersecurity and other operational risks related to our business on a day-to-day basis. We rely heavily on financial, accounting, communication and other information technology systems and the people who operate them. These systems, including the systems of third parties on whom we rely, may fail to operate properly or become disabled as a result of tampering or a breach of our or such third parties’ network security systems or otherwise, including for reasons beyond our control.

Our clients typically provide us with sensitive and confidential information. We are dependent on information technology networks and systems to securely process, transmit and store such information and to communicate among our locations around the world and with our clients, alliance partners and vendors. We may be subject to attempted security breaches and cyber-attacks and a successful breach could lead to shutdowns or disruptions of our systems or third-party systems on which we rely and potential unauthorized disclosure of sensitive or confidential information. Breaches of our system or the third party network security systems on which we rely could involve attacks that are intended to obtain unauthorized access to our proprietary information, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses and the mounting of cyber-attacks and other means and could originate from a wide variety of sources, including employees, contractors, foreign governments and other unknown third parties outside the firm. If our or the third-party systems on which we rely are compromised, do not operate properly or are disabled, we could suffer a disruption of our business, financial losses, liability to clients, regulatory sanctions and damage to our reputation. In addition, our financial professionals and other employees are responsible for following proper measures to maintain the confidentiality of information we hold. If an employee’s failure to do so results in the improper release of confidential information, we could be subject to reputational harm and legal liability, which could impair our ability to attract and retain clients and in turn materially adversely affect our business. The increased use of mobile technologies can heighten these and other operational risks. There can be no assurance that we or the third parties on whom we rely will be able to anticipate, detect or implement effective preventative measures against frequently changing cyber threats.

We operate a business that is highly dependent on information systems and technology. Any failure to keep accurate books and records can render us liable to disciplinary action by governmental and self-regulatory authorities, as well as to claims by our clients. We rely on third party service providers for certain aspects of our business. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair our operations, affect our reputation and adversely affect our business.

In addition, a disaster or other business continuity problem, such as a pandemic, other man made or natural disaster or disruption involving electronic communications or other services used by us or third parties with whom we conduct business, could lead us to experience operational challenges. Our continued success will depend, in part, on the availability of our personnel and office facilities and the proper functioning of our computer, software, telecommunications, transaction processing and other related systems and operations, as well as those of third parties on whom we rely. In particular, we depend on our headquarters in New York City, where a large number of our personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our headquarters or other major offices in Houston or the U.K., could have a material adverse impact on our ability to continue to operate our business without interruption. The incidence and severity of disasters or other business continuity problems are inherently unpredictable, and our inability to timely and successfully recover could materially disrupt our business and cause material financial loss, regulatory actions, reputational harm or legal liability.

We may not be able to generate sufficient cash to service any indebtedness.

Our ability to make scheduled payments on or to refinance any debt obligations, including borrowings under the Revolving Credit Facility or any Replacement Facility, depends on our financial condition and operating performance. We cannot provide assurance that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal of, and interest on, any existing or future indebtedness. If our cash flows and capital resources are insufficient to fund any future debt service obligations, we may be forced to reduce or delay investments and capital expenditures, seek additional capital or restructure or refinance such indebtedness, and we may not be able to pursue any of these options on commercially reasonable terms or at all. This could also result in us lowering or eliminating future undeclared dividend payments. Any such transactions could also involve significant expense and management attention.

Our international operations are subject to certain risks, which may affect our revenue.

In 2020 and 2019, we earned approximately 25.4% and 16.3%, respectively, of our revenues from our international operations. We intend to grow our non-U.S. business, including growth into new regions with which we have less familiarity and experience, and this growth is important to our overall success. Our international operations carry special financial and business risks, which could include the following:

•	greater difficulties in managing and staffing foreign operations;

•	language barriers and cultural differences, including the need to adopt different business practices in different geographic areas;

•	fluctuations in foreign currency exchange rates that could adversely affect our results;

•	unexpected, additional and/or costly changes in trading policies, regulatory requirements, tariffs and other barriers;

•	restrictions on travel;

•	longer transaction cycles;

•	higher operating costs;

•	local labor conditions and regulations;

•	adverse consequences or restrictions on the repatriation of earnings;

•	potentially adverse tax consequences, such as trapped foreign losses or profits;

•	potentially less stable political and economic environments;

•	terrorism, political hostilities, war and other civil disturbances or other catastrophic events that reduce business activity;

•	different fee structures for our advisory services; and

•	difficulty collecting fees.

Further, as part of our day-to-day operations outside the United States, we are required to create compensation programs, employment policies, compliance policies and procedures and other administrative programs that comply with the laws of multiple countries. We also must communicate and monitor standards and directives across our geographically dispersed operations.

Any payment of distributions, loans or advances to and from our subsidiaries could be subject to restrictions on or taxation of, dividends or repatriation of earnings under applicable local law, monetary transfer restrictions, foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate or other restrictions imposed by current or future agreements, including debt instruments, to which our non-U.S. subsidiaries may be a party. Our business, financial condition and/or results of operations could be adversely impacted, possibly materially, if we are unable to successfully manage these and other risks of international operations.

If our international business increases relative to our total business, the materialization of these risks could have a more pronounced effect on our operating results or growth prospects.

Our growth strategy may involve opening or acquiring new offices and/or expanding, both domestically and internationally, and could involve hiring new Limited Partners and other senior professionals for these offices, which would require substantial investment by us and could materially adversely affect our operating results.

Our ability to grow our advisory business depends in part on our ability to open or acquire new offices, expand internationally and hire new Limited Partners and other senior professionals for these offices. We may not be successful in any efforts to open new offices, expand internationally or hire new Limited Partners and other senior professionals for these offices. The costs of opening a new office, expanding internationally and hiring the necessary personnel to staff any such office are substantial. If we are not successful in these efforts, we may not be able to recover our investments or our substantial cost outlays, and new international operations may not achieve profitability. To the extent that we pursue business opportunities in certain markets outside the United States, such as our business operations in the E.U., U.K., Canada, France and Germany, we will be subject to political, economic, legal, operational, regulatory and other risks that are inherent in operating in a foreign country, including risks of possible nationalization, expropriation, price controls, capital controls, exchange controls, inflation controls, licensing requirements and other restrictive governmental actions, as well as the outbreak of hostilities.

Depending upon the extent of our expansion, and whether it is done by recruiting new Limited Partners, strategic investment or acquisition, the incremental costs of our expansion may be funded from cash from operations, new share issuances or other financing alternatives. There can be no assurance that we will be able to generate or obtain sufficient capital on acceptable terms to fund our expansion needs which would limit our future growth and could have a material adverse effect on our business, financial condition and results of operations.

We may enter into new lines of business which may result in additional risks and uncertainties in our business.

We currently generate substantially all of our revenue from advisory engagements. However, we may grow our business by entering into new lines of business. Moreover, we currently derive a small portion of revenue through equity research, underwriting and trading services conducted through TPH.

To the extent we enter into new lines of business or increase our focus on existing lines of business other than our advisory engagements, we will face numerous risks and uncertainties, including risks associated with actual or perceived conflicts of interest because we would no longer be limited to the advisory business, the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, the required investment of capital and other resources and the loss of clients due to the perception that we are no longer focusing on our business.

For instance, if we increasingly act as an underwriter in public offerings and other distributions of securities in order to support our advisory business, we may incur losses and be subject to reputational harm to the extent that, for any reason, we are unable to sell securities we purchased as an underwriter at the anticipated price levels. In addition, if we act as an underwriter, we may also be subject to liability for material misstatements or omissions in prospectuses and other offering documents relating to offerings we underwrite. In such cases, any indemnification provisions in the applicable underwriting agreement may not be available to us or may not be sufficient to protect us against losses arising from such liability. For a discussion of the conflicts of interest risks that may be associated with an increased focus on our equity research business, see “Risks Related to the Business of PWP—Our failure to deal appropriately with actual, potential or perceived conflicts of interest could damage our reputation and materially adversely affect our business” above.

Further, entry into certain new lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. In addition, certain aspects of our cost structure, such as costs for compensation, occupancy, communication and information technology services, and depreciation and amortization will be largely fixed, and we may not be able to timely adjust these costs to match fluctuations in revenue related to our entering into new lines of business. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our business, financial condition and our results of operations could be materially adversely affected.

Fluctuations in foreign currency exchange rates could adversely affect our results.

Because our financial statements are denominated in U.S. dollars and we receive a portion of our net revenue in other currencies (including the Euro, pound sterling and Canadian dollars), we are exposed to fluctuations in foreign currencies. During the year ended December 31, 2020, 21.5% of revenue was received in currencies other than U.S. dollar. In addition, we pay certain of our expenses in such currencies. Fluctuations in foreign currency exchange rates can be unpredictable and may lead to losses in net cash. An appreciation or depreciation of any of these currencies relative to the U.S. dollar could result in an adverse or beneficial impact, respectively, to our financial results. We have not entered into any transactions to hedge our exposure to these foreign exchange fluctuations through the use of derivative instruments or otherwise.

The cost of compliance with international broker dealer, employment, labor, benefits and tax regulations may adversely affect our business and hamper our ability to expand internationally.

Since we operate our business both in the United States and internationally, we are subject to many distinct broker dealer, employment, labor, benefits and tax laws in each country in which we operate, including regulations affecting our employment practices and our relations with our employees and service providers. In addition, the data privacy and security framework of the E.U., the General Data Protection Regulations (the “GDPR”), took effect on May 25, 2018. As we engage in significant business in Europe, we are subject to the GDPR’s requirements. If we are required to comply with new regulations or new interpretations of existing regulations, or if we are unable to comply with these regulations or interpretations, our business could be adversely affected or the cost of compliance may make it difficult to expand into new international markets. Additionally, our competitiveness in international markets may be adversely affected by regulations requiring, among other things, the awarding of contracts to local contractors, the employment of local citizens and/or the purchase of services from local businesses or favoring or requiring local ownership.

The exit by the U.K. from the E.U. could adversely impact our business, operations and financial condition.

We have a presence in the U.K. and certain E.U. countries, including France and Germany. On January 31, 2020, the U.K. withdrew from the E.U., commonly referred to as “Brexit.” The U.K. remained in the E.U.’s customs union and single market until December 31, 2020 (the “Transition Period”). The U.K. and the E.U. agreed to a Trade and Cooperation Agreement on December 24, 2020 (the “TCA”), which is intended to be operative at the end of the Transition Period. The TCA was ratified by the U.K. on December 30, 2020 and is expected to come into full force once relevant E.U. institutions have also ratified the TCA. Until then, the TCA governs the U.K.’s relationship with the E.U. on an interim basis.

While the TCA regulates a number of important areas, significant parts of the U.K. economy are not addressed in detail by the TCA, including in particular the services sector, which represents the largest component of the U.K.’s economy. A number of issues, particularly in relation to the financial services sector, remain to be resolved through further bilateral negotiations, which are currently scheduled to take place over the first and second quarters of 2021. As a result, the new relationship between the U.K. and the E.U. could in the short-term, and possibly for longer, cause disruptions to and create uncertainty in the economy, which could in turn result in reduced corporate transactional activity that would negatively impact our business. In addition, there could be an adverse impact on the ability of our London office personnel to operate within the E.U. A failure to agree a sustainable and practical financial services regulatory relationship between the U.K. and the E.U., whether on the basis of equivalence, mutual recognition or otherwise, could harm our business, financial condition and results of operations.

A change in relevant income tax laws, regulations, or treaties, or an adverse interpretation of these items by tax authorities, could result in an audit adjustment or revaluation of our deferred tax assets that may cause our effective tax rate and tax liability to be higher than what is currently presented in the consolidated statements of financial condition.

As part of the process of preparing our consolidated statements of financial condition, we are required to estimate income taxes in each of the jurisdictions in which we operate. Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our deferred tax assets. This process requires us to estimate our actual current tax liability and to assess temporary differences resulting from differing book versus tax treatment. Our effective tax rate and tax liability is based on the application of current income tax laws, regulations, and treaties. These laws, regulations, and treaties are complex, and the manner in which they apply to our facts and circumstances is sometimes open to interpretation. We believe our application of current laws, regulations, and treaties to be correct and sustainable upon examination by the tax authorities. However, the tax authorities could challenge our interpretation resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. In addition, tax laws, regulations, or treaties enacted in the future may cause us to revalue our net deferred tax assets and have a material change to our effective tax rate.

Uncertainty relating to the London Interbank Offered Rate (“LIBOR”) calculation process and potential phasing out of LIBOR in the future may adversely affect the value of our outstanding debt instruments.

National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices known as “reference rates.” Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, the FCA has stated, as recently as July 1, 2020, that: “The interest rate benchmark LIBOR is expected to cease after end-2021.” Based on the foregoing, it appears highly likely that LIBOR will be discontinued or modified after 2021.

At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks, or LIBOR-based debt instruments. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for our LIBOR-based debt instruments to be materially different than expected.

Risks Related to Perella Weinberg Partners’ Organizational Structure

The following risk factors apply to the business and operations of Perella Weinberg Partners. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of Perella Weinberg Partners. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of PWP prior to the consummation of the Business Combination, and Perella Weinberg Partners following the consummation of the Business Combination.

Perella Weinberg Partners’ only material assets after the completion of the Business Combination will be its partnership interests in PWP OpCo and its equity interest in the general partner of PWP OpCo, PWP GP, and Perella Weinberg Partners is accordingly dependent upon distributions from PWP OpCo to pay dividends, taxes, make payments under the Tax Receivable Agreement and pay other expenses.

Perella Weinberg Partners will be a holding company, and its only material assets will be its partnership interests in PWP OpCo and its equity interest in PWP GP, the general partner of PWP OpCo. Perella Weinberg Partners has no independent means of generating revenue. Perella Weinberg Partners is accordingly dependent upon, and intends to cause PWP OpCo to make, distributions to its partners in an amount sufficient to cover all applicable taxes payable, other expenses payments under the Tax Receivable Agreement, Professional Partners’ indemnification claims with respect to the advisory business and dividends, if any, declared by us.

PWP OpCo is generally prohibited under Delaware law from making a distribution to a partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of PWP OpCo (with certain exceptions) exceed the fair value of its assets. Furthermore, certain subsidiaries of PWP OpCo may be subject to similar legal limitations on their ability to make distributions to PWP OpCo. Moreover, our regulated subsidiaries may be subject to regulatory capital requirements that limit the distributions that may be made by those subsidiaries.

Deterioration in the financial condition, earnings or cash flow of PWP OpCo and its subsidiaries for any reason could limit or impair its ability to pay such distributions. PWP OpCo’s ability to make distributions to Perella Weinberg Partners will be dependent on its subsidiaries’ ability to pay dividends to it. Certain of its subsidiaries are SEC-registered broker-dealers and subject to regulatory capital requirements, which may restrict their ability to make distributions unless specified levels of regulatory capital are maintained. To the extent that Perella Weinberg Partners requires funds and PWP OpCo is restricted from making such distributions under applicable law or regulation or under the terms of financing arrangements, or is otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected. See “Information about PWP—Regulation.”

We will be required to pay our ILPs and/or Limited Partners for certain tax benefits we may claim as a result of the tax basis step-up we receive in connection with the Business Combination and related transactions, including subsequent exchanges of PWP OpCo Class A partnership units for cash or Perella Weinberg Partners Class A common stock. In certain circumstances, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual tax benefits we realize.

Our acquisition of Class A partnership units in PWP OpCo in connection with the Business Combination or pursuant to future exchanges of PWP OpCo Class A partnership units for shares of Perella Weinberg Partners Class A common stock or cash, and certain other transactions, are expected to result in increases in the tax basis of the assets of PWP OpCo and other deductions that otherwise would not have been available to us. Such increases in tax basis and other deductions are expected to reduce the amount of cash tax that we would otherwise have to pay in the future due to increases in depreciation and amortization deductions (for tax purposes). These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets of PWP OpCo to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases, and a court could sustain such a challenge.

At the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto. The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings. See “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement.” While the actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of Perella Weinberg Partners Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, future tax rates and the amount and timing of our income, we expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of PWP OpCo attributable to our interests in PWP OpCo, during the expected term of the Tax Receivable Agreement, the payments that we may make under the Tax Receivable Agreement could be substantial.

The payment obligation under the Tax Receivable Agreement is our obligation and not an obligation of PWP OpCo. In addition, although we are not aware of any issue that would cause the IRS to challenge a tax basis increase or other benefits, the relevant ILPs and/or Limited Partners will not reimburse us for any payments that may previously have been made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, although excess payments made to any ILP and/or Limited Partner may be netted against payments otherwise to be made, if any, to the relevant party after our determination of such excess. As a result, in certain circumstances we could make payments to the relevant ILPs and/or Limited Partners under the Tax Receivable Agreement in excess of our cash tax savings. Our ability to achieve benefits from any tax basis increase or other benefits, and the payments to be made under the Tax Receivable Agreement, will depend upon a number of factors, as discussed above, including the timing and amount of our future income.

The Tax Receivable Agreement also provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, our (or our successor’s) obligations with respect to exchanged or acquired Class A partnership units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement, that certain loss carryforwards will be used within 15 years, and that any non-amortizable assets are deemed disposed of at the earlier of (i) when the relevant asset is sold or (ii) within 15 years.

Furthermore, upon a material breach of our obligations under the Tax Receivable Agreement that is not cured within the time period specified by the Tax Receivable Agreement or if, at any time, we elect an early termination of the Tax Receivable Agreement, we shall pay to each ILP and/or Limited Partner the present value, discounted at LIBOR (or a replacement agreed rate) plus 300 basis points as of such date, of all tax benefit payments due to such partner as of either the date the delivery of the early termination notice, in the case of an early termination, or as of the date of such breach, in the case of a material breach. The calculation of payments in such circumstances would also be based on certain assumptions, including, in addition to those described above with respect to a change of control, that federal, state, local, and foreign income tax rates will remain the same as those specified for such taxable year by the Internal Revenue Code of 1986, as amended (the “Code”), and other laws on the date of such breach or the early termination payment, that any non-amortizable assets shall be deemed disposed of within 15 years of the earlier of the basis adjustment for such asset or the date of breach or delivery of the early termination notice, and that any PWP OpCo Class A partnership units that have not been exchanged will be deemed exchanged for the market value of Perella Weinberg Partners Class A common stock at the time of termination or material breach. Consequently, it is possible, in the case of a change of control, early termination, or material breach, that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments.

PWP OpCo may make distributions of cash to us substantially in excess of the amounts we use to make distributions to our shareholders and to pay our expenses (including our taxes and payments under the Tax Receivable Agreement). To the extent we do not distribute such excess cash as dividends on Perella Weinberg Partners Class A common stock, the holders of PWP OpCo Class A partnership units would benefit from any value attributable to such cash as a result of their ownership of Perella Weinberg Partners Class A common stock upon a redemption or exchange of their Class A partnership units.

Under the amended and restated agreement of limited partnership of PWP OpCo, we will have the right (through our control of PWP GP, the general partner of PWP OpCo), subject to applicable law, to determine when distributions will be made to the partners of PWP OpCo and the amount of any such distributions. If we authorize a distribution, such distribution will be made to the partners of PWP OpCo pro rata in accordance with their respective ownership of partnership units. In accordance with the agreement of limited partnership of PWP OpCo, we intend to use best efforts to cause PWP OpCo to make sufficient cash distributions to the holders of partnership units of PWP OpCo to fund their tax obligations in respect of the income of PWP OpCo that is allocated to them.

If we accumulate cash received as distributions from PWP OpCo in excess of the amounts that we need to pay any cash dividends declared by our board of directors, taxes and other expenses (including payments under the Tax Receivable Agreement), neither our organizational documents nor the amended and restated agreement of limited partnership of PWP OpCo will require us to distribute such excess cash. Our board of directors may, in its sole discretion, choose to use such excess cash for any purpose, including (i) to make additional distributions to the holders of Perella Weinberg Partners Class A common stock, (ii) to acquire additional newly-issued PWP OpCo Class A partnership units, and/or (iii) to repurchase outstanding shares of Perella Weinberg Partners Class A common stock. Unless and until our board of directors chooses, in its sole discretion, to make such a distribution, we will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. No adjustments to the redemption or exchange ratio of PWP OpCo Class A partnership units for shares of Perella Weinberg Partners Class A common stock will be made as a result of either (i) any cash distribution by us or (ii) any cash that we retain and do not distribute to our shareholders, in each case, to the extent such cash was received pursuant to a pro rata distribution by PWP OpCo. To the extent we do not distribute such cash as dividends on Perella Weinberg Partners Class A common stock and instead, for example, hold such cash balances or lend them to PWP OpCo, this may result in shares of Perella Weinberg Partners Class A common stock increasing in value relative to the PWP OpCo Class A partnership units. The holders of PWP OpCo Class A partnership units may benefit from any value attributable to such cash balances if they acquire shares of Perella Weinberg Partners Class A common stock in exchange for their Class A partnership units or if Perella Weinberg Partners acquires additional PWP OpCo Class A partnership units (whether from PWP OpCo or from holders of PWP OpCo Class A partnership units) at a price based on the market price of shares of Perella Weinberg Partners Class A common stock at the time. See “Proposal No. 1—The Business Combination Proposal—Related Agreements—Amended and Restated Agreement of Limited Partnership of PWP OpCo” for further information.

If Perella Weinberg Partners were deemed an “investment company” under the Investment Company Act of 1940 as a result of its ownership of PWP OpCo, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

If Perella Weinberg Partners were to cease participation in the management of PWP OpCo, its interests in PWP OpCo could be deemed an “investment security” for purposes of the Investment Company Act of 1940 (the “1940 Act”). Generally, a person is deemed to be an “investment company” if it owns investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items), absent an applicable exemption. Immediately following the Business Combination, Perella Weinberg Partners will have nominal assets and will have partnership interests in PWP OpCo and its equity interest in the general partner of PWP OpCo, PWP GP. A determination that this interest was an investment security could result in Perella Weinberg Partners being an investment company under the 1940 Act and becoming subject to the registration and other requirements of the 1940 Act. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and have a material adverse effect on our business and the price of Perella Weinberg Partners Class A common stock.

PWP OpCo and PWP Capital have entered into various arrangements, including a master separation agreement, which contain cross-indemnification obligations of us and PWP Capital.

The master separation agreement that we entered into with PWP Capital, which holds the former asset management business of PWP OpCo prior to the PWP Separation, provides, among other things, that PWP Capital generally will indemnify us for losses that we incur relating to, arising out of or resulting from the business of PWP Capital and any payments with respect to joint liabilities to the extent they exceed 81.304% of such joint liabilities. In addition, we generally will indemnify PWP Capital for losses that PWP Capital incurs relating to our business and any payments with respect to joint liabilities to the extent they exceed 18.696% of such joint liabilities. We may not be able to recover any or all of the amount of any indemnified losses from PWP Capital should it be financially unable to perform under its indemnification obligations. In addition, we may be required to make substantial payments under our indemnity obligations to PWP Capital, which could materially adversely affect our results of operations and the price of Perella Weinberg Partners Class A common stock.

Our Second Amended and Restated Certificate of Incorporation could prevent us from benefiting from corporate opportunities that might have otherwise been available to us.

Our Second Amended and Restated Certificate of Incorporation, which is subject to the terms and provisions of the Stockholders Agreement, contains provisions related to corporate opportunities that may be of interest to us, Professionals GP, Professional Partners and their respective subsidiaries. It provides that Professional Partners and its subsidiaries, Professionals GP and its subsidiaries, the Sponsor and any of their respective affiliates (excluding Perella Weinberg Partners or any of its subsidiaries) (collectively, the “PWP Partner Group”) and their respective affiliates will not have any duty (fiduciary or otherwise) to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and in the event that the PWP Partner Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and the PWP Partner Group or any of their respective affiliates, none of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries shall have any expectancy in such corporate opportunity and the PWP Partner Group shall not have any duty to communicate or offer such corporate opportunity to Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and may pursue such corporate opportunities for themselves or direct such corporate opportunity to another person, including one of their affiliates, in each case, to the fullest extent permitted by law. Furthermore, to the fullest extent permitted by law, in the event that a director or officer of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries who is also a partner, principal, director, officer, member, manager, employee, consultant, independent contractor and/or other service provider of any of the PWP Partner Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and the PWP Partner Group or any of their respective affiliates, none of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries shall have any expectancy in such corporate opportunity unless such corporate opportunity has expressly been offered to such person in his or her capacity as a director or officer of Perella Weinberg Partners in which case such opportunity shall belong to Perella Weinberg Partners. By becoming our stockholder, you will be deemed to have notice of and have consented to these provisions of our Second Amended and Restated Certificate of Incorporation that will be in effect at the completion of the Business Combination. See “Description of Securities Post-Business Combination—Corporate Opportunities.”

If PWP OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Perella Weinberg Partners and PWP OpCo could be subject to potentially significant tax inefficiencies, and Perella Weinberg Partners would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

We intend to operate such that PWP OpCo is treated as a partnership for U.S. federal income tax purposes and does not become a publicly traded partnership taxable as a corporation. A “publicly traded partnership” is a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, exchanges of PWP OpCo units pursuant to the PWP OpCo amended and restated limited partnership agreement, which will be entered into in connection with the Closing, or other transfers of PWP OpCo units could cause PWP OpCo to be treated as a corporation. We intend to operate such that transfers of PWP OpCo units will not cause PWP OpCo to be treated as other than a partnership by providing for limitations on the ability of partners to exchange or otherwise transfer PWP OpCo units and providing each of the board of directors of Perella Weinberg Partners and PWP GP with certain rights to further limit exchanges or other transfers of PWP OpCo units as necessary to maintain the partnership status of PWP OpCo. However, there can be no assurance that this treatment will be respected.

If PWP OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies could result for Perella Weinberg Partners and PWP OpCo, including as a result of Perella Weinberg Partners’ inability to file a consolidated U.S. federal income tax return with PWP OpCo. In addition, Perella Weinberg Partners may not be able to realize tax benefits covered under the Tax Receivable Agreement and would not be able to recover any payments previously made by it under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of PWP OpCo’s assets) were subsequently determined to have been unavailable.

The use of certain of Perella Weinberg Partners’ licensed trademarks by PWP Capital and its subsidiaries may expose us to reputational harm that could adversely affect our business should they take actions that damage the brand name.

We have licensed to PWP Capital and its subsidiaries the use of certain trademarks owned by Perella Weinberg Partners and its subsidiaries for use in connection with its asset management business that were in use by the PWP Capital business prior to the PWP Separation. As a result, there is a risk of reputational harm to us if PWP Capital and its subsidiaries use such trademarks and engage in poor business practices, experience adverse results or otherwise damage the reputational value of the “Perella Weinberg Partners” or “Tudor, Pickering, Holt & Co.” brand names. These risks could impair our operations, affect our reputation and adversely affect our business.

Risks Related to FTIV and the Business Combination

Our initial stockholders, directors and officers may have a conflict of interest in determining to pursue the Business Combination, since certain of their interests are different from or in addition to (and may conflict with) the interests of our public stockholders, and such interests may have influenced their decisions to approve the Business Combination and recommend that our stockholders approve the Business Combination Proposal.

Our initial stockholders, officers and directors have interests in and arising from the Business Combination that are different from or in addition to, and which may conflict with, the interests of our public stockholders, which may result in a conflict of interest, including the following:

•	the Sponsor will hold our common stock following the Business Combination, subject to lock-up agreements;

•	the Sponsor will hold placement warrants to purchase shares of our common stock following the Business Combination, subject to lock-up agreements;

•

the Sponsor paid an aggregate of $6,125,000 for its founder shares, placement shares and placement warrants and that such securities are expected to have a significantly higher value at the time of the Business Combination and will have little or no value if we do not complete the Business Combination;

•

the Sponsor has waived its redemption rights with respect to its founder shares, placement shares and public shares in connection with the Business Combination, and have waived their redemption and liquidation rights with respect to their founder shares and placement shares if we are unable to complete a business combination by our Business Combination Outside Date;

•

if we are unable to complete a business combination by our Business Combination Outside Date, Cohen Sponsor Interests IV, LLC, the manager of the Sponsor, will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities to which we owe money for services rendered or contracted for, or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account, and excluding any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•

the Sponsor has agreed to loan us funds in an amount up to $500,000 for working capital requirements and to finance transaction costs in connection with an initial business combination, and any amounts outstanding under this loan will not be repaid if we are unable to complete a business combination by our Business Combination Outside Date; and

•	the continued indemnification of our current directors and officers and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may have influenced our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals in this proxy statement.

Our directors and officers have discretion in agreeing to changes or waivers to the terms of the Business Combination Agreement and related transactions, which may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our public stockholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require us to agree to amend the Business Combination Agreement, to consent to certain actions taken by PWP or to waive rights to which we are entitled to under the Business Combination Agreement. These events could arise because of changes in PWP’s business, a request by PWP to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on PWP’s business and would entitle us to terminate the Business Combination Agreement. In any of such circumstances, it would be at our discretion, acting through our board of directors, to consent to such a request or action or waive such rights. The existence of the financial and personal interests of the directors described elsewhere in these risk factors may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the public stockholders and what he or she may believe is best for himself or herself in determining whether or not to take the requested action or waive our rights. As of the date of this proxy statement, we do not believe there will be any requests, actions or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, we will circulate a new or amended proxy statement and resolicit our stockholders if changes to the terms of the Business Combination and related transactions that would have a material impact on our stockholders are required prior to the vote on the Business Combination Proposal.

Our initial stockholders have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote any shares of our common stock owned by them in favor of our proposed initial business combination. As of the date hereof, our initial stockholders own approximately 26.9% of our issued and outstanding shares of common stock. Accordingly, it is more likely that the requisite stockholder approval will be received for the Business Combination than would be the case if our initial stockholders agreed to vote any shares of our common stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Neither the FTIV board of directors nor any committee thereof obtained a third party valuation in determining whether or not to pursue the Business Combination.

Neither the FTIV board of directors nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for PWP is fair to us from a financial point of view. Neither the FTIV board of directors nor any committee thereof obtained a third party valuation in connection with the Business Combination. In analyzing the Business Combination, the FTIV board of directors conducted due diligence on PWP and reviewed comparisons of selected financial data of PWP with certain of its peers in the industry and the financial terms set forth in the Business Combination Agreement. The FTIV board of directors also consulted with the Company’s management and its legal counsel, financial advisor and other advisors and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “Proposal No. 1—Approval of the Business Combination—FTIV’s Board of Directors’ Reasons for the Approval of the Business Combination,” and concluded that the Business Combination was in the best interest of FTIV’s stockholders. Accordingly, investors will be relying solely on the judgment of the FTIV Board in valuing PWP, and the FTIV Board may not have properly valued such businesses. The lack of a third party valuation may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination

Following the Business Combination, our voting control will be concentrated among the holders of our Class B-1 common stock. As a result, the market price of our Class A common stock may be materially adversely affected by such disparate voting rights.

Following the completion of the Business Combination, (a) Professional Partners will beneficially own all of the outstanding shares of our Class B-1 common stock, representing approximately 90.4% of our total voting power, (b) ILPs will beneficially own all of the outstanding shares of our Class B-2 common stock, representing approximately 0.9% of our total voting power, and (c) holders of Class A common stock will own shares of our Class A common stock, representing approximately 8.7% of our total voting power. As long as Professional Partners beneficially owns a majority of our total voting power, it will have the ability, without the consent of the public holders of our Class A common stock, to elect all of the members of our board of directors and to control our management and affairs. In addition, it will be able to determine the outcome of matters submitted to a vote of our stockholders for approval and will be able to cause or prevent a change of control of us.

The holders of our Class A common stock and Class B common stock will have substantially identical rights, except that holders of Class A common stock and Class B-2 common stock will be entitled to one vote per share, while holders of Class B-1 common stock will be entitled to 10 votes per share on all matters to be voted on by stockholders in general. This differential in the voting rights of our Class B-1 common stock could adversely affect the market price of our Class A common stock.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if it develops, it may not be sustained.

Nasdaq may not list our securities on its exchange, and if they are listed we may be unable to satisfy listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

As a result of the Business Combination, Nasdaq rules require that we apply to continue the listing of our Class A common stock and warrants. While we will apply to have our common stock and warrants listed on the Nasdaq upon consummation of the Business Combination, we will be required to meet Nasdaq’s initial listing requirements. We may be unable to meet those requirements. Even if our securities continue to be listed on the Nasdaq immediately following the Business Combination, we may be unable to maintain the listing of our securities in the future.

If we fail to meet the initial listing requirements and Nasdaq does not list our securities on its exchange, or if we are delisted, there could be significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for the combined company; and

•	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

PWP will incur significant costs and obligations as a result of being a public company.

As a privately held company, PWP has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, the combined company will incur significant legal, accounting and other expenses that PWP was not required to incur in the past. These expenses will increase once the combined company is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including Dodd Frank, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” until September 29, 2025 or such earlier time that we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce our ability to operate profitably.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the closing of FTIV’s initial public offering, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a United States publicly traded company in a timely and reliable manner.

As PWP is a privately held company, it has not been required to adopt all of the financial reporting and disclosure procedures and controls required of a United States publicly traded company. We expect that the implementation of all required accounting practices and policies and the hiring of additional financial staff will increase the operating costs of the combined company and could require the management of the combined company to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either case could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our common stock on the Nasdaq.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under the Incentive Plan without stockholder approval in a number of circumstances.

Our issuance of additional common stock or other equity securities could have one or more of the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of our common stock may decline.

If the combined company’s performance following the Business Combination does not meet market expectations, the price of our securities may decline.

If the combined company’s performance following the Business Combination does not meet market expectations, the price of our common stock may decline from the price of our common stock prior to the Closing. The market value of our common stock at the time of the Business Combination may vary significantly from the price on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination. Because the number of shares of our common stock issued as consideration in the Business Combination will not be adjusted to reflect any changes in the market price of our common stock, the value of the shares of our common stock issued in the Business Combination may be higher or lower than the value of the same number of shares of our common stock on earlier dates.

In addition, following the Business Combination, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for PWP’s stock, and trading in our common stock has not been active. Accordingly, the valuation ascribed to PWP and our common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our common stock develops and continues, the trading price of our common stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of our common stock following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet market expectations in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the online automobile sales industry and market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	any significant change in our board or management;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in our market or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

PWP is a private company and as such little information is publicly available regarding PWP. This may result in the Business Combination not being as profitable as we expect, or at all.

While we have conducted due diligence on PWP, very little public information exists about private companies. As a result, the Business Combination could be less profitable than we expect, or at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of PWP which could result in our overpaying.

Even if we consummate the Business Combination, the public warrants may never be in the money, and they may expire worthless.

The exercise price for our warrants is $11.50 per share. There can be no assurance that the public warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless.

The terms of our warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by the Sponsor or their permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder: (i) to exercise its warrants and pay the exercise price therefore at a time when it may be disadvantageous for it to do so, (ii) to sell its warrants at the then-current market price when it might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of its warrants.

Warrants to purchase our common stock will become exercisable following the Business Combination, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 7,870,000 shares of our common stock will become exercisable on the 30th day following the Closing in accordance with the terms of the warrant agreement governing those securities. These warrants consist of 7,666,666.67 warrants originally included in the units issued in our IPO and 203,333.33 warrants included in the placement units. Each warrant entitles its holder to purchase one share of our common stock at an exercise price of $11.50 per share and will expire at 5:00 p.m., New York time, five years after the Closing or earlier upon redemption of our common stock or our liquidation. To the extent warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our common stock.

Our stockholders will experience immediate dilution due to the issuance of common stock to the PWP stockholders as consideration in the Business Combination. Having a minority share position likely reduces the influence that our current stockholders have on the management of the combined company.

Based on PWP’s current capitalization, we anticipate issuing an aggregate of approximately 51.2 million shares of our Class A common stock, Class B-1 common stock and Class B-2 common stock to the PWP stockholders as consideration in the Business Combination. It is anticipated that, upon completion of the Business Combination, based upon the As Exchanged Class A Share Ownership Assumptions: (1) the Company’s public stockholders would own approximately 24.4% of our outstanding Class A common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) would own approximately 13.3% of our outstanding Class A common stock (assuming an issuance of 12,500,000 shares of Class A common stock); (3) the Sponsor and our other Initial Stockholders would own approximately 7.9% of our outstanding Class A common stock; (4) certain Working Partners would own approximately 1.1% of our outstanding Class A common stock (as a result of RSUs that vest at Closing); (5) Professional Partners would own approximately 48.5% of our outstanding Class A common stock; and (6) certain ILPs would own approximately 4.8% of our outstanding Class A common stock. If the actual facts are different from the As Exchanged Class A Share Ownership Assumptions, the above levels of ownership interest will be different.

If any shares of our common stock are redeemed in connection with the Business Combination, the percentage of our outstanding common stock held by our public stockholders will decrease and the percentages of our outstanding common stock held immediately following the Closing by each of our initial stockholders and the PWP stockholders will increase. See the section entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Combined Financial Information” for further information. To the extent that any of the outstanding warrants or options are exercised for shares of our common stock, or awards are issued under the proposed Incentive Plan, our existing stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence our management through the election of directors following the Business Combination. Additionally, on the date that is 45 days following the closing date of the Business Combination, Redeeming Holders are entitled to receive a Top-Up Payment. In PWP’s sole discretion, the Top-Up Payment may be made in cash or shares of Perella Weinberg Partners Class A common stock or any combination thereof, which may cause our existing stockholders to experience substantial dilution, see “Certain Relationships and Related Persons Transactions—PWP’s Related Party Transactions—Convertible Notes.”

Following the completion of the Business Combination, (a) Professional Partners will beneficially own all of the outstanding shares of our Class B-1 common stock, representing approximately 90.4% of our total voting power, (b) ILPs will beneficially own all of the outstanding shares of our Class B-2 common stock, representing approximately 0.9% of our total voting power, and (c) holders of Class A common stock will own shares of our Class A common stock, representing approximately 8.7% of our total voting power.

Our stockholders may be diluted by the future issuance of common stock, preferred stock or securities convertible or exchangeable into common or preferred stock, in connection with our incentive plans, acquisitions, capital raises or otherwise.

After the Closing, we would have approximately 1,456 million shares of Class A common stock authorized but unissued in the No Redemptions Scenario or approximately 1,472 million shares of Class A common stock authorized but unissued in the Maximum Redemptions Scenario. Our Second Amended and Restated Certificate of Incorporation to become effective upon the Closing authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Class A common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Class A common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of our Class A common stock bear the risk that our future offerings may reduce the market price of our Class A common stock and dilute their percentage ownership.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions. We will pay all fees, expenses and costs we incur or incurred on our behalf in connection with the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination). Additionally, the Business Combination Agreement provides that if the Business Combination is consummated, we will pay all fees, expenses and costs incurred by PWP or on PWP’s behalf, subject to certain limited exceptions, in connection with the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination). We currently estimate that transaction expenses will be approximately $38 million (excluding transaction-related bonuses), including post-closing expenses that will be paid by the combined company.

If we are unable to complete the Business Combination or another initial business combination by our Business Combination Outside Date, we will cease all operations except for the purpose of winding up our affairs, redeem our outstanding public shares and dissolve and liquidate. In such event, third parties may bring claims against us and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by our stockholders could be less than $10.00 per share.

Our Existing Certificate of Incorporation provides that we must complete the Business Combination or another initial business combination by our Business Combination Outside Date, or we must cease all operations except for the purposes of winding up, redeem our outstanding public shares and, subject to approval by our remaining stockholders and our board, dissolve and liquidate. In such event, third parties may bring claims against us for monies we owe for products or services provided to us. Although we have obtained waiver agreements from PWP and from certain vendors and service providers that we have engaged and to which we owe money pursuant to which such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims, which could take priority over those of our public stockholders. If we are unable to complete the Business Combination or another business combination within the required time period, Cohen Sponsor Interests IV, LLC, the manager of our sponsor, has agreed it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities to which we owe money for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, he may not be able to meet such obligation. Therefore, the per share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, the per share distribution from the trust account may be less than $10.00.

Our directors may decide not to enforce the indemnification obligations of Cohen Sponsor Interests IV, LLC, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

If proceeds in the trust account are reduced below $10.00 per public share and Cohen Sponsor Interests IV, LLC asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Cohen Sponsor Interests IV, LLC to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Cohen Sponsor Interests IV, LLC to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate the Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete the Business Combination or another initial business combination within the required time period, we must dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us, nor can we assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after our Business Combination Outside Date, if we do not consummate the Business Combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Moreover, our board may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, and thereby exposing the board and us to claims for punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us or you for these reasons.

Actions taken by the initial stockholders, our officers and directors to increase the likelihood of approval of the Business Combination Proposal and the other proposals presented in this proxy statement could have a depressive effect on the price of our common stock.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the initial stockholders, our directors,

officers and their respective affiliates may enter into agreements to purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or enter into transactions with such investors and others to provide them with incentives to acquire shares of our common stock or vote their shares in favor of the Business Combination Proposal. While the exact nature of any other incentive arrangements that may be entered into in the future has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by the initial stockholders for nominal value. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved and to decrease the likelihood that holders request redemption of public shares. Entering into any such arrangements may have a depressive effect on the price of our common stock. For example, if as a result of these arrangements an investor or holder purchases shares for nominal value, the investor or holder may be more likely to sell such shares immediately following the Closing for a price below market value.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, which could have a material adverse effect on our business.

Commencing with our annual report for the year ended December 31, 2021, we are and following the Business Combination, the combined company will be, required to provide management’s attestation on internal controls. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of PWP as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the combined company after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and lead to a decrease in the market price of our common stock.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We will be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following September 29, 2025, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Accordingly, until we cease being an “emerging growth company” stockholders will not have the benefit of an independent assessment of the effectiveness of our internal control environment.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will depend largely upon the efforts of certain key personnel, including the key personnel of PWP, all of whom we expect to stay with the combined company following the Business Combination. The loss of such key personnel could adversely affect the operations and profitability of the post-combination business.

Our ability to recognize certain benefits of the Business Combination and successfully operate PWP’s business following the Business Combination will depend upon the efforts of certain key personnel of PWP. Although we expect all of such key personnel to remain with the combined company following the Business Combination, the unexpected loss of key personnel may adversely affect the operations and profitability of the combined company. In addition, our future success depends in part on our ability to identify and retain key personnel to succeed senior management. Furthermore, while we have closely scrutinized the skills, abilities and qualifications of the key PWP personnel that will be employed by the combined company, our assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities we expect or those necessary to manage a public company, the operations and profitability of the combined company business may be negatively impacted.

Following the Business Combination, our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of the combined company, our stock price would likely be less than that which we would obtain if we had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the combined company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Future sales of our common stock issued to PWP stockholders or by our initial stockholders may reduce the market price of our common stock that you might otherwise obtain.

Under the Business Combination Agreement, we will issue (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners.

We and Professional Partners will enter into a Stockholders Agreement providing for certain restrictions on transfer applicable to the shares issued to Professional Partners in connection with the Business Combination. For additional information regarding the Stockholders Agreement, see the sections in this proxy statement entitled “Proposal No. 1—The Business Commination Proposal—Related Agreements—Rights of Professional Partners and Stockholders Agreement.”

The Sponsor is a party to a letter agreement, dated September 24, 2020 (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor is prohibited from, except in limited circumstances, (i) selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to the placement units, placement shares, placement warrants, or shares of common stock underlying the placement warrants, (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the placement units, placement shares, placement warrants, or shares of common stock underlying the placement warrants, whether any such transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise, or (iii) publicly announcing any intention to effect any transaction specified in clause (c)(i) or (c)(ii), for a period of 30 days following the Business Combination.

We will, at or prior to the Closing, amend and restate the existing registration rights agreement with the Sponsor by entering into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with Sponsor, Professional Partners, the ILPs and others party thereto (the “RRA Parties”) with respect to the shares of our Class A common stock and certain other equity securities held by the RRA Parties. The Amended and Restated Registration Rights Agreement will require us to, among other things, file with the SEC a resale shelf registration statement pursuant to Rule 415 under the Securities Act on behalf of the RRA Parties within 30 business days after the Closing (the “Shelf Registration Statement”). If the Shelf Registration Statement becomes unavailable once it is declared effective, the RRA Parties will have certain demand registration rights.

Upon expiration of the lockup periods set forth in the Sponsor Share Surrender and Share Restriction Agreement and the Sponsor Lock-Up Agreement applicable to shares of our common stock held by the PWP stockholders or our initial stockholders and, in the case of our initial stockholders, the effectiveness of the Shelf Registration Statement, these parties may sell large amounts of our stock in the open market or in privately negotiated transactions. The registration and availability of such a significant number of shares of common stock for trading in the public market may increase the volatility in the price of our common stock or put significant downward pressure on the price of our common stock. In addition, the combined company may use shares of our common stock as consideration for future acquisitions, which could further dilute our stockholders.

Subsequent to the consummation of the Business Combination, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted a due diligence examination of PWP, we cannot assure you that this examination revealed all material issues that may be present in PWP’s business, or that factors outside of our and PWP’s control will not later arise. As a result, we may be forced to later write down or write off assets, restructure the combined company’s operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

The combined company may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. The combined company may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject the combined company to significant liabilities.

The classification of our board of directors may have anti-takeover effects, including discouraging, delaying or preventing our change of control.

Our board of directors is currently divided into two classes serving staggered, two-year terms, and if the Charter Proposals are approved, the board of the combined company will consist of three classes of directors with staggered, three-year terms. The presence of a classified board could have anti-takeover effects, including discouraging a third party from making a tender offer for our shares or attempting to obtain control of us, even when stockholders may consider such a takeover to be in their best interests. It could also delay stockholders who disapprove of the performance of our board of directors from changing a majority of the composition of our board of directors through a single proxy contest.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to operate post-Business Combination.

Control of Perella Weinberg Partners by Professional Partners may give rise to actual or perceived conflicts of interest with the Limited Partners who manage Professional Partners.

Upon consummation of the Business Combination, Perella Weinberg Partners will be controlled by Professional Partners, which is ultimately managed by a committee of Limited Partners that manages Professionals GP, the general partner of Professional Partners. The interests of the Limited Partners who manage Professional Partners may differ from those of Perella Weinberg Partners’ other stockholders. For example, the Limited Partners who manage Professional Partners may have a different tax position from Perella Weinberg Partners, which could influence their decisions regarding whether and when Perella Weinberg Partners should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement that Perella Weinberg Partners will enter into in connection with the Business Combination, and whether and when Perella Weinberg Partners should undergo certain changes of control within the meaning of the Tax Receivable Agreement or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to us. For additional information on the Tax Receivable Agreement, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement.”

Upon consummation of the Business Combination, Professional Partners, which is ultimately managed by a committee of Limited Partners that manages Professionals GP, the general partner of Professional Partners, will hold all outstanding shares of Class B-1 common stock and thereby control approximately 90.4% of the voting interest in Perella Weinberg Partners. The shares of Class B-1 common stock will entitle Professional Partners to (i) for so long as the Class B Condition is satisfied, ten votes per share for each share held of record on all matters submitted to a vote of stockholders and (ii) after the Class B Condition ceases to be satisfied, one vote per share for each share held of record on all matters submitted to a vote of stockholders. See “Description of Securities Post-Business Combination—Class B Common Stock.” In addition, in connection with the consummation of the Business Combination, Perella Weinberg Partners will enter into a Stockholders Agreement with Professional Partners, pursuant to which, for so long as the Class B Condition is satisfied, Professional Partners will have certain approval rights over certain transactions, including the right to designate a number of nominees to our board of directors equal to a majority thereof. For so long as the Class B Condition is no longer satisfied and the Secondary Class B Condition is satisfied, Professional Partners will have the right to designate a number of directors (rounded up to the nearest whole number) equal to one third of our board of directors. See “Proposal No. 1—The Business Combination Proposal—Related Agreements—Rights of Professional Partners and Stockholders Agreement.” As a result, because the Limited Partners who manage Professional Partners will have a majority of the voting power in Perella Weinberg Partners through their control of Professional Partners, and Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation to be in effect upon consummation of the Business Combination will not provide for cumulative voting, they will have the ability to elect all of the members of Perella Weinberg Partners’ board of directors and thereby to control its management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of Perella Weinberg Partners Class A common stock or other securities, and the declaration and payment of dividends. The Limited Partners who manage Professional Partners will be able to determine the outcome of all matters requiring stockholder approval and will be able to cause or prevent a change of control of Perella Weinberg Partners or a change in the composition of its board of directors and could preclude any unsolicited acquisition of Perella Weinberg Partners. The voting power of the Limited Partners who manage Professional Partners could deprive Perella Weinberg Partners’ stockholders of an opportunity to receive a premium for their Perella Weinberg Partners Class A common stock as part of a sale of Perella Weinberg Partners and might ultimately affect the market price of Perella Weinberg Partners Class A common stock. As a result of the control exercised by the Limited Partners who manage Professional Partners over Perella Weinberg Partners, none of the Perella Weinberg Partners agreements with them have been negotiated on “arm’s length” terms. We cannot assure you that Perella Weinberg Partners would not have received more favorable terms from an unaffiliated party.

Upon consummation of the Business Combination, Perella Weinberg Partners will be a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon consummation of the Business Combination, Professional Partners will hold more than 50% of the voting power of Perella Weinberg Partners’ shares eligible to vote. As a result, Perella Weinberg Partners will be a “controlled company” under the rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the board of directors consist of independent directors and (ii) the board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors.

For at least some period following the Business Combination, Perella Weinberg Partners intends to utilize these exemptions. As a result, immediately following the Business Combination Perella Weinberg Partners will not have a majority of independent directors on its board of directors and will not have a nominating and governance committee. Accordingly, although Perella Weinberg Partners may transition to a board with a majority of independent directors prior to the time Perella Weinberg Partners ceases to be a “controlled company,” for such period of time you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements set by Nasdaq. In the event that Perella Weinberg Partners ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, Perella Weinberg Partners will be required to comply with these provisions within the applicable transition periods. These exemptions do not modify the independence requirements for Perella Weinberg Partners’ audit committee, and Perella Weinberg Partners intends to comply with the applicable requirements of the SEC and Nasdaq with respect to Perella Weinberg Partners’ audit committee within the applicable time frame.

The historical consolidated and unaudited pro forma financial information in this proxy statement is not representative of the results Perella Weinberg Partners would have achieved as a stand-alone public company and may not permit you to predict its future results.

The historical consolidated and unaudited pro forma financial information in this proxy statement does not reflect the financial condition, results of operations or cash flows that Perella Weinberg Partners would have achieved as a stand-alone public company during the periods presented or those it will achieve in the future as a result of (i) the expense allocations for certain support functions that are provided on a centralized basis within PWP OpCo prior to the PWP Separation, such as expenses for business technology, facilities, legal, finance, human resources and business development, which are reflected in PWP’s historical consolidated financials and may be higher or lower than the comparable expenses that it would have actually incurred, or will incur in the future, as a stand-alone company and (ii) the added costs Perella Weinberg Partners expects to incur as a public company, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act of 2002. As a result of these matters, among others, it may be difficult for investors to compare Perella Weinberg Partners’ future results to historical results or to evaluate its relative performance or trends in its business.

The market price of Perella Weinberg Partners Class A common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of Perella Weinberg Partners Class A common stock in spite of its operating performance. In addition, Perella Weinberg Partners operating results could be below the expectations of public market analysts and investors, and in response, the market price of Perella Weinberg Partners Class A common stock could decrease significantly. Investors may be unable to resell their shares of Perella Weinberg Partners Class A common stock at or above the price they paid prior to the Closing.

Anti-takeover provisions in Perella Weinberg Partners’ charter documents and Delaware law, as well as the rules of FINRA, the FCA, the Alberta Commission, IIROC, ACPR and other U.S. or foreign governmental regulatory authorities or self-regulatory organizations, could delay or prevent a change in control, limit the price investors may be willing to pay in the future for our common stock and could entrench management.

Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or prevent a merger or acquisition that a stockholder may consider favorable by permitting Perella Weinberg Partners’ board of directors to issue one or more series of preferred stock, requiring advance notice for stockholder proposals and nominations and placing limitations on convening stockholder meetings. In addition, there will be no cumulative voting in the election of directors, and Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will provide that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed from office at any time, with or without cause, by the affirmative vote of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of our directors; provided, that at any time the Class B Condition is satisfied, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of our directors. These provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm Perella Weinberg Partners’ stock price. See “Description of Securities Post-Business Combination.”

Further, Perella Weinberg Partners’ two U.S. broker-dealer subsidiaries are members of FINRA and subject to FINRA’s rules, which could impede or delay a change of control. FINRA Rule 1017 generally provides that FINRA approval must be sought in connection with any transaction resulting in a single person or entity acquiring or controlling, directly or indirectly, twenty-five percent (25%) or more of a FINRA member firm’s or its parent company’s equity for the first time.

Similarly, Perella Weinberg Partners’ U.K. subsidiary, Perella Weinberg UK Limited (“PWP U.K.”), is regulated by the FCA and is, therefore, an FCA authorized person, acquisitions of interests in which are subject to change in control rules. Prior FCA approval must be obtained for any transaction that would result in a single person or entity acquiring, directly or indirectly, 10% or more of PWP U.K.’s voting rights or share capital, including through ownership of the equity of any of its parent undertakings.

Additionally, our Existing Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of the combined company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

Our Existing Certificate of Incorporation provides, and Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will provide, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder limitation matters, subject to limited exceptions, which could discourage stockholder lawsuits or limit our stockholders’ ability to bring a claim in any judicial forum that they find favorable for disputes against our directors, officers, other employees or stockholders.

Our Existing Certificate of Incorporation provides and, following the Business Combination, the Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will provide that, unless the Company or Perella Weinberg Partners, as applicable, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company or Perella Weinberg Partners, as applicable, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders or Perella Weinberg Partners to Perella Weinberg Partners’ stockholders, as applicable, (iii) any action asserting a claim against the Company or Perella Weinberg Partners, as applicable, their directors, officers or employees arising pursuant to any provision of the DGCL or the charter or the bylaws, or (iv) any action asserting a claim against Perella Weinberg Partners, its directors, officers or employees governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except (a) under our Second Amended and Restated Certificate of Incorporation, any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the federal securities laws, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction, and (b) under Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Notwithstanding the foregoing, the choice of forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Second Amended and Restated Certificate of Incorporation. However, no such person or entity shall be deemed to have waived any right of action against Perella Weinberg Partners or its officers or directors pursuant to the federal securities laws. If any action the subject matter of which is within the scope of the choice of forum provision is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the choice of forum provision (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Risks Related to the Redemption

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any of its affiliates or any other person with whom it is acting in concert or as a “group,” will be restricted from exercising redemption rights with respect to more than 15% of the public shares. Accordingly, if you hold more than 15% of the public shares and the Business Combination Proposal is approved, you will not be able to exercise redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. If the Business Combination is consummated, the value of such excess shares may not appreciate over time and the market price of our common stock may not exceed the per share redemption price paid in connection with the Business Combination.

A stockholder’s decision as to whether to redeem his, her or its shares for a pro rata portion of the trust account may not put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell his, her or its public shares in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, such as the Business Combination, may cause an increase in our share price, and may result in a lower value realized upon redemption than a stockholder might realize in the future had the stockholder not redeemed his, her or its shares. Similarly, if a stockholder does not redeem his, her or its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the Business Combination, and the risk that the stockholder may not be able, in the future to sell his, her or its shares, for a greater amount than the redemption price described in this proxy statement. A stockholder should consult his, her or its tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the funds held in our trust account.

In order to exercise redemption rights, holders of public shares are required to, among other requirements, submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Stockholders electing to redeem their public shares will receive their pro rata portion of the amount on deposit in the trust account as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of FTIV Stockholders—Redemption Rights and Procedures” for additional information on how to exercise your redemption rights. If you do not timely submit your redemption request and deliver your common stock and comply with the other redemption requirements, you will not be entitled to redeem your common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

FTIV and PWP are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined statement of financial condition as of December 31, 2020, combines the audited balance sheet of FTIV as of December 31, 2020, with the audited consolidated statement of financial condition of PWP OpCo as of December 31, 2020, giving effect to the Business Combination and related adjustments as if they had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combines the audited statement of operations of FTIV for the year ended December 31, 2020, with the audited consolidated statement of operations of PWP OpCo for the year ended December 31, 2020. The unaudited pro forma condensed combined statements of operations give effect to the business combination and related adjustments as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

•	The historical audited financial statements of FTIV as of and for the year ended December 31, 2020; and

•	The historical audited consolidated financial statements of PWP OpCo as of and for the year ended December 31, 2020.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the transactions referred to below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent Perella Weinberg Partners’ consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project Perella Weinberg Partners’ consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “FTIV’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “PWP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement.

Description of the Business Combination

On December 29, 2020, FTIV entered into the Business Combination Agreement by and among the Sponsor, PWP OpCo, PWP GP, Professional Partners, and Professionals GP, pursuant to which, among other things, (i) FTIV will acquire certain partnership interests in PWP OpCo, (ii) PWP OpCo will become jointly-owned by the Company, Professional Partners and certain existing partners of PWP OpCo, and (iii) PWP OpCo will, following the Closing, serve as the Company’s operating partnership as part of an Up-C structure.

Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the Closing:

(i) the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment) as of Closing, net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights;

(ii) Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

(iii) the Company will issue new shares of Class B-1 common stock and Class B-2 common stock to PWP OpCo, with the Class B-1 common stock being distributed to and owned by Professional Partners and the Class B-2 common stock being distributed to and owned by ILPs, with the number of shares of such common stock to be issued to PWP OpCo equal the number of common units of PWP OpCo that will be held by Professional Partners and ILPs, respectively, following the Closing; and

(iv) the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and a reasonable reserve, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain Legacy Partners and retain any remaining proceeds for general corporate purposes.

Concurrently with the execution of the Business Combination Agreement, the Company also entered into a Subscription Agreement with the PIPE Investors pursuant to, and on the terms and subject to the conditions of, which the PIPE Investors have collectively subscribed for 12.5 million shares of the Company’s Class A common stock for an aggregate purchase price equal to $125 million, including $1.5 million subscribed by entities related to the Sponsor, which may be increased by up to $23.5 million. The PIPE Investment will be consummated concurrently with the Closing. The following pro forma condensed combined financial information assumes only 12,500,000 shares of Class A common stock are issued to the PIPE Investors.

At the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto. The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings. For additional information, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement” in the accompanying proxy statement.

Under the No Redemptions Scenario, Perella Weinberg Partners is expected to issue 50,147,000 shares of Class B-1 and Class B-2 common stock in exchange for $0.01 per share. Under the

Maximum Redemptions Scenario, Perella Weinberg Partners is expected to issue 61,060,000 shares of Class B-1 and Class B-2 common stock in exchange for $0.01 per share. The number of shares of such Class B common stock will equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners

Under the No Redemptions Scenario, Perella Weinberg Partners is expected to acquire PWP OpCo units for approximately $245.8 million of cash, inclusive of cash from the trust account and PIPE investment after the assumed redemption of PWP OpCo Units held by certain electing ILPs and assumed redemption of PWP OpCo units held by certain Legacy Partners but before any transaction costs or repayment of indebtedness. Under the Max Redemptions Scenario, Perella Weinberg Partners is expected to acquire PWP OpCo units for approximately $200.0 million of cash, inclusive of cash from the trust account and PIPE investment and before any transaction costs or repayment of indebtedness.

Upon the Closing, the ownership will be as follows:

Total Capitalization (in thousands)	No Redemptions Scenario		Maximum Redemptions Scenario
Party	Share #	%	Share #	%
FTIV Public Shareholders	23,000	24.4%	7,500	8.4%
Shares held by Sponsor and other holders of founder shares*	7,457	7.9%	7,457	8.3%

Total FTIV	30,457	32.3%	14,957	16.7%
Professional Partners and ILPs**	50,144	53.3%	61,060	68.2%
Other***	1,023	1.1%	1,023	1.1%
PIPE	12,500	13.3%	12,500	14.0%

Total shares outstanding at Closing	94,124	100.0%	89,540	100.0%

Class B-1 and Class B-2 Shares****	50,144		61,060

*	Includes 100% of Founders Shares, including those subject to performance targets.
**

The shares attributed to Professional Partners and ILPs represent ownership in the form of PWP OpCo Class A partnership units, which are exchangeable into Perella Weinberg Partners Class A common stock on a one for one basis. As Class B-1 and Class B-2 shares have de minimis economic rights, they have been excluded from the calculations in this table of Class A common stock issued upon exchange of PWP OpCo Units and Class B shares.

***

Class A common stock to be issued in respect of RSUs that vest effective as of the Closing. As described in “Proposal No. 10—The Incentive Plan Proposal,” certain non-executive officer partners will be granted RSUs pursuant to the terms of their new-hire partner offer letters and the Incentive Plan upon or as soon as practicable following the Closing. A portion of such RSUs will vest immediately and have been included in the capitalization table above.

****

Class B-1 and Class B-2 shares will be issued, with the Class B-1 common stock being owned by Professional Partners and the Class B-2 common stock being owned by certain ILPs. Class B-1 shares will carry 10 votes per share and B-2 shares will carry 1 vote per share. As these shares have de minimis economic and participating rights, they have been excluded from the calculation of earnings per share.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FTIV, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and PWP will be treated as the accounting acquirer. This determination was primarily based on PWP expecting to have a majority of the voting power of the post-combination company, PWP’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of PWP compared to FTIV, and PWP’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which PWP is issuing stock for the net assets of FTIV. The net assets of FTIV will be stated at historical cost, with no goodwill or other intangible assets recorded.

The Business Combination contemplates that, among other things, FTIV will acquire a minority partnership interest in PWP OpCo, Professional Partners and certain investor limited partners of PWP OpCo will together acquire a majority voting interest in Perella Weinberg Partners and PWP OpCo will, following the Closing, serve as the operating partnership as part of an umbrella limited partnership C-corporation structure. The portion of the consolidated subsidiaries not owned by Perella Weinberg Partners is based on the shares held by Professional Partners and ILPs as depicted in the Capitalization table above for each of the respective scenarios and any balances and related activity will be classified as noncontrolling interests in the consolidated statement of financial condition and Net income (loss) attributable to noncontrolling interest in the consolidated statements operations in accordance with ASC 810, Consolidation.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. FTIV and PWP have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Class A common stock into cash:

Assuming No Redemptions Scenario.    This presentation assumes: No stockholders of Class A common stock exercise their redemption rights with respect to their redeemable Class A common stock upon the Closing.

Assuming Maximum Redemptions Scenario.    This presentation assumes: The redemption of 15,500,191 shares for a total redemption of approximately $155.0 million in shares of Class A common stock, which is derived from the number of shares that could be redeemed in connection with the business combination at an assumed redemption price approximating $10.00 per share based on the Trust Account figures as of December 31, 2020 in order for the Trust Account and PIPE proceeds to meet the minimum cash amount after payment of transaction expenses.

The two alternative levels of additional redemptions assumed in the unaudited pro forma condensed combined statement of financial condition and statements of operations are based on the assumption that there are no adjustments for the outstanding public or private placement warrants issued by FTIV as such securities are not exercisable until 30 days after the Closing. Additionally, as noted above, the Business Combination contemplates an umbrella limited partnership C-corporation structure, with Professional Partners and ILPs assumed to own 53.3% and 68.2% in the form of PWP OpCo Class A partnership units, in the No Redemptions and Maximum Redemptions scenario, respectively. The interests held by Professional Partners and ILPs will be impacted by the amount of redemptions of limited partnership interests held by certain electing third party investor limited partners of PWP OpCo and redemption of PWP OpCo units held by Legacy Partners and the level of redemptions of Class A common stock into cash.

If facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Tax Receivable Agreement

No Redemptions Scenario:

As described in greater detail under “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement,” in connection with the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto that will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of PWP OpCo Class A partnership units by the holders of such PWP OpCo Class A partnership units, the unaudited pro forma condensed combined financial information reflects a deferred tax asset and related Tax Receivable Agreement liability of approximately $25.3 million and $22.7 million respectively, for the exchanges pursuant to the Business Combination Agreement, which is assumed to be 10,916,305 units in the No Redemptions Scenario. Due to the uncertainty in the amount and timing of any additional future exchanges of PWP OpCo Class A partnership units by the Limited Partners and ILPs, no increases in tax basis in PWP’s assets or other tax benefits that may be realized from such additional future exchanges have been assumed in the unaudited pro forma condensed combined financial information. However, if all of the Limited Partners and ILPs were to exchange their PWP OpCo Class A partnership units, Perella Weinberg Partners would recognize an incremental deferred tax asset relating to such exchanges of approximately $152.0 million and a liability of approximately $129.2 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 25.005%; (iv) the Company will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of PWP OpCo Class A partnership units exchanged by the Limited Partners and ILPs (e.g., as a result of an increase whereby the Limited Partners and ILPs exchanged 5% of their PWP OpCo Class A partnership units, rather than 0% of their PWP OpCo Class A partnership units), Perella Weinberg Partners’ deferred tax asset would increase by approximately $7.6 million and the related liability would increase by approximately $6.5 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that Perella Weinberg Partners will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of Perella Weinberg Partners Class A common stock at the time of the exchange, and the tax rates then in effect.

Maximum Redemptions Scenario:

As described in greater detail under “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement,” at the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto that will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The unaudited pro forma condensed combined financial information does not reflect any deferred tax asset or related Tax Receivable Agreement liability as the Maximum Redemptions Scenario assumes no exchanges pursuant to the Business Combination Agreement. However, if all of the Limited Partners and ILPs were to exchange their PWP OpCo Class A partnership units, Perella Weinberg Partners would recognize a deferred tax asset relating to such exchanges of approximately $178.7 million and a liability of approximately $151.9 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 25.005%; (iv) the Company will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of PWP OpCo Class A partnership units exchanged by the Limited Partners and ILPs (e.g., as a result of an increase whereby the Limited Partners and ILPs exchanged 5% of their PWP OpCo Class A partnership units, rather than 0% of their PWP OpCo Class A partnership units), Perella Weinberg Partners’ deferred tax asset would increase by approximately $8.9 million and the related liability would increase by approximately $7.6 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that Perella Weinberg Partners will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of Perella Weinberg Partners Class A common stock at the time of the exchange, and the tax rates then in effect.

Other Events

As described in “Executive Compensation—Other Executive Compensation Elements—Reorganization of Professional Partners” below, in connection with the Business Combination and related internal reorganization steps that will be consummated concurrently with the Closing, Professional Partners is expected to implement a crystallized ownership structure that, among other things, includes a class of partnership units which tracks PWP’s advisory business and allocates increases in value and income/distributions with respect to the advisory business on a pro-rata basis to all holders of such partnership units in accordance with their ownership interests. As part of the Reorganization of Professional Partners, alignment capital units (“ACUs”) and value capital units (“VCUs”), which represent equity awards of Professional Partners, will be granted and equity-based compensation in accordance with ASC 718 will be recorded, which has been reflected in the unaudited pro forma condensed combined financial information. The equity-based compensation related to the ACUs and VCUs will not result in incremental dilution to Perella Weinberg Partners shareholders relative to Professional Partners, as the vesting of ACUs and VCUs will have no impact to Professional Partners’ interest in PWP OpCo. As a result, equity-based compensation related to the ACUs and VCUs has been fully attributed to noncontrolling interest in the unaudited pro forma condensed combined financial information.

In addition, the unaudited pro forma condensed combined financial information gives effect to the issuance of restricted stock units pursuant to the Transaction Pool Share Reserve and the payment of “monetization equity” interests previously granted to certain US and non-US employees due and contingent upon completion of the business combination.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

As of December 31, 2020

(in thousands)

	FTIV	PWP	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets	(a)	(b)
Cash and cash equivalents	$1,159	$329,063	$230,006	(c)	$346,887	$(155,006	)(q)	$301,044
			125,000	(d)		109,163	(e)
			(192,876	)(h)
			(109,163	)(e)
			(35,343	)(f)
			(959	)(s)
Investments held in Trust Account	230,006	—	(230,006	)(c)	—	—		—
Restricted Cash	—	1,845	—		1,845	—		1,845
Accounts receivable, net of allowance	—	40,802	—		40,802	—		40,802
Due from related parties	—	289	—		289	—		289
Fixed assets, net of accumulated depreciation and amortization	—	17,189	—		17,189	—		17,189
Intangible assets, net of accumulated amortization	—	38,932	—		38,932	—		38,932
Goodwill	—	34,383	—		34,383	—		34,383
Prepaid expenses and other assets	276	25,792	(8,645	)(f)	17,423	—		17,423
Right-of-use lease assets	—	53,444	—		53,444	—		53,444
Deferred tax asset	—	1,214	25,285	(i)	26,499	(26,129	)(i)	370

Total assets	$231,441	$542,953	$(196,701)		$577,693	$(71,972)		$505,721

Liabilities and Partners’ Capital / Stockholders’ Equity
Accrued compensation and benefits	$—	$213,524	$—		$213,524	$—		$213,524
Deferred compensation programs	—	17,208	—		17,208	—		17,208
Accounts payable, deferred revenue, accrued expenses and other liabilities	793	32,844	—		33,637	—		33,637
Lease liabilities	—	58,229	—		58,229	—		58,229
Debt, net of unamortized debt discounts and issuance costs	—	146,965	(146,965	)(h)	—	—		—
Deferred underwriting fee payable	9,800	—	(9,800	)(f)	—	—		—
Tax receivable agreement liability	—	—	22,699	(j)	22,699	(22,699	)(j)	—

Total liabilities	10,593	468,770	(134,066)		345,297	(22,699)		322,598

Commitments and contingencies
Common stock subject to possible redemption	215,848	—	(215,848	)(k)	—	—		—
Common stock, Class A	—	—	2	(k)	4	(2	)(q)	3
			1	(d)
			1	(l)
Common stock, Class B	1	—	(1	)(l)	5	—		5
			5	(k)
Additional paid-in-capital	6,021	—	124,999	(d)	138,182	(155,004	)(q)	76,836
			2,586	(o)		(10,527	)(m)
			215,841	(k)		(3,430	)(o)
			(33,088	)(f)		109,163	(e)
			(149,221	)(m)		(1,547	)(g)
			(1,022	)(n)
			4,720	(g)
			(109,163	)(e)
			76,509	(p)
Retained earnings / Accumulated deficit	(1,022)	—	1,022	(n)	(27,134)	164	(f)	(18,507)
			(4,720	)(g)		1,547	(g)
			(21,452	)(h)		6,849	(h)
			(514	) (f)		67	(s)
			(448	)(s)
Partners’ capital	—	76,509	(76,509	)(p)	—	—		—
			45,911	(p)
			(45,911	)(h)
Accumulated other comprehensive loss	—	(2,326)	1,239	(r)	(1,087)	347	(r)	(740)
Noncontrolling interest	—	—	(1,239	)(r)	122,426	(347	)(r)	125,526
			(24,459	)(h)		(6,849	)(h)
			(586	)(f)		(164	)(f)
			(511	)(s)		(67	)(s)
			149,221	(m)		10,527	(m)

Total partners’ capital / stockholders’ equity	5,000	74,183	153,213		232,396	(49,273)		183,123

Total liabilities and partners’ capital / stockholders’ equity	$231,441	$542,953	$(196,701)		$577,693	$(71,972)		$505,721

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2020 (in thousands, except share and per share amounts)

	FTIV	PWP	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)		Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
	(aa)	(bb)
Revenues	$—	$518,986	$—		$518,986		$—		$518,986
Expenses
Compensation and benefits	—	374,332	—		374,332		—		374,332
Equity-based compensation	—	24,815	40,348	(hh)	111,655		—		110,697
			959	(ll)
			45,534	(cc)

Total compensation and benefits	—	399,147	86,840		485,987		—		485,987
Professional fees	—	42,880	—		42,880		—		42,880
Technology and infrastructure	—	27,281	—		27,281		—		27,281
Rent and occupancy	—	27,958	—		27,958		—		27,958
Travel and related expenses	—	5,725	—		5,725		—		5,725
General, administrative and other expenses	1,025	15,060	1,100	(rr)	17,185		—		17,185
Depreciation and amortization	—	15,531	—		15,531		—		15,531

Total expenses	1,025	533,582	87,940		622,548		—		622,548

Operating loss	(1,025)	(14,596)	(87,940)		(103,562)		—		(103,562)

Related party revenues	—	9,263	—		9,263		—		9,263
Interest income	6	—	(6	)(ii)	—		—		—
Interest expense	—	185	(45,911	)(kk)	(45,726)		—		(45,726)
Other income	—	(15,741)	15,741	(dd)	—		—		—

Loss before income taxes	(1,019)	(20,889)	(118,116)		(140,025)				(140,025)
Income tax benefit (expense)	—	(3,453)	551		(2,902)		(367	)(ee)	(3,269)

Net income (loss)	$(1,019)	$(24,342)	$(117,565)		$(142,927)		$(367)		$(143,294)

Less: Net income (loss) attributable to noncontrolling interest			(38,246	)(ff)	(108,595)		(10,669	)(ff)	(119,294)
			(24,815	)(ii)
			(45,534	)(cc)

Net income (loss) attributable to Perella Weinberg Partners					$(34,332)				$(23,999)

Weighted average number of common stock outstanding—Basic:
Class A common stock	23,000,000				44,397,624				28,897,433
Class A and Class B redeemable common stock	7,280,219
Weighted average number of common stock outstanding—Diluted:
Class A common stock	23,000,000				94,541,319				89,957,433
Class A and Class B redeemable common stock	7,280,219
Net income (loss) per share—Basic
Class A common stock	$—				$(0.77	)(gg)			$(0.83	)(gg)
Class A and Class B non-redeemable common stock	$(0.14)
Net income (loss) per share—Diluted
Class A common stock	$—				$(1.22	)(gg)			$(1.26	)(gg)
Class A and Class B non-redeemable common stock	$(0.14)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination had been consummated on December 31, 2020, in the case of the unaudited pro forma condensed combined statement of financial condition, and as if the business combination had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of PWP OpCo with the business combination being treated as the equivalent of PWP OpCo issuing stock for the net assets of FTIV, accompanied by a recapitalization.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined statement of financial condition as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of December 31, 2020

The unaudited pro forma condensed combined statement of financial condition as of December 31, 2020 reflects the following adjustments:

(a)	Represents the FTIV historical audited condensed statement of financial condition as of December 31, 2020.

(b)	Represents the PWP OpCo historical audited condensed consolidated statement of financial condition as of December 31, 2020.

(c)

Reflects the reclassification of investments held in the trust account of FTIV that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of PWP OpCo in conjunction with the business combination.

(d)	Represents net proceeds from PIPE transaction and issuance of shares of Perella Weinberg Partners Class A common stock to the PIPE Investors, including the Sponsor.

(e)

Represents the pro forma adjustment to record the redemption of equity interests held by certain legacy partners and investment limited partners based on currently expected elections to redeem. Under the Maximum Redemptions Scenario, there is assumed to be no redemption of such equity interests.

(f)	Represents the pro forma adjustment to record preliminary estimated transaction costs totaling $35.3 million for advisory, banking, legal and accounting fees, inclusive of outstanding deferred underwriting costs, which subsequent to December 31, 2020, has been reduced by $3.0 million as agreed to by FTIV’s underwriters. Also included in the preliminary estimated transaction costs are $1.1 million of expenses that are not considered direct and incremental to the business combination and accordingly, have been expensed and allocated to Accumulated deficit / Noncontrolling interest. In addition $3.6 million of deferred offering costs were already incurred and paid as of December 31, 2020, which will be recorded as an offset to equity as a result of the business combination.

(g)

Represents the pro forma adjustment to record Perella Weinberg Partners’ portion of the additional paid in capital and impact to Retained earnings / Accumulated deficit for the granting and vesting of restricted stock units in connection with the consummation of the business combination.

(h)

Represents the pro forma adjustment to record the redemption PWP OpCo’s convertible debt and pay off of the revolving credit facility from the proceeds of the business combination, inclusive of additional amounts due as a result of prepayment.

(i)

Represents the pro forma adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in PWP OpCo, including the deferred tax asset that results from the step-up for tax purposes of certain assets of PWP OpCo. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income. Therefore, the recognition of deferred tax assets, including any valuation allowances, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the business combination.

(j)

Represents the pro forma adjustments to record the tax receivable agreement liability. Upon the completion of the business combination, Perella Weinberg Partners will be a party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, Perella Weinberg Partners will make payments to the ILPs and Limited Partners in respect of 85% of the net tax benefit to Perella Weinberg Partners of certain tax attributes (calculated using certain assumptions, and subject to the terms of the Tax Receivable Agreement). The payments made will represent additional purchase price. The tax impacts of the transaction were estimated based on the applicable law in effect on December 31, 2020. There is no tax receivable agreement liability under the Maximum Redemptions Scenario.

(k)

Represents the pro forma adjustments to common stock subject to possible redemption to permanent equity based on a par value of $.0001 per share. Perella Weinberg Partners Class B common stock have been issued for nominal consideration.

(l)

Represents the pro forma adjustments to reclassify FTIV Class B common stock, which will be converted to Perella Weinberg Partners Class A common stock, inclusive of the adjustment for the surrender of 1,023,333 shares of FTIV Class B by the Sponsor.

(m)

Represents the pro forma adjustments to reclassify a portion of additional paid-in capital to noncontrolling interest based on the aggregate Professional Partners and ILPs ownership in each of the respective redemption scenarios, which is assumed to be 53.3% and 68.2% for the No Redemptions and Maximum Redemptions Scenario, respectively, as depicted in the Capitalization table above.

(n)	Represents the pro forma adjustments to reclassify the historical accumulated deficit of FTIV to additional paid-in-capital.

(o)	Represents the pro forma adjustment for the net impact to equity resulting from the tax adjustments in (i) and (j) above.

(p)	Represents the pro forma adjustment for the reclassification of partners’ capital to additional paid-in capital.

(q)	Represents the pro forma adjustment for the shares that are assumed to be redeemed under the Maximum Redemptions Scenario.

(r)

Represents the pro forma adjustments for the reclassification of the historical accumulated other comprehensive loss to noncontrolling interest based on the aggregate Professional Partners and ILPs ownership in each of the respective redemption scenarios, which is assumed to be 53.3% and 68.2% for the No Redemptions and Maximum Redemptions Scenario, respectively, as depicted in the Capitalization table above.

(s)	Represents the pro forma adjustment for the cash payment due to certain US and non-US employees related to monetization equity interests due and contingent upon completion of the business combination.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects the following adjustments:

(aa)	Represents the FTIV historical audited condensed statement of operations for the year ended December 31, 2020.

(bb)	Represents the PWP OpCo historical audited condensed consolidated statement of operations for the year ended December 31, 2020.

(cc)

Represents the pro forma adjustment to record the expense related to the ACUs and VCUs that will be granted in connection with internal reorganization as part of the Business Combination. Such amounts have been allocated to noncontrolling interests as the vesting of the ACUs and VCUs do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners).

(dd)	Reflects the pro forma adjustment to interest expense assuming the paydown of all outstanding debt from the proceeds of the business combination as if it occurred on January 1, 2020.

(ee)

Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where the income is estimated to be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences

(ff)

Represents the pro forma adjustments to adjust noncontrolling interest for the portion of net income (loss) attributable to noncontrolling interest based on the aggregate Professional Partners and ILPs ownership under the No Redemptions and Max Redemption scenarios, which is assumed to be 53.0% and 67.9%, respectively, which is based on the ownership depicted in the Capitalization table above, adjusted for the vesting of RSUs during the year ended December 31, 2020. Historical equity-based compensation amounts and the expense related to ACUs and VCUs discussed in adjustment (jj) and (cc), respectively, have been allocated to noncontrolling interests as the vesting ACUs and VCUs do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners).

(gg)

Basic net income (loss) per Class A share represents Net income (loss) attributable to Perella Weinberg Partners divided by the weighted average number of Class A common stock outstanding for the period. Diluted net income (loss) per Class A share is computed by adjusting Net income (loss) attributable to Perella Weinberg Partners and the weighted average number of Class A common stock outstanding to give effect to potentially dilutive securities. Perella Weinberg Partners has not considered the effect of the warrants to purchase shares of PWP Class A common stock in the calculation of diluted income (loss) per Class A share, since their inclusion would be anti-dilutive. In addition, PWP OpCo common units may be exchanged for Perella Weinberg Partners Class A common stock on a one-for-one basis.

Weighted average number of Class A common stock outstanding Basic and Diluted for the year ended December 31, 2020 includes 43,980,000 and 28,479,998 shares under the No Redemptions and Max Redemptions scenarios, respectively, that will be outstanding as of the completion of the business combination and 417,264 shares related to restricted stock units that will be granted upon completion of the business combination and are subject to a time-based vesting schedule.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma diluted net income (loss) per Class A share under the “if-converted” method:

	Assuming No Redemptions	Assuming Max Redemptions
Diluted net income (loss) per Class A share for the year ended December 31, 2020:
Numerator
Net income (loss) attributable to Perella Weinberg Partners	$(34,332)	$(23,999)
Effect of assumed exchange of PWP OpCo common units for Class A common stock	(108,595)	(119,294)
Estimated tax benefit of assumed exchange of PWP OpCo common units for Class A common stock	27,149	29,824

Net income (loss) attributable to Perella Weinberg Partners—Diluted	$(115,778)	$(113,470)
Denominator
Weighted average number of Class A common stock outstanding—Basic	44,397,624	28,897,433
Assumed exchange of PWP OpCo common units for Class A common stock	50,143,695	61,060,000

Weighted-average shares of Class A common stock outstanding—Diluted	94,541,319	89,957,433

Net income (loss) per Class A share—Diluted	$(1.22)	$(1.26)

Basic net income (loss) per Class B share has not been presented as the shares have de minimis economic and participating rights.

(hh)	Represents the pro forma adjustment to record the expense related to the restricted stock units that will be granted in connection with the business combination.

(ii)	Reflects the pro forma adjustment to eliminate the interest income on the Investments held in Trust Account.

(jj)	Represents the pro forma adjustment to allocate the historical equity-based compensation related to Special Limited Partner awards that were granted in October 2018 to noncontrolling interests as the awards do not impact Perella Weinberg Partners as there is no additional dilution to the Perella Weinberg Partners shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including Perella Weinberg Partners). The Special Limited Partner awards will be cancelled upon the granting of the VCUs and ACUs and will be accounted for as a modification.

(kk)	Reflects the pro forma adjustment to record the loss on extinguishment of debt due to the prepayment of the outstanding debt in conjunction with the business combination.

(ll)

Reflects the pro forma adjustment to record the compensation associated with the payment of monetization equity interests due to certain US and non-US employees upon completion of the business combination.

SPECIAL MEETING OF FTIV STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting in lieu of the 2021 annual meeting of stockholders to be held on                , 2021, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                , 2021.

Date, Time and Place of Special Meeting

The Special Meeting will be held virtually at                , Eastern Time, on                , 2021 and conducted exclusively via live audio cast at www.cstproxy.com/fintechacquisitioncorpiv/sm2021, or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. There will not be a physical location for the Special Meeting, and you will not be able to attend the meeting in person. We are pleased to utilize the virtual stockholder meeting technology to (i) provide ready access and cost savings for our stockholders and the Company, and (ii) to promote social distancing pursuant to guidance provided by the Center for Disease Control and the SEC due to the novel coronavirus. The virtual meeting format allows attendance from any location in the world. You will be able to attend, vote your shares, view the list of stockholders entitled to vote at the Special Meeting and submit questions during the Special Meeting via a live audio cast available at www.cstproxy.com/fintechacquisitioncorpiv/sm2021.

Virtual Special Meeting Registration

To register for the virtual Special Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock.

If your shares are registered in your name with our transfer agent and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/fintechacquisitioncorpiv/sm2021, enter the control number you received on your proxy card and click on “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Special Meeting.

Beneficial stockholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting our transfer agent, a beneficial stockholder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact our transfer agent at least five business days prior to the meeting date.

Accessing the Virtual Special Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial stockholders who hold shares through a bank, broker or other nominee, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company’s contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our common stock at the close of business on                , 2021, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Class A common stock and/or Class B common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions. On the record date, there were                  shares of Class A common stock and                  shares of Class B common stock issued and outstanding, of which                  shares are public shares,                  are placement shares held by the Sponsor, and                  are founder shares held by our initial stockholders.

Vote of Company Initial Stockholders

In connection with our IPO, we entered into an agreement with our initial stockholders, executive officers and directors pursuant to which they agreed to vote any shares of our common stock owned by them in favor of our proposed initial business combination, and following the entry into and delivery of the Business Combination Agreement, the Sponsor entered into the Support Agreement with us and PWP, pursuant to which such persons agreed, among other things, to vote any of our shares of common stock held by them in favor of the Business Combination Proposal. As of the date of this proxy statement, our initial stockholders, executive officers and directors own approximately 26.9% of the outstanding shares of our common stock.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum will be present at the Special Meeting if a majority of the shares of our common stock and entitled to vote at the Special Meeting is represented at the meeting by virtual attendance or by proxy. If a stockholder fails to vote his, her or its shares online during the Special Meeting or by proxy, or if a broker fails to vote online during the Special Meeting or by proxy shares held by it in nominee name, such shares will not be counted for the purposes of establishing a quorum. If a stockholder who holds his, her or its shares in “street name” through a bank, broker or other nominee fails to give voting instructions to such bank, broker or other nominee (a “broker non-vote”) on all of the proposals set forth in this proxy statement, such shares will not be counted for the purposes of establishing a quorum. An abstention from voting, shares represented at the Special Meeting by virtual attendance or by proxy but not voted on one or more proposals or a broker non-vote so long as the stockholder has given the bank, broker or other nominee voting instructions on at least one proposal in this proxy statement, will each count as present for the purposes of establishing a quorum. In the absence of a quorum, the chairman of the Special Meeting may adjourn the Special Meeting. As of the record date for the Special Meeting, the presence by virtual attendance or by proxy of                  shares of our common stock is required to achieve a quorum.

The approval of each of the Business Combination Proposal and the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon at the Special Meeting. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker non-vote or an abstention will each have the same effect as voting “AGAINST” the Business Combination Proposal and the Charter Proposals.

The approval of each of the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote thereon at the

Special Meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote online during the Special Meeting or an abstention from voting will each have the same effect as voting “AGAINST” the Nasdaq Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, and a broker non-vote will have no effect on the vote for Nasdaq Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on at the Special Meeting. Accordingly, an abstention from voting or a broker non-vote will have no effect on the outcome of the Nasdaq Proposal.

In order to be elected as a director as described in the Existing Director Election Proposal and the Business Combination Director Election Proposal, a nominee must receive a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting, which means that the nominees who receive the most votes are elected. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker non-vote or an abstention will have no effect on the outcome of the Existing Director Election Proposal and the Business Combination Director Election Proposal.

The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Recommendation to the Company’s Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of us and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of FTIV Directors and Officers in the Business Combination” for additional information.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe the proposals presented to our stockholders at the Special Meeting will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction. If you do not provide instructions to your bank, broker or other nominee, it may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.”

An abstention from voting, shares represented at the Special Meeting by virtual attendance or by proxy but not voted on one or more proposals or a broker non-vote so long as the stockholder has given the bank, broker or other nominee voting instructions on at least one proposal in this proxy statement will each count as present for the purposes of establishing a quorum. Notwithstanding the foregoing, in connection with (i) the Nasdaq Proposal, the Existing Director Election Proposal and the Business Combination Director Election Proposal, abstentions and broker non-votes will have no effect on the vote for each proposal; (ii) the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, abstentions will be counted as present and entitled to vote at the Special Meeting and will have the same effect as voting “AGAINST” the proposal but broker non-votes will have no effect on the vote for each proposal, and (iii) the Business Combination Proposal and the Charter Proposals, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your proxy card or cards show the number of shares of our common stock that you own. There are several ways to vote your shares of common stock:

•

You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly represented and voted at the meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Classified Board Proposal, “FOR” the Charter Corporate Opportunity Proposal, “FOR” the Authorized Capital Stock Proposal, “FOR” the Class B Stock Proposal, “FOR” the Charter Additional Amendments Proposal, “FOR” the Nasdaq Proposal, “FOR” each of the directors named in the Existing Director Election Proposal, “FOR” each of the directors named in the Business Combination Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the French Sub-Plan Proposal and “FOR” the Adjournment Proposal.

•

You can participate in the virtual Special Meeting and vote during the Special Meeting even if you have previously voted by submitting a proxy as described above. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Amanda Abrams by email at aabrams@cohenandcompany.com, before the Special Meeting that you have revoked your proxy; or

•	you may participate in the virtual Special Meeting, revoke your proxy, and vote during the Special Meeting, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement.

Who Can Answer Your Questions about Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200 (toll free). Banks and Brokerage Firms may call collect at: (203) 658-9400.

Redemption Rights and Procedures

Pursuant to the Second Amended and Restated Certificate of Incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on funds in the trust account of approximately $230 million on December 31, 2020, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

•	check the box on the enclosed proxy card to elect redemption;

•

submit a request in writing that we redeem your public shares for cash. The request must identify the beneficial owner of the shares to be redeemed and must be sent to our transfer agent at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, NY 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

; and

•

deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the Special Meeting. Stockholders seeking to exercise redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

If you have other questions please contact:

Amanda Abrams

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Tel: (215) 701-9693

Email: aabrams@cohenandcompany.com

If you do not properly comply with the procedures and requirements to redeem your public shares described above, your shares will not be redeemed. Any demand for redemption, once made, may be withdrawn at any time until the date of the Special Meeting. After the date of the Special Meeting, a demand for redemption may only be withdrawn with the Company’s written consent. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above prior to the date of the Special Meeting.

Any redemptions by our public stockholders will decrease the funds in the trust account available to us to consummate the Business Combination and related transactions.

Prior to exercising redemption rights, stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the combined company following the Business Combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by our Business Combination Outside Date, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our common stock in connection with the Business Combination.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

Overview

We are asking our stockholders to approve and adopt the Business Combination Agreement and approve the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, which is attached to this proxy statement as Annex A. See “—The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting.

The Business Combination Agreement

This subsection of the proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about the Company, Professional Partners, Professionals GP, PWP OpCo, PWP GP or any other matter.

General Description of the Business Combination Agreement

On December 30, 2020, the Company announced that it entered into a Business Combination Agreement, dated as of December 29, 2020, by and among the Company, the Sponsor, PWP OpCo, PWP GP, Professional Partners and Professionals GP, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement, the Company will acquire a minority partnership interest in PWP OpCo, Professional Partners and certain investor limited partners of PWP OpCo will together acquire a majority voting interest in the Company. PWP OpCo will, following the Closing, serve as the Company’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.

In accordance with the terms and subject to the conditions of the Business Combination Agreement:

•

the Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described above, with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

•	Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;

•

the Company will issue to PWP OpCo, which will distribute (A) to Professional Partners, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) to ILPs, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners; and

•

the Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

The number of shares of our Class B-1 common stock that will be owned by Professional Partners and Class B-2 common stock that will be owned by certain ILPs, respectively, and therefore the percentage ownership of PWP OpCo by the Company, is not currently known, and will vary depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. In addition, ILPs and other partners party to the Tax Receivable Agreement may be entitled to receive additional consideration in the form of amounts payable under the Tax Receivable Agreement to be entered into at the Closing, substantially in the form attached to this proxy statement as Annex G. This subsection of the proxy statement only describes the consideration payable under the Business Combination Agreement. For details of the amounts payable under the Tax Receivable Agreement, please see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement” below for additional information and for a summary of certain terms of the Tax Receivable Agreement.

Consideration to PWP OpCo and its affiliates in the Business Combination

The consideration paid to PWP OpCo at Closing will be cash. The Company will acquire newly-issued common units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below. Professional Partners will contribute the equity interests of PWP GP, the general partner of PWP OpCo, to the Company. In exchange for $0.01 per share, the Company will issue to PWP OpCo, which will distribute (A) new shares of Class B-1 common stock to PWP OpCo that will be distributed to and held by Professional Partners, which will have 10 votes per share (for so long as Professional Partners or its limited partners as of the Closing maintain direct or indirect ownership of at least 10% of the issued and outstanding Class A partnership units of PWP OpCo, at which point such Class B-1 common stock shall have one vote per share) and (B) new shares of

Class B-2 common stock to PWP OpCo that will be distributed to and held by ILPs, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP OpCo that will be held by Professional Partners and such ILPs, respectively, following the Closing, but prior to redemption of certain electing ILPs and Legacy Partners. The Company will repay certain indebtedness of PWP OpCo and its subsidiaries, and pay certain expenses, and PWP OpCo will, subject to the availability of transaction proceeds and retaining a reasonable amount of balance sheet cash, first redeem PWP OpCo units held by certain electing ILPs, and second, redeem PWP OpCo units held by certain electing Legacy Partners and retain any remaining proceeds for general corporate purposes.

PWP OpCo Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of PWP OpCo are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, it is a condition to the performance of the Company’s obligations that no PWP OpCo Material Adverse Effect occurs between signing and closing. Pursuant to the Business Combination Agreement, a “PWP OpCo Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies (as defined in the Business Combination Agreement), taken as a whole; or (b) has prevented or materially delayed or impaired, or is reasonably likely to prevent or materially delay or impair, the ability of PWP OpCo to consummate the Transactions (as defined in the Business Combination Agreement); provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a PWP OpCo Material Adverse Effect on or in respect of the Group Companies pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including, for the avoidance of doubt, any effect resulting from, arising in connection with or otherwise related to the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)) or other natural or man-made disasters; (iii) changes attributable to the execution, announcement, performance or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in legal requirements, regulations or interpretations thereof or decisions by courts or any governmental entity after the date of this Agreement; (v) changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates); (vii) events or conditions generally affecting the industries and markets in which PWP OpCo operates; (viii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided, that this clause (viii) will not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Company Material Adverse Effect; (ix) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of this Agreement or (B) taken with the prior written consent of or at the prior written request of the Company; or (x) any labor strikes, labor stoppages, labor slowdowns, lockouts, labor disputes, or the loss, absence, illness, disability, death, quarantine, diminished productivity or work schedule, termination, layoff or furlough of employees or independent contractors of any of the Group Companies in connection with the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition); provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, relative to similarly situated companies in the industries in which the Group Companies conduct their respective operations, then such impact may be taken into account in determining whether a PWP OpCo Material Adverse Effect has occurred.

Professional Partners Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of Professional Partners and Professionals GP are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, it is a condition to the performance of the Company’s obligations that no Professional Partners Material Adverse Effect occurs between signing and closing. Pursuant to the Business Combination Agreement, a “Professional Partners Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Professional Partners and Professionals GP to perform their respective obligations under the Business Combination Agreement or to consummate the Transactions or the other transactions contemplated by the Business Combination Agreement.

Company Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, it is a condition to the performance obligations of Professionals, Professionals GP, PWP OpCo and PWP GP that no Company Material Adverse Effect occurs between signing and closing. Pursuant to the Business Combination Agreement, a “Company Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Company to perform its obligations under the Business Combination Agreement or to consummate the Transactions.

Closing of the Business Combination

The Closing is expected to occur by electronic exchange of documents at a time and date to be specified in writing by the parties to the Business Combination Agreement, which will be no later than the third business day after the satisfaction or waiver of the conditions set forth below under the subsection “Conditions to Closing of the Business Combination” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, that in no event will the Closing occur prior to April 1, 2021. Notwithstanding the foregoing, the Closing may occur at such other time, date and location as the parties to the Business Combination Agreement agree in writing. The Closing signatures may be transmitted by email .pdf files.

Conditions to Closing of the Business Combination—Conditions to Each Party’s Obligations

The respective obligations of each party to the Business Combination Agreement to consummate and effect the Transactions are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions:

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at the Special Meeting, the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal has been duly obtained in accordance with the DGCL, the Company’s organizational documents, and the rules and regulations of Nasdaq, as applicable;

•	the Existing Limited Partner Consents (as defined in the Business Combination Agreement) will continue to be in full force and effect;

•

the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A common stock in accordance with the Company’s organizational documents;

•

the parties to the Business Combination Agreement must have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of certain governmental entities in certain foreign jurisdictions in connection with the execution, delivery and performance of the Business Combination Agreement and the transactions contemplated thereunder (or any applicable waiting period thereunder will have expired or been terminated); and

•

there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Transactions, and no temporary, preliminary or permanent restraining order by a court enjoining, restricting or making illegal the consummation of the Transactions will be in effect or will be threatened in writing by a governmental entity.

PWP has obtained all required governance votes and all required constituent consents necessary to effect the Closing.

Conditions to Closing of the Business Combination—Conditions to Professional Partners’, Professionals GP’s, PWP OpCo’s and PWP GP’s Obligations

The obligation of Professional Partners, Professional GPs, PWP OpCo and PWP GP to consummate and effect the Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, exclusively by Professionals GP:

•

certain fundamental representations and warranties of the Company (i.e., representations related to certain aspects of organization and qualification, and authority)must be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained in the Business Combination Agreement) as of the date of the Business Combination Agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date); the remaining fundamental representations and warranties of the Company (i.e., representations related to certain other aspects of organization and qualification, subsidiaries, capitalization, accuracy of information supplied, affiliate transactions, investment and brokers) must be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained in the Business Combination Agreement) as of the date of the Business Combination Agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date); and all other representations and warranties of the Company must be true and correct (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date) as of the date of the Business Combination Agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•

the Company must have performed or complied with all agreements and covenants required to be performed or complied with by them under the Business Combination Agreement at or prior to the closing date, in each case in all material respects;

•	no Company Material Adverse Effect shall have occurred since the date of the Business Combination Agreement;

•

the Company must have delivered to Professionals GP a certificate signed by an authorized representative of the Company and dated as of the closing date, confirming that the conditions set forth in the three immediately preceding bullet points have been satisfied;

•	certain officers and directors of the Company identified in the PWP OpCo disclosure letter will have resigned from all of their positions and offices with the Company;

•

the Company must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it to PWP pursuant to the Business Combination Agreement;

•	the Existing Certification of Incorporation must be amended and restated to reflect the Charter Proposals;

•

the Company must have made appropriate arrangements to have the trust account, less amounts paid and to be paid pursuant to the Business Combination Agreement, available to the Company for payment of the Parent Subscribed Units Purchase Price (as defined in the Business Combination Agreement) at the Closing;

•	the Subscription Agreements will not have been amended in a manner that is adverse to PWP;

•	the Parent Affiliate Arrangements (as such term is defined in the Business Combination Agreement) will have been terminated; and

•

The PIPE Investment (and the funding thereof) will have been consummated or will be consummated concurrently with the Closing in accordance with the terms of the Subscription Agreements, and after giving effect thereto, Company Cash will equal or exceed $200,000,000.

Conditions to Closing of the Business Combination—Conditions to the Company’s Obligations

The obligations of the Company to consummate and effect the Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

certain fundamental representations and warranties of Professional Partners, Professionals GP, PWP OpCo and PWP GP (i.e., representations related to certain aspects of organization and qualification, and authority) must be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality,” “Professional Partners Material Adverse Effect” or “PWP OpCo Material Adverse Effect” or any similar limitation contained in the Business Combination Agreement) as of the date of the Business Combination Agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date); the remaining fundamental representations and warranties of Professional Partners, Professionals GP, PWP OpCo and PWP GP (i.e., representations related to certain other aspects of organization and qualification, ownership, investment, subsidiaries, capitalization, brokers and third party expenses, interested party transactions, accuracy of information supplied and indebtedness) must be true and correct in all material respects (without giving effect to any limitation as to “materiality,” “Professional Partners Material Adverse Effect” or “PWP OpCo Material Adverse Effect” or any similar limitation contained in the Business Combination Agreement) as of the date of the Business Combination Agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date); and all other representations and warranties of Professional Partners, Professionals GP, PWP OpCo and PWP GP must be true and correct (without giving effect to any limitation as to “materiality,” “Professional Partners Material Adverse Effect” or “PWP OpCo Material Adverse Effect” or any similar limitation contained in the Business Combination Agreement) as of the date of the Business Combination Agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Professional Partners Material Adverse Effect or PWP OpCo Material Adverse Effect;

•

Each of Professional Partners, Professionals GP, PWP OpCo and PWP GP must have performed or complied with all agreements and covenants required to be performed or complied with by them under the Business Combination Agreement at or prior to the closing date, in each case in all material respects;

•	no Professional Partners Material Adverse Effect or PWP OpCo Material Adverse Effect will have occurred since the date of the Business Combination Agreement;

•

Each of Professional Partners, Professionals GP, PWP OpCo and PWP GP must have delivered to the Company certificates executed by an authorized representative of such entity and dated as of the closing date, confirming that the conditions set forth in the three immediately preceding bullet points, solely with respect to each such entity, as applicable, have been satisfied;

•	PWP OpCo must have delivered to the Company the Required Financial Information required (as defined below) to be delivered prior to Closing pursuant to the Business Combination Agreement;

•	The Convertible Notes must be repaid or converted into equity of PWP OpCo, in full, in connection with the Closing;

•

Each of Professional Partners, Professionals GP, PWP OpCo and PWP GP must have delivered, or caused to be delivered, or will stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by them to the Company pursuant to the Business Combination Agreement; and

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The PIPE Investment (and the funding thereof) must have been consummated or will be consummated concurrently with the Closing in accordance with the terms of the Subscription Agreements, and after giving effect thereto, Company Cash must equal or exceed $200,000,000.

Representations and Warranties

Under the Business Combination Agreement, each of Professional Partners, Professionals GP, PWP OpCo and PWP GP made customary representations and warranties, as applicable, relating to: organization and qualification; ownership, investment, subsidiaries; capitalization; authority; noncontravention (including as to any required governmental filings and consents); compliance with laws (including with respect to permits and filings); financial statements; absence of undisclosed liabilities; absence of certain changes or events; litigation; employee benefits; labor matters; real property and other tangible property; taxes; environmental matters; brokers and third party expenses;

intellectual property; privacy; material contracts; insurance; interested party transactions; accuracy of information supplied; indebtedness; anti-bribery and anti-corruption; and international trade and sanctions.

Under the Business Combination Agreement, the Company made customary representations and warranties relating to: organization and qualification; subsidiaries; capitalization; authority; noncontravention (including as to any required governmental filings and consents); compliance with laws (including with respect to permits and filings); SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; Nasdaq stock market quotation; the Company’s equity financing; the Company’s trust account; taxes; accuracy of information supplied; employees and benefit plans; board approval and the Company’s stockholder vote required in connection with the Business Combination; title to assets; affiliate transactions; investment; and brokers.

Covenants of the Parties

Covenants of Professional Partners, Professionals GP, PWP OpCo and PWP GP

Professional Partners, Professionals GP, PWP OpCo and PWP GP each made certain covenants under the Business Combination Agreement, including, among others, the covenants set forth below.

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Each of PWP OpCo and PWP GP agreed to, and to cause the subsidiaries of PWP OpCo to, from the date of the Business Combination Agreement until the Closing, other than as a result of or in connection with conduct reasonably necessary in response to a governmental order, guidance, shelter in place and non-essential business order by any governmental entity in order to mitigate, remedy, respond to or otherwise address the effects or impact of COVID-19, carry on their respective businesses in the ordinary course consistent with past practice and in accordance with applicable legal requirements.

•	Subject to certain exceptions, from the date of the Business Combination Agreement until the Closing, PWP OpCo and PWP GP will not, and will not permit the subsidiaries of PWP OpCo to:

•

except as in the ordinary course of business consistent with past practice (measured by the applicable jurisdiction) or otherwise required by any existing PWP OpCo employee benefit plan or legal requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any PWP OpCo employee benefit plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a PWP OpCo employee benefit plan if it had been in effect on the date of the Business Combination Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any PWP OpCo employee benefit plan; (v) grant any equity or equity-based compensation awards; or (vi) hire or terminate any employee or independent contractor;

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(i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of PWP OpCo in any of its owned intellectual property or licensed intellectual property, in each case, that is material to any of the businesses of the Group Companies; (ii) extend, amend, waive, cancel or modify any material rights in or to any of the Group Companies’ owned intellectual property or licensed intellectual property, in each case, that is material to any business of the Group

Companies; (iii) fail to diligently prosecute the patent applications owned by PWP OpCo other than applications that PWP OpCo, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any material trade secrets within any of the Group Companies’ owned intellectual property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such trade secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practice; provided, that in no event will PWP OpCo license on an exclusive basis or sell any of its material owned intellectual property;

•

except for transactions solely among PWP OpCo and its subsidiaries and for the payment of taxes as described in the NPA: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or otherwise, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in PWP OpCo or any of its subsidiaries; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other contracts for the purchase or acquisition of such capital stock), as applicable, in PWP OpCo or any of its subsidiaries; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

•	amend its organizational documents, or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•	dispose of or lose rights under any PWP OpCo real property lease other than in the ordinary course of business;

•

other than with respect to PWP OpCo real property leases, sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than pursuant to agreements existing on the date of the Business Combination Agreement and as set forth on the PWP OpCo disclosure letter to the Business Combination Agreement;

•

(i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another person; (ii) make, create any loans, advances or capital contributions to, or investments in, any person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any indebtedness other than guarantees of any indebtedness of PWP OpCo’s subsidiaries or guarantees by PWP OpCo’s subsidiaries of the indebtedness of PWP OpCo; (iv) except in the ordinary course of business consistent with past practice, create any liens on any material property or material assets of the Group Companies in connection with any indebtedness thereof (other than permitted liens); (v) fail to comply in any material respect with the terms of PWP OpCo’s Existing Credit Agreement (as defined in the Business Combination Agreement) or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Existing Credit Agreement; or (vi) cancel or forgive any indebtedness owed to any of the Group Companies other than ordinary course compromises of amounts owed to the Group Companies by their respective customers consistent with past practice;

•

make, incur or commit to make or incur, or authorize any capital expenditures that will require payments after the Closing other than capital expenditures in an aggregate amount less than $7,000,000 (subject to ordinary course variations in the timing and amount of such capital expenditures);

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make any material change in the Group Companies’ cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

•

release, assign, compromise, settle or agree to settle any legal proceeding involving payments by any Group Company of $5,000,000 (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Group Company), or more, or that imposes any material non-monetary obligations on a Group Company;

•

(i) except in the ordinary course of business consistent with past practice: (i) modify, amend in a manner that is adverse to the applicable Group Company or terminate any PWP OpCo material contract; (ii) enter into any contract that would have been a PWP OpCo material contract had it been entered into prior to the date of the Business Combination Agreement; (iii) waive, delay the exercise of, release or assign any material rights or claims under any PWP OpCo material contract; or (iv) incur or enter into a contract requiring PWP OpCo to pay in excess of $500,000 in any 12-month period (other than contracts); or (a) being entered into in replacement of any of the Group Companies’ real property leases, (b) with third parties to provide services for the Company IT Systems (as defined in the Business Combination Agreement), (c) with third parties to provide market data services and (d) to facilitate the Group Companies’ preparations to meet their obligations as a public company;

•	except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or legal requirements, make any change in accounting methods, principles or practices;

•

(i) make, change or revoke any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any material method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a material refund of taxes; or (vii) enter into any material “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

•

subject to the first sub-bullet point above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to (i) obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth in the PWP OpCo disclosure letter to the Business Combination Agreement and (ii) the payment of taxes;

•	engage in any material new line of business;

•

(i) limit the rights of any Group Company, in each case in any material respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any person; or (ii) grant any exclusive or similar rights to any person;

•	terminate or amend, in a manner materially detrimental to any Group Company, any material insurance policy insuring the business of any Group Company;

•	amend in a manner materially detrimental to any Group Company, terminate, permit to lapse or fail to use commercially reasonable efforts to maintain any approval; or

•	agree or commit to do any of the foregoing.

•

If, at any time prior to the Closing, PWP OpCo discovers any information, event or circumstance relating to PWP OpCo, its business or any of its affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, then PWP OpCo will promptly inform the Company of such information, event or circumstance. PWP OpCo will cause the officers and employees of PWP OpCo and its subsidiaries to be reasonably available to the Company and its counsel, auditors and other advisors in connection with the drafting of this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.

•

Until the Closing, PWP OpCo must deliver to the Company (together, the “Required Financial Information”): (i) monthly management reports (non-GAAP) of PWP OpCo within 30 days following each month-end, in form and substance as historically provided to management; (ii) as promptly as reasonably practicable, the audited consolidated balance sheets of PWP OpCo and its consolidated subsidiaries as of December 31, 2020, and the audited consolidated statements of operations and comprehensive loss, changes in partners’ capital and cash flows of PWP OpCo and its consolidated subsidiaries for the fiscal year ended December 31, 2020, together with the auditor’s report thereon and the related pro forma financial information, each in form and substance as necessary to comply with applicable disclosure requirements under Regulation S-X promulgated by the SEC were the Company filing (x) a general form for registration of securities under Form 10 following the consummation of the Transactions and (y) a registration statement on Form S-1 for the resale of the securities issued in the PIPE Investment following the consummation of the Transactions, and (iii) no later than the 50th day following each calendar quarter that occurs after December 31, 2020 and at least 60 days prior to the closing date, the unaudited, auditor-reviewed (except for quarters ended December 31), consolidated balance sheets of PWP OpCo and its consolidated subsidiaries as of such quarter-end, except for quarters ended December 31, and consolidated statements of operations and comprehensive loss, changes in partners’ capital and cash flows of PWP and its consolidated subsidiaries for the fiscal quarter then ended, each in form and substance as necessary to comply with applicable disclosure requirements under Regulation S-X promulgated by the SEC were the Company filing (x) a general form for registration of securities under Form 10 following the consummation of the Transactions and (y) a registration statement on Form S-1 for the resale of the securities issued in the PIPE Investment following the consummation of the Transactions.

•	None of Professional Partners, Professionals GP, PWP OpCo and PWP GP, nor any of their respective controlled affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of PWP OpCo and the Business Combination. PWP OpCo will use its reasonable best efforts to direct each of its officers, directors, partners, employees, agents, advisors, contractors, associates, clients, customers and representatives to comply with the foregoing requirements.

•

Professional Partners, Professionals GP, PWP OpCo and PWP GP each waived any right, title, interest or claim of any kind it had or may have in the future in or to the trust account and agreed not to seek recourse against the trust account or any funds distributed therefrom in connection with the Business Combination Agreement, except in the event of intentional fraud in the making of the representations and warranties in the Business Combination Agreement by the Company.

•

During the period from the date of the Business Combination Agreement and continuing until the earlier of the termination of the Business Combination Agreement pursuant to its terms and the Closing, Professional Partners, Professionals GP, PWP OpCo and PWP GP will not, and will cause the other Group Companies not to, and will direct their employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Company and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of such entities, or any recapitalization or similar transaction with such entities; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, Professional Partners, Professionals GP, PWP OpCo and PWP GP will, and will cause the other Group Companies to, and will cause their respective employees, agents, officers, directors, representatives and advisors to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) the Company if they receive any inquiry, proposal, offer or submission with respect to any such transaction.

Covenants of the Company

The Company made certain covenants under the Business Combination Agreement, including, among others, the covenants set forth below.

•

The Company has agreed to, from the date of the Business Combination Agreement until the Closing, other than as a result of or in connection with conduct reasonably necessary in response to a governmental order, guidance, shelter in place and non-essential business order by any governmental entity in order to mitigate, remedy, respond to or otherwise address the effects or impact of COVID-19, carry on its business in the ordinary course consistent with past practice and in accordance with any legal requirements.

•	Subject to certain exceptions, from the date of the Business Combination Agreement until the Closing, the Company will not:

•

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company;

•

other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•	amend its organizational documents or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

•

(i) incur any indebtedness or guarantee any such indebtedness of another person or persons; (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition; or (iii) enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that the Company will be permitted to incur indebtedness from its affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of the Company in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s-length and repayable at the Closing;

•	except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or legal requirements, make any change in accounting methods, principles or practices;

•

(i) settle or compromise any material tax claim; (ii) change (or request to change) any method of accounting for tax purposes; (iii) file any material amended tax return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (v) knowingly surrender any claim for a material refund of taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity; or (vii) make, change or revoke any material tax election;

•	create any liens on any material property or material assets of the Company;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company;

•	commence, settle or compromise any legal proceeding material to the Company or its properties or assets;

•	engage in any material new line of business;

•	amend the Trust Agreement or any other agreement related to the trust account; or

•	agree or commit to do any of the foregoing.

•

The Company will promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to its stockholders of record as of a date to be mutually agreed with Professionals GP. Prior to filing this proxy statement with the SEC, the Company will make drafts of the proxy statement and other documents to be filed with the SEC that relate to the Business Combination available to PWP OpCo, provide PWP OpCo with a reasonable opportunity to comment on such documents and consider such comments in good faith. The Company will not file any documents with the SEC without the prior written consent of PWP OpCo (such consent not to be unreasonably withheld, conditioned or delayed). The Company will promptly transmit to its stockholders any amendments or supplements to this proxy statement.

•

The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder.

•

The Company will, as promptly as practicable, establish a record date (which date must be mutually agreed with Professionals GP) and hold a meeting of stockholders for the purpose of obtaining the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, and will use its reasonable best efforts to obtain such required stockholder vote. The Company’s board will recommend to its stockholders that they vote in favor of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal, and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

•

The Company will prepare a draft Current Report on Form 8-K announcing the Closing, the form and substance of which will be approved in advance in writing by Professionals GP. Prior to the Closing, the Company and Professionals GP will prepare a mutually agreed joint press release announcing the consummation of the Business Combination. Substantially concurrently with the Closing, the Company will issue such joint press release and file such Form 8-K with the SEC.

•

During the period from the date of the Business Combination Agreement and continuing until the earlier of the termination of the Business Combination Agreement pursuant to its terms and the Closing, the Company will not, and will direct its employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than Professional Partners, Professionals GP, PWP OpCo, and PWP GP or their respective agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, or recapitalization or similar transaction with the Company; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, the Company, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) Professional Partners, Professionals GP, PWP OpCo and PWP GP if it receives any inquiry, proposal, offer or submission with respect to any such transaction.

•

Upon satisfaction or waiver of the conditions to Closing and upon notice to the transfer agent, the Company will, in accordance with and pursuant to the trust agreement, at the Closing: (i) cause the documents, opinions and notices required to be delivered to the transfer agent pursuant to the trust agreement to be so delivered, including providing the transfer agent with the trust termination letter; and (ii) use its reasonable best efforts to cause the transfer agent to distribute the trust account as directed in the trust termination letter, including all amounts payable: (A) to stockholders who properly elect to exercise their redemption right; (B) for income tax or other tax obligations of the Company prior to Closing; (C) to the underwriters of the initial public offering with respect to any deferred underwriting compensation; (D) for any transaction costs of the Company to the extent the Company elects to pay these prior to Closing; and (E) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of the Company. Following the events described in this paragraph, the trust account will terminate.

•

The Company will not permit any Subscription Agreement to be modified or amended in a manner that is materially adverse to PWP OpCo and will use its commercially reasonable efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. The Company shall also use its commercially reasonable efforts to cause the consummation of the transactions contemplated under the Subscription Agreements at or prior to the closing.

•

Prior to the closing date, the Company will take all reasonable steps as may be required or permitted to cause any acquisition or disposition of its Class A common stock or Class B common stock that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each director and officer of the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

•

From the date of the Business Combination Agreement through the Closing, the Company will take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause the Company to not qualify as an “emerging growth company” within the meaning of such Act.

•

The Company will cause to be terminated, with no further liability or obligation of the Company or any of its affiliates, on or prior to the Closing, each of the Parent Affiliate Arrangements (as defined in the Business Combination Agreement).

Mutual Covenants

•

The Company and Professional Partners will reasonably cooperate in matters regarding the publicity of the Business Combination and the parties to the Business Combination Agreement will remain subject to certain continuing obligations of confidentiality with regard to information relating to the post-combination company and PWP OpCo.

•

Each party to the Business Combination Agreement will pay its own costs and expenses incurred in connection with the Business Combination Agreement, whether or not the transactions contemplated thereby are consummated, except as otherwise expressly provided in the Business Combination Agreement.

•

As promptly as practicable after the date of the Business Combination Agreement, the Company and PWP OpCo will make any required filings under applicable antitrust laws, in each case, in connection with the Business Combination. The Company and PWP OpCo will promptly and in good faith respond to all information requested of them by applicable governmental entities in connection with such notifications and filings and otherwise cooperate in good faith with each other and such governmental entities.

•	The parties to the Business Combination Agreement will use their reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and the make all necessary registrations, declarations and filings, including registrations, declarations and filings with governmental entities, if any, and filings required pursuant to antitrust laws.

•

The parties to the Business Combination Agreement will use their reasonable best efforts to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Business Combination Agreement or the consummation of the Business Combination, including by seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

•

Effective upon the Closing, the Company and PWP OpCo, on one hand, each on its own behalf and on behalf of the other Group Companies, and Professional Partners and Professionals GP on the other hand, each on its own behalf and on behalf of its controlled affiliates, will release and forever discharge the other parties, each of their respective affiliates and each of their respective affiliates’ respective Related Parties (as defined in the Business Combination Agreement) from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing, except as otherwise contemplated by the Business Combination Agreement.

•

The Company and PWP OpCo also agree to: (i) take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination; (ii) allow the other reasonable access to information regarding PWP OpCo; (iii) take certain actions with respect to tax matters; (iv) take certain actions with respect to the indemnification of the current and former directors and officers of PWP; and (v) use commercially reasonable efforts to ensure that the Board of the post-combination company is comprised of the director nominees set forth in “Proposal No. 8—The Existing Director Election Proposal” and “Proposal No. 9—The Business Combination Director Election Proposal.”

•

In connection with the Closing, the parties to the Business Combination Agreement will and will cause their affiliates, as applicable, to take the DeSPAC Transaction Steps (as such term is defined in Schedule B to the Business Combination Agreement) and effect the Closing DeSPAC Transactions (as such term is defined in Schedule B to the Business Combination Agreement).

•

Prior to the Closing, the Company and PWP OpCo will each use its respective commercially reasonable efforts to cause to be negotiated and entered into, effective as of, and conditioned upon the occurrence of, the Closing, executive employment agreements with each of the individuals identified on the Company disclosure letter, in each case in form and substance reasonably agreed upon by the Company, PWP OpCo and such executive.

Survival of Representations, Warranties and Covenants; No Indemnification; Representation and Warranty Insurance

None of the representations, warranties, covenants or agreements in the Business Combination Agreement or in any instrument delivered pursuant to the Business Combination Agreement will survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto will terminate at the Closing, other than (i) such representations and warranties solely to the extent required to enable a party to bring a claim for intentional fraud and (ii) covenants or agreements which by their terms are required to be performed or complied with in whole or in part following the Closing (which covenants and agreements will survive the Closing in accordance with their respective terms).

Termination

The Business Combination Agreement may be terminated at any time prior to Closing as follows:

•	by mutual written agreement of the Company and Professionals GP at any time;

•

by either the Company or Professionals GP if the Transactions have not been consummated by June 30, 2021; provided, however, that the right to terminate the Business Combination Agreement on this basis will not be available to any party to the Business Combination Agreement whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Business Combination Agreement; provided, further, that (i) this date may be extended by the Company by written notice to Professionals GP for up to three additional one-month periods if all of the closing conditions in the Business Combination Agreement have been satisfied or waived at such date, other than the condition with respect to the PIPE Investment and those conditions which by their terms would be satisfied at the Closing, and (ii) this date will be extended automatically once for 60 days if all of the closing conditions in the Business Combination Agreement have been satisfied or waived at the Outside Date, other than the condition with respect to pre-Closing governmental approvals and those conditions which by their terms would be satisfied at the Closing;

•

by either the Company or Professionals GP if a governmental entity has issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action is final and nonappealable;

•

by Professionals GP, upon a breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement on the part of the Company, or if any representation or warranty of the Company has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach by the Company is curable by the Company prior to the Closing, then Professionals GP will first provide written notice of such breach and may not terminate the Business Combination Agreement on this basis until the earlier of: (i) 30 days after delivery of written notice from Professionals GP to the Company of such breach; and (ii) June 30, 2021; provided, further, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Professionals GP may not terminate the Business Combination Agreement if: (A) it has materially breached the Business Combination Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30 day period);

•

by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement on the part of Professional Partners, Professionals GP, PWP OpCo or PWP GP or if any representation or warranty of Professional Partners, Professionals GP, PWP OpCo or PWP GP has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach is curable by Professional Partners, Professionals GP, PWP OpCo or PWP GP prior to the Closing, then the Company must first provide written notice of such breach and may not terminate the Business Combination Agreement on this basis until the earlier of: (i) 30 days after delivery of written notice from the Company to Professional Partners, Professionals GP, PWP OpCo or PWP GP, as applicable, of such breach; and (ii) June 30, 2021; provided, further, that Professional Partners, Professionals GP, PWP OpCo or PWP GP, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate the Business Combination Agreement if: (A) it has materially breached the Business Combination Agreement and such breach has not been cured; or (B) if such breach by Professional Partners, Professionals GP, PWP OpCo or PWP GP, as applicable, is cured during such 30 day period);

•

by either the Company or Professionals GP, if, at the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Existing Director Election Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal, the French Sub-Plan Proposal and the Adjournment Proposal are not duly adopted by the stockholders of the Company by the requisite vote under the DGCL and the Company’s organizational documents; or

•	by either Professionals GP or the Company, if the closing conditions related to the PIPE Investment become incapable of being satisfied at the Closing.

In the event of termination of the Business Combination Agreement, the Business Combination Agreement will become of no further force or effect and the Business Combination will be abandoned and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality, (ii) claims against the trust account; (iii) certain miscellaneous provisions of the Business Combination Agreement, including those related to governing law, and (iv) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Business Combination Agreement from any liability resulting from any intentional breach of the Business Combination Agreement or intentional fraud in the making of the representations and warranties in the Business Combination Agreement.

Amendments

The Business Combination Agreement may be amended by the parties to the Business Combination Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Business Combination Agreement.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. Each of the Amended and Restated Registration Rights Agreement, Stockholders Agreement, PWP OpCo Amended and Restated Limited Partnership Agreement, Tax Receivable Agreement and Sponsor Share Surrender and Share Restriction Agreement (or forms thereof) are attached hereto as Annex D, Annex E, Annex F, Annex G and Annex J, respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Amended and Restated Registration Rights Agreement

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), with the Sponsor, Professional Partners, and the ILPs under the limited partnership agreement of PWP OpCo (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which the RRA Parties will be entitled to registration rights in respect of certain shares of Perella Weinberg Partners’ Class A common stock and certain other equity securities of Perella Weinberg Partners that are held by the RRA Parties from time to time.

The Amended and Restated Registration Rights Agreement provides that Perella Weinberg Partners will as soon as practicable but no later than 30 business days following the Closing, file with the Shelf Registration Statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of the Perella Weinberg Partners’ Class A common stock and certain other equity securities of the Perella Weinberg Partners held by the RRA Parties and will use its commercially reasonable efforts to have the Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the actual filing date (or the 80th calendar day following the actual filing date if the SEC notifies Perella Weinberg Partners that it will “review” the Shelf Registration Statement) and (ii) the 5th business day after the date Perella Weinberg Partners is notified in writing by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review.

Each of the Sponsor, Professional Partners, the ILPs and their respective transferees will be entitled to certain demand registration rights in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The Sponsor and their permitted transferees are limited to three demand registrations and the ILPs and their permitted transferees are limited to one demand registration, in each case, for the term of the Amended and Restated Registration Rights Agreement. Professional Partners and its permitted transferees are limited to four demand registrations per twelve-month period. In addition, the RRA Parties have certain “piggy-back” registration rights, subject to customary underwriter cutbacks, issuer suspension periods and certain other conditions. The Amended and Restated Registration Rights Agreement includes customary indemnification provisions. Perella Weinberg Partners will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement, including the fees of one legal counsel to each of the Sponsor, Professional Partners and the ILPs.

Rights of Professional Partners and Stockholders Agreement

In connection with the completion of the Business Combination, the Company will enter into a stockholders agreement with Professional Partners, pursuant to which, for so long as Professional Partners or its limited partners as of the date of the Closing or its or their respective successors or assigns maintain, directly or indirectly, ownership of PWP OpCo Class A partnership units that represent at least ten percent (10%) of the issued and outstanding Perella Weinberg Partners Class A common stock (calculated, without duplication, on the basis that all issued and outstanding PWP OpCo Class A partnership units not held by Perella Weinberg Partners or its subsidiaries had been exchanged for Perella Weinberg Partners Class A common stock) (the “Class B Condition”), Professional Partners will have approval rights over the following actions:

(a)	any incurrence of indebtedness (other than inter-company indebtedness) by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates in an amount in excess of $25 million;

(b)

any issuance by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates of equity or equity-related securities (other than preferred stock) which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, more than five percent (5%) of the total number of votes that may be cast in the election of directors of Perella Weinberg Partners, subject to certain limited exceptions;

(c)	the authorization or issuance of any preferred stock by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates;

(d)

any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates in a person or group of related persons in an amount greater than $25 million;

(e)	any entry by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates into a new line of business that requires an initial investment in excess of $25 million;

(f)	any disposition or divestment by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates of any asset or business unit with a value in excess of $25 million;

(g)	the adoption of a stockholder rights plan by Perella Weinberg Partners;

(h)

any removal, change of duty or appointment of any officer of Perella Weinberg Partners that is, or would be, subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(i)	any amendment to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Perella Weinberg Partners;

(j)	any amendment to the partnership agreement of PWP OpCo;

(k)	the renaming of Perella Weinberg Partners;

(l)	the adoption of Perella Weinberg Partners’ annual budget and business plans and any material amendments thereto;

(m)	the declaration and payment of any dividend or other distribution by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates, subject to certain limited exceptions;

(n)

the entry into any merger, consolidation, recapitalization, liquidation or sale of Perella Weinberg Partners or any of its subsidiaries or controlled affiliates or all or substantially all of the assets of Perella Weinberg Partners or any of its subsidiaries or controlled affiliates or consummation of a similar transaction (or series of related transactions), subject to certain limited exceptions, or entering into any agreement providing therefor;

(o)

voluntarily initiating any liquidation, dissolution or winding up of Perella Weinberg Partners or PWP OpCo or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to Perella Weinberg Partners or PWP OpCo or any of their subsidiaries or controlled affiliates;

(p)	the entry into, termination of or material amendment of any material contract by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates;

(q)

the entry into any transaction, or series of similar transactions or contract, subject to certain limited exceptions, that would be required to be disclosed by Perella Weinberg Partners under Item 404 of Regulation S-K under the Exchange Act;

(r)	the initiation or settlement of any material legal proceeding by Perella Weinberg Partners or any of its subsidiaries or controlled affiliates; and

(s)	changes to Perella Weinberg Partners’ taxable year or fiscal year.

Additionally, for so long as Professional Partners or its limited partners as of the date of Closing or its or their respective successors or assigns maintain, directly or indirectly, ownership of PWP OpCo Class A partnership units that represent at least five percent (5%) of the issued and outstanding Perella Weinberg Partners Class A common stock (calculated, without duplication, on the basis that all issued and outstanding PWP OpCo Class A partnership units not held by Perella Weinberg Partners or its subsidiaries had been exchanged for Perella Weinberg Partners Class A common stock) (the “Secondary Class B Condition”), Professional Partners will have approval rights over the following actions:

(a)	any amendment to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Perella Weinberg Partners that materially and adversely affects in a disproportionate manner the rights of Professional Partners or its limited partners; and

(b)	any amendment to the PWP OpCo partnership agreement that materially and adversely affects in a disproportionate manner the rights of Professional Partners or its limited partners.

The effect of the agreement is that Professional Partners may maintain control over Perella Weinberg Partners’ significant corporate transactions even if it holds less than a majority of the combined total voting power of Perella Weinberg Partners’ shares of Class A and Class B common stock.

For so long as the Class B Condition is satisfied, Professional Partners will have the right to designate a number of directors equal to a majority of Perella Weinberg Partners’ board of directors. After the Class B Condition is no longer satisfied, and for so long as the Secondary Class B Condition is satisfied, Professional Partners will have the right to designate a number of directors (rounded up to the nearest whole number) equal to one third of Perella Weinberg Partners’ board of directors. Professional Partners will retain the right to remove any director previously designated by it, with or without cause, for so long as the Class B Condition or the Secondary Class B Condition is satisfied. Additionally, for so long as the Class B Condition or the Secondary Class B Condition is satisfied, Perella Weinberg Partners and Professional Partners will take all reasonable actions within their respective control so as to cause Perella Weinberg Partners to continue in office not more than fifteen (15) directors (or such other number of directors as Professional Partners may agree to in writing).

The stockholders agreement will terminate once the Secondary Class B Condition is no longer satisfied.

Amended and Restated Limited Partnership Agreement of PWP OpCo

Perella Weinberg Partners will operate its business through PWP OpCo and its subsidiaries. The provisions governing the operations of PWP OpCo and the rights and obligations of its partners are set forth in the amended and restated limited partnership agreement of PWP OpCo, the material terms of which are described below. A form of the amended and restated limited partnership agreement of PWP OpCo is filed to this proxy statement as Annex F.

Governance

Through Perella Weinberg Partners’ control of PWP GP, the general partner of PWP OpCo, Perella Weinberg Partners will have unilateral control (subject to the consent of PWP OpCo’s partners on certain limited matters) over the affairs and decisions of PWP OpCo, including the appointment of officers and directors of PWP OpCo. As such, including through such officers and directors, Perella Weinberg Partners will be responsible for all operational and administrative decisions of PWP OpCo and the day-to-day management of PWP OpCo’s business. Furthermore, PWP GP cannot be removed as the general partner without Perella Weinberg Partners’ approval. No PWP OpCo Class A unitholders, in their capacity as such, will have any authority or right to control the management of PWP OpCo or to bind it in connection with any matter. However, Professional Partners, which is ultimately managed by a committee of Limited Partners that manages Professionals GP, the general partner of Professional Partners, will have the ability to exercise majority voting control over Perella Weinberg Partners by virtue of its ownership of all outstanding shares of Class B-1 common stock.

Voting and Economic Rights

Perella Weinberg Partners, Professional Partners and certain of the ILPs will hold PWP OpCo Class A partnership units. PWP OpCo Class A partnership unitholders will have no voting rights by virtue of their ownership of PWP OpCo Class A partnership units, except for the right to approve certain amendments to the amended and restated limited partnership agreement of PWP OpCo and certain changes to the distribution or redemption rights of the limited partners of PWP OpCo. Following the consummation of the Business Combination, Professional Partners, which is ultimately managed by a committee of Limited Partners that manages Professionals GP, the general partner of Professional Partners, will hold all outstanding shares of Class B-1 common stock, enabling it to exercise majority voting control over Perella Weinberg Partners and, indirectly, over PWP OpCo.

Pursuant to the PWP OpCo amended and restated limited partnership agreement, Perella Weinberg Partners has the right (through its control of PWP GP, the general partner of PWP OpCo), subject to applicable law, to determine when distributions will be made to the partners of PWP OpCo and the amount of any such distributions. If Perella Weinberg Partners authorizes a distribution, such distribution will be made to the partners of PWP OpCo pro rata in accordance with their respective ownership of partnership units, except as required under the terms of any new partnership interests that Perella Weinberg Partners may create in the future.

The holders of Class A partnership units in PWP OpCo, including Perella Weinberg Partners, will incur U.S. federal, state and local income taxes on their allocable share of any net taxable income of PWP OpCo. Net profits and net losses of PWP OpCo will generally be allocated to its partners pro rata in accordance with the percentages of their respective partnership units, except as required under applicable law or under the terms of any new partnership interests that Perella Weinberg Partners may create in the future. In accordance with the amended and restated limited partnership agreement of PWP OpCo, Perella Weinberg Partners intends to use best efforts to cause PWP OpCo to make sufficient cash distributions to the holders of partnership units of PWP OpCo to fund their tax obligations in respect of the income of PWP OpCo that is allocated to them. Generally, these tax distributions will be computed based on Perella Weinberg Partners’ estimate of the net taxable income of PWP OpCo allocable to such holder of partnership units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporation (taking into account the nondeductibility of certain expenses and the character of PWP OpCo’s income).

Coordination of Perella Weinberg Partners and PWP OpCo

Following the consummation of the Business Combination, at any time Perella Weinberg Partners issues a share of Perella Weinberg Partners Class A common stock for cash, the net proceeds received by Perella Weinberg Partners will be promptly transferred to PWP OpCo, and PWP OpCo will issue to Perella Weinberg Partners one of its PWP OpCo Class A partnership units. At any time Perella Weinberg Partners issues a share of Perella Weinberg Partners Class A common stock pursuant to Perella Weinberg Partners’ proposed 2021 Omnibus Incentive Plan, Perella Weinberg Partners will contribute to PWP OpCo all of the proceeds that Perella Weinberg Partners receives (if any), and PWP OpCo will issue to Perella Weinberg Partners one of its PWP OpCo Class A partnership units, having the same restrictions, if any, attached to the shares of Perella Weinberg Partners Class A common stock issued under the Perella Weinberg Partners’ proposed 2021 Omnibus Incentive Plan.

Under the terms of the amended and restated limited partnership agreement of PWP OpCo, Perella Weinberg Partners may in the future cause PWP OpCo to issue PWP OpCo Class A partnership units or other, newly created classes of PWP OpCo securities to one or more investors having such rights, preferences and other terms as Perella Weinberg Partners determines, and in such amounts as Perella Weinberg Partners may determine. In addition, Perella Weinberg Partners may in the future elect to compensate its employees by granting them, directly or indirectly, PWP OpCo Class A partnership units, whether or not subject to forfeiture, or profits interests or other securities. Any such issuance may have a dilutive effect on the economic interest Perella Weinberg Partners holds in PWP OpCo.

Pursuant to the amended and restated limited partnership agreement of PWP OpCo, Perella Weinberg Partners will agree, subject to certain limited exceptions set forth in the amended and restated limited partnership agreement of PWP OpCo, not to conduct any business other than in connection with (i) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (ii) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (iii) financing or refinancing of any type related to PWP OpCo or its assets or activities and (iv) such activities as are incidental thereto.

Material Corporate Transactions

Through Perella Weinberg Partners’ ownership of PWP GP, the general partner of PWP OpCo, Perella Weinberg Partners will have the power and authority to cause PWP OpCo to engage in material corporate transactions, including a merger, consolidation, dissolution or sale of substantially all of its assets. In addition, in the event that Perella Weinberg Partners, through PWP GP, in its capacity as the general partner of PWP OpCo, determines that all (or any portion) of its partnership units of PWP OpCo should be sold to a third party purchaser, Perella Weinberg Partners will have the right to compel the other holders of the partnership units of PWP OpCo to sell all (or the same portion) of their partnership units of PWP OpCo to such third party purchaser.

Exchange Rights

Subject to the exchange procedures and restrictions set forth in the amended and restated limited partnership agreement of PWP OpCo and described below, and any other procedures or restrictions imposed by Perella Weinberg Partners, holders of PWP OpCo Class A partnership units (other than Perella Weinberg Partners) may exchange these units for (i) shares of Class A common stock on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash from an offering of shares of Class A common stock (based on the net proceeds received by Perella Weinberg Partners for such shares in such offering) with the form of consideration determined by Perella Weinberg Partners.

Perella Weinberg Partners has reserved approximately 61.1 million shares of Class A common stock for issuance on the Closing or from time to time in exchange for PWP OpCo Class A partnership units. As holders of PWP OpCo Class A partnership units exchange their Class A partnership units for shares of Class A common stock or cash from an offering of shares of Class A common stock, the number of Class A partnership units held by Perella Weinberg Partners is correspondingly increased as Perella Weinberg Partners acquires the exchanged Class A partnership units (and a corresponding number of shares of Class B common stock are converted). Perella Weinberg Partners may in the future cause PWP OpCo to issue additional PWP OpCo Class A partnership units that would also be exchangeable for shares of Class A common stock.

The amended and restated limited partnership agreement of PWP OpCo will contain restrictions on the ability to exchange Class A partnership units for shares of Class A common stock or cash from an offering of shares of Class A common stock, for the following periods: (i) Class A partnership units held by Professional Partners will be subject to a restriction for time periods that are fully back-to-back with the lock-up periods contemplated in the amended and restated limited partnership agreement of Professional Partners (generally speaking, such lock-up periods (a) for Legacy Partners, will be

180 days after Closing; and (b) for Working Partners, will be between three to five years after the Closing), (ii) Class A partnership units held by ILPs existing at the time of the Business Combination will be subject to such restriction for 180 days after the Closing, and (iii) any other outstanding Class A partnership units not previously covered by clauses (i) and (ii) above will be subject to such restriction for a period of twelve months following the date on which such Class A partnership units were acquired. PWP GP may waive the foregoing restrictions for any holder with respect to all or a portion of such holder’s units, with no obligation to do so for any other holder.

Conversion of Class B Common Stock

Simultaneously with an exchange by a PWP OpCo unitholder who holds shares of Class B common stock, a number of shares of Class B common stock held by such unitholder equal to the number of PWP OpCo Class A partnership units exchanged by such unitholder will be automatically converted into shares of Class A common stock or cash which will be delivered to the exchanging holder (at Perella Weinberg Partners’ option) at a conversion rate of 1:1000 (or 0.001). Perella Weinberg Partners has reserved approximately 60,000 shares of Class A common stock for issuance on the Closing or from time to time in respect of conversion of shares of Class B-1 or Class B-2 common stock into Class A common stock. The conversion rate of 1:1000 (or 0.001) will be the same for shares of Class B-1 common stock and shares of Class B-2 common stock and the Company will have the option to settle Exchanges of such Class B-1 and Class B-2 common stock in cash from the proceeds of certain primary issuances of Class A common stock.

Exculpation and Indemnification

None of PWP GP, Perella Weinberg Partners or officers and directors of either of them will be liable to PWP OpCo or to any of its partners for any losses sustained or liabilities incurred as a result of any act or omission of such person or entity if the act or failure to act was in good faith, within the scope of such person or entity’s authority, and in a manner it believed to be in, or not contrary to, the best interests of PWP OpCo. To the maximum extent permitted by law, PWP GP will owe no duties (including fiduciary duties) to PWP OpCo or its partners.

PWP OpCo will indemnify and hold harmless PWP GP and Perella Weinberg Partners and their respective managers, members, directors, officers, employees, agents and representatives to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, in which such person or entity may be involved by reason of their position with PWP OpCo or which relate to, or arise out of, PWP OpCo or its property, business or affairs if (i) the person or entity acted in good faith, within the scope of their authority, and in a manner it believed to be in, or not contrary to, the best interests of PWP OpCo, (ii) the action was not initiated by that person or entity (other than an action to enforce their rights to indemnification or advancement of expenses), and (iii) the person or entity has not been established by a final judgment of a court of competent jurisdiction to be liable to PWP OpCo.

Reimbursement of Operating Expenses

PWP OpCo shall be liable for, and shall reimburse Perella Weinberg Partners, PWP GP, Professional Partners and Professionals GP, in its capacity as general partner of Professional Partners, for, operating expenses (including indemnification obligations) as set forth in the amended and restated limited partnership agreement of PWP OpCo.

Dissolution

PWP OpCo may be dissolved only upon the occurrence of certain unlikely events specified in the amended and restated limited partnership agreement of PWP OpCo.

Tax Receivable Agreement

The Company’s acquisition of Class A partnership units in PWP OpCo as part of the Closing, and if and when applicable pursuant to future exchanges of PWP OpCo Class A partnership units for shares of Perella Weinberg Partners Class A common stock or cash, and certain other transactions, are expected to result in increases in the tax basis of PWP OpCo’s assets that otherwise would not have been available to Perella Weinberg Partners. Such increases in tax basis are expected to reduce the amount of cash tax that Perella Weinberg Partners would otherwise have to pay in the future due to increases in depreciation and amortization deductions (for tax purposes). These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets of PWP OpCo to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases, and a court could sustain such a challenge.

At the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto (the “Tax Receivable Agreement”). The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings.

For purposes of the Tax Receivable Agreement, cash savings will be computed by comparing Perella Weinberg Partners actual income tax liability to the amount of such taxes that Perella Weinberg Partners would have been required to pay had there been no increase to the tax basis of the assets of PWP OpCo as a result of the exchanges and had Perella Weinberg Partners not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement will commence upon consummation of the Business Combination and will continue until all such tax benefits have been utilized or expired, unless Perella Weinberg Partners exercises its right to terminate the Tax Receivable Agreement for an amount based on a specified formula to determine the present value of payments remaining to be made under the agreement (including payments that would be made if all PWP OpCo Class A partnership units were then exchanged for Perella Weinberg Partners Class A common stock). The Tax Receivable Agreement will cover any exchanges of PWP OpCo Class A partnership units by ILPs and Limited Partners who are party to that agreement after the consummation of the Business Combination, and it is possible that new investors in the PWP OpCo Class A partnership units after the consummation of the Business Combination may become parties to the Tax Receivable Agreement as well.

The payment obligation under the Tax Receivable Agreement is an obligation of Perella Weinberg Partners and not an obligation of PWP OpCo. In addition, although Perella Weinberg Partners is not aware of any issue that would cause the IRS to challenge a tax basis increase that results in a payment under the Tax Receivable Agreement, the ILPs and/or Limited Partners will not reimburse Perella Weinberg Partners for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, although excess payments made to any ILP and/or Limited Partner may be netted against payments otherwise to be made, if any, to the relevant ILP or Limited Partner after Perella Weinberg Partners’ determination of such excess. As a result, in certain circumstances Perella Weinberg Partners may make payments to the ILPs and/or Limited Partners under the Tax Receivable Agreement in excess of Perella Weinberg Partners’ actual cash tax savings. While the actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of exchanges, the price of shares of Perella Weinberg Partners Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, future tax rates and the amount and timing of Perella Weinberg Partners’ income, Perella Weinberg Partners expects that, as a result of the size of the increases of the tangible and intangible assets of PWP OpCo attributable to Perella Weinberg Partners’ interests in PWP OpCo, during the expected term of the Tax Receivable Agreement, the payments that Perella Weinberg Partners may make to the ILPs and/or Limited Partners could be substantial. Payments made under the Tax Receivable Agreement are required to be made within 240 days of the filing of Perella Weinberg Partners’ tax returns. Because Perella Weinberg Partners generally expects to receive the tax savings prior to making the cash payments to the ILPs and/or Limited Partners, Perella Weinberg Partners does not expect the cash payments to have a material impact on Perella Weinberg Partners’ liquidity.

The Tax Receivable Agreement also provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, our (or our successor’s) obligations with respect to exchanged or acquired Class A partnership units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement, that certain loss carryforwards will be used within 15 years, and that any non-amortizable assets are deemed disposed of at the earlier of (i) when the relevant asset is sold or (ii) within 15 years.

Furthermore, upon a material breach of our obligations under the Tax Receivable Agreement that is not cured within the time period specified by the Tax Receivable Agreement or if, at any time, we elect an early termination of the Tax Receivable Agreement, we shall pay to each ILP and/or Limited Partner the present value, discounted at LIBOR (or a replacement agreed rate) plus 300 basis points as of such date, of all tax benefit payments due to such partner as of either the date the delivery of the early termination notice, in the case of an early termination, or as of the date of such breach, in the case of a material breach. The calculation of payments in such circumstances would also be based on certain assumptions, including, in addition to those described above with respect to a change of control, that federal, state, local, and foreign income tax rates will remain the same as those specified for such taxable year by the Code, and other laws on the date of such breach or the early termination payment, that any non-amortizable assets shall be deemed disposed of within 15 years of the earlier of the basis adjustment for such asset or the date of breach or delivery of the early termination notice, and that any PWP OpCo Class A partnership units that have not been exchanged will be deemed exchanged for the market value of Perella Weinberg Partners Class A common stock at the time of termination or material breach. Consequently, it is possible, in the case of a change of control, early termination, or material breach, that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments.

Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, the Company entered into Subscription Agreements with the PIPE Investors pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 12,500,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $125 million, including $1.5 million subscribed by the Sponsor Related PIPE Investors, which may be increased by up to $23.5 million, for which they will receive a minimum of 150,000 and a maximum of 2.5 million shares of our Class A common stock. The PIPE Investment will be consummated concurrently with the Closing.

The Subscription Agreements for the PIPE Investors (other than the Sponsor Related PIPE Investors, whose registration rights are governed by the Amended and Restated Registration Rights Agreement (the “Non-Sponsor PIPE Investors”)) provide for certain registration rights. In particular, Perella Weinberg Partners is required to, as soon as practicable but no later than, 30 calendar days following the Closing, file with the SEC (at Perella Weinberg Partners’ sole cost and expense) a registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 50th calendar day following the actual filing date (or the 90th calendar day following the Closing if the SEC notifies Perella Weinberg Partners that it will “review” such registration statement) and (ii) the 5th business day after the date Perella Weinberg Partners is notified in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. Such registration statement is required to be kept effective for at least three years after effectiveness or, if earlier, until either (i) the shares thereunder have been sold by the Non-Sponsor PIPE Investors or (ii) the shares may be sold without restriction under Rule 144 promulgated under the Securities Act.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties to such Subscription Agreement; (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the closing and, as a result thereof, the closing of the transactions contemplated by the Subscription Agreement fails to occur; and (d) the Outside Date (as defined in the Business Combination Agreement and as may be extended as described therein) if the Closing has not occurred on or before such date.

Sponsor Share Surrender and Share Restriction Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor entered into a Sponsor Share Surrender and Share Restriction Agreement with the Company, PWP OpCo and the other parties to that certain letter agreement, dated as of September 24, 2020, by and among the Sponsor, the Company and such other parties, pursuant to which the Sponsor has agreed that, concurrent with and contingent upon the Closing, it will forfeit an aggregate of 1,023,333 shares of Class B common stock for no consideration and that 610,000 shares of Class A common stock and 6,846,667 shares of Class B common stock held by it will be subject to transfer restrictions for six months following the Closing and that 80% of the shares of Class B common stock held by them will also be subject to vesting conditions based on certain closing share price thresholds of the Company’s Class A common stock for 20 out of any 30 consecutive trading days, specifically:

•

610,000 shares of Class A common stock and 1,369,334 shares of Class B common stock shall not be transferable or salable until the date that is the six-month anniversary of the Closing (the “6-Month Anniversary”);

•

1,369,334 shares of Class B common stock shall not be transferable or salable until the later of the 6-Month Anniversary and the date that is 15 days following the first date that the closing share price is greater than $12.00 per share for any 20 out of 30 consecutive trading days;

•

1,369,333 shares of Class B common stock shall not be transferable or salable until the later of the 6-Month Anniversary and the first date that the closing share price is greater than $13.50 per share for any 20 out of 30 consecutive trading days;

•

1,369,333 shares of Class B common stock shall not be transferable or salable until the later of the 6-Month Anniversary and the date that is 15 days following the first date that the closing share price is greater than $15.00 per share for any 20 out of 30 consecutive trading days; and

•

1,369,333 shares of Class B common stock shall not be transferable or salable until the later of the 6-Month Anniversary and the first date that the closing share price is greater than $17.00 per share for any 20 out of 30 consecutive trading days;

If, prior to the fourth anniversary of the Closing, the closing share price is greater than $12.00 per share or $15.00 per share for any period of 20 out of 30 consecutive trading days (each a “Trigger Date”), then, during the 15 day period following such Trigger Date, the Company shall have the right to purchase from the Sponsor up to 1,000,000 shares, in aggregate, of Class B common stock per Trigger Date for a purchase price of $12.00 per share or $15.00 per share, respectively, by providing written notice of such repurchase election to the Sponsor, and such repurchase shall be consummated within five business days after the date of such written notice.

Background of the Business Combination

The terms of the Business Combination Agreement are the result of negotiations between our representatives and representatives of PWP. The following is a brief description of the background of these negotiations and related transactions.

Prior to our IPO and concurrent private placement in September 2020, we conducted no business operations other than those incidental to our formation and organization and the launch of our IPO. Of the proceeds from the IPO and private placement, $230,000,000 was placed in a trust account established for the benefit of our public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes (or dissolution expenses if a business combination is not consummated), none of the funds held in the trust account will be released until the earlier of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s public shares if it is unable to consummate a business combination within 18 months from the completion of the IPO, or (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Amended and Restated Certificate to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial business combination within 18 months from the completion of the IPO. The trust proceeds are invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

After our IPO, our management team commenced an active search for prospective businesses and/or assets to acquire in our initial business combination. Our board of directors and management have extensive experience in the financial services, financial services technology, or fintech, and insurance industries, as well as with operational management, and investment and financial analysis. As such, the members of our board of directors and management team believe that they are qualified to conduct and analyze the due diligence required for us to identify a business combination partner. See the section entitled “Information About FTIV—Management” for additional information regarding the experience of our board of directors and management team.

We initially focused our efforts on identifying businesses providing technological services to the financial services industry, with particular emphasis on businesses that provide data processing, storage and transmission services, data bases and payment processing services, although we were not required to limit our activities to any particular industry. In the evaluation of business combination partners, our board of directors and management team considered a wide variety of complex factors. Our board of directors did not consider it practicable or relevant to quantify or otherwise assign relative weights to the specific factors it considered in reaching its final decision. Important criteria we used in evaluating prospective business transaction opportunities included:

•	Earnings history.

•	Strong management team.

•	Opportunities for growth.

•	Defensible and differentiated business niche.

•	Diversified customer and supplier base.

Our management team employed various strategies in an effort to identify an appropriate target company, including:

•

Contacting investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives.

•	Contacting investment banks that might be working with companies looking for exits or funding.

•	Contacting private equity and venture capital investment firms that might have portfolio companies they are looking to exit.

•	Caucusing our officers and directors, as well as their affiliates, for target business candidates of which they become aware through their contacts.

•	Conducting Internet research and following companies to find companies that might be looking for funding or a sale.

Prior to the consummation of the Company’s IPO in September 2020, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

Immediately following the Company’s IPO, the Company’s management team commenced its search for a potential business combination, and in connection therewith, retained certain professional advisors to provide assistance in operations matters, including in the areas of due diligence and transaction execution. From the date of the Company’s IPO through the signing of the Business Combination Agreement with PWP, Betsy Z. Cohen, the Chairman of the Company’s board of directors, Daniel G. Cohen, the Company’s Chief Executive Officer, James J. McEntee, III, the Company’s President, and Amanda Abrams, Shami Patel, Jeffrey Blomstrom, and Dan Long, advisors to the Company, reviewed target companies identified by representatives of the Company and the Company’s financial advisors. Representatives of the Company also contacted, and were contacted by, a number of individuals and entities with respect to business combination opportunities. As part of this process, representatives of the Company considered and evaluated over 54 potential acquisition targets, primarily in the financial technology or financial services sectors, signed eight non-disclosure agreements, and evaluated illustrative transaction structures to effect a potential business combination with five of these potential acquisition targets. In connection with such evaluation, representatives of the Company had discussions regarding potential transaction structures with the members of management and/or the boards of directors of certain of these potential acquisition targets. From the date of the IPO through November 20, 2020, representatives of the Company submitted non-binding letters of intent to two acquisition targets (other than PWP). The Company did not further pursue a potential transaction with one of these targets because the Company and the target in question could not come to an agreement on various terms, including valuation. The Company signed a letter of intent to pursue a transaction with the second target, a company that provides data capture and analytics for the retail sector, which we refer to as Target A.

On October 5, 2020, the Company executed a non-disclosure agreement with Target A and began its diligence review of the finances, technology, and organization of the Target A. On October 20, 2020, the Company and Target A executed a non-binding letter of intent outlining the terms of a potential transaction. Following the execution of the non-binding letter of intent, the Company and its representatives conducted further financial and technology diligence, and had in-depth meetings with the heads of various departments within Target A, including marketing, sales, technology, and finance. In addition to such diligence, the Company also worked with Target A on capital markets presentation of Target A’s business. In mid-November 2020, after extensive discussions with Target A, the parties decided not to pursue a potential transaction, primarily due to delays in obtaining the requisite financial information from Target A necessary to finalize the parties’ agreement on Target A’s valuation.

From March through April 2020, Ms. Cohen, Mr. Cohen, and Ms. Abrams, in their then capacities as chairman of the board, chief executive officer, and advisor, respectively, to FinTech Acquisition Corp. III (a special purpose acquisition company formerly sponsored by an affiliate of the sponsor of the Company), met with executives from PWP about potentially pursuing a business combination between FinTech Acquisition Corp. III and PWP. After a series of discussions, FinTech Acquisition Corp. III and PWP decided not to pursue a transaction due to then prevailing market conditions. No terms were agreed between FinTech Acquisition Corp. III and PWP during such discussions and no letter of intent was proposed, discussed or entered into. FinTech Acquisition Corp. III subsequently negotiated and entered into a business combination transaction with FinTech Acquisition Corp. III Parent Corp., subsequently renamed Paya Holdings Inc., and certain other parties, which was entered into on August 3, 2020 and closed on October 16, 2020. In connection with the consummation of such business combination, each of the officers, directors and advisors of FinTech Acquisition Corp. III, including Ms. Cohen, Mr. Cohen, and Ms. Abrams, resigned from their respective positions as directors or officers of FinTech Acquisition Corp. III, as applicable, and/or had their respective advisory agreements with FinTech Acquisition Corp. III terminated, as applicable.

Following the Company’s IPO in September 2020, Mr. Cohen, Ms. Cohen and Ms. Abrams, in their respective capacities as chief executive officer, chairman of the board and advisor to the Company, contacted PWP executives to inquire as to whether PWP was interested in pursuing a transaction with the Company, given the economic rebound in the U.S. economy during the second half of 2020, and had several discussions with PWP principals, including Andrew Bednar, Co-President of PWP, about PWP’s capital markets plans and the forecast for the remainder of 2020. From September 29, 2020 through October 6, 2020, PWP provided the Company, and the Company reviewed, PWP’s financial model and projections. On October 6, 2020, Mr. Cohen, Ms. Cohen and Ms. Abrams discussed with representatives of PWP a proposal for a potential transaction.

On October 19, 2020, Mr. Bednar provided feedback in the form of a counter-proposal that included a forfeiture of one million founder shares by the Sponsor and a proposed breakdown of performance vs. time-based grants for the restricted stock unit program of PWP post-business combination.

On October 28, 2020, Ms. Abrams and Mr. Cohen provided feedback to PWP that the Company would require a working capital adjustment in connection with the PWP valuation between the time of signing of a letter of intent and the signing of a definitive business combination agreement. They also asked for a minimum cash proceeds condition (cash from PIPE investors plus amount in trust after redemptions) of $200 million and further proposed that 20% of the transaction pool granted to PWP employees consist of time-based vesting, and an extended lock-up period for PWP working partners.

On November 3, 2020, representatives of PWP communicated to the Company that an extended lock-up as applied to working partners was acceptable, but that a maximum lock-up of only six months should apply to other PWP stakeholders. PWP also proposed that 30% of the transaction pool be time-based vesting.

On November 5, 2020, Mr. Cohen, Ms. Cohen and Ms. Abrams and representatives of PWP further discussed a potential letter of intent.

On November 8, 2020, Ms. Abrams and Mr. Bednar discussed lock-ups and Ms. Abrams expressed a desire to lengthen the lock-up periods for PWP equity holders that received significant liquidity at closing. Mr. Bednar insisted on a six month maximum lock-up for certain PWP equity holders. Ms. Abrams and Mr. Bednar also discussed the sunset provision on the dual voting class structure and ultimately concluded that PWP’s proposed sunset structure was reasonable.

On November 10, 2020, Ms. Abrams and Mr. Blomstrom had a video call with Mr. Bednar and Gary Barancik, PWP’s CFO, to discuss the financial forecasts and the pipeline update for 2021.

On November 11, 2020, representatives of PWP requested that lock-ups be waived to the extent needed to cover tax liabilities, which the Company agreed to, and asked that roughly 40% of the transaction pool be subject to time-based vesting so that the pool included sufficient shares to cover grants for new hires and other recipients whose vesting structure had already been agreed upon with such new hires and other recipients.

On November 12, 2020, Mr. Bednar spoke with Mr. Cohen and Ms. Abrams and requested that the transaction include the right for PWP to repurchase certain tranches of founder shares at a specified price.

From November 19 through November 21, 2020, the parties discussed the mechanics of such a provision and the Company agreed to include the provision subject to a sunset. The parties also discussed transaction timing and consent requirements for PWP equity holders during these phone calls.

On November 20, 2020, the Company and PWP executed a non-disclosure agreement and a non-binding letter of intent. The letter proposed, among other things, (i) a debt free, cash free valuation of $810.6 million for PWP based on 15.5x multiple of 2021 projected net income, (ii) a minimum cash amount of $200 million, (iii) that the first $200 million of proceeds be used for debt repayment, a second tier be used to redeem partnership interests from certain PWP limited partners, and a third tier be used to further capitalize the combined company, (iv) an option for the benefit of PWP to purchase from the Sponsor up to 1 million shares at $12.00 per share and up to 1 million shares at $15.00 per share at any time up to 15 days following such time as the stock price exceeds $12.00 or $15.00 per share, respectively, for 20 out of any 30 consecutive trading days, (v) a contribution of the Sponsor’s shares of Class B Common Stock to the PWP transaction pool (which was eventually implemented as a forfeiture of such shares), and (vi) the right of the Sponsor to nominate a member of the board of directors for the combined company.

On November 25, 2020, Ms. Cohen, Mr. Cohen, Ms. Adams and Mr. Blomstrom had an organizational phone call to discuss timing and the sequencing of consents with PWP principals including Philippe McAuliffe and Vladimir Shendelman.

On November 27, 2020 and on December 1, 2020, representatives of Morgan, Lewis & Bockius, LLP (“Morgan Lewis”) and representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) held preliminary calls to discuss the transaction structure and documentation.

During the month of December, the Company engaged Keefe, Bruyette & Woods, Inc. as a nonexclusive buy-side financial advisor, and JMP Securities LLC as a nonexclusive capital markets advisor, to the Company.

On December 2, 2020, the Company and PWP had an introductory call with ICR Strategic Communications & Advisory, an investor and public relations firm. Separately, Ms. Adams and Mr. McAuliffe discussed placement agent selection and fee arrangements for the contemplated private placement of the Company’s securities (PIPE) in connection with the proposed transaction, and determined to engage Goldman Sachs and J.P. Morgan as placement agents. Separately, the Company met with PWP to discuss diligence issues and PWP’s financial forecasts.

On December 3, 2020, the Company and PWP continued to discuss diligence issues and PWP’s financial forecasts.

Also on December 3, 2020, PWP granted access to the Company to its virtual data room.

On December 4, 2020, representatives of Skadden, counsel to PWP, distributed to Morgan Lewis an initial draft of the amended and restated charter and bylaws to be effective as of Closing. The parties exchanged and discussed further refined drafts of these documents from December 4, 2020 through December 23, 2020.

From December 3 through December 7, 2020, the Company and PWP had calls with Goldman Sachs and J.P. Morgan to review and rehearse the investor presentation.

On December 7, 2020, the Company conducted a preliminary call with the Company’s board of directors to review the letter of intent and the PWP business. With the exception of Laura Kohn, all directors were present on the call, as were Jay McEntee, Mr. Cohen, Ms. Abrams, and representatives from Morgan Lewis, counsel to the Company.

Separately, the Company conducted diligence regarding ongoing PWP litigation and insurance coverage with PWP management and litigation counsel.

On December 8, 2020, Ms. Abrams had a call with Laura Kohn to update Ms. Kohn on the matters covered on the December 7 board call.

From December 8 through December 17, 2020, the Company and PWP had meetings with potential PIPE investors.

On December 10, 2020, representatives of Skadden distributed to Morgan Lewis an initial draft of the Amended and Restated Registration Rights Agreement. The parties exchanged and discussed further refined drafts of these documents from December 10, 2020 through December 29, 2020.

From December 10 through December 13, 2020, Ms. Abrams discussed the Business Combination Agreement with Morgan Lewis.

On December 11, 2020, representatives of Skadden distributed an initial draft of the stockholders agreement. The parties exchanged and discussed further refined drafts of the stockholders agreement from December 11, 2020 through December 29, 2020.

On December 12, 2020, representatives of Morgan Lewis distributed initial drafts of the Support Agreement and Sponsor Share Surrender and Share Restriction Agreement to Skadden. The parties exchanged and discussed further refined drafts of the stockholders agreement from December 12, 2020 through December 29, 2020.

On December 13, 2020, the Company discussed executive grant vesting structures with Keefe, Bruyette & Woods.

Also on December 13, 2020, representatives of Morgan Lewis distributed an initial draft of the Business Combination Agreement to Skadden. Following such distribution, representatives of Morgan Lewis and representatives of Skadden had a call to discuss certain transaction terms, including, among other things, (i) required transaction consents, (ii) timing of delivery of certain financial reporting deliverables by PWP, (iii) the standards for representation and warranty bring downs and (iv) the definition of “Company Material Adverse Effect.”

On December 14, 2020, Ms. Abrams and Mr. Cohen discussed projected 2020 revenue with PWP management.

On December 15, 2020, representatives of the Company, PWP, Morgan Lewis, Skadden and certain other legal advisors of PWP, discussed the regulatory requirements and process under applicable U.S. and foreign laws.

From December 17 through December 21, 2020, the Company negotiated PIPE agreements with PIPE investors. On December 21, 2020, the Company, PWP, Goldman Sachs, and J.P. Morgan conducted a phone call to discuss PIPE allocations.

On December 18, 2020, representatives of Skadden distributed a revised draft of the Business Combination Agreement to Morgan Lewis.

On December 19, 2020, representatives of Skadden distributed an initial draft of the Tax Receivable Agreement. The parties exchanged and discussed further refined drafts of the tax receivable agreement from December 19, 2020 through December 29, 2020.

Also on December 19, 2020, representatives of Skadden and representatives of Morgan Lewis discussed the status of documentation, process and next steps.

On December 21, 2020, Ms. Abrams discussed the Business Combination Agreement with Morgan Lewis.

On December 22, 2020, representatives of Skadden distributed initial drafts of the amended and restated limited partnership agreement of PWP OpCo and the PWP disclosure schedules to Morgan Lewis. The parties exchanged and discussed further refined drafts of the amended and restated limited partnership agreement of PWP OpCo and PWP disclosure schedules from December 22, 2020 through December 29, 2020.

On December 23, 2020, representatives of Morgan Lewis distributed a revised draft of the Business Combination Agreement to Skadden.

On December 24, 2020, Ms. Abrams and Mr. McEntee discussed employment term sheets and the structure for equity management equity grants for certain PWP employees with Messrs. McAuliffe and Shendelman. The parties ultimately decided that, given the tight timeline to the projected date of signing the definitive documentation for the proposed transaction, employment agreements would be negotiated between signing the Business Combination Agreement and Closing.

Also on December 24, 2020, representatives of Skadden and representatives of Morgan Lewis discussed the status of documentation, process and next steps.

Also on December 24, representatives of Morgan Lewis distributed an initial draft of the FTIV disclosure schedules to Skadden. The parties exchanged and discussed further refined drafts of the FTIV disclosure schedules from December 24, 2020 through December 29, 2020.

On December 25, 2020, representatives of Skadden distributed a revised draft of the Business Combination Agreement to Morgan Lewis.

On December 26, 2020, Ms. Abrams discussed the Business Combination Agreement with Morgan Lewis and representatives of Morgan Lewis distributed a revised draft of the Business Combination Agreement to Skadden.

On December 27, 2020, Ms. Abrams, Mr. Shendelman, representatives of Morgan Lewis and representatives of Skadden had a call to discuss certain transaction terms, including, among other things, (i) allocation and reimbursement of certain transaction expenses, (ii) certain restrictions on PWP’s conduct of business prior to the Closing, (iii) timing of delivery of certain financial reporting deliverables by PWP, (iv) the standards for representation and warranty bring-downs at the time of the closing of the proposed transaction, and (v) the minimum cash closing condition.

Also on December 27, 2020, Ms. Abrams, Mr. Shendelman, representatives of Morgan Lewis and representatives of Skadden had a call to discuss the PWP disclosure schedules.

On December 28, 2020, representatives of Skadden distributed a revised draft of the Business Combination Agreement to Morgan Lewis.

Also on December 28, 2020, Ms. Abrams and Mr. Shendelman further discussed open items under the Business Combination Agreement, following which representatives of Morgan Lewis distributed a further revised draft of the Business Combination Agreement to Skadden, memorializing such discussions.

Also on December 28, 2020, the Company’s board of directors met and approved the Business Combination Agreement. Present at the meeting were all directors, Ms. Abrams, Mr. Cohen, Mr. McEntee, and representatives from Morgan Lewis. Representatives of Morgan Lewis reviewed the proposed transaction documentation and answered questions from the board of directors. Following review and discussion, the Business Combination Agreement and related documents and agreements were unanimously approved by the Company’s board of directors, subject to final negotiations and modifications, and the Company’s board of directors determined to recommend the approval of the Business Combination Agreement to the stockholders of the Company.

On December 29, 2020, Ms. Abrams and Mr. Cohen spoke with Mr. Shendelman and Mr. Bednar and the parties agreed that the minimum cash closing condition would be a closing condition for both parties and agreed on the standards for representation and warranty bring downs.

On December 29, 2020, the Company, the Sponsor, PWP OpCo, PWP GP, Professional Partners and Professionals GP finalized and executed the Business Combination Agreement. In connection with the execution of the Business Combination Agreement, the Company, PWP OpCo and the Sponsor executed the Sponsor Share Surrender and Share Restriction Agreement and (i) the Company, (ii) the Sponsor, (iii) PWP OpCo, PWP GP, Professional Partners, Professionals GP (the PWP Entities) and (iv) certain individual equity holders of, directly or indirectly, the PWP Entities executed the Support Agreement.

On December 30, 2020, the Company and PWP issued a press release publicly announcing the transaction.

In December 2020, the Company and PWP agreed that Peter A. Weinberg, Joseph R. Perella, Robert K. Steel, Dietrich Becker, Andrew Bednar, Jorma Ollila, Ivan G. Seidenberg, Jane C. Sherburne and Daniel G. Cohen will be named as director nominees in the Business Combination Director

Election Proposal and, if the Business Combination Director Election Proposal is approved, will serve on the combined company’s board of directors. For additional information, including the biographies of Messrs. Weinberg, Perella, Steel, Becker, Bednar, Ollila, Seidenberg and Cohen and Ms. Sherburne, see the section entitled “Management After the Business Combination—Management and Board of Directors.”

Reasons for the Approval of the Business Combination

Our board of directors met telephonically on December 28, 2020, to, among other things, discuss a potential business combination with PWP, and, unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were in the best interest of the Company and our stockholders and resolved to recommend that our stockholders vote to adopt the Business Combination Agreement and approve the Business Combination and the other transactions contemplated thereby. Prior to reaching the decision to approve the Business Combination and the Business Combination Agreement, our board of directors consulted with our management, as well as with our legal and financial advisors.

In addition, before determining that the Business Combination was in the best interests of the Company and our stockholders, our board of directors reviewed various industry and financial data, including, but not limited to, PWP’s existing business model, PWP’s historical and projected financials, and various valuation analyses, and reviewed the results of management’s due diligence review of PWP which took place over a nine week period beginning on September 29, 2020 and continuing through the signing of the Business Combination Agreement on December 29, 2020, including extensive meetings and calls with PWP’s management team regarding operations and projections, review of PWP’s material contracts, intellectual property matters, labor matters, financing and accounting due diligence, tax due diligence, and other legal due diligence with assistance from our legal counsel.

In approving the Business Combination, our board of directors determined not to obtain a fairness opinion. Our board of directors and management have extensive experience in the financial services, fintech and insurance industries, as well as with operational management, and investment and financial analysis. As such, the members of our board of directors and management team believe that they are qualified to conduct and analyze the due diligence required for us to identify a business combination partner. See the section entitled “Information About FTIV—Management” for additional information regarding the experience of our board of directors and management team.

We have primarily focused our efforts on identifying businesses which provide disruptive technological innovation to the financial services industry, with particular emphasis on businesses that provide data processing; transactional and data security; rewards, loyalty, and consumer engagement platforms by which financial services engage their clients and market and provide services to them; digital marketing; and payment processing services. We were not, however, required to complete our initial business combination with a financial technology business.

In the evaluation of business combination partners, our board of directors and management team considered a wide variety of complex factors. Our board of directors did not consider it practicable or relevant to quantify or otherwise assign relative weights to the specific factors it considered in reaching its final decision. Important criteria we used in evaluating prospective business transaction opportunities included:

•	Earnings history.

•	Strong management team.

•	Opportunities for growth.

•	Defensible business niche.

•	Diversified and differentiated customer and supplier base.

The board of directors determined that PWP met all of the above criteria. In particular, the board considered the following positive factors, although not weighted or in any order of significance:

•

Earnings History:    PWP has generated positive Adjusted Non-GAAP Operating Income and Adjusted Non-GAAP Net Income since 2017, the year that standalone PWP audited financial statements were first available for the advisory business.

•

Strong Management Team:    Led by Peter Weinberg, an investment banker with a strong track record of success at PWP as well as Goldman Sachs, PWP is staffed with seasoned and respected investment bankers with substantial management and client development experience.

•

Opportunities for Growth:    We believe that PWP has a significant opportunity to grow the firm via talent acquisition. PWP has consistently grown the firm via the acquisition of elite talent from other financial institutions and from industry sectors and we believe that having a public currency will only enhance this ability.

•

Defensible / Differentiated Business Niche:    PWP has built a leading global independent advisory platform offering a range of advisory services, driven by the trust bestowed upon it by its clients, the high-caliber professionals who have joined PWP, and the continued growth in demand for independent advice. We believe the momentum driving demand for independent advice remains strong, and that PWP is well positioned to capitalize on that growing demand.

•

Diversified Client Base:    PWP provides advice to clients across a range of the most active industry sectors and international markets, including Consumer & Retail; Energy; Financial Institutions; Healthcare; Industrials; and Technology, Media & Telecommunications. PWP provides these clients with its full range of advisory capabilities, including M&A, liability management, capital markets advisory and restructuring. We believe this diversification provides PWP with the ability to succeed in different stages of the business cycle and to realize sustainable growth.

In considering the potential business combination with PWP, our board gave consideration to the following negative factors, although not weighted or in any order of significance:

•	The Company’s public stockholders will hold a minority share position in the post-business combination company.

•

The Company’s stockholders may object to and challenge the Business Combination and take actions that may prevent or delay the consummation of the Business Combination, including to vote down the proposals at the special meeting or exercise their redemption rights.

•	The potential for diversion of management and employee attention during the period prior to completion of the Business Combination, and the potential negative effects on PWP’s business.

•

The risk that, despite the efforts of the Company and PWP prior to the consummation of the Business Combination, PWP may lose key personnel, and the potential resulting negative effects on PWP’s business.

•	The possibility that PWP might not achieve its projected financial results.

•	The risk associated with macroeconomic uncertainty, including as it relates to COVID-19, and the effects it could have on PWP’s revenues.

•

The risk that the Company does not obtain the proceeds of the PIPE Financing resulting in the Company being unable to retain sufficient cash in the Trust Account to meet the requirements of the Business Combination Agreement.

•	The Business Combination Agreement prohibits the Company from soliciting or engaging in discussions regarding alternative transactions during the pendency of the Business Combination.

•	Risks and costs to the Company if the Business Combination is not completed, including the risk of liquidation.

•	The Company did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

•

Potential changes in the regulatory landscape or new industry developments, including changes in client preferences, may adversely affect the business benefits anticipated to result from the Business Combination.

•	Risks of the type and nature described under the section entitled “Risk Factors” beginning on page 57.

The foregoing discussion of material factors considered by our board of directors is not intended to be exhaustive but does sets forth the principal factors considered.

Our board of directors also considered whether members of our management and board of directors may have interests in the Business Combination that are different from, or are in addition to, the interests of our stockholders generally, including the matters described under the subsection entitled “—Interests of FTIV’s Directors and Officers in the Business Combination” below. However, our board of directors concluded that (i) these interests were disclosed in our IPO prospectus and are included in this proxy statement, (ii) these disparate interests would exist with respect to a business combination with any target company, (iii) our stockholders will have the opportunity to redeem their public shares in connection with the Business Combination and (iv) shares of our common stock held by our officers, directors and other initial stockholders are subject to transfer restrictions following the Business Combination. See the section entitled “—Related Agreements—Sponsor Share Surrender and Share Restriction Agreement” above for a description of these transfer restrictions.

Certain Projected Financial Information

PWP provided the Company with its internally prepared financial projections for each of the years in the three year period ending December 31, 2023. PWP does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of their future performance, revenue, financial condition or other results. The financial projections were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of PWP, and are included in this proxy statement because they were provided to the Company’s board of directors for its evaluation of the Business Combination.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that the Company, its board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or holders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the financial projections in making a decision regarding the transaction, as the financial projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to PWP’s business, all of which are difficult to predict and many of which are beyond PWP’s and the Company’s control. The financial projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond PWP’s and the Company’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement, respectively. As a result, there can be no assurance that the financial projections described below will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

The financial projections included in this proxy statement have been prepared by, and are the responsibility of, PWP’s management. Neither Ernst & Young LLP nor WithumSmith+Brown, PC has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying financial projections and accordingly, neither Ernst & Young LLP nor WithumSmith+Brown, PC expresses an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report included in this proxy statement relates to PWP’s previously issued financial statements for fiscal years ended December 31, 2020, 2019 and 2018, and the WithumSmith+Brown, PC report included in this proxy statement relates to the Company’s previously issued financial statements for the fiscal years ended December 31, 2020 and 2019. Such reports do not extend to the financial projections and should not be read to do so.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared, which was on December 16, 2020. None of PWP’s independent registered accounting firm, the Company’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to the Company and its board of directors in connection with their review of the Business Combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR PWP, THE COMPANY UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The key elements of the projections provided by management of PWP to the Company are summarized in the table below:

	2021E	2022E	2023E
	($ in millions)
Revenue	$575	$644	$716
% Growth	11%	12%	11%
Adj. Comp Expense(1)	($368)	($412)	($458)
% of Revenue	64%	64%	64%
Adj. Non-Comp Expense(1)	($123)	($131)	($135)
% of Revenue	21%	20%	19%
Adj. Operating Income(1)	$84	$100	$123
% Margin	15%	16%	17%
Interest Expense & Other	$3	—	—
Adj. Pre-Tax Income(1)	$87	$100	$123
% Margin	15%	16%	17%
Tax Expense(2)	($22)	($25)	($31)
Effective Tax Rate	25%	25%	25%
Adj. Net Income(1)	$65	$75	$92
% Margin	11%	12%	13%
Memo: Total Dividends	$25	$29	$35
Payout Ratio	38%	38%	38%

(1)

Adjusted Compensation and Benefit Expense, Adjusted Non-Compensation Expense, Adjusted Operating Income, Adjusted Pre-Tax Income and Adjusted Net income are non-GAAP financial measures. See “Selected Historical Financial and Other Information of PWP—Non-GAAP Financial Measures” for information about these non-GAAP financial measures. PWP does not provide reconciliations of these projected forward-looking non-GAAP financial measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in PWP’s reconciliation of historic non-GAAP financial measures, the amount of which, based on historical experience, could be significant.

(2)	Assumes corporate tax rate after conversion of all partnership units to shares.

Interests of FTIV Directors and Officers in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

•	the Sponsor will hold our common stock following the Business Combination, subject to lock-up agreements;

•	the Sponsor will hold placement warrants to purchase shares of our common stock following the Business Combination, subject to lock-up agreements;

•

the Sponsor paid an aggregate of $6,125,000 for its founder shares, placement shares and placement warrants and that such securities are expected to have a significantly higher value at the time of the Business Combination and will have little or no value if we do not complete the Business Combination;

•

the Sponsor has waived its redemption rights with respect to their founder shares, placement shares and public shares in connection with the Business Combination, and has waived its redemption and liquidation rights with respect to its founder shares and placement shares if we are unable to complete a business combination by our Business Combination Outside Date;

•

if we are unable to complete a business combination by our Business Combination Outside Date, Cohen Sponsor Interests IV, LLC, the manager of the Sponsor, will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities to which we owe money for services rendered or contracted for or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account, and excluding any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•

the Sponsor has agreed to loan us funds in an amount up to $500,000 for working capital requirements and to finance transaction costs in connection with an initial business combination, and any amounts outstanding under this loan will not be repaid if we are unable to complete a business combination by our Business Combination Outside Date; and

•	the continued indemnification of our current directors and officers and the continuation of directors’ and officers’ liability insurance after the Business Combination.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the initial stockholders, our directors, officers and their respective affiliates may enter into agreements to purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or enter into transactions with such investors and others to provide them with incentives to acquire shares of our common stock or vote their shares in favor of the Business Combination Proposal. While the exact nature of any other incentive arrangements that may be entered into in the future has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by the initial stockholders for nominal value.

The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved and to decrease the likelihood that holders request redemption of public shares. Entering into any such arrangements may have a depressive effect on the price of our common stock. For example, if as a result of these arrangements an investor or holder purchases shares for nominal value, the investor or holder may be more likely to sell such shares immediately following the Closing for a price below market value.

If our initial stockholders, directors, officers or their respective affiliates effect any purchases of our common stock, such purchases may cause the Business Combination Proposal or any of the Condition Precedent Proposals to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert disproportionate influence over the approval of the Business Combination Proposal and other proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement, no such agreements to sell or purchase shares prior to the record date have been entered into with any such investor or holder. We will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that are not described in this proxy statement and that would affect the vote on the Business Combination Proposal.

Our independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The board concluded that the potential benefits that it expected us and our stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in our and our stockholders’ best interests.

Interests of PWP Directors and Officers in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that PWP’s directors and executive officers may have interests in such proposal that are different from, or in addition to, your interests as a stockholder. These interests include, among other things, the interests described below.

PWP may provide advisory services to certain affiliates of, or parties related to, the Sponsor, for which PWP may receive significant compensation, and certain entities and/or individuals related to the Sponsor intend to invest, directly or indirectly, in a planned special purpose acquisition company, PWP Forward Acquisition Corp. I, in which PWP and certain of its partners and other employees are also direct or indirect investors.

Executive Employment Agreements

As described in “Executive Compensation—Other Executive Compensation Elements—Executive Employment Agreements” below, we expect to enter into employment agreements with each of Messrs. Weinberg, Becker and Bednar in connection with the Closing, pursuant to which they will each continue to serve as executive officers of Perella Weinberg Partners in their current positions following the consummation of the Business Combination. The employment agreements are expected to provide that each of Messrs. Weinberg, Becker and Bednar will receive an annual base salary of $500,000 subject to annual review and increase by our compensation committee, will continue to be eligible to receive a discretionary annual performance bonus, and will be eligible to receive discretionary annual equity awards pursuant to the Incentive Plan. The employment agreements are also expected to provide that each of Messrs. Weinberg, Becker and Bednar will be eligible to receive, subject to the consideration, review and approval of our compensation committee, one-time grants of equity awards pursuant to the Incentive Plan as soon as practicable following the Closing in the form of transaction pool awards and management awards, as described in the following section. We anticipate that either party will be permitted to terminate the employment agreement at any time by providing 90 days’ advance written notice, provided that the executive officer’s employment may be terminated immediately in the event of a termination for cause.

Transaction Pool Awards and Management Awards

As described in “Executive Compensation—Other Executive Compensation Elements—Transaction Pool Awards and Management Awards” below, in connection with the Closing, a transaction pool of RSUs will be created under the Incentive Plan and allocated to Working Partners, non-partner employees and certain other eligible recipients, including certain executive officers of PWP (the “Transaction Pool”). The Transaction Pool will be comprised of 10.2 million shares of Perella Weinberg Partners Class A common stock, equal to approximately 10% of the sum of the total number of outstanding shares of Perella Weinberg Partners Class A common stock (including, for this purpose only, these 10.2 million shares) and the total number of outstanding PWP OpCo units as of the

Closing. Up to 6.6 million shares may be granted subject solely to a time-based vesting schedule to eligible recipients who are either non-partner employees, independent contractors or consultants of Perella Weinberg Partners or Working Partners with commitments from Perella Weinberg Partners to receive awards pursuant to their new-hire partner offer letters, and at least 3.6 million shares are expected to be granted subject to a time-based and performance-based vesting schedule. Subject to the consideration, review and approval of our compensation committee, we expect to make one-time grants of RSUs out of the Transaction Pool Share Reserve equal to the entire amount of the Transaction Pool as soon as practicable following the Closing.

The performance-based RSUs granted pursuant to the Transaction Pool are expected to vest based on the achievement of two vesting conditions: a time-based vesting condition that is satisfied in five equal installments on the 36, 42, 48, 54 and 60 month anniversaries of the grant date, and a performance-based vesting condition that is satisfied in four equal installments upon the achievement of closing stock price hurdles for 20 out of any 30 consecutive trading days equal to $12, $13.50, $15 and $17, in each case prior to the sixth anniversary of the grant date. Upon a termination due to death or disability, all unvested performance-based RSUs will immediately vest with respect to the time-based vesting conditions and will remain outstanding subject to the achievement of the performance-based vesting conditions prior to the sixth anniversary of the grant date, and will vest immediately if such performance-based vesting conditions have already been satisfied. Upon a termination without cause or resignation for good reason, a pro-rata portion of each unvested tranche will immediately vest with respect to the time-based vesting conditions, subject to a 50% floor, and will remain outstanding subject to the achievement of the performance-based vesting condition prior to the sixth anniversary of the grant date, and will vest immediately if such performance-based vesting conditions have already been satisfied. Upon a termination without cause or resignation for good reason within 24 months following a change in control, all unvested performance-based RSUs will immediately vest with respect to both the time-based and performance-based vesting conditions.

In connection with the Closing and in respect of their ongoing participation in the management of Perella Weinberg Partners following the Closing, Messrs. Weinberg, Becker and Bednar are each expected to receive additional one-time grants of performance-based RSUs (the “Management Awards”) that are expected to vest based on the achievement of a performance-based vesting condition that is satisfied in several installments upon the achievement of certain closing stock price hurdles within a specified period of time following the grant date. The Management Awards are expected to have generally the same protections upon termination of employment as the performance-based RSUs granted pursuant to the Transaction Pool. The number of Management Awards that are expected to be granted to each of Messrs. Weinberg, Becker and Bednar has not yet been determined as of the date of this proxy statement. Any such awards will be subject to the consideration, review and approval of our compensation committee and will be made out of the General Share Reserve.

Reorganization of Professional Partners

As described in “Executive Compensation—Other Executive Compensation Elements—Reorganization of Professional Partners” below, in connection with the Business Combination and related internal reorganization steps that will be consummated concurrently with the Closing, Professional Partners is expected to implement a crystallized ownership structure that, among other things, includes a class of partnership units which tracks PWP’s advisory business and allocates increases in value and income/distributions with respect to the advisory business on a pro-rata basis to all holders of such partnership units in accordance with their ownership interests.

Pursuant to the internal reorganization, each Limited Partner’s capital interests in Professional Partners, to the extent attributable to our advisory business (including such capital interests held by PWP’s NEOs) will be converted into (i) original capital units (“OCUs”) equivalent to approximately 50%

of Professional Partners’ share of PWP OpCo, which will be owned by all Limited Partners holding capital as of December 31, 2019, pro rata in accordance with their capital interests as of December 31, 2019, as adjusted for accretion and/or dilution through the Closing, and/or (b) value capital units (“VCUs”), which will be owned by Working Partners (subject to an approximately three to five-year vesting period) to the extent of capital interests accrued through the Closing that exceed the value of the OCUs, but subject to a cap intended to give effect to each Working Partner’s intended ending target ownership ratio. In addition, Professional Partners will issue alignment capital units (“ACUs”) to Working Partners, including certain of PWP’s executive officers, in a manner intended to give effect to each Working Partner’s intended ending target ownership ratio. ACUs will also be subject to a three to five-year vesting period. Upon vesting, VCUs and ACUs will automatically convert into OCUs. Together, the VCUs and ACUs are expected to represent approximately 50% of Professional Partners’ share of the value of PWP OpCo. The vesting of VCUs and ACUs at Professional Partners will be recorded as equity-based compensation expense at PWP OpCo for accounting purposes, though they will have no economic impact on investors in PWP or PWP OpCo.

Each class of partnership units of Professional Partners will, depending on the holder, be subject to forfeiture provisions as a result of certain terminations or breaches of restrictive covenants. Specifically, upon a termination due to death or disability, all unvested VCUs and ACUs will immediately vest. Upon a termination without cause or resignation for good reason, a pro-rata portion of each unvested tranche will immediately vest, subject to a 50% floor. Upon a termination without cause or resignation for good reason within 24 months following a change in control, all unvested time-based VCUs and ACUs will immediately vest. If any OCUs, VCUs or ACUs are forfeited, such forfeited OCUs, VCUs or ACUs, as applicable, would accrete to all Limited Partners. Subject to applicable law and the terms of the amended and restated limited partnership agreement of Professional Partners, PWP LLC will cause distributions that Professional Partners receives from PWP OpCo to be distributed to the partners pro rata in accordance with such Limited Partners’ respective ownership of each class of Professional Partners units, including any VCUs and ACUs.

Subject to the redemption procedures and restrictions set forth in the amended and restated limited partnership agreement of Professional Partners, Professional Partners will also provide for certain rights for partners holding OCUs, including OCUs received in respect of the vesting of VCUs and/or ACUs, to have such OCUs redeemed for PWP OpCo Class A common units, which can, subject to the exchange procedures and restrictions set forth in the amended and restated limited partnership agreement of PWP OpCo (and any other procedures or restrictions imposed by Perella Weinberg Partners), be exchanged for (i) shares of Class A common stock on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash from an offering of shares of Class A common stock (based on the net proceeds received by Perella Weinberg Partners for such shares in such offering), with the form of consideration determined by Perella Weinberg Partners.

Subject to certain exceptions, Professional Partners units held by Working Partners will generally be subject to a lock-up of approximately three to five years, which may be reinstated or extended for a period of 12 months following such Working Partner’s resignation without good reason. For Mr. Perella and certain other founding Working Partners who are retirement-eligible (as well as certain Limited Partners who are employed by PWP Capital), Professional Partners units will generally be subject to a lock-up of approximately one to five years and will not be subject to reinstatement or extension of such lock-up following their resignation. No lock-up period for any Working Partner is expected to extend beyond the five year anniversary of the Closing. The lock-up will generally restrict the sale, pledge, grant of any option, short sale or other disposition of any partnership units with respect to our advisory business, and the entrance into any hedging, swap or other agreement or transaction related to such partnership units. PWP LLC and Perella Weinberg Partners may waive the lock-up period for any partner with respect to all or a portion the applicable partnership units with no obligation to do so for any other partner, and the lock-ups may be waived for certain pre-determined circumstances, such as death, disability and certain tax liabilities, and certain contractual obligations to partners pursuant to offer letters that provide for certain unrestricted equity awards.

Tax Receivable Agreement

As described in “—Related Agreements—Tax Receivable Agreement” above, Perella Weinberg Partners’ acquisition of Class A partnership units in PWP OpCo with a portion of the proceeds of the Business Combination, or pursuant to future exchanges of PWP OpCo Class A partnership units for shares of Perella Weinberg Partners Class A common stock or cash, and certain other transactions, are expected to result in increases in the tax basis of PWP OpCo’s assets that otherwise would not have been available to Perella Weinberg Partners. Such increases in tax basis are expected to reduce the amount of cash tax that Perella Weinberg Partners would otherwise have to pay in the future due to increases in depreciation and amortization deductions (for tax purposes). These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets of PWP OpCo to the extent the increased tax basis is allocated to those assets. At the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto. The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings. For additional information on the Tax Receivable Agreement and the benefits thereunder that may be derived by PWP’s executive officers, see “—Related Agreements—Tax Receivable Agreement” above.

Convertible Notes

As described in “Certain Relationships and Related Persons Transactions—PWP’s Related Party Transactions—Convertible Notes” below, certain of PWP’s executive officers own a portion of the Convertible Notes and, because they have elected to redeem such notes for cash, will receive a portion of the cash proceeds of the Business Combination at a redemption price equal to par and accrued and unpaid interest to, but excluding, the closing date of the Business Combination, as well as a premium for certain holders owning at least $5 million in the principal amount of the Convertible Notes. Noteholders will also have a right to a “top-up” payment with respect to their cash redemption equal to the excess in value, if any, of each holder’s Convertible Notes, assuming such Convertible Notes had been converted and valued at the five-day value weighted average price of Perella Weinberg Partners Class A common stock on the 30th day following the Closing, over the cash redemption price which such holder previously received. The five-day value weighted average price of Perella Weinberg Partners Class A common stock on the 30th day following the Closing would have to be at least $17.18 for holders owning at least $5 million in the principal amount of the Convertible Notes and $15.51 for holders owning at $5 million or less in the principal amount of the Convertible Notes, respectively, before such “top-up” payment would become payable. For additional information on the Convertible Notes and the redemption rights and benefits thereunder that may be derived by PWP’s executive officers, see “Certain Relationships and Related Persons Transactions—PWP’s Related Party Transactions—Convertible Notes” below.

Compensation of Independent Directors

As described in “Management After the Business Combination—Board Composition” below, Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation and Perella Weinberg Partners’ Amended and Restated Bylaws will provide that Perella Weinberg Partners’ board of directors will consist of a staggered board of not less than three directors nor more than 15 directors. The exact number of Perella Weinberg Partners directors will be fixed from time to time by a resolution of its board of directors. Following the completion of the Business Combination, we will implement a director compensation program for Perella Weinberg Partners’ independent directors. The final terms of such program and any director compensation that may be granted thereunder have not yet been determined. This proxy statement will be updated to include a summary of the director compensation program and any director compensation that may be granted thereunder once the terms are finalized.

Expected Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FTIV, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and PWP will be treated as the accounting acquirer. This determination was primarily based on PWP expecting to have a majority of the voting power of the post-combination company, PWP’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of PWP compared to FTIV, and PWP’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which PWP is issuing stock for the net assets of FTIV. The net assets of FTIV will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to Business Combination will be those of PWP.

Regulatory Matters

Canada

TPH Canada, an indirect, wholly-owned subsidiary of PWP OpCo, is registered as an investment dealer with the Canadian Securities Regulators and is a member of the IIROC. The Business Combination is accordingly subject to certain notice and approval requirements under Canadian securities legislation and the IIROC rules. On February 3, 2021, the Company and PWP OpCo submitted the required notices and applications for approval regarding the Business Combination to the Canadian Securities Regulators and IIROC. The Business Combination may not be completed until a notice of non-objection to, or approval of, the Business Combination is received from the Canadian Securities Regulators and IIROC approves the Business Combination.

FINRA

Perella Weinberg Partners’ two U.S. broker-dealer subsidiaries are subject to FINRA Rule 1017, which generally provides that FINRA approval must be sought in connection with any transaction resulting in a single person or entity acquiring or controlling, directly or indirectly, twenty-five percent (25%) or more of a FINRA member firm’s or its parent company’s equity for the first time. To the extent required, Perella Weinberg Partners’ two U.S. broker-dealer subsidiaries intend to seek FINRA’s approval under FINRA Rule 1017 in connection with the Business Combination.

France

Perella Weinberg Partners France, an indirect, wholly-owned subsidiary of PWP OpCo, is an investment firm regulated by the Autorité de Contrôle Prudentiel et de Résolution and by the Autorité des Marchés Financiers and is required to maintain a base capital requirement of €50,000.

Under the French Order (Arrêté) of December 4, 2017, any person (including persons acting in concert within the meaning of Article L. 233-10 of the French Commercial Code) who intends to acquire or increase a “qualifying holding” (within the meaning of Article 6 of the Order) in an ACPR authorized investment firm must obtain the prior approval of the ACPR before doing so if at least one of the following conditions is met: (a) the proportion of the voting rights or of the capital to be held directly or indirectly by the relevant person would reach or exceed ten percent (10%), twenty percent (20%), one-third, or fifty percent (50%) of the share capital or voting rights of authorized investment firm, (b) the authorized investment firm would become a subsidiary of the relevant person or (c) the relevant person would be able to exercise a significant influence over the management of the authorized investment firm.

Pursuant to Order, the ACPR has sixty (60) working days (extendable once by up to another thirty (30) working days) after submission of a complete application to decide whether to approve the acquisition of, or increase in, control. The ACPR may approve an application unconditionally or subject to conditions or reject an application. If the ACPR has not determined the application within the ACPR Assessment Period then it is deemed to have approved the application. The ACPR can exercise a number of powers where a person acquires or increases control without prior approval.

Perella Weinberg Partners France is authorized and regulated by the ACPR in France. Consequently, any person acquiring or increasing a “qualifying holding” in Perella Weinberg Partners France must obtain the prior approval of the ACPR. The Business Combination is therefore subject to these requirements and may not be completed until the ACPR has approved, or is deemed to have approved, all the applications relating to the acquisition of a “qualifying holding.”

United Kingdom

Under the FSMA any person who intends to acquire or increase control (as described in the FSMA) of an FCA authorized firm must obtain the prior approval of the FCA before doing so. The acquisition of control means acquiring ten percent (10%) or more of the shares or voting power of the authorized firm or its parent undertaking, or the acquisition of shares or voting power in the authorized firm as a result of which the acquirer is able to exercise a significant influence over the management of the authorized firm. The increase of control means acquiring further shares or voting power which takes the acquirer through the following percentages: twenty percent (20%), thirty percent (30%) and fifty percent (50%).

Pursuant to FSMA the FCA has sixty (60) working days (extendable once by up to another thirty (30) working days) after submission of a complete application to decide whether to approve the acquisition of, or increase in, control. The FCA may approve an application unconditionally or subject to conditions or reject an application. If the FCA has not determined the application within the FCA Assessment Period then it is deemed to have approved the application. Acquiring or increasing control without the prior approval of the FCA is a criminal offence in the U.K. and the FCA can exercise a number of other powers where a person acquires or increases control without prior approval.

Perella Weinberg U.K. Limited is authorized and regulated by the FCA in the U.K. Consequently, any person acquiring or increasing control over Perella Weinberg U.K. Limited must obtain the prior approval of the FCA. The Business Combination is therefore subject to these requirements and may not be completed until the FCA has approved, or is deemed to have approved, the application to acquire control.

Vote Required for Approval and Resolution

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve Proposal No. 1. Broker non-votes, abstentions or the failure to vote on this Proposal No. 1 will each have the same effect as voting “AGAINST” Proposal No. 1.

This Business Combination Proposal (and consequently, the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of our common stock vote “FOR” the Business Combination Proposal.

The Business Combination is conditioned on the approval of this Business Combination Proposal as well as the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Business Combination Proposal will have no effect, even if approved by our stockholders.

The Sponsor and each member of our management team (the “Initial Stockholders”) have agreed to, among other things, vote in favor of this Business Combination Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1.

PROPOSAL NO. 2—THE NASDAQ PROPOSAL

Overview

We are submitting the Nasdaq Proposal to stockholders for approval in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Business Combination Agreement, and assuming no shares of our common stock are redeemed in connection with the Business Combination, we anticipate that we will issue an aggregate of approximately 61.1 million shares of Class B-1 common stock and Class B-2 common stock, with the Class B-1 common stock being owned by Professional Partners and the Class B-2 common stock being owned by ILPs. Furthermore, simultaneously with an exchange by a PWP OpCo unitholder who holds shares of Class B common stock, a number of shares of Class B common stock held by such unitholder equal to the number of PWP OpCo Class A partnership units exchanged by such unitholder will be automatically converted into shares of Perella Weinberg Partners Class A common stock or cash which will be delivered to the exchanging holder (at Perella Weinberg Partners’ option) at a conversion rate of 0.001. Perella Weinberg Partners has reserved 61.1 million shares of Perella Weinberg Partners Class A common stock in respect of shares of Perella Weinberg Partners Class A common stock that may be issued upon conversion of shares of Class B common stock. The conversion rate will be the same for shares of Class B-1 common stock and shares of Class B-2 common stock. Because the number of shares of our common stock we anticipate issuing as consideration in the Business Combination and pursuant to an exchange by a PWP OpCo unitholder who holds shares of Class B common stock (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of the Company, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

If the Business Combination Proposal is approved, the issuance of the Company’s shares will exceed 20% of our common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of our common stock immediately prior to the consummation of the Business Combination, the Nasdaq Listing Rules may require that we obtain stockholder approval of the issuance of the Company’s shares at the consummation of the Business Combination. Therefore, we are requesting stockholder approval for the issuance of the Company’s shares under the Nasdaq Listing Rules.

In connection with the Business Combination, there will be a PIPE Investment of $125 million, which may be increased by up to $23.5 million. As such, on or about the date of the Business Combination Agreement, the Company entered into the Subscription Agreements with the PIPE Investors for the sale of 12,500,000 shares of Company common stock upon the completion of the Business Combination, which may be increased to 14,850,000 shares of Company common stock. In addition, Cohen & Company, LLC or its affiliates, who collectively have subscribed for 150,000 shares of Company common stock, is permitted under its Subscription Agreement to increase its subscription and purchase an additional 2,350,000 shares of Company common stock or any portion thereof, subject to certain limitations. Because the shares of our common stock issued in connection with the PIPE Investment (1) may be at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the Business Combination Agreement, and (2) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(d).

If the Nasdaq Proposal is adopted, based on PWP’s current capitalization, we anticipate issuing an aggregate of approximately 51.2 million shares of our Class A common stock, Class B-1 common stock and Class B-2 common stock to the PWP stockholders as consideration in the Business Combination. It is anticipated that, upon completion of the Business Combination, based upon the As Exchanged Class A Share Ownership Assumptions: (1) the Company’s public stockholders would own approximately 24.4% of our outstanding Class A common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) would own approximately 13.3% of our outstanding Class A common stock (assuming an issuance of 12,500,000 shares of Class A common Stock); (3) the Sponsor and our other Initial Stockholders would own approximately 7.9% of our outstanding Class A common stock; (4) certain Working Partners would own approximately 1.1% of our outstanding Class A common stock (as a result of RSUs that vest at Closing); (5) Professional Partners would own approximately 48.5% of our outstanding Class A common stock; and (6) certain ILPs would own approximately 4.8% of our outstanding Class A common stock. If the actual facts are different from the As Exchanged Class A Share Ownership Assumptions, the above levels of ownership interest will be different. As a result, shareholder approval of the issuance of shares of our common stock pursuant to the Business Combination Agreement or upon any exchange of PWP OpCo Class A partnership units and conversion of shares of Class B common stock into Class A common stock is being sought under the Nasdaq regulations.

If stockholder approval is not obtained for this Proposal No. 2, we will not complete the Business Combination because stockholder approval of this Proposal No. 2 is a condition to completion of the Business Combination.

Vote Required for Approval and Resolution

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on such proposal. A stockholder’s failure to vote by proxy or to vote online during the Special Meeting will each have the same effect as voting “AGAINST” Proposal No. 2. A broker non-vote or abstention from voting will have no effect on the vote for this Proposal No. 2.

Proposal No. 2 is conditioned upon the approval and completion of the Business Combination Proposal, the Charter Proposals, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal. If each of the Business Combination Proposal, the Charter Proposals, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 2 will have no effect even if approved by our stockholders.

If Proposal No. 2 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Nasdaq Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3—THE CHARTER CLASSIFIED BOARD PROPOSAL

Overview

Our Existing Certificate of Incorporation provides that our board of directors is divided into two classes with only one class of directors being elected in each year and each class elected to serve two-year terms.

Upon consummation of the Business Combination, our board of directors will increase its size from five to nine members. Our board of directors believes it is in our best interests for the board of directors to be classified into three classes instead of two, with each class of directors elected to serve three-year terms, provided that if Proposal No. 3 is approved at the special meeting, our first class of directors will serve a one-year term expiring at our 2022 annual meeting of stockholders, our second class of directors will serve a two-year term expiring at our 2023 annual meeting of stockholders, and our third class of directors will serve a three-year term expiring at our 2024 annual meeting of stockholders.

Specifically, if this proposal is approved, our Existing Certificate of Incorporation will be amended to include the following:

“(3) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall initially be nine (9) and subsequently shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors assigned at the time of the filing of this Second Amended and Restated Certificate of Incorporation shall terminate on the date of the first annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation; the term of the initial Class II directors assigned at the time of the filing of this Second Amended and Restated Certificate of Incorporation shall terminate on the date of the second annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation; and the term of the initial Class III directors assigned at the time of the filing of this Second Amended and Restated Certificate of Incorporation shall terminate on the date of the third annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the first annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the directors of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.”

The foregoing description of the amendments to our Existing Certificate of Incorporation is a summary and is qualified in its entirety by reference to the complete text of our proposed Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B.

The addition of a third class of directors is intended to encourage experience and leadership stability on the board of directors of the combined company. The board of directors believes that providing for a third class of directors will assure desirable continuity in leadership and policy following the Business Combination.

If this proposal is approved, the proposed Second Amended and Restated Certificate of Incorporation would become effective upon the filing of the proposed charter with the Secretary of State of the State of Delaware, which we would file on the day of the Closing.

Vote Required for Approval and Resolution

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal is required to approve Proposal No. 3. Broker non-votes, abstentions or the failure to vote on this Proposal No. 3 will each have the same effect as voting “AGAINST” Proposal No. 3.

Proposal No. 3 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Corporate Opportunity Proposal, the Authorized Capital Stock Proposal, the Class B Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Corporate Opportunity Proposal, the Authorized Capital Stock Proposal, the Class B Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 3 will have no effect even if approved by our stockholders.

If Proposal No. 3 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Proposal No. 3. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4—THE CHARTER CORPORATE OPPORTUNITY PROPOSAL

Overview

Our stockholders are being asked to approve an amendment to our Existing Certificate of Incorporation to provide that certain transactions are not “corporate opportunities” and that each of the partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of Professional Partners or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC or any of their respective affiliates (excluding the Company or any of its subsidiaries) (collectively, the “Ownership Group”) are not subject to the doctrine of corporate opportunity.

	Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation
Corporate Opportunity	To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to FTIV or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Amended and Restated Certificate or in the future, and FTIV renounces any expectancy that any of the directors or officers of FTIV will offer any such corporate opportunity of which he or she may become aware to FTIV, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the FTIV with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of FTIV and (i) such opportunity is one FTIV is legally and contractually permitted to undertake and would otherwise be reasonable for FTIV to pursue and (ii) the director or officer is permitted to refer that opportunity to FTIV without violating any legal obligation.	(1) Certain Acknowledgments. In recognition and anticipation that (i) certain partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of Professionals or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC or any of their respective affiliates (excluding Perella Weinberg Partners or any of its subsidiaries) (collectively, the “Ownership Group”), may serve as directors and/or officers of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and (ii) the Ownership Group and their respective affiliates may engage in the same or similar activities or related lines of business as those in which Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries, directly or indirectly, may engage, the provisions of Article Thirteenth thereof are set forth to regulate and define the conduct of certain affairs of the

Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation

Perella Weinberg Partners as they may involve the Ownership Group and their respective partners, principals, directors, officers, members, managers, employees, consultants, independent contractors, other service providers and/or affiliates and the powers, rights, duties and liabilities of Perella Weinberg Partners, PWP OpCo and any of their respective subsidiaries and their respective officers and directors, and stockholders of Perella Weinberg Partners, in connection therewith.

(2) Competition and Corporate Opportunities. The Ownership Group and their respective affiliates shall not have any duty (fiduciary or otherwise) to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries, in each case, to the fullest extent permitted by law. In the event that the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for themselves or any of their respective affiliates and Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries, neither Perella Weinberg Partners, PWP OpCo nor any of their respective subsidiaries shall have any expectancy in such corporate opportunity, and the Ownership Group shall not have any duty to communicate or offer such corporate opportunity to Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and may pursue or acquire such corporate opportunity for themselves or direct such

Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation

corporate opportunity to another person, including one of their affiliates.

(3) Allocation of Corporate Opportunities. To the fullest extent permitted by law, in the event that a director or officer of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries who is also a partner, principal, director, officer, member, manager, employee, consultant, independent contractor and/or other service provider of any of the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and the Ownership Group or their affiliates, neither Perella Weinberg Partners, PWP OpCo nor any of their respective subsidiaries shall have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of the Perella Weinberg Partners in which case such opportunity shall belong to the Perella Weinberg Partners.

(4) Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of Article Thirteenth thereof, a corporate opportunity shall not be deemed to belong to Perella Weinberg Partners if it is a business opportunity that the Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of Perella Weinberg Partners, PWP OpCo or

Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation
any of their respective subsidiaries’ business or is of no practical advantage to it or is one in which Perella Weinberg Partners has no interest or reasonable expectancy to or repeal of any other provision of the Second Amended and Restated Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with Article XI thereof, shall eliminate or reduce the effect of Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for Article XI, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

The amendment is intended to provide that certain transactions are not “corporate opportunities” and that each person in the Ownership Group is not subject to the doctrine of corporate opportunity and does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The current Article X provides that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. Our board of directors believes that this change is appropriate because as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities and neither the Ownership Group nor its affiliates should be restricted from investing in or operating similar businesses because the Ownership Group would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies that would conflict with other fiduciary duties or contractual obligations.

The foregoing description of the amendments to our Existing Certificate of Incorporation is a summary and is qualified in its entirety by reference to the complete text of our proposed Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B.

Vote Required for Approval and Resolution

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal is required to approve Proposal No. 4. Broker non-votes, abstentions or the failure to vote on this Proposal No. 4 will each have the same effect as voting “AGAINST” Proposal No. 4.

Proposal No. 4 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Authorized Capital Stock Proposal, the Class B Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan

Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Authorized Capital Stock Proposal, the Class B Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 4 will have no effect even if approved by our stockholders.

If Proposal No. 4 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Proposal No. 4. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5—THE AUTHORIZED CAPITAL STOCK PROPOSAL

Overview

Our stockholders are being asked to approve an amendment to our Existing Certificate of Incorporation to increase the number of authorized shares of our capital stock.

In order to ensure that we have sufficient authorized capital to complete the Business Combination, and for future issuances, including pursuant to the Incentive Plan (including pursuant to the Transaction Pool), our board of directors has approved, subject to stockholder approval, an amendment to our Existing Certificate of Incorporation, to increase the number of shares of our common stock and preferred stock from 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock, including (i) 100,000,000 shares of Class A common stock and (ii) 10,000,000 shares of Class B common stock, and (b) 1,000,000 shares of preferred stock, to 2,210,000,000 shares, consisting of (a) 2,110,000,000 shares of common stock including (i) 1,500,000,000 shares of Class A common stock, (ii) 10,000,000 shares of Class B common stock, (iii) 300,000,000 shares of Class B-1 common stock and (iv) 300,000,000 shares of Class B-2 common stock, and (b) 100,000,000 shares of preferred stock. Please refer to the section entitled “Proposal No. 6—The Class B Stock Proposal” for approval of creating additional shares of Class B Common Stock.

The principal purpose of this proposal is to increase the number of authorized shares of our common stock to provide shares which will be used to complete the Business Combination and for awards granted under the Incentive Plan, and for future stock issuances. The shares available for future issuances would be issuable for any proper corporate purpose, including future acquisitions, the issuance of equity or convertible debt to raise capital, stock dividends or issuances under any future equity incentive plans, pursuant to which we may provide equity incentives to employees, officers and directors.

Our board of directors believes that the proposed increase in our authorized shares is desirable for us because it will provide us with a sufficient number of authorized shares to permit us to issue the Stock Consideration to complete the Business Combination and to reserve shares for issuance under the Incentive Plan. Our board of directors believes that it is important for us to have available for future issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility to issue shares in the future for corporate

The foregoing description of the amendments to our Existing Certificate of Incorporation is a summary and is qualified in its entirety by reference to the complete text of our proposed Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B.

Vote Required for Approval and Resolution

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal is required to approve Proposal No. 5. Broker non-votes, abstentions or the failure to vote on this Proposal No. 5 will each have the same effect as voting “AGAINST” Proposal No. 5.

Proposal No. 5 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Charter Corporate Opportunity Proposal, the Class B Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan

Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Corporate Opportunity Proposal, the Class B Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 5 will have no effect even if approved by our stockholders.

If Proposal No. 5 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Proposal No. 5. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6—THE CLASS B STOCK PROPOSAL

Overview

Our stockholders are being asked to approve certain additional amendments to our Existing Certificate of Incorporation to create additional classes of our common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share. The following table sets forth a summary of the material differences between our Existing Certificate of Incorporation and the Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B. We urge all stockholders to read the Second Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

	Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation
Authorized Capital Stock	The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which FTIV shall have authority to issue is 111,000,000, of which (a) 110,000,000 shares shall be common stock, including (i) 100,000,000 shares of Class A common stock and (ii) 10,000,000 shares of Class B common stock, and (b) 1,000,000 shares shall be preferred stock.	The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, that Perella Weinberg Partners shall have authority to issue is 2,210,000,000 shares, consisting of (a) 2,110,000,000 shares of common stock including (i) 1,500,000,000 shares of Class A common stock, (ii) 10,000,000 shares of Class B common stock, (iii) 300,000,000 shares of Class B-1 common stock and (iv) 300,000,000 shares of Class B-2 common stock, and (b) 100,000,000 shares of preferred stock.

Voting Rights

(i) Except as otherwise required by law or the Existing Certificate of Incorporation (including any preferred stock designation and Section 9.09 thereof), the holders of the common stock shall exclusively possess all voting power with respect to FTIV.

(ii) Except as otherwise required by law or the Existing Certificate of Incorporation (including any preferred stock designation), the holders of shares of common stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote.

Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of the Perella Weinberg Partners Second Amended and Restated Certificate of Incorporation:

(i) Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held of record by such holder. The holders of shares of Class A common stock shall not have cumulative voting rights.

(ii) Each holder of Class B-1 common stock shall be entitled to one (1) vote for each share of Class B-1 common stock held of record by such holder; provided that for so long as the Class B

Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation

(iii) Except as otherwise required by law or the Existing Certificate of Incorporation (including any preferred stock designation and Section 9.09 thereof), at any annual or special meeting of the stockholders of FTIV, holders of the Class A common stock and holders of the Class B common stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or the Existing Certificate of Incorporation (including any preferred stock designation), holders of shares of any series of common stock shall not be entitled to vote on any amendment to the Existing Certificate of Incorporation (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Existing Certificate of Incorporation (including any preferred stock designation) or the DGCL.

Condition is satisfied, each holder of Class B-1 common stock shall be entitled to ten (10) votes for each share of Class B-1 common stock held of record by such holder. The holders of shares of Class B-1 common stock shall not have cumulative voting rights.

(iii) Each holder of Class B-2 common stock shall be entitled to one (1) vote for each share of Class B-2 common stock held of record by such holder. The holders of shares of Class B-2 common stock shall not have cumulative voting rights.

(iv) Except as otherwise required in the Perella Weinberg Partners Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock, the Class B-1 common stock and the Class B-2 common stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with such holders of preferred stock).

(v) In addition to any other vote required in the Perella Weinberg Partners Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock, Class B-1 common stock shall each be entitled to vote separately as a class only with respect to amendments to the Perella Weinberg Partners Second Amended and Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers,

Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation
preferences or special rights of the shares of such class so as to affect them adversely, as compared to another class of the common stock.

We believe that our success rests on our ability to undertake a long-term view and Professional Partners’ controlling interest will enhance Perella Weinberg Partners’ ability to focus on long-term value creation and help insulate Perella Weinberg Partners from short-term outside influences. Professional Partners’ voting control also provides Perella Weinberg Partners with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining Professional Partners’ control.

Please see the section entitled “Proposal No. 5—The Authorized Capital Stock Proposal” for approval of an amendment to our Existing Certificate of Incorporation to increase the number of authorized shares of our capital stock.

The foregoing description of the amendments to our Existing Certificate of Incorporation is a summary and is qualified in its entirety by reference to the complete text of our proposed Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B.

Vote Required for Approval and Resolution

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal is required to approve Proposal No. 6. Broker non-votes, abstentions or the failure to vote on this Proposal No. 6 will each have the same effect as voting “AGAINST” Proposal No. 6.

Proposal No. 6 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Charter Corporate Opportunity Proposal, the Authorized Capital Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Corporate Opportunity Proposal, the Authorized Capital Stock Proposal, the Charter Additional Amendments Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 6 will have no effect even if approved by our stockholders.

If Proposal No. 6 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Proposal No. 6. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7—THE CHARTER ADDITIONAL AMENDMENTS PROPOSAL

Overview

Our stockholders are being asked to approve the amendment and restatement of our Existing Certificate of Incorporation, which will be subject to the terms and provisions of the Stockholders Agreement, and which includes the foregoing proposals, as well as certain additional amendments to our Existing Certificate of Incorporation, principally including to (i) change the combined company’s name to “Perella Weinberg Partners” and (ii) remove certain provisions of our Existing Certificate of Incorporation related to our status as a special purpose acquisition company and make certain related changes. Pursuant to these amendments, Article IX of our Existing Certificate of Incorporation will not be included in the Second Amended and Restated Certificate of Incorporation. Article IX of our Existing Certificate of Incorporation sets forth various provisions related to our operations as a special purpose acquisition company prior to the consummation of an initial business combination. Pursuant to Section 9.01 of our Existing Certificate of Incorporation, the provisions of Article IX that we are proposing to delete are effective only until we consummate our initial business combination, which will be effected by the Business Combination. The following table sets forth a summary of the material differences between our Existing Certificate of Incorporation and the Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B. We urge all stockholders to read the Second Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

	Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation
Name	The name of the corporation is FinTech Acquisition Corp. IV	The name of the corporation is Perella Weinberg Partners

Purpose	The purpose of FTIV is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon FTIV by law and those incidental thereto, FTIV shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of FTIV including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).	The purpose of Perella Weinberg Partners is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

Stockholder Action by Written Consent	Except as may be otherwise provided for or fixed pursuant to the Amended and Restated Certificate (including any	Until such time as the Class B Condition ceases to be satisfied, any action required or permitted to be taken at any Annual or

	Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation
	Preferred Stock Designation), subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of FTIV must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders other than with respect to our Class B Common Stock with respect to which action may be taken by written consent.	Special Meeting of Stockholders of Perella Weinberg Partners may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to Perella Weinberg Partners in accordance with Section 228 of the DGCL and the Perella Weinberg Partners’ By-Laws. If at any time the Class B Condition shall not be satisfied, then any action required or permitted to be taken by the stockholders of Perella Weinberg Partners must be effected at a duly called Annual or Special Meeting of Perella Weinberg Partners, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

Provisions Specific to a Special Purpose Acquisition Company	Article IX sets forth various provisions related to our operations as a special purpose acquisition company prior to the consummation of an initial business combination, including provisions relating to our trust account and distributions from our trust account, stockholder redemption rights in connection with an initial business combination, stockholder approval of an initial business combination in certain circumstances, affiliate transactions in connection with an initial business combination and the minimum value of a target in an initial business combination.	Article IX is deleted in its entirety.

	Existing Certificate of Incorporation	Second Amended and Restated Certificate of Incorporation

Amendment to Certificate of Incorporation	FTIV reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate or any Preferred Stock Designation, in the manner now or hereafter prescribed by the Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to the Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in Article XI; provided, however, that Article IX of the Amended and Restated Certificate may be amended only as provided therein.	Perella Weinberg Partners reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the Second Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the shares entitled to vote in connection with the election of directors of Perella Weinberg Partners shall be required to amend, alter, change or repeal, or to adopt any provision as part of the Second Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles Fifth, Eighth, Tenth, Thirteenth or Fourteenth of the Second Amended and Restated Certificate of Incorporation.

In the judgment of our board of directors, the amendments to our Existing Certificate of Incorporation set forth in this Proposal No. 7 are desirable for the following reasons:

•	Our board of directors believes the name of the combined company should reflect the Business Combination with PWP and its operating business following the Business Combination.

•

Article IX of our Existing Certificate of Incorporation relates to our operations as a special purpose acquisition company prior to the consummation of our initial business combination and would not be applicable to the combined company after consummation of the Business Combination. Accordingly, this Article would serve no further purpose.

Vote Required for Approval and Resolution

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal is required to approve Proposal No. 7. Broker non-votes, abstentions or the failure to vote on this Proposal No. 7 will each have the same effect as voting “AGAINST” Proposal No. 7.

Proposal No. 7 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Charter Corporate Opportunity Proposal, the Class B Stock Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Classified Board Proposal, the Charter Corporate Opportunity Proposal, the Class B Stock Proposal, the Business Combination Director Election Proposal, the Incentive Plan Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 7 will have no effect even if approved by our stockholders.

If Proposal No. 7 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Proposal No. 7. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 7.

PROPOSAL NO. 8—THE EXISTING DIRECTOR ELECTION PROPOSAL

Overview

Our board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. At the Special Meeting, stockholders are being asked to elect three directors to our board of directors as Class I directors, with each director having a term that expires at the earlier of the Closing and our annual meeting of stockholders in 2022, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Our board of directors has nominated each of Betsy Z. Cohen, Brittain Ezzes and Madelyn Antoncic for re-election to serve as Class I directors of the Company. For more information on the experience of Mses. Cohen, Ezzes and Antoncic, see the section entitled “Information about FTIV—Management—Directors and Executive Officers” of this proxy statement.

If the Business Combination Proposal and each of the other proposals contained in this proxy statement upon which it is conditioned are approved, each of our existing directors, including the directors elected pursuant to this Existing Director Election Proposal at the Special Meeting, will resign from our board of directors upon the Closing and be replaced by the directors elected pursuant to the Business Combination Director Election Proposal. See “Proposal No. 9—The Business Combination Director Election Proposal” and the section entitled “Management after the Business Combination” of this proxy statement for more information.

Vote Required for Approval and Resolution

Assuming that a quorum is present at the Special Meeting, directors are elected by a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. This means that the three director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve.

Votes marked “FOR” a nominee will be counted in favor of that nominee. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker non-vote or an abstention will have no effect on the outcome of this proposal.

The Existing Director Election Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

The Initial Stockholders have agreed to, among other things, vote in favor of this Existing Director Election Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE

THREE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS

AS PART OF PROPOSAL NO. 8.

PROPOSAL NO. 9—THE BUSINESS COMBINATION DIRECTOR ELECTION PROPOSAL

Overview

Upon the Closing, under the proposed to-be-adopted Second Amended and Restated Certificate of Incorporation, our board of directors will consist of nine directors divided into three classes that will be, as nearly as possible, of equal size. The initial terms of the Class I, Class II and Class III directors will expire at each of the first three annual meetings of stockholders in 2022, 2023 and 2024, respectively, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Our board of directors has nominated Mr. Perella, Mr. Seidenberg and Mr. Cohen as Class I directors, Mr. Ollila, Mr. Steel and Mr. Bednar as Class II directors, and Mr. Weinberg, Ms. Sherburne and Mr. Becker, as Class III directors, to serve on the board of directors of the Company under the terms of our Second Amended and Restated Certificate of Incorporation. For more information on the experience of Messrs. Steel, Becker, Ollila, Seidenberg, Bednar, Perella, Weinberg and Cohen and Ms. Sherburne see the section entitled “Information About PWP—Executive Officers of PWP” and “Management After the Business Combination” of this proxy statement.

If the Business Combination Proposal and each of the other proposals contained in this proxy statement upon which it is conditioned are approved, each of our existing directors, including the directors elected pursuant to the Existing Director Election Proposal at the Special Meeting, will resign from our board of directors upon the Closing. See the section entitled “Management After the Business Combination” of this proxy statement for more information.

Vote Required for Approval and Resolution

Assuming that a quorum is present at the Special Meeting, directors are elected by a plurality of all the votes of the shares present in person virtually or represented by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve.

Votes marked “FOR” a nominee will be counted in favor of that nominee. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker on-vote nor an abstention will have no effect on the outcome of this proposal.

The Business Combination Director Election Proposal is conditioned on the approval and completion of the Condition Precedent Proposals. If any of the Condition Precedent Proposals are not approved, this proposal will have no effect even if approved by our stockholders.

If Proposal No. 9 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Business Combination Director Election Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NINE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS AS PART OF PROPOSAL NO. 9.

PROPOSAL NO. 10—THE INCENTIVE PLAN PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, we are asking our stockholders to vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserves under the Incentive Plan. Our board of directors adopted the Incentive Plan on December 28, 2020, subject to its approval by our stockholders. If the stockholders approve the Plan, it will become effective upon the Closing.

A summary of the key provisions of the Incentive Plan is included here and qualified by reference to the complete text of the Plan, which is attached to this proxy statement as Annex H. Capitalized terms that are used but not defined in this proposal have the meanings given to them in the Plan.

Purpose

The purposes of the Incentive Plan will be to provide additional incentives to selected employees, partners, directors, independent contractors and consultants of Perella Weinberg Partners or its affiliates, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities, and to attract and retain competent and dedicated persons who are essential to the success of Perella Weinberg Partners’ business and whose efforts will impact Perella Weinberg Partners’ long-term growth and profitability. To accomplish these purposes, the Incentive Plan will provide for the issuance of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock bonuses, other stock-based awards and cash awards.

While Perella Weinberg Partners intends to issue awards under the Incentive Plan in the future to eligible recipients as a recruiting and retention tool, specific parameters have not been established under the Incentive Plan regarding future grants to eligible recipients. Perella Weinberg Partners’ board of directors (or the compensation committee of the board of directors, after it has been appointed) will determine the specific criteria surrounding awards under the Incentive Plan. The following description summarizes the material features of the Incentive Plan.

Summary of Incentive Plan Terms

The Incentive Plan provides for long-term incentive compensation awards up to, assuming no redemptions, a maximum of 24,170,000 shares of Perella Weinberg Partners Class A common stock (the “General Share Reserve”), as increased on the first day of each fiscal year of Perella Weinberg Partners beginning in calendar year 2022 by a number equal to the excess, if any, of (x) 15% of the number of outstanding shares of Perella Weinberg Partners Class A common stock (which excludes RSUs) and those outstanding PWP OpCo Class A partnership units that are exchangeable for shares of Perella Weinberg Partners Class A common stock, in each case, on the last day of the immediately preceding fiscal year, over (y) the number of shares of Perella Weinberg Partners Class A common stock reserved and available for issuance in respect of future grants of awards under the Incentive Plan as of the last day of the immediately preceding fiscal year. If the actual facts are different than the foregoing assumption, then fewer shares of Perella Weinberg Partners Class A common stock will be reserved for issuance pursuant to the General Share Reserve. In addition, any Management Awards (as described in “Executive Compensation—Other Executive Compensation Elements—Transaction Pool Awards and Management Awards”) will be made out of the General Share Reserve and, as a result, fewer shares of Perella Weinberg Partners Class A common stock will be available for future issuance pursuant to the General Share Reserve, subject to the evergreen feature described above.

In addition to the General Share Reserve, 10,200,000 shares of Perella Weinberg Partners Class A common stock (the “Transaction Pool Share Reserve”) will be reserved for issuance under the Incentive Plan, of which (x) up to 6,600,000 shares may be granted subject solely to a time-based vested schedule to eligible recipients who are either (A) non-partner employees, independent contractors or consultants of Perella Weinberg Partners or (B) Working Partners with commitments from Perella Weinberg Partners to receive awards, and (y) at least 3,600,000 shares will be granted subject to a time-based and performance-based vesting schedule; provided, that no award shall be granted pursuant to the Transaction Pool Share Reserve on or after the first anniversary of the effective date of the Incentive Plan, but awards theretofore granted pursuant to the Transaction Pool Share Reserve may extend beyond that date. The Transaction Pool Share Reserve is fixed at 10.2 million shares and is not based on any assumptions regarding redemption amounts.

The closing price of a share of FTIV Class A common stock on Nasdaq on March 23, 2021 was $10.96.

Shares of Perella Weinberg Partners Class A common stock subject to an award under the Incentive Plan that remain unissued upon the cancellation, termination or expiration of the award will, (i) if granted pursuant to the General Share Reserve, again become available for grant under the Incentive Plan pursuant to the General Share Reserve and (ii) if granted pursuant to the Transaction Pool Share Reserve, not be available for awards under the Incentive Plan. Shares of Perella Weinberg Partners Class A common stock that are exchanged by a participant or withheld by Perella Weinberg Partners as full or partial payment in connection with any award under the Incentive Plan, as well as any shares of Perella Weinberg Partners Class A common stock exchanged by a participant or withheld by Perella Weinberg Partners to satisfy the tax withholding obligations related to any award, will, (i) if granted pursuant to the General Share Reserve, be available for subsequent awards under the Incentive Plan pursuant to the General Share Reserve and (ii) if granted pursuant to the Transaction Pool Share Reserve, not be available for subsequent awards under the Incentive Plan. To the extent an award is paid or settled in cash, the number of shares of Perella Weinberg Partners Class A common stock previously subject to the award will again be available for grants pursuant to the Incentive Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of Perella Weinberg Partners Class A common stock available for grant under the Incentive Plan.

The Incentive Plan will initially be administered by Perella Weinberg Partners’ board of directors, although it may be administered by either Perella Weinberg Partners’ board of directors or any committee of Perella Weinberg Partners’ board of directors, including a committee that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the board or committee referred to above being sometimes referred to as the plan administrator). The plan administrator may interpret the Incentive Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Incentive Plan.

The Incentive Plan permits the plan administrator to select the officers, employees, partners, non-employee directors, independent contractors and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of Perella Weinberg Partners Class A common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. The plan administrator may prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, incuding the French Sub-Plan. The Incentive Plan expressly prohibits the repricing or cash buyout of underwater options or SARs without shareholder approval.

As of the record date (pre-Business Combination), (i) approximately 560 officers, employees and partners will be eligible to receive awards under the Incentive Plan; (ii) between 9 and 15 directors will be eligible to receive awards under the Incentive Plan; and (iii) 22 independent contractors and consultants will be eligible to receive awards under the Incentive Plan.

RSUs and restricted stock may be granted under the Incentive Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the Incentive Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance goals, a participant’s termination of employment, tenure or service or a participant’s incapacity. The rights of RSU and restricted stock holders upon a termination of employment, tenure or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will generally only become payable if the underlying restricted stock vest. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares of Perella Weinberg Partners Class A common stock in respect of the related RSUs are delivered to the participant.

Perella Weinberg Partners may issue stock options under the Incentive Plan. Options granted under the Incentive Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Code, as set forth in the applicable individual option award agreement. All of the shares of Perella Weinberg Partners Class A common stock reserved for issuance pursuant to the General Share Reserve, but not the shares reserved for issuance pursuant to the Transaction Pool Share Reserve, may be granted as incentive stock options. The exercise price of all options granted under the Incentive Plan will be determined by the plan administrator, but, except as provided in the applicable award agreement, in no event may the exercise price be less than 100% of the fair market value of the related shares of Perella Weinberg Partners Class A common stock on the date of grant. The maximum term of all stock options granted under the Incentive Plan will be determined by the plan administrator, but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment, tenure or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement. Unless the applicable award agreement provides otherwise, participants with options will generally not have any rights of a stockholder until the participant has given written notice of the exercise of the options and has paid the exercise price for the shares underlying the options.

SARs may be granted under the Incentive Plan either alone or in conjunction with all or part of any option granted under the Incentive Plan. A free-standing SAR granted under the Incentive Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Perella Weinberg Partners Class A common stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the Incentive Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Perella Weinberg Partners Class A common stock over the exercise price of the related option. Unless the applicable award agreement provides otherwise, each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of Perella Weinberg Partners Class A common stock on the date of grant. The maximum term of all SARs granted under the Incentive Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of Perella Weinberg Partners Class A common stock, cash, or any combination thereof. Unless the applicable award agreement provides otherwise, participants with SARs will generally not have any rights of a stockholder until the participant has given written notice of the exercise of the options.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment, tenure service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of Perella Weinberg Partners Class A common stock (including dividend equivalents) may be granted under the Incentive Plan. Any dividend or dividend equivalent awarded under the Incentive Plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and, except as provided in the applicable award agreement, will only become payable if the underlying awards vest. The plan administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of Perella Weinberg Partners Class A common stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of Perella Weinberg Partners Class A common stock, cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Bonuses payable in fully vested shares of Perella Weinberg Partners Class A common stock and awards that are payable solely in cash may also be granted under the Incentive Plan.

The plan administrator may grant equity-based awards and incentives under the Incentive Plan that are subject to the achievement of performance objectives selected by the plan administrator in its sole discretion, including, without limitation, one or more of the following business criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) stock price, average stock price or total stockholder return; (xv) cost targets, reductions and savings, productivity and efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xviii) any combination of, or a specified increase in, any of the foregoing.

The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to Perella Weinberg Partners or any of Perella Weinberg Partners’ affiliates, or one of Perella Weinberg Partners’ divisions or strategic business units or a division or strategic business unit of any of Perella Weinberg Partners’ affiliates, or may be applied to Perella Weinberg Partners’ performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of Perella Weinberg Partners Class A common stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of Perella Weinberg Partners Class A common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of shares of Perella Weinberg Partners Class A common stock reserved for issuance under the Incentive Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the Incentive Plan, (iii) the kind, number and purchase price of shares of Perella Weinberg Partners Class A common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the Incentive Plan or (iv) the performance goals and periods applicable to awards granted under the Incentive Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of Perella Weinberg Partners Class A common stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of Perella Weinberg Partners Class A common stock, cash or other property covered by such award, Perella Weinberg Partners’ board of directors may cancel the award without the payment of any consideration to the participant.

Unless the applicable award agreement provides otherwise, in the event that (i) a “change in control” (as defined in the Incentive Plan and summarized below) occurs and (ii) either (x) an outstanding award is assumed or substituted in connection with such change in control and a participant’s employment, tenure or service is terminated by Perella Weinberg Partners without cause or by the participant for good reason (if applicable) within 24 months following the change in control or (y) an outstanding award is not assumed or substituted in connection with such change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the Incentive Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at the greater of target or actual performance levels. The completion of the Business Combination will not be a change of control under the Incentive Plan.

For purposes of the Incentive Plan, a “change in control” will mean, in summary, any of the following events: (i) a person or group of persons directly or indirectly becomes the beneficial owner of 50% or more of the combined voting power of Perella Weinberg Partners’ then outstanding securities, (ii) the majority of directors then serving on the board of directors ceases to consist of individuals who constituted the board of directors on the effective date of the Incentive Plan and any new director

(other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the board of directors or nomination by Perella Weinberg Partners was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the plan or whose appointment, election or nomination for election was previously so approved or recommended, (iii) the consummation of a merger or consolidation of Perella Weinberg Partners or any direct or indirect subsidiary with any other corporation or other entity (1) immediately after which the voting securities of Perella Weinberg Partners outstanding immediately prior to the merger or consolidation do not continue to represent more than 50% of the combined voting power of Perella Weinberg Partners or the applicable surviving entity or parent, (2) immediately after which the individuals who comprise the board of directors immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of Perella Weinberg Partners or the applicable surviving entity or parent and (3) that does not implement a recapitalization of Perella Weinberg Partners (or similar transaction) in which no person is or becomes the direct or indirect beneficial owner of securities of Perella Weinberg Partners representing 50% or more of the combined voting power of Perella Weinberg Partners’ then-outstanding securities or (iv) shareholder approval of a plan of complete liquidation or dissolution of Perella Weinberg Partners or the consummation of an agreement for the sale or disposition by Perella Weinberg Partners of all or substantially all of its assets, other than (1) a sale or disposition by Perella Weinberg Partners of all or substantially all of the its assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Perella Weinberg Partners following the completion of such transaction in substantially the same proportions as their ownership of Perella Weinberg Partners immediately prior to such sale or (2) a sale or disposition of all or substantially all of the assets of Perella Weinberg Partners immediately following which the individuals who comprise the board of directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof. A change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which certain persons affiliated with Perella Weinberg Partners possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Perella Weinberg Partners or any successor thereto.

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the Incentive Plan, as determined by Perella Weinberg Partners. Perella Weinberg Partners has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have Perella Weinberg Partners withhold from such delivery shares of Perella Weinberg Partners Class A common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of Perella Weinberg Partners Class A common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Perella Weinberg Partners may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy Perella Weinberg Partners’ withholding obligation with respect to any award.

The Incentive Plan provides the plan administrator with authority to amend, alter or terminate the Incentive Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

The Incentive Plan will terminate on the tenth anniversary of the effective date of the Incentive Plan (although awards granted before that time will remain outstanding in accordance with their terms).

Perella Weinberg Partners intends to file with the SEC a registration statement on Form S-8 covering some or all of the shares of Perella Weinberg Partners Class A common stock issuable under the Incentive Plan.

Additional Award Information

Other than with respect to the RSUs that we expect to grant pursuant to the terms of certain new-hire partner offer letters (as described below, and which remain subject to the consideration, review and approval of the plan administrator), future grants under the Incentive Plan (including any Management Awards or any other awards that may be made out of the General Share Reserve and any other awards that may be made out of the Transaction Pool Share Reserve) will be made at the discretion of, and subject to the consideration, review and approval of, the plan administrator and, accordingly, are not yet determinable. In addition, awards under the Incentive Plan will depend on a number of factors, including the fair market value of Perella Weinberg Partners Class A common stock on future dates. Consequently, except as described below, it is not possible at this time to determine the benefits that might be received by participants under the Incentive Plan.

New Plan Benefits

Pursuant to SEC rules, the following table sets forth the benefits or amounts that will be received by or allocated to each of the following individuals or groups under the Incentive Plan to the extent determinable:

Incentive Plan
Name and Position	Dollar Value ($)		Number of Units
Peter A. Weinberg, Chief Executive Officer	—		—
Dietrich Becker, Founding Partner and Co-President	—		—
Andrew Bednar, Founding Partner and Co-President	—		—
Executive Group	—		—
Non-Executive Director Group	—		—
Non-Executive Officer Employee Group	$30,498,077	(1)	See Footnote 1

(1)

Under the terms of their new-hire partner offer letters, certain non-executive officer partners are eligible to receive equity awards in the form of partnership equity in Professional Partners or one of its affiliates or equity awards in a publicly-traded affiliate of Professional Partners or one of its affiliates. In connection with the Business Combination, we expect to grant RSUs under the Incentive Plan to such non-executive officer partners in satisfaction of the equity award provisions set forth in their new-hire partner offer letters. The dollar value shown in this row represents the minimum aggregate dollar value of the RSUs that are expected to be granted to such non-executive officer partners pursuant to the terms of such new-hire partner offer letters. The specific number of RSUs to be granted is subject to the consideration, review and approval of the plan administrator.

Summary of Federal Income Tax Consequences of Awards

The following is a brief summary of certain U.S. federal income tax consequences of awards that may be granted under the Incentive Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

RSUs.    A participant generally will not recognize any income at the time an RSU is granted, nor will Perella Weinberg Partners or its affiliates be entitled to a deduction at that time. Upon the settlement of an RSU, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is settled in cash, the amount payable, and Perella Weinberg Partners or its affiliates will be entitled to a tax deduction in the same amount as the participant recognizes income.

Restricted Stock.    A participant generally will not recognize any income at the time an award of restricted stock is granted, nor will Perella Weinberg Partners or its affiliates be entitled to a deduction at that time. Upon the vesting of shares of restricted stock, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after being granted shares of restricted stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant will be equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Perella Weinberg Partners or its affiliates will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by the participant.

Options.    A participant generally will not recognize any income at the time a non-qualified stock option or incentive stock option is granted, nor will Perella Weinberg Partners or its affiliates be entitled to a deduction at that time. When a non-qualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received on the date of exercise over the exercise price. When an incentive stock option is exercised, the participant will not recognize any income at the time of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid could create a liability under the alternative minimum tax. If a participant disposes of the shares acquired upon the exercise of an incentive stock option after the later of two years after the date of grant of the incentive stock option or one year after the date of exercise of the incentive stock option (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of the shares prior to the end of the holding period, the disposition is a “disqualifying disposition”. The participant will then recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount received for the shares, over the exercise price paid. The balance of the gain or the loss, if any, will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the disposition. Perella Weinberg Partners or its affiliates will be entitled to a tax deduction with respect to a non-qualified stock option at the time when, and to the extent that, ordinary income is recognized by the participant. Perella Weinberg Partners or its affiliates are generally not entitled to a deduction as a result of the exercise of an incentive stock option. However, if a participant recognizes ordinary income as a result of a disqualifying disposition, Perella Weinberg Partners or its affiliates will be entitled to a deduction at the time when, and to the extent that, ordinary income is recognized by the participant.

SARs.    A participant generally will not recognize any income at the time a SAR is granted, nor will Perella Weinberg Partners or its affiliates be entitled to a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income in an amount equal to the cash received or, if the SAR is paid in shares, the fair market value of the shares received as of the date of exercise. Perella Weinberg Partners or its affiliates will be entitled to a tax deduction with respect to a SAR at the time when, and to the extent that, ordinary income is recognized by the participant.

Other Awards.    With respect to other awards granted under the Incentive Plan, including stock bonuses, other stock-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and Perella Weinberg Partners or its affiliates generally will be entitled to a tax deduction at the same time and in the same amount.

Vote Required for Approval and Resolution

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on such proposal. A stockholder’s failure to vote by proxy or to vote online during the Special Meeting or an abstention from voting will each have the same effect as voting “AGAINST” Proposal No. 10. A broker non-vote will have no effect on the vote for this Proposal No. 10.

Proposal No. 10 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Business Combination Director Election Proposal and the French Sub-Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Business Combination Director Election Proposal and the French Sub-Plan Proposal is not approved, this Proposal No. 10 will have no effect even if approved by our stockholders.

If Proposal No. 10 is not approved, the Business Combination will not occur.

The Initial Stockholders have agreed to, among other things, vote in favor of this Nasdaq Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN AS PART OF PROPOSAL NO. 10.

PROPOSAL NO. 11—THE FRENCH SUB-PLAN PROPOSAL

Overview

Assuming each of the Business Combination Proposal and the Incentive Plan Proposal is approved, we are asking our stockholders to vote upon a proposal to approve the French Sub-Plan for the grant of French-qualified restricted stock units to employees and officers in France. Any awards granted under the French Sub-Plan will reduce the number of shares available for issuance under the Incentive Plan. Our board of directors adopted the French Sub-Plan on             , 2021, subject to its approval by our stockholders. If the stockholders approve the French Sub-Plan, it will become effective upon the Closing.

A summary of the key provisions of the French Sub-Plan is included here and qualified by reference to the complete text of the French Sub-Plan, which is attached to this proxy statement as Annex I. Capitalized terms that are used but not defined in this proposal have the meanings given to them in the Incentive Plan and the French Sub-Plan.

Purpose

The purposes of the French Sub-Plan will be to provide for the issuance of restricted stock units to employees and officers of Perella Weinberg Partners’ French affiliates in compliance with the conditions to qualify for the favorable tax and social security regime available for share award plans in France. Following the enactment of certain changes to the French tax, social security and commercial codes in December 2017 (the “French Favorable Regime”), restricted stock units granted to eligible individuals under a French sub-plan approved by stockholders will qualify as French-qualified restricted stock units (“FQ RSUs”). FQ RSUs are treated more favorably under the French tax code than restricted stock units granted under the Incentive Plan or any other plan or sub-plan that does not comply with the French Favorable Regime. Specifically, the qualification of a restricted stock unit award as a FQ RSU results in the application of a lower tax rate with respect to compensation earned upon the vesting of a FQ RSU and a corresponding decrease in the amount of cash due and payable by Perella Weinberg Partners or its affiliates to the French tax and social security authorities for related withholding taxes due at vesting.

Perella Weinberg Partners’ French affiliates have employees who reside and are subject to taxation in France. We would like to provide these French employees with incentives that are directly linked to the future growth and profitability of Perella Weinberg Partners and its businesses generally, as well as its operations in France specifically. We believe that in order to have a competitive advantage in attracting, retaining and motivating employees and officers in France, we must establish the French Sub-Plan so that we may grant tax efficient equity awards to eligible individuals in France. In order for us to be able to grant FQ RSUs to eligible individuals in France, the French Sub-Plan must be established as a sub-plan under the Incentive Plan and must be approved by our stockholders.

The establishment of the French Sub-Plan will not in any way amend or otherwise modify the Incentive Plan, and the number of shares available for grant under the Incentive Plan will not be increased. Following the approval of the French Sub-Plan, any shares of Perella Weinberg Partners Class A common stock underlying grants of FQ RSUs will be deducted from the General Share Reserve or the Transaction Pool Share Reserve then available for grant under the Incentive Plan on the applicable grant date.

While Perella Weinberg Partners intends to issue awards under the French Sub-Plan in the future to eligible recipients in France as a recruiting and retention tool, specific parameters have not been established under the French Sub-Plan regarding future grants to eligible recipients. Perella Weinberg

Partners’ board of directors (or the compensation committee of the board of directors, after it has been appointed) will determine the specific criteria surrounding awards under the French Sub-Plan. The following description summarizes the material features of the French Sub-Plan.

Summary of French Sub-Plan Terms

As a sub-plan under the Incentive Plan, the French Sub-Plan does not contain a separate share reserve. Any awards granted under the French Sub-Plan will reduce the number of shares available for issuance under the Incentive Plan. The share usage provisions under the Incentive Plan will also apply to any grants, forfeitures or exchanges with respect to FQ RSUs granted under the French Sub-Plan. The closing price of a share of FTIV Class A common stock on Nasdaq on March 23, 2021 was $10.96.

As a sub-plan under the Incentive Plan, the French Sub-Plan will initially be administered by the Perella Weinberg Partners’ board of directors, although it may be administered by either Perella Weinberg Partners’ board of directors or any committee of Perella Weinberg Partners’ board of directors, including a committee that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the board or committee referred to above being sometimes referred to as the plan administrator). Among other things, the plan administrator will have the authority to select eligible individuals to whom FQ RSUs may be granted under the French Sub-Plan, the number of shares of Perella Weinberg Partners Class A common stock underlying such awards and the terms and conditions of such awards. The plan administrator may also interpret the French Sub-Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the French Sub-Plan.

Awards may be granted under the French Sub-Plan to: (i) employees of Perella Weinberg Partners’ French affiliates (including partners who satisfy the foregoing) and (ii) directors of Perella Weinberg Partners’ French affiliates with a management function (including partners who satisfy the foregoing), in each case, who reside in and are subject to taxation in France. Directors without management functions who are not also employees and any person who holds (directly or indirectly) shares of Perella Weinberg Partners Class A common stock in total representing more than 10% of the total combined voting power of Perella Weinberg Partners capital stock outstanding on the grant date may not be granted an award of FQ RSUs under the French Sub-Plan.

As of the record date (pre-Business Combination), (i) approximately              employees of Perella Weinberg Partners‘ French affiliates subsidiaries who reside in and are subject to taxation in France will be eligible to receive awards under the French Sub-Plan and (ii) approximately              directors of Perella Weinberg Partners’ French affiliates with a management function who reside in and are subject to taxation in France will be eligible to receive awards under the French Sub-Plan.

No single eligible individual under the French Sub-Plan may be granted FQ RSUs covering a number of shares of Perella Weinberg Partners Class A common stock in excess of 10% of the total combined voting power of Perella Weinberg Partners capital stock on the grant date (or in excess of 30% of the total combined voting power of Perella Weinberg Partners capital stock on the grant date if FQ RSUs are granted to all eligible individuals in France, in which case the number of FQ RSUs in excess of 10% must be shared among all other eligible individuals in a ratio not exceeding one to five). In addition, the number of FQ RSUs granted to any eligible individual shall be limited to the extent necessary to ensure that: (i) the number of shares of Perella Weinberg Partners Class A common stock held by such individual on the grant date, plus (ii) the number of shares underlying the FQ RSUs and any other Perella Weinberg Partners equity award granted under the French Sub-Plan or otherwise, do not exceed 10% of the total combined voting power of Perella Weinberg Partners capital stock on the grant date.

Unless specifically provided in the French Sub-Plan, FQ RSUs will have terms consistent with the terms of the Incentive Plan, including, without limitation, the change in control and adjustment provisions set forth in the Incentive Plan and described in the Incentive Plan Proposal. FQ RSUs are denominated in shares of Perella Weinberg Partners Class A common stock and will be settled, subject to the terms and conditions of the FQ RSUs, in shares of Perella Weinberg Partners Class A common stock. FQ RSUs granted under the French Sub-Plan are not outstanding shares of Perella Weinberg Partners Class common stock and as a result, holders of FQ RSUs do not have rights of a stockholder prior to the settlement date. The French Sub-Plan provides that FQ RSUs: (i) will be granted for no consideration; (ii) will not be paid dividends, or any cash amount equivalent to or in lieu of dividends, including where the payment of such cash amounts is deferred until after vesting; (iii) may or may not be subject to performance conditions; and (iv) may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting, except upon the participant’s death or permanent invalidity.

The French Sub-Plan also provides that: (i) no FQ RSUs will vest, nor will any shares of Perella Weinberg Partners Class A common stock be delivered to the participant upon vesting, before the first anniversary of the grant date, and (ii) any shares of Perella Weinberg Partners Class A common stock acquired upon the vesting and settlement of FQ RSUs may not be sold or transferred for a minimum period of two years from the grant date; provided, however, that in both cases, the plan administrator may, in its discretion, provide for the waiver of this restriction upon the participant’s termination of employment or death.

The French Sub-Plan may be amended, altered or discontinued by the plan administrator, but no amendment, alteration or discontinuance may impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law, including the French Favorable Regime.

Other Award Information

Future grants of FQ RSUs under the French Sub-Plan (including any other awards that may be made out of the General Share Reserve under the Incentive Plan and any awards that may be made out of the Transaction Pool Share Reserve under the Incentive Plan) will be made at the discretion of, and subject to the consideration, review and approval of, the plan administrator and, accordingly, are not yet determinable. In addition, awards under the Incentive Plan will depend on a number of factors, including the fair market value of Perella Weinberg Partners Class A common stock on future dates. Consequently, it is not possible at this time to determine the benefits that might be received by participants under the French Sub-Plan.

Summary of French Tax Consequences of Awards

The following is a summary of certain French income tax consequences of awards of FQ RSUs that may be granted under the French Sub-Plan based upon the laws in effect as of the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances under the French Sub-Plan.

Upon stockholder approval of the French Sub-Plan, FQ RSUs granted to eligible individuals will not be subject to taxation in France until the underlying shares of Perella Weinberg Partners Class A common stock acquired upon the vesting and settlement of such awards are sold, at which time the taxable amount will consist of income upon vesting (equal to the fair market value per share of Perella Weinberg Partners Class A common stock at vesting multiplied by the number of FQ RSUs that vested) and any gain or loss upon the sale of the shares. Income upon vesting that does not exceed €300,000 (assessed on an annual basis) will be taxed as salary at the participant’s marginal income tax rate after a 50% rebate (which under applicable law applies regardless of how long the shares are held before sale). Social security will also apply at a rate of 17.2% (6.8% of which is deductible), plus a surtax for income of €250,000 and €500,000 for single and married taxpayers, respectively.

Income upon vesting in excess of €300,000 (assessed on an annual basis) will be taxed as salary at the participant’s marginal income tax rate without any rebate. Social security contribution will also apply at a rate of 9.7% (6.8% of which is deductible), plus the surtax described above, and a 10% special additional social security tax.

Any additional gain upon sale (equal to sale price price per share less the fair market value per share of Perella Weinberg Partners Class A common stock at vesting multiplied by the number of shares sold) will be subject, at the election of the participant, to either: (i) income and social security taxes at a combined flat rate of 30% or (ii) the participant’s marginal income tax rate, plus the surtax described above.

In addition, the entity that employs the participant may receive certain tax benefits, including being subject to a 20% social security contribution upon the vesting of FQ RSUs (instead of the full social security contribution rates applicable to compensation income or restricted stock units granted under the Incentive Plan or any plan or sub-plan that does not comply with the French Favorable Regime).

Vote Required for Approval and Resolution

The approval of the French Sub-Plan Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on such proposal. A stockholder’s failure to vote by proxy or to vote online during the Special Meeting or an abstention from voting will each have the same effect as voting “AGAINST” Proposal No. 11. A broker non-vote will have no effect on the vote for this Proposal No. 11.

Proposal No. 11 is conditioned upon the approval and completion of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Business Combination Director Election Proposal and the Incentive Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Business Combination Director Election Proposal and the Incentive Plan Proposal is not approved, this Proposal No. 11 will have no effect even if approved by our stockholders.

If Proposal No. 11 is not approved, the Business Combination will not occur.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE FRENCH SUB-PLAN PROPOSAL.

PROPOSAL NO. 12—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or for any other reason in connection with, the approval of the Condition Precedent Proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed and there is a chance we may not consummate an alternative initial business combination.

Vote Required for Approval and Resolution

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of common stock present in person virtually or represented by proxy and entitled to vote on such proposal. A stockholder’s failure to vote by proxy or to vote online during the Special Meeting or an abstention from voting will each have the same effect as voting “AGAINST” Proposal No. 12. A broker non-vote will have no effect on the vote for this Proposal No. 12.

The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

The Initial Stockholders have agreed to, among other things, vote in favor of this Adjournment Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 26.9% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 12.

INFORMATION ABOUT FTIV

General

We are a blank check company formed in November 2018 that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more businesses or assets. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.

The registration statement for our IPO was declared effective on September 24, 2020. On September 29, 2020, we consummated the IPO of 23,000,000 units generating gross proceeds of $230,000,000. Each unit consisted of one share of our common stock and one-half of one warrant where each whole warrant entitles the holder to purchase one share of our common stock. Simultaneously with the closing of the IPO, we consummated the sale of 610,000 placement units at a price of $10.00 per unit in a private placement to the Sponsor, generating gross proceeds of $6,100,000. Our initial stockholders hold an aggregate 7,870,000 shares of our pre-transaction Class B common stock, all of which were issued in private placements prior to our IPO.

Following the closing of the IPO on September 29, 2020, an amount of $230,000,000 ($10.00 per unit) from the net proceeds of the sale of the units in the IPO and the placement units was placed in a trust account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a business combination, (ii) the redemption of any public shares in connection with a stockholder vote to amend our Existing Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination by our Business Combination Outside Date; or (iii) the distribution of the trust account, if we are unable to complete a business combination within the combination period or upon any earlier liquidation of us.

As of December 31, 2020, there was $230,005,861 held in the trust account and $1,634,508 held outside the trust account. As of December 31, 2020, we have not withdrawn any amounts from the trust account.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations prior to the Business Combination. We intend to pay certain expenses incurred in connection with the Business Combination and related transactions using cash held in our trust account, and issue authorized but unissued shares of our common stock in respect of the consideration for the Business Combination. If any of the funds released from the trust account are not used to fund the fees and expenses relating to the Business Combination and other transactions contemplated by the Business Combination Agreement, or to fund redemptions of our common stock, they will be used for general corporate purposes of the combined company, which may include repayment of indebtedness.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the consummation of the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including any amounts representing deferred underwriting commissions and interest earned on the trust account (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is approximately $10.00 per public share (based on the trust account balance as of December 31, 2020). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. The initial stockholders, the Sponsor, has agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our Existing Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by our Business Combination Outside Date and (iii) if we fail to consummate a business combination by our Business Combination Outside Date or if we liquidate prior to our Business Combination Outside Date. The initial stockholders and our directors and officers have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our Existing Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by our Business Combination Outside Date. However, the initial stockholders and our directors and officers will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate by our Business Combination Outside Date.

Submission of Our Initial Business Combination to a Stockholder Vote

We are providing our public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the Closing, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement under “Special Meeting of FTIV Stockholders—Redemption Rights and Procedures.” Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise redemption rights will not be entitled to redeem the shares of common stock and will not receive payment for any shares they elected to redeem.

Our initial stockholders have agreed to vote any shares of our common stock owned by them in favor of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Employees

We currently have no full time employees and do not intend to have any full time employees prior to consummation of the Business Combination. Each of our executive officers and directors is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the Business Combination.

Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Title
Betsy Z. Cohen	78	Chairman of the Board
Daniel G. Cohen	51	Chief Executive Officer
James J. McEntee, III	62	President
Douglas Listman	49	Chief Financial Officer
Brittain Ezzes	44	Director
Madelyn Antoncic	67	Director
Laura S. Kohn	50	Director
Jan Rock Zubrow	63	Director

Betsy Z. Cohen has served as Chairman of our board of directors since May 2019 and currently serves as the Chairman of the board of directors of FinTech Acquisition Corp. III, a blank check company which raised $345.0 million in its initial public offering in November 2018 (“FinTech III”), a position she has held since March 2017, and Chairman of the board of directors of FTAC Olympus Acquisition Corp., another blank check company seeking to complete a business acquisition (“FTAC Olympus”), a position she has held since June 2020. Mrs. Cohen served as Chairman of FinTech Acquisition Corp. II’s (“FinTech II”) board of directors from August 2016 until July 2018. She served as a director of FinTech Acquisition Corp I (“FinTech I”) and its successor, Card Connect Corp., a provider of payment processing solutions to merchants, from November 2013 until May 2017, and previously served as Chairman of the board of directors of FinTech I from July 2014 through July 2016 and as FinTech I’s Chief Executive Officer from July 2014 through August 2014. She served as Chief Executive Officer of Bancorp and its wholly-owned subsidiary, Bancorp Bank, from September 2000 and Chairman of Bancorp Bank from November 2003, and resigned from these positions upon her retirement in December 2014. She served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust (NYSE: RAS), a real estate investment trust, from its founding in August 1997, through her resignation as of December 31, 2010 and served as RAIT’s Chief Executive Officer from 1997 to 2006. Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen also served as a director of Aetna, Inc. (NYSE: AET), an insurance company, from 1994 until May 2018. Our board has determined that Mrs. Cohen’s extensive experience in the financial services industry generally, and the financial technology industry in particular, as well as extensive experience in operating financial services companies in a public company environment, qualifies her to serve as a member of our board of directors.

Daniel G. Cohen has served as our Chief Executive Officer since May 2019, the Chief Executive Officer of FinTech III since March 2017, and as Chairman of the board of directors of Insurance Acquisition Corp. II since January 2019. Mr. Cohen served as Chairman of the board of directors of Insurance Acquisition Corp. (Nasdaq: INSU) from December 2018 to October 2020. He previously served as a director and Chief Executive Officer of FinTech II from May 2015 until July 2018, and as a director of FinTech I from November 2013 until July 2016, as FinTech I’s President and Chief Executive Officer from August 2014 until July 2016, and as FinTech I’s Executive Vice President from July 2014 through August 2014. He has been the Chairman of Bancorp and Chairman of the Executive Committee of Bancorp’s Board of Directors since its inception in 1999. Mr. Cohen is Vice-Chairman of Bancorp Bank’s Board of Directors and Chairman of its Executive Committee. He had previously been Chairman of Bancorp Bank’s Board of Directors from September 2000 to November 2003 and, from July 2000 to September 2000, had been Bancorp Bank’s Chief Executive Officer. Mr. Cohen has served as the Chairman of the Board of Directors and of the Board of Managers of Cohen & Company, LLC, and has, since September 16, 2013, served as the President and Chief Executive of the European Business of Cohen and Company Inc. (NYSE: COHN), a financial services company with approximately $2.7 billion in assets under management as of September 30, 2020, and as President, a director and the Chief Investment Officer of Cohen and Company Inc.’s indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited), a Financial Conduct Authority regulated investment advisor and broker dealer focusing on the European capital markets. Mr. Cohen served as Vice Chairman of the Board of Directors and of the Board of Managers of Cohen & Company, LLC from September 16, 2013 to February 21, 2018. Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of Cohen and Company Inc. from December 16, 2009 to September 16, 2013 and as the Chairman of the Board of Directors from October 6, 2006 to September 16, 2013. Mr. Cohen served as the executive Chairman of Cohen and Company Inc. from October 18, 2006 to December 16, 2009. In addition, Mr. Cohen served as the Chairman of the Board of Managers of Cohen & Company, LLC from 2001 to September 16, 2013, as the Chief Investment Officer of Cohen & Company, LLC from October 2008 to September 16, 2013, and as Chief Executive Officer of Cohen & Company, LLC from December 16, 2009 to September 16, 2013. Mr. Cohen served as the Chairman and Chief Executive Officer of J.V.B. Financial Group, LLC (formerly C&Co/PrinceRidge Partners LLC), Cohen and Company Inc.’s indirect broker dealer subsidiary (“JVB”), from July 19, 2012 to September 16, 2013. He previously served as Chief Executive Officer of RAIT from December 2006, when it merged with Taberna Realty Finance Trust, to February 2009, and served as a trustee from the date RAIT acquired Taberna until his resignation from that position in February 2010. Mr. Cohen was Chairman of the Board of Trustees of Taberna Realty Finance Trust from its inception in March 2005 until its December 2006 acquisition by RAIT, and its Chief Executive Officer from March 2005 to December 2006. Mr. Cohen served as a director of Star Asia, a joint venture investing in Asian commercial real estate, from February 2007 to February 2014 and as a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations, from April 2007 to June 2011. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities and a member of the Paris Center of the University of Chicago. Mr. Cohen is also a Trustee of the List College Board of the Jewish Theological Seminary, a member of the board of the Columbia Global Center in Paris, a Trustee of the Paideia Institute and a Trustee of the Arete Foundation. Mr. Cohen is the son of Ms. Cohen.

James J. McEntee, III has served as our President since May 2019 and as the President and Chief Financial Officer of FinTech III since March 2017. Previously Mr. McEntee served as our Chief Financial Officer from May 2019 to August 2020. He also served as President and Chief Financial Officer of FinTech II from May 2015 until July 2018. He served as FinTech I’s Chief Financial Officer and Chief Operating Officer from August 2014 to July 2016. He has served as the Managing Principal of StBWell, LLC, an owner and operator of real estate, since June 2010. Mr. McEntee has been a director of both Bancorp and its wholly-owned subsidiary Bancorp Bank since September 2000 and was a director of T-Rex Group, Inc., a provider of risk analytics software for investors in renewable energy, from November 2014 to January 2018. Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from the date of its incorporation in 2006 until its merger with Cohen & Company in December 2009 and was the Chief Operating Officer of Cohen & Company from March 2003 until December 2009, and was a managing director of COHN and was the Vice-Chairman and Co-Chief Operating Officer of JVB Financial through October 2013. Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September 2002. From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane, PC, and from 2000 until 2004 was of counsel to Lamb McErlane. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. Mr. McEntee has served since 2008 as a director of The Chester Fund, a nonprofit organization, and served as its Chairman from July 2012 to January 2018.

Douglas Listman has been our Chief Financial Officer since August 2020. He has served as the Chief Accounting Officer of Cohen & Company, Inc. since December 2009 and Chief Accounting Officer of Cohen & Company, LLC since 2006. From 2004 to 2006, Mr. Listman served as an associate for Resources Global Professionals (a worldwide accounting services consulting firm). From 1992 to 2003, Mr. Listman served in various accounting and finance positions including: senior accountant with KPMG; Assistant Corporate Controller of Integrated Health Services (a publicly traded provider of skilled nursing services; NYSE: IHS); Controller of Integrated Living Communities (a publicly traded provider of assisted living services; Nasdaq: ILCC); Chief Financial Officer of Senior Lifestyles Corporation (a private owned provider of assisted living services); and Chief Financial Officer of Monarch Properties (a privately owned health care facility real estate investment company). Mr. Listman is a Certified Public Accountant and graduated from the University of Delaware with a B.S. in accounting.

Brittain Ezzes has served as a director since May 2019. Since April 2020, Ms. Ezzes has served as Executive Vice President and Portfolio Manager for Small Cap Value and Mid Cap Value funds at Mutual of America. Previously, Ms. Ezzes served as a Portfolio Manager and Senior Research Analyst at Cramer Rosenthal McGlynn, an equity investment company, where she was responsible for investing portfolios and recommending stocks for a variety of industries. She served as the Co-Portfolio Manager of the CRM Small/Mid Cap Value Strategy from 2014 to April 2020 and as Co-Portfolio Manager of the CRM Mid Cap Value Strategy from 2016 to April 2020. Ms. Ezzes joined Cramer Rosenthal McGlynn in 2010 as an investment analyst. Ms. Ezzes began her career in public equities in 2003 and previously worked at MissionPoint Capital and Iridian Asset Management. From 1999 until 2003 she worked in private equity at SG Capital Partners where she was a member of the investment team focused on leveraged buyouts, leveraged recapitalizations and growth equity investments. She started her career in 1998 as a Business Analyst with Price Waterhouse, LLP. She has served as a director of FinTech III since November 2018. Ms. Ezzes holds a B.A. in International Relations and Russian Studies from Brown University. Our board has determined that Ms. Ezzes’ extensive experience in the financial services industry qualifies her to serve as a member of our board of directors.

Madelyn Antoncic, Ph.D. has served as a director since May 2019 and as a director of FinTech III since November 2018. Since December 2019, Dr. Antoncic has served as Managing Partner of Global A.I., a big data organization that uses artificial intelligence, natural language processing and statistical models to produce insights, signals and alternative data on sustainability issues. She is also the Chief Executive Officer of Global Algorithmic Institute, a not-for-profit think tank within Global A.I. with a mission of conducting research to develop innovative quantitative models and tools and alternative data that increase the stability of the global financial markets and mitigate systemic risk. From February 2019 until November 2019, Dr. Antoncic served as the Chief Executive Officer of the Sustainability Accounting Standards Board (SASB), where she oversaw a team charged with developing and maintaining robust, financially material sustainability reporting standards. From October 2015 to October 2017, Dr. Antoncic served as Executive Director and a member of the Operating Committee of Principal Global Investors, a global asset management company. Before that, from July 2011 to July 2015, Dr. Antoncic served as Vice President and Treasurer of the World Bank (WB), where, in addition to her financial responsibilities, she oversaw several technical assistance and capacity building programs working with developing and emerging economies. Dr. Antoncic began her career in 1983 as an Economist at the Federal Reserve Bank of New York, followed by 12 years at Goldman Sachs, holding several leadership roles including more than seven years trading structured mortgage products, two years as a Director at Barclays Capital, and ten years at Lehman Brothers. Dr. Antoncic is on the Board of Overseers of Weill Cornell Medicine and an independent member of the board of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. She is a Member of the Editorial Board of the Journal of Risk Management in Financial Institutions and is a former member of the World Bank Group Pension Finance Committee, Vice-Chairman of Barclay’s Capital Board and Boards of Directors of One-to-World and the Girl Scout Council of Greater New York. She holds a Ph.D. in economics with a minor in finance from NYU Stern School, was an Alfred P. Sloan Foundation Doctoral Fellow and has taught economics and finance at Stern’s Graduate and Undergraduate Schools. With leadership and management roles for more than 30 years in large, complex, global financial institutions in both the private and public sector, and as a recognized industry leader and expert on sustainability and systemic risk, our board believes that Dr. Antoncic is well qualified to serve as a director.

Laura S. Kohn has been a director since September 2020. Ms. Kohn is an independent investor and entrepreneur focused primarily on real estate investments. Previously, Ms. Kohn was Vice President and Head of Institutional Strategy at Charles Schwab from 2009 to 2012 and Senior Vice President of Strategic Initiatives at Wells Fargo from 2007 to 2009. Prior to that Ms. Kohn served as Senior Principal at the Parthenon Group, a provider of strategy consulting, where she directed consulting engagements and developed relationships with client executives at Fortune 500 companies, mid-tier companies and start-up ventures. Ms. Kohn began her career at the Boston Consulting Group, where she provided strategic consulting services to executive management of Fortune 500 companies. She holds an M.B.A. in Finance from the Wharton School of Business, a Ph.D. in Industrial and Organizational Behavior from Rice University and a B.A. in Psychology from Binghamton University. Our board believes that Ms. Kohn’s breadth and depth of experience as an investor and strategic planner make her well qualified to serve as a director.

Jan Rock Zubrow has been a director since September 2020. Ms. Rock Zubrow is a leader of non-profit organizations active in international development and education. She has served as Chair of the Board of Women for Women International, an organization that provides vocational and life skills to women in war-torn countries, since 2015. In addition, Ms. Rock Zubrow has served on the board of New Leaders, an organization that trains educators to be transformational school leaders who can help bridge the achievement gap in the nation’s inner-city schools, since 2013. From 1998 to 2015, Ms. Rock Zubrow was president of MedCapital, LLC, a venture capital firm that she founded that invested in early stage healthcare companies. Before starting MedCapital, Ms. Rock Zubrow managed significant consumer franchises at Johnson & Johnson, Tambrands, Inc. and the Procter and Gamble Company. Ms. Rock Zubrow is a trustee emeritus of the Cornell University Board of Trustees and served as Chair of Cornell’s Executive Committee from 2011-2018. Additionally, she chaired the Presidential Search Committee for Cornell’s thirteenth and fourteenth presidents. Previously, she served as Co-Chair of Cornell’s $6 billion capital campaign and the task-force which led to the establishment of the Cornell Tech campus in New York City. Ms. Rock Zubrow received a B.A. in Economics from Cornell University and a M.B.A. from the Harvard Business School. Our board has determined that Ms. Rock Zubrow’s extensive venture capital investing experience as well as her prior experience as a director qualifies her to serve as a member of our board of directors.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Mses. Kohn, Zubrow, Ezzes and Antoncic are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act, and therefore, our board of directors is comprised of a majority of independent directors.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of, Betsy Z. Cohen, Brittain Ezzes and Madelyn Antoncic, will next expire at our 2023 annual meeting of stockholders. The term of office of the second class of directors, consisting of Laura Kohn and Jan Zubrow, will next expire at the 2022 annual meeting of stockholders. Collectively, through their positions described above, our officers and directors have extensive experience in public companies and in the financial services industry. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer. Our bylaws provide that our officers may also consist of, at the discretion of the board of directors, a chief executive officer, a chief operating officer, one or more executive, senior or other vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as appointed in accordance with the bylaws.

Board of Directors and Committees

Prior to the consummation of our IPO, our board of directors formed an Audit Committee and Compensation Committee.

During the fiscal year ended December 31, 2019, our board of directors held one meeting, our Audit Committee held three meetings, and our Compensation Committee did not hold any meetings. Each of our directors attended at least 75% of their respective board and committee meetings. We do not have a policy regarding director attendance at annual meetings, but encourage the directors to attend if possible.

Audit Committee

The rules of Nasdaq and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an Audit Committee of the board of directors, which consists of Mses. Ezzes, Kohn and Zubrow, all of whom meet the independent director standard under Nasdaq’s listing rules and under Rule 10A-3(b)(1) of the Exchange Act. Ms. Ezzes serves as chairman of our Audit Committee.

The Audit Committee’s duties, which are specified in our Audit Committee Charter, a copy of which has been filed as an exhibit to our registration statement on Form S-1 filed with the SEC on September 11, 2020, include, but are not limited to:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Financial Expert on Audit Committee

The Audit Committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing rules. The Nasdaq listing rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the Nasdaq Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Ms. Ezzes satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a Compensation Committee of the board of directors, which consists of Mses. Ezzes and Antoncic, each of whom meets the independent director standard under Nasdaq’s listing rules and under Rule 10A-3(b)(1) of the Exchange Act. Ms. Antoncic serves as chairman of our Compensation Committee.

The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, a copy of which has been filed as an exhibit to the registration statement on Form S-1 filed with the SEC on September 11, 2020, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to the Sponsor or its affiliate of $20,000 per month, for up to 24 months, for office space, utilities, and shared personnel support services, a customary advisory fee to an affiliate of the Sponsor at the closing of our initial business combination, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided, and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board

Stockholders wishing to communicate with the Board may write to: FinTech Acquisition Corp. IV at our principal executive office located at 2929 Arch Street, Suite 1703, Philadelphia, PA, 19104

Attention: Secretary. Communications intended for a specific director or should be addressed to his, her or their attention c/o the Secretary at this address. Communications received from stockholders are provided directly to Board members following receipt of the communications (other than spam, junk mail, mass mailings, solicitations, resumes, job inquiries, or other matters unrelated to the Company).

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is attached as an exhibit to our registration statement on Form S-1 filed with the SEC filed with the SEC on September 11, 2020. We will make a printed copy of our code of conduct and ethics available to any stockholder who so requests. Requests for a printed copy may be directed to us as follows: FinTech Acquisition Corp. IV, 2929 Arch Street, Suite 1703, Philadelphia, PA, 19104 Attention: Secretary.

Executive Compensation

Compensation Discussion and Analysis

None of our executive officers or directors has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, executive officers and directors, or any entity with which they are affiliated, for services rendered prior to or in connection with the consummation of an initial business combination other than (i) repayment of loans made to us prior to September 24, 2020 by an affiliate of the Sponsor to cover offering-related and organization expenses, (ii) repayment of loans that the Sponsor, members of our management team or any of their respective affiliates or other third parties may make to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment), (iii) payments to the Sponsor or its affiliate of a total of $20,000 per month for office space, utilities, secretarial support and administrative services, (iv) at the closing of our initial business combination, a customary advisory fee to an affiliate of the Sponsor, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided; and (v) to reimburse for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Our Audit Committee must approve all payments in excess of $5,000 to be made to any initial holder, the Sponsor, our directors and officers or our or their affiliates.

After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities may be paid director, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business although we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Madelyn Antoncic, Chair

Brittain Ezzes

Independent Auditors’ Fees

The firm of WithumSmith+Brown, PC acts as our independent registered public accounting firm. The following is a summary of fees paid or to be paid to WithumSmith+Brown, PC for services rendered. WithumSmith+Brown, PC will not act as the independent registered public accounting firm for the combined company after Closing.

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by WithumSmith+Brown, PC in connection with regulatory filings. The aggregate fees billed by WithumSmith+Brown, PC for professional services rendered for the audit of our annual financial statements and other required filings with the SEC for the years ended December 31, 2020 and December 31, 2019 totaled $66,950 and $27,375, respectively. The above amounts include audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay WithumSmith+Brown, PC for consultations concerning financial accounting and reporting standards during the year ended December 31, 2020 or the period ended December 31, 2019.

Tax Fees

We did not pay WithumSmith+Brown, PC for tax planning and tax advice for the year ended December 31, 2020 or the period ended December 31, 2019.

All Other Fees

We did not pay WithumSmith+Brown, PC for other services for the year ended December 31, 2020 or the period ended December 31, 2019.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee was formed upon the consummation of the IPO. As a result, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our Audit Committee were approved by our board of directors. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

Legal Proceedings

To the knowledge of our management, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such. In addition, in the ordinary course of our business, we are also subject to lawsuits, investigations and claims. Regardless of the outcome of these matters, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Periodic Reporting and Audited Financial Statements

The Company has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, the Company’s annual reports contain financial statements audited and reported on by the Company’s independent registered public accounting firm. The Company has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2020.

Prohibition Against Hedging Transactions and Pledging

Employees (including our executive officers) and members of the board of directors are prohibited from engaging in transactions in financial instruments designed to hedge or offset any decrease in the market value of our stock. Our policy prohibits transactions in such instruments as prepaid variable forward contracts, equity swaps, collars or exchange funds, as well as any other hedging instrument. Employees and members of the Board are also prohibited from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral.

FTIV MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this “FTIV Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us,” “our” or “we” refer to FTIV.

Overview

We are a blank check company incorporated on November 20, 2018 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to use cash from the proceeds of our IPO and the private placement, our capital stock, debt or a combination of cash, stock and debt to effectuate our initial business combination. We have until our Business Combination Outside Date to consummate our initial business combination. If we do not consummate the Business Combination or another business combination by our Business Combination Outside Date, we will distribute the aggregate amount then on deposit in the trust account pro rata to our public stockholders and cease all operations except for the purposes of winding up our affairs.

The issuance of additional shares of our stock in our initial business combination:

•	may significantly dilute the equity interest of investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand and the lender demands payment;

•	limitations on our ability to obtain additional financing if the debt security contains covenants restricting our ability to incur debt;

•	our inability to pay dividends on our common stock due to covenants limiting or prohibiting dividends;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce, or possibly eliminate, the funds available for use as dividends on our common stock, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

The COVID-19 pandemic has adversely affected global economic activity and contributed to significant declines and volatility in financial markets. The pandemic could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the pandemic presents uncertainty and risk with respect to the Company and its ability to successfully complete a business combination.

Recent Events

On December 29, 2020, we entered into the Business Combination Agreement, which provides for our business combination with PWP pursuant to the Business Combination. See the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement” for additional information.

Results of Operations

We have not generated any revenues to date. Our only activities from inception to December 31, 2020 were organizational activities, those necessary to prepare for the IPO, described below, and identifying a target company for a business combination and the proposed acquisition of PWP. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination.

Upon the consummation of our IPO on September 29, 2020, we deposited $200,000,000 of the gross proceeds of our IPO and private placement into the trust account. Funds in the trust account are invested in U.S. government treasury bills with a maturity of 180 days or less or money market funds investing solely in U.S. treasuries and meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act. Following our IPO and prior to the Business Combination, we have generated, and expect to continue to generate, non-operating income in the form of interest income on cash and marketable securities held in the trust account. We expect to incur increased operating expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses relating to an initial business combination.

For the year ended December 31, 2020, we had a net loss of $1,019,277, which consists of formation and operating costs of $1,025,138, offset by interest income on marketable securities held in the trust account of $5,861.

For the year ended December 31, 2019, we had a net loss of $1,319, which consists of formation and operating costs.

Liquidity and Capital Resources

Until the consummation of our IPO on September 29, 2020, our only source of liquidity was the sale of founder shares to the Sponsor and monies loaned to us by the Sponsor to fund organizational costs and expenses in connection with our IPO.

On September 29, 2020, we consummated the IPO of 23,000,000 units, which included the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 units, at $10.00 per unit, generating gross proceeds of $230,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 610,000 placement units to the Sponsor at a price of $10.00 per unit, generating gross proceeds of $6,100,000.

Following our IPO and the sale of the placement units, a total of $230,000,000 was placed in the trust account. We incurred $14,255,791 in transaction costs, including $4,000,000 of underwriting fees, $9,800,000 of deferred underwriting fees and $455,791 of other costs. In March 2021, the underwriters and the Company entered into an agreement that modified the existing Underwriting Agreement. The agreement specifies that, upon the successful completion of the Business Combination Agreement, the deferred underwriter’s commission owed to Cantor Fitzgerald & Co. will be reduced by $2,000,000 and that the deferred underwriter’s commission owed to Wells Fargo Securities, LLC will be reduced by $1,000,000.

For the year ended December 31, 2020, cash used in operating activities was $508,429. Net loss of $1,019,277 was affected by interest earned on marketable securities held in the trust account of $5,861 and changes in operating assets and liabilities, which provided $516,709 of cash from operating activities.

For the year ended December 31, 2019, cash used in operating activities was $977. Net loss of $1,319 was affected by expense paid by the Sponsor and changes in operating assets and liabilities, which provided $342 of cash from operating activities.

As of December 31, 2020, we had cash and marketable securities of $230,005,861 held in the trust account.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the trust account (less taxes paid and deferred underwriting commissions) to complete our initial Business Combination. We may withdraw interest to pay taxes. During the year ended December 31, 2020, we did not withdraw any interest earned on the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of December 31, 2020, we had cash of $1,158,934 outside of the trust account. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial Business Combination.

To finance transaction costs in connection with an initial business combination, the Sponsor, members of the Company’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan the Company Working Capital Loans, which will be repaid only upon the consummation of an initial business combination. If the Company does not consummate an initial business combination, the Company may use a portion of any funds held outside the trust account to repay the Working Capital Loans; however, no proceeds from the trust account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit at the option of the holder. The units would be identical to the private placement units. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

We do not believe we will need to raise additional funds to meet the expenditures required to identify and acquire a target business. However, if our estimate of the costs of undertaking due diligence investigations and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to pursue and consummate our business combination. Moreover, we may need to obtain additional financing if we become obligated to redeem a significant number of our public shares upon consummation of our business combination, in which case we may issue additional securities or incur debt. Subject to compliance with applicable securities laws, we would only obtain such financing simultaneously with the consummation of our business combination.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor or an affiliate of the Sponsor a monthly fee up to $20,000 for office space, utilities and shared personnel support services. We began incurring these fees on September 25, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

Pursuant to a registration rights agreement entered into on September 24, 2020, the holders of the founder shares, private placement units (including securities contained therein) and the units that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants or the warrants included in the units issued upon conversion of the Working Capital Loans) will be entitled to registration rights requiring us to register such securities for resale (in the case of the founder shares, only after conversion to Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters in our IPO, are entitled to a deferred fee of $9,800,000. The deferred fee will become payable to the representatives from the amounts held in the trust account solely in the event that the Company completes an initial business combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, the Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our unaudited condensed balance sheet.

Net Loss per Common Share

We apply the two-class method in calculating earnings per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the trust account, net of applicable taxes, by the weighted average number of shares of Class A redeemable common stock outstanding for the periods. Net income per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing net income less income attributable to Class A redeemable common stock, by the weighted average number of shares of Class A and Class B non-redeemable common stock outstanding for the periods presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our unaudited condensed financial statements.

INFORMATION ABOUT PWP

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of PWP prior to the consummation of the Business Combination and Perella Weinberg Partners following the consummation of the Business Combination.

We are a leading global independent advisory firm that provides strategic and financial advice to clients across a range of the most active industry sectors and international markets. We provide advisory services to a wide range of clients globally, including large public multinational corporations, mid-sized public and private companies, individual entrepreneurs, private and institutional investors, creditor committees and government institutions.

We were founded in June 2006 with the opening of offices in New York and London, led by a team of ten seasoned advisory partners who previously held senior management positions at large global investment banks. The foundation of our Company was rooted in a belief, among other considerations, that clients would increasingly seek out deeply experienced advisors who offer independent strategic thinking and who are not burdened by the complicated conflicts that large investment banking institutions may face due to their various businesses. The 2008 global financial crisis reinforced this hypothesis and contributed to the early growth of our firm. Today, we believe that our independence is even more important. For clients and for us, independence means freedom from the distractions that dilute strategic thinking and a willingness and candor to share an honest opinion, even if at times it is contrary to our clients’ point of view. We believe that our clients choose to engage us because they value our unbiased perspective and expert advice regarding complex financial and strategic matters.

Our business provides services to multiple industry sectors, geographic markets and advisory service offerings. We believe that our collaborative partnership and integrated approach combining deep industry insights, significant technical, product and transactional expertise, and rigorous work ethic create a significant opportunity for our Company to realize sustainable growth. We seek to advise clients throughout their evolution, with the full range of our advisory capabilities including, among other things, advice related to mission-critical strategic and financial decisions, M&A execution, shareholder and defense advisory, capital raising, capital structure and restructuring, capital markets advisory, specialized underwriting and research services for the energy industry.

Since our inception, we have experienced significant growth in our business, driven by hiring professionals who are highly regarded in their fields of expertise, expanding the scope and geographic reach of our advisory services, deepening and expanding our client relationships and maintaining a firm culture that attracts, develops and retains talented people. In addition to our hiring and internal development of individual professionals, in November 2016, we completed a business combination with TPH, an independent advisory firm, focused on the energy industry, that shares our culture and strategic vision, which increased our footprint in this sector. As of January 1, 2021, we serve our clients with 390 advisory professionals, including 57 advisory partners, based in ten offices, located in five countries around the world.

We have demonstrated robust financial performance, achieving revenues of $519.0 million, operating loss of $14.6 million and adjusted operating income (as defined below) of $40.3 million for the year ended December 31, 2020, revenues of $533.3 million, operating loss of $155.1 million and adjusted operating income of $49.5 million for the year ended December 31, 2019, revenues of $702.0 million, operating loss of $107.4 million and adjusted operating income of $107.7 million for the year ended December 31, 2018 and revenues of $418.4 million, operating loss of $173.9 million and adjusted operating income of $40.1 million for the year ended December 31, 2017. These GAAP operating losses have been largely due to the equity-based compensation awards granted by Professional Partners, which have no economic impact on PWP or PWP OpCo. The vesting of equity awards granted in connection with the Transaction will be recorded as an equity-based compensation expense at PWP OpCo for GAAP accounting purposes. As a result (or due to other factors), we may continue to experience operating losses in future periods. We believe we have established leading franchises in each of our areas of focus, as evidenced by the lead role we often command among advisors, the complexity of the situations in which we advise clients and our clients’ prominence as leaders in their respective industries.

Our Market Opportunity

We founded our firm with the objective of providing strategic and financial advice to business leaders that is critical to the success of their businesses throughout their corporate evolution. The decisions that business leaders confront often transcend traditional transaction-related questions, focusing instead on the core risks and opportunities facing their businesses. We believe that clients are increasingly looking for an independent advisor who can serve as an unbiased sounding board, work with them in genuine partnership and be by their side as they navigate mission-critical and complex issues.

We believe many factors drive the demand for such advice, including, but not limited to:

Sector-Specific Transformation and Disruption:    The sectors on which we focus are all experiencing change at an accelerating pace. Such change within a sector may be driven by new regulation, new competition, business model innovation and transformation and the increasing impact of technology, among other factors. Business leaders are highly focused on the effect of such change on their marketplace and the implications for their businesses.

Business Growth:    Business leaders all share a desire to grow their business and improve their position relative to their peers and the market overall. This focus on growth often can lead to organic and inorganic initiatives such as business or business model transformation, expansion through acquisitions, rationalization of certain low-growth, non-core elements of their businesses or the selection of technologies that can alter the trajectory of their businesses.

Confronting Challenges:    Business leaders have to be vigilant in how they confront specific immediate and potential future challenges. These challenges can range from traditional business execution risk, to increased competitive risks, to funding and balance sheet constraints to shareholder initiatives or governance-related matters. These challenges are often highly complex and can be mission-critical to the success or survival of a company.

Rapidly Changing Political and Regulatory Landscape:     Changes in political regimes, regulation, monetary policies, tariff policies, tax policies, environmental laws, regulations and policies, migration policies and economic stability, among others, can have a significant impact on the decisions that business leaders make to drive the success of their businesses.

The above issues are among the most important topics faced by business leaders every day, regardless of the size or the global nature of their business. In a business environment that is increasingly competitive, global, and undergoing significant transformation, we believe that business leaders will increasingly seek to partner with advisors who provide independent thought and advice to holistically navigate these opportunities and challenges and drive the long-term success of their businesses.

We believe that our collaborative partnership and integrated approach positions us well to stand by our clients and support them with independent thinking, expertise and knowledge, and that this can lead to an expanded demand for our advisory services. The principal drivers of this opportunity include:

Growing Demand for Independent Advice:    We believe the momentum driving demand for independent advice remains strong. When we founded our firm in 2006, this dynamic was driven largely by growing client concern about conflicts at the large financial conglomerates and a growing desire by bankers to join a pure play advisory platform, all of which became increasingly apparent during the 2008 global financial crisis. In our experience, our clients value a broad approach to independence—advisors who deliver deep industry, product and technical expertise rather than offer a wide array of financial products while also acting as transaction counterparty. Since 2005, the year before our founding, the demand for independent advice has increased significantly. On average, our peer independent advisory firms advised on 67% of volume from the top 25 announced M&A transactions in the five-year period ended December 31, 2020, up from 47% on average during the five-year period ended December 31, 2005. Similarly, according to Dealogic, the estimated M&A fee pool of our peer independent advisory firms averaged $4.8 billion in the five-year period ended December 31, 2020, up from an average of $1.2 billion in the five-year period ended December 31, 2005. We expect the trend toward independent advice to continue as business leaders become increasingly experienced with the independent advisory model and believe our firm is well positioned to continue to capitalize on this trend.

Dynamic Mergers & Acquisitions Activity:    We believe the M&A environment will remain active over the medium term based on a variety of economic, regulatory and strategic factors, including a stabilizing global macroeconomic environment, strong corporate balance sheets, significant undeployed venture and private equity capital, attractive financing markets, a rapidly accelerating trend toward global consolidation and business model transformation. In 2020 and 2019, globally announced M&A volume reached $3.6 trillion and $4.0 trillion, respectively, with approximately 70% occurring in North America and in Europe, the markets in which we are primarily focused. Dealogic estimates that the global M&A fee pool averaged approximately $26 billion in the five-year period ended December 31, 2020, which illustrates the large market opportunity that exists today. We believe that our Company is well positioned to further capitalize on these robust fundamentals and M&A trends, which we expect will continue to drive global growth of the financial advisory market.

Growing Demand in Liability Management (Restructuring and Capital Markets) Advisory Services:    We believe that, due to large debt issuances by companies in recent years, a steady liability management (including restructuring and capital markets) advisory market will continue to exist as interest rates rise and/or credit markets become more difficult to access, even with a stable macroeconomic environment and robust M&A activity. According to Dealogic, the past nine years represented record years in volume of corporate bond issuance in the United States, as companies took advantage of historically low borrowing costs to add leverage to their capital structures. Additionally, beyond typical capital structure-related issues, we believe that the pace of business model transformation driven by a changing regulatory backdrop, and technology innovation and unanticipated shock resulting from the COVID-19 pandemic, among other factors, will lead to an entirely different wave of restructuring activity as companies consider their readiness for such change and the requirements to fund their growth and success in such an environment. We believe our integrated industry and geographic approach positions us to provide solutions to clients in both robust and challenging economic environments. We also believe that our broad industry coverage is an attractive complement to our restructuring and capital markets advisory practices due to the often uncorrelated industry-specific challenges that can lead to disruption for companies in distressed situations. Our strong positioning in each of our primary areas of industry focus and our restructuring and capital markets advisory practices diversifies our revenues and differentiates us from our peers.

Our Principles Define Our Strategy

Since our founding in 2006, we have focused on building a trust-based, focused, and high-intensity advisory business that we believe is well positioned to deliver significant value to our clients, our shareholders, and our employees.

Five key principles drive our approach:

Relationships are Everything to Us:    We cultivate deep, long-term relationships, which transcend traditional transactional dialogue. Our clients often rely on us to assist them in assessing opportunities and challenges throughout their corporate evolution.

Partnership is at Our Core:    We operate as a highly collaborative and integrated partnership defined by a culture of integrity, humility, rigor, and intensity. Working together is a critical ingredient of our success.

Focused Internationally:    Since its founding, our organization has been integrated globally and is deliberately focused on the most active advisory markets worldwide. Our closely integrated partnership approach enables us to efficiently leverage our deep industry expertise with clients across geographies.

We Thrive in Complexity:    We excel in complex, mission-critical situations where we can utilize our insights, experience, deep strategic thinking and personalized approach to partner with our clients to achieve their objectives.

Independence is Core to Our Character:    We strive to be viewed as independent thinkers and our goal is to attract people to the firm with innovative, independent views and a willingness to speak with candor. We are not afraid to voice our perspective and are not afraid for “no” to be the right answer.

We believe these principles capture the essence of who we are and how we seek to be thought of in our markets. If we remain focused on these principles, we believe clients will continue to have the confidence to put their trust in us.

Our Key Competitive Strengths

When we founded the Company, we saw a compelling market opportunity to create a platform with deeply experienced, senior advisory professionals from the most reputable institutions around the world to focus solely on advising clients without the distractions and conflicts that may often plague senior bankers at large investment banking institutions. Over fourteen years later, we have built a leading global independent advisory platform offering a range of advisory services. Our success has been driven by the trust bestowed upon us by our clients, the high-caliber professionals who have joined the Company, and the continued growth in demand for independent advice.

We believe the primary qualities that drive our success include:

Deep Industry Insights:    We believe our clients increasingly value advisors with deep industry insights when making strategic decisions that impact their businesses. These insights develop from extensive transaction experience and deep technical knowledge, and they serve as a platform for thought partnership with clients. Our primary areas of industry focus include: Consumer & Retail; Energy; Financial Institutions; Healthcare; Industrials; and Technology, Media & Telecommunications. We strive to attract and elevate individuals who are, or will be, considered thought leaders in their fields of focus. We believe our focused teams in the industries, geographies and product areas in which they specialize are leaders in their fields. We plan to continue investing in and developing professionals who will enhance our reputation as thought partners of choice to the leaders in the sectors, geographies and products on which we focus.

Independent Thought:    Our foundation is rooted in a conviction, among other considerations, that clients would increasingly seek out advisors who offer independent thinking and who are not burdened by the complicated conflicts that large investment banking institutions may face due to their various businesses. We believe that our independence remains critically important and is increasingly valued by clients. We believe that our clients choose to partner with us because they value our unbiased perspectives and expert advice regarding complex financial and strategic matters, and appreciate the combination of candor and alignment of interests with their objectives that is at our core.

Innovation, Creativity and Ingenuity:    From the very beginning, we have strived for differentiation. We seek original and exceptional ways to deliver value to our clients and to improve the way we operate. Our firm culture is an environment where colleagues are empowered to think expansively, question assumptions and pursue their ideas in an open and collaborative atmosphere. Our unique blend of innovation, creativity and ingenuity positions us well to advise on transformative and mission-critical situations for our clients.

High Standards of Integrity:    We earn trust—our most important currency with clients and each other—first and foremost through integrity. We demand integrity from all of our employees in the way that they tackle their day-to-day duties, the way in which they treat clients and the way we treat each other. Integrity applies to everything we do as advisors, including the quality of the industry insights we share and our willingness to advise against transacting when an opportunity is not beneficial to our client. We demand the highest standards of integrity from all of our team members, from those hired directly out of college or business school to those with decades of experience.

Rigorous Work Ethic:    As an advisory firm, the primary assets we bring to bear on any engagement are deep insights and creative ideas. However, great insights and ideas alone are not sufficient. In order for us to earn the role as a client’s advisor of choice, we must complement such insights and ideas with tireless work ethic, rigor, and intensity in everything we do in partnership with our clients. Our intensity extends throughout our business, from our junior personnel to our most experienced advisory professionals. We believe that if we can continue to maintain these standards, we will retain our reputation as a partner of choice.

Humility to Listen First:    We recognize that business leaders have no obligation to retain us to advise them. Rather, our clients make a concerted decision to bestow their trust upon us. We lead by listening first. We recognize that we must obtain all available information in order to provide high-quality advice, and such information can only be obtained by listening carefully to our clients and our colleagues. We strive to always make our clients’ objectives our first priority. We believe this ethos will allow us to be the best at what we do and that we will be recognized as such by our clients.

We believe the attributes above are all critical components of our success. We endeavor to embody all of these attributes to maximize the value that we can create for our clients, our shareholders, and our people. We believe that our integrated approach and our partnership culture in how we work with each other and our clients provides an ideal platform to deliver the strategic and financial advice sought by our clients. We believe that if we continue to remain focused on these attributes, we will create a truly unique firm where the very best professionals prefer to work, and one that clients consistently recognize as the advisor they want by their side when it matters most.

Our Growth Strategy

Our growth strategy centers on the expansion of the depth and breadth of our advisory business in the markets we serve today and the additional markets that we may expand into in the future. This expansion will be driven by our ability to attract and develop outstanding professionals who complement or expand our market presence or broaden our advisory product offerings. Based on our partners’ expertise and client relationships, we believe our coverage presence in each of our industry sectors reaches between one-quarter and three-quarters of the relevant subsectors in the U.S. and between one-quarter and one-half of the relevant subsectors in Europe. As we execute on our growth strategy, we expect to expand our relationships with clients and the capabilities we can offer them, which will enhance our position as a leading independent advisory firm.

We plan to accomplish these goals by executing on the following strategies:

Leveraging our Existing Client Relationships:    As we grow our business, we seek to deepen and expand our client relationships, which are the foundation of our firm’s success. We believe that we can accomplish this by applying a combination of our deep sector expertise, our propensity for independent thought and our tireless and intense work ethic to confront the most complex challenges that our clients face. As our relationships with clients grow, we strive to be a more integrated partner in their strategic dialogue in a manner that goes beyond traditional transactional work. We believe that this consistent, long-term approach to developing client relationships will drive superior growth potential for our Company.

Broadening Client Coverage in Our Markets of Focus:    We have established a strong global presence in six industry sectors across which we apply our recognized M&A, capital markets and restructuring expertise to assist clients as they tackle critical decisions for their businesses. While we believe we have successfully established well-regarded practices in these core industry areas, we believe that we have substantial head room to further expand our coverage in these sectors. We intend to continue to invest in our areas of strength, and remain focused on the most relevant sectors and geographies for our business. In addition, we expect to cautiously expand our industry coverage footprint and our geographic presence in markets we believe represent a substantial commercial opportunity for the firm.

Expanding Our Advisory Capabilities to Better Serve Our Clients:    We provide a range of advisory services to our clients, including strategic advisory, M&A, restructuring and capital structure advisory, capital markets advisory and energy underwriting and research. We believe we have established a reputation for the quality of our advice across these products and will continue to deepen our capabilities in the core product areas we compete in today. As we expand our client base and deepen our relationships with those clients, their need for a broader and more developed array of advisory services may grow. We plan to also invest in expanding our capabilities to provide additional advisory services where we believe such expansions can represent a compelling value proposition to our clients and an attractive commercial opportunity for us.

Investing to Drive Innovation and Insights:    We believe that the market for advisory services is undergoing a period of transition away from solely transactional advice. Independent thought leadership and critical and innovative thinking are increasingly valued and expected from a trusted advisor on a continuous basis. To succeed in this new paradigm, we plan to invest rigorously in driving innovation in the way we work with clients, in the ideas that we generate for clients and in insights into the specific challenges our clients face in their target markets, taking into account, among other things, the technological disruption currently facing all industries.

Attracting, Developing and Retaining World-Class Talent to the Firm:    Attracting and retaining world-class talent at the firm is a critical component to our growth and to our success. We will continue to attract, develop and retain advisory professionals who seek an environment where they can collaborate to deliver excellent advice to their clients. The profiles of the people we aim to recruit are consistent in that (i) they have a strong desire to devote their full time to advising clients, (ii) they are highly committed individuals, often with a long track-record at their prior firm, (iii) they are not afraid to be honest with their clients when “no” might be the right answer, (iv) they are willing to make a long-term commitment to our Company and (v) they are committed to mentorship and investing in expanding our commitment to diversity and inclusion.

We have also put significant emphasis on the training and professional development of all of our professionals, and we are committed to continue investing meaningful resources in our human capital with commitment to investing in our commitment to diversity and inclusion. As a result, we have a deep bench of internally developed talent at all levels, as evidenced by an increasing number of internal senior promotions. We believe that the combination of our efforts to internally develop professionals and to continue growing through lateral hires provides for a vibrant environment that fosters adoption of best practices and diversity.

Maintaining Discipline in How We Manage Our Business:    We manage our business in an effort to deliver value creation to our shareholders. To accomplish this, we demand accountability at all levels, including our sector, product and corporate teams. This culture of accountability helps ensure that appropriate balance is in place to drive responsible profit margin expansion over time while at the same time continuing to invest in growth. We also apply opportunities for investment to drive innovation, investments in new external hires and the establishment of new offices. We believe that this discipline will enable us to maintain our competitive edge while also delivering appropriate returns and long-term value creation to our shareholders.

We believe all of these factors are important to our continued success. Additionally, we believe we will benefit from growing comfort in the independent advisory model from business leaders across the sectors of the economy which we believe will expand our overall market opportunity.

Benefits of Being a Public Company

We believe that being a public company pursuant to the Business Combination is an important evolutionary step for our business and will allow us to:

•	expand our business, including through the improved ability to attract, hire and retain talented advisory professionals utilizing publicly traded equity;

•	expand our capabilities, including through investments in additional technology-enabled services and data that we believe can improve our overall advisory service offerings;

•	strengthen our brand and further position us as a leading global independent advisor;

•	deepen and broaden our ownership culture through continued equity-based compensation to a broad base of our employees;

•	provide liquidity to our ILPs and Limited Partners; and

•	provide a means for broad alignment of our partners with the value creation of the firm.

Our Advisory Offerings

We are a leading independent provider of strategic and financial advice to clients across a range of the most active sectors and international markets. We believe that the demand for independent strategic and financial advice is growing, and that our integrated approach combining deep industry insights, significant technical, product and transactional expertise, and rigorous work ethic creates a significant opportunity for our Company. Since our founding, we have rapidly scaled our global platform. We believe clients value our ability to put their interests ahead of our own and, accordingly, will increasingly want us by their side.

Our Clients

We provide advisory services to a wide range of clients globally, including large public multinational corporations, mid-sized public and private companies, individual entrepreneurs, private and institutional investors, creditor committees and government institutions. We deliver the full resources of our firm and high level senior banker attention to every client, regardless of size or situation.

Our business provides services to multiple industry sectors, geographic markets and advisory service offerings, which we believe offer us an opportunity to realize sustainable growth. Our primary areas of industry focus include: Consumer & Retail; Energy; Financial Institutions; Healthcare; Industrials; and Technology, Media & Telecommunications.

We complement our industry focus with extensive advisory expertise in the largest international advisory markets. We operate primarily out of ten offices in the United States, Canada, the United Kingdom, France and Germany, and we have deep international experience that has enabled us to work extensively with clients worldwide. Since our inception, we have advised over 900 clients on transactions in over 40 countries.

We seek to generate repeat business from our clients by becoming long-term partners to them, rather than being viewed as solely transaction focused. In an effort to develop new client relationships, we maintain an active dialogue with a large number of potential clients, as well as with their financial and legal advisors, on an ongoing basis. We continue to build new relationships through our business development initiatives, proprietary client engagement (including sector or product focused conferences), growing our senior team with professionals who bring additional client relationships, and through introductions from our strong network of relationships with senior executives, board members, attorneys and other third parties. We have also grown our business through client referrals, which we proudly believe validates such clients’ satisfaction with our services.

Our Advisory Services

We seek to advise our clients throughout their corporate evolution, with the full range of our advisory capabilities. Those services include advice related to mission-critical strategic and financial decisions, M&A execution, shareholder and defense advisory, capital raising, structure and restructuring, capital markets advisory, energy underwriting and equity research.

M&A and Strategic Advisory:    We have established a leading M&A and strategic advisory practice, advising clients on a range of strategic issues, risks and opportunities impacting their businesses. In these advisory relationships, we work closely with our clients through all stages of their assessment and evaluation of a range of strategic opportunities. Often, such situations can be complex and are mission-critical to the success of our client’s businesses. In these situations, we believe we have built a reputation for providing valuable insights, experience, deep strategic thinking, rigor, technical expertise and a personalized approach in our partnerships with our clients to thoughtfully achieve their objectives.

Liability Management and Capital Structure Advisory:    We have built a leading franchise to serve the liability management market (including restructuring). Our liability management professionals partner with our industry professionals to provide holistic advice related to capital structure and potential solutions in anticipated or actual financial distress situations, including corporate workouts, Chapter 11 proceedings, and prepackaged bankruptcies. We advise both companies and creditors, utilizing our strong relationship network to access capital, identify potential partners and drive support for our transactions. We understand that during times of financial distress, having a true and trusted partner as an advisor is of critical importance, and our partnership and collaboration with our clients during these times have helped us develop long-lasting relationships.

Capital Markets Advisory:    We also advise clients on capital markets matters, both in transaction-related and ordinary course financing execution. We provide comprehensive capital structure advice and help our clients develop financing solutions tailored to their specific needs. We partner with our clients to advise on all aspects of public and private debt and equity transactions. For example, we have an active private capital raising business focused on providing privately marketed and negotiated financing solutions to clients requiring substantial amounts of capital to fund growth initiatives or other specific financing needs. We believe our independence and objectivity, coupled with our deep experience in such matters, inform our market views and enhance the likelihood of a successful transaction for our clients.

Energy Research, Sales and Trading and Our Capital Raising Capabilities:    As a complement to our energy advisory business, we provide energy-focused research covering approximately 110 public energy companies. Our TPH “Morning Note” is one of the most widely read and well regarded daily energy research pieces, reaching public and private industry leaders, public and private investors, energy board members, energy policy makers and other interested individuals on a regular basis. In addition to company-specific commentary, our energy research effort is focused on industry issues, opportunities, trends, technologies and overall challenges. We complement our energy research effort with agency sales, trading and capital markets capabilities. Our energy capital markets business has played an active role in many of the industry’s initial public offerings, and we have had significant success in forming joint ventures as well as other private capital raising structures that our clients have found attractive. Given the capital-intensive nature of the energy business, we believe our knowledge of the capital markets and of private capital raising structures and markets has greatly enhanced our overall energy advisory capabilities.

Other Capabilities    In addition to these advisory services, we may also invest in new capabilities that can further expand our ability to serve our clients. In some cases, we may sponsor industry initiatives or events or partner with industry leaders to deliver innovative advisory expertise. For instance, our partnership with Google Inc. in our energy business which we announced in September 2018 is illustrative of how we leverage our deep industry expertise to partner with other businesses who bring unique and complementary capabilities to assist our clients. We believe that technology will increasingly provide opportunities for us to complement and enhance the quality of the advice that we provide to our clients. We are constantly evaluating the opportunity to partner with other organizations across disciplines to enhance our advisory service offering to our clients.

Collaborations with Other Firms: The Company has entered into collaborative relationships with certain other firms, including Mizuho Securities Co., Ltd., Banco Itau BBA S.A., and CICC US Securities, Inc. Under these collaborative relationships, the Company and such other firms have expressed their non-binding intention to provide strategic advice to certain companies within applicable regions. We believe that the collaborations, while generally not exclusive, will create new opportunities for the clients of both the Company and its collaborators as they benefit from the firms’ combined experience, deep industry insights and market and regional intelligence. As part of the collaborations, the firms may second personnel to each other. The Company and its collaborators may approach applicable companies jointly and will seek to equitably share the fees earned from such clients. We are constantly evaluating the opportunity to collaborate with other organizations across disciplines to enhance our advisory service offerings to our clients.

Our Results

Since our inception, we have advised on over $1 trillion of M&A transactions with over 900 clients in over 40 countries across a broad range of transaction types. Our clients include large public multinational corporations, mid-sized public and private companies, individual entrepreneurs, private and institutional investors, creditor committees and government institutions. We strive to maintain long-term relationships with these clients and in many cases work with them across multiple transactions.

Some illustrations of the noteworthy transactions in which we have advised clients in recent years include:

Large-Cap Advisory		Mid-Cap Advisory		Restructuring / Capital Markets

Client	Transaction	Client	Transaction	Client	Transaction

	Advisor to Owl Rock Capital Partners LP in executing a definitive business combination agreement with Dyal Capital Partners to form Blue Owl Capital Inc. and list on NYSE via a $12.5B business combination with Altimar Acquisition Corporation		Financial advisor to PureCycle Technologies in its merger with Roth CH Acquisition I Co. and $1.2B listing on the Nasdaq		Capital markets advisor to Maravai LifeSciences on pricing of upsized Initial Public Offering

	Exclusive financial advisor to Northrop Grumman Corp. on the sale of its Federal IT and Mission Support Services Business to Veritas Capital Fund Management, LLC for $3.4B		Financial advisor to Precision Medicine Group, LLC in majority investment and recapitalization transaction led by The Blackstone Group Inc.		Financial advisor to Royal Caribbean Cruises Ltd. in connection with multiple financing transactions across both the debt and equity capital markets
	Exclusive advisor to Northrop Grumman Corp. in its $9.2B acquisition of Orbital ATK, Inc.		Financial advisor to KKR & Co. Inc. on its $4.3B acquisition of a majority stake in Coty Inc.’s Professional Beauty and Retail Hair businesses and $1.0B investment in Coty Inc. in the form of convertible preferred shares		Advisor to the Ad Hoc Committee in Pacific Gas and Electric Company’s debt restructuring

	Exclusive financial advisor to the Special Committee of Liberty Broadband Corp. on its $12B acquisition of GCI Liberty, Inc.		Lead financial advisor to Invitae Corp. in connection with $1.4B business combination with ArcherDX, Inc.		Financial advisor to Alta Mesa Resources, Inc. in connection with its Chapter 11 process

	Advisor to the Supervisory Board of Peugeot S.A. on its $26B merger with Fiat Chrysler Automobiles N.V.		Advisor to Occidental Petroleum Corp. on formation of Midland Basin JV with EcoPetrol for $1.5B		Financial advisor to Del Monte Foods, Inc. and Del Monte Pacific Limited on capital structure refinancing

	Sole financial advisor to PayPal Holdings, Inc. on its $4B acquisition of Honey Science Corporation		Exclusive financial advisor to Cantel Medical Corp. on its $775M acquisition of Hu-Friedy Mfg. Co.		Financial advisor to Sabre Corp. on its $1.1 billion secured and exchangeable note offerings

	Sole financial advisor to Oaktree Capital Group, LLC in 62% sale to Brookfield Asset Management Inc.		Advisor to Altran Technologies SA in relation to Capgemini SE’s €5B public takeover offer		Financial advisor to Sabre Corp. on its $1.1 billion secured and exchangeable note offerings

	Advisor to Altria Group, Inc. in connection with its stake in SABMiller plc’s $107B sale to Anheuser-Busch InBev SA/NV		Advisor to OSRAM Licht AG in relation to the announced intended €4B takeover offer by Bain Capital and The Carlyle Group		Financial advisor to the Ad Hoc Group of Constitutional Debtholders on settlement with Puerto Rico Oversight and Management Board
	Advisor to Altria Group, Inc. in its $12.8B investment in JUUL Labs, Inc.		Advisor to HealthEquity, Inc. on its $2B acquisition of WageWorks, Inc.		Advisor to Legacy Reserves Inc. in its joint Chapter 11 plan of reorganization
	Financial advisor to Altria Group, Inc. on its $1.8B acquisition of Cronos Group Inc.		Exclusive advisor to DataFox Intelligence, Inc. in its sale to Oracle Corporation		Exclusive financial advisor to the Special Committee of the WeWork Board of Directors

	Sole advisor to RSP Permian, Inc. in its $9.5B sale to Concho Resources, Inc.		Lead advisor to Jacobs Engineering Group, Inc. in the $3.3B sale of its Energy, Chemical and Resources business to WorleyParsons Limited		Advisor to the Ad Hoc Group in Hexion Inc.’s debt restructuring

	Advisor to E.ON SE in its $54B acquisition of innogy SE and exchange of assets with RWE AG		Exclusive advisor to SodaStream International, Ltd. in its $3.2B sale to PepsiCo Inc.		Advisor to one of the largest creditors in Sears, Roebuck and Co.’s debt restructuring

	Lead advisor to Becton, Dickinson and Co. in its $24B acquisition of C.R. Bard, Inc.		Advisor to Apache Corporation in the $3.5B formation of Altus Midstream LP		Advisor to iHeartMedia, Inc. independent directors

	Advisor to AT&T Inc., in its $108.7B acquisition of Time Warner Inc.		Advisor to Noble Energy, Inc. on its $608M sale of DJ Basin assets to SRC Energy Inc.		Advisor to Concordia International Corp. in its restructuring and capital raise through Canadian CBCA process

	Advisor to Medtronic, Inc., in its $42.9B acquisition of Covidien plc		Exclusive advisor to Kate Spade & Co. in its $2.4B sale to Coach Inc.		Advisor to International Automotive Components Group S.A. in refinancing its senior secured notes

Our Commitment to Environmental, Social and Governance Leadership

We believe that leadership in the Environmental, Social and Governance (“ESG”) issues is a central element of our Company’s mission because our success is tied to how responsibly and sustainably we run our business. Over the past few years, we have taken steps to oversee and manage business-relevant ESG factors that impact the long-term interests of our stakeholders, such as engaging our employees and promoting a diverse and inclusive workplace, safeguarding our data through a robust cybersecurity program, and adhering to best practices in corporate governance and risk assessment and mitigation. As a public company, the Board of Directors, as well as our management team, will provide direction and oversight with respect to the evolving priorities of our Company’s ESG initiatives, organized into three pillars, which, in turn, contain focus areas for our attention and action:

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Environmental.    The Environmental pillar is focused on assessing and monitoring our environmental footprint, and proactively raising our firm-wide awareness of environmental risk and opportunity by committing to sustainable practices to oversee environmental aspects in our business activities.

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Social.    The Social pillar is focused on promoting diversity and inclusion, reinforcing our commitment to engage, develop and motivate our employees, and maintaining a rigorous cybersecurity program to protect our valuable data.

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Governance.    The Governance pillar is focused on upholding our commitment to ethical business conduct, professional integrity and corporate responsibility by integrating strong governance and enterprise risk management oversight across all aspects of our business.

We plan to report how we oversee and manage ESG factors material to our business under the industry-specific ESG framework recommended by the Sustainability Accounting Standards Board (“SASB”) for the Financials—Investment Banking industry, and also evaluate how our ESG objectives align with elements of the United Nations Sustainable Development Goals.

Our People and Inclusive Culture

We believe that our people are our most valuable asset. Our goal is to attract, develop and retain the best and brightest talent in our industry across all levels. We strive to foster a collaborative environment, and we seek individuals who are deeply committed to their clients, passionate about our business and fit our culture.

Since our founding we have experienced significant growth of our team. At founding in 2006, we began the firm with 16 advisory professionals, including ten advisory partners. By 2010, we had grown our firm to 137 advisory professionals, including 24 advisory partners. By 2014, we had grown our firm to 183 advisory professionals, including 32 advisory partners. As of January 1, 2021, we serve our clients with 390 advisory professionals, including 57 advisory partners, based in ten offices, located in five countries around the world.

The drivers of the growth of the firm include a combination of internal promotions, lateral recruiting in our areas of focus and, in the case of the TPH Business Combination, the addition of a substantial number of new partners and advisory professionals through a business combination. In addition to this promotion and addition of external hires, we have also maintained significant discipline in how we assess the fit of our advisory professionals with our culture and our strategic and financial objectives. Accordingly, we have developed a comprehensive internal review process and significantly evolved the partnership over our history. Today, we believe we have established a rigorous recruiting and review process that ensures that we maintain a consistent level of quality among our advisors, which best positions us to serve our clients and their growing advisory needs.

Our partners are compensated based on their overall contribution to value creation for our Company. Contribution includes, among other things, the quality of advice and execution provided to clients, intellectual content and thought leadership, the financial contribution to the Company, the commitment made to recruiting new talent, the creation of a vibrant work environment and the overall spirit of partnership they demonstrate in working with their colleagues and their clients. We do not compensate on a commission-based pay model, whereby bankers are rewarded solely based upon financial contribution. We believe that our compensation model encourages a collaborative environment and attracts talented advisory professionals to join our Company.

We recruit our junior professionals from the world’s leading undergraduate and graduate programs. We have developed a dedicated campus recruiting effort through which we have hired approximately 350 analysts and associates since 2013. We devote significant time and resources to training and mentoring our employees and have implemented programs in which our junior professionals receive significant transactional experience across a wide range of products and industries. As a testament to our efforts, Vault Banking 25 and Best Internship surveys have ranked us Top Five for Formal Training (each of the last five years) and Top Five for Investment Banking Internships (four of the last five years). Following training, our junior professionals work closely with their deal teams to receive significant transactional experience across a wide range of products and industries. We believe this exposure enhances the investment banking experience and allows our junior professionals to develop and refine their proficiency in a broad variety of corporate finance matters at an early stage in their career. We are committed to talent retention, and our goal is to develop our brightest and most ambitious junior professionals into successful partners. To this end, 22 of our current advisory partners were promoted internally.

Diversity and inclusion, which is one of the focus areas of the Social pillar of our ESG initiative, have been foundational elements at our Company to create a workforce comprised of people with different backgrounds and experiences who can collectively bring a strong diversity of thought to our advisory services. In addition to a number of firm-wide policies and procedures to promote diversity, equal opportunity and anti-discrimination, our programs such as Women’s Power Lunch webinar series focus on ensuring that our Company is an equitable workplace, by empowering our female employees with key tools and strategies for career success.

In addition to recruiting and developing advisory professionals, we have also entered into formal relationships with certain senior advisors who work with our advisory professionals to augment our overall advisory services to our clients. These individuals are generally former business leaders who previously worked within the sectors on which we focus. They bring a wealth of personal experience confronting many of the challenges our clients face and thereby complement our thought partnership with our clients. Our senior advisors are specifically selected to help us broaden the profile of advisory services we can deliver to our clients and address a larger scope of our clients’ challenges, beyond traditional investment banking advice.

Our Focus on Cybersecurity

We strive to protect the reputation of our Company by establishing, protecting and defending our data and systems in a number of ways through a combination of processes, tools, and awareness-building. We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) are in compliance with General Data Protection Regulation (“GDPR”) requirements.

We maintain an ongoing process to enhance security and optimize our IT systems, and regularly conduct security assessments and testing of our systems to verify our systems’ integrity to protect against the compromise from both internal and external sources. In addition to identifying information security risks, we have put robust controls in place to seek to reduce or mitigate such risks. Cybersecurity training is conducted annually and we maintain system logs of user activities, exceptions, and security events for a period consistent with industry best practices unless otherwise required by law, regulation or contractual obligation.

Multi-factor authentication is used for all remote access mechanisms that provide employee access to our infrastructure or data, and we employ rigorous measures to appropriately handle and protect sensitive and confidential data. We take precautionary measures to minimize, to the extent possible, the use of PII and the electronic or courier-based transmission of sensitive and confidential data, relying instead on approved and secured digital data transfer services which provide a tightly controlled and selective access to such information. All data is appropriately secured when at-rest or in-transit, and industry standard encryption is used to the maximum extent possible. We also take multiple steps to ensure our ability to restore data in the event of data failure, corruption, accidental deletion, or malicious tampering.

The TPH Business Combination

On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC, an independent advisory firm focused on the energy industry that shares our culture and strategic vision. TPH was founded in 2007 (through a combination of Tudor Capital and Pickering Energy Partners, founded in 2004) and is headquartered in Houston, Texas.

This combination strengthened our position serving the energy sector and enabled deeper penetration in energy-adjacent sectors, such as chemicals and diversified industrials. The combination also added TPH’s securities business, which we believe is recognized for its deep domain research and thought-leadership, and strengthened our capabilities in providing capital markets solutions to our clients.

We believe the success of this combination can be derived from many factors including:

•

Shared Common Culture:    The founders of both our Company and TPH have long-standing relationships, initially working at common Wall Street investment banks. This unique shared heritage of our founders provided a common foundation upon which each firm was built and we believe has allowed for seamless integration and successful commercial synergy.

•

Significant Advisory Synergy:    As standalone businesses, we believed our Company and TPH were not fully capitalizing on the potential of the respective franchises. In the case of TPH, their sole focus on energy limited their ability to justify investments in a broader advisory offering, including most notably in restructuring advice. In the case of our Company, despite a strong restructuring advisory franchise, a limited presence in the energy sector left our Company less equipped to penetrate the sector as deeply as the opportunity would warrant. As a combined entity, we believe we have seen significant potential of the combined organization, as we have leveraged industry or advisory service knowledge across the respective businesses.

•

Aligned Interests:    Through the TPH Business Combination, we combined two firms with shared cultures into one partnership focused on a common goal of independence with a particularly deep focus on sector expertise.

PWP Separation

On February 28, 2019, we effected the PWP Separation of our advisory business from the asset management business of PWP OpCo pursuant to a master separation agreement, pursuant to which

PWP Capital became the holding company for our asset management business and PWP OpCo continued to be the holding company for our advisory business. For additional information about the PWP Separation and our relationship with PWP Capital, see “Certain Relationships and Related Persons Transactions—PWP’s Related Party Transactions—Agreements with PWP Capital.”

Perella Weinberg Partners Organizational Structure

Following the Business Combination, Perella Weinberg Partners will be a holding company and its only material assets will be its partnership interests in PWP OpCo and its equity interest in the general partner of PWP OpCo, PWP GP. Perella Weinberg Partners will operate and control all of the business and affairs of its advisory business, as run by PWP OpCo and its operating entity subsidiaries, indirectly through its equity interest in PWP GP.

Competition

The financial services industry is intensely competitive, and we expect it to remain so. Our competitors are other investment banking and financial advisory firms. We compete on both a global and a regional basis, and on the basis of a number of factors, including our reputation, depth of client relationships, industry knowledge and insights, transaction execution skills, our range of products and services, innovation and price.

We believe our primary competitors in securing advisory engagements include the investment banking businesses of Bank of America Corporation, Barclays Capital Inc., Citigroup Inc., Credit Suisse Group AG, The Goldman Sachs Group, Inc., JPMorgan Chase & Co., Morgan Stanley, UBS Securities LLC and other large investment banking firms as well as independent investment banking firms such as Centerview Partners, Evercore Partners Inc., Greenhill & Co., Inc., Guggenheim Partners, Houlihan Lokey, Inc., Lazard Ltd, Moelis, Inc., NM Rothschild & Sons Limited, PJT Partners, Inc., and other closely held boutique firms.

We compete for business as well as to attract and retain qualified employees. Our ability to continue to compete effectively in our business will depend upon our ability to attract new employees and retain and motivate our existing employees who are essential to our ability to serve clients.

In past years there has been substantial consolidation in the financial services industry. Many firms have the ability to offer a wider range of products, from loans, deposit-taking and insurance to brokerage, asset management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking and securities products with commercial lending and other financial services revenues in an effort to gain market share, which could result in pricing pressure in our business or loss of opportunities for us. In addition, we may be at a competitive disadvantage relative to certain of our competitors who are able to, and regularly do, provide financing or market making services that are often instrumental in effecting transactions. The trend toward consolidation has significantly increased the capital base and geographic reach of our competitors as well as the potential for actual or perceived conflicts of these firms.

Regulation

Our business, as well as the financial services industry generally, is subject to extensive regulation in the United States and abroad. As a matter of public policy, regulatory bodies in the United States and foreign jurisdictions are charged with safeguarding the integrity of their home country securities and other financial markets and with protecting the interests of customers participating in those markets.

In the United States, the SEC is the federal agency responsible for the administration of the federal securities laws. Perella Weinberg Partners LP, through which we (i) conduct strategic advisory and restructuring services in the United States and (ii) engage in private placements of securities and investment banking mergers and acquisitions advisory services and TPH Securities, through which we conduct equity research and sales and market making in the United States are registered as broker-dealers with, and are subject to regulation and oversight by, the SEC. In addition, FINRA, a self-regulatory organization that is subject to oversight by the SEC, adopts and enforces rules governing the conduct, and examines the activities of, its member firms, including Perella Weinberg Partners LP and TPH Securities. TPH Securities is also a member of several national securities exchanges, which also adopt rules and enforce compliance with their own rules and the federal securities laws. State securities regulators also have regulatory or oversight authority over Perella Weinberg Partners LP and TPH Securities.

Broker-dealers are subject to regulations that cover all aspects of the securities business, including trading practices, order handling, best execution, anti-money laundering, handling of material non-public information, safeguarding data, reporting, record retention, market access and the conduct and qualifications of its officers, directors, employees and other associated persons. In particular, as registered broker-dealers and members of a self-regulatory organization, our U.S. broker-dealer subsidiaries are subject to the SEC’s uniform net capital rule, Rule 15c3-1. Rule 15c3-1 specifies the minimum level of net capital a broker-dealer must maintain and also requires that a significant part of a broker-dealer’s assets be kept in relatively liquid form. The SEC and various self-regulatory organizations impose rules that require notification when net capital falls below certain predefined criteria, limit the ratio of subordinated debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the SEC’s uniform net capital rule imposes certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC for certain withdrawals of capital. Any failure to comply with applicable broker-dealer rules or regulations could have a material adverse effect on the operation of our business, financial condition and operating results.

In addition to the regulation we are subject to in the United States, we are also subject to regulation internationally. PWP U.K. is authorized and regulated by the FCA and, as a limited license IFPRU investment firm, is required to maintain, as a minimum, regulatory capital of the greater of: (a) its base capital requirement of €50,000; (b) the sum of its market and credit risk requirements; or (c) one-quarter of PWP U.K.’s annual fixed overheads calculated in accordance with European Union laws that have implemented the European Banking Authority’s regulatory technical standards. TPH Canada is registered as an investment dealer with the provincial securities regulators in the Canadian provinces of Alberta, British Columbia, Manitoba, Ontario, Québec and Saskatchewan, with the Alberta Securities Commission being TPH Canada’s principal regulator under the passport system adopted by Canada’s provincial and territorial securities regulators. TPH Canada is also a dealer member of IIROC, which adopts and enforces rules governing the capital, business conduct, record keeping, trading, individual registration and proficiency, governance, and examines the activities of, its member firms. Per IIROC’s rules, TPH Canada is subject to a minimum capital requirement of $250,000 Canadian dollars, with additional capital requirements when TPH Canada participates in deal financings or executes trades outside of its carrying broker relationship.

Certain parts of our business are subject to compliance with laws and regulations of U.S. federal and state governments, non-U.S. governments, their respective agencies and/or various self-regulatory organizations or exchanges relating to, among other things, the privacy of client information, and any failure to comply with these regulations could expose us to liability and/or reputational damage.

Failure to comply with any laws, rules or regulations could result in administrative or court proceedings, censures, fines, penalties, judgments, disgorgement, restitution and censures, suspension or expulsion from a certain jurisdiction, self-regulatory organization or market, the revocation or limitation of licenses, the issuance of cease-and-desist orders or injunctions or the suspension or disqualification of the entity and/or its officers, employees or other associated persons. The U.S. and non-U.S. government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct periodic examinations and initiate administrative proceedings that can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or its directors, officers or employees. These administrative or court proceedings, whether or not resulting in adverse findings, can require substantial expenditures of time and money and can have an adverse impact on a firm’s reputation, customer relationship and profitability. Our U.S. broker-dealer subsidiaries, like most other broker-dealers, have from time to time been the subject of requests for information and documents from the SEC, FINRA and other regulators. We have cooperated and complied in all material respects with any such requests for information and documents.

The Bank Secrecy Act (the “BSA”), as amended by the USA PATRIOT Act of 2001, and the Treasury Department’s and FINRA’s implementing regulations require each of Perella Weinberg Partners LP and TPH Securities, as broker-dealers, to establish and maintain an anti-money laundering program, file suspicious activity and other reports and comply with certain record-keeping requirements. Under the BSA, a financial institution’s anti-money laundering program must include policies, procedures and controls, employee training, the designation of an anti-money laundering compliance officer, periodic independent testing and customer due diligence and monitoring. PWP’s non-U.S. subsidiaries are required to comply with similar non-U.S. laws and regulations designed to deter and detect money laundering and the financing of terrorism. Failure to comply with these requirements may result in reputational damage as well as monetary, regulatory and, in certain cases, criminal penalties.

In support of U.S. foreign policy and national security goals, the Treasury Department’s Office of Foreign Assets Control (“OFAC”), administers and enforces economic and trade sanctions against targeted foreign countries and regimes, terrorists, international narcotics traffickers, and those engaged in activities related to the proliferation of weapons of mass destruction and other threats to the national security, foreign policy or economy of the United States. Among other OFAC sanctions programs, comprehensive sanctions and embargoes target certain countries and geographic regions (“Sanctioned Countries”) and their governments. We are generally prohibited from engaging in transactions involving any Sanctioned Country, its government or entities owned or controlled by a Sanctioned Country’s government or persons or entities located in a Sanctioned Country, unless such activity is licensed or otherwise permissible. OFAC’s “list-based” sanctions are imposed on individuals and entities designated under various programs for certain activities, including those referenced above. The names of individuals and entities designated under OFAC’s list-based sanctions programs are generally placed on OFAC’s List of Specially Designated Nationals and Blocked Persons (parties included on such list, “SDNs”) or similar lists. Assets of SDNs are blocked, and we are generally prohibited from dealing with them. In addition, any property, including a company that is 50 percent or more owned, directly or indirectly, by one or more SDNs in the aggregate, is blocked property. We must also comply with the economic sanctions and embargo programs administered by the United Nations Security Council and certain governmental agencies outside the United States. A violation of a sanctions or embargo program could subject us, and individual employees, to reputational damage and regulatory enforcement actions as well as significant civil and criminal penalties.

The FCPA, the UK Bribery Act 2010 (the “UK Bribery Act”) and other applicable laws and regulations prohibit the payment of bribes to foreign government officials and political figures. The

FCPA prohibits us from making or offering to make any payment, or giving anything of value, to a foreign official for the purpose of influencing that official to assist us in obtaining or retaining an improper business advantage. The FCPA has a broad reach, covering all U.S. companies and citizens doing business abroad, among others, and defining as foreign officials not only those holding public office but also individuals acting in an official capacity for or on behalf of foreign government-run, -owned or -controlled organizations or public international organizations. The FCPA also requires issuers of U.S. securities to maintain accurate books and records and adequate internal controls to prevent and detect possible FCPA violations. The UK Bribery Act prohibits us from bribing, accepting bribes or making other prohibited payments to government officials or other persons (i.e., within the public or private sector) in order to obtain or retain business or gain some other business advantage. These offenses under the UK Bribery Act apply to acts or omissions that take place in the U.K. or outside the U.K., where the person’s act or omission would constitute an offence if carried out in the U.K. and the person has a close connection with the U.K. The UK Bribery Act also establishes a corporate offense of failing to prevent bribery by an associated party, which can be committed regardless of where the offense takes place. We maintain policies and procedures designed to prevent bribery, but such policies and procedures may not be effective in all instances to prevent violations. A violation could subject us, and individual employees, to reputational damage and regulatory enforcement actions as well as significant civil and criminal penalties. We can incur higher costs and face greater compliance risks in structuring and operating our businesses to comply with any of the foregoing regulatory requirements.

Facilities

Our principal executive offices are located in leased office space at 767 Fifth Avenue, New York, NY, 10153. We also lease office space for our offices in Calgary, Chicago, Denver, Houston, London, Los Angeles, Munich, Paris and San Francisco. We do not own any real property. We consider these arrangements to be adequate for our present needs.

Employees

As of January 1, 2021, we had 555 employees.

Legal Proceedings

On October 20, 2015, Professionals GP, PWP MC LP, PWP Equity I LP and Perella Weinberg Partners Group LP (collectively, the “PWP Plaintiffs”), filed a complaint against Michael A. Kramer, Derron S. Slonecker, Joshua S. Scherer, Adam W. Verost (collectively, the “Individual Defendants”) and Ducera Partners LLC (together with the Individual Defendants, the “Defendants”). The complaint alleges that the Individual Defendants, three former partners and one former employee of the PWP Plaintiffs, entered into a scheme while still at PWP to lift out the PWP Plaintiffs’ restructuring group to form a new competing firm that they were secretly forming in breach of their contractual and fiduciary duties to the PWP Plaintiffs. The complaint contains fourteen causes of action, and seeks declaratory relief as well as damages resulting from the Individual Defendants’ breaches of their obligations under the PWP Plaintiffs’ partnership and employment agreements, and from Defendants’ unfair competition and tortious interference with the PWP Plaintiffs’ contracts and client relationships.

On November 9, 2015, the Defendants filed an Answer, Counterclaims, Cross-claims and a Third-Party Complaint, which contained fourteen causes of action. On July 17, 2016, the Court issued a decision, dismissing half of the Defendants’ counterclaims and cross-claims with prejudice. On August 18, 2016, the Defendants filed an Amended Answer, Counterclaims, Cross-claims and

Third-Party Complaint, which contained only seven counterclaims and cross-claims. On December 12, 2016, the Defendants appealed the dismissal of three of their counterclaims and cross-claims to the New York Appellate Division, First Department (the “First Department”). On August 29, 2017, the First Department issued a decision denying the Defendants’ appeal in its entirety other than allowing one Defendant to proceed with his breach of fiduciary duty counterclaim. On October 27, 2017, the Defendants moved the First Department for leave to appeal its decision to the New York Court of Appeals. On December 28, 2017, the First Department denied the Defendants’ motion for leave to appeal to the New York Court of Appeals. On April 24, 2018, the Defendants filed a Second Amended Answer, Counterclaims, Cross-claims and Third-Party Complaint, which contains eight counterclaims and cross-claims. The Defendants are seeking declaratory relief and damages of no less than $60 million, as well as statutory interest.

Discovery is complete. Both the PWP Plaintiffs and the Defendants subsequently moved for summary judgment. As of March 20, 2020, the parties had completed briefing their respective motions for summary judgment. The PWP Plaintiffs moved affirmatively for summary judgment on each of their 14 claims and also moved for dismissal of each of the Defendants’ remaining 8 counterclaims and cross-claims. The Defendants moved affirmatively for summary judgment on 4 of their 8 counterclaims and cross-claims and also moved for dismissal of each of the PWP Plaintiffs’ 14 claims. The Court has yet to issue a decision on the motions for summary judgment.

We believe that our 14 causes of action are meritorious. Further, we believe that we have meritorious defenses to the Defendants’ remaining counterclaims and cross-claims and plan to vigorously contest them. Litigation, however, can be uncertain and there can be no assurance that any judgment for one or more of the Defendants or other outcome of the case would not have a material adverse effect on us. Additionally, even if we prevail in the litigation and are awarded damages, we do not know if we will be able to fully collect on any judgment against any or all Defendants.

We are now, and from time to time may in the future be, named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. We may also become involved in other judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of our businesses. Some of these matters may involve claims of substantial amounts.

PWP MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of PWP prior to the consummation of the Business Combination, and Perella Weinberg Partners following the consummation of the Business Combination.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the “Selected Historical Financial and Other Information of PWP” and our historical consolidated financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the forward-looking statements below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors—Risks Related to the Business of PWP” and “Risk Factors—Risks Related to Perella Weinberg Partners’ Organizational Structure” and elsewhere in this proxy statement.

Executive Overview

We are a leading global independent advisory firm that provides strategic and financial advice to clients across a range of the most active industry sectors and international markets. We provide advisory services to a wide range of clients globally, including large public multinational corporations, mid-sized public and private companies, individual entrepreneurs, private and institutional investors, creditor committees and government institutions.

We were founded in June 2006 with the opening of offices in New York and London, led by a team of ten seasoned advisory partners who previously held senior management positions at large global investment banks. The foundation of our Company was rooted in a belief, among other considerations, that clients would increasingly seek out deeply experienced advisors who offer independent strategic thinking and who are not burdened by the complicated conflicts that large investment banking institutions may face due to their various businesses. The 2008 global financial crisis reinforced this hypothesis and contributed to the early growth of our firm. Today, we believe that our independence is even more important. For clients and for us, independence means freedom from the distractions that dilute strategic thinking and a willingness and candor to share an honest opinion, even if at times it is contrary to our clients’ point of view. We believe that our clients choose to engage us because they value our unbiased perspective and expert advice regarding complex financial and strategic matters.

Our business provides services to multiple industry sectors, geographic markets and advisory service offerings. We believe that our collaborative partnership and integrated approach combining deep industry insights, significant technical, product and transactional expertise, and rigorous work ethic create a significant opportunity for our Company to realize sustainable growth. We seek to advise clients throughout their evolution, with the full range of our advisory capabilities including, among other things, advice related to mission-critical strategic and financial decisions, M&A execution, shareholder and defense advisory, capital raising, capital structure and restructuring, capital markets advisory, specialized underwriting and research services for the energy industry.

Since our inception, we have experienced significant growth in our business, driven by hiring professionals who are highly regarded in their fields of expertise, expanding the scope and geographic reach of our advisory services, deepening and expanding our client relationships and maintaining a firm culture that attracts, develops and retains talented people. In addition to our hiring and internal development of individual professionals, in November 2016, we completed a business combination with TPH, an independent advisory firm, focused on the energy industry, that shares our culture and strategic vision, which increased our footprint in this sector. As of January 1, 2021, we serve our clients with 390 advisory professionals, including 57 advisory partners, based in ten offices, located in five countries around the world.

We generate and recognize revenues when earned, primarily from providing advisory services on transactions that are subject to individually negotiated engagement letters, which set forth our fees.

Upfront fees are recognized over the estimated period that the related services are performed. Transaction-related fees are recognized when or as services for a transaction are provided and specified conditions or certain milestones have been achieved, which are often outside of our control. Underwriting revenues are recognized when the offering is deemed complete. As a result, revenues and net income in any period may not be indicative of full year results or the results of any other period and may vary significantly from year to year and quarter to quarter. The performance of our business depends on the ability of our professionals to build relationships with clients over many years by providing trusted advice and exceptional transaction execution.

Business Environment and Outlook

For the year ended December 31, 2020, we earned revenues of $519.0 million, a decrease of 3% from $533.3 million earned during the year ended December 31, 2019. Our decrease in revenues for such period was primarily driven by a decline in mergers and acquisitions activity as a result of the COVID-19 pandemic. This mid-year slowdown in mergers and acquisition was partially offset by significantly increased activity in the capital structure and restructuring advisory businesses in the second half of the year as well as significant increase in mergers and acquisition advisory business in the fourth quarter of 2020. For the year ended December 31, 2019, we earned revenues of $533.3 million, a decrease of 24% from $702.0 million earned during the year ended December 31, 2018. Our decrease in revenues for such period was primarily driven by the number and average size of fees received on our engagements.

Our 2020 results were heavily influenced by the impact of the COVID-19 pandemic on our clients. The overall level of mergers and acquisitions globally declined, particularly in the second and third quarters of the year. As many of our clients experienced a sharp decline in revenues, this gave rise to a need for liability management and restructuring services which partially offset the decline in PWP’s traditional M&A revenue. Mergers and acquisition activity began to recover in the third quarter and accelerated in the fourth quarter of 2020.

More broadly, our core advisory services benefit from changes which impact our client base and lead them to consider business combinations, acquisitions and divestitures, capital raises and restructurings. These changes can include a broad range of economic factors in global or local markets, technological advancements which alter the competitive landscape, regulatory and political policies, globalization, changing consumer preferences, commodity and financial market movements, among many other factors.

As our team of advisory professionals expands and continues to gain traction, we expect our sector-focused global team collaboration will deepen and continue to resonate with clients. We expect to continue to experience growing global demand for independent advice.

Economic and global financial conditions can materially affect our operational and financial performance. See “Risk Factors—Risks Related to the Business of PWP” in this proxy statement for a discussion of some of the factors that can affect our performance.

Results of Operations

The following is a discussion of our results of operations for the respective periods indicated.

	Year Ended December 31,
	2020	2019	2018	2020 vs 2019 Variance %	2019 vs 2018 Variance %
	($ in thousands)
Revenues	$518,986	$533,297	$701,989	(3%)	(24%)
Expenses
Compensation and benefits	374,332	349,819	477,606	7%	(27%)
Equity-based compensation	24,815	193,299	199,052	(87%)	(3%)

Total compensation and benefits	399,147	543,118	676,658	(27%)	(20%)
Non-compensation expenses	134,435	145,298	132,748	(7%)	9%

Total operating expenses	533,582	688,416	809,406	(22%)	(15%)

Operating loss	(14,596)	(155,119)	(107,417)	91%	(44%)
Non-operating income (expense)
Related party revenues	9,263	8,810	—	5%	n/a
Other income (expense)	185	108	(634)	71%	117%
Interest expense	(15,741)	(15,395)	(15,164)	(2%)	(2%)

Total non-operating income (expenses)	(6,293)	(6,477)	(15,798)	3%	59%
Loss before income taxes	(20,889)	(161,596)	(123,215)	87%	(31%)
Income tax benefit (expense)	(3,453)	(2,423)	(2,542)	(43%)	5%

Net loss	$(24,342)	$(164,019)	$(125,757)	85%	(30%)

Revenues

	Year Ended December 31,
	2020	2019
	($ in thousands)
Advisory fees	$511,251	$524,126
Reimbursed expenses(1)	6,461	6,729
Co-advisor advisory fees(2)	1,274	2,442

Revenues	$518,986	$533,297

(1)	Reimbursed expenses include amounts reimbursed by our clients for collection of expenses.
(2)

Co-advisor advisory fees include amounts reimbursed by our clients for professional fees pursuant to certain co-advisory engagements incurred on their behalf. Certain of our advisory engagements are structured as co-advisory engagements whereby another company earns fees for providing advisory services to the client as well. In certain of these cases there is a single engagement letter whereby we are principal with the client and then separately contract with the co-advisor.

We operate in a highly competitive environment. Each revenue-generating engagement is separately solicited, awarded and negotiated, and there are limited long-term sources of revenue in the form of recurring retainers. Therefore, our fee-paying client engagements are not predictable, and high levels of revenues in one quarter are not necessarily predictive of continued high levels of revenues in future periods. To develop new business, our professionals maintain an active business dialogue with a large number of existing and potential clients. We expect to add new clients each year as our advisory professionals continue to expand their relationships, as we hire senior advisory professionals who bring their client relationships and as we receive introductions from our relationship network of senior executives, board members, attorneys and other third parties. We also lose clients each year as a result of the sale or merger of clients, changes in clients’ senior management, competition from other financial services firms and other reasons.

In many cases, revenue is not recognized until the successful completion of an underlying transaction. Complications that may terminate or delay a transaction include failure to agree upon final terms with the counterparty, failure to obtain regulatory consents, failure to obtain board or stockholder approvals, failure to secure financing, adverse market conditions or unexpected operating or financial problems related to either party to the transaction (or their customer base). While transactions typically close within a 12 month period post-announcement of such transaction, they can occasionally extend longer than such periods. Such delays often occur with larger transactions and can contribute to unpredictability in the timing of such revenues. In other circumstances, we often do not receive the same level of advisory fees that would have been received if the transaction had been completed, and in some cases we may receive no advisory fee despite the fact that we may have devoted considerable time and resources to the transaction. Other barriers to the completion of a restructuring transaction may include a lack of anticipated bidders for the assets or securities of our client, the inability of our client to restructure its operations, the absence of court approval in a bankruptcy proceeding, or a failure to reach agreement with a client’s creditors. In these circumstances, our advisory fees are generally limited to monthly retainer fees (if any). In the case of bankruptcy engagements, fees are subject to approval by the applicable court. In most cases, even if a transaction is not successfully completed, we are reimbursed for certain out-of-pocket expenses incurred in connection with the engagement.

We do not present our revenue by the type of advice we provide because of the complexity of the transactions on which we may earn revenue and our holistic approach to client service. For example, (i) a restructuring engagement may evolve to require a sale of all or a portion of the client, (ii) M&A assignments can develop from relationships established on prior restructuring engagements, (iii) capital markets expertise can be instrumental on both M&A and restructuring assignments, and (iv) capital markets revenue can be generated through the provision of capital markets advisory work, capital raising assignments or the issuance of focused equity research services. We dedicate the resources and expertise needed on any given assignment regardless of product lines and focus on achieving the desired outcome for our clients. Such an approach does not lend itself to tracking the type of advisory service offered in each instance.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Revenues were $519.0 million for the year ended December 31, 2020 as compared with $533.3 million for the year ended December 31, 2019, representing a decrease of 3%. The decrease in revenues was primarily driven by a decline in mergers and acquisitions activity in the COVID-19 pandemic, offset partially by an increase in capital structure and restructuring activity.

For the years ended December 31, 2020 and 2019, we earned revenues from 175 and 179 advisory clients, respectively. The number of advisory clients who paid fees equal to or greater than $1 million decreased to 99 advisory clients for the year ended December 31, 2020 compared to 100 advisory clients for the year ended December 31, 2019. The average fee size remained unchanged from 2019 to 2020.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Revenues were $533.3 million for the year ended December 31, 2019 compared to $702.0 million for the year ended December 31, 2018, representing a decrease of 24%. The decrease in revenues was primarily driven by the number and average size of fees received on our engagements.

For the years ended December 31, 2019 and 2018, we earned revenues from 179 and 197 advisory clients, respectively. The number of advisory clients who paid fees equal to or greater than $1 million decreased to 100 advisory clients for the year ended December 31, 2019 compared to 105 such advisory clients for the year ended December 31, 2018. Additionally, the average fee size declined approximately 16% to $2.98 million for the year ended December 31, 2018 from $3.56 million for the year ended December 31, 2019. This was largely driven by a stronger M&A environment for the year ended December 31, 2018 and approximately $70 million of revenues from 2016 announced transactions which did not close until 2018. Additionally, this $70 million was from only two fees which also increased the average fee size in 2018.

Operating Expenses

The following table sets forth information relating to our operating expenses:

	Year Ended December 31,
	2020	2019	2018	2020 vs 2019 Variance %	2019 vs 2018 Variance %
	($ in thousands)
Expenses
Compensation and benefits	$374,332	$349,819	$477,606	7%	(27%)
% of revenues	72%	66%	68%
Equity-based compensation	$24,815	$193,299	$199,052	(87%)	(3%)
% of revenues	5%	36%	28%
Non-compensation expenses	$134,435	$145,298	$132,748	(7%)	9%
% of revenues	26%	27%	19%
Total operating expenses	$533,582	$688,416	$809,406	(22%)	(15)%
% of revenues	103%	129%	115%
Loss before income taxes	$(20,889)	$(161,596)	$(123,215)	87%	(31%)
% of revenues	(4)%	(30)%	(18)%

Our operating expenses are classified as (i) compensation and benefits expenses and equity-based compensation and (ii) non-compensation expenses. Headcount is the primary driver of the level of our operating expenses. Compensation and benefits expenses account for the majority of our operating expenses. Compensation expenses also include expense associated with hiring which has been a significant focus of the Company in all of the historical periods described herein. Non-compensation expenses, which include the costs of professional fees, travel and related expenses, technology and infrastructure, rent and occupancy, depreciation and amortization and general, administrative and other expenses generally have been less significant in comparison with compensation and benefits expenses.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Operating expenses were $533.6 million for the year ended December 31, 2020 and represented 103% of revenues, compared with $688.4 million for the year ended December 31, 2019, which represented 129% of revenues. The decrease in operating expenses was primarily driven by equity-based compensation, which was $24.8 million for the year ended December 31, 2020 compared to

$193.3 million for the year ended December 31, 2019. This decrease was due to equity-based compensation awards granted by Professional Partners in connection with the TPH Business Combination fully vesting in 2019, which had no economic impact on PWP OpCo. This decrease was partially offset by certain severance expenses incurred in connection with a restructuring in the spring of 2020 and increased bonus compensation, including public company transaction-related incentive compensation. In addition, the decrease in non-compensation expenses was largely due to lower travel and related expenses offset partially by an increase in professional fees. Travel and related expenses decreased by approximately $13.9 million, or 71%, due to the COVID-19 pandemic and related work-from-home policies. Professional fees for the year ended December 31, 2020 were $3.6 million higher than the previous year; however, they included the write off of approximately $14.8 million in previously deferred offering costs as a result of the delay of the Company’s pursuit of becoming a public company. This write off was largely offset by lower executive search fees due to the impact of the COVID-19 pandemic as well as lower legal and consulting fees. Legal and consulting fees were lower as a number of projects, including the PWP Separation, were completed in 2019.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Operating expenses were $688.4 million for the year ended December 31, 2019 and represented 129% of revenues, compared to $809.4 million for the year ended December 31, 2018, which represented 115% of revenues. The decrease in operating expenses was primarily driven by compensation and benefits expenses, which were $349.8 million for the year ended December 31, 2019 compared to $477.6 million for the year ended December 31, 2018 as a result of lower bonus accrual on lower revenue. In addition, a decrease in amortization of previously issued equity awards, which was $193.3 million for the year ended December 31, 2019 compared to $199.1 million for the year ended December 31, 2018, contributed to the year over year decrease as certain awards related to the TPH Business Combination were fully vested. Non-compensation expenses increased to $145.3 million for the year ended December 31, 2019 compared to $132.7 million for the year ended December 31, 2018 primarily due to increases in professional fees, technology and infrastructure and rent and occupancy costs. These increases are attributed to headcount growth and costs in preparation to operate as a public company. Additionally, there was an increase in expenses related to certain costs incurred post PWP Separation that were charged back to PWP Capital under the transition services agreement (the “TSA”) and included in related party revenue. The TSA is for a limited transition period. See “Certain Relationships and Related Person Transactions—PWP’s Related Party Transactions” for more information.

Compensation and Benefits Expenses

Our compensation and benefits expenses are determined by management based on revenues earned, the competitiveness of the prevailing labor market and anticipated compensation requirements for our employees, the level of recruitment of new partners, the amount of compensation expense amortized for equity awards and other relevant factors. Such factors can fluctuate, including headcount, and as a result, our compensation expenses may fluctuate materially in any particular period. Accordingly, the amount of compensation expenses recognized in any particular period may not be consistent with prior periods or indicative of future periods.

Our compensation expenses consist of base salary, benefits, payroll taxes, annual incentive compensation payable as cash bonus awards, deferred compensation awards, profit sharing arrangements and amortization of equity-based compensation awards. Compensation expenses also include signing bonuses and compensation paid pursuant to guarantees for new hires. These amounts have historically been significant. Base salary and benefits are paid ratably throughout the year. Depending on the plan, deferred compensation and profit sharing awards vest immediately, at future dates, or upon the occurrence of certain events, including the Business Combination. Professional

Partners grants equity awards that are measured at fair value on the grant date and recognized on a straight-line basis over the vesting period. Equity awards granted by Professional Partners have no economic impact on other investors of the Company. The awards are subject to a service vesting condition and vest ratably on a graded vesting schedule of three to five years. The awards are recorded within equity as they are expensed. Cash bonuses, which are accrued each quarter, are discretionary and dependent upon many factors including the performance of the Company and are generally paid during the first quarter of each calendar year with respect to prior year performance.

A significant portion of compensation and benefits relates to the equity-based compensation awards granted by Professional Partners in connection with the TPH Business Combination, which were fully vested in 2019 and which had no economic impact on PWP OpCo. The equity-based compensation awards granted by Professional Partners in conjunction with the TPH Business Combination did not dilute the respective interests held by other investors of PWP OpCo. These awards did not change the economic allocations between Professional Partners and other investors of PWP OpCo. The vesting of equity awards granted in connection with the transaction will be recorded as an equity-based compensation expense at PWP OpCo for GAAP accounting purposes. As a result (or due to other factors), we may continue to experience operating losses in future periods. We intend to compensate our personnel competitively in order to continue building our business and growing our firm.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

For the year ended December 31, 2020, total compensation-related expenses of $399.1 million represented 77% of revenues, compared with $543.1 million of compensation-related expenses, which represented 102% of revenues for the year ended December 31, 2019. Included in total compensation-related expense was $24.8 million and $193.3 million amortization of equity awards for the years ended December 31, 2020 and 2019, respectively. The decrease in compensation expenses was due to equity-based compensation awards granted by Professional Partners in connection with the TPH Business Combination fully vesting in 2019, which had no economic impact on PWP OpCo. This decrease was offset in part by certain severance expenses incurred in connection with a restructuring in the spring of 2020 and increased bonus compensation, including public company transaction-related incentive compensation.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

For the year ended December 31, 2019, total compensation-related expenses of $543.1 million represented 102% of revenues, compared to $676.7 million of compensation-related expenses, which represented 96% of revenues for the year ended December 31, 2018. Included in total compensation-related expense was $193.3 million and $199.1 million amortization of equity awards for the years ended December 31, 2019 and 2018, respectively. The decrease in compensation expenses was primarily driven by lower bonus accrual on lower revenue in the year ended December 31, 2019 compared to the same prior year period.

Non-Compensation Expenses

Our non-compensation expenses include the costs of professional fees, travel and related expenses, technology and infrastructure, rent and occupancy, depreciation and amortization and general, administrative and other expenses. Any expenses reimbursed by clients are also presented within revenues on our consolidated statements of operations and comprehensive loss.

Historically, our non-compensation expenses associated with business development have increased as we have increased our headcount. These costs include non-compensation support costs such as travel and related expenses. Growth in our headcount has increased rent and occupancy expenses while geographic expansion has increased regulatory expenses. This trend may continue as we expand into new sectors, geographies and products to serve our clients’ growing needs, domestically and internationally. In July 2020, the Company modified the terms of its New York office space lease by shortening the lease term of certain floor space and extending the contractual term of other floor space. In connection with this lease modification, from and after February 1, 2022, the Company expects to see an annualized reduction in its New York lease expense of approximately $3 million per year as compared to its 2020 New York lease expense. In addition, we expect to incur additional non-compensation expenses in connection with becoming a public company.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

For the year ended December 31, 2020, non-compensation expenses of $134.4 million represented 26% of revenues, compared with $145.3 million, which represented 27% of revenues, for the year ended December 31, 2019. The decrease in non-compensation expenses was largely due to lower travel and related expenses offset partially by an increase in professional fees. Travel and related expenses decreased by approximately $13.9 million, or 71%, due to the COVID-19 pandemic and related work-from-home policies. Professional fees for the year ended December 31, 2020 were $3.6 million higher than the previous year; however, they included the write-off of approximately $14.8 million in previously deferred offering costs as a result of the delay of the Company’s pursuit of becoming a public company. This write-off was largely offset by lower executive search fees due to the impact of the COVID-19 pandemic as well as lower legal and consulting fees. Legal and consulting fees were lower as a number of projects, including the PWP Separation, were completed in 2019.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

For the year ended December 31, 2019, non-compensation expenses of $145.3 million represented 27% of revenues, compared to $132.7 million, which represented 19% of revenues, for the year ended December 31, 2018. The increase in non-compensation expense was primarily due to increased rent and occupancy and technology and infrastructure costs. Rent and occupancy increased as a result of changes related to the Paris and Chicago office lease and the start of the Munich office lease, as well as a change in the allocation methodology of the New York and Houston office leases of which a portion of each was subleased to PWP Capital after the PWP Separation. Prior to the PWP Separation, such portion had been allocated to PWP Capital on the combined company’s books and records, but following the PWP Separation, such portion is subleased to PWP Capital. The gross amount of such sublease cost is included in non-compensation expenses beginning from the date of the PWP Separation. Technology and infrastructure increased due to higher software expenses including costs for new services and higher market data costs. Additionally, professional fees were slightly higher due to an increase in legal fees such as those related to the litigation matter as discussed under “Business—Legal Proceedings,” increased recruiting fees for new senior level hires, and legal and consulting costs in preparation to operate as a public company offset by a decrease in co-advisory fees. Increased expenses related to the TSA were approximately $4.5 million for the year ended December 31, 2019 and were invoiced to PWP Capital with the offsetting revenue included in related party revenue on the condensed consolidated statements of operations and comprehensive loss. In connection with the PWP Separation, reorganization and proposed initial public offering, the Company incurred offering costs of $2.2 million during the year ended December 31, 2019 which were being deferred within prepaid expenses and other assets on the consolidated statement of financial condition and were expected to be netted against the proceeds of the proposed initial public offering. These offering costs were subsequently written off in May 2020 and included in non-compensation expense.

Income Tax Benefit (Expense)

Prior to the Company’s reorganization and the Business Combination offering, the Company was historically treated as a partnership for U.S. federal and state income tax purposes, with the exception of a broker dealer subsidiary, TPH Securities, which at the time was treated as a C corporation for income tax purposes (but has since converted to a limited liability company). The Company was primarily subject to the New York City unincorporated business tax and certain other foreign, state and local taxes. The Company’s U.S. operations were composed of entities organized as Delaware limited liability companies and limited partnerships. For U.S. federal income tax purposes, taxes related to income earned by these entities represented obligations of their interest holders, which were primarily made up of individual partners prior to the Business Combination and have historically not been reflected in our consolidated statements of financial condition. In connection with the Company’s reorganization and the Business Combination, the Company became subject to U.S. corporate, federal, state and local income tax on its allocable share of results of operations from PWP.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The Company’s income tax expense and effective tax rate were ($3.5) million and (16.53%), respectively, for the year ended December 31, 2020 compared to income tax expense and effective tax rate of ($2.4) million and (1.5%), respectively, for the year ended December 31, 2019.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

The Company’s income tax expense and effective tax rate were ($2.4) million and (1.5%), respectively, for the year ended December 31, 2019 compared to income tax benefit and effective tax rate of ($2.5) million and (2.06%), respectively, for the year ended December 31, 2018. The Company is treated as a Partnership for U.S. federal and state income tax purposes, with certain exceptions. TPH Canada, PWP France and PWP Germany are treated as corporations in their respective foreign jurisdictions. For the nine months ended September 30, 2019 and the years ended December 31, 2018 and 2017, TPH Securities was treated as a C corporation for federal, state and local income tax purposes. As of October 1, 2019, TPH Securities converted to a Texas limited liability company and is now treated as a disregarded entity for federal, state and local income tax purposes. The limited partners of the Company are individually liable for taxes on their distributable share of the Company’s taxable income or loss.

Liquidity and Capital Resources

We regularly monitor our liquidity position, including cash and cash equivalents, working capital assets and liabilities, commitments and other liquidity requirements.

Our current assets are primarily composed of cash, short-term liquid investments, receivables related to fees earned from providing advisory services and due from related parties. Our current liabilities are primarily composed of accounts payable, accrued expenses, accrued and deferred employee compensation and due to related parties. Due to related parties and due from related parties include cash funded by the Company to the firm’s asset management business prior to the PWP Separation to process certain Company transactions, including payroll, benefits, bonus payments and other general operating expenses. We pay a significant portion of our annual incentive compensation, in the form of cash bonuses, during the first quarter of each calendar year with respect to the prior year’s results. When applicable, we have also made distributions primarily in the first quarter of each year in respect of the prior year’s operating results. Therefore, levels of cash generally decline during the first quarter of each year after our annual incentive compensation has been paid to our employees and, if applicable, distributions have been made to partners. Cash then typically builds over the remainder of the year.

We evaluate our cash needs on a regular basis in light of current market conditions. Cash and cash equivalents include short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less from the date of purchase. The Company had no cash equivalents as of December 31, 2020 and 2019. As of December 31, 2020 and 2019, the Company had cash balances of $329.1 million and $264.5 million, respectively, maintained in U.S. and non-U.S. bank accounts, of which most bank account balances exceeded the U.S. Federal Deposit Insurance Corporation (“FDIC”) and U.K. Financial Services Compensation Scheme (“FSCS”) coverage limits.

Our liquidity is highly dependent upon cash receipts from clients, which generally require the successful completion of transactions. Accounts receivable generally have net terms of 30 days. Accounts receivable was $40.8 million, with $1.0 million of allowance for credit losses balance as of December 31, 2020. Accounts receivable was $71.0 million, with $1.7 million of allowance for credit losses as of December 31, 2019.

On November 30, 2016 and in connection with the TPH Business Combination, PWP OpCo issued the 7.0% Subordinated Unsecured Convertible Notes due 2026 (the “Convertible Notes”) pursuant to a Note Purchase Agreement, as it may be amended from time to time (the “NPA”), between PWP OpCo and the purchasers named therein. As of December 31, 2020, there was $150 million aggregate principal amount of the Convertible Notes outstanding.

The Convertible Notes mature on November 30, 2026, unless earlier converted or repaid pursuant to the terms of the NPA. Interest on the Convertible Notes accrues at a rate of 7.0% per annum, with payments due quarterly; however, until November 30, 2021, the Company may elect to defer its payment of interest up to eight separate times. In the event of such delayed election, the interest rate on the Convertible Notes will automatically increase to 9.0% per annum until all delayed interest has been paid in full. In addition, the NPA contains customary negative covenants, subject to exceptions and qualifications, applicable to us and our restricted subsidiaries, including, without limitation, covenants related to: indebtedness, dividends and distributions and other restricted payments, changes in the nature of the business, transactions with affiliates, broker-dealer subsidiary restrictions, future guarantor restrictions and certain financial covenants. The NPA also provides for customary events of default. On February 28, 2019, in connection with the PWP Separation, we amended the NPA pursuant to which holders of a majority of the outstanding aggregate principal amount of the Convertible Notes provided their consent to the separation and reorganization and approved (i) related amendments to various restrictive covenants and related definitions in the NPA and (ii) related clarifications to the redemption and conversion provisions. On July 31, 2020, we and the requisite holders of the Convertible Notes executed a second amendment to the NPA with respect to certain technical amendments relating to its financial covenants. In conjunction with executing the Business Combination Agreement for the Business Combination on December 29, 2020, we entered into a third amendment to the NPA reflecting the consent from the requisite holders of the Convertible Notes to the Business Combination and related internal reorganization steps that would be concurrently consummated and making (i) related amendments to various restrictive covenants and related definitions in the NPA and (ii) related clarifications to the redemption and conversion provisions. See “Certain Relationships and Related Persons Transactions—PWP’s Related Party Transactions—Convertible Notes.”

On November 30, 2016 and in connection with the TPH Business Combination, the Company entered into a credit agreement with Cadence Bank, N.A. (“Cadence”) dated November 30, 2016 (the “Credit Agreement”), through which the Company borrowed an aggregate $50.0 million (the “Senior Term Loan”). On December 11, 2018, the Credit Agreement was amended and restated to change the Senior Term Loan into a revolving credit facility (the “Revolving Credit Facility”) in order to pay in full the outstanding Senior Term Loan plus outstanding interest, fees and expenses related thereto and provide for the future working capital needs and other general corporate purposes of Group LP and its subsidiaries. The Revolving Credit Facility provides for a total available line of $50 million, as set forth in our historical consolidated financial statements included elsewhere in this proxy statement.

The Senior Term Loan, modified to become the Revolving Credit Facility, is due on April 1, 2022. During the fiscal year ended December 31, 2017, the Company made scheduled principal payments on the Senior Term Loan of $7.9 million, as well as a principal prepayment on the Senior Term Loan of $14.5 million, which reduced the future scheduled principal payments of the Senior Term Loan. No principal payments were made during the year ended December 31, 2018. Under the terms of the Revolving Credit Facility, the Company may make prepayments of the outstanding principal balance, but any outstanding principal balance is due April 1, 2022. During the year ended December 31, 2019, made draws of $20 million and repayments of $10 million on the Revolving Credit Facility. During the year ended December 31, 2020, the Company made draws of $22 million and repayments of $32 million on the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility will bear interest, at Group LP’s option, at either the LIBOR, or a comparable or successor rate, plus an applicable margin of 2.50% to 3.00% or at a base rate equal to the highest of (1) the federal funds rate plus 0.50%, (2) Cadence’s prime rate and (3) LIBOR, or a comparable or successor rate, plus 1.00% (“Base Rate”), in each case, plus an applicable margin of between 1.50% and 2.00% depending on PWP OpCo’s leverage ratio from time to time. On December 11, 2018, Group LP borrowed $27.7 million of the Revolving Credit Facility to pay the outstanding Senior Term Loan plus outstanding interest, fees and expenses related thereto.

As of December 31, 2020, the Company had $27.7 million of borrowings outstanding under the Revolving Credit Facility. For further information on the Convertible Notes, the Credit Agreement, the Revolving Credit Facility and the Senior Term Loan, refer to the Note “Debt” of our historical consolidated financial statements included elsewhere in this proxy statement.

The Revolving Credit Facility is permitted to remain outstanding post-transaction and was amended on November 11, 2020 to extend the maturity date from December 31, 2021 to April 1, 2022 and was further amended on December 28, 2020 to permit the transactions contemplated by the Business Combination. However, the Company may seek to refinance the commitments thereunder with a replacement revolving credit facility (a “Replacement Facility”) prior to the closing of the transaction on terms not less favorable, taken as a whole, to the Company and its subsidiaries than the terms of the Revolving Credit Facility.

We believe that the cash we retain post-transaction and the cash generated from operations will be sufficient to meet our operating needs and commitments for the next twelve months.

Regulatory Capital

We actively monitor our regulatory capital base. Our principal subsidiaries are subject to regulatory requirements in their respective jurisdictions to ensure general financial soundness and liquidity. This requires, among other things, that we comply with certain minimum capital requirements, record-keeping, reporting procedures, experience and training requirements for employees and certain other requirements and procedures. These regulatory requirements may restrict the flow of funds to and from affiliates. Refer to the Note “Regulatory Requirements” of our historical consolidated financial statements included elsewhere in this proxy statement for further information. These regulations differ in the United States, United Kingdom, Canada and other countries in which we operate a registered broker-dealer or regionally similar construct, as well as in France, where we intend to operate a licensed investment firm in the near future. The license or regulatory framework under which we operate in each such country is meant to comply with applicable laws and regulations to conduct an advisory business. We believe that we provide each of our subsidiaries with sufficient capital and liquidity, consistent with their business and regulatory requirements to effectively operate in each jurisdiction.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor Adjusted total compensation and benefits, Adjusted non-compensation expense, Adjusted operating income (loss), Adjusted income (loss) before taxes and Adjusted net income (loss), each of which is a non-GAAP measure, to manage our business, make planning decisions, evaluate our performance and allocate resources.

We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including total compensation and benefits, non-compensation expense, operating income (loss), income (loss) before taxes and net income (loss). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this proxy statement.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, which are found in “Selected Historical Financial and Other Information of PWP.”

Cash Flows

Our operating cash flows are primarily influenced by the amount and timing of receipt of advisory fees, which generally have net terms of 30 days, and the payment of operating expenses, including payments of incentive compensation to our employees. We pay a significant portion of incentive compensation during the first quarter of each calendar year with respect to the prior year’s results. Our investing and financing cash flows are primarily influenced by debt payments and distributions to and contributions from limited partners of PWP OpCo.

A summary of our operating, investing and financing cash flows is as follows:

	Year Ended December 31,
	2020	2019	2018
	($ in thousands)
Cash Provided By (Used In)
Operating Activities
Net loss	$(24,342)	$(164,019)	$(125,757)
Non-cash charges	64,389	229,122	218,986
Other operating activities	(45,860)	(171,210)	177,648
Total operating activities	85,907	(106,107)	270,877
Investing Activities	(5,522)	(7,267)	(2,780)
Financing Activities	(21,989)	(30,213)	(24,541)

Net increase (decrease) in cash	58,396	(143,587)	243,556
Foreign currency translation adjustment	5,930	1,638	(4,273)
Cash and restricted cash, beginning of period	266,582	408,531	169,248

Cash and restricted cash, end of period	$330,908	$266,582	$408,531

Year Ended December 31, 2020

Cash and restricted cash were $330.9 million as of December 31, 2020, an increase of $64.3 million from $266.6 million as of December 31, 2019. Net cash provided by operating activities was $85.9 million. While the Company reported a net loss of $24.3 million for the year, this net loss included $64.4 million of non-cash charges, largely comprised of equity-based compensation and depreciation and amortization and non-cash operating lease expense. Accounts receivable balances (which includes accred revenue) decreased by $27.5 million due to a reduction in revenue, combined with timing of collections. Accrued compensation and benefits increased by $19.3 million primarily for discretionary bonuses that are paid annually. Discretionary bonus compensation is correlated with the Company’s annual revenue and as such will vary period to period. While revenue decreased for the year ended December 31, 2020 compared to December 31, 2019, discretionary bonus compensation increased, as a percentage of revenue, and included public company transaction-related incentive compensation and certain severance expenses incurred in connection with a restructuring in the spring of 2020. Investing activities resulted in a net outflow of $5.5 million attributable to purchases of fixed assets. Financing activities resulted in a net outflow of $22.0 million largely as a result of a net $10.0 million paydown of the Revolving Credit Facility and distributions to limited partners of PWP OpCo of $12.0 million.

Year Ended December 31, 2019

Cash and restricted cash were $266.6 million as of December 31, 2019, a decrease of $141.9 million from $408.5 million as of December 31, 2018. The Company reported a net loss of $164.0 million for the year, which included $229.1 million of non-cash charges, largely composed of the equity-based compensation. This was offset by a decrease in accrued compensation and benefits of $148.4 million stemming from lower bonus accrual compared to the prior year due to the decrease in revenue from December 31, 2018 to 2019. Discretionary bonus compensation is correlated with the Company’s annual revenue and as such will vary period to period. Investing activities resulted in a net outflow of $7.3 million primarily attributable to purchases of fixed assets. Financing activities resulted in a net outflow of $30.2 million largely as a result of $38.4 million of distributions to limited partners of PWP OpCo, partially offset by $10.0 million net proceeds of the Revolving Credit Facility.

Year Ended December 31, 2018

Cash and restricted cash were $408.5 million as of December 31, 2018, an increase of $239.3 million from $169.2 million as of December 31, 2017. While the Company reported a net loss of $125.8 million for the year, this net loss included $219.0 million of non-cash charges, largely composed of the equity-based compensation as well as an increase in accrued compensation and benefits of $175.4 million resulting from higher bonuses compared to the prior year. These operating results were partially offset by other working capital needs resulting in a net inflow to cash of $270.9 million. Investing activities resulted in a net outflow of $2.8 million primarily attributable to purchases of fixed assets. Financing activities resulted in a net outflow of $24.5 million as a result of the net change in limited partners’ capital.

Commitments and Contingencies

The following table sets forth information relating to our contractual obligations as of December 31, 2020:

	Payment Due by Period
	Total	Less than 1 Year	1–3 Years	3–5 Years	More than 5 Years
	($ in thousands)
Convertible Notes, due 2026, including interest(1)	$191,125	$10,500	$78,550	$70,150	$31,925
Revolving Credit Facility, due 2022, including interest(2)	28,771	857	27,914	—	—
Operating lease obligations(3)	63,210	20,032	28,790	8,422	5,966

Total-cash charges	$283,106	$31,389	$135,254	$78,572	$37,891

(1)

As of December 31, 2020, PWP OpCo had $150.0 million aggregate principal amount of the Convertible Notes outstanding. See “—Liquidity and Capital Resources” for further information. The payments above include interest payments at the cash coupon rate of 7.0%.

(2)

As of December 31, 2020, PWP OpCo had $27.7 million of the outstanding under the Revolving Credit Facility. See “—Liquidity and Capital Resources” for further information. As the Revolving Credit Facility bears interest at a variable rate, the payments above include interest assuming the rate in place as of December 31, 2020 which was 2.65%. The payments above also include the 0.50% per annum commitment fee of the Revolving Credit Facility based upon the available line of credit as of December 31, 2020.

(3)	Operating leases are related to rental payments under various non-cancelable lease agreements for office space and equipment.

In addition, PWP OpCo sponsors certain deferred compensation arrangements whereby portions of compensation related to employees (including Working Partners) providing services to the Company are deferred and paid in later periods. The deferred compensation amounts are charged to expenses over the period that each employee (including Working Partners) is required to provide services in order to vest in the payment. Refer to the Note “Compensation and Benefits” of our historical consolidated financial statements included elsewhere in this proxy statement for further information.

PWP OpCo has also unconditionally guaranteed, through a wholly owned subsidiary, certain Limited Partners’ loans with First Republic Bank (the “Program Lender”), whereby PWP OpCo will pay the Program Lender upon the occurrence of a default event. Refer to “Certain Relationships and Related Person Transactions—PWP’s Related Party Transactions—Transactions with our Directors,

Executive Officers and 5% Holders” below and the Note “Commitments and Contingencies” of our historical consolidated financial statements included elsewhere in this proxy statement for further information.

Off-Balance Sheet Arrangements

We do not invest in any off-balance sheet vehicles that provide liquidity, capital resources, market or credit risk support, or engage in any activities that expose us to any liability that is not reflected in our historical consolidated financial statements except for those described under “—Commitments and Contingencies” above.

Market Risk and Credit Risk

Our business is not capital-intensive and we do not invest in derivative instruments. We are not subject to significant market risk (including interest rate risk, foreign currency exchange rate risk and commodity price risk) or significant credit risk.

Risks Related to Cash and Cash Equivalents

Our cash and cash equivalents include any short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less from the date of purchase. Cash is maintained in U.S. and non-U.S. bank accounts. Most U.S. and U.K. account balances exceed the FDIC and FSCS coverage limits. We believe our cash and cash equivalents are not subject to any material interest rate risk, equity price risk, credit risk or other market risk.

Credit Risk

We regularly review our accounts receivable and allowance for credit losses by considering factors such as historical experience, credit quality, age of the accounts receivable, and the current economic conditions that may affect a customer’s ability to pay such amounts owed to the Company. We maintain an allowance for credit losses that, in our opinion, provides for an adequate reserve to cover current expected credit losses. See “—Critical Accounting Policies—Accounts Receivable” and “—Critical Accounting Policies—Allowance for Credit Losses.”

Exchange Rate Risk

The Company is exposed to exchange rate risk as a result of entering into transactions that are not denominated in the functional currency of its operating subsidiaries, as well as having foreign subsidiaries with non-U.S. dollar functional currencies. For the years ended December 31, 2020, 2019, and 2018, the net impact of non-functional currency-related transaction gains and losses recorded in other income (expense) on our consolidated statements of operations and comprehensive loss was a $0.2 million loss, $0.9 million loss, and $1.3 million loss, respectively. In addition, the reported amounts in our historical consolidated financial statements may be affected by movements in the rate of exchange between the pound sterling, Euro and Canadian dollar, and our reporting currency, the U.S. dollar, resulting in translation gains and losses. For the years ended December 31, 2020, 2019, and 2018, the net impact of the fluctuation of foreign currencies recorded in foreign currency translation gain (loss) within our consolidated statements of operations and comprehensive loss was a $3.5 million gain, $0.8 million gain, and $1.6 million loss, respectively. We have not entered into any transactions to hedge our exposure to these foreign currency fluctuations using derivative instruments or other methods, but may do so if we deem appropriate in the future.

As of December 31, 2020, 2019, and 2018, respectively, we held balances of $71.6 million, $30.6 million, and $81.0 million of non-U.S. dollar denominated currencies, composed of pound sterling, the Euro and Canadian dollars.

Critical Accounting Policies

We believe that the critical accounting policies included below represent those that are most important to the presentation of our financial condition and results of operations and require management’s most difficult, subjective and complex judgment.

The preparation of our historical consolidated financial statements and related disclosures in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of our historical consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period for which they are determined to be necessary.

Revenue and Expense Recognition

The services provided under contracts with customers include transaction-related advisory services, fairness opinion services, research and trading services, and underwriting services, each of which are typically identified as a separate performance obligation in contracts that contain more than one type of service. Additionally, the Company is typically reimbursed for certain professional fees and other expenses incurred that are necessary in order to provide services to the customer. These fees and related reimbursements are recorded when incurred to the relevant expense item and Revenues, respectively, in the Consolidated Statements of Operations and Comprehensive Loss.

The Company recognizes revenue when or as its performance obligations are fulfilled. The majority of the Company’s advisory revenue are recognized over time. However, certain performance obligations may be recognized at a point in time if the performance obligation represents a singular objective that does not transfer any notable value until formally completed, such as when issuing fairness opinions. The Company provides its advisory services on an ongoing basis, which, for example, may include evaluating and selecting one of multiple strategies. During such engagements, the Company’s clients continuously benefit from its counsel as the Company is providing financial and strategic advice throughout the arrangement, and, accordingly, over time revenue recognition matches the transfer of such benefits.

Although the Company’s transaction-related advisory services meet the criteria for over time revenue recognition, the fee structures often involve an “all or nothing” consideration amount and the associated fees are predominantly considered variable as they are often based on the ultimate transaction value or the outcome ultimately achieved and/or are susceptible to factors outside of the Company’s influence, such as third-party negotiations, court approval, and shareholder votes. Accordingly, a large portion of the fees associated with these services is constrained until substantially all services have been provided, specified conditions have been met and/or certain milestones have been achieved, and it is probable that a significant revenue reversal will not occur in a future period.

In some cases, a portion of the variable fees may be deferred based on the services remaining to be completed, if any (e.g., when announcement fees are earned but additional services are expected to be provided until the transaction closes). The determination of when and to what extent to recognize variable fees may require significant judgment, particularly when milestones are met near the end of a reporting period and in cases where additional services are expected to be provided subsequent to the achievement of the milestone. Fixed fees specified in the Company’s contracts, which may include upfront fees and retainers, are recognized on a systematic basis over the estimated period in which the related services are performed.

The Company, through a multitude of work products, provides research on the energy industry and related equity and commodity markets and also produces research on topical issues within the energy sector. The Company’s research clients continuously benefit from the research provided throughout the arrangement, and, accordingly, over time revenue recognition matches the transfer of such benefits. Because fees received for research services, and any associated trading services, are typically at the complete discretion of the customer and are based on the value the customer perceives in the research services provided, the entire transaction price associated with such services is variable. Accordingly, because of the broad range of possible outcomes and the inability to predict the value the customer will ascribe to such services, the Company fully constrains the revenue associated with research services, and any associated trading services, until the uncertainty associated with the variable consideration is subsequently resolved, which is typically upon the earlier of receiving an invoice request from the client or receiving payment from the client.

Revenue associated with underwriting services includes management fees, selling concessions and underwriting fees attributable to public and private offerings of equity and debt securities. The nature of the Company’s underwriting services is raising capital on behalf of an issuer and therefore is typically accounted for as a single performance obligation. A separate performance obligation is identified in instances in which the contract with the customer includes an over-allotment option. The Company’s underwriting services generally do not meet any of the requirements for revenue to be recognized over time and, therefore, the Company typically recognizes underwriting revenue on the pricing date of the offering, which is when the Company receives the pricing wire communication from the lead underwriter detailing the underwriting fees to which the Company is entitled. Similarly, the performance obligation associated with the over-allotment is satisfied at the point in time at which the option is exercised.

The Company’s role in underwriting commitments is usually as a co-manager or bookrunner, rather than as the lead underwriter. Accordingly, the Company estimates its share of transaction-related expenses incurred by the underwriting syndicate on the pricing date of the offering and presents these expenses gross within Travel and related expenses in the Consolidated Statements of Operations and Comprehensive Loss. Such amounts are adjusted to reflect actual expenses in the period in which the Company receives the final settlement, typically within 90 days following the closing of the transaction.

Incremental costs of obtaining a contract are expensed as incurred as such costs are generally not recoverable. Costs to fulfill contracts consist of out-of-pocket expenses that are part of performing transaction-related advisory services and are typically expensed as incurred as these costs are related to performance obligations that are satisfied over time. The timing of revenue recognition may differ from the timing of payment. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment. The Company records deferred revenue (otherwise known as contract liabilities) when it receives fees from clients that have not yet been earned or when the Company has an unconditional right to consideration before all performance obligations are complete (e.g., receipt of certain announcement, retainer or upfront fees before the performance obligation has been fully satisfied).

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are presented net of allowance for credit losses based on the Company’s assessment of the collectability of customer accounts. The Company maintains an allowance for credit losses account that, in management’s opinion, provides for an adequate reserve to cover estimated losses on accounts receivable. The Company determines the adequacy of the allowance by estimating the probability of loss based on the Company’s historical credit loss experience of its client receivables and taking into consideration current market conditions and supportable forecasts that affect the collectability of the reported amount. The Company also regularly reviews the age of the receivables, credit worthiness of the customer and the current economic conditions that may affect a customer’s ability to pay such amounts owed to the Company and as a result may recognize a specific credit loss reserve. Accounts receivable also includes accrued revenue which represents amounts due from customers and recognized as revenue in accordance with the Company’s revenue recognition polices, but unbilled as of the date of the consolidated financial statements.

On January 1, 2020, the Company adopted ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments under the modified retrospective approach. This new standard replaces the incurred loss impairment methodology for financial instruments with the current expected credit loss (“CECL”) model which requires an estimate of future credit losses.

Equity-Based Compensation

The Company historically accounts for equity-based compensation awards granted by Professional Partners by expensing the estimated grant date fair value of the award on a straight-line basis over the requisite service period. The Company accounts for forfeitures on share-based compensation arrangements as they occur.

Income Taxes

The Company is treated as a Partnership for U.S. federal and state income tax purposes, with certain exceptions.

For purposes of the Company’s consolidated financial statements, the provision for income taxes has been calculated as if the Company completed its tax returns on a stand-alone basis separate from the asset management business (the “Separate Return Basis”). The Separate Return Basis applies the accounting guidance for income taxes to the consolidated financial statements as if the Company were a separate taxpayer and a stand-alone company from the asset management business for the periods presented.

The Company utilizes the asset and liability method of accounting for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”), whereby deferred income taxes resulting from temporary differences between the carrying amounts and tax bases of assets and liabilities are recorded, and the deferred income taxes are measured using the enacted tax rates and laws expected to be in effect when the underlying assets or liabilities are recovered or settled. The realization of deferred income tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the enacted tax law in the applicable tax jurisdiction. A valuation allowance is established when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether a valuation allowance should be established, as well as the amount of such allowance. Valuation allowances are established to reduce deferred tax benefits to the probable amount expected to be realized in a future period.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold upon ultimate settlement are recorded as taxes payable during the current year.

Recent Accounting Pronouncements

For a discussion of our recently issued accounting developments and their impact or potential impact on our financial statements, see Note 2—Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this proxy statement.

EXECUTIVE COMPENSATION

This section describes the pre-Business Combination executive compensation of PWP’s directors and named executive officers (“NEOs”) for the periods presented below based on the reduced executive compensation disclosure requirements applicable to emerging growth companies. None of FTIV’s directors or executive officers have received any cash compensation for services rendered to FTIV. For additional information about FTIV’s approach to compensation, please see the section entitled “Information about FTIV—Executive Compensation.” For additional information regarding FTIV’s directors and executive officers, including Mr. Cohen, who will continue as a director of Perella Weinberg Partners following the consummation of the Business Combination, please see the sections entitled “Information about FTIV—Management” and “Certain Relationships and Related Persons Transactions—FTIV’s Related Party Transactions.”

PWP’s NEOs for the fiscal year ended December 31, 2020 are:

•	Peter A. Weinberg, Chief Executive Officer;

•	Dietrich Becker, Co-President; and

•	Andrew Bednar, Co-President.

Summary Compensation Table for 2020

The following table summarizes the total compensation paid to or earned by each of PWP’s NEOs in the applicable year.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)(4)
Peter A. Weinberg,	2020	500,000	4,500,000	513,728	8,550	5,522,278
Chief Executive Officer	2019	500,000	4,500,000	945,758	8,400	5,954,158
Dietrich Becker,	2020	493,696	5,506,304	256,864	15,400	6,272,264
Co-President(5)
Andrew Bednar,	2020	500,000	7,500,000	349,335	8,550	8,357,885
Co-President

(1)	Amounts shown in this column reflect the annual base salary earned by each of PWP’s NEOs during the applicable calendar year.
(2)

Amounts shown in this column represent the sum of (i) the annual cash incentive bonuses paid to each of PWP’s NEOs in respect of performance during the applicable calendar year (for each of Messrs. Weinberg, Becker and Bednar, $3,500,000, $4,506,304 and $6,100,000, respectively) and (ii) the additional transaction-related cash bonuses paid to each of PWP’s NEOs in 2020 in connection with the Business Combination (for each of Messrs. Weinberg, Becker and Bednar, $1,000,000, $1,000,000 and $1,400,000, respectively). These annual cash incentive and additional transaction-related bonuses are described in greater detail in the section entitled “—2020 Executive Compensation Elements—Annual Cash Incentive Bonuses” below.

(3)

Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the incentive equity awards granted to PWP’s NEOs during the applicable calendar year. For a summary of the assumptions used in the valuation of these incentive equity awards, please see the Note “Compensation and Benefits” to PWP’s audited consolidated financial statements included in this proxy statement. These incentive equity awards are described in greater detail in the section entitled “—2020 Executive Compensation Elements—Incentive Equity Awards” below.

(4)	Amounts shown in this column represent (i) for Messrs. Weinberg and Bednar, the employer safe harbor non-elective contributions made to them in respect of their participation in PWP’s 401(k)

plan in the applicable calendar year and (ii) for Mr. Becker, the employer contributions made in respect of his participation in PWP’s defined contribution pension scheme in the U.K. in the applicable calendar year, each of which are described in more detail in the section entitled “—2020 Executive Compensation Elements—Retirement Arrangements” below.
(5)

Amounts shown in this table for Mr. Becker, other than in the “Stock Awards” column, have been converted from pounds sterling to U.S. dollars using the full year average exchange rate of approximately $1.28 for 2020.

2020 Executive Compensation Elements

Each of PWP’s NEOs was provided with the following material elements of compensation in 2020:

Base Salary

PWP provides an annual base salary of $500,000 to each of PWP’s NEOs. Consistent with the practice in PWP’s industry, base salaries for PWP’s NEOs generally comprise a small portion of their total annual compensation. PWP will not increase the annual base salaries of PWP’s NEOs in connection with the Business Combination.

Annual Cash Incentive Bonuses

Annual cash incentive bonuses are the key component of PWP’s short-term executive compensation strategy. PWP did not set specific performance targets upon which annual cash bonuses would become payable for 2020. Instead, the annual cash bonuses paid to PWP’s NEOs in respect of 2020 were discretionary in amount and were based on a performance evaluation conducted by PWP’s Chief Executive Officer in consultation with other executive officers, which involved an analysis of both overall Company performance and the performance of the individual NEO and their contributions to PWP. PWP believes that this evaluation process allowed PWP to link pay with performance in the closest way possible and provided PWP with the flexibility necessary to take all relevant factors into account in determining the amount of the annual cash bonuses. PWP feels that this provided PWP with a better incentive compensation structure than a formulaic bonus structure based solely on the achievement of specific pre-established performance targets, which may not capture all appropriate factors that materially impacted PWP’s performance. PWP did not provide guaranteed cash bonuses to any of PWP’s NEOs in respect of 2020.

In addition to the annual cash incentive bonuses to be paid in respect of 2020 performance, PWP provided transaction-related bonuses in 2020 to certain partners (including PWP’s NEOs), employees and other service providers of PWP in connection with the Business Combination. These bonuses were intended to recognize and incentivize the efforts expended by these individuals in connection with the Business Combination, including implementing the reorganization of Professional Partners (described in greater detail in the section entitled “—Other Executive Compensation Elements—Reorganization of Professional Partners” below) and negotiating the Business Combination and related agreements.

Incentive Equity Awards

Through Professional Partners, PWP provides long-term executive compensation in the form of incentive equity awards relating to partnership interests in Professional Partners, which have no economic impact on PWP or PWP OpCo. These incentive equity awards indirectly correlate to interests in PWP OpCo and, with respect to the awards granted in 2020, generally entitle the recipient to receive a share of certain increases in the value of PWP above a specified threshold, certain distributions and certain undistributed taxable income of Professional Partners generated during the year of grant. If such increases in value of PWP are achieved for the year of grant, the grantee’s share of such value will generally vest ratably in annual installments over a four-year service period, subject to continued employment on each vesting date. The grantee’s share of any undistributed taxable income of Professional Partners generated during such year will become fully vested at the end of the year of grant. During 2020, Professional Partners granted incentive equity awards to each of PWP’s NEOs, which vest as described above. The termination and sale-related provisions applicable to the incentive equity awards and certain obligations following a termination of employment are described in greater detail in the section entitled “—Potential Payments Upon Termination or Change in Control” below. For the treatment of outstanding incentive equity awards in connection with the reorganization of Professional Partners that will be consummated concurrently with the Closing, see the section entitled “—Other Executive Compensation Elements—Reorganization of Professional Partners” below.

Retirement Arrangements

PWP maintains a 401(k) retirement savings plan for U.S. employees (including Messrs. Weinberg and Bednar) and provides an employer safe harbor non-elective contribution and an employer discretionary contribution to eligible participants. Limited Partners (including Messrs. Weinberg and Bednar) are eligible for the employer safe harbor non-elective contribution but are not eligible for the employer discretionary contribution. PWP also maintains a defined contribution pension scheme for U.K. employees (including Mr. Becker) and provides a standard employer contribution to eligible participants. PWP does not maintain any defined benefit pension plans or supplemental executive retirement plans.

Employee Benefits

Eligible employees, including PWP’s NEOs, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. PWP’s NEOs participate in these programs on the same basis as eligible employees generally.

Other Executive Compensation Elements

Executive Employment Agreements

We expect to enter into employment agreements with each of Messrs. Weinberg, Becker and Bednar in connection with the Closing, pursuant to which they will each continue to serve as executive officers of Perella Weinberg Partners in their current positions following the consummation of the Business Combination. As chief executive officer, Mr. Weinberg will report to our board of directors, and Messrs. Becker and Bednar will report to our chief executive officer.

The employment agreements are expected to provide that each NEO will receive an annual base salary of $500,000 subject to annual review and increase by our compensation committee, will continue to be eligible to receive a discretionary annual performance bonus, and will be eligible to receive discretionary annual equity awards pursuant to the Incentive Plan. The employment agreements are also expected to provide that each NEO will be eligible to receive, subject to the consideration, review and approval of our compensation committee, one-time grants of equity awards pursuant to the Incentive Plan as soon as practicable following the Closing in the form of transaction pool awards and management awards, as described in the following section. We anticipate that either party will be permitted to terminate the employment agreement at any time by providing 90 days’ advance written notice, provided that a NEO’s employment may be terminated immediately in the event of a termination for cause.

Each employment agreement is expected to incorporate by reference the restrictive covenants applicable to the NEO, including the restricted covenants set forth in the amended and restated limited partnership agreement of Professional Partners, as described in “—Other Executive Compensation Elements—Reorganization of Professional Partners” below.

Transaction Pool Awards and Management Awards

In connection with the Closing, a transaction pool of RSUs will be created under the Incentive Plan and allocated to Working Partners, non-partner employees and certain other eligible recipients. The Transaction Pool will be comprised of 10.2 million shares of Perella Weinberg Partners Class A common stock, equal to approximately 10% of the sum of the total number of outstanding shares of Perella Weinberg Partners Class A common stock (including, for this purpose only, these 10.2 million shares) and the total number of outstanding PWP OpCo units as of the Closing. Up to 6.6 million shares may be granted subject solely to a time-based vesting schedule to eligible recipients who are either non-partner employees, independent contractors or consultants of Perella Weinberg Partners or Working Partners with commitments from Perella Weinberg Partners to receive awards pursuant to their new-hire partner offer letters, and at least 3.6 million shares are expected to be granted subject to a time-based and performance-based vesting schedule. No awards may be granted pursuant to the Transaction Pool after the first anniversary of the Closing. Subject to the consideration, review and approval of our compensation committee, we expect to make one-time grants of RSUs out of the Transaction Pool Share Reserve equal to the entire amount of the Transaction Pool as soon as practicable following the Closing.

The performance-based RSUs granted pursuant to the Transaction Pool are expected to vest based on the achievement of two vesting conditions: a time-based vesting condition that is satisfied in five equal installments on the 36, 42, 48, 54 and 60 month anniversaries of the grant date, and a performance-based vesting condition that is satisfied in four equal installments upon the achievement of closing stock price hurdles for 20 out of any 30 consecutive trading days equal to $12, $13.50, $15 and $17, in each case prior to the sixth anniversary of the grant date. Upon a termination due to death or disability, all unvested performance-based RSUs will immediately vest with respect to the time-based vesting conditions and will remain outstanding subject to the achievement of the performance-based vesting conditions prior to the sixth anniversary of the grant date, and will vest immediately if such performance-based vesting conditions have already been satisfied. Upon a termination without cause or resignation for good reason, a pro-rata portion of each unvested tranche will immediately vest with respect to the time-based vesting conditions, subject to a 50% floor, and will remain outstanding subject to the achievement of the performance-based vesting condition prior to the 6th anniversary of the grant date, and will vest immediately if such performance-based vesting conditions have already been satisfied. Upon a termination without cause or resignation for good reason within 24 months following a change in control, all unvested performance-based RSUs will immediately vest with respect to both the time-based and performance-based vesting conditions.

The time-based RSUs granted pursuant to the Transaction Pool are expected to vest in three equal installments on the 12, 24 and 36 month anniversaries of the grant date. Upon a termination due to death or disability, all unvested time-based RSUs will immediately vest. Upon a termination without cause or resignation for good reason, a pro-rata portion of each unvested tranche will immediately vest, subject to a 50% floor. Upon a qualifying retirement, which may occur upon resignation after having reached age 56 with at least five years of service (provided that total age plus years of service must equal at least 65 years of age), the time-based RSUs will remain outstanding and eligible to be delivered on the normal vesting dates, subject to continued compliance with any applicable restrictive covenants. Upon a termination without cause or resignation for good reason within 24 months following a change in control, all unvested time-based RSUs will immediately vest.

Each award agreement is expected to incorporate by reference the restrictive covenants applicable to the eligible recipient, including, with respect to Working Partners, the restricted covenants set forth in the amended and restated limited partnership agreement of Professional Partners, as described in “—Other Executive Compensation Elements—Reorganization of Professional Partners” below.

In connection with the Closing and in respect of their ongoing participation in the management of Perella Weinberg Partners following the Closing, Messrs. Weinberg, Becker and Bednar are each expected to receive additional one-time grants of Management Awards that are expected to vest based on the achievement of a performance-based vesting condition that is satisfied in several installments upon the achievement of certain closing stock price hurdles within a specified period of time following the grant date. The Management Awards are expected to have generally the same protections upon termination of employment as the performance-based RSUs granted pursuant to the Transaction Pool. The number of Management Awards that are expected to be granted to each of Messrs. Weinberg, Becker and Bednar has not yet been determined as of the date of this proxy statement. Any such awards will be subject to the consideration, review and approval of our compensation committee and will be made out of the General Share Reserve.

Reorganization of Professional Partners

In connection with the Business Combination and related internal reorganization steps that will be consummated concurrently with the Closing, Professional Partners is expected to implement a crystallized ownership structure that, among other things, includes a class of partnership units which tracks PWP’s advisory business and allocates increases in value and income/distributions with respect to the advisory business on a pro-rata basis to all holders of such partnership units in accordance with their ownership interests.

Pursuant to the internal reorganization, each Limited Partner’s capital interests in Professional Partners, to the extent attributable to our advisory business (including such capital interests held by PWP’s NEOs) will be converted into (i) OCUs equivalent to approximately 50% of Professional Partners’ share of PWP OpCo, which will be owned by all Limited Partners holding capital as of December 31, 2019, pro rata in accordance with their capital interests as of December 31, 2019, as adjusted for accretion and/or dilution through the Closing, and/or (b) VCUs, which will be owned by Working Partners (subject to an approximately three to five-year vesting period) to the extent of capital interests accrued through the Closing that exceed the value of the OCUs, but subject to a cap intended to give effect to each Working Partner’s intended ending target ownership ratio. In addition, Professional Partners will issue ACUs to Working Partners, including certain of PWP’s executive officers, in a manner intended to give effect to each Working Partner’s intended ending target ownership ratio. ACUs will also be subject to a three to five-year vesting period. Upon vesting, VCUs and ACUs will automatically convert into OCUs. Together, the VCUs and ACUs are expected to represent approximately 50% of Professional Partners’ share of the value of PWP OpCo. The vesting of VCUs and ACUs at Professional Partners will be recorded as equity-based compensation expense at PWP OpCo for accounting purposes, though they will have no economic impact on investors in PWP or PWP OpCo.

Each class of partnership units of Professional Partners will, depending on the holder, be subject to forfeiture provisions as a result of certain terminations or breaches of restrictive covenants. Specifically, upon a termination due to death or disability, all unvested VCUs and ACUs will immediately vest. Upon a termination without cause or for good reason, a pro-rata portion of each unvested tranche will immediately vest, subject to a 50% floor. Upon a termination without cause or for good reason within 24 months following a change in control, all unvested time-based VCUs and ACUs will immediately vest. If any OCUs, VCUs or ACUs are forfeited, such forfeited OCUs, VCUs or ACUs, as applicable, would accrete to all Limited Partners. Subject to applicable law and the terms of the amended and restated limited partnership agreement of Professional Partners, PWP LLC will cause distributions that Professional Partners receives from PWP OpCo to be distributed to the partners pro rata in accordance with such Limited Partners’ respective ownership of each class of Professional Partners units, including any VCUs and ACUs.

Subject to the redemption procedures and restrictions set forth in the amended and restated limited partnership agreement of Professional Partners, Professional Partners will also provide for certain rights for partners holding OCUs, including OCUs received in respect of the vesting of VCUs and/or ACUs, to have such OCUs redeemed for PWP OpCo Class A common units, which can, subject to the exchange procedures and restrictions set forth in the amended and restated limited partnership agreement of PWP OpCo (and any other procedures or restrictions imposed by Perella Weinberg Partners), be exchanged for (i) shares of Class A common stock on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash from an offering of Class A common stock (based on the net proceeds received by Perella Weinberg Partners for such shares in such offering), with the form of consideration determined by Perella Weinberg Partners.

Subject to certain exceptions, Professional Partners units held by Working Partners will generally be subject to a lock-up of approximately three to five years, which may be reinstated or extended for a period of 12 months following such Working Partner’s resignation without good reason. For Mr. Perella and certain other founding Working Partners who are retirement-eligible (as well as certain Limited Partners who are employed by PWP Capital), Professional Partners units will generally be subject to a lock-up of approximately one to five years and will not be subject to reinstatement or extension of such lock-up following their resignation. No lock-up period for any Working Partner is expected to extend beyond the five year anniversary of the Closing. The lock-up will generally restrict the sale, pledge, grant of any option, short sale or other disposition of any partnership units with respect to our advisory business, and the entrance into any hedging, swap or other agreement or transaction related to such partnership units. PWP LLC and Perella Weinberg Partners may waive the lock-up period for any partner with respect to all or a portion the applicable partnership units with no obligation to do so for any other partner, and the lock-ups may be waived for certain pre-determined circumstances, such as death, disability and certain tax liabilities, and certain contractual obligations to partners pursuant to offer letters that provide for certain unrestricted equity awards.

Partners are subject to certain restrictive covenants set forth in the amended and restated limited partnership agreement of Professional Partners, including perpetual confidentiality obligations, 180-day post-termination client and customer non-solicitation restrictions following a termination for cause or any resignation without good reason, post-termination investor non-solicitation restrictions following a termination for cause or any resignation without good reason for (x) 180 days with respect to any limited partner of Professional Partners, PWP Capital or PWP OpCo, and their respective subsidiaries and successors and assigns or (y) one year with respect to any limited partner, investor, prospective limited partner or investor of investment funds sponsored by a PWP entity, one-year post-termination employee non-solicitation restrictions following any termination, and perpetual non-disparagement obligations. In addition, in the event that a partner resigns without good reason and competes with the PWP entities within a year following the resignation, or breaches any other applicable written covenant between any PWP entity and such partner, then any partnership units in Professional Partners held by such partner will be forfeited on the date of such breach.

Outstanding Equity Awards at Fiscal Year End for 2020

The following table summarizes the outstanding incentive equity awards held by each of PWP’s NEOs as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Peter A. Weinberg	—		(3)
Dietrich Becker	—		(3)
Andrew Bednar	—		(3)

(1)

Represents unvested incentive equity awards relating to partnership interests in Professional Partners that were outstanding as of December 31, 2020. As of December 31, 2020, Professional Partners was not unitized and the incentive equity awards do not represent a specific number of partnership units with respect to Professional Partners. The incentive equity awards granted to each of PWP’s NEOs in 2019 and 2020 were fully vested on December 31, 2020. The incentive equity awards granted to PWP’s NEOs in 2018 generally vest ratably in annual installments over a four-year service period, subject to continued employment on each vesting date. However, each of PWP’s NEOs are currently retirement eligible, such that upon a qualifying retirement, any unvested incentive equity awards will immediately vest.

(2)

Based on the fair market value of the unvested incentive equity awards as of December 31, 2020. As of the date of this proxy statement, the fair market value on December 31, 2020, of the incentive equity awards granted to PWP’s NEOs in 2018 was $0.00.

(3)

Represents incentive equity awards granted in 2018 that were unvested as of December 31, 2020. The remaining ordinary course vesting schedule for these incentive equity awards is as follows: the unvested incentive equity awards granted in 2018 vest on December 31, 2021.

Potential Payments Upon Termination or Change in Control

Under the terms of the amended and restated limited partnership agreement of Professional Partners, as in effect on December 31, 2020, PWP’s NEOs hold unvested incentive equity awards that generally vest ratably in annual installments over a four-year service period, subject to continued employment on each vesting date. However, such incentive equity awards will vest on an accelerated basis as follows:

•	upon a sale of PWP or an initial public offering, 100% of all unvested incentive equity awards;

•	upon a termination other than for cause, and a sale of PWP or an initial public offering within the six months thereafter, 100% of all unvested incentive equity awards;

•

upon a termination other than for cause, 100% of any incentive equity awards that would have vested at the end of the year of termination, and 50% of any incentive equity awards that would have vested at the end of the following year; and

•	upon death, disability or a qualifying retirement, 100% of any unvested incentive equity awards.

Each of PWP’s NEOs are currently retirement eligible, such that upon a qualifying retirement, any unvested incentive equity awards will immediately vest.

Under the limited partnership agreement, a terminated NEO is entitled to receive interim distributions from Professional Partners equal to (i) the aggregate value attributable to his incentive equity awards as of the date of termination, multiplied by (ii) a rate equal to the one year LIBOR plus

150 basis points, subject to reduction by 25% if termination was due to death, disability or a qualifying retirement. Professional Partners may limit these interim distributions to terminated partners (including PWP’s NEOs) to 40% of the amount of total distributions available to be made to all partners (excluding tax distributions). The agreement also provides that if an NEO experiences a termination of employment due to death, disability or a qualifying retirement, the NEO will be entitled to future profits interests in Professional Partners following such termination in an amount initially equal to 25% of the average of his percentage interest in Professional Partners as of the beginning of each of the two years immediately prior to termination. This profits interest is maintained for five years subsequent to termination and then declines ratably over the next five years to zero at the end of ten years.

Professional Partners may, at any time, repurchase all or any portion of a terminated NEO’s pre-termination interest, at a price equal to the value as of termination. In addition, Professional Partners is obligated to repurchase all of a terminated NEO’s interest in Professional Partners (including interests with respect to the period before and after termination) on the tenth anniversary of his termination; provided, that if Professional Partners fails to effect such purchase, the rate used to calculate interim distributions to such NEO will increase to a rate equal to one year LIBOR plus 350 basis points.

Director Compensation for 2020

Perella Weinberg Partners did not have any directors during 2020. As such, no information relating to Perella Weinberg Partners’ 2020 director compensation has been included in this proxy statement.

Each of Ivan G. Seidenberg, Jorma Ollila and Jane C. Sherburne, three of the individuals who will be PWP’s independent directors upon completion of the Business Combination, received a $150,000 annual payment in connection with their consultant service in 2020.

Following the completion of the Business Combination, we will implement a director compensation program for Perella Weinberg Partners’ independent directors. The final terms of such program and any director compensation that may be granted thereunder have not yet been determined. This proxy statement will be updated to include a summary of the director compensation program and any director compensation that may be granted thereunder once the terms are finalized.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following table sets forth information, as of the date of this proxy statement, concerning the persons who are expected to serve as directors and executive officers of Perella Weinberg Partners following the consummation of the Business Combination.

Name	Age	Position
Peter A. Weinberg	63	Chairman and Chief Executive Officer
Joseph R. Perella	79	Chairman Emeritus
Robert K. Steel	69	Vice Chairman
Gary S. Barancik	56	Chief Financial Officer and Partner
Dietrich Becker	58	Co-President and Director
Andrew Bednar	53	Co-President and Director
Vladimir Shendelman	45	General Counsel and Partner
Jorma Ollila	70	Director
Ivan G. Seidenberg	74	Director
Jane C. Sherburne	70	Director
Daniel G. Cohen	51	Director

Directors

Peter A. Weinberg is a Founding Partner, and has served as PWP’s Chief Executive Officer since the PWP Separation, and upon consummation of the Business Combination, will serve as Chairman and Chief Executive Officer of Perella Weinberg Partners. Mr. Weinberg has over 35 years of investment banking experience. Prior to co-founding PWP in 2006, Mr. Weinberg was the Chief Executive Officer of Goldman Sachs International in London from 1999 to 2005 and served on the firm’s Management Committee and led the European Management Committee. At Goldman Sachs, where he began his career in 1988, Mr. Weinberg served as co-head of the Global Investment Banking Division, co-head of the Partnership Committee and he founded the Financial Sponsors Group. Mr. Weinberg earned a Bachelor of Arts from Claremont McKenna College and a Master in Business Administration from Harvard Business School.

Joseph R. Perella is a Founding Partner of PWP and served as PWP’s Chief Executive Officer from 2006 until 2014, and upon consummation of the Business Combination, will serve as Chairman Emeritus of Perella Weinberg Partners. Mr. Perella has approximately 49 years of investment banking experience. Prior to co-founding PWP in 2006, Mr. Perella was a member of Morgan Stanley’s Management Committee (from 1993 until 2005) and held several senior positions at the firm, including Vice Chairman, Chairman of Institutional Securities and Investment Banking, and Worldwide Head of the Investment Banking Division. In 1988, Mr. Perella co-founded Wasserstein Perella & Co., Inc. and was Chairman of the Board until September 1993. From 1972 to 1988, Mr. Perella held senior positions at First Boston and was the founder of its Mergers & Acquisitions Group. Mr. Perella received a Bachelor of Science in Business Administration from Lehigh University and a Master in Business Administration from Harvard Business School.

Robert K. Steel is a Partner and served as PWP’s Chief Executive Officer from 2014 until February 28, 2019, and upon consummation of the Business Combination, will serve as Vice Chairman of Perella Weinberg Partners. Mr. Steel has more than 40 years of experience. Prior to joining PWP, he was New York City’s Deputy Mayor for Economic Development from 2010 to 2013. In 2008, he was named president and Chief Executive Officer of Wachovia Corporation, where he oversaw the sale of the bank to Wells Fargo & Co. and served on the Wells Fargo board of directors until 2010. Prior to that, Mr. Steel was Under Secretary for Domestic Finance of the United States Treasury from 2006 to 2008. From 1976 to 2004, he worked at Goldman Sachs, rising to Head of the Global Equities Division, Vice Chairman of the firm and a member of its Management Committee. Mr. Steel serves on the board of Cadence Bank. He earned a Bachelor of Arts from Duke University and a Master in Business Administration from the University of Chicago’s Booth School of Business.

Dietrich Becker is a Founding Partner of PWP, has served as PWP’s Co-President since March 2020, and will serve as a director of Perella Weinberg Partners, upon consummation of the Business Combination. Mr. Becker has over 29 years of investment banking experience. In addition to his current role, Mr. Becker is a partner in PWP’s Advisory business where he has served as Head of PWP’s Advisory business in Europe since 2017. Prior to joining PWP in 2006, Mr. Becker was Co-Head of the Global Industrial Group at Morgan Stanley. He began his investment banking career with Merrill Lynch in 1991. Mr. Becker earned a degree from Cologne University Law School and a Master’s in Business Administration from New York University Stern Graduate School of Business.

Andrew Bednar is a Founding Partner of PWP, has served as PWP’s Co-President since March 2020 and will serve as a director of Perella Weinberg Partners, upon consummation of the Business Combination. Mr. Bednar has over 20 years of investment banking experience. In addition to his current role, Mr. Bednar is a partner in PWP’s Advisory business where he served as Co-Head of PWP’s Advisory business in the U.S. until 2013. Prior to joining PWP in 2006, Mr. Bednar was Head of U.S. Mergers & Acquisition at Bank of America and a member of the Investment Banking Executive Committee. Prior to that, he was a Managing Director at Goldman, Sachs & Co. He began his career at Cravath, Swaine & Moore LLP in 1994. Mr. Bednar earned a Bachelor of Science and a Master’s in Business Administration from Cornell University, and also received a Juris Doctor from Columbia University.

Jorma Ollila will serve as a director of Perella Weinberg Partners, upon consummation of the Business Combination. He is the Former Chairman and CEO of Nokia. Mr. Ollila has more than 40 years of corporate experience. Prior to joining PWP’s board, from 1985 to 2012. Mr. Ollila served in various senior positions at Nokia, and served on our Advisory Committee from 2015 until our Advisory Committee disbanded on March 1, 2019. From 1999 to 2012, he was Chairman of Nokia. Prior to that, he served as President and CEO from 1992 to 2012, and was previously President of Nokia Mobile Phones and Senior Vice President, Finance. Mr. Ollila began his career at Citibank in 1978 and held various managerial positions within corporate banking in London and Helsinki. Mr. Ollila was the Chairman of Royal Dutch Shell from 2006 to 2015. Mr. Ollila earned a Master of Science in Political Science from the University of Helsinki, a Master of Science in Economics from London School of Economics and a Master of Science in Engineering Physics from Helsinki University of Technology.

Ivan G. Seidenberg will serve as a director of Perella Weinberg Partners, upon consummation of the Business Combination. Mr. Seidenberg serves on the board of directors of MSGS, a leading publicly traded sports and entertainment company, and served on PWP’s Advisory Committee from June 2012 until PWP’s Advisory Committee disbanded on March 1, 2019. Mr. Seidenberg retired as the Chairman of the board of directors of Verizon Communications Inc. in December 2011 and previously served as its Chief Executive Officer from 2002 to 2011. Prior to the creation of Verizon Communications Inc. Mr. Seidenberg brings extensive executive leadership, technological and operational experience to the Board from his tenure at Verizon Communications Inc., one of the world’s leading providers of communications services. Through his extensive experience on the boards of public companies, he has developed an in-depth understanding of business and corporate governance.

Jane C. Sherburne will serve as a director of Perella Weinberg Partners, upon consummation of the Business Combination. She is Principal of Sherburne PLLC. Ms. Sherburne has over 30 years of legal experience, and served on PWP’s Advisory Committee from 2015 until PWP’s Advisory

Committee disbanded on March 1, 2019. Over the past 14 years, Ms. Sherburne has served as General Counsel to several financial institutions, including BNY Mellon, Wachovia and Citi Global Consumer Group. From July 2001 to December 2006, Ms. Sherburne was Deputy General Counsel of Citigroup, Inc. Until July 2001, Ms. Sherburne was a litigation partner at the Washington DC law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. She interrupted her private practice from 1994 to 1997, she served as Special Counsel to the President in the Clinton White House. Ms. Sherburne serves as an independent director on the boards of HSBC USA, HSBC Bank USA, HSBC Finance Corporation and HSBC North America, all of which are indirect wholly-owned subsidiaries of HSBC Holdings plc, and on the board of Teledyne Technologies, Inc. Ms. Sherburne is Chair of the Board of the National Women’s Law Center, Chair of the Board of Negotiations Strategies Institute, a member of the Executive Committee of the Lawyers’ Committee for Civil Rights Under Law, a Trustee of the New York City Bar Fund, a member of the Committee for Economic Development, and a member of the American Law Institute. She also serves on the Council of the Administrative Conference of the United States, to which she was appointed by President Obama in July 2010. Ms. Sherburne earned a Bachelor of Arts and Master of Social Work from the University of Minnesota and a Juris Doctor from Georgetown University Law Center.

Daniel G. Cohen will serve as a director of Perella Weinberg Partners, upon consummation of the Business Combination. Mr. Cohen has served as FTIV’s Chief Executive Officer since May 2019, the Chief Executive Officer of FinTech III since March 2017, as Chairman of the board of directors of FTIV (Nasdaq: FTIV) since December 2018 and as Chairman of the board of directors of FTIV II since January 2019. Mr. Cohen served as a director and Chief Executive Officer of FinTech II from May 2015 until July 2018. He previously served as a director of FinTech I from November 2013 until July 2016, as FinTech I’s President and Chief Executive Officer from August 2014 until July 2016, and as FinTech I’s Executive Vice President from July 2014 through August 2014. He has been the Chairman of Bancorp and Chairman of the Executive Committee of Bancorp’s Board of Directors since its inception in 1999. Mr. Cohen is Vice-Chairman of Bancorp Bank’s Board of Directors and Chairman of its Executive Committee. He had previously been Chairman of Bancorp Bank’s Board of Directors from September 2000 to November 2003 and, from July 2000 to September 2000, had been Bancorp Bank’s Chief Executive Officer. Mr. Cohen has served as the Chairman of the Board of Directors and of the Board of Managers of Cohen & Company, LLC, and has, since September 16, 2013, served as the President and Chief Executive of the European Business of Cohen and Company Inc. (NYSE: COHN), a financial services company with approximately $2.63 billion in assets under management as of September 30, 2020, and as President, a director and the Chief Investment Officer of Cohen and Company Inc.’s indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited), a Financial Conduct Authority regulated investment advisor and broker dealer focusing on the European capital markets. Mr. Cohen served as Vice Chairman of the Board of Directors and of the Board of Managers of Cohen & Company, LLC from September 16, 2013 to February 21, 2018. Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of Cohen and Company Inc. from December 16, 2009 to September 16, 2013 and as the Chairman of the Board of Directors from October 6, 2006 to September 16, 2013. Mr. Cohen served as the executive Chairman of Cohen and Company Inc. from October 18, 2006 to December 16, 2009. In addition, Mr. Cohen served as the Chairman of the Board of Managers of Cohen & Company, LLC from 2001 to September 16, 2013, as the Chief Investment Officer of Cohen & Company, LLC from October 2008 to September 16, 2013, and as Chief Executive Officer of Cohen & Company, LLC from December 16, 2009 to September 16, 2013. Mr. Cohen served as the Chairman and Chief Executive Officer of J.V.B. Financial Group, LLC (formerly C&Co/PrinceRidge Partners LLC), Cohen and Company Inc.’s indirect broker dealer subsidiary (“JVB”), from July 19, 2012 to September 16, 2013. He previously served as Chief Executive Officer of RAIT from December 2006, when it merged with Taberna Realty Finance Trust, to February 2009, and served as a trustee from the date RAIT acquired Taberna until his resignation from that position in February 2010. Mr. Cohen was Chairman of the Board of Trustees of Taberna Realty Finance Trust from its inception in March 2005 until its December 2006 acquisition by

RAIT, and its Chief Executive Officer from March 2005 to December 2006. Mr. Cohen served as a director of Star Asia, a joint venture investing in Asian commercial real estate, from February 2007 to February 2014 and as a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations, from April 2007 to June 2011. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities and a member of the Paris Center of the University of Chicago. Mr. Cohen is also a Trustee of the List College Board of the Jewish Theological Seminary, a member of the board of the Columbia Global Center in Paris, a Trustee of the Paideia Institute and a Trustee of the Arete Foundation. Mr. Cohen earned a Bachelor of Arts from the University of Chicago.

Executive Officers

Peter A. Weinberg will serve as Chief Executive Officer of Perella Weinberg Partners, upon consummation of the Business Combination. Biographical information for Mr. Weinberg is set forth under “—Management After the Business Combination—Directors.”

Gary S. Barancik is a Founding Partner and has served as PWP’s Chief Financial Officer since 2018. Mr. Barancik has approximately 30 years of investment banking experience. Prior to his current role, Mr. Barancik was a partner in PWP’s Advisory business where he was Co-Chair of the Firm’s Fairness Committee and Co-Head of PWP’s Board and Special Committee Advisory Practice. Prior to joining PWP in 2006, Mr. Barancik was a Managing Director at Morgan Stanley, where he worked in the Mergers and Acquisitions department. He began his investment banking career at Morgan Stanley in 1987. Mr. Barancik earned a Bachelor of Science in Economics and a Master in Business Administration from the Wharton School at the University of Pennsylvania.

Dietrich Becker will serve as Co-President of Perella Weinberg Partners, upon consummation of the Business Combination. Biographical information for Mr. Becker is set forth under “—Management After the Business Combination—Directors.”

Andrew Bednar will serve as Co-President of Perella Weinberg Partners, upon consummation of the Business Combination. Biographical information for Mr. Bednar is set forth under “—Management After the Business Combination—Directors.”

Vladimir Shendelman is a Partner and the General Counsel of PWP. Mr. Shendelman also serves as the General Counsel of PWP Capital, which holds the former asset management business of PWP OpCo prior to the PWP Separation. Mr. Shendelman has approximately 20 years of legal experience. Prior to joining PWP in January of 2007, Mr. Shendelman worked as an associate at Davis Polk & Wardwell LLP in their Mergers & Acquisitions, Capital Markets and Investment Management groups. Mr. Shendelman earned a Bachelor of Arts in Economics from Brandeis University and a Juris Doctor from the University of Virginia School of Law.

Board Composition

Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation and Perella Weinberg Partners’ Amended and Restated Bylaws will provide that Perella Weinberg Partners’ board of directors will consist of not less than three directors nor more than 15 directors, and the exact number of Perella Weinberg Partners directors shall be fixed from time to time by a resolution of its board of directors. Following the completion of the Business Combination, it is expected that the Perella Weinberg Partners board of directors’ will approve the Perella Weinberg Partners Amended and Restated Bylaws in the form attached to this proxy statement as Annex C.

Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will provide that Perella Weinberg Partners’ board of directors will be divided into three classes that will be,

as nearly as possible, of equal size. The initial terms of the Class I, Class II and Class III directors will expire at each of the first three annual meetings of Perella Weinberg Partners’ stockholders following the consummation of the Business Combination, respectively, and in each case, when any successor has been duly elected and qualified or until their earlier resignation, removal or death. Upon the expiration of each initial term, directors will subsequently serve three-year terms if renominated and reelected. The proposed Class I directors will include Mr. Perella, Mr. Seidenberg and Mr. Cohen, the proposed Class II directors will include Mr. Ollila, Mr. Steel and Mr. Bednar, and the proposed Class III directors will include Mr. Weinberg, Ms. Sherburne and Mr. Becker.

Each of Perella Weinberg Partners’ executive officers serves at the discretion of its board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of Perella Weinberg Partners’ proposed directors or executive officers.

Upon consummation of the Business Combination, the Company will enter into a stockholders agreement with Professional Partners. Under the stockholders agreement, for so long as the Class B Condition is satisfied, Professional Partners will have the right to designate a number of directors equal to the majority of the Perella Weinberg Partners’ board of directors. After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, Professional Partners will have the right to designate a number of directors (rounded up to the nearest whole number) equal to one third of Perella Weinberg Partners’ board of directors. Professional Partners will retain the right to remove any director previously designated by it, for so long as the Class B Condition or the Secondary Class B Condition is satisfied. See “Proposal No. 1—Approval of the Business Combination—Related Agreements—Rights of the Professional Partners and Stockholders Agreement.”

Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will provide that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed from office at any time, with or without cause, by the affirmative vote of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of Perella Weinberg Partners’ directors; provided, that at any time the Class B Condition is satisfied, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of our directors. Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation will also provide that any vacancy on the board of directors may be filled by a majority of the directors then in office.

Upon consummation of the Business Combination, the Limited Partners who manage Professional Partners will control Perella Weinberg Partners. As a result, Perella Weinberg Partners will be a “controlled company” under the rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of our board of directors consist of independent directors and (ii) that our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A-3 of the Exchange Act and under the listing standards.

Board Committees

Perella Weinberg Partners’ board of directors has the authority to appoint committees to perform certain management and administrative functions. Perella Weinberg Partners’ board of directors will have an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. Perella Weinberg Partners’ board of directors may from time to time establish other committees.

Audit Committee

Upon consummation of the Business Combination, the audit committee will oversee Perella Weinberg Partners’ accounting and financial reporting process and the audit of its financial statements and assist its board of directors in monitoring its financial systems and its legal and regulatory compliance. Perella Weinberg Partners’ audit committee will be responsible for, among other things:

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appointing, compensating and overseeing the work of its independent auditors, including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviewing the qualifications and independence of the independent registered public accounting firm;

•	reviewing its financial statements and related disclosures and reviewing its critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of its internal control over financial reporting;

•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;

•	preparing the audit committee report required by SEC rules to be included in its annual proxy statement;

•	reviewing and discussing with management and the independent registered public accounting firm the results of its annual audit, its quarterly financial statements and its publicly filed reports; and

•	reviewing and approving in advance any proposed related person transactions.

Perella Weinberg Partners believes that the functioning of its audit committee will comply with the applicable requirements of Nasdaq and SEC rules and regulations.

The members of Perella Weinberg Partners’ audit committee upon consummation of the Business Combination will be Ivan G. Seidenberg, Jorma Ollila and Jane C. Sherburne. Jorma Ollila will be the chairman of Perella Weinberg Partners’ audit committee. Perella Weinberg Partners’ board of directors has determined that Jane C. Sherburne is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002.

Perella Weinberg Partners’ board of directors has considered the independence and other characteristics of each member of its audit committee. Audit committee members must satisfy Nasdaq independence requirements and additional independence criteria set forth under Rule 10A-3 of the Exchange Act. In addition, Nasdaq requires that, subject to specified exceptions, including certain phase-in rules, each member of a listed company’s audit committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3. In order to be considered independent for purposes of Rule 10A-3, an audit committee member may not, other than in his or her capacity as a member of the board, accept consulting, advisory or other fees from Perella Weinberg Partners or be an affiliated person of its. Perella Weinberg Partners’ board of directors has determined that Ivan G. Seidenberg, Jorma Ollila and Jane C. Sherburne will qualify as independent directors pursuant to Nasdaq rules and Rule 10A-3.

Compensation Committee

Perella Weinberg Partners’ compensation committee will oversee its compensation policies, plans and programs. The compensation committee is responsible for, among other things:

•	reviewing and recommending policies, plans and programs relating to compensation and benefits of its directors, officers and employees;

•	reviewing and recommending compensation and the corporate goals and objectives relevant to compensation of its Chief Executive Officer;

•	reviewing and recommending compensation and corporate goals and objectives relevant to compensation for executive officers other than its Chief Executive Officer;

•	evaluating the performance of its Chief Executive Officer and other executive officers in light of established goals and objectives; and

•	administering its equity compensation plans for our employees and directors.

Upon consummation of the Business Combination, the members of the compensation committee will be Ivan G. Seidenberg, Jorma Ollila, Jane C. Sherburne and Daniel G. Cohen. Jane C. Sherburne will be the chairman of Perella Weinberg Partners’ compensation committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Independence

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. As discussed above, we intend to avail ourselves of the “controlled company” exception and, as a result, although we will have an independent audit committee, we will not have a majority of independent directors on our board. Under the rules of Nasdaq, a director is independent only if our board of directors makes an affirmative determination that the director has no material relationship with us.

Perella Weinberg Partners expects to have four “independent directors” as defined in Nasdaq rules and applicable SEC rules. Perella Weinberg Partners has determined that Mr. Ollila, Mr. Seidenberg, Ms. Sherburne and Mr. Cohen will be “independent” as that term is defined under Nasdaq rules for purposes of serving on its board of directors.

Code of Business Conduct and Ethics

Upon consummation of the Business Combination, Perella Weinberg Partners will adopt a code of business conduct and ethics that is applicable to all of its employees, officers and directors, including its chief executive and senior financial officers. The code of business conduct and ethics will be available on Perella Weinberg Partners’ website that will be accessible upon consummation of the Business Combination. Perella Weinberg Partners expects that any amendment to the code, or any waivers of its requirements, will be disclosed on its website. The inclusion of Perella Weinberg Partners’ website in this proxy statement does not include or incorporate by reference the information on, or that can be accessed through, its website into this proxy statement.

DESCRIPTION OF SECURITIES POST-BUSINESS COMBINATION

The following summary of the material terms of Perella Weinberg Partners’ securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Perella Weinberg Partners Second Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex B. We urge you to read Perella Weinberg Partners Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of Perella Weinberg Partners’ securities following the Business Combination.

Upon consummation of the Business Combination, our authorized capital stock will consist of 2,210,000,000 shares, consisting of (a) 2,110,000,000 shares of common stock including (i) 1,500,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), (ii) 10,000,000 shares of Class B common stock (the “Pre-Business Combination Class B Common Stock”), (iii) 300,000,000 shares of Class B-1 common stock, par value $0.0001 per share (the “Class B-1 common stock”), and (iv) 300,000,000 shares of Class B-2 common stock, par value $0.0001 per share (the “Class B-2 common stock” and together with the Class B-1 Common stock, the “Class B Common Stock”), and (b) 100,000,000 shares of preferred stock, par value $0.0001 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

Holders of our Class A common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class A stockholders will not have cumulative voting rights. Except as otherwise required in the Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with such holders of preferred stock). In addition to any other vote required in the Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will each be entitled to vote separately as a class only with respect to amendments to the Second Amended and Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, as compared to another class of common stock.

Holders of our Class A common stock will be entitled to receive ratably, in proportion to the number of shares held by them, dividends and other distributions in cash, stock or property of Perella Weinberg Partners when, as and if declared by our board of directors out of assets or funds of Perella Weinberg Partners legally available therefor.

Upon our liquidation, dissolution or winding up, after payment to creditors that may at the time be outstanding and subject to the rights of any holders of preferred stock that may then be outstanding, the holders of our Class A common stock and Class B common stock will be entitled to receive ratably, in proportion to the number of shares held by them, all of our remaining assets and funds available for distribution; provided, however, that, for purposes of any such distribution, each share of Class B common stock will be entitled to receive the same distribution as would be made on 0.001 shares of Class A common stock.

Holders of our Class A common stock will not have preemptive or subscription rights.

Upon the terms and subject to the conditions of the agreement of limited partnership of PWP OpCo, holders of PWP OpCo Class A partnership units (other than Perella Weinberg Partners) may redeem such PWP OpCo Class A partnership units for shares of Class A common stock on a one-for-one basis or cash equal to the value of such shares, with the form of consideration determined by Perella Weinberg Partners.

Pre-Business Combination Class B Common Stock Conversion

Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, at the Closing, each share of Pre Business Combination Class B Common Stock outstanding immediately prior to the Closing (other than, for the avoidance of doubt, those shares of Pre-Business Combination Class B Common Stock which will be surrendered for no consideration, as contemplated by that certain Sponsor Share Surrender and Restriction Agreement) shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Pre-Business Combination Class B Common Stock shall be reduced to zero.

Class B Common Stock

For so long as the Class B Condition is satisfied, each share of our Class B-1 common stock will entitle Professional Partners or certain transferees to 10 votes for each share held of record on all matters submitted to a vote of stockholders. After the Class B Condition ceases to be satisfied, each share of our Class B-1 common stock will entitle Professional Partners to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class B stockholders will not have cumulative voting rights. Holders of our Class B-2 common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise required in the Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with such holders of preferred stock). In addition to any other vote required in the Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A common stock and Class B common stock will each be entitled to vote separately as a class only with respect to amendments to the Second Amended and Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, as compared to another class of common stock.

Holders of our Class B common stock will be entitled to receive ratably, in proportion to the number of shares held by them, dividends of the same type as any dividends and other distributions in cash, stock or property of Perella Weinberg Partners payable or to be made on outstanding Class A common stock in an amount per share of Class B common stock equal to the amount of such dividends or other distributions as would be made on 0.001 shares of Class A common stock. The holders of our Class B common stock are entitled to receive, on a pari passu basis with the holders of our Class A common stock, such dividend or other distribution on the Class A common stock when, as and if declared by our board of directors out of assets or funds of Perella Weinberg Partners legally available therefor.

Upon our liquidation, dissolution or winding up, after payment to creditors that may at the time be outstanding and subject to the rights of any holders of preferred stock that may then be outstanding, the holders of our Class A common stock and Class B common stock will be entitled to receive ratably, in proportion to the number of shares held by them, all of our remaining assets and funds available for distribution; provided, however, that, for purposes of any such distribution, each share of Class B common stock will be entitled to receive the same distribution as would be made on 0.001 shares of Class A common stock.

Holders of our Class B common stock will not have preemptive or subscription rights.

Concurrently with an exchange of PWP OpCo Class A partnership units for shares of Class A common stock or cash by a PWP OpCo unitholder who also holds shares of Class B common stock, such PWP OpCo unitholder will be required to surrender to Perella Weinberg Partners a number of shares of Class B common stock equal to the number of PWP OpCo Class A partnership units exchanged, and such shares will be converted into shares of Class A common stock or cash (at Perella Weinberg Partners’ option) which will be delivered to such PWP OpCo unitholder (at Perella Weinberg Partners’ option) at a conversion rate of 0.001.

Holders of our Class B common stock will not be permitted to transfer such shares of Class B common stock other than as part of a concurrent transfer of an equal number of PWP OpCo Class A partnership units made to the same transferee in compliance with the restrictions on transfer contained in the amended and restated agreement of limited partnership of PWP OpCo. In the event of any transfer of our Class B-1 common stock to any individual or legal entity who is not, at the time of such transfer, a director, officer, employee, consultant or independent contractor of, or otherwise providing services to, PWP, then such Class B-1 common stock shall be automatically, without further action by such holder, converted into Class B-2 common stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation will authorize our board of directors to establish one or more classes or series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any class or series of preferred stock, the terms and rights of such class or series, including without limitation:

•	the voting powers, full or limited, or no voting powers of such class or series;

•	the designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, of such class or series;

•	the redemption rights and price or prices, if any, for shares of such class or series;

•	whether dividends, if any, will be cumulative or non-cumulative and the related dividend rates, conditions and times for payment and preferences of such class or series;

•	the rights of such class or series upon the dissolution of, or upon any distribution of the assets of, Perella Weinberg Partners; and

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whether the shares of the series will be convertible into, or exchangeable for, shares of any other class or series of stock, or of any other series of the same or any other class or classes of stock, of Perella Weinberg Partners, and, if so, the price or prices or rate or rates of exchange and with such adjustments as the board of directors may determine.

We may issue a class or series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which will apply so long as the Class A common stock remains listed on the Nasdaq, require stockholder approval of certain issuances of capital stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Perella Weinberg Partners by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Corporate Opportunities

Our Second Amended and Restated Certificate of Incorporation will contain provisions which will provide that in the event that a director or officer of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries who is also a partner, principal, director, officer, member, manager, employee, consultant, independent contractor and/or other service provider of any of the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and the Ownership Group or their affiliates, neither Perella Weinberg Partners, PWP OpCo nor any of their respective subsidiaries will have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of Perella Weinberg Partners in which case such opportunity will belong to Perella Weinberg Partners, in each case, to the fullest extent permitted by law. In addition, a corporate opportunity will not be deemed to belong to Perella Weinberg Partners if it is a business opportunity that Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries’ business or is of no practical advantage to it or is one in which Perella Weinberg Partners has no interest or reasonable expectancy. In addition, the Ownership Group and their respective affiliates will not have any duty (fiduciary or otherwise) to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries, in each case, to the fullest extent permitted by law. To the fullest extent permitted by law, in the event that the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for themselves or any of their respective affiliates and Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries, neither Perella Weinberg Partners, PWP OpCo nor any of their respective subsidiaries will have any expectancy in such corporate opportunity, and the Ownership Group will not have any duty to communicate or offer such corporate opportunity to Perella Weinberg Partners, PWP OpCo or any of their respective subsidiaries and may pursue or acquire such corporate opportunity for themselves or direct such corporate opportunity to another person, including one of their affiliates.

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, (iii) any action asserting a claim against us or our directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim against us or our directors, officers or employees governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having jurisdiction over such action or proceeding. If the Court of Chancery of the State of Delaware does not have jurisdiction, the sole and exclusive forum for such action or proceeding shall be another State or federal court located in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision. This choice of forum provision limits a stockholder’s ability to bring a claim in another judicial forum, including in a judicial forum that it may find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. The foregoing provision does not apply to claims made under the federal securities laws as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.

Anti-Takeover Effects of Provisions of Delaware Law, Perella Weinberg Partners’ Second Amended and Restated Certificate of Incorporation and the Stockholders Agreement

Our Second Amended and Restated Certificate of Incorporation, which will be filed with the Secretary of State of the State of Delaware and become effective immediately prior to the consummation of the Business Combination, and bylaws will contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our board of directors. These provisions include the following:

Our Second Amended and Restated Certificate of Incorporation will provide that our board of directors will be divided into three classes that will be, as nearly as may be possible, of equal size. The initial terms of the Class I, Class II and Class III directors will expire at each of the first three annual meetings of our stockholders following the consummation of the Business Combination, respectively, and in each case, when any successor has been duly elected and qualified or until their earlier resignation, removal or death. Upon the expiration of each initial term, directors will subsequently serve three-year terms if renominated and reelected. The proposed Class I directors will include Mr. Perella, Mr. Seidenberg and Mr. Cohen, the proposed Class II directors will include Mr. Ollila, Mr. Steel and Mr. Bednar, and the proposed Class III directors will include Mr. Weinberg, Ms. Sherburne and Mr. Becker.

Our Second Amended and Restated Certificate of Incorporation will provide that, for so long as the Class B Condition is satisfied, stockholder action may be taken by written consent in lieu of a meeting if such consent, setting forth the action so taken, will be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted and will be delivered to Perella Weinberg Partners in accordance with the DGCL and Perella Weinberg Partners’ bylaws. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to consent in writing to the taking of any action so that stockholder action may be taken only at an annual or special meeting of stockholders. Additionally, our Second Amended and Restated Certificate of Incorporation provides that as long as the Class B Condition is satisfied, each holder of Class B-1 common stock shall be entitled to ten votes per share.

Our Second Amended and Restated Certificate of Incorporation will provide that, except as otherwise required by law, special meetings of our stockholders can only be called by (i) our Chairman of the board of directors, if there be one, (ii) our Chief Executive Officer, President or Co-President at the request in writing of (a) directors constituting a majority of the voting power of the entire board of directors or (b) a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or (iii) until such time as the Class B Condition ceases to be satisfied, stockholders collectively holding a majority of the voting power of the shares represented at the meeting and entitled to vote in connection with the election of the directors of Perella Weinberg Partners. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to call a special meeting.

In addition, upon completion of the Business Combination, we will enter into a stockholders agreement with Professional Partners. Under this agreement, Professional Partners will have the right to designate a number of designees to our board of directors equal to a majority of the board of directors for so long as the Class B Condition is satisfied. For so long as the Class B Condition is no longer satisfied and the Secondary Class B Condition satisfied, Professional Partners will have the right to designate a number of directors (rounded up to the nearest whole number) equal to one third of Perella Weinberg Partners’ board of directors. Professional Partners will retain the right to remove any director previously designated by it, with or without cause, for so long as the Class B Condition or the Secondary Class B Condition remains satisfied. For so long as the Class B Condition is satisfied, Professional Partners will also have the right to veto the authorization, approval, or ratification of certain actions or any plan with respect thereto without its prior approval. See “Proposal No. 1—The Business Combination—Related Agreements—Rights of Professional Partners and Stockholders Agreement” for more information.

In addition, there will be no cumulative voting in the election of directors and our Second Amended and Restated Certificate of Incorporation will provide that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of our directors; provided that at any time the Class B Condition is satisfied, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of our directors.

The foregoing provisions of our Second Amended and Restated Certificate of Incorporation and the stockholders agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Indemnification of Directors and Officers

Perella Weinberg Partners has also entered into separate indemnification agreements with each of its directors and executive officers which are in addition to Perella Weinberg Partners’ indemnification obligations under its Second Amended and Restated Certificate of Incorporation. These indemnification agreements may require Perella Weinberg Partners, among other things, to indemnify its directors and executive officers against expenses and liabilities that may arise by reason of their status as directors and executive officers, subject to certain exceptions. These indemnification agreements may also require Perella Weinberg Partners to advance any expenses incurred by its directors and executive officers as a result of any proceeding against them as to which they could be indemnified and to obtain and maintain directors’ and officers’ insurance.

Perella Weinberg Partners maintains standard policies of insurance under which coverage is provided (a) to its directors and executive officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to Perella Weinberg Partners with respect to payments which may be made by Perella Weinberg Partners to such executive officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell its founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities as long as we continue to remain current in our Exchange Act reporting.

As of the date of this proxy statement, we had 31,480,000 shares of our common stock outstanding. Of these shares, 23,610,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 7,870,000 founder shares were issued in private transactions not involving a public offering and are thereby restricted securities under Rule 144. If the Business Combination is approved, the shares of our common stock we issue to PWP pursuant to the Business Combination Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 7,870,000 warrants outstanding, consisting of 7,666,666.67 public warrants originally sold as part of the units issued in the IPO and 203,333.33 private placement warrants that were sold by the Company to the Sponsor in a private placement prior to the IPO. Each warrant is exercisable for one share of our Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable. In addition, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided, that if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Registration Rights

The holders of founder shares and placement units (including securities contained therein) have the right to require FTIV to register under the Securities Act a sale of any of FTIV’s securities held by them pursuant to the registration rights agreement entered into concurrently with the closing of the IPO.

At the Closing, FTIV will enter into the Amended and Restated Registration Rights Agreement, with the Sponsor, Professional Partners and the ILPs, pursuant to which the RRA Parties will be entitled to registration rights in respect of certain shares of Perella Weinberg Partner’s Class A common stock and certain other equity securities of Perella Weinberg Partners that are held by the RRA Parties from time to time. The Amended and Restated Registration Rights Agreement will supersede the registration rights agreement entered into concurrently with the closing of the IPO. See the Section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Amended and Restated Registration Rights Agreement” for more information.

Listing of Securities

We intend to apply to continue the listing of our Class A common stock and warrants on the Nasdaq under the symbols “PWP” and “PWPPW,” respectively, upon the Closing, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

BENEFICIAL OWNERSHIP OF SECURITIES PRE- AND POST-BUSINESS COMBINATION

The following table sets forth information regarding (1) the beneficial ownership of our common stock as of March 24, 2021 (pre-Business Combination) and (2) the expected beneficial ownership of shares of Perella Weinberg Partners’ common stock immediately following consummation of the Business Combination (assuming a No Redemptions Scenario and assuming a Maximum Redemptions Scenario as described below) by:

•

each person who is known to be the beneficial owner of more than 5% of our common stock as of March 24, 2021 and is expected to be the beneficial owner of more than 5% of shares of Perella Weinberg Partners’ common stock post-Business Combination;

•	our current executive officer and each of our current directors;

•	each person who will become one of Perella Weinberg Partners’ executive officers or directors post-Business Combination; and

•	our executive officer and all of our directors as a group pre-Business Combination, and all of Perella Weinberg Partners’ executive officers and directors post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of our common stock pre-Business Combination is based on 31,480,000 shares of common stock outstanding as of December 31, 2020, which includes an aggregate of 7,870,000 shares of our Class B common stock outstanding as of such date.

The expected beneficial ownership of shares of our common stock post-Business Combination assumes two redemption scenarios as follows:

•	Assuming No Redemptions Scenario: This scenario assumes that no shares of FTIV are redeemed from the public stockholders.

•

Assuming Maximum Redemptions Scenario: This scenario assumes that approximately 15.5 million shares of FTIV are redeemed, resulting in an aggregate payment of approximately $155.0 million out of the trust account. This redemption is the maximum allowable redemption whereby FTIV believes it will be able to satisfy the conditions in the Business Combination Agreement, including the condition that the Available Funds shall not be less than $200 million.

The information below assumes 12,500,000 shares of Class A common stock are issued to the PIPE Investors.

								After the Business Combination											After the Business Combination
	Before the Business Combination							Assuming No Redemptions											Assuming Maximum Redemptions
	Class A Common Stock			Class B Common Stock			% of Combined Voting Power	Class A Common Stock			Class B-1 Common Stock			Class B-2 Common Stock			% of Combined Voting Power		Class A Common Stock			Class B-1 Common Stock			Class B-2 Common Stock			% of Combined Voting Power
Name and Address of Beneficial Owner(1)	Number of Shares		%	Number of Shares		%		Number of Shares		%	Number of Shares		%	Number of Shares	%				Number of Shares		%	Number of Shares		%	Number of Shares	%
Greater than 5% Beneficial Owners(2)
Cohen Sponsor Interests IV, LLC(3)	813,333	(4)	3.42%	7,870,000		100%	27.41%	7,810,000	(5)	22.84%	—		—	—	—		1.55%		7,810,000		35.64%	—		—	—	—		1.87%
FinTech Investor Holdings IV, LLC(3)	813,333	(4)	3.42%	2,540,000		32.27%	10.58%	3,023,058	(6)	7.00%	—		—	—	—	*	—	*	3,023,058	(6)	10.93%	—		—	—	—	*
FinTech Masala Advisors IV. LLC(3)	—		—	5,330,000		67.73%	16.93%	4,636,942	(7)	10.79%	—		—	—	—	*	—	*	4,636,942	(7)	16.89%	—		—	—	—	*
Integrated Core Strategies (US) LLC(8)	1,687,024		7.15%	—		—	5.36%	1,687,024		3.93%	—		—	—	—	*	—	*	1,687,024		6.14%	—		—	—	—	*
Adage Capital Partners GP, L.L.C.(9)	1,350,000		5.72%	—		—	4.29%	1,350,000		3.14%	—		—	—	—	*	—	*	1,350,000		4.92%	—		—	—	—	*
BlueCrest Capital Management Ltd(10)	1,500,000		6.35%	—		—	4.76%	1,500,000		3.49%	—		—	—	—	*	—	*	1,500,000		5.46%	—		—	—	—	*
Samlyn Capital, LLC(11)	2,913,419		12.34%	—		—	9.25%	2,913,419		6.78%	—		—	—	—		—	*	2,913,419		10.61	—			—	—
Nantahala Capital Management, LLC(12)	1,200,000		5.08%	—		—	3.81%	1,200,000		2.79%	—		—	—	—		—	*	1,200,000		4.37	—			—	—
PWP Professional Partners LP(13)	—		—	—		—	—	—		—	45,649,624	(14)	100%	—	—		90.4%		—		—	48,612,729	(14)	100%	—	—		92.2%
Directors and Executive Officers Pre-Business Combination(2)
Betsy Z. Cohen(15)	—		—	1,210,000		15.37%	3.84%	1,210,000		2.82%	—		—	—	—	*			1,210,000		4.41%	—		—	—	—	*
Daniel G. Cohen(15)	—		—	1,310,000		16.65%	4.16%	1,310,000		3.05%	—		—	—	—	*			1,310,000		4.77%	—		—	—	—	*
James J. McEntee, III(16)	—		—	250,000		3.18%	*	250,000	*		—		—	—	—	*			250,000	*		—		—	—	—	*
Douglas Listman	—		—	—		—	—	—		—	—		—	—	—		—		—		—	—		—	—	—		—
Brittain Ezzes(17)	—		—	25,000	*		*	25,000	*		—		—	—	—	*			25,000	*		—		—	—	—	*
Madelyn Antoncic(18)	—		—	25,000	*		*	25,000	*		—		—	—	—	*			25,000	*		—		—	—	—	*
Laura S. Kohn(19)	—		—	25,000	*		*	25,000	*		—		—	—	—	*			25,000	*		—		—	—	—	*
Jan Rock Zubrow(20)	—		—	25,000	*		*	25,000	*		—		—	—	—	*			25,000	*		—		—	—	—	*
Directors and Executive Officers Post-Business Combination(21)
Peter A. Weinberg	—		—	—		—	—	—	(22)	—	—		—	—	—		—		—	(22)	—	—		—	—	—		—
Joseph R. Perella	—		—	—		—	—	—	(23)	—	—		—	—	—		—		—	(23)	—	—		—	—	—		—
Robert K. Steel	—		—	—		—	—	—	(24)	—	—		—	—	—		—		—	(24)	—	—		—	—	—		—
Gary S. Barancik	—		—	—		—	—	—	(25)	—	—		—	—	—		—		—	(25)	—	—		—	—	—		—
Dietrich Becker	—		—	—		—	—	—	(26)	—	—		—	—	—		—		—	(26)	—	—		—	—	—		—
Andrew Bednar	—		—	—		—	—	—	(27)	—	—		—	—	—		—		—	(27)	—	—		—	—	—		—
Vladimir Shendelman	—		—	—		—	—	—	(28)	—	—		—	—	—		—		—	(28)	—	—		—	—	—		—
Jorma Ollila	—		—	—		—	—	—		—	—		—	—	—		—		—		—	—		—	—	—		—
Ivan G. Seidenberg	—		—	—		—	—	—		—	—		—	—	—		—		—		—	—		—	—	—		—
Jane C. Sherburne	—		—	—		—	—	—		—	—		—	—	—		—		—		—	—		—	—	—		—
Daniel G. Cohen	—		—	1,310,000		16.65%	4.16%	1,310,000		3.05%	—		—	—	—	*			1,310,000		4.77%	—		—	—	—	*
All post-Business Combination company’s directors and executive officers as a group (11 persons)	—		—	1,310,000		16.65%	4.16%	1,310,000		3.05%	—		—	—	—	*			1,310,000		4.77%	—		—	—	—	*

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870.

(2)

Interests consist solely of founder shares. Such shares will automatically convert into shares of Class A common stock at the time of the issuer’s initial business combination on a one-for-one basis, subject to certain adjustments described in the issuer’s charter documents and have no expiration date.

(3)

FinTech Investor Holdings IV, LLC is the direct beneficial owner of 813,333 shares of Class A common stock and 2,540,000 shares of Class B common stock FinTech Masala Advisors IV, LLC is the direct beneficial owner of 5,330,000 shares of Class B common stock. The shares of Class B common stock held by the Sponsor will automatically convert into shares of Class A common stock at the time of the initial business combination on a one-for-one basis, subject to certain adjustments described in the Existing Certificate of Incorporation. Cohen Sponsor Interests IV, LLC is the manager of each Sponsor. FinTech Masala, LLC is the sole member of Cohen Sponsor Interests IV. FinTech Masala Holdings, LLC is the sole member of FinTech Masala LLC. As a result of the foregoing, each of Cohen Sponsor Interests IV, LLC, FinTech Masala, LLC and FinTech Masala Holdings, LLC shares voting and investment power over the shares of common stock held directly by the Sponsor. This information is based in part on the Schedule 13G filed on February 16, 2021 by FinTech Investor Holdings IV, FinTech Masala Advisors IV, LLC, Cohen Sponsor Interests IV, LLC, FinTech Masala, LLC and FinTech Masala Holdings, LLC.

(4)	Interests include 203,333 shares of Class A common stock underlying the private placement warrants, which will become exercisable 30 days after the Closing.

(5)

This number assumes the forfeiture of 1,023,333 founder shares, pursuant to the Sponsor Share Surrender and Restriction Agreement. The forfeiture represents the holder’s pro rata share of 1,023,333 Class B shares based upon the holder’s proportional ownership of Class B Shares. Interests include 150,000 shares of Class A common stock subscribed for in the PIPE Investment by FM PWP Pipe Sponsor, LLC, an entity that is managed by Cohen Sponsor Interests IV, LLC.

(6)

This number assumes the forfeiture of 330,275 founder shares, pursuant to the Sponsor Share Surrender and Restriction Agreement. The forfeiture represents the holder’s pro rata share of 1,023,333 Class B shares based upon the holder’s proportional ownership of Class B Shares.

(7)

This number assumes the forfeiture of 693,058 founder shares, pursuant to the Sponsor Share Surrender and Restriction Agreement. The forfeiture represents the holder’s pro rata share of 1,023,333 Class B shares based upon the holder’s proportional ownership of Class B Shares.

(8)

According to a Schedule 13G/A filed with the SEC on February 4, 2021 on behalf of Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), Riverview Group LLC, a Delaware limited liability company (“Riverview Group”), ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”), Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), Millennium Management LLC, a Delaware limited liability company (“Millennium Management Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”) and Israel E. Englander. As of the close of business on December 31, 2020, the reporting persons beneficially owned an aggregate of 1,687,024 shares of the issuer’s Class A Common Stock as a result of holding 1,478,171 shares of the issuer’s Class A Common Stock and 208,853 of the issuer’s units. Each unit consists of one share of the issuer’s Class A Common Stock and one-third of one warrant. Each whole warrant entitles the holder to purchase one share of the issuer’s Class A Common Stock. The issuer’s warrants will become exercisable on the later of 30 days after the completion of the issuer’s initial business combination and 12 months from the closing of the issuer’s initial public offering. Specifically, as of the close of business on December 31, 2020: (i) Integrated Core Strategies, beneficially owned 791,734 shares of the issuer’s Class A Common Stock as a result of holding 703,172 shares of the issuer’s Class A Common Stock and 88,562 of the issuer’s units; (ii) Riverview Group, beneficially owned 775,000 shares of the issuer’s Class A Common Stock as a result of holding 774,999 shares of the issuer’s Class A Common Stock and 1 of the issuer’s units; and (iii) ICS Opportunities, beneficially owned 120,290 shares of the issuer’s Class A Common Stock as a result of holding 120,290 of the issuer’s units, which together with the shares of the issuer’s Class A Common Stock beneficially owned by Integrated Core Strategies and Riverview Group represented 1,687,024 shares of the issuer’s Class A Common Stock or 7.1% of the Issuer’s Class A Common Stock outstanding. Millennium International Management, is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management, is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management, is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group

Management is a trust of which Israel A. Englander, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group or ICS Opportunities, as the case may be.

(9)

According to a Schedule 13G filed with the SEC on January 19, 2021 on behalf of Adage Capital Partners, L.P., a Delaware limited partnership (“ACP”), Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), Adage Capital Advisors, L.L.C., a Delaware limited liability company (“AC Advisors”), Robert Atchinson and Phillip Gross, ACP has the power to dispose of and the power to vote the shares of Class A common stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. AC Advisors, as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor AC Advisors directly own any shares of Class A common stock. By reason of the provisions of Rule 13d-3 of the Exchange Act, ACPGP and AC Advisors may be deemed to beneficially own the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of AC Advisors, have shared power to vote the shares of Class A common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of Panacea Class A common stock. By reason of the provisions of Rule 13d-3 of the Act, each may be deemed to beneficially own the shares beneficially owned by ACP. The business address of this stockholder is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(10)

Based on information contained in a Schedule 13G filed on January 22, 2021, BlueCrest Capital Management Limited (“BlueCrest”) shares voting and investment power with Michael Platt (1,500,000 shares). BlueCrest serves as the investment manager to Millais Limited, a Cayman Islands exempted company, for which the shares are held. Mr. Platt serves as principal, director, and control person of BlueCrest. The business address of each reporting person is Ground Floor, Harbour Reach, La Rue de Carteret, St Helier, Jersey, Channel Islands, JE2 4 HR.

(11)

Based on information contained in the Schedule 13G filed on February 8, 2021 on behalf of Samlyn Capital, LLC (“Samlyn Capital”), Samlyn, LP (“Samlyn LP”), Samlyn Offshore Master Fund, LTD. (“Samlyn Offshore”) and Robert Pholyn, Samlyn Capital, and Samlyn LP each has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 2,913,419 shares of Class A Common Stock, and Samlyn Offshore has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 1,310,795 shares of Class A Common Stock. The address of each of Samlyn Capital, Samlyn LP and Robert Pholyn is 500 Park Avenue, 2nd Floor, New York, New York, 10022. The address of Samlyn Offshore is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007.

(12)

According to the Schedule 13G filed on February 16, 2021 on behalf of Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack, as of December 31, 2020, Nantahala may be deemed to be the beneficial owner of 1,200,000 shares of Class A Common Stock as a result 1,200,000 Units, each consisting of one share Class A Common Stock and onethird of one warrant, held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The address of each of Nantahala, Mr. Harkey, and Mr. Mack is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(13)	The address of PWP Professional Partners LP is 767 Fifth Avenue, New York, New York 10153.

(14)

Shares of Class B-1 common stock are held by PWP Professional Partners LP. This number correlates to 45.6 million Class A partnership units of PWP OpCo held by PWP Professional Partners LP, which represents 45.6 million shares of Class A common stock that may be issuable upon the exchange of 45.6 million Class A partnership units of PWP OpCo. PWP Professional Partners LP is controlled by Perella Weinberg Partners LLC. Each share of Class B-1 common stock has ten votes. Concurrently with an exchange of PWP OpCo Class A partnership units for shares of Class A common stock or cash by a PWP OpCo unitholder who also holds shares of Class B common stock, such PWP OpCo unitholder will be required to surrender to Perella Weinberg Partners a number of shares of Class B common stock equal to the number of PWP OpCo Class A partnership units exchanged, and such shares will be converted into shares of Class A common stock or cash (at Perella Weinberg Partners’ option) which will be delivered to such PWP OpCo unitholder (at Perella Weinberg Partners’ option) at a conversion rate of 1:1000 (or 0.001).

(15)

Shares represent the holder’s pecuniary interest in the shares of Class B common stock owned by FinTech Investor Holdings IV, LLC and FinTech Masala Advisors IV, LLC and are subject to reduction when the allocation of the forfeiture of the 1,203,333 shares of Class B common stock is determined.

(16)

Shares are held directly FinTech Masala Advisors IV, LLC, for which Mr. McEntee is a director. The shares were allocated to Mr. McEntee for service on the issuer’s board of directors. Mr. McEntee disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(17)

Shares are held directly FinTech Masala Advisors IV, LLC, for which Ms. Ezzes is a director. The shares were allocated to Ms. Ezzes for service on the issuer’s board of directors. Ms. Ezzes disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

(18)

Shares are held directly FinTech Masala Advisors IV, LLC, for which Ms. Antoncic is a director. The shares were allocated to Ms. Antoncic for service on the issuer’s board of directors. Ms. Antoncic disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

(19)

Shares are held directly FinTech Masala Advisors IV, LLC, for which Ms. Kohn is a director. The shares were allocated to Ms. Kohn for service on the issuer’s board of directors. Ms. Kohn disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

(20)

Shares are held directly FinTech Masala Advisors IV, LLC, for which Ms. Zubrow is a director. The shares were allocated to Ms. Zubrow for service on the issuer’s board of directors. Ms. Zubrow disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

(21)	Unless otherwise noted, the business address of each of the following entities or individuals is 767 Fifth Avenue, New York, New York 10153.

(22)

This number excludes 832,281 shares of Perella Weinberg Partners Class A common stock that may be issuable upon redemption of the 832,281 Class A partnership units of PWP OpCo that are held directly by Red Hook Capital LLC (“Red Hook”) over which Mr. Weinberg has shared voting and dispositive power through his shared control of Rosedale Partners LLC, the sole member of Red Hook. This number also excludes 1,416,763 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 1,416,763 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Peter A. Weinberg that Mr. Weinberg may receive upon redemption of 1,416,763 partnership units of Professional Partners that Mr. Weinberg holds or will hold on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 2.0% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(23)

This number excludes 4,065,849 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 4,065,849 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Joseph R. Perella that Mr. Perella may receive upon redemption of 4,065,849 partnership units of Professional Partners that Mr. Perella holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 5.8% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(24)

This number excludes 710,346 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 710,346 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Robert K. Steel that Mr. Steel may receive upon redemption of 710,346 partnership units of Professional Partners that Mr. Steel holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 1.0% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(25)

This number excludes 206,668 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 206,668 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Gary S. Barancik that Mr. Barancik may receive upon redemption of 206,668 partnership units of Professional Partners that Mr. Barancik holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 0.3% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(26)

This number excludes 768,688 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 768,688 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Dietrich Becker that Mr. Becker may receive upon redemption of 768,688 partnership units of Professional Partners that Mr. Becker holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 1.1% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(27)

This number excludes 905,532 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 905,532 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Andrew Bednar that Mr. Bednar may receive upon redemption of 905,532 partnership units of Professional Partners that Mr. Bednar holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 1.3% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(28)

This number excludes 46,507 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 46,507 Class A partnership units of PWP OpCo that are held by Professional Partners on behalf of Vladimir Shendelman that Mr. Shendelman may receive upon redemption of 46,507 partnership units of Professional Partners that Mr. Shendelman holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 0.1% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professional Partners were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

FTIV’s Related Party Transactions

Founder Shares and Placement Units

In November 2018, the Sponsor purchased 7,382,500 founder shares for an aggregate purchase price of $25,000. FTIV effected a 1.3333333-for-1 forward stock split in June 2019. On August 10, 2020, 1,973,333 founder shares were contributed back to capital, and, as a result, the initial stockholders hold 7,870,000 founder shares. The number of founder shares was determined based on the expectation that the founder shares would represent 25% of the aggregate of the founder shares, the placement shares and the issued and outstanding public shares after the IPO. The founder shares represent 100% of the issued and outstanding shares of Class B common stock. Certain of our officers and directors, including Betsy Z. Cohen, Daniel G. Cohen, James J. McEntee, III, Laura S. Kohn, Jan Rock Zubrow, Madelyn Antoncic and Brittain Ezzes, have a direct or indirect economic interest in the Sponsor.

The initial stockholders have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) (i) with respect to 25% of such shares, until consummation of an initial business combination, (ii) with respect to 25% of such shares, until the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of an initial business combination, (iii) with respect to 25% of such shares, until the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of an initial business combination, and (iv) with respect to 25% of such shares, until the closing price of our Class A common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of an initial business combination or earlier, in any case, if, following a business combination, FTIV completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of FTIV’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with FTIV’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Simultaneously with the IPO, the Sponsor purchased an aggregate of 610,000 placement units (at a price of $10.00 per unit (or an aggregate purchase price of $6,100,000)). Each placement unit consists of one placement share and one-half of one placement warrant to purchase one share of Class A common stock exercisable at $11.50. The proceeds from the placement units and the proceeds from the IPO (initially totaling $200,000,000) are held in the trust account. There will be no redemption rights or liquidating distributions from the trust account with respect to the placement shares or placement warrants.

The placement warrants are identical to the warrants included in the units sold in the IPO, except that if held by the Sponsor or their permitted transferees, (i) they will not be redeemable by FTIV, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of an initial business combination, and (iii) they may be exercised by the holders on a cashless basis. There are no redemption rights or liquidating distributions with respect to the founder shares, placement shares or warrants, which will expire worthless if FTIV does not complete an initial business combination.

Promissory Note and Advance—Related Party

On June 12, 2019, as amended on August 5, 2020, FTIV issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan FTIV up to an aggregate of $500,000 to be used for the payment of costs related to the IPO. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020 or the completion of the IPO. The outstanding balance under the promissory note of $90,869 was repaid at the closing of the IPO on September 29, 2020.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor, members of FTIV’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan FTIV Working Capital Loans, which will be repaid only upon the consummation of an initial business combination. If FTIV does not consummate an initial business combination, FTIV may use a portion of any funds held outside the trust account to repay the Working Capital Loans; however, no proceeds from the trust account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit at the option of the holder. The units would be identical to the private placement units. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

Administrative Services

Commencing on September 25, 2020, FTIV pays an amount equal to $20,000 per month to its Sponsor or their affiliate for office space, administrative and shared personnel support services provided to FTIV.

Registration Rights

In connection with the Business Combination, certain individuals will enter into the Amended and Restated Registration Rights Agreement. See the Section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Amended and Restated Registration Rights Agreement” for more information.

Stockholders Agreement

In connection with the Business Combination, certain individuals will enter into a stockholders agreement. See the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Related Agreements—Rights of Professional Partners and Stockholders Agreement.”

Support Agreement

Concurrently with the execution of the Business Combination Agreement, FTIV entered into a Support Agreement with (i) the Sponsor, (ii) PWP OpCo, PWP GP, Professional Partners, Professionals GP (together, the “PWP Entities”), and (iii) the equity holders of the PWP Entities (together with Sponsor and the PWP Entities, “Voting Parties” and each a “Voting Party”), pursuant to which the Voting Parties agreed to vote or cause to be voted all FTIV voting shares and all PWP Entities voting interests that they beneficially own (i) in favor of (A) the Business Combination and the Business Combination Agreement; (B) an amendment of Perella Weinberg Partners’ governing documents to extend the outside date for consummating the Business Combination, if applicable;

(C) the Professionals Reorganization, immediately prior to, and contingent upon, the consummation of the Business Combination; and (ii) against (A) any action, proposal, transaction or agreement that could result in a breach under the Business Combination Agreement; (B) any proposal or offer from any Person (other than FTIV, the PWP Entities or any of their Affiliates) concerning any business combination transaction involving, or the issuance or acquisition of equity securities of, FTIV or the PWP Entities; and (C) any action, proposal, transaction or agreement that could adversely affect the timely consummation of the Business Combination or the fulfillment of any FTIV’s and the PWP Entities’ conditions under the Business Combination Agreement or change in any manner the voting rights of any class of shares of FTIV or the PWP Entities.

The Support Agreement also provides that each holder of PWP Entities voting interests appoints Andrew Bednar and Gary Barancik, and each holder of FTIV common stock appoints Daniel G. Cohen and James J. McEntee, III, and each of them individually, as its proxies and attorneys-in-fact, to vote or act by written consent in accordance with the Support Agreement during the term thereof.

Subscription Agreement

In connection with the Business Combination, certain individuals entered into Subscription Agreements. See the Section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement” for more information.

Sponsor Share Surrender and Share Restriction Agreement

See the Section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement” for more information.

PWP’s Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection with the Business Combination, certain individuals will enter into the Amended and Restated Registration Rights Agreement. For information, see “Proposal No. 1–The Business Combination Proposal—Related Agreements—Amended and Restated Registration Rights Agreement.”

Right of Professional Partners and Stockholders Agreement

In connection with the completion of the Business Combination, Perella Weinberg Partners will enter into a stockholders agreement with Professional Partners. For additional information, see “Proposal No. 1—The Business Combination Proposal—Approval of the Business Combination—Related Agreements—Rights of Professional Partners and Stockholders Agreement.”

Limited Partner Loan Guarantees

Group LP provides an unconditional guaranty (the “Guaranty”) under a loan program (the “Loan Program”) with the Program Lender, pursuant to which certain Limited Partners could obtain loans from the Program Lender to acquire additional equity interests in the PWP business. The Loan Program is governed by a master agreement, entered into by Group LP and the Program Lender on February 3, 2016, and provides for a total aggregate principal amount of all loans under the Loan Program of $25 million. The Guaranty is individual to each loan made under the Loan Program and, as to each such loan, remains effective until the indebtedness related to such loan is repaid. The following table summarizes the principal terms of the loans issued under the Loan Program to related parties. The loan issued to Mr. Barancik was fully repaid (including principal and all accrued interest) on October 11, 2018. The loan issued to Mr. Shendelman was fully repaid (including principal and all accrued interest) on December 28, 2020.

Related party	Issue date	Principal amount	Annual interest rate	Maturity date
Gary Barancik(1)	February 26, 2016	—	—	March 1, 2023
Vladimir Shendelman(2)	June 1, 2016	—	—	June 1, 2023

(1)

The Loan issued to Mr. Barancik was fully repaid (including principal and all accrued interest) on October 11, 2018, prior to which there was $132,156 amount outstanding, with an annual interest rate of 4.75% calculated as the Wall Street Journal Prime Rate minus 0.50%.

(2)

The Loan issued to Mr. Shendelman was fully repaid (including principal and all accrued interest) on December 28, 2020, prior to which there was $237,881 amount outstanding, with an annual interest rate of 2.75% calculated as the Wall Street Journal Prime Rate minus 0.50%.

Convertible Notes

Each of Mr. Perella, PWP’s Founding Partner, Director and Chairman Emeritus, Mr. Steel, PWP’s Partner, Director and Vice Chairman, Mr. Weinberg, PWP’s Founding Partner, Director, Chairman and Chief Executive Officer, and Andrew Bednar, PWP’s Founding Partner, Director and Co-President, own $350,000 principal amount of the Convertible Notes. For additional information on the Convertible Notes, see “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

On February 28, 2019, in connection with the PWP Separation, PWP OpCo entered into a first amendment to the NPA governing its Convertible Notes reflecting the consent of the requisite holders of the Convertible Notes to the PWP Separation and a proposed reorganization and initial public offering of our advisory business (“PWP IPO”) and making (i) related amendments to various restrictive covenants and related definitions in the NPA and (ii) related clarifications to the redemption and conversion provisions. In connection with the first NPA amendment PWP OpCo also entered into letter agreements (the “2019 Letter Agreements”) with holders representing approximately substantially all of the total outstanding $150 million aggregate principal amount of its Convertible Notes (collectively, the “2019 Letter Agreement Noteholders”) setting forth certain conversion and cash redemption rights with respect to the PWP IPO and related reorganization. On July 31, 2020, PWP OpCo and the requisite holders of the Convertible Notes executed a second amendment to the NPA with respect to certain technical amendments relating to its financial covenants.

On December 29, 2020, PWP OpCo entered into a third amendment to the NPA reflecting the consent from the requisite holders of the Convertible Notes to the Business Combination and related internal reorganization steps that would be concurrently consummated and making (i) related amendments to various restrictive covenants and related definitions in the NPA and (ii) related clarifications to the redemption and conversion provisions. In connection with the third NPA amendment PWP OpCo has also entered into new letter agreements (the “2020 Letter Agreements”) with all of the holders of the Convertible Notes (which amended and restated their existing 2019 Letter Agreements), pursuant to which all of the holders (the “Redeeming Holders”) have agreed to collectively tender for redemption $150 million aggregate principal amount of their Convertible Notes (such Convertible Notes, the “Redeemed Notes”) for cash, pursuant to the terms described below. Pursuant to the terms of the 2020 Letter Agreements, the Redeeming Holders have agreed not to convert their Convertible Notes in connection with the Business Combination.

Redemption Rights

The terms of the 2020 Letter Agreements provide that, with respect to any Redeemed Notes, the Redeeming Holders will be entitled to receive, on the closing date of the Business Combination (or if the Business Combination is not consummated, certain other alternative transactions, including another potential business combination or initial public offering), a redemption price equal to 100% of the principal amount (plus, with respect to any Redeeming Holder owning at least $5.0 million principal amount of Convertible Notes, an applicable premium based on a discounted U.S. treasury rate), and accrued and unpaid interest to, but excluding, the closing date of the Business Combination (or other alternative transaction). In addition, each Redeeming Holder will also be entitled to receive a “top-up” payment (the “Top-Up Payment”), on the date that is 45 days following the closing date of the Business Combination (or other alternative transaction), in an amount equal to the excess, if any, of (i) the value of the PWP OpCo Class A partnership units that would have been issued upon conversion of such Redeeming Holder’s Redeemed Notes using the then applicable conversion rate (assuming the value of each Class A partnership unit is equal to the five-day volume weighted average price at which Perella Weinberg Partners Class A common stock trades on the 30th calendar day following the closing date of the Business Combination (or other alternative transaction) (the “5-Day VWAP”)) plus the aggregate amount of accrued and unpaid interest on such Redeemed Notes, to but excluding the closing date of the Business Combination (or other alternative transaction), over (ii) the redemption price paid on the closing date of the Business Combination (or other alternative transaction) described above. The Top-Up Payment may be made, in PWP’s sole discretion, in cash or shares of Perella Weinberg Partners Class A common stock or any combination thereof. The number of shares of Perella Weinberg Partners Class A common stock issued in satisfaction of the Top-Up Payment will be determined based on the 5-Day VWAP.

Restrictive Covenants of Professional Partner’s Limited Partners

Professional Partner’s limited partners are subject to certain restrictive covenants set forth in the fourth amended and restated limited partnership agreement of Professional Partners, including (i) perpetual confidentiality obligations, subject to certain limited exceptions, (ii) 180-day post-termination client and customer non-solicitation restrictions following a termination for cause or any resignation without good reason, (iii) post-termination investor non-solicitation restrictions following a termination for cause or any resignation without good reason for (x) 180 days with respect to any limited partner of Professional Partners, PWP Capital or PWP OpCo, and their respective subsidiaries and successors and assigns or (y) one year with respect to any limited partner, investor, prospective limited partner or investor of investment funds sponsored by a PWP entity, (iv) one-year post-termination employee non-solicitation restrictions following any termination and (v) perpetual non-disparagement obligations. In addition, in the event that the limited partner resigns without good reason and competes with the PWP entities within one year following the resignation, or breaches any other applicable written covenant between any PWP entity and the limited partner, then any common units in Professional Partners held by such limited partner will be forfeited on the date of such breach.

Agreements with PWP Capital

Transition Services Agreement

PWP is party to the TSA with PWP Capital. Under the TSA, PWP agreed to provide certain corporate, healthcare, benefits and technology services to PWP Capital, and PWP Capital agreed to provide certain corporate, technology and human resource services to PWP. Either party to the TSA may terminate the agreement solely as it applies to the services it receives under the agreement with 90 days prior written notice. The agreement may also be terminated as it applies to any services provided or received with the mutual written consent of both parties. Under the TSA, each party is entitled to use the services provided to it for a fixed term established on a service-by-service basis, which term will be extended until terminated by the provider of the applicable service. Generally, each party will indemnify the other party and its respective directors, officers, employees, agents, consultants and contractors against losses relating to third party claims resulting from the transitional services.

Plans of Division and Master Separation Agreement

In connection with the PWP Separation, PWP entered into plans of division that identify the assets transferred and the liabilities assumed as part of the PWP Separation. Specifically, the plans of division indicate that all liabilities primarily relating to, arising from or in connection with the advisory businesses of PWP OpCo prior to the PWP Separation are allocated to PWP OpCo. Conversely, all liabilities primarily relating to, arising from or in connection with the asset management business are allocated to PWP Capital.

PWP is party to a master separation agreement with PWP Capital relating to the PWP Separation. The agreement sets forth, among other things, the ongoing obligations of PWP OpCo and PWP Capital relating to the separation of the advisory and asset management businesses of PWP OpCo on February 28, 2019. The master separation agreement provides for cross-indemnities that generally place the financial responsibility on PWP and its subsidiaries for all assets and liabilities associated with the advisory business and operations, and generally place on PWP Capital and its subsidiaries the financial responsibility for all assets and liabilities associated with the asset management business and operations.

Trademark License Agreement

PWP is party to a trademark license agreement with PWP Capital, under which PWP Capital will have the right to use certain trademarks owned by us and specified therein and that were in use by the PWP Capital business prior to the PWP Separation. The licenses will be non-exclusive, non-transferable (except under certain conditions), non-sublicensable (except under certain conditions) and royalty-free. The agreement will last for a period of at least one year, subject to automatic extension, and may be terminated by PWP in the event that PWP Capital becomes insolvent, makes an assignment for the benefit of its creditors or breaches the agreement and fails to cure such breach, or, if the NPA is no longer in effect, by PWP in its sole discretion upon 60 days’ written notice to PWP Capital.

Other Agreements

PWP may enter into engagement letters to provide advisory, investment banking and other services to PWP Capital. PWP may also enter into additional support and administration agreements with PWP Capital on arm’s length terms.

From time-to-time, PWP’s asset management business may enter into compensation agreements with employees of Perella Weinberg Partners, including Andrew Bednar or other officers and directors, to provide consultant and other services to PWP’s asset management business.

From time-to-time, PWP may make loans to sponsors and other related entities of special purpose acquisition vehicle companies, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses, and officers and directors of Perella Weinberg Partners may own equity interests in such special acquisition vehicle companies.

Tax Receivable Agreement

At the Closing, the Company will enter into a Tax Receivable Agreement with PWP OpCo, Professional Partners and certain other persons party thereto. The Tax Receivable Agreement will generally provide for payment by the Company to ILPs and certain Partners (as defined therein) of 85% of the cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) in periods after the Closing as a result of (a) exchanges of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (b) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings. See “Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement” for a description of the tax receivable agreement generally and for a discussion of circumstances in which Perella Weinberg Partners will be deemed to realize net cash tax savings.

Consultant Compensation

Ivan G. Seidenberg, Jorma Ollila and Jane C. Sherburne, three of PWP’s independent directors, received compensation in connection with their consultant service in 2020. See “Executive Compensation” for additional details.

Employee Compensation Paid to Directors

Messrs. Perella and Steel, two of PWP’s employee directors who are not executive officers, received compensation in respect of their service as Working Partners in 2020 in amounts equal to $611,296 and $2,015,414, respectively.

Policies and Procedures for Related Person Transactions

Perella Weinberg Partners’ board of directors will adopt a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

MARKET PRICE INFORMATION

FTIV’s publicly-traded Class A common stock, units and warrants are currently listed on the Nasdaq under the symbols “FTIV,” “FTIVU” and “FTIVW,” respectively. We intend to apply to continue the listing of our Class A common stock and warrants on the Nasdaq under the symbols “PWP” and “PWPPW,” respectively, upon the Closing, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

On December 29, 2020, the trading date before the public announcement of the Business Combination, FTIV’s public units, Class A common stock and warrants closed at $11.80, $10.845 and $2.50, respectively. On March 23, 2021, the most recent practicable date prior to the date of this proxy statement, the Company’s public units, Class A common stock and warrants closed at $11.30, $10.96 and $1.45, respectively.

Holders of the units, public shares and public warrants should obtain current market quotations for their securities. The market price of our securities could vary at any time before the Business Combination.

Historical market price information regarding PWP is not provided because there is no public market for PWP’s securities. For information regarding PWP’s capital resources and liquidity, see “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity.”

APPRAISAL RIGHTS

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Our stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Our stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. Our stockholders may notify us of their requests by calling or writing us at our principal executive office at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870 or (215) 701-9555.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, for the 2022 annual meeting must be received at our principal executive offices by not earlier than the opening of business on the 120th day before the 2022 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2022 annual meeting or (y) the close of business on the 10th day following the first day on which we publicly announce the date of the 2022 annual meeting, and must otherwise comply with applicable SEC rules and the advance notice provisions of our bylaws, to be considered for inclusion in our proxy materials relating to our 2022 annual meeting.

You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the

Internet at the SEC’s website at www.sec.gov. If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact us by telephone or in writing.

Amanda Abrams

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Tel: (215) 701-9555

Email: aabrams@cohenandcompany.com

You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Email: FTIV.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so by                , 2021, in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to PWP has been supplied by PWP. Information provided by either the Company or PWP does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, us or PWP that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Financial Statements of FTIV

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Fintech Acquisition Corp. IV

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fintech Acquisition Corp. IV (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York

March 15, 2021

F-1

FinTech Acquisition Corp. IV

Balance Sheets

(Dollars in Thousands, Except Where Noted)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$1,158,934	$10,762
Prepaid expenses	275,824	—

Total Current Assets	1,434,758	10,762
Deferred offering costs associated with the proposed public offering	—	54,873
Cash and marketable securities held in Trust Account	230,005,861	—

TOTAL ASSETS	$231,440,619	$65,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$792,983	$450
Accrued offering costs	—	41,612
Promissory note – related party	—	869

Total Current Liabilities	792,983	42,931
Deferred underwriting fee payable	9,800,000	—

TOTAL LIABILITIES	10,592,983	42,931

Commitments and Contingencies
Class A common stock subject to possible redemption, 21,584,763 and no shares as of December 31, 2020 and 2019, respectively (at $10.00 per share)	215,847,631	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,025,237 and none issued and outstanding (excluding 21,584,763 and no shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	203	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,870,000 shares issued and outstanding at December 31, 2020 and 2019	787	787
Additional paid-in capital	6,020,588	24,213
Accumulated deficit	(1,021,573)	(2,296

Total Stockholders’ Equity	5,000,005	22,704

Total Liabilities and Stockholders’ Equity	$231,440,619	$65,635

The accompanying notes are an integral part of the financial statements.

F-2

FinTech Acquisition Corp. IV

Statements of Operations

(Dollars in Thousands, Except Where Noted)

	Year Ended December 31,
	2020	2019
Formation and operating costs	$1,025,138	$1,319

Loss from operations	(1,025,138)	(1,319)
Other income:
Interest earned on marketable securities held in Trust Account	5,861	—

Loss before income taxes	(1,019,277)	(1,319)
Provision for income taxes	—	—

Net loss	$(1,019,277)	$(1,319)

Weighted average shares outstanding of Class A redeemable common stock	23,000,000	—

Basic and diluted net loss per share, Class A redeemable common stock	$0.00	$—

Weighted average shares outstanding of Class A and Class B non-redeemable common stock	7,280,219	6,870,000

Basic and diluted net loss per share, Class A and Class B non-redeemable common stock	$(0.14)	$(0.00)

The accompanying notes are an integral part of the financial statements.

F-3

FinTech Acquisition Corp. IV

Statements of Changes in Stockholder’s Equity

(Dollars in Thousands, Except Where Noted)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2019	—	$—	7,870,000	$787	$24,213	$(25,000)	$(977)	$(977)
Collection of stock subscription receivable	—	—	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	—		(1,319)	(1,319)

Balance – December 31, 2019	—	—	7,870,000	787	24,213	—	(2,296)	22,704
Sale of 23,000,000 Units, net of underwriting discount and offering costs	23,000,000	2,300	—	—	215,741,909	—	—	215,744,209
Sale of 610,000 Private Placement Units	610,000	61	—	—	6,099,939	—	—	6,100,000
Change in value of Class A common stock subject to possible redemption	(21,584,763)	(2,158)	—	—	(215,845,473)	—	—	(215,847,631)
Net loss	—	—	—	—	—	—	(1,019,277)	(1,019,277)

Balance – December 31, 2020	2,025,237	$203	7,870,000	$787	$6,020,588	$—	$(1,021,573)	$5,000,005

The accompanying notes are an integral part of the financial statements

F-4

FinTech Acquisition Corp. IV

Statements of Cash Flows

(Dollars in Thousands, Except Where Noted)

	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(1,019,277)	$(1,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(5,861)	—
Formation costs and expense paid by Sponsor	—	569
Changes in operating assets and liabilities:
Prepaid expenses	(275,824)	—
Accrued expenses	792,533	(227)

Net cash used in operating activities	(508,429)	(977)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(230,000,000)	—

Net cash used in investing activities	(230,000,000)	—

Cash Flows from Financing Activities:
Proceeds from the collection of the stock subscription receivable	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	226,000,000	—
Proceeds from sale of Private Placement Units	6,100,000	—
Proceeds from promissory note – related party	90,000	—
Repayment of promissory note – related party	(90,869)	—
Payment of offering costs	(442,530)	(13,261)

Net cash provided by financing activities	231,656,601	11,739

Net Change in Cash	1,148,172	10,762
Cash – Beginning of year	10,762	—

Cash – End of year	$1,158,934	$10,762

Supplemental cash flow information:
Offering costs included in accrued offering costs	$—	$41,440

Non-cash investing and financing activities:
Initial classification of Class A common stock subject to possible redemption	$216,864,940	$—

Change in value of Class A common stock subject to possible redemption	$(1,017,309)	$—

Deferred underwriting fee payable	$9,800,000	$—

The accompanying notes are an integral part of the financial statements.

F-5

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

NOTE	1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinTech Acquisition Corp. IV (the “Company”) is a blank check company incorporated in Delaware on November 20, 2018. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (a “Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date.

As of December 31, 2020, the Company had not commenced operations. All activity through December 31, 2020 relates to the Company’s formation, the Initial Public Offering (as defined below), and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination, activities in connection with the proposed acquisition of PWP Holdings LP, a Delaware limited partnership (“PWP”) (see Note 6).

The registration statement for the Company’s Initial Public Offering was declared effective on September 24, 2020. On September 29, 2020 the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 610,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to FinTech Investor Holdings IV, LLC (collectively with FinTech Masala Advisors IV, LLC, the “Sponsor”), generating gross proceeds of $6,100,000, which is described in Note 4. The manager of each entity of the Sponsor is Cohen Sponsor Interests IV, LLC.

Transaction costs amounted to $14,255,791, consisting of $4,000,000 of underwriting fees, $9,800,000 of deferred underwriting fees and $455,791 of other offering costs. In addition, at December 31, 2020, cash of $1,158,934 was held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the Initial Public Offering on September 29, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the consummation of a Business Combination; (ii) the redemption of any Public Shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete an initial Business Combination by September 29, 2022 (the “Combination Period”) or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity; or (iii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to pay

F-6

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

the Company’s tax obligations, if the Company is unable to complete an initial Business Combination within the Combination Period or upon any earlier liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq Capital Market (“NASDAQ”) rules provide that the Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of a definitive agreement in connection with a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires a majority of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of the Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representatives (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors (the “Insiders”) have agreed to vote their Founder Shares (as defined in Note 5), the shares of Class A common stock included in the Private Placement Units (the “Private Placement Shares”) and any Public Shares held by them in favor of approving a Business Combination.

The Company will have until the expiration of the Combination Period to consummate its initial Business Combination. If the Company is unable to consummate a Business Combination within the

F-7

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Combination Period, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to the Company to pay its franchise and income taxes and up to $100,000 to pay dissolution expenses, pro rata to the public stockholders by way of redemption of the Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation.

The Company will also provide its stockholders with the opportunity to redeem all or a portion of their Public Shares in connection with any stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (i) that would modify the substance or timing of the Company’s obligation to redeem 100% of Public Shares if it does not complete an initial Business Combination within the Combination Period or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account, net of taxes payable). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representatives (as discussed in Note 6). There will be no redemption rights with respect to the Company’s warrants in connection with such a stockholder vote to approve such an amendment to the Company’s amended and restated certificate of incorporation. Notwithstanding the foregoing, the Company may not redeem shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Insiders have agreed to vote any Founder Shares, Private Placement Shares and any Public Shares held by them in favor of any such amendment.

The Insiders have agreed to waive their redemption rights with respect to any Founder Shares and Private Placement Shares, as applicable, (i) in connection with the consummation of a Business Combination, (ii) in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (a) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period or (b) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, and (iii) if the Company fails to consummate a Business Combination within the Combination Period. The Insiders have also agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the consummation of a Business Combination and in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. However, the Insiders will be entitled to redemption rights with respect to Public Shares if the Company fails to consummate a Business Combination or liquidates within the Combination Period. The representative has agreed to waive its rights to deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual

F-8

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. FinTech Investor Holdings IV, LLC has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, it may not be able to satisfy those obligations should they arise.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its Business Combination and it does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 15% or more of the shares sold in the Initial Public Offering. However, there is no restriction on the Company’s stockholders’ ability to vote all of their shares for or against a Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of

F-9

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Securities Money Market Funds.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, 21,584,763 shares of Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

F-10

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses that were directly related to the Initial Public Offering. Offering costs amounting to $14,255,791 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss Per Common Share

Net loss per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 7,870,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations includes a presentation of loss per share for common shares subject to possible redemption in a manner similar to the two-class method of loss per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by

F-11

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

the weighted average number of Class A and Class B non-redeemable common stock outstanding for the period. Class A and Class B non-redeemable common stock includes the Founder Shares and the Private Placement Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31,
	2020	2019
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$5,861	$—
Income and Franchise Tax	(5,861)	—

Net Earnings	$—	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	23,000,000	—
Earnings/Basic and Diluted Redeemable Class A Common Stock	$—	$—
Non-Redeemable Class A and B Common Stock
Numerator: Net loss minus Redeemable Net Earnings
Net loss	$(1,019,277)	$(1,319)
Redeemable Net Earnings	—	—

Non-Redeemable Net Loss	$(1,019,277)	$(1,319)
Denominator: Weighted Average Non-Redeemable Class A and B Common Stock
Non-Redeemable Class A and B Common Stock, Basic and Diluted (1)	7,280,219	6,870,000
Loss/Basic and Diluted Non-Redeemable Class A and B Common Stock	$(0.14)	$—

Note: As of December 31, 2020 and 2019, basic and diluted common shares are the same as there are no non-redeemable securities that are dilutive to the Company’s stockholders.

(1)

The weighted average non-redeemable common stock for the year ended December 31, 2020 includes the effect of 610,000 Private Units, which were issued in conjunction with the initial public offering on September 29, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limits of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

F-12

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

As of December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values primarily due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, FinTech Investor Holdings IV, LLC purchased 610,000 Private Placement Units at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $6,100,000. Each Private Placement Unit consists of one share of Class A common stock and one-third of one warrant (the “Private Placement Warrant”). Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. The proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, the Company issued an aggregate of 7,382,500 shares of common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000. The Company received payment for the Founder Shares in May 2019.

F-13

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

On June 13, 2019, the Company filed an amendment to its Certificate of Incorporation to, among other things, create two classes of common stock, Class A and Class B, and to convert the outstanding Founder Shares into shares of Class B common stock. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7. Additionally, on June 13, 2019, the Company completed an approximate 1.3333333-for-1 forward stock split of its common stock. Also, on August 10, 2020, the Sponsor contributed back to the Company, for no consideration, 1,973,000 Founder Shares. As a result of the foregoing transactions, the Sponsor now holds 7,870,000 Founder Shares, of which 1,000,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Founder Shares would represent 25% of the Company’s aggregate Founder Shares, Private Placement Shares and issued and outstanding Public Shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,000,000 Founder Shares are no longer subject to forfeiture.

The Insiders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) (i) with respect to 25% of such shares, until consummation of the Company’s initial Business Combination, (ii) with respect to 25% of such shares, until the closing price of the Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iii) with respect to 25% of such shares, until the closing price of the Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, and (iv) with respect to 25% of such shares, until the closing price of the Class A common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination or earlier, in any case, if, following a Business Combination, the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on September 25, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor or an affiliate of the Sponsor $20,000 per month for office space, administrative and shared personnel support services. For the year ended December 31, 2020, the Company incurred and paid $60,000 in fees for these services.

Promissory Note — Related Party

On June 12, 2019, as amended on August 5, 2020, the Company issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $500,000 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $90,869 was repaid at the closing of the Initial Public Offering on September 29, 2020.

F-14

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”), which will be repaid only upon the consummation of a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Working Capital Loans; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit at the option of the holder. The units would be identical to the Private Placement Units. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on September 24, 2020, the holders of the Founder Shares, Private Placement Units (including securities contained therein) and the units that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or the warrants included in the units issued upon conversion of the Working Capital Loans) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters, are entitled to a deferred fee of $9,800,000. The deferred fee will become payable to the representatives from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

F-15

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Business Combination Agreement

On December 29, 2020, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, the “Sponsor”), PWP, PWP GP LLC, a Delaware limited liability company and the general partner of PWP (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP (“Professionals”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professionals (“Professionals GP”) pursuant to which, among other things, the Company will acquire interests in PWP, which will become jointly-owned by the Company, Professionals, and certain existing partners of PWP and following the Closing will serve as the Company’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.

Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”):

(i)

the Company will acquire newly-issued common units of PWP in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment (as defined below)) as of Closing net of redemptions elected by the Company’s public stockholders pursuant to their redemption rights described below (such aggregate outstanding cash balances, “Company Cash”), with the number of such interests to be issued to be calculated based on the formula set forth on Schedule C to the Business Combination Agreement;

(ii)	Professionals will contribute the equity interests of PWP GP, the general partner of PWP, to the Company;

(iii)

the Company will issue (A) to Professionals, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professionals or its limited partners as of the Closing maintain ownership of at least 10% of the issued and outstanding Class A common units of PWP, otherwise such Class B-1 common stock shall have one vote per share) and (B) to investor limited partners of PWP, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP that will be held by Professionals and such investor limited partners, respectively, following the Closing; and

(iv)

the Company will repay certain indebtedness of PWP, pay certain expenses, retain up to $10 million of cash on its balance sheet, and subject to the availability of transaction proceeds, the Company will first redeem certain limited partnership interests held by certain electing third party investor limited partners of PWP and second redeem certain electing non-working limited partners of Professionals (collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

The Closing is subject to the satisfaction of customary conditions as set forth in the Business Combination Agreement.

F-16

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Private Placement Subscription Agreements

On December 29, 2020, concurrently with the execution of the Business Combination Agreement, the Company also entered into subscription agreements (“Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 12,500,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $125,000,000 (the “PIPE Investment”), a portion of which is expected to be funded by one or more affiliates of the Sponsor. The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2020 and, 2019 there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 2,025,237 shares of Class A common stock issued and outstanding, excluding 21,584,763 shares of Class A common stock subject to possible redemption. At December 31, 2019, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock—On June 13, 2019, the Company filed an amendment to its Certificate of Incorporation. The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common share. At December 31, 2020 and 2019 there were 7,870,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock issued and outstanding upon completion of the Business Combination, including Private Placement Shares, plus all shares of Class A common stock

F-17

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination).

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise has been registered, qualified or deemed exempt under the securities laws of the state of residence of the exercising holder.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days prior to the date on which the Company sends the notice of redemption to the warrant holders.

F-18

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the warrants.

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

F-19

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

NOTE 8. INCOME TAX

The Company’s net deferred tax assets are as follows:

	As of December 31,
	2020	2019
Deferred tax asset
Net operating loss carryforward	$10,459	$—
Organizational costs/Startup expenses	203,589	—

Total deferred tax asset	214,048	—
Valuation allowance	(214,048)	—

Deferred tax asset, net	$—	$—

The income tax provision consists of the following:

	As of December 31,
	2020	2019
Federal
Current	$—	$—
Deferred	(214,048)	—
State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	214,048	—

Income tax provision	$—	$—

As of December 31, 2020 and 2019, the Company had $49,805 and $0, respectively, of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2020 and 2019, the change in the valuation allowance was $214,048 and $0, respectively.

F-20

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	As of December 31,
	2020	2019
Statutory federal income tax rate	21.0%	—%
Change in valuation allowance	(21.0)%	—%
Income tax provision	(—)%	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2020, assets held in the Trust Account were comprised of $230,005,861 in U.S. Treasury securities . During the year ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

F-21

FinTech Acquisition Corp. IV

Notes to Financial Statements

(Dollars in Thousands, Except Where Noted)

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$230,005,861

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2020.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, except as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In March 2021, the underwriters and the Company entered into an agreement that modified the existing September 24, 2020 Underwriting Agreement (see Note 6) by and among the Company and its underwriters. The agreement specifies that, upon the successful completion of the Business Combination Agreement (see Note 6), the deferred underwriter’s commission owed to Cantor Fitzgerald & Co. will be reduced by $2,000,000 and that the deferred underwriter’s commission owed to Wells Fargo Securities, LLC will be reduced by $1,000,000.

F-22

Report of Independent Registered Public Accounting Firm

To the General Partner of PWP Holdings LP and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of PWP Holdings LP and Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in partners’ capital and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2007.

New York, New York

March 10, 2021

F-23

PWP Holdings LP and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in Thousands)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$329,063	$264,479
Restricted cash	1,845	2,103
Accounts receivable, net of allowance	40,802	71,048
Due from related parties	289	1,826
Fixed assets, net of accumulated depreciation and amortization	17,189	20,662
Intangible assets, net of accumulated amortization	38,932	45,512
Goodwill	34,383	34,383
Prepaid expenses and other assets	25,792	28,818
Right-of-use lease assets	53,444	56,014
Deferred tax asset	1,214	—

Total assets	$542,953	$524,845

Liabilities and Partners’ Capital
Accrued compensation and benefits	$213,524	$191,851
Deferred compensation programs	17,208	14,329
Accounts payable, accrued expenses and other liabilities	22,246	18,829
Deferred revenue	10,598	1,679
Lease liabilities	58,229	63,251
Debt, net of unamortized debt discounts and issuance costs	146,965	153,001

Total liabilities	468,770	442,940

Commitments and Contingencies (Note 13)
Partners’ capital	$76,509	$87,725
Accumulated other comprehensive income (loss)	(2,326)	(5,820)

Total Partners’ capital	74,183	81,905

Total liabilities and Partners’ capital	$542,953	$524,845

The accompanying notes are an integral part of these consolidated financial statements.

F-24

PWP Holdings LP and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(Dollars in Thousands)

	Year Ended December 31,
	2020	2019	2018
Revenues	$518,986	$533,297	$701,989
Expenses
Compensation and benefits	374,332	349,819	477,606
Equity-based compensation	24,815	193,299	199,052

Total compensation and benefits	399,147	543,118	676,658
Professional fees	42,880	39,265	37,118
Technology and infrastructure	27,281	27,070	22,977
Rent and occupancy	27,958	27,802	20,922
Travel and related expenses	5,725	19,656	19,286
General, administrative and other expenses	15,060	15,653	16,130
Depreciation and amortization	15,531	15,852	16,315

Total expenses	533,582	688,416	809,406

Operating income (loss)	(14,596)	(155,119)	(107,417)
Non-operating income (expenses)
Related party revenues	9,263	8,810	—
Other income (expense)	185	108	(634)
Interest expense	(15,741)	(15,395)	(15,164)

Total non-operating income (expenses)	(6,293)	(6,477)	(15,798)

Income (loss) before income taxes	(20,889)	(161,596)	(123,215)
Income tax benefit (expense)	(3,453)	(2,423)	(2,542)

Net income (loss)	$(24,342)	$(164,019)	$(125,757)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	3,494	837	(1,557)

Comprehensive income (loss)	$(20,848)	$(163,182)	$(127,314)

The accompanying notes are an integral part of these consolidated financial statements.

F-25

PWP Holdings LP and Subsidiaries

Consolidated Statements of Changes in Partners’ Capital

(Dollars in Thousands)

	Partners’ Capital	Accumulated Other Comprehensive Income (Loss)	Total Partners’ Capital
Balance at December 31, 2017	$50,488	$(5,100)	$45,388
Net change in Partners’ capital	(24,607)	—	(24,607)
Equity-based compensation	199,052	—	199,052
Net income (loss)	(125,757)	—	(125,757)
Foreign currency translation gain (loss)	—	(1,557)	(1,557)

Balance at December 31, 2018	$99,176	$(6,657)	$92,519
Net change in Partners’ capital	(2,355)	—	(2,355)
Equity-based compensation	193,299	—	193,299
Distributions	(38,376)	—	(38,376)
Net income (loss)	(164,019)	—	(164,019)
Foreign currency translation gain (loss)	—	837	837

Balance at December 31, 2019	$87,725	$(5,820)	$81,905
New accounting pronouncement adoption	(188)	—	(188)
Equity-based compensation	24,815	—	24,815
Distributions	(11,989)	—	(11,989)
Net income (loss)	(24,342)	—	(24,342)
Other	488	—	488
Foreign currency translation gain (loss)	—	3,494	3,494

Balance at December 31, 2020	$76,509	$(2,326)	$74,183

The accompanying notes are an integral part of these consolidated financial statements.

F-26

PWP Holdings LP and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net income (loss)	$(24,342)	$(164,019)	$(125,757)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity-based compensation	24,815	193,299	199,052
Depreciation and amortization	15,531	15,852	16,315
Amortization of debt discounts and deferred financing costs	3,964	3,386	3,183
Non-cash operating lease expense	17,069	14,462	—
Other	3,010	2,123	436
Decrease (increase) in operating assets:
Accounts receivable, net of allowance	27,527	(2,684)	(6,049)
Due from related parties	1,537	(1,249)	16,736
Prepaid expenses and other assets	3,089	(1,267)	(12,471)
Deferred tax asset	(564)	692	557
Increase (decrease) in operating liabilities:
Accrued compensation and benefits	19,348	(148,421)	175,444
Deferred compensation programs	2,756	2,667	(4,552)
Accounts payable, accrued expenses and other liabilities	2,966	(5,555)	8,599
Deferred revenue	8,717	23	1,287
Lease liabilities	(19,516)	(15,416)	—
Deferred rent	—	—	(1,903)

Net cash provided by (used in) operating activities	85,907	(106,107)	270,877

Cash flows from investing activities
Distributions from company-owned life insurance policies	—	150	560
Purchases of fixed assets	(5,522)	(7,417)	(3,340)

Net cash provided by (used in) investing activities	(5,522)	(7,267)	(2,780)

Cash flows from financing activities
Net change in Partners’ capital	—	(1,837)	(24,541)
Draw down of Revolving Credit Facility	22,000	20,000	—
Principal payment on Revolving Credit Facility	(32,000)	(10,000)	—
Distributions to Partners	(11,989)	(38,376)	—

Net cash provided by (used in) financing activities	(21,989)	(30,213)	(24,541)

Net increase (decrease) in cash, cash equivalents and restricted cash	58,396	(143,587)	243,556
Foreign currency translation adjustment	5,930	1,638	(4,273)
Cash, cash equivalents and restricted cash, beginning of period	266,582	408,531	169,248

Cash, cash equivalents and restricted cash, end of period	$330,908	$266,582	$408,531

Supplemental disclosure of non-cash investing activity
Lease liabilities arising from obtaining right-of-use lease assets	$14,192	$2,314	$—
Supplemental disclosures of cash flow information
Cash paid for income taxes	$2,242	$1,680	$2,203
Cash paid for interest	$11,777	$11,758	$11,882

The accompanying notes are an integral part of these consolidated financial statements.

F-27

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

1.	Organization and Nature of Business

PWP Holdings LP is a limited partnership holding company that, prior to February 28, 2019, owned and operated two distinct businesses: investment banking advisory (“Advisory business”) and asset management (“Asset Management business”). It was formed under Delaware law on November 30, 2016 in conjunction with a business combination between NoCo A L.P. (“NoCo A”) and Tudor, Pickering, Holt & Co., LLC (“TPH”) (the “TPH Business Combination”). The operations of PWP Holdings LP are conducted through a wholly-owned subsidiary, Perella Weinberg Partners Group LP (“PWP Group”), and its subsidiaries which are consolidated in these financial statements (collectively the “Company”). The general partner of the Company is Perella Weinberg Partners LLC, which is member managed and controlled by certain senior personnel of the Company. The limited partner interests in the Company are held by the Investor Limited Partners (the “ILPs”) and PWP Professional Partners LP (the “Special Limited Partner” or “SLP”). The SLP is a limited partnership that holds equity in the Company and is owned by Partners. Partners is defined herein as individuals who work or have worked for the Company and who indirectly hold equity interests in the Company through their ownership of the SLP.

On February 28, 2019 (the “Separation Date”), a reorganization of the existing Advisory and Asset Management businesses of the Company was effected which resulted in the spin-off of its Asset Management business (the “Separation”). PWP Holdings LP was divided into (i) PWP Holdings LP, which holds the former Advisory business and (ii) PWP Capital Holdings LP, which holds the former Asset Management business. In connection with the Separation, the net assets primarily related to the Asset Management business were allocated to PWP Capital Holdings LP and the net assets primarily related to the Advisory business were allocated to PWP Holdings LP. Subsequent to the Separation, the ILPs and SLP hold equity in both PWP Holdings and PWP Capital Holdings LP.

The Company’s activities as an investment banking advisory firm constitute a single business segment that provides a range of advisory services related to mission-critical strategic and financial decisions, mergers and acquisitions advice and execution, shareholder and defense advisory, capital structure and restructuring, capital markets advisory, underwriting, equity research and private capital raising.

The Company has a number of consolidated subsidiaries registered as broker-dealers with regulatory agencies in their respective countries, including the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the Investment Industry Regulatory Organization of Canada (“IIROC”), the Financial Conduct Authority (“FCA”) of the United Kingdom (the “UK”), and the Autorité de contrôle prudentiel et de resolution (“ACPR”) of France. The Company holds no securities accounts for customers.

In 2018, the Company opened offices in Paris, France and Chicago, Illinois. Lease agreements were entered into for the various offices opened. In 2019, the Company entered into a lease agreement in Munich, Germany and officially opened the office on January 1, 2020.

Business Combination Agreement with FinTech Acquisition Corp. IV

On December 30, 2020, the Company entered into a definitive business combination agreement with FinTech Acquisition Corp. IV (“FinTech IV”), a special purpose acquisition company. Upon closing of the transaction, the combined company will operate as Perella Weinberg Partners (“PWP”) and will be listed on NASDAQ under the new symbol “PWP”.

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

The transaction reflects an implied equity value for the combined company of approximately $975 million at closing. The cash component of the consideration will be funded by FinTech IV’s $230 million cash in trust as well as a $125 million fully committed private placement in public equity at $10.00 per share from various strategic and institutional investors that will close concurrently with the business combination.

The net proceeds from the transaction (after addressing any potential redemptions by FinTech IV’s existing stockholders and transaction related expenses), will first go towards repayment of outstanding indebtedness and then to retaining up to $10 million of proceeds for additional balance sheet cash. Up to approximately $110 million of net proceeds will be used to redeem a portion of ownership interests tendered for redemption by certain electing PWP equity holders. Any remaining net proceeds will be used for general corporate purposes. At closing of the transaction, PWP expects to have a debt-free balance sheet with access to additional liquidity under an undrawn revolving credit facility.

The Company’s existing equity holders, including current working partners and employees of the firm, will remain the largest investors by rolling over significant equity into the combined company, with working partners and employees retaining approximately 50% ownership immediately following the transaction (assuming no redemptions by FinTech IV’s existing stockholders).

Pursuant to the business combination agreement, FinTech IV will, subject to obtaining stockholder approval, adopt an amended and restated charter and bylaws and subscribe for and purchase for cash a portion of the Company’s equity, resulting in FinTech IV as the new parent company. Immediately following the closing, FinTech IV will change its name to Perella Weinberg Partners.

The business combination is expected to close in the first half of 2021, pending FinTech IV stockholder approval, regulatory approval and other customary closing conditions.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements reflect the financial condition, results of operations and cash flows of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Based on an evaluation of the guidance under SAB Topic 5.z.7, Accounting for the spin-off of a subsidiary, it was determined that the Separation should be reflected as a change in reporting entity. As such, the accompanying consolidated financial statements of the Company retroactively reflect the Separation, including all distributions and transactions in conjunction therewith, and exclude the Asset Management business for all periods presented.

Prior to the Separation, assets and liabilities held by PWP Group were for both the Advisory and Asset Management businesses. Assets and liabilities associated with the Asset Management business that historically were held at PWP Group were specifically identified and allocated to the Asset Management business using the same methodology applied at the time of the Separation and therefore were removed from these consolidated financial statements along with their related cash flows. The Consolidated Statements of Operations and Comprehensive Loss reflect the Advisory

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

business’ share of certain corporate functions and shared services, including, but not limited to, executive oversight, accounting, treasury, tax, legal, compliance, human resources, rent and occupancy, procurement, information technology, and other shared services. Where feasible, the expense allocations were made on a specific identification basis, and in other cases, these expenses were allocated based on a pro-rata basis of headcount, relative usage or another basis depending on the nature of the expense. Refer to Note 12—Related Party Transactions for further information.

All intercompany balances and transactions between the consolidated subsidiaries comprising the Company have been eliminated in the accompanying consolidated financial statements. Intercompany transactions between the Company and the Asset Management business that are settled for cash have been included within Due from related parties on the Consolidated Statements of Financial Condition. Refer to Note 12—Related Party Transactions for further information.

Use of Estimates

The preparation of the consolidated financial statements and related disclosures in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and the assumptions underlying these estimates are reviewed periodically, and the effects of revisions are reflected in the period in which they are determined to be necessary.

In preparing the consolidated financial statements, management makes estimates regarding the following:

•	adequacy of the allowance for credit losses;

•	measurement and realization of deferred taxes;

•	measurement of equity-based awards;

•	evaluation of goodwill and intangible assets;

•	fair value measurement of financial instruments; and

•	other matters that affect the reported amounts and disclosures of contingencies in the consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents are highly liquid investments with original maturities of three months or less from the date of purchase. As of December 31, 2020 and 2019 the Company had no cash equivalents. The Company maintains cash with banks and brokerage firms, which from time to time may exceed federally insured limits.

Restricted Cash

Restricted cash represents cash that is not readily available for general purpose cash needs. As of December 31, 2020 and 2019, the Company had restricted cash of $1.8 million and $2.1 million,

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

respectively. For each period, $1.8 million is maintained as collateral for letters of credit related to the Company’s New York City and Paris office leases and the remainder of the balance as of December 31, 2019 was restricted due to French law.

Accounts Receivable

Accounts receivable are presented net of allowance for credit losses based on the Company’s assessment of collectability. The Company regularly reviews its accounts receivable for collectability and an allowance is recognized for credit losses, if required. As of December 31, 2020 and 2019, $5.1 million and $36.2 million of accrued revenue, respectively, was included in Accounts receivable, net of allowance for credit losses on the Consolidated Statements of Financial Condition. These amounts represent amounts due from customers and recognized as revenue in accordance with the Company’s revenue recognition policies but unbilled at the end of the period.

Accounts receivable represents amounts due from clients from various industry and geographic backgrounds. As of December 31, 2020 no accounts receivable were individually greater than 10% of the Company’s total accounts receivable. As of December 31, 2019, certain accounts receivable in the aggregate amount of $43.4 million, were individually greater than 10% of the Company’s total accounts receivable and were concentrated with three clients. Of that amount, all balances were subsequently received after year end.

Allowance for Credit Losses

On January 1, 2020, the Company adopted ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments under the modified retrospective approach. This new standard replaces the incurred loss impairment methodology for financial instruments with the current expected credit loss (“CECL”) model which requires an estimate of future credit losses.

The Company maintains an allowance for credit losses that, in management’s opinion, provides for an adequate reserve to cover estimated losses on accounts receivable. The Company determines the adequacy of the allowance by estimating the probability of loss based on the Company’s historical credit loss experience of its client receivables and taking into consideration current market conditions and supportable forecasts that affect the collectability of the reported amount. The Company updates its average credit loss rates periodically and maintains a quarterly allowance review process to consider current factors that would require an adjustment to the credit loss allowance. In addition, the Company periodically performs a qualitative assessment to monitor risks associated with current and forecasted conditions that may require an adjustment to the expected credit loss rates. The Company also regularly reviews the age of the receivables, credit worthiness of the customer and the current economic conditions that may affect a customer’s ability to pay such amounts owed to the Company and as a result may recognize a specific credit loss reserve. Changes to expected credit losses during the period are included in General, administrative and other expenses in the Consolidated Statements of Operations and Comprehensive Loss. After concluding that a reserved accounts receivable is no longer collectible, the Company reduces both the gross receivable and the allowance for credit losses.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments approximate their fair value as of December 31, 2020 and 2019 due to their short-term nature or the bearing of market interest rates.

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Refer to Note 11—Fair Value Measurements for discussion on the fair value of the Company’s assets and liabilities that qualify as financial instruments under Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements.

Fixed Assets

Fixed assets include furniture and fixtures, equipment, software development costs and leasehold improvements, which are all stated at cost less accumulated depreciation and amortization. Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets, including (i) five years for furniture, fixtures and equipment; (ii) the lesser of the estimated life of the improvement or the remaining term of the lease for leasehold improvements; and (iii) three years for software development costs. The Company evaluates fixed assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying value may not be fully recovered.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets consists of certain assets such as prepaid amounts for various services, including subscriptions, software licenses, and insurance, which are amortized over the life, related service period or policy. Also included in Prepaid expenses and other assets are deferred offering costs associated with the reorganization and recapitalization efforts related to the pursuit of becoming a publicly traded company (a “Public Company Transaction”). Certain costs associated with a Public Company Transaction are deferred until the offering is effected, at which time they are netted against the proceeds of the Public Company Transaction. The Company initially pursued a Public Company Transaction via an initial public offering (“IPO”). As of December 31, 2019, cumulative offering costs of $14.8 million for the IPO were deferred within Prepaid expenses and other assets on the Consolidated Statements of Financial Condition. In May 2020, the Company abandoned pursuit of the IPO transaction and as a result expensed all previously deferred offering costs totaling $14.8 million to Professional fees on the Consolidated Statements of Operations and Comprehensive Loss. Once the Company reinitiated efforts of becoming a publicly traded company via the reorganization and business combination with FinTech IV, it again began deferring these costs which totaled $9.1 million as of December 31, 2020.

Business Combinations

The purchase price of assets acquired and liabilities assumed are based on estimates of the fair value of tangible and intangible assets acquired and liabilities assumed. The Company utilizes various valuation techniques, including the income and market approaches, to determine fair value. Management makes estimates and assumptions in determining purchase price allocations and valuation analyses, which may involve significant unobservable inputs. The excess of the purchase price over the estimated fair values of the underlying assets acquired and liabilities assumed is allocated to goodwill.

Assets acquired and liabilities assumed in a business combination are recorded in the Company’s Consolidated Statements of Financial Condition based on their respective fair values as of the acquisition date. The results of operations of businesses acquired by the Company are included in the Company’s Consolidated Statements of Operations and Comprehensive Loss from their respective acquisition dates.

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Goodwill and Intangible Assets

Goodwill is recorded for the excess of the fair value of consideration transferred over the fair value of identifiable net assets, including other intangibles, acquired at the time of an acquisition. Goodwill is periodically reviewed, and tested at least annually, for impairment, and when certain events or circumstances indicate impairment may exist. Goodwill is tested for impairment at the reporting unit level. A reporting unit is a component of an operating segment for which discrete financial information is available that is regularly reviewed by management.

In accordance with ASC 350, Intangibles-Goodwill and Other (“ASC 350”), the Company can opt to perform a qualitative assessment to test goodwill for impairment to determine whether it is more likely than not (a likelihood of more than 50 percent) that an impairment has occurred. If it is determined that it is more likely than not that the reporting unit’s fair value is less than its carrying value, a quantitative assessment is performed to (i) calculate the fair value of the reporting unit and compare it to its carrying value; and (ii) if the carrying value exceeds its fair value, an impairment loss is recognized for the excess. Alternatively, the Company can forego the qualitative assessment and only perform the quantitative assessment to test goodwill for impairment.

Intangible assets are derived from customer relationships, trade names and trademarks. Identifiable finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of ten years, reflecting the average time over which such intangible assets are expected to contribute to cash flow. The Company reviews intangible assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable.

Deferred Compensation

The Company enters into certain deferred compensation arrangements whereby portions of compensation related to certain employees and Partners are deferred and paid in later periods. The deferred compensation amounts are charged to expenses over the period that each employee and Partner is required to provide services in order to vest in the payment. Refer to Note 10—Compensation and Benefits for further information.

Deferred Rent

Prior to the adoption of ASU No. 2016-02, Leases (“ASU 2016-02”), the Company recognized rent expense for scheduled rent increases and rent holidays by amortizing the aggregate lease payments on a straight-line basis over the lease term. The difference between actual operating lease payments due and straight-line rent expense, which was recorded over the term of the lease, was recorded as deferred rent in the early years of the lease, when cash payments are generally lower than straight-line rent expense, and reduced in the later years of the lease when payments begin to exceed the straight-line expense. Also included in deferred rent are tenant improvement allowances received by the Company from its landlords. These allowances were amortized over the remaining lease term as a reduction to rent expense. Upon adoption of ASU 2016-02, Deferred rent was reclassified to Right-of-use lease assets on the Consolidated Statements of Financial Condition.

Income Taxes

The Company is treated as a Partnership for U.S. federal and state income tax purposes, with certain exceptions internationally, where various subsidiaries are treated as corporations in their

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

respective foreign jurisdictions. For the nine months ended September 30, 2019 and the year ended December 31, 2018, Tudor, Pickering, Holt & So. Securities, LLC (“TPH Securities”), a wholly-owned subsidiary, was treated as a C corporation for federal, state, and local income tax purposes. As of October 1, 2019, TPH Securities converted to a Texas limited liability company and is now treated as a disregarded entity for federal, state, and local income tax purposes. As such, previously recorded net deferred tax assets associated with TPH Securities have been written off during the year ended December 31, 2019. The limited partners of the Company are individually liable for taxes on their distributable share of the Company’s taxable income or loss.

Income tax benefit (expense) on the Consolidated Statements of Operations and Comprehensive Loss represents the income tax provision related to current and deferred federal, state, local, and foreign income taxes. The Company utilizes the asset and liability method of accounting for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”), whereby deferred income taxes resulting from temporary differences between the carrying amounts and tax bases of assets and liabilities are recorded, and the deferred income taxes are measured using the enacted tax rates and laws expected to be in effect when the underlying assets or liabilities are recovered or settled. The realization of deferred income tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the enacted tax law in the applicable tax jurisdiction. A valuation allowance is established when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether a valuation allowance should be established, as well as the amount of such allowance.

For purposes of the Company’s consolidated financial statements, the provision for income taxes has been calculated as if the Company completed its tax returns on a stand-alone basis separate from the Asset Management business (the “Separate Return Basis”) prior to the Separation. The Separate Return Basis applies the accounting guidance for income taxes to the consolidated financial statements as if the Company were a separate taxpayer and a stand-alone company from the Asset Management business for the periods presented prior to the Separation.

Penalties and interest related to income taxes, if any, are included in General, administrative and other expenses and Interest expense, respectively, on the Consolidated Statements of Operations and Comprehensive Loss. Valuation allowances are established to reduce deferred tax benefits to the probable amount expected to be realized in a future period. Refer to Note 8—Income Taxes for further information.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold upon ultimate settlement are recorded as taxes payable during the current year.

Debt Discounts and Issuance Costs

The Company presents its outstanding debt principal, net of the unamortized debt discounts and issuance costs on the Consolidated Statements of Financial Condition. Debt discounts and issuance costs are amortized using the effective interest method to determine interest expense over the life of the underlying debt instrument.

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Foreign Currencies

In the normal course of business, the Company may enter into transactions not denominated in U.S. dollars. Foreign exchange gains and losses arising from such transactions are included in Other income (expense) in the Consolidated Statements of Operations and Comprehensive Loss. In addition, the Company combines its foreign subsidiaries that have non-U.S. dollar functional currencies. Non-U.S. dollar denominated assets and liabilities are translated to U.S. dollars at the exchange rate prevailing at the reporting date and income, expenses, gains and losses are translated using the average exchange rate throughout the period. Cumulative translation adjustments arising from the translation of non-U.S. dollar denominated operations are included as a component of Accumulated other comprehensive loss in the Consolidated Statements of Changes in Partners’ Capital.

Revenue and Expense Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) and all related amendments using the modified retrospective method for all contracts, which requires a cumulative effect adjustment upon adoption. The Company concluded that there was no material impact to the recognition and measurement of its existing contracts with its customers upon adoption, and therefore, no adjustment to beginning retained earnings as of January 1, 2018, was recorded.

The impact of adoption on the Consolidated Statements of Operations and Comprehensive Loss during the year ended December 31, 2018 was a $0.5 million decrease to Revenues and a $0.6 million increase to Total expenses, resulting in a $1.1 million increase to Net loss, as compared to the Consolidated Statements of Operations and Comprehensive Loss without the adoption of ASU 2014-09.

The change between the balances as reported under new and previous accounting guidance is related to the accounting for (i) certain fees, such as announcement fees, which were previously recognized upon the occurrence of an event, and now are partially deferred to the extent the corresponding performance obligations are not satisfied, and (ii) underwriting related non-compensation expenses, which were previously reported on a net basis and are now reported on a gross basis in both Revenues and Total expenses on the Consolidated Statements of Operations and Comprehensive Loss.

See Note 3—Revenue from Contracts with Customers for further information on contracts within the scope of ASU 2014-09.

Interest Income

The Company typically earns interest on cash at banks, which is recorded on an accrual basis.

Compensation and Benefits

Compensation and benefits expense consists of salaries, bonuses (discretionary awards and guaranteed amounts), severance, deferred compensation and equity-based compensation, as well as payroll and related taxes and benefits for the Company’s employees. Equity-based compensation is

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

associated with the grants of equity-based awards to certain Partners providing services to the Company. In all instances, compensation expense is accrued over the requisite service period. Refer to Note 10—Compensation and Benefits for further information.

The Company accounts for equity-based compensation awards by expensing the estimated grant date fair value of the award on a straight-line basis over the requisite service period. The Company made an accounting policy election to account for forfeitures as they occur rather than by applying an estimated forfeiture rate at the time of grant.

Equity-based compensation costs are included in Compensation and benefits expense in the Consolidated Statements of Operations and Comprehensive Loss and within Partners’ Capital on the Consolidated Statements of Changes in Partners’ Capital.

Contingencies and Litigation

The Company records loss contingencies if (i) information available prior to issuance of the consolidated financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the consolidated financial statements; and (ii) the amount of loss can be reasonably estimated. If one or both criteria for accrual are not met, but there is at least a reasonable possibility that a loss will occur, no accrual for a loss contingency is recorded. However the Company describes the contingency and provides detail, when possible, of the estimated potential loss or range of loss. If an estimate cannot be made, a statement to that effect is made. Costs incurred with defending matters are expensed as incurred. Accruals related to loss contingencies are recorded in Other income (expenses) in the Consolidated Statements of Operations and Comprehensive Loss.

Comprehensive Loss

Comprehensive loss consists of Net loss and Other comprehensive income (loss). The Company’s Other comprehensive income (loss) is comprised of foreign currency cumulative translation adjustments.

Recent Accounting Pronouncements

The Company has elected to adopt new or revised financial accounting standards at the time public companies are required to comply with the new or revised financial accounting standards.

Revenue Recognition—Revenue from Contracts with Customers—In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09. ASU 2014-09 updated the accounting standards for revenue from contracts with customers. The update provides a five step revenue recognition model for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers. ASU 2014-09 also updates the accounting for certain costs associated with obtaining and fulfilling a customer contract and requires disclosure of quantitative and qualitative information that enables users of financial statements to understand the nature, amount, timing, and uncertainty of revenues and cash flows arising from contracts with customers. Subsequent related updates provide clarification on certain revenue recognition guidance in the new standard. The standard was effective for the Company’s interim and annual periods beginning after December 15, 2017.

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

The Company has adopted ASU 2014-09 using the modified retrospective approach as of January 1, 2018, which requires a cumulative effect adjustment upon adoption. The Company’s implementation efforts included the identification of revenue streams subject to the guidance and the review of the customer contracts to determine the Company’s performance obligation and the associated timing of each performance obligation. Upon adoption, the Company concluded there was no material impact to the recognition and measurement of existing contracts with customers and related incremental costs to obtain or fulfil such contracts. Therefore, adoption of the standard did not require an adjustment to beginning retained earnings as of January 1, 2018.

Leases—Effective January 1, 2019, the Company adopted the new lease accounting standard, ASU 2016-02, Leases (“ASU 2016-02”) which requires lessees to recognize on its Balance Sheet (Statement of Financial Condition), assets and liabilities for all leases, other than the leases that meet the definition of short-term leases, at the option of the lessee.

The Company used the alternative transition approach which allows the guidance to be applied initially at the adoption date without restating comparative periods. The Company did not have a cumulative-effect adjustment to retained earnings as of the date of adoption. The Company elected the transition package of practical expedients to alleviate certain operational complexities related to the adoption, but has not elected the use of hindsight practical expedient. Following the adoption of the lease standard, the present value of the Company’s lease commitments for leases with terms of more than one year and related assets are reflected as Lease liabilities and Right-of-use lease assets on the Consolidated Statements of Financial Condition. The impact of adoption of the lease guidance as of January 1, 2019 did not have any material impact on the Consolidated Statements of Operations and Comprehensive Loss or Consolidated Statements of Cash Flows, but had the following impact on the Consolidated Statements of Financial Condition:

	December 31, 2018	Adoption Adjustments	January 1, 2019
Right-of-use lease assets	$—	$70,199	$70,199
Lease liabilities	—	78,394	78,394
Deferred rent	8,927	(8,927)	—
Prepaid expenses and other assets	28,959	(732)	28,227

See Note 4—Leases for additional information regarding the Company’s leases.

Credit Losses on Financial Instruments—In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 provides amendments to ASC 326, “Financial Instruments – Credit Losses,” which amend the guidance on the impairment of financial instruments and adds an impairment model (the current expected credit loss (CECL) model) that is based on expected losses rather than incurred losses. Entities will recognize an allowance for its estimate of expected credit losses as of the end of each reporting period. On January 1, 2020 the Company adopted ASU 2016-13 using the modified retrospective approach by means of a cumulative-effect adjustment to decrease retained earnings by $0.2 million as of January 1, 2020.

Reference Rate Reform—In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (“ASU 2020-04”). ASU 2020-04 provides optional guidance for entities that are impacted by

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

interest rate reform. Specifically, ASU 2020-04 allows for contracts under the scope of Topic 310 – Receivables to be accounted for prospectively with the updated interest rate, among other specifications for debt, derivative instruments and other contracts. ASU 2020-04 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application is permitted. The Company is evaluating the impact of this guidance on its condensed consolidated financial statements.

Debt with Conversion and Other Options—In August 2020, the FASB issued ASU No. 2020-06 Debt with Conversion and Other Options and Derivatives and Hedging – Contracts in Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 addresses the complexity associated with applying guidance for certain financial instruments with characteristics of liabilities and equity by amending the guidance on convertible instruments and derivatives scope exceptions for contracts in an entity’s own equity. For convertible instruments ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock which results in fewer embedded conversion features being separately recognized from the host contract. ASC 2020-06 also reduces the form-over-substance-based accounting conclusions for the derivatives scope exception for contracts in an entity’s own equity as well as making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. ASU 2020-06 is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2021 with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is evaluating the impact of this guidance on its condensed consolidated financial statements.

3.	Revenue from Contracts with Customers

The services provided under contracts with customers include transaction-related advisory services, fairness opinion services, research and trading services, and underwriting services, each of which are typically identified as a separate performance obligation in contracts that contain more than one type of service. As discussed in detail below, each performance obligation meets the criteria for either over time or point in time revenue recognition. The following table disaggregates the Company’s revenue between over time and point in time recognition:

	Year Ended December 31,
	2020	2019	2018
Over time	$494,295	$503,052	$654,164
Point in time	24,691	30,245	47,825

Total revenues	$518,986	$533,297	$701,989

Additionally, the Company is typically reimbursed for certain professional fees and other expenses incurred that are necessary in order to provide services to the customer. These fees and related reimbursements are recorded when incurred to the relevant expense item and Revenues, respectively, in the Consolidated Statements of Operations and Comprehensive Loss. Reimbursable expenses billed to clients was $6.5 million, $6.7 million, and $7.3 million for the years ended December 31, 2020, 2019, and 2018, respectively.

Transaction-related Advisory Services

The Company is contracted to provide different investment banking and advisory services that vary depending on the nature of the contract with each individual client. These transaction-related

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PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

advisory services include, but are not limited to, providing financial advice and assistance in analyzing, structuring, planning, negotiating and effecting a transaction, providing financial advice with regard to a restructuring of a client’s capital structure, which may or may not result in a court-approved bankruptcy plan, and providing certain ongoing services, including research and analysis on potential targets, identifying potential investors, and financial forecasting for potential transactions. Typically, the Company provides such advisory services to its customers to assist with corporate finance activities such as mergers and acquisitions, reorganizations, tender offers, leveraged buyouts, and the pricing of securities to be issued. In most circumstances, the Company considers the nature of the promises in its advisory contracts to comprise of a single performance obligation of providing advisory services to its customers. Although there may be many individual services provided in a typical contract, the individual services are not distinct within the context of the contract; rather the performance of these individual services helps to fulfill one overall performance obligation to deliver advisory services to the customer.

The Company recognizes revenue from providing advisory services when or as its performance obligations are fulfilled. The majority of the Company’s advisory revenue is recognized over time. However, certain performance obligations may be recognized at a point in time if the performance obligation represents a singular objective that does not transfer any notable value until formally completed, such as when issuing fairness opinions, which are further discussed below. The Company provides its advisory services on an ongoing basis, which, for example, may include evaluating and selecting one of multiple strategies. During such engagements, the Company’s clients continuously benefit from its counsel as the Company is providing financial and strategic advice throughout the arrangement, and, accordingly, over time revenue recognition matches the transfer of such benefits.

Although the Company’s transaction-related advisory services meet the criteria for over time revenue recognition, the fee structures often involve an “all or nothing” consideration amount and the associated fees are predominantly considered variable as they are often based on the ultimate transaction value or the outcome ultimately achieved and/or are susceptible to factors outside of the Company’s influence, such as third-party negotiations, court approval, and shareholder votes. Accordingly, a large portion of the fees associated with these services is constrained until substantially all services have been provided, specified conditions have been met and/or certain milestones have been achieved, and it is probable that a significant revenue reversal will not occur in a future period.

In some cases, a portion of the variable fees may be deferred based on the services remaining to be completed, if any (e.g., when announcement fees are earned but additional services are expected to be provided until the transaction closes). The determination of when and to what extent to recognize variable fees may require significant judgment, particularly when milestones are met near the end of a reporting period and in cases where additional services are expected to be provided subsequent to the achievement of the milestone. Fixed fees specified in the Company’s contracts, which may include upfront fees and retainers, are recognized on a systematic basis over the estimated period in which the related services are performed.

Payments for transaction-related advisory services are generally due upon completion of a specified event or, for retainer fees, periodically over the course of the engagement. The Company recognizes a receivable between the date of completion of the event and payment by the customer.

F-39

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Fairness Opinion Services

Although the Company usually provides fairness opinion services in conjunction with and in the same contract as other transaction-related advisory services, fairness opinion services are considered to be a separate performance obligation in such contracts because they could be obtained separately, and the Company is able to fulfill its promise to transfer transaction-related advisory services independent from its promise to provide fairness opinion services. The Company typically charges a separate, fixed fee associated with fairness opinion services that represents the standalone selling price of the fairness opinion services. The fee is recognized at the point in time at which the fairness opinion is delivered rather than over the period of time during which the services are being performed because the customer does not simultaneously receive and consume the benefit of the Company’s performance to provide the fairness opinion but rather receives the benefit upon delivery of the fairness opinion itself. Payments for fairness opinion services are generally due upon delivery of the fairness opinion. The Company recognizes a receivable between the date of delivery of the fairness opinion and payment by the customer.

Research and Trading Services

The Company, through a multitude of work products, provides research on the energy industry and related equity and commodity markets and also produces research on topical issues within the energy sector. The Company’s research clients continuously benefit from the research provided throughout the arrangement, and, accordingly, over time revenue recognition matches the transfer of such benefits. Recipients of this research compensate the Company for these market insights in two ways—either by direct payment (the amount of which is typically at the customer’s discretion based upon the perceived value of the research services provided) or through trades directed through the Company’s trading desk (for commission generation) or through third-party commission sharing agreements. These services are sometimes referred to as “soft-dollar arrangements,” and the amount of payment is typically based on a percentage of commission income generated from the customer’s trades executed by the Company. The commission per share and volume of trades are at the customer’s discretion based upon the perceived value of the research services and trade execution provided. Generally, the Company does not provide trading services separate and apart from research services (i.e., customers do not typically execute trades through the Company in the normal course of business; rather, trade execution is used as a means to be compensated for research services).

Because fees received for research services, and any associated trading services, are typically at the complete discretion of the customer and are based on the value the customer perceives in the research services provided, the entire transaction price associated with such services is variable. Accordingly, because of the broad range of possible outcomes and the inability to predict the value the customer will ascribe to such services, the Company fully constrains the revenue associated with research services, and any associated trading services, until the uncertainty associated with the variable consideration is subsequently resolved, which is typically upon the earlier of receiving an invoice request from the client or receiving payment from the client.

Underwriting Services

Revenue associated with underwriting services includes management fees, selling concessions and underwriting fees attributable to public and private offerings of equity and debt securities. The

F-40

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

nature of the Company’s underwriting services is raising capital on behalf of an issuer and therefore is typically accounted for as a single performance obligation. A separate performance obligation is identified in instances in which the contract with the customer includes an over-allotment option. The Company’s underwriting services generally do not meet any of the requirements for revenue to be recognized over time and, therefore, the Company typically recognizes underwriting revenue on the pricing date of the offering, which is when the Company receives the pricing wire communication from the lead underwriter detailing the underwriting fees to which the Company is entitled. Similarly, the performance obligation associated with the over-allotment is satisfied at the point in time at which the option is exercised.

The Company’s role in underwriting commitments is usually as a co-manager or bookrunner, rather than as the lead underwriter. Accordingly, the Company estimates its share of transaction-related expenses incurred by the underwriting syndicate on the pricing date of the offering and presents these expenses gross within Travel and related expenses in the Consolidated Statements of Operations and Comprehensive Loss. Such amounts are adjusted to reflect actual expenses in the period in which the Company receives the final settlement, typically within 90 days following the closing of the transaction.

Contract Costs

Incremental costs of obtaining a contract are expensed as incurred as such costs are generally not recoverable. Costs to fulfill contracts consist of out-of-pocket expenses that are part of performing transaction-related advisory services and are typically expensed as incurred as these costs are related to performance obligations that are satisfied over time.

Remaining Performance Obligations and Revenue Recognized from Past Performance

As of December 31, 2020, the aggregate amount of the transaction price allocated to performance obligations yet to be satisfied is $18.0 million and the Company generally expects to recognize this revenue within the next twelve months. Such amounts primarily relate to the Company’s performance obligations of providing transaction-related advisory services and fairness opinion services.

During the years ended December 31, 2020, 2019, and 2018, the Company recognized revenue of $177.4 million, $217.9 million, and $322.8 million, respectively, related to performance obligations that were satisfied or partially satisfied in prior periods, mainly due to constraints on variable consideration in prior periods being resolved. Such amounts related primarily to the Company’s performance obligations of providing transaction-related advisory services.

Contract Balances

The timing of revenue recognition may differ from the timing of payment. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment.

The Company records deferred revenue (otherwise known as contract liabilities) when it receives fees from clients that have not yet been earned or when the Company has an unconditional right to

F-41

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

consideration before all performance obligations are complete (e.g., receipt of certain announcement, retainer or upfront fees before the performance obligation has been fully satisfied). As of December 31, 2020 and 2019, the Company recorded $10.6 million and $1.7 million, respectively, for these contract liabilities which are presented as Deferred revenue within the Consolidated Statements of Financial Condition. For the years ended December 31, 2020, 2019, and 2018, $1.7 million, $1.6 million and $0.4 million, of the respective beginning deferred revenue balance was recognized as revenue and was primarily related to the Company’s transaction-related advisory services performance obligations, which are recognized over time.

Allowance for Credit Losses

The allowance for credit losses activity for the years ended December 31, 2020, 2019, and 2018 is as follows:

	Year Ended December 31,
	2020	2019	2018
Beginning Balance (1)	$1,924	$—	$—
Bad debt expense	2,991	2,270	400
Write-offs	(3,588)	(540)	(400)
Foreign currency translation and other adjustments	(282)	6	—

Ending Balance	$1,045	$1,736	—

(1)

Beginning balance for the year ended December 31, 2020 includes the cumulative adjustment of $0.2 million which reflects the increase in the Company’s Allowance for Credit Losses as a result of the use of the current expected credit loss model related to the adoption of ASU 2016-13 on January 1, 2020. See Note 2 Summary of Significant Accounting Policies for further information.

4.	Leases

The Company leases office space and certain office equipment under operating lease agreements. The Company’s office lease terms range from 5 to 20 years while the office equipment leases range from 1 to 5 years.

The Company determines if an arrangement or contract is a lease at inception and does not separate lease and non-lease components of the contract. Beginning January 1, 2019, the Company recorded the present value of its commitments for leases with terms of more than one year on the Consolidated Statements of Financial Condition as a right-of-use asset with the corresponding liability. Right-of-use assets are subject to certain adjustments for lease incentives, deferred rent and initial direct costs. As allowed with practical expedient in ASC 842, the Company elected not to separate lease components and non-lease components in calculating the net present value of the lease payments on office space and office equipment leases. Thus the measurement of the right-of-use asset and corresponding lease obligation use one single combined component. All leases were determined to be operating leases. Right-of-use assets represent the Company’s right to use the underlying assets for their lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from these leases. The Company’s lease agreements do not contain any residual value guarantees. Lease expense is recognized on a straight-line basis over the lease term for new leases and over the remaining lease term for existing leases already in place at January 1, 2019 (date of adoption).

F-42

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

The implicit discount rates used to determine the present value of the Company’s leases are not readily determinable, thus, the Company uses its incremental borrowing rate to determine the present value of its lease payments. The determination of an appropriate incremental borrowing rate requires significant assumptions and judgement. The Company’s incremental borrowing rate was calculated based on the Company’s recent debt issuances and market conditions at the time of adoption or upon entering into a new lease, as applicable. The Company scales the rates appropriately depending on the term of the leases. Renewal and termination terms of the Company’s leases vary depending on the lease. The Company estimates the expected lease terms by assuming the exercise of renewal options and extensions where an economic penalty exists that would preclude the abandonment of the lease at the end of the initial non-cancelable term and the exercise of such renewal or extension is at the sole discretion of the Company. Certain lease agreements are secured by security deposits, which are reflected in Prepaid expenses and other assets on the Consolidated Statements of Financial Condition.

In conjunction with the Separation, the Company entered into sublease agreements for a portion of its Houston and New York office space with the Asset Management business through 2027 and 2022, respectively. These subleases are considered operating leases. The subleases do not include renewal options and the Company has the right to terminate these subleases for any reason after giving 90 days prior written notice. Sublease revenue is recognized on a straight-line basis over the term of the lease. As allowed with practical expedient in ASC 842, the Company elected not to separate lease components and non-lease components (electricity charges) for these subleases. See additional information regarding these subleases at Note 12—Related Party Transactions.

In July 2020, the Company modified the terms of its New York office space lease by shortening the lease term of certain floor space and extending the contractual lease term of other floor space. These contractual changes were treated as a modification of the original lease. The modified lease was reassessed and continues to be considered an operating lease. The lease liability was remeasured as of the modification date and resulted in a corresponding adjustment to the right of use asset as well as a $0.1 million gain which was recognized as Other income (expense) on the Condensed Consolidated Statements of Operations and Comprehensive Loss.

In December 2020, the Company modified the terms of its Calgary office space lease extending the lease term, expanding the office space and amending the annual rent of the original space. The amendment also provided for a tenant incentive allowance to be used to build out the space. These contractual changes were treated as a modification of the original lease. The modified lease was reassessed and continues to be considered an operating lease. The lease liability was remeasured as of the modification date and resulted in a corresponding adjustment to the right of use asset.

F-43

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Other information as it relates to the Company’s operating leases is as follows:

	Year Ended December 31,
	2020	2019
Weighted-average discount rate - operating leases	4.07%	4.08%
Weighted-average remaining lease term - operating leases	3.99 years	4.5 years

	Year Ended December 31,
	2020	2019
Operating lease cost	$19,486	$19,657
Variable lease cost	6,145	5,592
Sublease revenue - operating leases	(3,942)	(3,366)

Total net lease cost	$21,689	$21,883

Cash paid for lease obligation	$21,532	$21,545

For the year ended December 31, 2018, aggregate rent expense was $17.3 million which is included in Rent and occupancy on the Consolidated Statements of Operations and Comprehensive Loss.

As of December 31, 2020, the maturities of the undiscounted operating lease liabilities for which the Company are as follows:

Years Ending:	Operating Leases	Sublease Income	Net Payments
2021	$20,032	$2,509	$17,523
2022	19,635	378	19,257
2023	9,155	188	8,967
2024	4,960	192	4,768
2025	3,462	195	3,267
Thereafter	5,966	334	5,632

Total minimum lease payments	63,210	$3,796	$59,414

Less: Imputed Interest	(4,981)

Total lease liabilities	$58,229

5.	Goodwill and Intangible Assets

Goodwill

In connection with the TPH Business Combination, the Company recorded goodwill in the amount of $34.4 million. Goodwill represents the Advisory business’ portion of goodwill which is based on the relative fair value of the TPH Advisory business as of the date of the TPH Business Combination. Goodwill is primarily attributable to the in-place workforce, which allowed the Company to continue serving its existing client base, begin marketing to potential clients and avoid significant costs reproducing the workforce. No goodwill is expected to be deductible for tax purposes. Based on the Company’s quantitative assessment for impairment, no goodwill impairment was recorded during the years ended December 31, 2020, 2019, and 2018.

F-44

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Intangible Assets

Intangible assets related to the TPH Business Combination were recognized at their estimated fair values in accordance with ASC 350. The Company determined the fair value of the intangible assets based on the related projected future revenues as of the date of the TPH Business Combination. The determination of fair value involved the use of significant judgment and estimation. Below is the detail of the intangible assets acquired:

	December 31, 2020
	Gross Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$47,400	$(19,355)	$28,045
Trade names and trademarks	18,400	(7,513)	10,887

Total	$65,800	$(26,868)	$38,932

	December 31, 2019
	Gross Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$47,400	$(14,615)	$32,785
Trade names and trademarks	18,400	(5,673)	12,727

Total	$65,800	$(20,288)	$45,512

The intangible assets are amortized over an average useful life of 10 years. For each of the years ended December 31, 2020, 2019, and 2018, intangible amortization expense was $6.6 million, which is included in Depreciation and amortization in the Consolidated Statements of Operations and Comprehensive Loss. Amortization of intangible assets held at December 31, 2020 is expected to be $6.6 million for each of the years ending December 31, 2021, 2022, 2023, 2024, and 2025. These intangible assets will be fully amortized by November 30, 2026.

6.	Regulatory Requirements

The Company has a number of subsidiaries registered as broker-dealers with regulatory agencies in their respective countries, including the SEC, FINRA, IIROC, ACPR and the FCA. These subsidiaries are subject to various minimum net capital requirements as outlined below. None of these subsidiaries hold funds or securities for, or owe money or securities to, customers or carry accounts of or for customers, and as such are all exempt from the SEC Customer Protection Rule (Rule 15c3-3).

Perella Weinberg Partners LP (“PWP LP”) and TPH Securities, as subsidiaries of the Company, are and Tudor, Pickering, Holt & Co. Advisors LP (“TPH Advisors”), as a subsidiary of the Company prior to its merger with PWP LP was, subject to the SEC Uniform Net Capital Rule (SEC Rule 15c3-1). As of December 31, 2020 and 2019, PWP LP, TPH Securities and TPH Advisors had combined net capital of $54.8 million and $57.1 million, respectively, which were $52.9 million and $56.0 million in excess of their combined individual minimum capital requirements as of each respective year. Effective January 1, 2021, TPH Advisors merged with PWP LP and became one operating entity as part of an internal reorganization. There was no material impact to regulatory requirements as a result of this reorganization.

F-45

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Perella Weinberg Partners UK LLP (“PWP UK LLP”) undertook an ordinary course reorganization in order to simplify and streamline its global structure and for regulatory reasons (the “UK Reorganization”). As part of this reorganization, effective March 31, 2020, the business of PWP UK LLP was transferred to a new limited liability company, Perella Weinberg UK Ltd (“PWP UK Ltd”) following receipt of the FCA’s approval for the change of legal status. PWP UK Ltd is and prior to the UK Reorganization, PWP UK LLP was subject to FCA capital adequacy rules. As of each of the years ended December 31, 2020 and 2019, PWP UK Ltd and PWP UK LLP, respectively had equity of £31.9 million and £28.5 million, which was £20.0 million and £19.0 million, respectively, in excess of its minimum capital requirement. Tudor, Pickering, Holt & Co. International, LLP was not subject to FCA regulations for the periods presented as it was approved for delicensing by the FCA on April 26, 2018 and placed into liquidation in September 2019.

Tudor, Pickering, Holt & Co. Securities Canada, ULC (“TPH Canada”) is subject to the IIROC Dealer Member Rule 17 regarding minimum capital requirements. At December 31, 2020 and 2019, TPH Canada had total equity of C$7.8 million and C$3.8 million, respectively, which was C$7.5 million and C$3.5 million, in excess of its minimum capital requirement for each respective year.

The ACPR license of Perella Weinberg Partners France S.A.S. (“PWP France”) became effective November 20, 2020; however, it was granted an exemption from regulatory reporting until March 2021. The broker-dealer is classified as an investment firm (entreprise d’investissement) and currently the minimum capital requirement is €50.0 thousand.

As a result of the minimum capital requirements and various regulations on these broker dealers, the capital of each subsidiary of the Company is restricted and may be unavailable to pay its creditors.

7.	Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and amortization and consist of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Leasehold improvements	$49,718	$48,265
Furniture and fixtures	8,606	8,189
Equipment	35,293	33,501
Software	14,395	13,538

Total	108,012	103,493
Less: Accumulated depreciation and amortization	(90,823)	(82,831)

Fixed assets, net	$17,189	$20,662

Depreciation expense related to fixed assets was $7.3 million, $7.8 million, and $7.6 million for the years ended December 31, 2020, 2019, and 2018, respectively. Amortization expense related to software development costs was $1.7 million, $1.5 million, and $2.1 million for the years ended December 31, 2020, 2019, and 2018, respectively.

F-46

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

8.	Income Taxes

The Company is treated as a partnership for U.S. federal and state income tax purposes, with certain exceptions. TPH Canada, PWP UK Ltd, PWP France and Perella Weinberg GmbH (“PWP Germany”) are treated as corporations in their respective foreign jurisdictions. The limited partners of the Company are individually liable for taxes on their allocable share of the Company’s taxable income or loss. The net tax basis in the Company’s assets and liabilities is less than the reported amounts on the financial statements by approximately $2.2 million and $38.2 million respectively, as of December 31, 2020 and 2019.

For the nine months ended September 30, 2019 and the year ended December 31, 2018, TPH Securities was treated as a C corporation for federal, state, and local income tax purposes. As of October 1, 2019, TPH Securities converted to a Texas limited liability company and is now treated as a disregarded entity for federal, state, and local income tax purposes. As such, previously recorded net deferred tax assets associated with TPH Securities have been written off during the year ended December 31, 2019.

Federal Income Taxes—For the nine months ended September 30, 2019 and the year ended December 31, 2018, TPH Securities was a C corporation and the Company’s only taxable subsidiary for U.S. federal income tax purposes.

State and Local Taxes—The Company is subject to New York City unincorporated business tax (“UBT”). The Company is also subject to Texas franchise tax which is based on modified gross revenue. For the nine months ended September 30, 2019 and the year ended December 31, 2018, TPH Securities was subject to state and local corporate income tax in Colorado, New York, and New York City.

Foreign Income Taxes—TPH Canada, PWP UK Ltd, PWP France and PWP Germany are subject to corporate income tax in their respective foreign jurisdictions.

The components of income (loss) before income taxes are as follows:

	Year Ended December 31,
Income (loss) before income taxes	2020	2019	2018
U.S.	$(33,803)	$(176,157)	$(125,910)
Non-U.S.	12,914	14,561	2,695

Income (loss) before income taxes	(20,889)	(161,596)	(123,215)

F-47

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

The current and deferred components of the income tax provision for the years ended December 31, 2020, 2019, and 2018 are as follows:

	Year Ended December 31,
	2020	2019	2018
Current
Federal	$—	$—	$44
State	(1,427)	(1,480)	(2,106)
Foreign	(2,615)	(252)	(73)

Total current income tax benefit (expense)	(4,042)	(1,732)	(2,135)
Deferred
Federal	—	(627)	(471)
State	—	(64)	64
Foreign	589	—	—

Total deferred income tax benefit (expense)	589	(691)	(407)

Total income tax benefit (expense)	$(3,453)	$(2,423)	$(2,542)

The following is a reconciliation of the statutory U.S. federal income tax rate to the Company’s effective income tax rate for the years ended December 31, 2020, 2019, and 2018:

	Year Ended December 31,
	2020	2019	2018
Statutory U.S. Federal income tax rate	21.00%	21.00%	21.00%
Partnership income (loss) not subject to corporate tax	(21.00)%	(21.11)%	(21.38)%
State income taxes, net of federal benefit	(6.83)%	(0.94)%	(1.63)%
Foreign income taxes, net of federal benefit	(9.70)%	(0.16)%	(0.06)%
TPH Securities conversion	—	(0.25)%	—
Meals and entertainment	—	—	(0.06)%
Alternative Minimum Tax credit	—	—	0.07%
Other, net	—	(0.04)%	—

Effective income tax rate	(16.53)%	(1.50)%	(2.06)%

Current tax receivables and payables are included in Prepaid expenses and other assets and Accounts payable, accrued expenses and other liabilities, respectively, on the Consolidated Statements of Financial Condition.

Deferred income taxes reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and tax purposes. As of December 31, 2020 and December 31, 2019, the Company had deferred tax assets, net of $1.2 million and $0.0 million, respectively. Upon TPH Securities’ conversion to a limited liability company during the year ended December 31, 2019, the Company wrote off the previously recorded net deferred tax assets. As it relates to the deferred tax asset for TPH Canada, the Company concluded that the weight of historical evidence in the form of cumulative losses should be greater than the weight given to projections of future income, which cannot be substantiated until earned. As such, a full valuation allowance was recorded on the TPH Canada deferred tax asset. The balance of the valuation

F-48

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

allowance was $1.0 million and $1.3 million as of December 31, 2020 and 2019, respectively. The Company believes that the realization of the remaining deferred tax assets is probable based on expectations of future taxable income in the jurisdiction in which it operates; therefore no additional valuation allowance has been recorded.

Deferred income taxes resulted from the following temporary differences as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Deferred tax asset
Operating Lease Liabilities	$52	$—
Deferred Compensation	604	—
Fixed Assets	537	—
Foreign tax loss carryforward	987	1,255
Other	98	—

Deferred tax assets before valuation allowance	2,278	1,255
Valuation allowance	(1,024)	(1,255)

Total deferred tax assets	1,254	—
Deferred tax liability
Operating Lease Right of Use Assets	(40)	—

Total deferred tax liability	(40)	—

Deferred tax assets, net	$1,214	$—

The Company is subject to taxation in certain U.S. federal, state, local, and foreign jurisdictions. As of December 31, 2020, the Company’s tax years for 2020, 2019, 2018 and 2017 are generally subject to examination by the taxing authorities. TPH Securities is no longer subject to Texas franchise tax or Colorado corporate income tax examination for years after 2019 or before 2016.

The Company evaluated its tax positions and concluded there are no significant uncertain tax positions requiring recognition, measurement or disclosure in the consolidated financial statements as of December 31, 2020 and 2019. The Company does not expect the assessment of uncertain tax positions to significantly change in the next 12 months. During the years ended December 31, 2020, 2019, and 2018, no unrecognized tax benefits, or corresponding interest and penalties, have been recorded based on management’s analysis of the Company’s tax positions for all open tax years.

F-49

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

9.	Debt

The following is a summary of the Company’s debt as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Convertible Notes, due 2026	$150,000	$150,000
Revolving Credit Facility, due April 1, 2022, modified Senior Term Loan	27,690	37,690

Total debt facilities	177,690	187,690
Unamortized debt discounts and issuance costs	(30,725)	(34,689)

Total debt, net	$146,965	$153,001

Convertible Notes

The Company issued 7.0% subordinated unsecured convertible notes with a principal amount of $150.0 million (“the Convertible Notes”) under a Note Purchase Agreement (the “Original NPA”) executed in conjunction with the TPH Business Combination on November 30, 2016 (the “Closing Date”). The Convertible Notes are due on November 30, 2026 (the “Maturity Date”). Interest payments are due quarterly; however, until the fifth anniversary of the Closing Date, the Company may elect to defer its payment of interest up to eight separate times. In the event of such delayed election, the interest rate on the Convertible Notes will automatically increase to 9.0% per annum until all delayed interest has been paid in full. No such election was made during the years ended December 31, 2020 and 2019. Certain of the Convertible Note holders (each herein referred to as a “Holder”) are Partners, refer to Note 12—Related Party Transactions for further information.

In conjunction with the Separation in February 2019, the Company amended the Original NPA (the “NPA First Amendment”). In connection with the NPA Amendment, the Company also entered into letter agreements (the “Letter Agreements”) with Holders representing approximately substantially all of the total outstanding $150.0 million aggregate principal amount of our Convertible Notes (collectively, the “Letter Agreement Noteholders”), pursuant to which the Letter Agreement Noteholders will have the option, upon certain events, to either tender for redemption their Convertible Notes for cash or exercise their conversion rights with respect to their Convertible Notes, in each case pursuant to the terms described in such Letter Agreements. In July 2020, the Company and the requisite holders of the Convertible Notes executed a second amendment to the NPA with respect to certain technical amendments relating to its financial covenants (the “NPA Second Amendment” and, together with the Original NPA and the NPA First Amendment, as amended, the “Existing NPA”).

In conjunction with executing the business combination agreement with FinTech IV in December 2020, the Company entered into a third amendment to the Existing NPA (the “NPA Third Amendment and, together with Existing NPA, as amended, the “NPA”)reflecting the consent from the requisite holders of the Convertible Notes to the business combination and related internal reorganization steps that would be concurrently consummated and making (i) related amendments to various restrictive covenants and related definitions in the NPA and (ii) related clarifications to the redemption and conversion provisions. In connection with the NPA Third Amendment the Company has also entered into new letter agreements (the “2020 Letter Agreements”) with all of the holders of the Convertible Notes, (which amended and restated their existing 2019 Letter Agreements), pursuant to which all of

F-50

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

the holders (the “Redeeming Holders”) have agreed to collectively tender for redemption $150 million aggregate principal amount of their Convertible Notes (such Convertible Notes, the “Redeemed Notes”) for cash. Pursuant to the terms of the 2020 Letter Agreements, the Redeeming Holders have agreed not to convert their Convertible Notes in connection with the business combination agreement with FinTech IV.

Redemption—Upon a monetization event (public offering, a public sale transaction, liquidation or change of control), the Company will redeem all of the outstanding Convertible Notes at the then outstanding principal amount plus all accrued and unpaid interest plus, in the case of a liquidation or a change of control that is not a public sale transaction, an applicable premium set forth in the NPA.

The Redeeming Holders will be entitled to receive, on the closing date of the business combination (or if the business combination with FinTech IV not consummated, certain other alternative transactions including another potential business combination or initial public offering), a redemption price equal to 100% of the principal amount (plus, with respect to any Redeeming Holder owning at least $5.0 million principal amount of Convertible Notes, an applicable premium based on a discounted U.S. treasury rate), and accrued and unpaid interest to, but excluding, the closing date of the business combination (or other alternative transaction). In addition, each Redeeming Holder will also be entitled to receive a “top-up” payment (the “Top-Up Payment”), on the date that is 45 days following the closing date of the business combination (or other alternative transaction), in an amount equal to the excess, if any, of (i) the value of the Company’s Class A partnership units that would have been issued upon conversion of such Redeeming Holder’s Redeemed Notes using the then applicable conversion rate (assuming the value of each Class A partnership unit is equal to the five-day volume weighted average price at which the public company’s Class A common stock trades on the 30th calendar day following the closing date of the business combination (or other alternative transaction) (the “5-Day VWAP”)) plus the aggregate amount of accrued and unpaid interest on such Redeemed Notes, to but excluding the closing date of the business combination (or other alternative transaction), over (ii) the redemption price paid on the closing date of the business combination (or other alternative transaction) described above. The Top-Up Payment may be made, in the Company’s sole discretion, in cash or shares of the combined company’s Class A common stock or any combination thereof. The number of shares of the public company’s Class A common stock issued in satisfaction of the Top-Up Payment will be determined based on the 5-Day VWAP

Prior to November 30, 2021, the Company has no right to redeem the Convertible Notes other than in connection with the business combination (or other alternative transaction) as described in the 2020 Letter Agreements described above, or upon certain other monetization events (public offering, a public sale transaction, liquidation or change of control). On or after November 30, 2021, the Company may, at its option, at any time, redeem all or a portion of the outstanding Convertible Notes at the then outstanding principal amount plus up to a 5.0% premium. Additionally, at each anniversary of the Closing Date, commencing November 30, 2022, the Company will offer to redeem up to $30.0 million aggregate principal amount of the Convertible Notes then being redeemed, plus all accrued and unpaid interest thereon. As of December 31, 2020 and 2019, none of the Convertible Notes were redeemed.

Optional Conversion—On or prior to the Maturity Date, each Holder has the right at any time to convert all or a portion of their portion of the Convertible Notes into the Company’s common units at the conversion rate (as set forth in the NPA), plus an amount in cash equal to accrued and unpaid interest. Prior to the NPA First Amendment, the conversion rate prior to November 30, 2021 would

F-51

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

have been 0.7073334 common units of the Company (which, at the time, included both the asset management and advisory businesses) per $1,000 principal amount of Convertible Notes (10.61% of the outstanding common equity, on a fully diluted basis) and the conversion rate after November 30, 2021 would have been 0.8280600 common units per $1,000 principal amount of Convertible Notes (12.20% of the outstanding common equity on a fully diluted basis). The optional conversion was evaluated and deemed to be both beneficial and significant to require separation. The estimated intrinsic value of the Beneficial Conversion Feature (“BCF”) was measured at the most favorable conversion terms and determined to be $32.7 million as of the Closing Date. The recognition of the BCF created a discount on the Convertible Notes with an offsetting increase to Partners’ capital. The BCF discount is amortized to interest expense using the effective interest method and based on the Maturity Date.

Under the terms of the NPA First Amendment, the reorganization was deemed to be a distribution of the asset management business to investors, which triggered an adjustment to the Conversion Rate of the Convertible Notes under the terms of NPA. The Conversion Rate was adjusted to 0.8679094 Common Units per $1,000 principal amount of Convertible Notes (12.71% of the outstanding common equity, on a fully diluted basis) until November 30, 2021 or if the Convertible Notes have not been redeemed on or prior to November 30, 2021, thereafter, 1.0203869 Common Units per $1,000 principal amount of Notes (14.62% of the outstanding common equity, on a fully diluted basis), subject to adjustment as set forth in the NPA. As the adjustment to the Conversion Rate represents a standard antidilution provision designed to maintain the value of the conversion feature rather than provide incremental value to the holders of the Convertible Notes, no gain or loss was recognized. As a result of the NPA First Amendment, the Company incurred $0.2 million in fees that were capitalized and will be amortized over the remaining term of the Convertible Notes. Applicable only to the period after the Separation and before the business combination (or other alternative transaction), the NPA names PWP Capital Holdings LP as a guarantor of the Convertible Notes and requires that financial covenants be determined on a combined basis with the results of both the Company and PWP Capital Holdings LP for the applicable periods ended. Additional amendments were made as a result of the NPA Second Amendment and NPA Third Amendment; however, none of these amendments resulted in a change to the Convertible Notes’ principal amount, interest rates, or the maturity date. As of December 31, 2020 and 2019, none of the Convertible Notes were converted.

To the extent that the Company does not consummate the business combination (or other alternative transaction), then the Convertible Notes will remain outstanding and the holders of the Convertible Notes will continue to have the conversion rights described under “Optional Conversion” above.

Debt Discount and Issuance Costs—A portion of the Convertible Notes was issued at a 5.0% original issue discount in the amount of $5.8 million coupled with a 3.0% commitment fee in the amount of $3.5 million. In addition to the discount and commitment fees, the Company incurred debt issuance costs of approximately $0.9 million in relation to the NPA. The debt discounts and issuance costs are amortized using the effective interest method over the term of the Convertible Notes.

The effective interest rate of the Convertible Notes, considering the cash coupon rate of 7.0% as well as amortization of the BCF discount, debt discount and issuance costs, was 11.95%, 11.95%, and 11.92% for the years ended December 31, 2020, 2019, and 2018, respectively. The aggregate interest expense related to the Convertible Notes was $14.1 million, $13.8 million, and $13.4 million during the years ended December 31, 2020, 2019, and 2018, respectively.

F-52

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Credit Agreement – Senior Term Loan modified to Revolving Credit Facility

In conjunction with the TPH Business Combination, the Company entered into a credit agreement with Cadence Bank, N.A. (“Cadence Bank”) dated November 30, 2016 (the “Credit Agreement”) through which the Company borrowed an aggregate $50.0 million (the “Senior Term Loan”). The Senior Term Loan was due on December 31, 2021. In December 2018, the Company amended the Credit Agreement (the “First Amendment”) and modified the outstanding principal and interest balance under the Senior Term Loan to a revolving credit facility (the “Revolving Credit Facility”) with a line of credit of $50.0 million available through December 31, 2021. At the time of the First Amendment, the Company had $27.7 million outstanding under the Revolving Credit Facility. During the years ended December 31, 2020 and 2019, the Company made principal payments on the Revolving Credit Facility of $32.0 million and $10.0 million as well as drawdowns of $22.0 million and $20.0 million respectively. No principal payments were made during 2018. Applicable only to the period after the Separation and before the initial public offering of Perella Weinberg Partners, the first Amendment names PWP Capital Holdings LP as a guarantor of the Revolving Credit Facility and requires that financial covenants be determined on a combined basis with the results of both the Company and PWP Capital Holdings LP for the applicable periods ended.

Prior to the First Amendment, the Senior Term Loan bore interest at a rate per annum equal to either the variable Eurodollar Rate (or London Interbank Offered Rate, LIBOR) or a variable Base Rate (defined as the higher of the (i) Federal Funds Rate plus 1⁄2 of 1.0%; (ii) Cadence Bank prime rate; or (iii) Eurodollar Rate plus 1.0%) plus a rate which varies by the Company’s leverage ratio, as noted in the table below.

Applicable Rate
Combined Leverage Ratio	Eurodollar Rate	Base Rate
< 0.50 : 1.00	2.75%	1.75%
≥ 0.50 : 1.00, but < 1.50 : 1.00	3.00%	2.00%
≥ 1.50 : 1.00	3.25%	2.25%

Prior to the First Amendment, interest payments were due in one, two, three or six-month intervals as selected by the Company, while principal payments were due quarterly beginning June 30, 2017 through December 31, 2021.

Subsequent to the First Amendment, interest payments are due in one, two, three or six-month intervals as selected by the Company. The Revolving Credit Facility bears interest at a rate per annum equal to either the variable Eurodollar Rate (or London Interbank Offered Rate, LIBOR) or a variable Base Rate (defined as the higher of the (i) Federal Funds Rate plus 1⁄2 of 1.0%; (ii) Cadence Bank prime rate; or (iii) Eurodollar Rate plus 1.0%) plus a rate which varies by the Company’s leverage ratio, as noted in the table below.

Applicable Rate
Combined Leverage Ratio	Eurodollar Rate	Base Rate
< 0.50 : 1.00	2.50%	1.50%
≥ 0.50 : 1.00, but < 1.50 : 1.00	2.75%	1.75%
≥ 1.50 : 1.00	3.00%	2.00%

On November 11, 2020, the Company amended its Revolving Credit Facility for the second time by extending the maturity date from December 31, 2021 to April 1, 2022.

F-53

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

On December 28, 2020, the Company amended its Revolving Credit Facility for a third time by expressly permitting the transactions contemplated by the proposed business combination with FinTech IV.

The weighted average interest rate for the Revolving Credit Facility and Senior Term Loan for the years ended December 31, 2020, 2019, and 2018 was 3.02%, 4.95%, and 4.88%, respectively.

Debt Issuance Cost—The Company incurred $1.7 million in issuance costs related to the Senior Term Loan upon execution of the original Credit Agreement. These issuance costs were being amortized to interest expense using the effective interest method over the life of the Senior Term Loan. The amendments described above were accounted for as modifications as opposed to a debt extinguishment in accordance with U.S. GAAP. As such, the debt issuance costs related to the original Senior Term Loan as well as the additional $0.1 million fees paid to Cadence to amend the facility are being amortized using the effective interest method to interest expense over the amended remaining term of the Revolving Credit Facility. Fees paid to third party vendors to facilitate the amendments were expensed as incurred. The effective interest rate of the Revolving Credit Facility and Senior Term Loan taking into account these issuance costs was 3.93%, 6.48%, and 6.10% for each of the years ended December 31, 2020, 2019, and 2018, respectively. Interest expense related to the Revolving Credit Facility and Senior Term Loan was $1.6 million, $1.6 million, and $1.7 million during the years ended December 31, 2020, 2019, and 2018, respectively.

Aggregate maturities of the principal amounts of all indebtedness, excluding unamortized issuance and discount costs, as of December 31, 2020 are as follows:

Years Ending:
2021	$—
2022	57,690
2023	30,000
2024	30,000
2025	30,000
Thereafter	30,000

$177,690

10.	Compensation and Benefits

Compensation includes salaries, bonuses (discretionary awards and guaranteed amounts), severance, deferred compensation and equity-based compensation. In all instances, compensation expense is accrued over the requisite service period.

Equity-Based Compensation Plans

The Company’s ownership structure is comprised of ILP interests and SLP interests, which collectively represent equity of the Company. Holders of ILP and SLP interests are entitled to receive distributions of allocations of net profits and losses (and items thereof) of the Company, as defined in the Company Limited Partnership Agreement (the “LPA”), as amended and restated from time to time. The ILP interests represent contributed capital to the Company and are not subject to vesting or service requirements. Periodically, certain Partners supporting the Company’s operations are granted

F-54

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

SLP interests (the “SLP awards”). The associated equity-based compensation expense from the SLP awards are included in Total compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss and on the Consolidated Statements of Financial Condition in Partners’ capital.

Concurrent with the TPH Business Combination, an initial tranche of SLP awards were granted to certain Partners supporting the Company’s operations. The initial tranche of the SLP awards generally vest over a three-year service period beginning on the grant date. Subsequent to the initial tranche, SLP awards are granted to Partners on a periodic basis in accordance with the LPA and generally vest over four years. In the event one of these Partners is terminated or leaves at will, prior to meeting their service requirement, all or a portion of their equity is forfeited and allocated to the other Partners in accordance with the LPA. The SLP has a right but not an obligation to repurchase the awards upon certain termination events.

During the year ended December 31, 2018, the SLP granted SLP awards in the amount of $4.6 million, which vest over a four year service period beginning on the grant date.

The measurement of the grant-date fair value requires the SLP to make estimates about future operating results and the appropriate risk-adjusted discount rates. The methods used to estimate the fair value of equity-based compensation include the market approach and the income approach, each of which involve a significant degree of judgment. Under the market approach, fair value is determined by multiplying earnings before interest and taxes, depreciation and amortization (“EBITDA”) and revenues by the relevant valuation multiple of comparable public companies—adjusted for differences that impact comparability. Under the income approach, fair value is determined by converting future projected cash flows to a single present value amount (discounted) using current expectations about those future cash flows.

The following table presents the ranges of the significant assumptions used to develop the grant date fair value of these equity-based awards:

Range for the Year Ended December 31,
Valuation methodology	Significant assumptions	2018	2017
Income approach	Discount rate	9.90% - 10.80%	9.80% - 11.10%
Market approach	Income multiples	12.00 - 20.00	11.00 - 14.00
	Revenue multiples	2.25 - 4.00	2.25 - 4.25
	Growth rate	2.50% - 2.75%	2.50% - 2.75%

These assumptions could change in the future and may have a material impact on the estimate of the fair value.

On October 1, 2018, the Company modified certain of its existing SLP awards, and as a result of the modification, the Company will recognize incremental equity-based compensation expense of $74.6 million, which is subject to a graded vesting schedule over a five year service period beginning on October 1, 2018. In connection with the October 1, 2018 modification, the Company utilized a Monte Carlo simulation, in addition to the market and income approaches, to estimate the fair value of

F-55

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

the SLP award modification. The following table presents the ranges of the significant assumptions used to develop the fair value estimate of this modification:

Valuation methodology	Significant assumptions	Range for October 1, 2018
Monte Carlo simulation	Risk-free interest rate	2.98%
	Expected volatility	30%
	Expected term of the awards granted during the period (years)	5
Income approach	Discount rate	9.90% - 10.80%
Market approach	Income multiples	12.00 - 20.00
	Revenue multiples	2.25 - 4.00
	Growth rate	2.50% - 2.75%

The risk-free interest rate selected was based on a five-year U.S. Treasury rate, which matches the expected term of the award. The stock price volatility selected was based upon an average of historical volatilities of comparable publicly traded companies in industries similar to the SLP, as the SLP does not have a basis for actual stock price volatility. Additionally, it was assumed that no dividends will be paid over the vesting period.

During the year ended December 31, 2019, the SLP granted SLP awards with a grant date fair value of $14.7 million. The fair value of these awards was estimated using the income approach and assumed a range of discount rates between 3.6% and 12.1%. During the year ended December 31, 2020, the SLP granted SLP awards with a grant date fair value of $6.4 million. The fair value of these awards was estimated using the income approach and assumed a range of discount rates between 3.8% and 11.2%. Under the income approach, fair value is determined by converting future projected cash flows to a single present value amount (discounted) using current expectations about those future cash flows.

During the year ended December 31, 2020, the Company modified certain SLP awards that were granted in 2016 by extending the vesting period and changing certain vesting provisions regarding termination, resignation or death/disability. The awards are considered probable of vesting both prior to and post modification and therefore the modification was considered a Type 1 modification. The award value at the time of modification was determined to be less than the original grant date fair value and as a result no additional Equity-based compensation expense was recognized due to the modification. Additionally, the Company elected to continue to recognize Equity-based compensation expense over the original vesting period.

During the years ended December 31, 2020, 2019, and 2018, the Company recognized Equity-based compensation expense of $24.8 million, $193.3 million, and $199.1 million, respectively, related to vested awards. As of December 31, 2020, unrecognized equity-based compensation expense related to non-vested SLP awards was $41.0 million and is expected to be recognized over a weighted average service period of 2.71 years.

Deferred Compensation Programs

The Company has various deferred compensation plans. Some plans allow employees to defer cash payments for services performed in the past and some plans require future service. The Company recognizes compensation expense over the requisite service period. In addition, certain

F-56

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

legacy plans required the Company to invest the deferred amounts into designated brokerage accounts at the employee’s discretion, while others allowed employees to make hypothetical investments in which their deferrals were deemed to be invested. The designated brokerage balances are reflected in Prepaid expenses and other assets on the Consolidated Statements of Financial Condition. The Company maintains company-owned life insurance policies which are designed to offset a portion of the liability for the hypothetical investments of these legacy plans. The cash surrender value of these life insurance policies are also included in Prepaid expenses and other assets on the Consolidated Statements of Financial Condition.

During the year ended December 30, 2019, the Company granted deferred compensation to certain Partners. These awards total approximately $8.8 million and vest on various dates between January 1, 2022 and January 1, 2023 or earlier upon the occurrence of certain events. Forfeiture of unvested grants occurs in the event of involuntary termination, and payment is due on various dates between April 2022 and April 2023 or earlier upon the occurrence of certain events. Also, during the years ended, December 31, 2019 and 2018, PWP UK LLP entered into deferred profit sharing arrangements with certain UK Partners in the amount of $3.4 million and $0.8 million, respectively. The deferred amounts will be paid to these UK Partners on various dates, commencing on December 31, 2020 through April 15, 2023. The liabilities under these plans transferred to PWP UK Ltd in conjunction with the UK Reorganization and transfer from PWP UK LLP to PWP UK Ltd. No awards were granted during the year ended December 31, 2020.

Deferred compensation liabilities will be paid at various intervals through 2025 and are presented within Deferred compensation programs on the Consolidated Statements of Financial Condition. During the years ended December 31, 2019 and 2018, $0.9 million and $1.7 million of these awards were forfeited. There were no forfeitures during the year ended December 31, 2020. Compensation expenses related to these deferred compensation plans was $5.8 million, $5.5 million and $1.0 thousand for the years ended December 31, 2020, 2019, and 2018 and are presented within Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss.

Benefit Plans

The Company’s employees participate in employee benefit plans, which consists of defined contribution pension plans including (i) profit-sharing plans qualified under Section 401(k) of the Internal Revenue Code and (ii) a UK pension scheme for non-U.S. Partners and employees.

All eligible U.S. employees of the Company are covered under a single defined contribution pension plan. The 401(k) plan allows qualifying U.S. employees to contribute their eligible compensation, subject to Internal Revenue Service (“IRS”) limits. The Company makes a safe harbor non-elective contribution of 3% of the participant’s eligible compensation per calendar year. The Company may also make a discretionary contribution for participants employed on December 31st of each year. The UK pension scheme allows non-U.S. employees to make a monthly pension contribution based on certain percentages as defined by their employment level. The Company provides a monthly match up to 10% based on employment level.

For the years ended December 31, 2020, 2019, and 2018, expenses related to the Company’s employee benefit plans were $4.5 million, $4.4 million, and $3.4 million, respectively, and are included in Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss.

F-57

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Separation and Termination Benefits

In the first and second quarters of 2020, the Company underwent a review of operations and headcount levels. As a result of this review, the Company made the decision to reduce employee headcount. In conjunction with such reduction, affected employees were offered a combination of separation and transition benefits (the “termination cost”). The total termination cost was approximately $6.0 million which was included in Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2020. These termination costs were fully recognized once the service requirement of the affected employees was complete. The termination benefits were substantially paid by December 31, 2020.

11.	Fair Value Measurements

Fair value is generally based on quoted prices, however if quoted market prices are not available, fair value is determined based on other relevant factors, including dealer price quotations, price activity for equivalent instruments and valuation pricing models. The Company established a fair value hierarchy which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of instrument, the characteristics specific to the instrument and the state of the marketplace (including the existence and transparency of transactions between market participants). Financial instruments with readily-available, actively-quoted prices or for which fair value can be measured from actively-quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories (from highest to lowest) based on inputs:

Level 1—Unadjusted quoted prices are available in active markets for identical financial instruments as of the reporting date.

Level 2—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies.

Level 3—Pricing inputs are unobservable for the financial instruments and includes situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the instrument.

F-58

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Fair Value of Financial Instruments

The following table summarizes the categorization and fair value estimate of the Company’s financial instruments that are measured on a recurring basis pursuant to the above fair value hierarchy levels as of December 31, 2020 and 2019:

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Financial assets
Investments in mutual funds and other	$584	$—	$—	$584
Cash surrender value of company-owned life insurance	—	857	—	857

Total financial assets	$584	$857	$—	$1,441

	December 31, 2019
	Level 1	Level 2	Level 3	Total
Financial assets
Investments in mutual funds and other	$688	$—	$—	$688
Cash surrender value of company-owned life insurance	—	918	—	918

Total financial assets	$688	$918	$—	$1,606

The Company had no transfers between fair value levels during each of the years ended December 31, 2020 and 2019.

The cash surrender value of company-owned life insurance is included in Prepaid expenses and other assets on the Consolidated Statements of Financial Condition at the amount that could be realized under the contract as of December 31, 2020 and 2019, which approximates fair value.

As of December 31, 2019, the Company held investments related to certain deferred compensation plans but held no securities related to pending trades. As of December 31, 2020, the Company held investments related to a legacy deferred compensation program and securities. These amounts are included in Prepaid expenses and other assets on the Consolidated Statements of Financial Condition.

During the third quarter of 2020, the Company obtained an investment in a private company for which there is no readily determinable fair value. The Company made the policy election under ASC 321 – Investments to carry the investment at cost less impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. The balance of this investment as of December 31, 2020 was $0.6 million included in Prepaid expenses and other assets on the Condensed Consolidated Statements of Financial Condition.

12.	Related Party Transactions

Asset Management Business / PWP Capital Holdings LP

Prior to the Separation of the Asset Management business, PWP Holdings LP held a centralized cash pool and paid for shared costs including compensation for corporate support functions and

F-59

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

non-compensation costs such as rent, occupancy, professional services, information technology and communication costs. Such costs were paid on behalf of the Asset Management business and allocated to the Asset Management business on a specific identification basis or on a pro-rata basis of headcount, relative usage or another basis depending on the nature of the expense. The balances of these costs paid on behalf of the Asset Management business are considered amounts due from related parties. The amounts due from the Asset Management business which were settled in cash are reflected as Due from related parties on the Consolidated Statements of Financial Condition.

In connection with the Separation, the Company entered into a transition service agreement (“the TSA”) with PWP Capital Holdings LP not to exceed 36 months following the Separation Date. Under the TSA, the Company agreed to provide certain services to PWP Capital Holdings LP and PWP Capital Holdings LP agreed to provide certain services to the Company. Either party to the TSA may terminate the agreement solely as it applies to the services it receives under the agreement with 90 days prior written notice. The services provided under the TSA primarily relate to administrative services such as human resources, compliance, information technology and certain finance functions. Additionally, the Company pays certain vendors for services that were previously contracted and are shared between PWP Capital Holdings LP and the Company until such time as separate terms can be reached with the vendors or the TSA terminates. Fees for services provided as well as a list of specified vendors are stipulated within the TSA. Payment for these services and the allocable share of vendor invoices are due and payable monthly within 45 days of receipt of the invoice. Late payments bear interest at the lessor of 10% per annum or the maximum rate allowed by law.

Sublease Revenue—In connection with the Separation, the Company subleases a portion of its office space at its New York and Houston locations to PWP Capital Holdings LP. Sublease rent payments are due monthly and are based on PWP Capital Holdings LP’s pro-rata portion of the underlying lease agreements including base rent as well as other lease related charges. See additional information regarding the subleases at Note 4—Leases.

The amounts due from the PWP Capital Holdings LP are reflected as Due from related parties on the Consolidated Statements of Financial Condition for the periods presented.

The table below shows the components of related party revenues and expenses related to the TSA and sublease agreements included in the Condensed Consolidated Statements of Operations and Comprehensive Loss for the periods presented.

	Year Ended December 31,
	2020	2019	2018
Related party revenues
TSA revenue - Compensation related	$3,837	$4,280	$—
TSA revenue - Non-compensation related	1,484	1,164	—
Sublease revenue	3,942	3,366	—

Total related party revenues	$9,263	$8,810	$—

Related party expenses
TSA compensation expense (1)	$176	$588	$—
TSA non-compensation expense (2)	110	24	—

	$286	$612	$—

F-60

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

(1)	TSA compensation expense is included in Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss.
(2)	TSA non-compensation expense is included in various financial statement line items in the Consolidated Statements of Operations and Comprehensive Loss.

Asset Management Revolver—In connection with the Separation, the Company entered into a revolving credit agreement with PWP Capital Holdings LP pursuant to which the Company agreed to provide PWP Capital Holdings LP with revolving loans of up to $30.0 million aggregate principal amount, with any borrowings subject to the Company’s consent in its sole discretion, the proceeds of which would be used for working capital and other general corporate purposes. Subsequent to the execution of the revolving credit agreement, the Company notified the Asset Management business that pursuant to its discretion under the intercompany borrowing facility, the Company would not consent to providing any loan under the agreement. No funding was provided in connection with this intercompany loan while it was in place. On November 10, 2020, the loan agreement was terminated.

Compensation Arrangements—In addition, PWP Capital Holdings LP has entered into an arrangement with an employee of the Company related to services provided directly to PWP Capital Holdings LP. With respect to services provided to PWP Capital Holdings LP, the amounts paid and payable to the employee now and in the future are recognized by PWP Capital Holdings LP. All compensation related to services this employee provides to the Company are included in Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss.

Partner Promissory Notes

The Company loaned money pursuant to promissory note agreements (the “Partner Promissory Notes”) to certain Partners. The Partner Promissory Notes bear interest at an annual rate equal to the Federal Mid-Term Rate on an annual basis. The Partner Promissory Notes are due on various dates or in the event a partner is terminated or leaves at will. Repayment of the Partner Promissory Notes may be accelerated based on certain conditions as defined in the promissory note agreements and are primarily secured by the Partner’s equity interests in the Company or other affiliate. As the Partner Promissory Notes and associated interest receivable relate to equity transactions, they have been recognized as a reduction of Partners’ capital on the Consolidated Statements of Financial Condition in the amounts of $8.0 million and $7.9 million as of December 31, 2020 and 2019, respectively.

During the year ended December 31, 2019 and in connection with the Separation, certain Partner Promissory Notes in the amount of $1.6 million were transferred from the Company to PWP Capital Holdings LP. No amounts were transferred during the years ended December 31, 2020 and 2018.

During the year ended December 31, 2019, $1.3 million of principal and interest was repaid to the Company from Partners and $1.8 million of additional Partner Promissory Notes were issued to certain Partners with terms similar to those previously described. No amounts related to the Partner Promissory Notes were repaid to the Company or newly issued by the Company for the years ended December 31, 2020 and 2018.

During the year ended December 31, 2018, $0.3 million of principal and interest receivable related to the Partner Promissory Notes was forgiven by the Company and recognized within Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Loss.

F-61

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

No amounts were forgiven related to the Partner Promissory Notes for the years ended December 31, 2020 and 2019.

Convertible Notes

Principal amounts of $8.7 million related to the Convertible Notes are held by affiliates as of December 31, 2020 and 2019. Refer to Note 9—Debt for additional information on the Convertible Notes.

Senior Term Loan

An executive of the Company was an independent director on the board of Cadence Bank, the holder of the Revolving Credit Facility, until May of 2019 at which time he retired from that position. Refer to Note 9—Debt for additional information on the Senior Term Loan modified to the Revolving Credit Facility.

13.	Commitments and Contingencies

Loan Guarantees

The Company has unconditionally guaranteed certain of its Partners’ loans with First Republic Bank (“Lender”) whereby it will pay the Lender upon the occurrence of a default event. The total guarantees related to Partners is $5.7 million and $8.1 million as of December 31, 2020 and 2019, respectively. These guarantees are secured by either the Partners’ limited partnership interests in the Company or limited partnership interests in an affiliate. As of December 31, 2020 and 2019, no loan was in default.

Indemnifications

The Company enters into certain contracts that contain a variety of indemnification provisions. The Company’s maximum exposure under these arrangements is unknown. As of December 31, 2020 and 2019, the Company expects no claims or losses pursuant to these contracts; therefore, no liability has been recorded related to these indemnification provisions.

Legal Contingencies

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Some of these matters may involve claims of substantial amounts. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, after consultation with external counsel, the Company believes it is neither probable nor reasonably possible that any current legal proceedings or claims would individually or in the aggregate have a material adverse effect on the consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019, and 2018.

On October 20, 2015, Perella Weinberg Partners LLC, PWP MC LP, PWP Equity I LP and Perella Weinberg Partners Group LP (collectively, the “PWP Plaintiffs”), filed a complaint against Michael A. Kramer, Derron S. Slonecker, Joshua S. Scherer, Adam W. Verost (collectively, the “Individual

F-62

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Defendants”) and Ducera Partners LLC (together with the Individual Defendants, the “Defendants”). The complaint alleges that the Individual Defendants, three former partners and one former employee of the PWP Plaintiffs, entered into a scheme while still at PWP to lift out the PWP Plaintiffs’ restructuring group to form a new competing firm that they were secretly forming in breach of their contractual and fiduciary duties to the PWP Plaintiffs. The complaint contains fourteen causes of action, and seeks declaratory relief as well as damages resulting from the Individual Defendants’ breaches of their obligations under the PWP Plaintiffs’ partnership and employment agreements, and from Defendants’ unfair competition and tortious interference with the PWP Plaintiffs’ contracts and client relationships.

On November 9, 2015, the Defendants filed an Answer, Counterclaims, Cross-claims and a Third-Party Complaint, which contained fourteen causes of action. On July 17, 2016, the Court issued a decision, dismissing half of the Defendants’ counterclaims and cross-claims with prejudice. On August 18, 2016, the Defendants filed an Amended Answer, Counterclaims, Cross-claims and Third-Party Complaint, which contained only seven counterclaims and cross-claims. On December 12, 2016, the Defendants appealed the dismissal of three of their counterclaims and cross-claims to the New York Appellate Division, First Department (the “First Department”). On August 29, 2017, the First Department issued a decision denying the Defendants’ appeal in its entirety other than allowing only one Defendant to proceed with his breach of fiduciary duty counterclaim. On October 27, 2017, the Defendants moved the First Department for leave to appeal its decision to the New York Court of Appeals. On December 28, 2017, the First Department denied the Defendants’ motion for leave to appeal to the New York Court of Appeals. On April 24, 2018, the Defendants filed a Second Amended Answer, Counterclaims, Cross-claims and Third-Party Complaint, which contains eight counterclaims and cross-claims. The Defendants are seeking declaratory relief and damages of no less than $60 million, as well as statutory interest.

Discovery is complete. Both the PWP Plaintiffs and the Defendants subsequently moved for summary judgment. As of March 20, 2020 the parties had completed briefing their respective motions for summary judgment. The PWP Plaintiffs moved affirmatively for summary judgment on each of their 14 claims and also moved for dismissal of each of the Defendants’ remaining 8 counterclaims and cross-claims. The Defendants moved affirmatively for summary judgment on 4 of their 8 counterclaims and cross-claims and also moved for dismissal of each of the PWP Plaintiffs’ 14 claims. The Court has yet to issue a decision on the motions for summary judgement.

We believe that our 14 causes of action are meritorious. Further, we believe that we have substantial meritorious defenses to the Defendants’ remaining counterclaims and cross-claims and plan to vigorously contest them. Litigation, however, can be uncertain and there can be no assurance that any judgment for one or more of the Defendants or other outcome of the case would not have a material adverse effect on us. Additionally, even if we prevail in the litigation and are awarded damages, we do not know if we will be able to fully collect on any judgment against any or all Defendants.

During the years ended December 31, 2020, 2019, and 2018, the Company incurred $1.4 million, $4.0 million, and $3.1 million, respectively, in legal and professional fees, net of expected insurance reimbursement, related to this litigation. These litigation costs are included in Professional fees in the Consolidated Statements of Operations and Comprehensive Loss.

F-63

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Other

In the ordinary course of business and in connection with hiring certain senior employees, the Company has entered into employment agreements whereby the Company commits to grant future equity securities to such newly hired employees in a form that is contingent upon certain events (including but not limited to the Company’s reorganization as a public company). Once all contingencies have been met and all key terms and conditions surrounding these awards are known, compensation cost will be measured and amortized over the service period. As of December 31, 2020, the Company had approximately $22.4 million of potential future awards pursuant to these agreements.

14.	Business Information

The Company’s activities providing advisory services for mergers-and-acquisitions, private placements and financial advisory, as well as services for underwriting of securities offered for sale in public markets, commissions for the brokerage of publicly traded securities and equity research constitute a single business segment. The Company is organized as one operating segment in order to maximize the value of advice to clients by drawing upon the diversified expertise and broad relationships of its senior professionals across the Company. The Company has a single operating segment and therefore a single reportable segment.

There was no individual client that accounted for more than 10% of aggregate revenues for the years ended December 31, 2020, 2019, and 2018. Since the financial markets are global in nature, the Company generally manages its business based on the operating results of the Company taken as a whole, not by geographic region. The following tables set forth the geographical distribution of revenues and assets based on the location of the office that generates the revenues or holds the assets and therefore may not be reflective of the geography in which the Company’s clients are located.

	Year Ended December 31,
	2020	2019	2018
Revenues
United States	$387,038	$446,320	$576,100
Rest of the world	131,948	86,977	125,889

Total	$518,986	$533,297	$701,989

	December 31, 2020	December 31, 2019
Assets
United States	$406,884	$421,530
Rest of the world	136,069	103,315

Total	$542,953	$524,845

15.	Subsequent Events

The Company has evaluated subsequent events through the issuance date of these consolidated financial statements.

F-64

PWP Holdings LP and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except Where Noted)

Subsequent to December 31, 2020, the SLP granted SLP awards to certain Partners supporting the Company’s operations with a service period of one year.

Subsequent to December 31, 2020, the Company made distributions of $6.7 million to certain ILPs and to the SLP for purposes of tax distributions in accordance with the LPA.

Subsequent to December 31, 2020, PWP Forward Acquisition Corp. I, which is sponsored by the Company, its partners, employees and other investors who have a relationship with the Company, filed a registration statement on Form S-1 in connection with the formation of a special purpose acquisition company.

F-65

Annex A

EXECUTION COPY

BUSINESS COMBINATION AGREEMENT

by and among

FINTECH ACQUISITION CORP. IV,

FINTECH INVESTOR HOLDINGS IV, LLC,

FINTECH MASALA ADVISORS, LLC,

PWP HOLDINGS LP,

PWP GP LLC,

PWP PROFESSIONAL PARTNERS LP

AND

PERELLA WEINBERG PARTNERS LLC

dated as of December 29, 2020

a-i

a-ii

a-iii

EXHIBITS

Exhibit A	Form of Parent A&R Certificate
Exhibit B	Form of Parent A&R Bylaws
Exhibit C	Form of Incentive Equity Plan
Exhibit D	Form of Company A&R Partnership Agreement
Exhibit E	Form of A&R Registration Rights Agreement
Exhibit F	Form of Stockholders Agreement
Exhibit G	Form of Tax Receivable Agreement
Exhibit H	Sponsor Letter Agreement
Exhibit I	Support Agreement

SCHEDULES

Schedule A	Defined Terms
Schedule B	DeSPAC Transaction Steps; Closing DeSPAC Transactions
Schedule C	Subscribed Shares and Units Calculations

a-iv

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT is made and entered into effective as of December 29, 2020, by and among:

(i) FINTECH ACQUISITION CORP. IV, a Delaware corporation (“Parent”);

(ii) FINTECH INVESTOR HOLDINGS IV, LLC, a Delaware limited liability company;

(ii) FINTECH MASALA ADVISORS, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, “Sponsors”, and each individually, a “Sponsor”);

(iii) PWP HOLDINGS LP, a Delaware limited partnership (the “Company”);

(iv) PWP GP LLC, a Delaware limited liability company and the general partner of the Company (“Company GP”);

(v) PWP PROFESSIONAL PARTNERS LP, a Delaware limited partnership, and a limited partner of the Company (“Professionals”); and

(vi) PERELLA WEINBERG PARTNERS LLC, a Delaware limited liability company and the general partner of Professionals (“Professionals GP”).

Each of Parent, the Company, Company GP, Professionals and Professionals GP are referred to herein individually as a “Party” and collectively as the “Parties”. The term “Agreement” as used herein refers to this Business Combination Agreement, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a special purpose acquisition company incorporated in Delaware for the purpose of effecting a Business Combination (as such term is defined in the Parent Certificate);

WHEREAS, the Company is a limited partnership, the general partner of which is Company GP, and the limited partners of which are Professionals and certain third party investor limited partners (“ILPs”); and Professionals is a limited partnership, the general partner of which is Professionals GP and the limited partners of which are certain Working Partners and certain Legacy Partners;

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Parties intend to enter into a business combination transaction, pursuant to which, in connection with the Closing (as defined below) the Parties shall complete the DeSPAC Transaction Steps and effect the Closing DeSPAC Transactions, in each case as set forth on Schedule B (together, the “Transactions”); and

WHEREAS, in connection with the entry into and delivery of this Agreement:

(1) The board of directors of Parent has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, for Parent to enter into and perform this Agreement and the Transactions; (b) approved this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending that the stockholders of Parent vote in favor of the Transactions submitted to the stockholders for approval (the “Parent Recommendation”);

(2) Professionals GP, Professionals, Company GP and the Company have authorized and approved the entry into and performance of this Agreement, the Transactions and the transactions contemplated hereby and thereby;

(3) Parent has entered into subscription agreements with certain investors for such investors to purchase shares of Parent Class A Common Stock (the “PIPE Investment”), such purchases to be consummated immediately prior to the consummation of the Transactions;

(4) Sponsors have entered into a letter agreement with Parent, which letter agreement is attached hereto as Exhibit H (the “Sponsor Letter Agreement”), pursuant to which Sponsors will, in connection with the Closing of the Transactions, (i) surrender to Parent an aggregate of 1,023,333 shares of Pre-Combination Class B Common Stock held by them as of immediately prior to the consummation of the Transactions, without consideration therefor (the “Founders Shares Forfeiture”), (ii) subject their respective shares of Pre-Combination Class B Common Stock (and the shares of Parent Class A Common Stock issued upon the automatic conversion of such shares of Pre-Combination Class B Common Stock into shares of Parent Class A Common Stock in connection with the consummation of the Transactions) to certain restrictions on transfer or sale, and to certain repurchase rights in favor of Parent upon the happening of certain events, as all set forth therein and (iii) waive any adjustment to the conversion ratio set forth in the Parent Certificate and any rights to other anti-dilution protections with respect to the Pre-Combination Class B Common Stock that may result from the PIPE Investment and/or the transactions contemplated by this Agreement on the terms and conditions set forth in the Sponsor Letter Agreement; and

(5) Parent, Sponsors, Professionals GP, Professionals, Company GP, the Company, and certain Working Partners have entered into a support agreement, attached hereto as Exhibit I, by which each has agreed to support the Transaction (the “Support Agreement”) on the terms described therein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE TRANSACTIONS

1.1 Professionals Reorganization. Prior to the Closing, Professionals GP and Professionals shall cause a reorganization of Professionals (the “Professionals Reorganization”), as described in the Existing Limited Partner Consents, to be consummated without any material liability or obligation (Tax or otherwise) to Parent or the Group Companies.

1.2 Closing DeSPAC Transactions. At the Closing, the Parties shall, and shall cause their applicable Affiliates to, complete the DeSPAC Transaction Steps and effect the Closing DeSPAC Transactions, in each case in accordance with Schedule B.

ARTICLE II

THE CLOSING

2.1 Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall occur by electronic exchange of documents at a time and date to be specified in writing by the Parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, that in no event shall the Closing occur prior to April 1, 2021.

Notwithstanding the foregoing, the Closing may occur at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by email .pdf files.

2.2 Closing Documents. Upon the terms and subject to the conditions of this Agreement:

(a) At the Closing, Parent and Sponsors shall deliver:

(i) to Professionals GP and the Company evidence of the filing of the Parent A&R Certificate with the Secretary of State of the State of Delaware, in form and substance reasonably acceptable to Professionals GP;

(ii) to Professionals GP and the Company a certificate, dated as of the Closing Date and signed by an officer of Parent, certifying as to copies of resolutions and actions taken by Parent’s board of directors in connection with the approval of this Agreement and the Transactions, including the adoption of the Parent A&R Bylaws as of the Closing;

(iii) to the Company a subscription agreement for the Parent Class B Common Stock being acquired by the Company pursuant to item 3 of subsection (b) of Schedule B (the “Parent Class B Common Stock Subscription Agreement”), duly executed by Parent, together with evidence, in form and substance reasonably acceptable to Parent and the Company, of the issuance, by book-entry with the Transfer Agent, of the Parent Class B Common Stock acquired by the Company pursuant to item 3 of subsection (b) of Schedule B and such subscription agreement;

(iv) to the Company a subscription agreement for the Parent Subscribed Units being acquired by Parent pursuant to item 5 of subsection (b) of Schedule B (the “Parent Subscribed Units Subscription Agreement”) duly executed by Parent, in form and substance reasonably acceptable to Parent and the Company;

(v) to Professionals GP the A&R Registration Rights Agreement and the Stockholders Agreement, duly executed by Parent and Sponsors;

(vi) to Professionals GP the Tax Receivable Agreement, duly executed by Parent;

(vii) to Professionals GP the resignations of each of the officers of Parent from their respective positions as officers, effective as of the Closing Date; and

(viii) (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 7.2; and (B) such other documents or certificates as shall reasonably be required by Professionals GP and its counsel in order to consummate the Transactions.

(b) At the Closing, the Company, Company GP, Professionals and Professionals GP shall deliver to Parent:

(i) a copy of the Company A&R Partnership Agreement, duly executed by Company GP and consented to by a Majority in Interest of the Investor Limited Partners (as such term is defined in the Agreement of Limited Partnership of the Company dated February 28, 2019);

(ii) a certificate, dated as of the Closing Date and signed by an officer of each such Person, certifying as to copies of resolutions and actions taken by each such entity and/or its equity holders, as applicable, in connection with the approval of this Agreement and the Transactions, including the Professionals Reorganization;

(iii) the Parent Class B Common Stock Subscription Agreement, duly executed by the Company, together with the Parent Class B Common Stock Purchase Price;

(iv) evidence, in form and substance reasonably acceptable to Parent, of the distribution of the Parent Class B-1 Common Stock to Professionals, and of the distribution of the Parent Class B-2 Common Stock to the ILPs;

(v) the Parent Subscribed Units Subscription Agreement, duly executed by the Company, together with evidence, in form and substance reasonably acceptable to Parent, of the issuance of the Parent Subscribed Units being acquired by Parent pursuant to item 5 of subsection (b) of Schedule B and such subscription agreement;

(vi) the A&R Registration Rights Agreement and the Stockholders Agreement, duly executed by Professionals;

(vii) the Tax Receivable Agreement, duly executed by the Company, Professionals and the partners party thereto;

(viii) a certificate from the Company pursuant to Treasury Regulations Section 1.1445-11T, and W-9 or W-8 (or equivalent applicable forms) certificates for each Person receiving a payment from Parent or the Company in connection with the Closing; and

(ix) (A) all other documents, instruments or certificates required to be delivered at or prior to the Closing pursuant to Section 7.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

(c) At least two (2) Business Days prior to the expected Closing Date, the Company will deliver to Parent, in each case in form and substance reasonably acceptable to Parent:

(i) for each Convertible Noteholder, evidence in form and substance reasonably acceptable to Parent of the repayment and termination of the Convertible Note held by such Convertible Noteholder;

(ii) for each Cash Electing ILP, equity transfer documentation in form and substance reasonably acceptable to Parent;

(iii) for each Cash Electing Legacy Partner, equity transfer documentation in form and substance reasonably acceptable to Parent;

(iv) evidence of the authorizations and approvals described in Schedule 3.7(b) of the Company Disclosure Letter; and

(v) a prepayment notice (in compliance with the Existing Credit Agreement or any refinancing thereof, as applicable) evidencing the Company’s intent to repay in full the outstanding principal amount of indebtedness under the Existing Credit Agreement or any refinancing thereof, as applicable, (together with accrued interest thereon) on the Closing Date.

(d) At least two (2) Business Days prior to the expected Closing Date, (i) Parent will deliver to the Company information regarding its Estimated Transaction Costs, the respective amounts thereof, and the applicable wire transfer instructions for each such Estimated Transaction Cost, together with reasonable relevant supporting documentation used by Parent in calculating such amounts, including all invoices or, if no invoice is available, other documentation reasonably accounting for such costs, (ii) the Company will deliver to Parent information regarding its Estimated Transaction Costs, the respective amounts thereof, and the applicable wire transfer instructions for each such Estimated Transaction Cost, together with reasonable relevant supporting documentation used by Parent in calculating such amounts, including all invoices or, if no invoice is available, other documentation reasonably accounting for such costs, and (iii) the Parties will together document the same in a funds flow memorandum (the “Funds Flow Memorandum”).

2.3 Closing Payments. At the Closing on the Closing Date, upon the terms and subject to the conditions of this Agreement:

(a) Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption (the “Parent Stockholder Redemption Payments”);

(b) the Company shall pay the Parent Class B Common Stock Purchase Price to Parent pursuant to the Parent Class B Common Stock Subscription Agreement;

(c) Parent shall pay to the Company the Parent Subscribed Units Purchase Price pursuant to the Parent Subscribed Units Subscription Agreement;

(d) the Company shall pay to the applicable Convertible Noteholders the applicable payoff amounts in respect of the Convertible Notes held by such Convertible Noteholders pursuant to the payoff elections in respect thereof;

(e) if, and to the extent, applicable, the Company shall pay to the applicable Cash Electing ILPs the repurchase amounts in respect of the limited partnership interests of the Company being repurchased from such Cash Electing ILPs pursuant to the repurchase elections in respect thereof (in each case net of applicable withholding Taxes, which Taxes will be timely paid to the relevant Governmental Entity);

(f) if, and to the extent, applicable, the Company shall pay to the applicable Cash Electing Legacy Partners the repurchase amounts in respect of the limited partnership interests of the Company and the capital stock of Parent (following receipt by such Cash Electing Legacy Partners of such securities upon redemption of such Cash Electing Legacy Partners’ corresponding limited partnership interests of Professionals) being repurchased from such Cash Electing Legacy Partners pursuant to the repurchase elections in respect thereof (in each case net of applicable withholding Taxes, which Taxes will be timely paid to the relevant Governmental Entity);

(g) the Company shall pay to the agent under the Existing Credit Agreement or any refinancing thereof, as applicable, the outstanding principal amount of indebtedness under the Existing Credit Agreement or any refinancing thereof, as applicable, (together with accrued interest thereon) as of the Closing Date; and

(h) the Company shall (on its own behalf, or on behalf of Parent, as applicable) pay, or, cause to be paid, all Estimated Transaction Costs to the applicable payees as set forth in the Funds Flow Memorandum; provided, that the Estimated Transaction Costs may be paid promptly after the Closing Date as necessary or appropriate.

2.4 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, each Party and its respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Legal Requirements and shall thereafter pay all such amounts so deducted or withheld to the proper Governmental Entity. If any Tax withholding is so required in connection with any such payments (other than compensatory payments to employees of the Group Companies), the Party required to so withhold shall provide written notice to the Party in respect of whom such withholding is to be paid of the amounts to be deducted and withheld no later than two (2) Business Days prior to such payment. Each Party shall expend commercially reasonable efforts to (a) avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation (including an Internal Revenue Service Form W-9 or other applicable Form) that may be necessary to obtain such exemptions, refunds, credits or other recovery and (b) minimize the amount of any such Tax deductions and withholdings. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PROFESSIONALS,

PROFESSIONALS GP, THE COMPANY AND COMPANY GP

Except as set forth in the letter dated as of the date of this Agreement and delivered by the Company to Parent prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), each of Professionals, Professionals GP, the Company and Company GP hereby represents and warrants to Parent as of the date hereof and as of the Closing Date as follows:

3.1 Organization and Qualification. Each of Professionals and the Company is a limited partnership, and each of Professionals GP and Company GP is a limited liability company, (a) duly formed, validly existing and in good standing under the Legal Requirements of the State of Delaware and (b) with all requisite limited partnership or limited liability company, as applicable, power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except, in the case of this clause (b) (i) with respect to Professionals and Professionals GP, as would not, individually or in the aggregate, reasonably be expected to have a Professionals Material Adverse Effect, and (ii) with respect to the Company and Company GP, as would not be material to the Group Companies, taken as a whole. Each of Professionals, Professionals GP, the Company and Company GP is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than (x) with respect to Professionals and Professionals GP, in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Professionals Material Adverse Effect, and (y) with respect to the Company and Company GP, in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of the Company and Company GP as currently in effect have been made available to Parent. Each of the Company and Company GP is not in violation of any of the provisions of such Governing Documents.

3.2 Existing Group Company Ownership.

(a) The outstanding ownership interests of Professionals as of the date of this Agreement, and the holders thereof, are as set forth on Schedule 3.2(a) of the Company Disclosure Letter. Such ownership interests comprise all of the issued and outstanding equity interests of Professionals. Except in connection with the Transactions, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Professionals or Professionals GP is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of Professionals or Professionals GP or obligating Professionals or Professionals GP to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation awards or similar rights with respect to Professionals or Professionals GP other than as set forth in Professionals’ or Professionals GP’s Governing Documents made available to Parent. Except as set forth in Professionals’ and or Professionals GP’s Governing Documents made available to Parent and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Professionals or Professionals GP is a party or by which Professionals or Professionals GP is bound with respect to any ownership interests of Professionals or Professionals GP. Except as provided for in this Agreement, as a result of the consummation of the Transactions, no equity interests, warrants, options or other securities of

Professionals or Professionals GP are issuable and no rights in connection with any shares, warrants, options or other securities of Professionals or Professionals GP accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(b) The aggregate amount of securities that the Legacy Partners have elected to be repurchased pursuant to their Legacy Partner Elections is set forth on Schedule 3.2(b) of the Company Disclosure Letter.

3.3 Investment. Each of the Company, Professionals and each ILP (together, the “Parent Equity Recipients”) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The shares of Parent Class B Common Stock, and shares of Parent Class A Common Stock issuable upon conversion thereof, to be acquired by each applicable Parent Equity Recipient pursuant to this Agreement and the Transactions will be acquired for investment for such Parent Equity Recipient’s own account or for one or more separate accounts maintained by it for the benefit of one or more other accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Parent Equity Recipient has no present intention of selling, granting any participation in, or otherwise distributing the same. At no time was such Parent Equity Recipient presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of shares of Parent Class A Common Stock. Such Parent Equity Recipient has received or has had full access to all the information such Parent Equity Recipient considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Class A Common Stock. Such Parent Equity Recipient further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Class B Common Stock, and shares of Parent Class A Common Stock issuable upon conversion thereof, and to obtain additional information necessary to verify any information furnished to such Parent Equity Recipient or to which such Parent Equity Recipient had access. Such Parent Equity Recipient is fully aware of: (a) the highly speculative nature of the shares of Parent Class B Common Stock; and (b) the financial risks involved. Such Parent Equity Recipient has such knowledge and experience in financial and business matters that such Parent Equity Recipient is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect such Parent Equity Recipient’s own interest in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Class A Common Stock. Such Parent Equity Recipient understands and acknowledges that, in reliance upon the representations and warranties made by such Parent Equity Recipient herein, the shares of Parent Class B Common Stock are not being registered with the SEC under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on such Parent Equity Recipient’s ability to transfer the shares of Parent Class B Common Stock. Such Parent Equity Recipient acknowledges that, because the shares of Parent Class B Common Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Parent Equity Recipient is aware of the restrictions on the use of Rule 144 promulgated under the Securities Act.

3.4 Company Subsidiaries.

(a) The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 3.4(a) of the Company Disclosure Letter (the “Company Subsidiaries”). The Company owns, directly or indirectly, all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Company Subsidiary is duly incorporated, formed or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, formation or organization and has the requisite corporate, limited liability company or equivalent power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Company Subsidiary is duly qualified to do business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of each Significant Company Subsidiary, as amended and currently in effect, have been made available to Parent. No Company Subsidiary is in violation of any of the provisions of its Governing Documents.

(c) All issued and outstanding shares of capital stock and equity interests of each Company Subsidiary (i) have been duly authorized, validly issued, fully paid and are non-assessable (in each case to the extent that such concepts are applicable), (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (iii) have been offered, sold and issued in compliance with Legal Requirements and the applicable Company Subsidiary’s respective Governing Documents.

(d) There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Company Subsidiary is a party or by which it is bound obligating such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Company Subsidiary or obligating such Company Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

3.5 Capitalization of the Company and Company GP.

(a) The outstanding ownership interests of the Company as of the date of this Agreement, and the holders thereof, and the outstanding ownership interests of Company GP, and the holders thereof, are as set forth on Schedule 3.5(a) of the Company Disclosure Letter.

(b) Other than as set forth on Schedule 3.5(a) of the Company Disclosure Letter, and with respect to the Company, as contemplated by the Company A&R Partnership Agreement, there are no other equity interests of the Company or Company GP authorized, issued, outstanding or reserved for issuance.

(c) All issued and outstanding ownership interests of the Company and Company GP (i) have been duly authorized and validly issued, (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, (iii) have been offered, sold and issued in compliance with Legal Requirements and the Company’s and Company GP’s respective Governing Documents and (iv) are free and clear of all Liens (other than Permitted Liens).

(d) Except in connection with the Transactions, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or Company GP is a party or by which it is bound obligating the Company or Company GP to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or Company GP or obligating the Company or Company GP to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation awards or similar rights with respect to the Company or Company GP.

(e) Except as set forth in the Company’s and Company GP’s Governing Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company or Company GP is a party or by which the Company or Company GP is bound with respect to any ownership interests of the Company or Company GP.

(f) Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company or Company GP are issuable and no rights in connection with any shares, warrants, options or other securities of the Company or Company GP accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(g) An aggregate summary of the Convertible Noteholders’ elections pursuant to their Convertible Notes Elections is set forth on Schedule 3.5(g) of the Company Disclosure Letter.

(h) The aggregate amount of limited partnership interests of the Company that the ILPs have elected to be repurchased is set forth on Schedule 3.5(h) of the Company Disclosure Letter.

3.6 Authority Relative to this Agreement. Each of Professionals, Professionals GP, the Company and Company GP has all requisite limited partnership or limited liability company, as applicable, power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by each of Professionals, Professionals GP, the Company and Company GP of this Agreement and the other Transaction Agreements to which it is a party and the consummation by it of the Transactions have been duly and validly authorized by all requisite action on the part of it, and no other proceedings on the part of Professionals, Professionals GP, the Company or Company GP are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which each of Professionals, Professionals GP, the Company and Company GP is a party have been duly and validly executed and delivered by Professionals, Professionals GP, the Company and Company GP, as applicable, and, assuming the due authorization, execution and delivery thereof by the other Parties thereto, constitute the legal and binding obligations of each of Professionals, Professionals GP, the Company and Company GP, as applicable, enforceable against it in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. The entry into and performance of this Agreement, and the consummation of the Transactions, do not give rise to any preemptive or appraisal rights in favor of any equity holder of Professionals, Professionals GP, the Company or Company GP.

3.7 No Conflict; Required Filings and Consents.

(a) The execution and delivery by each of Professionals, Professionals GP, the Company and Company GP of this Agreement and the other Transaction Agreements to which it is a party do not, the performance of this Agreement and the other Transaction Agreements to which it is a party by each of Professionals, Professionals GP, the Company and Company GP shall not, and the consummation of the Transactions will not: (i) conflict with or violate the Governing Documents of such Person; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Schedule 3.7(b) of the Company Disclosure Letter are duly and timely obtained or made, conflict with or violate any Legal Requirements; (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time, or both, would become a default) under, or materially impair such Person’s or any of its Subsidiaries’ rights or, in a manner adverse to such Person, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of such Person pursuant to any Company Material Contract, except, with respect to clause (iii), as would not, individually or in the aggregate, (x) with respect to Professionals and Professionals GP, have a Professionals Material Adverse Effect, or (y) with respect to the Company and Company GP, have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Professionals, Professionals GP, the Company and Company GP, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (ii) filings required pursuant to Antitrust Laws (if any) and the expiration of the required waiting periods thereunder (if any); (iii) the consents, approvals, authorizations and permits described on Schedule 3.7(b) of the Company Disclosure Letter; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (x) with respect to Professionals and Professionals GP, have a Professionals Material Adverse Effect, or (y), with respect to the Company and Company GP, be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or impair the consummation of the Transactions or the ability of the Company and Company GP to perform its obligations under this Agreement or the other Transaction Agreements.

3.8 Compliance; Approvals. Each of the Group Companies has since the Reference Date complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. No written or, to the Knowledge of the Company, oral notice of non-compliance with any Legal Requirements has been received by any of the Group Companies since the Reference Date. Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Approval held by the Group Companies is valid, binding and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. None of the Group Companies (i) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval, or (ii) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval except in the case of clauses (i) and (ii) as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

3.9 Financial Statements.

(a) The Company has made available to Parent true and complete copies of: (i) the audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2019, 2018 and 2017, and the audited consolidated statements of operations and comprehensive loss, changes in partners’ capital and cash flows of the Company and its consolidated subsidiaries for the fiscal years ended December 31, 2019, 2018, and 2017 (collectively, the “Audited Financial Statements”); and (ii) the unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as of September 30, 2020 and 2019, and statements of operations and comprehensive loss, changes in partners’ capital and cash flows of the Company and its consolidated subsidiaries for the nine (9) month periods ended September 30, 2020 and 2019 (together, the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Company GP has no assets, liabilities or operations other than those that are both not material and solely related to the management of the Company. The Financial Statements: (w) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of earnings, income, changes in equity and cash flows for the respective periods then ended (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the inclusion of limited footnotes); (x) were prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Financial Statements, the inclusion of limited footnotes); (y) were prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries; and (z) in the case of the Audited Financial Statements, were audited in accordance with the standards of the Public Company Accounting Oversight Board.

(b) The Company has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Group Companies are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Group Companies and (iv) that accounts, notes and other receivables and inventory are recorded accurately. The Company has not identified or been made aware of, and has not received from its independent auditors any notification of, any (x) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (y) “material weakness” in the internal controls over financial reporting of the Group Companies or (z) fraud, whether or not material, that involves management or other employees of the Group Companies who have a role in the internal controls over financial reporting of the Group Companies.

(c) There are no outstanding loans or other extensions of credit made by the Group Companies to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

3.10 No Undisclosed Liabilities. The Group Companies have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP, except: (a) liabilities provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto; (b) liabilities arising in the ordinary course of the Company’s business consistent with past practice since the date of the most recent balance sheet included in the Financial Statements; (c) liabilities to the extent incurred in connection with the Transactions that are described either in a Transaction Agreement or on Schedule 3.10 of the Company Disclosure Letter; and (d) liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies taken as a whole.

3.11 Absence of Certain Changes or Events. Except as contemplated by this Agreement (including the Professionals Reorganization), since September 30, 2020, each of the Group Companies has conducted its business in the ordinary course of business consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by a Group Company of any ownership interests or any other securities of a Group Company or any options, warrants, calls or rights to acquire any ownership interests or other securities of a Group Company; (c) any split, combination or reclassification of any equity securities of any Group Company; (d) any material change by a Group Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Legal Requirements; (e) any change in the auditors of a Group Company; (f) any issuance of any ownership interests of a Group Company; (g) any revaluation by a Group Company of any of its assets, including any sales of assets of a Group Company other than with respect to (A) sales in the ordinary course of business and (B) sales of assets of any of the Group Companies that are not reasonably required for use in the businesses of any of the Group Companies and that individually or in the aggregate are not material to the Group Companies taken as a whole; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 5.1 if such action were taken on or after the date hereof without the consent of Parent.

3.12 Litigation. Except as disclosed on Schedule 3.12 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, there is: (a) no pending or, to the Knowledge of the Company, threatened in writing Legal Proceeding against any Group Company or any of its properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity pursuant to a government Contract, no pending or, to the Knowledge of the Company, threatened in writing, audit, examination or investigation by any Governmental Entity against any Group Company or any of its properties or assets, or any of the directors, partners, managers or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (c) no pending or threatened Legal Proceeding by any Group Company against any third party; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (e) no Order imposed or, to the Knowledge of the Company, threatened in writing to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such.

3.13 Employee Benefit Plans.

(a) Schedule 3.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Employee Benefit Plan; provided, that Schedule 3.13(a) of the Company Disclosure Letter shall only be required to set forth a representative form of each individual employment or consulting agreement or offer letter; provided, further, that, Schedule 3.13(a) of the Company Disclosure Letter must set forth all such individual employment or consulting agreements or offer letters that provide for: (A) transaction bonuses or change in control payments; or (B) Tax gross-ups.

(b) With respect to each Employee Benefit Plan required to be set forth on Schedule 3.13(a) of the Company Disclosure Letter, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, and all amendments thereto; (ii) for the most recent plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; and (iv) any non-routine correspondence with any Governmental Entity regarding any Employee Benefits Plan during the past three (3) years.

(c) Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Legal Requirements. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d) Each Employee Benefit Plan intended to qualify under Section 401 of the Code does so qualify, and any trusts intended to be exempt from federal income taxation under the provisions of Section 501(a) of the Code are so exempt. Nothing has occurred with respect to the operation of the Employee Benefit Plans that would reasonably be expected to cause the denial or loss of such qualification or exemption.

(e) No Group Company or any of its respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) None of the Employee Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(g) With respect to any Employee Benefit Plan no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Legal Requirements.

(h) All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j) Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k) Each Group Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l) Each Employee Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(m) With respect to each Employee Benefit Plan subject to the Legal Requirements of any jurisdiction outside the United States, (i) all employer contributions to each such Employee Benefit Plan required by Legal Requirements or by the terms of such Employee Benefit Plan have been made; (ii) each such Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Employee Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing; and (iii) each such Employee Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with all Legal Requirements, in each of the foregoing cases except as would not be material to the Group Companies taken as a whole.

3.14 Labor Matters.

(a) Except as disclosed on Schedule 3.14(a) of the Company Disclosure Letter, no Group Company is a party to or bound by any labor agreement, collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company. No employees of the Group Companies are represented by any labor union, labor organization, or works council with respect to their employment with the Group Companies. There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened in the last three (3) years. To the Knowledge of the Company, since the Reference Date, there have been no labor organizing activities involving any Group Company or with respect to any employees of the Group Companies or threatened by any labor organization, works council or group of employees.

(b) Since the Reference Date, there have been no strikes, work stoppages, slowdowns, lockouts or arbitrations, material grievances, unfair labor practice charges or other material labor disputes pending or, to the Knowledge of the Company, threatened, against or affecting the Group Companies involving any employee of the Group Companies. There are no material charges, grievances or complaints, in each case related to alleged unfair labor practices, pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization. There are no material continuing obligations of the Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

(c) As of the date of this Agreement, none of the executive officers or senior management of a Group Company has given written notice of any intent to terminate his or her employment with such Group Company. The Group Companies are in compliance in all material respects and, to the Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment, nondisclosure, restrictive covenant, and consulting agreements between any Group Company and such individuals.

(d) To the Knowledge of the Company, no written notice has been received by a Group Company since the Reference Date asserting or alleging sexual harassment or sexual misconduct against any current director of a Group Company or against any current officer of a Group Company who is presented as a named executive officer in the Proxy Statement.

(e) There are no material complaints, charges, proceedings, investigations, or claims against the Group Companies pending or, to Knowledge of the Company, threatened, to be brought or filed, before any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual present or former employee of, or applicant for employment with, any Group Company. Each Group Company is in material compliance with all Legal Requirements respecting employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, wages and hours, the Worker Adjustment and Retraining Notification Act, as amended (“WARN”), and any similar foreign, state or local “mass layoff” or “plant closing” laws, collective bargaining, immigration, employee benefits, labor relations, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

(f) There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to any Group Company within the six (6) months prior to the Closing.

(g) The Group Companies have since the Reference Date maintained an affirmative action plan in compliance with Legal Requirements

(h) No Group Company is liable for any arrears of wages (other than arrearages occurring in the ordinary course of business) or any related penalties, except in each case as would not be material to the Group Companies taken as a whole. All amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Group Companies, taken as whole. There are no pending, or to the Knowledge of the Company, threatened in writing Legal Proceedings against any Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company.

(i) To the Knowledge of the Company, the execution of this Agreement and the consummation of the Transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement or any other labor-related agreement to which the Group Companies are a party or bound. The Group Companies have satisfied in all material respects any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization, or works council, which is representing any employee of the Group Companies, in connection with the execution of this Agreement or the Transactions contemplated by this Agreement.

3.15 Real Property; Tangible Property.

(a) No Group Company currently owns any real property or has owned any real property since the Reference Date.

(b) Each Group Company has a valid, binding and enforceable leasehold interest in the applicable real property leased by each Group Company (the “Company Leased Properties”), free and clear of all Liens (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Company Leased Properties (other than for the avoidance of doubt, any subleases, sublicenses or other use and occupancy agreements where the Group Company is the sublandlord, sublicensor or grantor), including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. No Group Company is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, (i) there are no pending condemnation proceedings with respect to any of the Company Leased Properties, and (ii) the current use of the Company Leased Properties does not violate any local planning, zoning or similar land use restrictions of any Governmental Entity in any material respect. No Group Company has received or given any written notice of any current default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. As of the date of this Agreement, no party to any Company Real Property Lease has exercised any termination rights with respect thereto. Except as permitted after the occurrence of an event of default thereunder, no party to a Company Real Property Lease has the unilateral right to terminate any of the Company Real Property Leases prior to the end of its current term. Schedule 3.15(b)(i) of the Company Disclosure Letter contains a true and correct list of all material Company Real Property Leases. Except as set forth on Schedule 3.15(b)(ii) of the Company Disclosure Letter, no Person other than the Group Companies has the right to use the Company Leased Properties.

(c) Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Liens other than: (i) Permitted Liens; and (ii) the Liens specifically identified on Schedule 3.15(c) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are currently being used for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) are adequate and suitable for the uses to which they are being put, in each case of clauses (A) and (B)  except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

3.16 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of each Group Company for tax years ending on or after the Reference Date have been duly and timely filed with the appropriate Governmental Entity (taking into account any applicable extensions) and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of each Group Company (whether or not shown on any Tax Return) have been fully and timely paid (taking into account any applicable extensions), except with respect to Taxes being contested in good faith by appropriate Legal Proceedings and for which appropriate reserves have been established in accordance with GAAP.

(b) Each of the Group Companies has complied in all material respects with all applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the appropriate Governmental Entity.

(c) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing against the any Group Company which has not been paid or resolved.

(d) No material Tax audit or other examination of any Group Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any (nor to the Company’s Knowledge is there any) request or threat for such an audit or other examination.

(e) There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f) No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding (x) any agreement exclusively between the Group Companies or (y) credit or commercial agreements entered into in the ordinary course of business and the principal purposes of which is not related to Taxes), pursuant to which any Group Company will have any obligation to make payments for Taxes after the Closing Date; or (iii) has, since the Reference Date, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company.

(g) No Group Company: (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than ordinary course extensions of time to file Tax Returns), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

(h) Other than the Group Companies listed on Schedule 3.16(h) of the Company Disclosure Letter, each Group Company domiciled outside of the United States is a “disregarded entity” for U.S. federal income tax purposes. No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, to the Knowledge of the Company, subject to income Tax in a jurisdiction outside the country of its organization, in each case where it is required to file a material income Tax Return and does not file such a Tax Return.

(i) No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(j) No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of any state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements; (iv) to the Company’s Knowledge, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements executed on or prior to the Closing Date; or (vi) an election under Section 108(i) of the Code.

(k) No Group Company has been or will be required to include any amount in income after the Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

(l) Since the Reference Date, no claim has been made in writing by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

Notwithstanding any other provisions of this Agreement, the representations and warranties in this Section 3.16 and Section 3.13 (to the extent specifically related to Taxes) shall be the sole representations and warranties made by Professionals, Professionals GP, the Company and Company GP in this Agreement in respect of Taxes

3.17 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

(i) The Group Companies are and have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Entity action/filings required under applicable Environmental Laws;

(ii) (A) The Group Companies possess all permits, approvals, authorizations, consents, licenses or certificates required by all applicable Environmental Laws (collectively, “Environmental Permits”); (B) all such Environmental Permits are valid and in full force and effect; and (C) no Group Company is in default, and, to the Knowledge of Company, no condition exists that with notice or lapse of time or both would constitute a default, under such Environmental Permits;

(iii) Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened complaints, claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders, requests for information or proceedings arising under or related to Environmental Laws. To the Knowledge of the Company, no conditions currently exist with respect to Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws; and

(iv) No portion of any property currently or formerly owned, used, leased, or operated by any Group Company has been used by any Group Company for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances in a manner other than in compliance with applicable Environmental Law and associated Environmental Permits, and there are no Hazardous Substances in the environment (including natural resources, soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air) in a manner or in quantities that would result in a violation of or give rise to a liability under Environmental Laws at any currently or formerly owned, used, leased or operated property or facility of any Group Company.

(b) The Group Companies have made available to Parent copies of all material environmental assessments (including any phase I or II environmental assessments), studies, audits, analyses or reports relating to Company Leased Properties or the Group Companies and copies of all material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Group Companies.

3.18 Brokers; Third Party Expenses. The Group Companies have not incurred, nor will any of them incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

3.19 Intellectual Property.

(a) Schedule 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all of the following Intellectual Property that is owned by, and material to, the Group Companies: (i) Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights; and (iv) Internet domain names (the Intellectual Property referred to in clauses (i) through (iv), without any limitations as to materiality, collectively, the “Company Registered Intellectual Property”); and (v) unregistered Trademarks. All of the Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable in all material respects and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property.

(b) The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property and has a license, sublicense or otherwise possesses legally enforceable rights, to use all other material Intellectual Property used in the conduct of the businesses of the Group Companies as presently conducted, free and clear of all Liens (other than Permitted Liens). The Owned Intellectual Property and the Licensed Intellectual Property when used within the scope of the applicable Inbound Licenses include all of the material Intellectual Property necessary for each of the Group Companies to conduct its business as currently conducted.

(c) To the Knowledge of the Company, since January 1, 2018, the conduct of the businesses of the Group Companies has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property rights of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any of the Owned Intellectual Property in any material respect, and no such claims have been made in writing against any third party by any of the Group Companies since January 1, 2018.

(d) There is no action pending or, to the Knowledge of the Company, threatened, against any of the Group Companies, and each Group Company has not received since January 1, 2018 any notice from any Person pursuant to which any Person is: (i) alleging that the conduct of the business of any of the Group Companies is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party; or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property. None of the Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Owned Intellectual Property.

(e) No past or present director, officer or employee of a Group Company owns (or has any claim or any right (whether or not currently exercisable) to any ownership interest in or to) any material Owned Intellectual Property. Each of the past and present directors, officers, employees, consultants and independent contractors of any of the Group Companies who are or were engaged in creating or developing for such Group Company any material Owned Intellectual Property in the course of such Person’s employment or retention has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by any such Person with respect to its obligation to assign Intellectual Property to a Group Company or to protect the confidential information of such Group Company under any such agreement.

(f) Each of the Group Companies, as applicable, has taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property. No Trade Secret that is material to the businesses of the Group Companies has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies’ past or present employees or any other Person, other than as subject to an agreement restricting the disclosure and use of such Trade Secret, and to the Knowledge of the Company, there is no uncured breach by any employee or Person under any such agreement.

(g) To the Knowledge of the Company, no funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of any of the Group Companies who contributed to the creation or development of any material Owned Intellectual Property was performing services for a Governmental Entity or any university, college, research institute or other educational institution related to the Group Companies’ businesses during a period of time during which such employee, consultant or independent contractor was also performing services for any of the Group Companies.

(h) The Company or one of its Subsidiaries owns, or has a valid right to access and use pursuant to a written agreement (which, for the avoidance of doubt, shall include standard click-through agreements), all computer systems, including the Software, firmware, hardware, networks, interfaces, platforms and related systems, databases, websites and equipment used by any Group Company to process, store, maintain and operate data, information and functions that are material to and used in connection with the businesses of the Group Companies, including communication infrastructure such as phone systems and video conferencing (collectively, the “Company IT Systems”). The Company IT Systems are adequate for the operation of the businesses of the Group Companies as currently conducted. In the last twelve (12) months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in a material disruption or interruption in or to the use of such Company IT Systems or the conduct of the businesses of the Group Companies. To the Knowledge of the Company, the Company IT Systems do

not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or code that could (i) materially disrupt or adversely affect the functionality of the Company IT Systems, or (ii) enable or assist any Person to access any Company IT Systems without authorization, except for access disclosed in the documentation of such Company IT Systems.

(i) None of the Group Companies have incorporated any Open Source Software in, or used any Open Source Software in connection with, any material proprietary Group Company Software developed, licensed, distributed, used or otherwise exploited by any of the Group Companies in a manner that requires the contribution, licensing, attribution or disclosure to any third party of any material portion of any proprietary Group Company source code or that would otherwise diminish or transfer the rights of ownership in any material Owned Intellectual Property to any Person. The Group Companies are in material compliance with the terms and conditions of all relevant licenses for Open Source Software used in the businesses of the Group Companies, including notice and attribution obligations.

(j) The execution and delivery of this Agreement by the Group Companies and the consummation of the Transactions will not: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any Contract relating to any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than Parent) of any license or other right or interest under, to or in any material Owned Intellectual Property or any of the Intellectual Property of Parent; or (iii) cause a material loss or impairment of any material Owned Intellectual Property or material Licensed Intellectual Property.

3.20 Privacy.

(a) Each of the Group Companies and any Person acting for or on behalf of any of the Group Companies have since January 1, 2018 (in the case of any such Person, during the time such Person was acting for or on behalf of such Group Company and as applicable to such Group Company) complied in all material respects with: (i) all applicable Privacy Laws; (ii) all of the applicable Group Company’s applicable policies, records and notices regarding the processing of Personal Information; and (iii) all of such Group Company’s applicable contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information. None of the Group Companies have, since January 1, 2018, except with respect to investigations or inquiries conducted by, or inquiries received from, financial regulators in the ordinary course of business, (i) received any written claims of (including from individuals or third parties acting on its or their behalves), nor have any of the Group Companies been charged with, any material violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information or (ii) been subject to any investigations, notices or requests from any Governmental Entity in relation to their data processing activities. None of the Group Companies is in material violation of its applicable privacy policies, rules or notices (including its own).

(b) Each of the Group Companies has, as applicable, since January 1, 2018: (i) implemented and at all times maintained appropriate safeguards, which safeguards are materially consistent with best practices in the industry in which the applicable Group Company operates, to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; (ii) entered into written agreements with all material third-party service providers, outsourcers, processors or other material third parties who process, store or otherwise handle Personal Information for or on behalf of the applicable Group Company that obligate such Persons to comply with applicable Privacy Laws and to take appropriate steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure; and (iii) any third party who has provided Personal Information to any of the Group Companies has to the Knowledge of the Company done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required under such Privacy Laws.

(c) Since January 1, 2018 there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of any of the Group Companies or collected, used or processed by or on behalf of the Group Companies, and none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with a disclosure of Personal Information since January 1, 2018. Each of the Group Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans to safeguard the data and Personal Information in its possession or control. Each of the applicable Group Companies has conducted privacy and data security testing or audits at reasonable and appropriate intervals consistent with applicable cybersecurity standards and have resolved or remediated any material privacy or data security issues or vulnerabilities identified. None of the Group Companies nor any third party acting at the direction or authorization of the Group Companies has paid: (i) any perpetrator of any data breach incident or cyber-attack; or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or other third party.

3.21 Agreements, Contracts and Commitments.

(a) Schedule 3.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement; provided, that any engagement letters in respect of financial advisory services involving any Group Company and contracts in respect of data services and information technology supporting the Company’s advisory business are not Company Material Contracts. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean:

(i) any Contract reasonably expected to result in future payments to or by any Group Company in excess of $3,000,000 per annum;

(ii) any Contract that purports to limit (A) the localities in which the Group Companies’ businesses are conducted, (B) any Group Company from engaging in any line of business or (C) any Group Company from developing, marketing or selling products or services, in each case, in any manner that is material to the Group Companies, taken as a whole, including any non-compete agreements or agreements limiting the ability of any of the Group Companies from soliciting customers or employees, in a manner that is material to the Group Companies, taken as a whole;

(iii) any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

(iv) any Contract for or relating to any borrowing of money by or from the Company, including the Existing Credit Agreement;

(v) any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $1,000,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company at will; or (B) provides for notice and/or garden leave obligations as required by Legal Requirements, in each case, so long as such Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

(vi) any Contract granting any Person (other than a Group Company) any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies;

(vii) any obligation to register any ownership interests or other securities of the Group Companies with any Governmental Entity (other than ordinary course requirements of foreign Legal Requirements related to the recording with an applicable Governmental Entity of the ownership of non-U.S. Group Companies);

(viii) any Contracts entered into since the Reference Date for the sale of any of the business, properties or assets of any Group Company or the acquisition by any Group Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise, in each case involving consideration therefor in an amount in excess of $10,000,000 (other than Contracts for the purchase of inventory or supplies entered into in the ordinary course of business consistent with past practice);

(ix) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(x) any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization, or works council;

(xi) any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $500,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(xii) any Contract under which any of the Group Companies: (A) licenses material Intellectual Property from any third party (“Inbound License”), other than non-exclusive licenses for Software that are (x) subject to a total license fee of less than $1,000,000 per year or $5,000,000 in the aggregate or (y) that are in the nature of “shrink-wrap” or “click-wrap” license agreements for off-the-shelf Software that has not been modified; (B) licenses material Intellectual Property to any third party (other than non-exclusive licenses granted to suppliers, service providers or vendors engaged to supply products or provide services to such Group Company or to distributors or customers in the ordinary course of business); or (C) is developing or has developed any material Intellectual Property, itself or through a third party, except, in each case, (1) for any of such license or development Contracts that are not material for the operation of the Group Companies or (2) for any Contract with any employee;

(xiii) each Contract with any academic institution, research center or Governmental Entity that provides for the provision of funding to the Company for research and development or similar activities involving the creation of any material Intellectual Property or other assets; and

(xiv) any written offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Company Material Contract is in full force and effect and represents a legal, valid and binding obligation of the applicable Group Company party thereto and, to the Knowledge of the Company, represents a legal, valid and binding obligation of the counterparties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Company Material Contracts have been made available to Parent, other than invoices incurred in the ordinary course of business when, in the aggregate, they would result in the relationship with the applicable vendor becoming a Company Material Contract.

(c) Neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to the Group Companies, taken as a whole.

(d) The Company has provided to Parent the standard form of engagement letter used by each of the Group Companies in respect of advisory services involving such Group Company.

3.22 Insurance. Each of the Group Companies (together with Professionals GP) maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) for certain material insurable risks in respect of its business and assets, and the Insurance Policies are in full force and effect. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

3.23 Interested Party Transactions. No officer, director or manager of the Group Companies or any of their respective immediate family members, or, to the Knowledge of the Company, any employee of the Group Companies or its immediate family members, is indebted to the Group Companies for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than: (a) for payment of salary, bonuses and other compensation for services rendered; (b) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; and (c) for other employee benefits made generally available to all employees. To the Knowledge of the Company, no officer, director, employee, manager or holder of derivative securities of the Group Companies (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Person’s loans to purchase equity of the Group Companies, such Contracts as relate to any such Person’s ownership of Company membership interests or other securities of the Group Companies or such Person’s employment or consulting arrangements with the Group Companies).

3.24 Information Supplied. The information relating to Professionals, Professionals GP, and the Group Companies supplied by any of Professionals, Professionals GP, the Company or Company GP for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Common Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

3.25 Indebtedness. Schedule 3.25 of the Company Disclosure Letter sets forth the outstanding principal amount of the Borrowed Indebtedness and the amount of all other outstanding Indebtedness of the Group Companies (other than the Borrowed Indebtedness) as of the close of business on November 30, 2020.

3.26 Anti-Bribery; Anti-Corruption. Since the Reference Date, none of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit has, in connection with the operation of the businesses of the Group Companies, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; or (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act 2010 or any other applicable anti-corruption or anti-bribery Legal Requirements (the “Anti-Corruption Laws”). None of the Group Companies or any of the Group Companies’ respective directors, officers, Affiliates or, to the Knowledge of the Company, any of the Group Companies’ respective employees or any other Persons acting on their behalf, at their direction or for their benefit, (i) is or has been the subject of an unresolved claim or allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, to any political party or official thereof or to any candidate for political office, or (ii) has received any notice or other communication from, or made a voluntary disclosure to, any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law. Since the Reference Date, the Group Companies have had and maintained a system or systems of internal controls reasonably designed to (x) ensure compliance with the Anti-Corruption Laws and (y) prevent and detect violations of the Anti-Corruption Laws.

3.27 International Trade; Sanctions.

(a) Since the Reference Date, the Group Companies, the Group Companies’ respective directors, officers, Affiliates or, and, to the Knowledge of the Company, any of the Group Companies’ respective employees or any other Persons acting on their behalf, in connection with the operation of the businesses of the Group Companies, and in each case in all material respects, (a) have been in compliance with all applicable Customs & International Trade Laws, (b) have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, deemed export, import, re-export, deemed re-export or transfer of goods, services, software and technology required for the operation of the respective businesses of the Group Companies, including the Customs & International Trade Authorizations; (c) have not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (d) have not received any actual or, to the Knowledge of the Company, threatened claims, investigations or requests for information by a Governmental Entity with respect to Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws and have not made any disclosures to any Governmental Entity with respect to any actual or potential noncompliance with any applicable Customs & International Trade Laws. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs & International Trade Laws in each of the jurisdictions in which the Group Companies is incorporated or does business.

(b) None of the Group Companies or any of the Group Companies’ respective directors, officers, Affiliates or, to the Knowledge of the Company, any of the Group Companies’ respective employees or any other Persons acting on their behalf is or has been since the Reference Date, a Sanctioned Person. Since the Reference Date, the Group Companies and the Group Companies’ respective directors, officers, Affiliates or, to the Knowledge of the Company, any of the Group Companies’ respective employees or any other Persons acting on their behalf have, in connection with the operation of the businesses of the Group Companies, been in material compliance with applicable Sanctions. Since the Reference Date, (i) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations against any of the Group Companies or any of their respective directors or officers, or, to the Knowledge of the Company, any of the Group Companies’ respective employees or any other Persons acting on their behalf in connection with any actual or alleged violation of applicable Sanctions, (ii) there have been no actual or threatened claims, investigations or requests for information by a Governmental Entity received by a Group Company with respect to the Group Companies’ compliance with applicable Sanctions and (iii) and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance with applicable Sanctions. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with applicable Sanctions in each of the jurisdictions in which any Group Company is incorporated or does business.

3.28 Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PROFESSIONALS, PROFESSIONALS GP, THE COMPANY OR COMPANY GP OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT OR ITS BUSINESS, ASSETS OR PROPERTIES, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PROFESSIONALS, PROFESSIONALS GP, THE COMPANY OR COMPANY GP OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT IN THIS AGREEMENT; AND (B) NONE OF PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO PROFESSIONALS, PROFESSIONALS GP, THE COMPANY OR COMPANY GP OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT OR ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS. EACH OF PROFESSIONALS, PROFESSIONALS GP, THE COMPANY AND COMPANY GP HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR

WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, AND THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT AND ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS, AND IN MAKING ITS DETERMINATION EACH OF PROFESSIONALS, PROFESSIONALS GP, THE COMPANY AND COMPANY GP HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF PARENT EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 3.28, CLAIMS AGAINST PARENT OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON. EACH OF PROFESSIONALS, PROFESSIONALS GP, THE COMPANY AND COMPANY GP HEREBY ACKNOWLEDGES THAT PARENT MAKES NO REPRESENTATION, WARRANTY OR COVENANT INCLUDING PURSUANT TO SECTION 4.7(A) WITH RESPECT TO (X) STATEMENTS MADE OR INCORPORATED BY REFERENCE IN ANY PARENT SEC REPORTS OR ADDITIONAL PARENT SEC REPORTS BASED ON INFORMATION SUPPLIED BY THE GROUP COMPANIES FOR INCLUSION OR INCORPORATION BY REFERENCE IN THE PROXY STATEMENT, OR (Y) ANY PROJECTIONS OR FORECASTS INCLUDED IN THE PROXY STATEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by Parent to Professionals, Professionals GP, the Company and Company GP on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (ii) as disclosed in the Parent SEC Reports filed or furnished with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent represents and warrants to Professionals, Professionals GP, the Company and Company GP as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) Parent has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent.

(c) Parent is not in violation of any of the provisions of its Governing Documents.

(d) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

4.2 Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

4.3 Capitalization.

(a) As of the date of this Agreement: (i) 1,000,000 shares of preferred stock, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and no such shares are issued and outstanding; (ii) 100,000,000 shares of Parent Class A Common Stock are authorized and 23,610,000 of such shares are issued and outstanding; (iii) 10,000,000 shares of Pre-Combination Class B Common Stock (together with the Parent Preferred Stock and the Parent Class A Common Stock, the “Parent Shares”), are authorized and of such shares 7,870,000 are issued and outstanding, and upon the closing of the transactions contemplated by the Subscription Agreements, Parent has committed to issue 12,500,000 shares of Parent Class A Common Stock to the PIPE Investors; (iv) 203,333.33 warrants to purchase one share of Parent Class A Common Stock (the “Private Placement Warrants”) are outstanding; and (v) 7,666,667.67 warrants to purchase one share of Parent Class A Common Stock (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Common Stock and Pre-Combination Class B Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. The Parent Warrants have been validly issued, and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b) Except for the Parent Warrants, Pre-Combination Class B Common Stock and the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares or any other shares of capital stock or membership interests or other interest or participation in, or any security convertible or exercisable for or exchangeable into, Parent Shares or any other shares of capital stock or membership interests or other interest or participation in Parent.

(c) Each Parent Share and Parent Warrant: (i) has been issued in compliance in all material respects with (A) Legal Requirements and (B) the Governing Documents of Parent; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Legal Requirements, the Governing Documents of Parent or any Contract to which Parent is a party or otherwise by which it is bound.

(d) Subject to approval of the Parent Stockholder Matters, the shares of Parent Class B Common Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement and the Parent Class B Common Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will not be subject to any preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Company title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Legal Requirements).

(e) Each holder of Pre-Combination Class B Common Stock: (i) is obligated to vote all of such holder’s Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such holder’s Parent Shares pursuant to the Parent Organizational Documents.

(f) Except as set forth in the Parent Organizational Documents or the Current Registration Rights Agreement or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

4.4 Authority Relative to this Agreement. Parent has the requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Parent of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent of the Transactions have been duly and validly authorized by all requisite corporate action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which Parent is a party have been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof and thereof by the other Parties hereto and thereto, constitute the legal and binding obligations of Parent, enforceable against Parent in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5 No Conflict; Required Filings and Consents.

(a) Subject to the approval by the stockholders of Parent of the Parent Stockholder Matters, neither the execution, delivery nor performance by Parent of this Agreement or the other Transaction Agreements to which it is a party, nor the consummation of the Transactions, shall: (i) conflict with or violate its Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give any third party any rights of consent, termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent pursuant to, any Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) The execution and delivery by Parent of this Agreement and the other Transaction Agreements to which it is a party does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Parent is licensed or qualified to do business; (ii) filings required pursuant to Antitrust Laws (if any) and the expiration of the required waiting periods thereunder (if any); (iii) for the consents, approvals, authorizations, and permits described in Schedule 4.5(b) of the Parent Disclosure Letter; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.6 Compliance; Approvals. Since its incorporation or organization, as applicable, Parent has complied in all material respects with and has not been in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written or, to the Knowledge of Parent, oral notice of non-compliance with any Legal

Requirements has been received by any of Parent. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent. Each Approval held by Parent is valid, binding and in full force and effect. Parent: (a) is not in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval; and (b) has not received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval.

4.7 Parent SEC Reports and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct in all material respects. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or NASDAQ.

(b) The financial statements and notes of Parent contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes of Parent to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to in, such financial statements, all in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

4.8 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2020, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 5.2 if such action were taken on or after the date hereof without the consent of Professionals GP.

4.9 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

4.10 Business Activities. Since its date of incorporation, Parent has not conducted any business activities other than activities: (a) in connection with its organization; (b) in connection with its initial public offering; and (c) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

4.11 Parent Material Contracts. Schedule 4.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K) to which Parent is party (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s periodic reports available on EDGAR.

4.12 Parent Listing. The Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “FTIVU”. As of the date of this Agreement, the issued and outstanding shares of Parent Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “FTIV”. The Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “FTIVW”. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by NASDAQ or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Common Stock or Parent Warrants or to terminate the listing of Parent on NASDAQ. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Common Stock or Parent Warrants under the Exchange Act.

4.13 PIPE Investment Amount. Pursuant to, and on the terms and subject to the conditions of, certain subscription agreements (together with any agreements or instruments with respect to any assignments or transfers contemplated therein or otherwise permitted thereby, and as they may be amended in accordance with the terms of this Agreement, the “Subscription Agreements”) entered into by Parent and the applicable investors named therein (collectively, with any permitted assignees or transferees, the “PIPE Investors”), the PIPE Investors have agreed to purchase shares of Parent

Class A Common Stock for an aggregate purchase price of $125,000,000 (the “PIPE Investment Amount”). To Parent’s Knowledge with respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent, except in each case for such assignments of subscription obligations contemplated by or permitted by the Subscription Agreements. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, each PIPE Investor, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Other than as contemplated by or referred to in the Subscription Agreements, there are no other agreements, side letters or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement that could affect the obligation of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

4.14 Trust Account.

(a) As of November 30, 2020, Parent had $230,003,907.24 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of September 24, 2020, by and between Parent and Transfer Agent, for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b) The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to the Transfer Agent, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder, and there does not exist under the Trust Agreement any event that, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, the Transfer Agent. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and the Transfer Agent that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Common Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Common Stock pursuant to Parent’s Organizational Documents or the underwriters of the initial public offering with respect to any deferred underwriting compensation)

to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Common Stock in accordance with the provisions of Parent’s Organizational Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

4.15 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of Parent have been duly and timely filed with the appropriate Governmental Entity (taking into account any applicable extensions) and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of each Parent (whether or not shown on any Tax Return) have been fully and timely paid (taking into account any applicable extensions), except with respect to Taxes being contested in good faith by appropriate Legal Proceedings and for which appropriate reserves have been established in accordance with GAAP.

(b) Parent has complied in all material respects with all applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the appropriate Governmental Entity.

(c) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing against the Parent which has not been paid or resolved.

(d) No material Tax audit or other examination of Parent by any Governmental Entity is presently in progress, nor has Parent been notified in writing of any (nor to Parent’s Knowledge is there any) request or threat for such an audit or other examination.

(e) There are no liens for Taxes (other than Permitted Liens) upon any of Parent’s assets.

(f) Parent (i) does not have any liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes) pursuant to which Parent will have any obligation to make payments for Taxes after the Closing Date; or (iii) has not, since the Reference Date, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes.

(g) Parent: (i) has not consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than ordinary course extensions of time to file Tax Returns), which extension is still in effect; or (ii) has not entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

(h) Parent does not have and has never had any subsidiaries that are regarded entities for U.S. federal income tax purposes.

(i) Parent has never constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(j) Parent will not be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of any state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements; (iv) to Parent’s Knowledge, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements executed on or prior to the Closing Date; or (vi) an election under Section 108(i) of the Code.

(k) Parent neither has nor will be required to include any amount in income after the Closing by reason of Section 965(a) of the Code, and has not made an election described in Section 965(h) of the Code.

(l) Since the Reference Date, no claim has been made in writing by any Governmental Entity in a jurisdiction in which Parent does not file Tax Returns that Parent is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

4.16 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Professionals, Professionals GP or the Group Companies for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

4.17 Employees; Benefit Plans. Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

4.18 Board Approval; Stockholder Vote. The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this

Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

4.19 Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and that are material to Parent, free and clear of any Liens (other than Permitted Liens).

4.20 Affiliate Transactions. Except as described in the Parent SEC Reports, no Contract between Parent, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Parent (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Parent.

4.21 Investment. Parent is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Parent Subscribed Units to be acquired by Parent pursuant to this Agreement and the Transactions will be acquired for investment for Parent’s own account and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Parent has no present intention of selling, granting any participation in, or otherwise distributing the same. At no time was Parent presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Subscribed Units. Parent has received or has had full access to all the information Parent considers necessary or appropriate to make an informed investment decision with respect to the Parent Subscribed Units. Parent represents that it has conducted and completed its own independent due diligence and has independently made its own analysis and decision with respect to the Parent Subscribed Units. Parent further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Parent Subscribed Units, and to obtain additional information necessary to verify any information furnished to Parent or to which Parent had access. Parent is fully aware of: (a) the highly speculative nature of the Parent Subscribed Units; and (b) the financial risks involved. Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Parent’s own interest in connection with this transaction and is financially capable of bearing a total loss of the Parent Subscribed Units. Parent understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Parent Subscribed Units or made any findings or determination as to the fairness of this investment. Parent understands and acknowledges that, in reliance upon the representations and warranties made by Parent herein, the Parent Subscribed Units are not being registered with the SEC under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on Parent’s ability to transfer the Parent Subscribed Units. Parent acknowledges that, because the Parent Subscribed Units have not been registered under the Securities Act, such shares will be subject to transfer restrictions and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Parent is aware of the restrictions on the use of Rule 144 promulgated under the Securities Act.

4.22 Brokers. Other than fees or commissions included in the Estimated Transaction Costs, Parent has no liability or obligation to pay any fees or commissions to any broker, finder or investment bank with respect to the Transactions.

4.23 Disclaimer of Other Warranties. PARENT HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF PROFESSIONALS, PROFESSIONALS GP, ANY GROUP COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PROFESSIONALS, PROFESSIONALS GP, ANY GROUP COMPANY OR THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PROFESSIONALS, PROFESSIONALS GP, ANY GROUP COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE IN THIS AGREEMENT; AND (B) NONE OF PROFESSIONALS, PROFESSIONALS GP, ANY GROUP COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO PARENT OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF PROFESSIONALS, PROFESSIONALS GP OR ANY GROUP COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PROFESSIONALS, PROFESSIONALS GP, ANY GROUP COMPANY AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. PARENT HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. PARENT ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF EACH GROUP COMPANY AND THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING, AND IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, PARENT HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF PROFESSIONALS, PROFESSIONALS GP, THE COMPANY AND COMPANY GP OR EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.23, CLAIMS AGAINST PROFESSIONALS, PROFESSIONALS GP, ANY GROUP COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON.

ARTICLE V

CONDUCT PRIOR TO THE CLOSING DATE

5.1 Conduct of Business by the Group Companies. During the period from the date of this Agreement and continuing until the occurrence of the Closing, the Company and Company GP shall, and shall cause the Company Subsidiaries to, other than as a result of or in connection with a COVID-19 Response, carry on its business in the ordinary course consistent with past practice and in accordance with Legal Requirements, except to: (a) the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); or (b) as expressly contemplated by this Agreement or Schedule 5.1 of the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Legal Requirements or as a result of or in connection with a COVID-19 Response, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the occurrence of the Closing, the Company and Company GP shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a) except in the ordinary course of business consistent with past practice (measured by the applicable jurisdiction) or as otherwise required by any existing Employee Benefit Plan or Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; (v) grant any equity or equity-based compensation awards; or (vi) hire or terminate any employee or independent contractor;

(b) (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any of the businesses of the Group Companies; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any material Trade Secrets within Owned Intellectual Property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practice; provided, that in no event shall the Company license on an exclusive basis or sell any material Owned Intellectual Property;

(c) except for transactions solely among the Company and the Company Subsidiaries and for the payment of Taxes as described in the Note Purchase Agreement: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or otherwise, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d) amend its Governing Documents, or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(f) dispose of or lose rights under any Company Real Property Lease other than in the ordinary course of business;

(g) other than with respect to the Company Real Property Leases, sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than pursuant to agreements existing on the date hereof and set forth on Schedule 5.1(g) of the Company Disclosure Letter;

(h) (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make, create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness other than guarantees of any Indebtedness of any Subsidiaries or guarantees by the Company Subsidiaries of the Indebtedness of the Company; (iv) except in the ordinary course of business consistent with past practice, create any Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (v) fail to comply in any material respect with the terms of the Existing Credit Agreement or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Existing Credit Agreement; or (vi) cancel or forgive any Indebtedness owed to any of the Group Companies other than ordinary course compromises of amounts owed to the Group Companies by their respective customers consistent with past practice;

(i) make, incur or commit to make or incur, or authorize any capital expenditures that will require payments after the Closing Date other than capital expenditures in an aggregate amount less than $7,000,000 (subject to ordinary course variations in the timing and amount of such capital expenditures);

(j) make any material change in the Group Companies’ cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(k) release, assign, compromise, settle or agree to settle any Legal Proceeding involving payments by any Group Company of $5,000,000 (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Group Company), or more, or that imposes any material non-monetary obligations on a Group Company;

(l) except in the ordinary course of business consistent with past practice: (i) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company

Material Contract; (ii) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; (iii) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract; or (iv) incur or enter into a Contract requiring the Company to pay in excess of $500,000 in any 12-month period (other than Contracts (a) being entered into in replacement of any Company Real Property Lease, (b) with third parties to provide services for the Company IT Systems, (c) with third parties to provide market data services and (d) to facilitate the Group Companies’ preparations to meet their obligations as a public company);

(m) except as required by U.S. GAAP (or any interpretation thereof) or Legal Requirements, make any change in accounting methods, principles or practices;

(n) (i) make, change or revoke any material Tax election; (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any material method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a material refund of Taxes; or (vii) enter into any material “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(o) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

(p) subject to clause (a) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to (i) obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Schedule 5.1(p) of the Company Disclosure Letter as existing on the date of this Agreement and (ii) the payment of Taxes;

(q) engage in any material new line of business;

(r) (i) limit the rights of any Group Company, in each case in any material respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive or similar rights to any Person;

(s) terminate or amend, in a manner materially detrimental to any Group Company, any material insurance policy insuring the business of any Group Company;

(t) amend in a manner materially detrimental to any Group Company, terminate, permit to lapse or fail to use commercially reasonable efforts to maintain any Approval; or

(u) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 5.1(a) through (t) above.

5.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the occurrence of the Closing, Parent shall, other than as a result of or in connection with a COVID-19 Response, carry on its business in the ordinary course consistent with past practice and in accordance with Legal Requirements, except to: (a) the extent that Professionals GP shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); or (b) as expressly contemplated by this Agreement (including as contemplated by the PIPE Investment)

or Schedule 5.2 of the Parent Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Parent Disclosure Letter or as required by Legal Requirements or as a result of or in connection with a COVID-19 Response, without the prior written consent of Professionals GP, during the period from the date of this Agreement and continuing until the occurrence of the Closing, Parent shall not do any of the following:

(a) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent;

(c) other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d) amend its Governing Documents or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f) (i) incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons; (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition; or (iii) enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that Parent shall be permitted to incur Indebtedness from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s-length and repayable at Closing;

(g) except as required by U.S. GAAP (or any interpretation thereof) or Legal Requirements, make any change in accounting methods, principles or practices;

(h) (i) settle or compromise any material Tax claim; (ii) change (or request to change) any method of accounting for Tax purposes; (iii) file any material amended Tax Return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (v) knowingly surrender any claim for a material refund of Taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity; or (vii) make, change or revoke any material Tax election;

(i) create any Liens on any material property or material assets of Parent;

(j) liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent;

(k) commence, settle or compromise any Legal Proceeding material to Parent or its properties or assets;

(l) engage in any material new line of business;

(m) amend the Trust Agreement or any other agreement related to the Trust Account; or

(n) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 5.2(a) through (m) above.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Proxy Statement; Special Meeting.

(a) Proxy Statement.

(i) As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 6.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with notice of the opportunity to redeem shares of Parent Class A Common Stock (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Common Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class B Common Stock as contemplated by item 3 of subsection (b) of Schedule B; (3) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Certificate attached hereto as Exhibit A and Parent A&R Bylaws attached hereto as Exhibit B; (5) the approval of the Incentive Equity Plan in the form attached hereto as Exhibit C; (6) the election of directors; (7) the adjournment of the Special Meeting; and (8) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Parent Stockholder Matters”). Without the prior written consent of Professionals GP (not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Parent, as promptly as practicable following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; and (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(ii) Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC that relate to the

Transactions, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information relating to the Proxy Statement. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii) If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Parent of such information, event or circumstance.

(iv) Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel, auditors and other advisors in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(b) Until such time as the Closing shall have occurred, the Company shall deliver to Parent (together, the “Required Financial Information”): (i) monthly management reports (non-GAAP) of the Company within thirty (30) days following each month-end, in form and substance as historically provided to management; (ii) as promptly as reasonably practicable, the audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2020, and the audited consolidated statements of operations and comprehensive loss, changes in partners’ capital and cash flows of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2020, together with the auditor’s report thereon and the related pro forma financial information, each in form and substance as necessary to comply with applicable disclosure requirements under Regulation S-X promulgated by the SEC were Parent filing (x) a general form for registration of securities under Form 10 following the consummation of the Transactions and (y) a registration statement on Form S-1 for the resale of the securities issued in the PIPE Investment following the consummation of the Transactions, and (iii) no later than the fiftieth (50th) day following each calendar quarter that occurs after December 31, 2020 and at least sixty (60) days prior to the Closing Date, the unaudited, auditor-reviewed (except for quarters ended December 31), consolidated balance sheets of the Company and its consolidated subsidiaries as of such quarter-end, except for quarters ended December 31, and consolidated statements of earnings (loss), comprehensive income (loss), equity and cash flows of the Company and its consolidated subsidiaries for the fiscal quarter then ended, each in form and substance as necessary to comply with applicable disclosure requirements under Regulation S-X promulgated by the SEC were Parent filing (x) a general form for registration of securities under Form 10 following the consummation of the Transactions and (y) a registration statement on Form S-1 for the resale of the securities issued in the PIPE Investment following the consummation of the Transactions.

(c) Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with Professionals GP) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than forty-five (45) days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the immediately following sentence, Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to Parent’s stockholders under Legal Requirements. Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 6.1(c), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall only be entitled to postpone or adjourn the Special Meeting (subject to providing prior notice to Professionals GP in connection with any such postponement or adjournment): (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) to seek withdrawals of redemption requests from Parent’s stockholders if Parent reasonably expects the Parent Stockholder Redemption Payments would cause the condition in Section 7.2(k) or Section 7.3(h) to not be satisfied at the Closing; or (iv) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

6.2 Certain Regulatory Matters. As promptly as practicable following the date of this Agreement, Parent and the Company shall make any required filings under applicable Antitrust Laws.

Parent and the Company shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice or other Governmental Entity (as it relates to Antitrust Laws) in connection with such notifications and filings and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the applicable Antitrust Laws and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (to the extent allowed under Legal Requirements) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Parent shall pay one hundred percent (100%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under applicable Antitrust Laws.

6.3 Other Filings; Press Release.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by Professionals GP.

(b) Promptly after the execution of this Agreement, Parent and Professionals GP shall also issue a mutually agreed joint press release announcing the execution of this Agreement.

(c) Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by Professionals GP. Prior to Closing, Parent and Professionals GP shall prepare a mutually agreed joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Substantially concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

6.4 Confidentiality; Communications Plan; Access to Information.

(a) The Confidentiality Agreement, and the terms thereof, are hereby incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or Professionals GP, on the one hand, or Parent, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent (in the case of Professionals and Professionals GP and, prior to the Closing, the Group Companies) or Professionals GP (in the case of Parent and, following the Closing, the Group Companies).

(b) Parent and Professionals GP shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of Professionals GP, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by Professionals, Professionals GP, the Company or Company GP (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of Professionals, Professionals GP, the Company or Company GP, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 6.3 or this Section 6.4(b); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement.

(c) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of the Company. Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent. Notwithstanding anything herein to the contrary, the Parties shall not be required to take any action, provide any access or furnish any information that such Party in good faith reasonably believes would be reasonably likely to (i) cause or constitute a waiver of the attorney-client or other privilege or, (ii) violate any Contract to which such Party is a party or bound, provided, that the Parties agree to cooperate in good faith to make alternative arrangements to allow for such access or furnishing in a manner that does not result in the events set out in clauses (i) and (ii) above.

6.5 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions and the other transactions contemplated hereby, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings, including registrations, declarations and filings with Governmental Entities, if any, and filings required pursuant to Antitrust Laws and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including any other consents referred to on Schedule 3.7(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the termination of each agreement set forth on Schedule 6.5 of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to the Transfer Agent substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require a Party to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

6.6 No Parent Securities Transactions. None of Professionals, Professionals GP, the Company and Company GP, nor any of its respective controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall use its reasonable best efforts to direct each of its officers, directors, partners, employees, agents, advisors, contractors, associates, clients, customers and representatives to comply with the foregoing requirement.

6.7 No Claim Against Trust Account. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of Professionals, Professionals GP, the Company and Company GP hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided, that: (a) nothing herein shall serve to limit or prohibit the right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions (so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate any Parent Stockholder Redemption), or for intentional fraud in the making of the representations and warranties in Article IV; and (b) nothing herein shall serve to limit or prohibit any claims that Professionals, Professionals GP, the Company and Company GP may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

6.8 Disclosure of Certain Matters. Each of Party will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that:

(a) is reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied; or

(b) would require any amendment or supplement to the Proxy Statement.

6.9 No Solicitation.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, Professionals, Professionals GP, the Company and Company GP shall not, and shall cause the other Group Companies not to, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of such Persons, or any recapitalization or similar transaction with such Persons (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, Professionals, Professionals GP, the Company and Company GP shall, and shall cause the other Group Companies to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, Parent shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Professionals, Professionals GP, the Company and Company GP and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, or recapitalization or similar business combination transaction with Parent (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c) Each Party shall promptly (and in no event later than twenty-four (24) hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission.

6.10 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to the Transfer Agent (which notice Parent shall provide to the Transfer Agent in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to the Transfer Agent pursuant to the Trust Agreement to be so delivered, including providing the Transfer Agent with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause the Transfer Agent to, and the Transfer Agent shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable: (A) to stockholders who properly elect to have their Parent Class A Common Stock redeemed for cash in accordance with the provisions of Parent’s Organizational Documents; (B) for income tax or other tax obligations of Parent prior to Closing; (C) to the underwriters of the initial public offering with respect to any deferred underwriting compensation; (D) for any transaction costs of Parent to the extent Parent elects to pay these prior to Closing; and (E) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of Parent; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

6.11 Directors’ and Officers’ Liability Insurance.

(a) All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Group Company (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Governing Documents, shall survive the Closing and shall continue in full force and effect in accordance with their respective terms. For a period of six (6) years from the Closing Date, the Company and Company GP shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Group Company’s Governing Documents as in effect immediately prior to the Closing Date, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(b) For a period beginning at the Closing and ending no earlier than six (6) years after the Closing, Professionals GP and/or one or more members of the Group Companies shall purchase (with funds provided by the Company) and maintain for the benefit of the D&O Indemnified Parties insurance that provides coverage with respect to acts, omissions, circumstances or events occurring at or prior to the Closing (the “GPL Insurance”), with terms, conditions, retentions and limits of liability that are no less favorable than the then-existing general partner and professional services liability insurance of Professionals GP as of the date of this Agreement; provided that Professionals GP and/or one or more members of the Group Companies shall not be required to pay an annual premium for the GPL Insurance in excess of three hundred percent (300%) of the last aggregate annual premium paid for such insurance prior to the date of this Agreement (“Maximum Amount”); provided, further, that, if such insurance is not available or the premiums for such insurance exceed the Maximum Amount,

Professionals GP and/or one or more members of the Group Companies shall obtain such insurance with the best coverage available for a cost not exceeding the Maximum Amount. In lieu thereof, at or prior to the Closing, the Company may purchase and maintain in effect for a period of six (6) years thereafter (or, with respect to any insurance outside the United States, for the three (3) year period following the Closing to the extent that six (6) year “tail” insurance is not readily available) prepaid non-cancellable general partner and professional services liability “tail” insurance covering the D&O Indemnified Parties with respect to acts, omissions circumstances or events occurring at or prior to the Closing with terms, conditions, retentions and limits of liability with respect to the D&O Indemnified Parties that are no less favorable than the then- existing general partner and professional services liability insurance of Professionals GP as of the date of this Agreement; provided that the Company shall not be required to spend in excess of the Maximum Amount to obtain such prepaid “tail” insurance; provided, further, that, if such insurance is not available or the premiums for such insurance exceed the Maximum Amount, the Company may obtain such “tail” insurance with the best coverage available for a cost not exceeding the Maximum Amount. The Company shall maintain such “tail” insurance in full force and effect for the full terms of the policies and cause all obligations thereunder to be honored by the Group Companies, as applicable.

(c) Prior to the Closing, Parent shall arrange for the purchase and binding, in connection with the Closing, of a “tail” or “runoff” directors’ and officers’ liability insurance policy in respect of claims arising out of or relating to events which occurred at or prior to the Closing Date covering each such Person that is a director or officer of Parent on terms with at least the same coverage and amount and containing terms and conditions that are, in the aggregate, no less advantageous than those of such policy in effect on the date of this Agreement for the six (6) year period following the Closing. Parent shall maintain such policy in full force and effect for its full term and cause all obligations thereunder to be honored.

(d) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Governing Documents of any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 6.11 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.11.

(e) If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 6.11.

6.12 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (collectively, “Transfer Taxes”) shall be borne and paid by the Company. Unless otherwise required by applicable law, the Company shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Company and Parent shall reasonably cooperate with respect thereto as necessary).

6.13 Subscription Agreements. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Company, it being understood that any amendments or arrangements contemplated by or referred to in the Subscription Agreements, and any assignments or transfers otherwise permitted by the Subscription Agreements, shall not be considered to be materially adverse to the Company. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder; (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to pay to (or as directed by) Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing (if all conditions set forth in the applicable Subscription Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that Parent or any of its Affiliates control the satisfaction of)). Without limiting the generality of the foregoing, Parent shall give the Company and Professionals GP prompt (and, in any event within one (1) Business Day) written notice: (A) of any amendment to any Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors contemplated by the Subscription Agreements.

6.14 Section 16 Matters. Prior to the Closing Date, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Common Stock or Parent Class B Common Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each director and officer of Parent who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

6.15 Qualification as an Emerging Growth Company. Parent shall, at all times during the period from the date hereof until the occurrence of the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012; and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of such Act.

6.16 Board of Directors. The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 6.16 of the Company Disclosure Letter and the other persons identified by the Professionals GP following the date hereof and prior to the initial filing with the SEC of the Proxy Statement are elected and appointed as directors of Parent effective upon the Closing.

6.17 Termination of Affiliate Arrangements. Parent shall cause to be terminated, with no further liability or obligation of Parent or any of its Affiliates, on or prior to the Closing, each of the Parent Affiliate Arrangements.

6.18 Release.

(a) Effective upon the Closing, Parent and the Company, each on its own behalf and on behalf of the other Group Companies, generally, irrevocably, unconditionally and completely releases and forever discharges Professionals, Professionals GP, each of their respective Affiliates and each of their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Professionals Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Professionals Released Parties; provided, however, that nothing in this Section 6.18(a) shall release any Professionals Released Parties from: (i) claims based on intentional fraud; (ii) their obligations under this Agreement or the other Transaction Agreements; or (iii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Professionals Released Party’s employment by any Group Company.

(b) Effective upon the Closing, Professionals and Professionals GP, each on its own behalf and on behalf of its controlled Affiliates, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and each of the Group Companies, each of their respective Affiliates and each of their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Parent Released Parties; provided, however, that nothing in this Section 6.18(b) shall release any Parent Released Parties from: (i) claims based on intentional fraud; (ii) their obligations under this Agreement or the other Transaction Agreements; or (iii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Parent Released Party’s employment by any Group Company.

6.19 DeSPAC Transaction Steps and Closing DeSPAC Transactions. In connection with the Closing, the Parties shall and shall cause their Affiliates, as applicable, to take the DeSPAC Transaction Steps (as such term is defined in Schedule B) and effect the Closing DeSPAC Transactions (as such term is defined in Schedule B).

6.20 Employment Agreements. Prior to the Closing, Parent and the Company shall each use its respective commercially reasonable efforts to cause to be negotiated and entered into, effective as of, and conditioned upon the occurrence of, the Closing, executive employment agreements with each of the individuals identified on Section 6.20 of the Parent Disclosure Letter, in each case in form and substance reasonably agreed upon by Parent, the Company and such executive.

ARTICLE VII

CONDITIONS TO THE TRANSACTION

7.1 Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to consummate and effect the Transactions shall be subject to the satisfaction or written waiver at or prior to the Closing of the following conditions:

(a) At the Special Meeting (including any adjournments thereof pursuant to Section 6.1(c)), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Parent Organizational Documents and NASDAQ rules and regulations, as applicable.

(b) The Existing Limited Partner Consents shall continue to be in full force and effect.

(c) Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Common Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to redeem their Parent Class A Common Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(d) the Parties will have received or have been deemed to have received all other necessary pre-Closing authorizations, consents, clearances, waivers and approvals of the Governmental Entities set forth on Section 7.1(d) of the Company Disclosure Letter and Section 7.1(d) of the Parent Disclosure Letter in connection with the execution, delivery and performance of this Agreement and the Transactions (or any applicable waiting period thereunder shall have expired or been terminated).

(e) No provision of any applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect, and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

7.2 Additional Conditions to Obligations of Professionals, Professionals GP, the Company and Company GP. The obligations of Professionals, Professionals GP, the Company and Company GP to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Professionals GP:

(a) The Specified Fundamental Representations of Parent shall be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the Fundamental Representations of Parent shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b) Parent shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c) Parent shall have delivered to Professionals GP a certificate, signed by an authorized representative of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d).

(d) No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e) The persons listed on Schedule 7.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and officers with Parent.

(f) Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 2.2(a), duly executed by Parent, as applicable.

(g) The Parent Certificate shall be amended and restated in the form of the Parent A&R Certificate, and the Parent Bylaws shall be amended and restated in the form of the Parent A&R Bylaws.

(h) Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 6.10, available to Parent for payment of the Parent Subscribed Units Purchase Price at the Closing.

(i) The Subscription Agreements shall not have been amended in a manner that is adverse to the Company.

(j) The Parent Affiliate Arrangements shall have been terminated.

(k) The PIPE Investment (and the funding of the PIPE Investment Amount) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements, and after giving effect thereto, Parent Cash shall equal or exceed $200,000,000.

7.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) The Specified Fundamental Representations of Professionals, Professionals GP, the Company and Company GP shall be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality”, “Professionals Material Adverse Effect” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the Fundamental Representations of Professionals, Professionals GP, the Company and Company GP shall be true and correct in all material respects (without giving effect to any limitation as to “materiality”, “Professionals

Material Adverse Effect” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Professionals, Professionals GP, the Company and Company GP set forth in Article III hereof shall be true and correct (without giving effect to any limitation as to “materiality”, “Professionals Material Adverse Effect” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Professionals Material Adverse Effect or a Company Material Adverse Effect.

(b) Each of Professionals, Professionals GP, the Company and Company GP shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case in all material respects.

(c) Each of Professionals, Professionals GP, the Company and Company GP shall have delivered to Parent a certificate, signed by an authorized representative of such Person and dated as of the Closing Date, certifying as to the matters set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d).

(d) No Professionals Material Adverse Effect or Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e) The Company shall have delivered to Parent the Required Financial Information required to be delivered prior to Closing pursuant to Section 6.1(b).

(f) The Convertible Notes shall be repaid or converted into equity of the Company, in full, in connection with the Closing.

(g) Each of Professionals, Professionals GP, the Company and Company GP shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by pursuant to Section 2.2(b), duly executed by Professionals, Professionals GP, the Company and Company GP, as applicable.

(h) The PIPE Investment (and the funding of the PIPE Investment Amount) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements, and after giving effect thereto, Parent Cash shall equal or exceed $200,000,000.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and Professionals GP at any time;

(b) by either Parent or Professionals GP if the Transactions shall not have been consummated by June 30, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; provided, further, that (i) the Outside Date may be extended by Parent by written notice to Professionals GP for up to three (3) additional one (1)-month periods if all of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied or waived at the Outside Date, other than the condition set forth in Section 7.2(k) and those conditions which by their terms would be satisfied at the Closing and (ii) the Outside Date shall be extended automatically once for sixty (60) days if all of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied or waived at the Outside Date, other than the condition set forth in Section 7.1(d) and those conditions which by their terms would be satisfied at the Closing;

(c) by either Parent or Professionals GP if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which Order or other action is final and nonappealable;

(d) by Professionals GP, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent is curable by Parent prior to the Closing, then Professionals GP must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(d) until the earlier of: (i) thirty (30) days after delivery of written notice from Professionals GP to Parent of such breach; and (ii) the Outside Date; provided, further, that Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Professionals GP may not terminate this Agreement pursuant to this Section 8.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent is cured during such thirty (30) day period);

(e) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Professionals, Professionals GP, the Company or Company GP or if any representation or warranty of Professionals, Professionals GP, the Company or Company GP shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by Professionals, Professionals GP, the Company or Company GP, as applicable, prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(e) until the earlier of: (i) thirty (30) days after delivery of written notice from Parent to Professionals, Professionals GP, the Company or Company GP, as applicable, of such breach; and (ii) the Outside Date; provided, further, that Professionals, Professionals GP, the Company or Company GP, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Professionals, Professionals GP, the Company or Company GP, as applicable, is cured during such thirty (30) day period);

(f) by either Parent or Professionals GP, if, at the Special Meeting (including any adjournments thereof pursuant to Section 6.1(c)), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL and the Parent Organizational Documents; or

(g) by either Professionals GP or Parent, if the condition set forth in Section 7.2(k) or Section 7.3(h), respectively, becomes incapable of being satisfied at the Closing.

8.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b) In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 6.4, Section 6.7, this Section 8.2, Article X (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

ARTICLE IX

NO SURVIVAL

9.1 No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 9.1 nor anything else in this Agreement to the contrary (including Section 10.14) shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article III or Article IV, as applicable.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, to:

c/o FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: Amanda Abrams

Phone: (484) 459-3476

Email: aabrams@cohenandcompany.com

with a copy to:

Morgan, Lewis & Bockius, LLP

1701 Market Street, Philadelphia, PA 19103-2921

Attention: Kevin S. Shmelzer and Todd A. Hentges

Phone: (215) 963-5000

Facsimile: (215) 963-5001

Email: kevin.shmelzer@morganlewis.com

todd.hentges@morganlewis.com

if to Professionals, Professionals GP, the Company or Company GP, to:

Perella Weinberg Partners

767 Fifth Avenue

New York, New York 10153

Attention: General Counsel

Phone: (212) 287-3200

Email: vshendelman@pwpartners.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Joseph A. Coco

     Blair T. Thetford

     Michael J. Schwartz

Phone: (212) 735-3000

Email: joseph.coco@skadden.com

     blair.thetford@skadden.com

     michael.schwartz@skadden.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10.2 Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Beach VDR” online datasite hosted by RR Donnelly “Venue” at least one (1) Business Days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

10.3 Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Closing Date, of Persons pursuant to the provisions of Section 6.11 and Section 10.14 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

10.5 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. Parent acknowledges and agrees that Professionals GP shall be entitled to bring an action for specific enforcement to cause Parent to seek to enforce the provisions of the Subscription Agreements to the fullest extent permissible pursuant to such Subscription Agreements as if it were a party thereto.

10.7 Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or if it has or can acquire jurisdiction in the United States District Court for the District of Delaware, in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.1. Notwithstanding the foregoing in this Section 10.8, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10.9 Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

10.10 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

10.11 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 10.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

10.12 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

10.13 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and Professionals GP (on behalf of itself and Professionals, the Company and Company GP) may, to the extent not prohibited by Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

10.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 10.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 10.14. This Section 10.14 shall be binding on all successors and assigns of Parties.

10.15 Legal Representation.

(a) Parent hereby agrees on behalf of itself and its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Parent Waiving Parties”), that Skadden, Arps,

Slate, Meagher & Flom LLP (or any successor) (“Skadden”) may represent Professionals and/or Professionals GP or any of their respective directors, managers, members, partners, officers, employees or Affiliates (collectively, the “Seller Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Parent Waiving Parties, and each of Parent and the Company on behalf of itself and the other Parent Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Skadden provides legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Parent Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between any Group Company or any member of the Seller Group and its counsel, including Skadden, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, do not pass to the Company, and instead survive, remain with and are controlled by the Seller Group (the “Privileged Communications”), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that they may not access, use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), including in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

(b) Each of Professionals and Professionals GP hereby agrees on behalf of itself and its directors, managers, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns (all such parties, the “Seller Waiving Parties”), that Morgan, Lewis & Bockius, LLP (or any successor) may represent Parent or any of its respective directors, members, partners, officers, employees or Affiliates, in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of Parent or other Seller Waiving Parties, and each of Parent and the Company on behalf of itself and the other Seller Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of Professionals and Professionals GP acknowledges that the foregoing provision applies whether or not Morgan, Lewis & Bockius, LLP provides legal services to Parent after the Closing Date.

(c) Each of Professionals and Professionals GP hereby agrees on behalf of itself and the other Seller Waiving Parties that Skadden may represent Parent and/or the Group Companies or any of their respective directors, members, partners, officers, employees or Affiliates, in each case, in connection with any matter, whether or not arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of Professionals or Professionals GP or other Seller Waiving Parties, and each of Professionals and Professionals GP on behalf of itself and the other Seller Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of Professionals and Professionals GP acknowledges that the foregoing provision applies whether or not Skadden provides legal services to Parent or any Group Companies after the Closing Date.

10.16 Disclosure Letters and Exhibits. The Company Disclosure Letter and the Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty in this Agreement. Certain information set forth in the Company Disclosure Letter and the Parent Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter or the Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FINTECH ACQUISITION CORP. IV

By:	/s/ James J. McEntee, III
Name: James J. McEntee, III
Title: President and Secretary

FINTECH INVESTOR HOLDINGS IV, LLC

By:	Cohen Sponsor Interests IV, LLC, its Manager

By:	FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name: Daniel G. Cohen
Title: President

FINTECH MASALA ADVISORS, LLC

By:	Cohen Sponsor Interests IV, LLC, its Manager

By:	FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name: Daniel G. Cohen
Title: President

[Signature Page to Business Combination Agreement]

PWP HOLDINGS LP

By:	PWP GP LLC, its general partner

By:	PWP Professional Partners LP, its sole member

By:	Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name: Peter A. Weinberg
Title: Chief Executive Officer

PWP GP LLC

By:	PWP Professional Partners LP, its sole member

By:	Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name: Peter A. Weinberg
Title: Chief Executive Officer

PWP PROFESSIONAL PARTNERS LP

By:	Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name: Peter A. Weinberg
Title: Chief Executive Officer

PERELLA WEINBERG PARTNERS LLC

By:	/s/ Peter A. Weinberg
Name: Peter A. Weinberg
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Parent A&R Certificate

[See Annex B]

Ex. A – page 1

EXHIBIT B

Form of Parent A&R Bylaws

[See Annex C]

Ex. B – page 1

EXHIBIT C

Form of Incentive Equity Plan

[See Annex H]

Ex. C – page 1

EXHIBIT D

Form of Company A&R Partnership Agreement

[See Annex F]

Ex. D – page 1

EXHIBIT E

Form of A&R Registration Rights Agreement

[See Annex D]

Ex. E – page 1

EXHIBIT F

Form of Stockholders Agreement

[See Annex E]

Ex. F – page 1

EXHIBIT G

Form of Tax Receivable Agreement

[See Annex G]

Ex. G – page 1

EXHIBIT H

Sponsor Letter Agreement

[See Annex J]

Ex. H – page 1

EXHIBIT I

Support Agreement

Ex. I – page 1

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of December 29, 2020, by and among (i) FinTech Acquisition Corp. IV, a Delaware corporation (“FTIV”), (ii) FinTech Investor Holdings IV, LLC, a Delaware limited liability company (“Holdings IV”), and FinTech Masala Advisors, LLC, a Delaware limited liability company (“Masala” and together with Holdings IV, the “Sponsors”), (iii) Perella Weinberg Partners LLC, a Delaware limited liability company, PWP Holdings LP, a Delaware limited partnership, PWP GP LLC, a Delaware limited liability company, and PWP Professional Partners LP, a Delaware limited partnership (together, the “PWP Entities”), and (iv) the undersigned equity holders of, directly or indirectly, the PWP Entities (together, the “PWP Equity Holders” and, together with Sponsors, the “Voting Parties” and each a “Voting Party”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, FTIV and the PWP Entities have entered into a Business Combination Agreement (as amended or modified from time to time, the “Transaction Agreement”), whereby the parties intend to effect a business combination between FTIV and PWP Holdings LP, on the terms and subject to the conditions set forth therein (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the term “Voting Shares” shall mean, taken together, (i) all securities of FTIV beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of FTIV acquired and held in such capacity subsequent to the date hereof (“FTIV Voting Shares”) and (ii) all securities of the PWP Entities Beneficially Owned by any Voting Party, including any and all securities of the PWP Entities acquired and held in such capacity subsequent to the date hereof (the “PWP Entities Voting Interests”). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Transaction Agreement.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Shares set forth on Annex A as follows:

a. Authority. If Voting Party is a legal entity, Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated

Ex. I – page 2

hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

d. Ownership of Shares. Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens and (ii) has the sole power to vote or caused to be voted its Voting Shares. Except pursuant hereto and pursuant to (i) that certain Letter Agreement, dated as of September 24, 2020, by and between certain stockholders of FTIV and FTIV, and (ii) the limited liability company agreement of each Sponsor, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Annex A or (ii) any options, warrants or other rights to acquire any additional PWP Entities Voting Interests or shares of common stock of FTIV (“FTIV Common Stock”) or any security exercisable for or convertible into the PWP Entities Voting Interests or shares of FTIV Common Stock, other than as set forth on Annex A (collectively, “Options”).

e. No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.

a. Each Voting Party shall during the term of this Agreement vote or cause to be voted the FTIV Voting Shares that he, she or it Beneficially Owns, at every meeting of the stockholders of FTIV at which such matters are considered and at every adjournment or postponement thereof: (i) in favor of (A) the Transactions and the Transaction Agreement and the other transactions contemplated thereby, (B) any proposal to adjourn or postpone such meeting of stockholders of FTIV to a later date if there are not sufficient votes to approve the Transactions, and (C) an amendment of FTIV’s governing documents to extend the outside date for consummating the Transactions, if applicable; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FTIV or Transactions Sub under the Transaction Agreement; and (iii) against (A) any proposal or offer from any Person (other than the PWP Entities or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving FTIV, or (2) the issuance or acquisition of shares of capital stock or other equity securities of FTIV (other than as contemplated by the Transaction Agreement); and (B) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of FTIV’s conditions under the Transaction Agreement or change in any manner the voting rights of any class of shares of FTIV (including any amendments to FTIV’s certificate of incorporation or bylaws other than in connection with the Transactions).

Ex. I – page 3

b. Each Voting Party shall during the term of this Agreement (x) vote or cause to be voted the PWP Entities Voting Interests he, she or it Beneficially Owns, at every meeting (or in connection with any request for action by written consent) of the partners of the PWP Entities at which such matters are considered and at every adjournment or postponement thereof, and (y) execute a written consent or consents if the partners of the PWP Entities are requested to vote their voting interests through the execution of an action by written consent, in each case to the extent such PWP Entities Voting Interests are entitled to vote thereon pursuant to the PWP Entities Charter Documents: (i) in favor of (A) the Transactions and the Transaction Agreement and the other transactions contemplated thereby; (B) any proposal to adjourn or postpone such meeting of the PWP Entities to a later date if there are not sufficient votes to approve the Transactions; and (C) the Professionals Reorganization, immediately prior to, and contingent upon, the consummation of the Transactions; and (ii) against (A) any proposal or offer from any Person (other than FTIV or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving any Group Company, (2) the issuance or acquisition of shares of capital stock or other equity securities of any Group Company, or (3) the sale, lease, exchange or other disposition of any significant portion of any Group Company’s properties or assets; (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of any Group Company under the Transaction Agreement; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of any Group Company’s conditions under the Transaction Agreement or change in any manner the voting rights of any class of shares of the PWP Entities (including any amendments to the PWP Entities Charter Documents), except as contemplated by this Agreement.

c. (1) Each of the undersigned holding PWP Entities Voting Interests (each, a “PWP Entities Holder”) hereby appoints Andrew Bednar and Gary Barancik and any designee of Andrew Bednar and Gary Barancik, and each of them individually, and (2) each holder of FTIV Common Stock (each, a “FTIV Holder”) hereby appoints Daniel G. Cohen and James J. McEntee, III and any designee of Daniel G. Cohen and James J. McEntee, III, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Sections 3(a) and 3(b). This proxy and power of attorney is given to secure the performance of the duties of Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

d. From time to time, at the request of the PWP Entities, each PWP Entities Holder shall take, and at the request of FTIV, each FTIV Holder shall take, all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Transactions.

4. No Voting Trusts or Other Arrangement. Each Voting Party agrees that during the term of this Agreement Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Voting

Ex. I – page 4

Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Transfer and Encumbrance. Each Voting Party agrees that during the term of this Agreement Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party to (a) an executive officer or director of FTIV, (b) a Person holding more than 5% of the voting equity securities of the PWP Entities or FTIV, (c) any investment fund or other entity controlled or managed by or under common management or control with such Voting Party or affiliates of such Voting Party, (d) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Voting Party, (e) to a “permitted transferee” under the Insider Letter, dated September 24, 2020, by and among FTIV and certain security holders, officers and directors of FTIV or (f) if such Voting Party is a corporation, limited liability company, partnership, trust or other entity, any stockholder, member, partner or trust beneficiary as part of a distribution; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to FTIV and the Company, to be bound by all of the terms of this Agreement.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Voting Party may have by virtue of ownership of the PWP Entities Voting Interests and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Transaction Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Transaction Agreement or the Transactions.

7. Redemption and Registration Rights. Each FTIV Holder agrees not to exercise any right to redeem any FTIV Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8. Professionals Reorganization. Nothwistanding the foregoing, nothing in this Agreement shall prohibit or restrict the PWP Entities, the PWP Equity Holders or any of their respective affiliates from effecting the Professionals Reorganization or any transactions contemplated thereby.

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the Closing Date and (ii) the date on which the Transaction Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

10. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a stockholder of FTIV or the PWP Entities, as applicable. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of FTIV, the PWP Entities or any of their respective subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of FTIV or the PWP Entities, and no actions or omissions taken in any Voting Party’s capacity as

Ex. I – page 5

a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to FTIV, the PWP Entities or their respective stockholders, as applicable.

11. Specific Enforcement. Monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entited at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

12. Entire Agreement. This Agreement and the Transaction Agreement supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Annex A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11).

14. Miscellaneous.

a. Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

Ex. I – page 6

b. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, oral or written statement or action of any party hereto.

c. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

d. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

e. Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

f. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

g. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

[Remainder of this page intentionally left blank]

Ex. I – page 7

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

PARENT:

FINTECH ACQUISITION CORP. IV

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President and Secretary

SPONSORS:

FINTECH INVESTOR HOLDINGS IV, LLC

By:	Cohen Sponsor Interests IV, LLC, its Manager

By:	FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	President

FINTECH MASALA ADVISORS, LLC

By:	Cohen Sponsor Interests IV, LLC, its Manager

By:	FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	President

Ex. I – page 8

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

PWP ENTITIES:

PERELLA WEINBERG PARTNERS LLC

By:	/s/ Peter A. Weinberg
Name:	Peter A. Weinberg
Title:	Chief Executive Officer

PWP PROFESSIONAL PARTNERS LP

By:	Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name:	Peter A. Weinberg
Title:	Chief Executive Officer

PWP HOLDINGS LP

By:	PWP GP LLC, its general partner

By:	PWP Professional Partners LP, its sole member

By:	Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name:	Peter A. Weinberg
Title:	Chief Executive Officer

PWP GP LLC

By:	PWP Professional Partners LP, its sole member

By:	Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name:	Peter A. Weinberg
Title:	Chief Executive Officer

Ex. I – page 9

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

/s/ Joseph Perella
JOSEPH PERELLA

/s/ Peter Weinberg
PETER WEINBERG

/s/ Andrew Bednar
ANDREW BEDNAR

/s/ Dietrich Becker
DIETRICH BECKER

Ex. I – page 10

SCHEDULE A

DEFINED TERMS

1.1. Defined Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“A&R Registration Rights Agreement” is defined in Schedule B.

“Additional Parent SEC Reports” is defined in Section 4.7(a).

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Parent Stockholder Redemption Payments Amount” shall mean the aggregate amount of all payments required to be made by Parent in connection with the Parent Stockholder Redemption.

“Agreement” is defined in the Preamble.

“Anti-Corruption Laws” is defined in Section 3.26.

“Antitrust Laws” shall mean any Legal Requirements of any Governmental Entity regarding matters of anti-competition or foreign investment.

“Approvals” is defined in Section 3.8.

“Audited Financial Statements” is defined in Section 3.9(a).

“Borrowed Indebtedness” shall mean, as of the applicable date of determination, the aggregate principal amount of outstanding Indebtedness of the Group Companies under the Existing Credit Agreement and under the Convertible Notes.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to close.

“Cash Electing ILPs” shall mean those ILPs who have elected to receive a cash repurchase of certain of their limited partnership interests in the Company to the extent of Company Excess Cash, if any.

“Cash Electing Legacy Partners” shall mean those Legacy Partners who have elected to receive a cash repurchase of certain of their equity interests to the extent of Company Excess Cash remaining after the repurchase of Cash Electing ILPs, if any.

“Certifications” is defined in Section 4.7(a).

“Change in Recommendation” is defined in Section 6.1(c).

“Closing” is defined in Section 2.1.

“Closing Date” is defined in Section 2.1.

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“Closing DeSPAC Transactions” is defined in Schedule B.

“Closing Form 8-K” is defined in Section 6.3(c).

“Closing Press Release” is defined in Section 6.3(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Communications Plan” is defined in Section 6.4(b).

“Company” is defined in the Preamble.

“Company A&R Partnership Agreement” is defined in Schedule B.

“Company Business Combination” is defined in Section 6.9(a).

“Company Debt Repayment Amount” shall mean the amount required to be paid to the Convertible Noteholders and the agent under the Existing Credit Agreement (or any refinancing thereof, as applicable) in connection with the Closing pursuant to Section 2.3(d) and Section 2.3(g), respectively.

“Company Disclosure Letter” is defined in the lead-in to Article III.

“Company Excess Cash” shall mean an amount equal to (i) the Parent Subscribed Units Purchase Price minus (ii) the Company Debt Repayment Amount minus (iii) the Deemed Estimated Transaction Costs minus (iv) up to $10,000,000 (with the exact amount up to $10,000,000 to be specified by the Company to Parent at least two (2) Business Days prior to the Closing Date) to be retained on the Company’s balance sheet.

“Company GP” is defined in the Preamble.

“Company GP Contribution” is defined in Schedule B.

“Company IT Systems” is defined in Section 3.19(h).

“Company Leased Properties” is defined in Section 3.15(b).

“Company Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) has prevented or materially delayed or impaired, or is reasonably likely to prevent or materially delay or impair, the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Company Material Adverse Effect on or in respect of the Group Companies pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including, for the avoidance of doubt, any effect resulting from, arising in connection with or otherwise related to the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)) or other natural or man-made disasters; (iii) changes attributable to the execution, announcement, performance or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes in U.S. GAAP (or any interpretation

Sch. A – page 2

thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates); (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided, that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Company Material Adverse Effect; (ix) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of this Agreement or (B) taken with the prior written consent of or at the prior written request of Parent; or (x) any labor strikes, labor stoppages, labor slowdowns, lockouts, labor disputes, or the loss, absence, illness, disability, death, quarantine, diminished productivity or work schedule, termination, layoff or furlough of employees or independent contractors of any of the Group Companies in connection with the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)); provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, relative to similarly situated companies in the industries in which the Group Companies conduct their respective operations, then such impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Material Contract” is defined in Section 3.21(a).

“Company Real Property Leases” is defined in Section 3.15(b).

“Company Registered Intellectual Property” is defined in Section 3.19(a).

“Company Subsidiaries” is defined in Section 3.4(a).

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of November 23, 2020, by and between Perella Weinberg Partners Group LP and Parent.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Convertible Noteholders” shall mean the holders of Convertible Notes.

“Convertible Notes” shall mean those certain 7.0% Senior Subordinated Unsecured Convertible Notes due 2026 issued by the Company in favor of the Convertible Noteholders pursuant to that certain Note Purchase Agreement dated November 30, 2016 (as amended, the “Convertible Notes NPA”), among the Company, the Guarantors (as defined therein) and each of the Purchasers (as defined therein).

“Convertible Notes Elections” shall mean all of the elections of the Convertible Noteholders to the repayment in full, or conversion to equity, of each Convertible Noteholder’s Convertible Note in connection with, and subject to the consummation of, the Closing on the Closing Date.

“Copyrights” is defined in the definition of “Intellectual Property”.

“COVID-19 Response” shall mean any action, inaction, activity or conduct reasonably necessary (such determination to be made in the reasonable discretion of Professionals GP following good faith consultation with Parent) in response to any Order, guidance, shelter in place and non-essential

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business order by any Governmental Entity in order to mitigate, remedy, respond to or otherwise address the effects or impact of the COVID-19 or SARS-CoV-2 virus.

“Current Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of September 24, 2020, by and among Parent, Sponsors and the other parties thereto.

“Customs & International Trade Authorizations” shall mean any and all licenses, license exceptions, notification requirements, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, re-export, deemed re-export transfer or import of goods, software, technology, technical data and services.

“Customs & International Trade Laws” shall mean the applicable import, customs and trade, export and anti-boycott laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including, but not limited to: (i) the laws, regulations, and programs administered or enforced by U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, the U.S. Department of Commerce (International Trade Administration), the U.S. International Trade Commission, the U.S. Department of Commerce (Bureau of Industry and Security), the U.S. Department of State (Directorate of Defense Trade Controls) and their predecessor agencies; (ii) the Tariff Act of 1930, as amended (iii) the Export Administration Act of 1979, as amended; (iv) the Export Control Reform Act of 2018; (v) the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; (vi) the Arms Export Control Act, as amended; (vii) the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; (viii) the Foreign Trade Regulations pursuant to 15 C.F.R. Part 30; (ix) the anti-boycott laws and regulations administered by the U.S. Department of Commerce; and (x) the anti-boycott laws and regulations administered by the U.S. Department of the Treasury.

“Deemed Estimated Transaction Costs” shall mean $30,000,000.

“D&O Indemnified Party” is defined in Section 6.11(a).

“DeSPAC Transaction Steps” is defined in Schedule B.

“DGCL” is defined in Section 7.1(a).

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, phantom-equity, profit-sharing, severance, termination protection, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company sponsors or maintains for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company has any direct or indirect present or future liability.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered

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Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

“Environmental Permits” is defined in Section 3.17(a).

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries is treated as a single employer under Section 414 of the Code.

“Estimated Transaction Costs” shall mean, to the extent unpaid as of the Closing, all fees, costs, payments and expenses to be borne by Parent, on the one hand, or by the Company or Company GP, on the other hand, and incurred prior to and through the Closing Date, in connection with (a) the identification of the Company as a business combination target, and the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including to the extent triggered by or payable as a result of the Closing; (b) all bonuses, change in control payments, severance payments, retirement payments, retention or similar payments or success fees payable in connection with or anticipation of the consummation of the Transactions; and (c) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of December 11, 2018, among Perella Weinberg Partners Group LP, the Company, the Subsidiary Guarantors (as defined therein) party thereto from time to time, the Lenders (as defined therein) party thereto from time to time, and Cadence Bank, N.A., as Administrative Agent (as defined therein), as amended by (a) that certain Incremental Amendment to Credit Agreement, dated as of December 11, 2018, (b) that certain Amendment No. 1 to Credit Agreement, dated as of November 11, 2020, and (c) that certain Amendment No. 2 to Credit Agreement, dated as of December 28, 2020.

“Existing Limited Partner Consents” shall mean all necessary consents, amendments or waivers from the requisite limited partners under the limited partnership and other agreements of Professionals that are required thereunder in order to permit the entry into, performance and consummation of the transactions contemplated by this Agreement.

“Financial Statements” is defined in Section 3.9(a).

“Founders Shares Forfeiture” is defined in the Recitals.

“Fundamental Representations” shall mean: (a) in the case of Professionals, Professionals GP, the Company and Company GP, the representations and warranties contained in Sections 3.1 (other than the first sentence of Section 3.1) through 3.5 and Sections 3.18, 3.23, 3.24 and 3.25; and (b) in the case of Parent, the representations and warranties contained in Sections 4.1(c) through 4.3, Section 4.16, and Sections 4.20 through 4.22.

“Funds Flow Memorandum” is defined in Section 2.2(d).

“Governing Documents” shall mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its limited liability company operating agreement and certificate of formation.

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“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“GPL Insurance” is defined Section 6.11(b).

“Group Companies” shall mean Company GP, the Company and all of the Company’s direct and indirect Subsidiaries.

“Hazardous Substances” shall mean any pollutant or contaminant or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, and any other substance, waste or material regulated as a pollutant or otherwise as “hazardous” under any Legal Requirements pertaining to the environment.

“ILP Elections” shall mean all of the elections of the ILPs to the repurchase of some or all of the limited partnership interests of the Company held by such ILPs.

“ILPs” is defined in the Recitals.

“Inbound Licenses” is defined in Section 3.21(a)(xii).

“Incentive Equity Plan” is defined in Schedule B.

“Indebtedness” shall mean all of the following: (a) any indebtedness for borrowed money including the Borrowed Indebtedness and any premiums, fees and expenses related to the paydown of any Borrowed Indebtedness at or immediately following the Closing; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property, stock or services including any earn-out payments; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Insider” is defined in Section 3.23.

“Insurance Policies” is defined in Section 3.22.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property throughout the world, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all copyrights and copyrightable subject matter, whether registered or unregistered, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of Software), pictorial and graphic works (collectively, “Copyrights”); (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with

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any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (d) all Internet domain names and social media accounts; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); (f) all applications and registrations, and any renewals, extensions and reversions, of the foregoing; and (g) all other intellectual property rights, proprietary rights, or confidential information and materials.

“intentional fraud” shall mean fraud by a Party to this Agreement in the making of a representation or warranty contained in Article III or Article IV of this Agreement, and requires that: (i) a Party to this Agreement made a false representation of material fact in a representation or warranty in Article III or Article IV of this Agreement (either when made or when “brought down” to Closing); (ii) such Party had actual (not constructive) knowledge that such representation or warranty was false when made and acted with scienter; (iii) the false representation or warranty caused the party to whom it was made, acting in justifiable reliance upon such false representation and with ignorance as to the falsity of such representation, to take or refrain from taking action and suffer damage by reason of such justifiable reliance. The phrase “intentional fraud” expressly excludes legal theories such as equitable fraud, promissory fraud, unfair dealings fraud, negligent or reckless misrepresentation, and other fraud-based claims (including fraud) based on negligence or recklessness.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.1 of the Company Disclosure Letter; and (b) with respect to Parent, the individuals listed on Schedule 1.1(a) of the Parent Disclosure Letter.

“Legacy Partner Elections” shall mean all of the elections of the Legacy Partners to the repurchase of some or all of the equity securities held by such Legacy Partners.

“Legacy Partners” is defined in the Professionals Limited Partnership Agreement.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, grant, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Maximum Amount” is defined Section 6.11(b).

“NASDAQ” shall mean the NASDAQ Capital Market.

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“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” shall mean any Software that is distributed (a) as “free software” (as defined by the Free Software Foundation); (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd); or (c) under a license that requires disclosure of source code or requires derivative works based on such Software to be made publicly available under the same license.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Outside Date” is defined in Section 8.1(b).

“Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Parent” is defined in the Preamble.

“Parent A&R Bylaws” is defined in Schedule B.

“Parent A&R Certificate” is defined in Schedule B.

“Parent Affiliate Arrangements” shall mean those arrangements set forth on Schedule 1.1(b) of the Parent Disclosure Letter.

“Parent Business Combination” is defined in Section 6.9(b).

“Parent Bylaws” shall mean the bylaws of Parent, as they may be amended, modified or supplemented prior to the Closing (subject to compliance with this Agreement).

“Parent Cash” shall mean an amount equal to (a) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing minus (b) the Aggregate Parent Stockholder Redemption Payments Amount; plus (c) the proceeds paid to Parent upon consummation of the PIPE Investment; plus (d) the proceeds paid to Parent upon consummation of the purchase and sale to the Company of the Parent Class B Common Stock pursuant to this Agreement.

“Parent Certificate” shall mean the Amended and Restated Certificate of Incorporation of Parent, filed with the Delaware Secretary of State on September 25, 2020, as it may be amended, modified or supplemented prior to the Closing (subject to compliance with this Agreement).

“Parent Class A Common Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of Parent.

“Parent Class B Common Stock” shall mean the Parent Class B-1 Common Stock and the Parent Class B-2 Common Stock, individually or taken together, as indicated by the context in which such term is used.

“Parent Class B-1 Common Stock” shall mean the shares of common stock, par value $0.0001 per share, of Parent designated as “Class B-1 Common Stock”, created and authorized by the Parent A&R Certificate.

“Parent Class B-2 Common Stock” shall mean the shares of common stock, par value $0.0001 per share, of Parent designated as “Class B-2 Common Stock”, created and authorized by the Parent A&R Certificate.

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“Parent Class B Common Stock Purchase Price” shall mean an amount equal to the product of (a) $0.01 per share and (b) the aggregate number of shares of Parent Class B Common Stock to be subscribed for at the Closing.

“Parent Class B Common Stock Subscription Agreement” is defined in Section 2.2(a)(iii).

“Parent Disclosure Letter” is defined in the lead-in to Article IV.

“Parent Equity Recipients” is defined in Section 3.3.

“Parent Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Parent to perform its obligations under this Agreement or to consummate the Transactions.

“Parent Material Contracts” is defined in Section 4.11.

“Parent Organizational Documents” shall mean the Parent Certificate and the Parent Bylaws, and any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Preferred Stock” is defined in Section 4.3(a).

“Parent Recommendation” is defined in the Recitals.

“Parent Released Parties” is defined in Section 6.18(b).

“Parent SEC Reports” is defined in Section 4.7(a).

“Parent Shares” is defined in Section 4.3(a).

“Parent Stockholder Matters” is defined in Section 6.1(a)(i).

“Parent Stockholder Redemption” is defined in Section 6.1(a)(i).

“Parent Stockholder Redemption Payments” is defined in Section 2.3(a).

“Parent Subscribed Class A Units” is defined in Schedule B.

“Parent Subscribed Class B Units” is defined in Schedule B.

“Parent Subscribed Units” is defined in Schedule B.

“Parent Subscribed Units Purchase Price” shall mean all Parent Cash.

“Parent Subscribed Units Subscription Agreement” is defined in Section 2.2(a)(iv).

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Common Stock and one-third of one Public Warrant.

“Parent Waiving Parties” is defined in Section 10.15(a).

“Parent Warrants” is defined in Section 4.3(a).

“Party” and “Parties” are defined in the Preamble.

“Patents” is defined in the definition of “Intellectual Property”.

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“Permitted Lien” shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and for which there are sufficient reserves on the Financial Statements in accordance with U.S. GAAP; (b) statutory, common law and contractual Liens of landlords with respect to leased real property and the rights of lessors under any Company Real Property Lease; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other similar restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, to the extent they do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, non-exclusive licenses granted in the ordinary course; (g) purchase money Liens and Liens securing rental payments in connection with capital lease obligations of any of the Group Companies; (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies and the rights under the Company Real Property Leases, taken as a whole and do not result in a material liability to the Group Companies; and (i) leases, subleases and licenses.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, “personal information,” “personal data,” “personally identifiable information,” “nonpublic personal information” and similar terms under any applicable Legal Requirement, or by the Group Companies in any of its privacy policies, notices or Contracts.

“PIPE Investment” is defined in the Recitals.

“PIPE Investment Amount” is defined in Section 4.13.

“PIPE Investors” is defined in Section 4.13.

“Pre-Combination Class B Common Stock” shall mean the Class B common stock, par value $0.001 per share, of Parent in existing prior to the Closing.

“Privacy Laws” shall mean any and all Legal Requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR) and any and all Legal Requirements relating to breach notification in connection with Personal Information.

“Private Placement Warrants” is defined in Section 4.3(a).

“Privileged Communications” is defined in Section 10.15(a).

“Professionals” is defined in the Preamble.

“Professionals GP” is defined in the Preamble.

“Professionals Limited Partnership Agreement” shall mean the limited partnership agreement of Professionals, as it may be amended and/or restated from time to time, including as contemplated by the Professionals Reorganization.

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“Professionals Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Professionals and Professionals GP to perform their respective obligations under this Agreement or to consummate the Transactions or the other transactions contemplated by this Agreement.

“Professionals Released Parties” is defined in Section 6.18(a).

“Professionals Reorganization” is defined in the Recitals.

“Proxy Clearance Date” is defined in Section 6.1(a)(i).

“Proxy Statement” is defined in Section 6.1(a)(i).

“Public Warrants” is defined in Section 4.3(a).

“Reference Date” shall mean January 1, 2016.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Representatives” is defined in Section 6.9(a).

“Required Financial Information” is defined in Section 6.1(b).

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean any Person that is the subject or target of Sanctions, including (i) any Person listed in any Sanctions-related list maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland or any European Union member state; (ii) any Person located, organized, resident in or national of a Sanctioned Country; or (iii) any Person fifty percent (50%) or more owned, directly or indirectly, by any such Person or Persons described in the foregoing clauses (i) and (ii).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Group” is defined in Section 10.15(a).

“Seller Waiving Parties” is defined in Section 10.15(b).

“Significant Company Subsidiary” shall mean each Company Subsidiary other than those whom, when considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X.

“Skadden” is defined in Section 10.15(a).

Sch. A – page 11

“Software” shall mean any and all computer programs (whether in source code, object code, human readable form or other form), algorithms, user interfaces, firmware, development tools, templates and menus.

“Special Meeting” is defined in Section 6.1(c).

“Specified Fundamental Representations” shall mean: (a) in the case of Professionals, Professionals GP, the Company and Company GP, the representations and warranties contained in the first sentence of Sections 3.1 and in Section 3.6; and (b) in the case of Parent, the representations and warranties contained in Sections 4.1(a), Section 4.1(b) and in Section 4.4.

“Sponsor Letter Agreement” is defined in the Recitals.

“Sponsors” is defined in the Preamble.

“Stockholders Agreement” is defined in Schedule B.

“Subscription Agreements” is defined in Section 4.13.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Support Agreement” is defined in the Recitals.

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar assessments or charges, in each case, imposed by a Governmental Entity (whether disputed or not), together with any and all interest, penalties and additions to tax that may become payable imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Tax Receivable Agreement” is defined in Schedule B.

“Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Trade Secrets” is defined in the definition of “Intellectual Property”.

“Trademarks” is defined in the definition of “Intellectual Property”.

“Transaction Agreements” shall mean this Agreement, the Parent A&R Certificate, the Parent A&R Bylaws, the Company A&R Partnership Agreement, the A&R Registration Rights Agreement, the

Sch. A – page 12

Stockholders Agreement, the Tax Receivable Agreement, the Sponsor Letter Agreement, the subscription agreements referred to in this Agreement, the Confidentiality Agreement, and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” is defined in the Recitals.

“Transfer Agent” shall mean Continental Stock Trust & Transfer Company.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Trust Account” is defined in Section 4.14(a).

“Trust Agreement” is defined in Section 4.14(a).

“Trust Termination Letter” is defined in Section 6.5.

“Unaudited Financial Statements” is defined in Section 3.9(a).

“U.S. GAAP” is defined in Section 3.9(a).

“WARN” is defined in Section 3.14(e).

“Working Partners” is defined in the Professionals Limited Partnership Agreement.

Sch. A – page 13

SCHEDULE B

DESPAC TRANSACTION STEPS; CLOSING DESPAC TRANSACTIONS

(a) DeSPAC Transaction Steps. The following steps will be taken as set forth under this subsection (a) (the “DeSPAC Transaction Steps”), provided that if any of such DeSPAC Transaction Steps requires an approval as set forth below, such DeSPAC Transaction Step will not be taken unless and until such approval is obtained:

1.	The Company and Company GP will amend and restate the limited partnership agreement of the Company in substantially the form of Exhibit D attached hereto (the “Company A&R Partnership Agreement”).

2.

Parent will, subject to obtaining the approval of the Parent Stockholder Matters, (i) adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Certificate”) in the form attached hereto as Exhibit A; (ii) adopt the Amended and Restated Bylaws of Parent (the “Parent A&R Bylaws”) in the form attached hereto as Exhibit B; and (iii) adopt a new stock incentive plan (the “Incentive Equity Plan”) in substantially the form attached hereto as Exhibit C pursuant to which Parent Class A Common Stock will be issuable.

3.

The Company will subscribe for and purchase from Parent certain shares of Parent Class B-1 Common Stock and Parent Class B-2 Common Stock, and distribute such Parent Class B-1 Common Stock to Professionals and such Parent Class B-2 Common Stock to the ILPs.

4.	Professionals will make a capital contribution of all of the outstanding membership interests of Company GP to Parent in respect of Professionals’ Parent Class B-1 Common Stock.

5.

Parent will subscribe for and purchase certain limited partnership interests of the Company designated as (a) “Partnership Class A Common Units” (“Parent Subscribed Class A Units”) and (b) “Partnership Class B-1 Common Units” and “Partnership Class B-2 Common Units” in the Company A&R Partnership Agreement (together, the “Parent Subscribed Class B Units” and, together with the Parent Subscribed Class A Units, the “Parent Subscribed Units”).

6.

Parent, Sponsors and Professionals, and certain other persons named therein, will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) in substantially the form attached hereto as Exhibit E;

7.	Parent and Professionals will enter into a Stockholders Agreement (the “Stockholders Agreement”) in substantially the form attached hereto as Exhibit F.

8.	Parent, the Company, Professionals and the partners party thereto will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) in substantially the form attached hereto as Exhibit G.

(b) Closing DeSPAC Transactions. At the Closing, the following steps will be taken as set forth below under this subsection (b) (the “Closing DeSPAC Transactions”):

1.

Company A&R Partnership Agreement; Conversion of Convertible Notes. At the Closing, the Company and Company GP shall take such steps as are necessary to authorize and adopt, and enter into, the Company A&R Partnership Agreement, in form and substance reasonably acceptable to Parent.

2.	Adoption of Parent A&R Certificate and Parent A&R Bylaws. Parent will adopt the Parent A&R Certificate and the Parent A&R Bylaws.

3.	Parent Class B Common Stock. At the Closing, following the transactions contemplated by Section 1.1 and item 1 of this subsection (b), Parent shall issue and sell to the Company,

Sch. B – page 1

and the Company shall purchase from Parent, such number of shares of Parent Class B-1 Common Stock as is determined pursuant to the calculation set forth on Schedule C attached hereto, and such number of shares of Parent Class B-2 Common Stock as is determined pursuant to the calculation set forth on Schedule C attached hereto, and in consideration thereof, the Company shall pay to Parent cash, by wire transfer of readily available funds to the account designated by Parent, in the amount of the Parent Class B Common Stock Purchase Price. Such shares of Parent Class B-1 Common Stock will thereupon be distributed to Professionals, and such shares of Parent Class B-2 Common Stock will thereupon be distributed to the ILPs, each in accordance with the Company A&R Partnership Agreement.

4.

Company GP Contribution. At the Closing, following the transactions contemplated by item 2 of this subsection (b), Company GP, Professionals GP and Professionals shall take such steps as may be necessary to contribute to Parent all of the issued and outstanding membership interests of Company GP to Parent (the “Company GP Contribution”), as a contribution to capital in respect of the Parent Class B-1 Common Stock then held by Professionals, with the documentation thereof to be in form and substance reasonably acceptable to Parent and Professionals GP.

5.

Parent Subscribed Units. At the Closing, following the transactions contemplated by item 3 of this subsection (b), the Company shall issue and sell to Parent, and Parent shall purchase from the Company, such number of Parent Subscribed Units as is determined pursuant to the calculation set forth on Schedule C attached hereto, and in consideration thereof, Parent shall pay to the Company cash, by wire transfer of readily available funds to the account designated by the Company, in the amount equal to the Parent Subscribed Units Purchase Price, each in accordance with the Company A&R Partnership Agreement, and with the documentation of such purchase to be in form and substance reasonable acceptable to Parent, the Company and Professionals.

6.

Conversion of Pre-Combination Class B Common Stock. Upon the effectiveness of the consummation of the Transactions, the Pre-Combination Class B Common Stock (after giving effect to the Founders Shares Forfeiture) will automatically convert into shares of Parent Class A Common Stock (for the avoidance of doubt, with no adjustment to the conversion ratio and with no other anti-dilution protections).

Sch. B – page 2

SCHEDULE C

SUBSCRIBED SHARES AND UNITS CALCULATIONS

Parent Subscribed Class A Units

The number of Parent Subscribed Class A Units to be issued shall, taken together, represent a percentage of the “Partnership Class A Common Units” (as such term is defined in the Company A&R Partnership Agreement) of the Company equal to the result of:

100% minus [PWP Equity Value / $10.00] / [Parent Fully Diluted Capitalization], where

PWP Equity Value = $610,600,000 minus the aggregate amount of cash payments to be made to ILPs and Legacy Partners pursuant to Section 2.3(e) and Section 2.3(f); and

Parent Fully Diluted Capitalization = (1) the aggregate number of outstanding shares of Parent Class A Common Stock as of immediately prior to the Closing, after giving effect to all Parent Stockholder Redemptions, plus (2) 6,846,667 (i.e., the number of Pre-Combination Class B Common Stock outstanding after giving effect to the Founders Shares Forfeiture), plus (3) the aggregate number of shares of Parent Class A Common Stock to be issued in connection with the PIPE Investment as part of the Transactions plus (4) the quotient obtained by dividing PWP Equity Value by $10.00.

Parent Subscribed Class B Units

The number of Parent Subscribed Class B Units to be issued shall, taken together, equal the number of “Partnership Class A Common Units” held by Professionals and ILPs, after giving effect to the cash redemptions, if any, to be made pursuant to Section 2.3(e) and Section 2.3(f). The allocation of such Parent Subscribed Class B Units between the “Partnership Class B-1 Common Units” and the “Partnership Class B-2 Common Units” (as such terms are defined in the Company A&R Partnership Agreement) shall be based on the relative percentage ownership of “Partnership Class A Common Units” in the Company as between the ILPs and Professionals.

Class B-1 Common Stock and Class B-2 Common Stock

The aggregate number of shares of Parent Class B-1 Common Stock and Parent Class B-2 Common Stock, taken together, to be issued to the Company pursuant to item 3 of subsection (b) of Schedule B shall be equal to the number of “Partnership Class B-1 Common Units” and the “Partnership Class B-2 Common Units” to be issued to Parent pursuant to item 5 of subsection (b) of Schedule B.

Sch. C – page 1

Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FINTECH ACQUISITION CORP. IV

[●], 2021

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware

FinTech Acquisition Corp. IV (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is FinTech Acquisition Corp. IV. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on November 20, 2018, as amended on June 13, 2019. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on September 25, 2020.

2. This Second Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Section 242 and Section 245 of the DGCL.

3. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

4. Effective as of the date of its filing with the Delaware Secretary, the text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be duly executed on its behalf as of the date first written above.

FINTECH ACQUISITION CORP. IV

By:
Name:
Title:

Exhibit A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PERELLA WEINBERG PARTNERS

[●], 2021

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware

FIRST: The name of the Corporation is Perella Weinberg Partners (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH:

(1) Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, that the Corporation shall have authority to issue is 2,210,000,000, consisting of (i) 1,500,000,000 shares of Class A Common Stock (the “Class A Common Stock”); (ii) 10,000,000 shares of Class B Common Stock (the “Pre-Business Combination Class B Common Stock”), (iii) 300,000,000 shares of Class B-1 Common Stock (the “Class B-1 Common Stock”), and 300,000,000 shares of Class B-2 Common Stock (the “Class B-2 Common Stock” and, together with the Class B-1 Common Stock, the “Class B Common Stock” (for the avoidance of doubt, excluding the Pre-Business Combination Class B Common Stock) and, together with the Class A Common Stock, the “Common Stock”); and (iii) 100,000,000 shares of Preferred Stock (the “Preferred Stock”). The number of authorized shares of any of the Class A Common Stock, Pre-Business Combination Class B Common Stock, Class B-1 Common Stock, Class B-2 Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Pre-Business Combination Class B Common Stock Class B-1 Common Stock, Class B-2 Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(2) Pre-Business Combination Class B Common Stock Conversion. Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, at the time and date of the consummation (the “Closing”) of the business combination transaction contemplated by that certain Business Combination Agreement, dated as of December 29, 2020, to which the Corporation is a party (the “Business Combination”), each share of Pre-Business Combination Class B Common Stock outstanding immediately prior to the Closing of the Business Combination (other than, for the avoidance of doubt, those shares of Pre-Business Combination Class B Common Stock which will be surrendered for no consideration, as contemplated by that certain Sponsor Share Surrender and Restriction Agreement, dated as of December 29, 2020, by and among the Corporation, FinTech Investor Holdings IV, LLC and FinTech Masala Advisors, LLC) shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Pre-Business Combination Class B Common Stock shall be reduced to zero (the “Business Combination Conversion”). It is intended that the Business Combination Conversion will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

(3) Common Stock. The powers, preferences, and rights and the qualifications, limitations, and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

(a) Voting Rights. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation:

(i) Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(ii) Each holder of Class B-1 Common Stock shall be entitled to one (1) vote for each share of Class B-1 Common Stock held of record by such holder; provided that for so long as Professionals or its limited partners as of [●], 2021 that sign a joinder to the Stockholders Agreement, dated as of [●], 2021, by and between the Corporation and Professionals, or its or their respective successors or assigns maintains, directly or indirectly, ownership of the OP Class A Common Units that represent at least ten percent (10%) of the issued and outstanding Class A Common Stock (calculated, without duplication, on the basis that all the issued and outstanding OP Class A Common Units not held by the Corporation or its subsidiaries had been exchanged for shares of Class A Common Stock) (the “Class B Condition”), each holder of Class B-1 Common Stock shall be entitled to ten (10) votes for each share of Class B-1 Common Stock held of record by such holder. The holders of shares of Class B-1 Common Stock shall not have cumulative voting rights. The following terms shall have the following meanings:

(A) “OP” means PWP Holdings LP, a Delaware limited partnership.

(B) “OP Class A Common Unit” means each limited partnership unit of the OP designated as a “Partnership Class A Common Unit” in the OP LP Agreement (as defined below).

(C) “OP LP Agreement” means the limited partnership agreement of the OP, as amended, restated, modified or supplemented from time to time.

(D) “Professionals” means PWP Professional Partners LP, a Delaware limited partnership.

(iii) Each holder of Class B-2 Common Stock shall be entitled to one (1) vote for each share of Class B-2 Common Stock held of record by such holder. The holders of shares of Class B-2 Common Stock shall not have cumulative voting rights.

(iv) Except as otherwise required in this Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(v) In addition to any other vote required in this Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock and

Class B Common Stock shall each be entitled to vote separately as a class only with respect to amendments to this Second Amended and Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, as compared to another class of the Common Stock.

(b) Dividends.

(i) Subject to any other provisions of this Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock or property of the Corporation when, as, and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.

(ii) Holders of shares of Class B Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, dividends of the same type as any dividends and other distributions in cash, stock or property of the Corporation payable or to be made on outstanding shares of Class A Common Stock in an amount per share of Class B Common Stock equal to the amount of such dividends or other distributions as would be made on 0.001 shares of Class A Common Stock. The holders of shares of Class B Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Class A Common Stock, such dividend or other distribution on the Class A Common Stock when, as, and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(c) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, after payments to creditors of the Corporation that may at the time be outstanding and subject to the rights of any holders of Preferred Stock that may then be outstanding, holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of the Corporation available for distribution; provided, however, that, for purposes of any such distribution, each share of Class B Common Stock shall be entitled to receive the same distribution as 0.001 shares of Class A Common Stock.

(d) Reclassification. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of Common Stock and the OP Class A Common Units are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

(e) Exchange. Each OP Class A Common Unit, other than an OP Class A Common Unit held by the Corporation or its subsidiaries, is sometimes referred to herein as an “Exchangeable Unit.” Each holder of an Exchangeable Unit (each such holder (other than, for purposes of clarity and the avoidance of doubt, the Corporation or its subsidiaries), an “Exchanging LP”), shall, upon the terms and subject to the conditions set forth in the OP LP Agreement, be entitled to surrender such Exchangeable Unit in exchange for delivery of the Cash Amount or the Stock Amount (each as defined in the OP LP Agreement) in the sole discretion of the Corporation (an “Exchange”).

(i) In connection with an Exchange under the OP LP Agreement, the Corporation shall issue to such Exchanging LP a number of shares of Class A Common Stock as determined by the terms and provisions of the OP LP Agreement in exchange for the portion of such Exchanging LP’s Exchangeable Units that have been surrendered by such Exchanging LP, subject, at all times, to the Corporation’s right, in accordance with the terms and provisions of the OP LP Agreement, to elect to deliver cash in lieu of issuing shares of Class A

Common Stock, or to elect to deliver a combination of shares of Class A Common Stock and cash, with the form and allocation of consideration determined by the Corporation in its sole discretion.

(ii) Concurrently with any Exchange by an Exchanging LP that is also a holder of shares of Class B Common Stock at the time of, or immediately prior to, such Exchange, a number of shares of Class B Common Stock held by such Exchanging LP equal to the number of Exchangeable Units so exchanged (or, if the Exchanging LP holds a number of shares of Class B Common Stock that is less than the number of Exchangeable Units being exchanged, all of the Exchanging LP’s shares of Class B Common Stock) shall each be automatically, without further action by such Exchanging LP, converted into, at the Corporation’s option, (A) 0.001 fully paid and nonassessable shares of Class A Common Stock or (B) an amount of cash equal to the product of (I) 0.001, multiplied by (II) the Cash Amount. All such shares of Class B-1 Common Stock and Class B-2 Common Stock that shall have been automatically converted as herein provided shall be retired and resume the status of authorized and unissued shares of Class B-1 Common Stock and Class B-2 Common Stock, respectively, and all rights of the Exchanging LP with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate. No fractional shares of Class A Common Stock shall be issued upon conversion of the shares of Class B Common Stock. In lieu of any fractional shares to which the Exchanging LP would otherwise be entitled, the Corporation shall pay, or cause to be paid, to the Exchanging LP cash equal to the Cash Amount of the fractional shares of Class A Common Stock. Notwithstanding anything herein to the contrary, the Corporation (X) shall only use the proceeds of a Primary Issuance Funding (as defined in the OP LP Agreement) (including any portion of a Primary Issuance Funding that is a Permitted ATM Funding (as defined in the OP LP Agreement)) to effectuate, or cause to be effectuated, the payment of any Cash Amount (other than in respect of fractional shares of Common Stock) and (Y) shall not use cash from any other source to effectuate, or cause to be effectuated, the payment of any Cash Amount (other than in respect of fractional shares of Common Stock). The Corporation may adopt reasonable procedures for the implementation of the provisions set forth in this Clause 3(e)(ii) of this Article FOURTH.

(iii) If any holder of shares of Class B-1 Common Stock (other than Professionals) was a director, officer, employee, consultant or independent contractor of, or was otherwise providing services to, the Corporation or the OP or any of their respective subsidiaries at the time of acquiring shares of Class B-1 Common Stock and subsequently ceases to be a director, officer, employee, consultant or independent contractor of, or to otherwise provide services to, the Corporation or the OP or any of their respective subsidiaries, all of such shares of Class B-1 Common Stock held by such holder (other than if indirectly held through Professionals) shall be automatically, without further action by such holder, converted into an equal number of fully paid and nonassessable shares of Class B-2 Common Stock.

(iv) Such number of shares of Class A Common Stock as may from time to time be required for exchange pursuant to the terms of Clause 3(e)(ii) of this Article FOURTH shall be reserved for issuance upon exchange of outstanding Exchangeable Units.

(f) Transfers.

(i) Without limiting any holder’s ability to effect an exchange of Exchangeable Units in compliance with Clause 3(e) of this Article FOURTH, no holder of Class B Common Stock shall be permitted to consummate a sale, pledge, conveyance, hypothecation, assignment or other transfer (“Transfer”) of Class B Common Stock other than as part of a concurrent Transfer of an equal number of Exchangeable Units made to the same transferee in compliance with the restrictions on transfer contained in the OP LP Agreement (for the avoidance of doubt, whether pursuant to a Permitted Transfer (as defined therein) or with the consent of the general partner of the OP). Any purported Transfer of Class B Common Stock not in accordance with the terms of this Clause 3(f) of this Article FOURTH shall be void ab initio.

(ii) Without limiting the restrictions on transfer contained in Clause 3(f)(i) of this Article FOURTH, in the event of any Transfer of shares of Class B-1 Common Stock in accordance with the terms of Clause 3(f)(i) of this Article FOURTH to any individual or legal entity who is not, at the time of such Transfer, a director, officer, employee, consultant or independent contractor of, or otherwise providing services to, the Corporation or any of its subsidiaries, such shares of Class B-1 Common Stock shall be automatically, without further action by such holder, converted into a fully paid and nonassessable shares of Class B-2 Common Stock.

(iii) The Corporation may, as a condition to the Transfer or the registration of Transfer of shares of Class B Common Stock, require the furnishing of such affidavits or other proof as it deems necessary to establish whether such transfer would result in an automatic conversion pursuant to the terms of Clause 3(f)(i) of this Article FOURTH.

(g) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(4) Preferred Stock.

(a) The Board of Directors is expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(b) Except as otherwise required in this Second Amended and Restated Certificate of Incorporation or by applicable law, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

(5) In the event of any split or reverse split of any of the Relevant Securities (as defined below), or a distribution of any Relevant Securities to the holders of such Relevant Securities, unless a similar transaction is effected with respect to the other types of Relevant Securities, references herein to a number of shares or units of any type of Relevant Securities, or a ratio of one type of Relevant Securities to another, shall be deemed adjusted as appropriate to reflect such split, reverse split or distribution. For example, if there is a one-for-two reverse split of Exchangeable Units, but no similar reverse split of shares of Class B-1 Common Stock, and an Exchanging LP subsequently surrenders

Exchangeable Units for Exchange, then the number of such Exchanging LP’s shares of Class B-1 Common Stock that will be automatically converted to shares of Class A Common Stock will be equal to twice the number of Exchangeable Units surrendered for Exchange. “Relevant Securities” means Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Exchangeable Units.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, as provided therein (as may be amended from time to time, the “By-Laws”).

(3) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall initially be nine (9) and subsequently shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors assigned at the time of the filing of this Second Amended and Restated Certificate of Incorporation shall terminate on the date of the first annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation; the term of the initial Class II directors assigned at the time of the filing of this Second Amended and Restated Certificate of Incorporation shall terminate on the date of the second annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation; and the term of the initial Class III directors assigned at the time of the filing of this Second Amended and Restated Certificate of Incorporation shall terminate on the date of the third annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the first annual meeting of stockholders held following the time of the filing of this Second Amended and Restated Certificate of Incorporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the directors of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(5) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director may resign at any time in accordance with the By-Laws.

(6) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto.

(7) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation; provided that at any time the Class B Condition is satisfied, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Clause (5) of this Article FIFTH.

(8) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of this Second Amended and Restated Certificate of Incorporation to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Second Amended and Restated Certificate of Incorporation, shall be limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Clause (4) of Article FIFTH shall not adversely affect any limitation on the personal liability or any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(9) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

SEVENTH: Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called (i) by the Chairman of the Board of Directors, if there be one, (ii) by the

Chief Executive Officer, President or Co-President of the Corporation at the request in writing of (a) directors constituting a majority of the voting power of the entire Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, or (iii) until such time as the Class B Condition ceases to be satisfied, by stockholders collectively holding a majority of the voting power of the shares represented at the meeting and entitled to vote in connection with the election of the directors of the Corporation. If at any time the Class B Condition shall not be satisfied, then the ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied.

EIGHTH: Until such time as the Class B Condition ceases to be satisfied, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL and the Corporation’s By-Laws. If at any time the Class B Condition shall not be satisfied, then any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

NINTH: The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

TENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article TENTH.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article TENTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right that any person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ELEVENTH:

(1) Subject to Clause (2) of this Article ELEVENTH, the By-Laws may be amended, altered, changed or repealed, in whole or in part, or new By-Laws may be adopted either (i) by the affirmative vote of a majority of the entire Board of Directors, or (ii) without the approval of the Board of Directors, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation; provided that at any time the Class B Condition is satisfied, the By-Laws also may be amended, altered, changed or repealed, in whole or in part, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation; provided further, however, that in any case, notice of such amendment, alteration, change, repeal or adoption of new By-Laws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be.

(2) Notwithstanding Clause (1) of this Article ELEVENTH, or any other provision of the By-Laws (and in addition to any other vote that may be required by law), (i) any amendment, alteration or repeal, in whole or in part, of Section 2.3 (Special Meetings), Section 2.9 (Consent of Stockholders in Lieu of Meeting), Section 3.1 (Number and Election of Directors), Section 3.2 (Vacancies), Section 3.3 (Duties and Powers), Section 3.6 (Resignations and Removals of Directors) or Article IX of the By-Laws (collectively, the “Specified By-Laws”) as in effect immediately following the Business Combination (which, for the avoidance of doubt, would include the adoption of any provision as part of the By-Laws that is inconsistent with the purpose and intent of the Specified By-Laws), shall require the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, and (ii) the ability of the Board of Directors to amend, alter or repeal the Specified By-Laws is specifically denied; provided that at any time that the Class B Condition is satisfied, the Specified By-Laws may be amended, altered or repealed, in whole or in part, by (x) the affirmative vote of a majority of the entire Board of Directors or (y) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

THIRTEENTH:

(1) Certain Acknowledgments. In recognition and anticipation that (i) certain partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of Professionals or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC or any of their respective affiliates (excluding the Corporation or any of its subsidiaries) (collectively, the “Ownership Group”), may serve as directors and/or officers of the Corporation, the OP or any of their respective subsidiaries and (ii) the Ownership Group and their respective affiliates may engage in the same or similar activities or related lines of business as those in which the Corporation, the OP or any of their respective subsidiaries, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, the OP or any of their respective subsidiaries, directly or indirectly, may engage, the provisions of this Article THIRTEENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve the Ownership Group and their respective partners, principals, directors, officers, members, managers, employees, consultants, independent contractors, other service providers and/or affiliates and the powers, rights, duties and liabilities of the Corporation, the OP and any of their respective subsidiaries and their respective officers and directors, and stockholders of the Corporation, in connection therewith.

(2) Competition and Corporate Opportunities. The Ownership Group and their respective affiliates shall not have any duty (fiduciary or otherwise) to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Corporation, the OP or any of their respective subsidiaries, in each case, to the fullest extent permitted by law. In the event that the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for themselves or any of their respective affiliates and the Corporation, the OP or any of their respective subsidiaries, neither the Corporation, the OP nor any of their respective subsidiaries shall have any expectancy in such corporate opportunity, and the Ownership Group shall not have any duty to communicate or offer such corporate opportunity to the Corporation, the OP or any of their respective subsidiaries and may pursue or acquire such corporate opportunity for themselves or direct such corporate opportunity to another person, including one of their affiliates, in each case, to the fullest extent permitted by law.

(3) Allocation of Corporate Opportunities. To the fullest extent permitted by law, in the event that a director or officer of the Corporation, the OP or any of their respective subsidiaries who is also a partner, principal, director, officer, member, manager, employee, consultant, independent contractor and/or other service provider of any of the Ownership Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation, the OP or any of their respective subsidiaries and the Ownership Group or their affiliates, neither the Corporation, the OP nor any of their respective subsidiaries shall have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation in which case such opportunity shall belong to the Corporation.

(4) Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article THIRTEENTH, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation, the OP or any of their respective subsidiaries is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation, the OP or any of their respective subsidiaries’ business or is of no practical advantage to it or is one in which the Corporation has no interest or reasonable expectancy.

(5) Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article THIRTEENTH.

(6) Subsequent Amendment. Neither the alteration, amendment, termination, expiration or repeal of this Article THIRTEENTH nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article THIRTEENTH shall eliminate or reduce the effect of this Article

THIRTEENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article THIRTEENTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

FOURTEENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders: For so long as that certain Stockholders Agreement, dated as of [●], 2021, by and among the Corporation, Professionals and the other persons who from time to time may become Corporation stockholders party thereto, as amended from time to time in accordance with the provisions thereof (the “Stockholders Agreement”), is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.

FIFTHTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the shares entitled to vote in connection with the election of directors of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Second Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH, TENTH, THIRTEENTH or FIFTHTEENTH of this Second Amended and Restated Certificate of Incorporation.

SIXTEENTH: If any provision in this Second Amended and Restated Certificate of Incorporation is determined to be invalid, void, illegal or unenforceable, the remaining provisions of this Second Amended and Restated Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

SEVENTEENTH: The Corporation is to have perpetual existence.

Annex C

AMENDED AND RESTATED

BYLAWS

OF

PERELLA WEINBERG PARTNERS

A Delaware Corporation

(formerly known as FinTech Acquisition Corp. IV)

Effective [●], 2021

C-i

C-ii

AMENDED AND RESTATED

BYLAWS

OF

PERELLA WEINBERG PARTNERS

(a Delaware corporation

formerly known as Fintech Acquisition Corp. IV)

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.1    Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.2    Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board. Any other proper business may be transacted at the annual meeting of stockholders.

Section 2.3    Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called (i) by the Chairman of the Board, if there be one, (ii) by the Chief Executive Officer, President or Co-President at the request in writing of (a) directors constituting a majority of the entire Board, (b) a committee of the Board that has been duly designated by the Board and whose powers and authority include the power to call such meetings or (c) until such time as the Class B Condition ceases to be satisfied, by stockholders collectively holding a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). For purposes of these Bylaws, “Class B Condition” shall mean for so long as Professionals or its limited partners as of [●], 2021 that sign a joinder to the Stockholders Agreement, dated as of [●], 2021, by and between the Corporation and Professionals, or its or their respective successors or assigns maintains, directly or indirectly, ownership of the OP Class A Common Units that represent at least ten percent (10%) of the issued and outstanding Class A Common Stock (calculated, without duplication, on the basis that all the issued and outstanding OP Class A Common Units not held by the Corporation or its subsidiaries had been exchanged for shares of Class A Common Stock). The following terms shall have the following meanings:

(a) “OP” means PWP Holdings LP, a Delaware limited partnership.

(b) “OP Class A Common Unit” means each limited partnership unit of the OP designated as a “Partnership Class A Common Unit” in the limited partnership agreement of the OP (as amended, restated, modified or supplemented from time to time).

(c) “Professionals” means PWP Professional Partners LP, a Delaware limited partnership.

Section 2.4    Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 2.5    Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Any meeting of the stockholders may be adjourned by the chairman of the meeting, subject to any rules and regulations adopted by the Board pursuant to Section 2.13. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.6    Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented.

Section 2.7    Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the voting power of the shares represented at the meeting and entitled to vote on such question, voting as a single class. Such votes may be cast in person or by proxy as provided in Section 2.8. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.8    Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.9    Consent of Stockholders in Lieu of Meeting. Until such time as the Class B

Condition ceases to be satisfied, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.9, provided that any such electronic transmission sets forth or is delivered in accordance with the requirements set forth in Section 228 of the DGCL. If at any time the Class B Condition shall not be satisfied, then any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

Section 2.10    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (ii) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, if any, or (iii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.11    Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) Only to the extent that action by written consent of the stockholders is not prohibited by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.12    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 2.13    Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. The chairman of the meeting of the stockholders shall preside over such meeting and shall be any such person as the Board may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the Chief Executive Officer, of the Corporation. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.14    Inspectors of Election. In advance of any meeting of the stockholders, the Board, by resolution, the Chairman of the Board, the Chief Executive Officer or any President or Co-President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.15    Nature of Business at Meeting of Stockholders.

(a) Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 2.16) may be transacted at an annual meeting of stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.15.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (i) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such person; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the Corporation or (II) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

(e) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the date of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation prior to the annual meeting.

(f) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.15; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.15 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g) Nothing contained in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 2.16    Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.16 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (B) who complies with the notice procedures set forth in this Section 2.16.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (D) such person’s written representation and agreement that such person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement, (III) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (IV) consents to serving as a director if elected and currently intends to serve as a director for the full term for which such person is standing for election and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (II) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (III) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.16. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 3.1    Number and Election of Directors. The Board shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall initially be nine (9) and subsequently shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board then in office. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the entire Board. The term of the initial Class I directors assigned at the time of the filing of the Certificate of Incorporation shall terminate on the date of the first annual meeting of stockholders held following the time of the filing of the Certificate of Incorporation; the term of the initial Class II directors assigned at the time of the filing of the Certificate of Incorporation shall terminate on the date of the second annual meeting of stockholders held following the time of the filing of the Certificate of Incorporation; and the term of the initial Class III directors assigned at the time of the filing of the Certificate of Incorporation shall terminate on the date of the third annual meeting of stockholders held following the time of the filing of the Certificate of Incorporation or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the first annual meeting of stockholders held following the time of the filing of the Certificate of Incorporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the directors of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Except as provided in Section 3.2, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders, and a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

Section 3.2    Vacancies. Unless otherwise required by law or the Certificate of Incorporation, any vacancy on the Board that results from an increase in the number of directors may be filled only by a majority of the Board then in office, provided that a quorum is present, and any other vacancy occurring on the Board may be filled only by a majority of the Board then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3.3    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.4    Meetings. The Board and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board or such committee, respectively. Special meetings of the Board may be called by the Chairman of the Board (the “Chairman of the Board”), the Chief Executive Officer or any President or Co-President, or the Board. Special meetings of any committee of the Board may be called by the chairman of such committee, if there be one, the Chief Executive Officer or any President or Co-President, or any director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.5    Organization. At each meeting of the Board or any committee thereof, the Chairman of the Board or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.6    Resignations and Removals of Directors. Any director of the Corporation may resign from the Board or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or any President or Co-President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law or the Certificate of Incorporation and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation; provided that at any time the Class B Condition is satisfied, any director or the entire Board may be removed from office at any time with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation. Any director serving on a committee of the Board may be removed from such committee at any time by the Board.

Section 3.7    Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board or any committee thereof, a majority of the entire Board or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as applicable. If a quorum shall not be present at any meeting of the Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for that meeting.

Section 3.8    Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9    Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

Section 3.10    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board establishing any committee of the Board and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.11    Compensation. The directors shall be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary for service as director, payable in cash or securities, as determined by the Board from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Chairpersons or members of special or standing committees may be allowed like compensation for such service.

Section 3.12    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1    General. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer or one or more Presidents, or both, a Secretary, and either a Treasurer or a Chief Financial Officer, or both. The Board, in its discretion, also may choose a Chairman of the Board (who must be a director), and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

Section 4.2    Election. The Board, at its first meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders, if not prohibited by the Certificate of Incorporation), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board may be removed at any time by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 4.3    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer or any President or Co-President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.4    Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board.

Section 4.5    Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board and, if there be one, the Chairman of the Board, have general supervision of the business and affairs of the Corporation and of its several officers and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have the power to execute, by and on behalf of the Corporation, all deeds, bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, at all meetings of the Board. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

Section 4.6    President. The President or any Co-President shall, subject to the control of the Board and the Chief Executive Officer, have general supervision of the business and affairs of the Corporation. The President or any Co-President shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board or the Chief Executive Officer. In general, the President or any Co-President shall perform all duties incident to the office of President or Co-President and such other duties as may from time to time be assigned to the President or Co-President by these Bylaws, the Board or the Chief Executive Officer. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President or any Co-President shall preside, provided the President or Co-President is also a director, at all meetings of the Board. In the event of the inability or refusal of the Chief Executive Officer to act, the Board may designate the President or any Co-President to perform the duties of the Chief Executive Officer, and, when so acting, the President or Co-President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.7    Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the

Chairman of the Board, the Chief Executive Officer, the President or any Co-President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, and if there be no Assistant Secretary, then either the Board or the Chief Executive Officer, the President or any Co-President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.8    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President or any Co-President and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. The Chief Financial Officer of the Corporation, if there be any, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 4.9    Vice Presidents. Vice Presidents, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President or any Co-President, and in the absence of the President or in the event of the President’s inability or refusal to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.10    Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President or any Co-President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.11    Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President or any Co-President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the

Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 4.12    Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 5.1    Shares of Stock. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation shall be uncertificated shares.

Section 5.2    Signatures. To the extent any shares are represented by certificates, any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3    Lost Certificates. The Board may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.4    Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, the Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5    Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 5.6    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.7    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE VI

NOTICES

Section 6.1    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by means of electronic transmission.

Section 6.2    Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1    Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

Section 7.2    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 7.3    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 7.4    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 8.1    Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3    Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4    Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation,

partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6    Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7    Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8    Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9    Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10    Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

AMENDMENTS

Section 9.1    Amendments.

(a) Subject to Section 9.1(b) below, these Bylaws may be amended, altered, changed or repealed, in whole or in part, or new Bylaws may be adopted either (i) by the affirmative vote of a majority of the entire Board, or (ii) without the approval of the Board, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation; provided that at any time the Class B Condition is satisfied, these Bylaws also may be amended, altered, changed or repealed, in whole or in part, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation; provided further, however, that in any case, notice of such amendment, alteration, change, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board, as the case may be.

(b) Notwithstanding Section 9.1(a), or any other provision of these Bylaws (and in addition to any other vote that may be required by law), (i) any amendment, alteration or repeal, in whole or in part, of Section 2.3 (Special Meetings), Section 2.9 (Consent of Stockholders in Lieu of Meeting), Section 3.1 (Number and Election of Directors), Section 3.2 (Vacancies), Section 3.3 (Duties and Powers), Section 3.6 (Resignations and Removals of Directors) or this Article IX (collectively, the “Specified Bylaws”) (which, for the avoidance of doubt, would include the adoption of any provision as part of these Bylaws that is inconsistent with the purpose and intent of the Specified Bylaws) shall require the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, and (ii) the ability of the Board to amend, alter, repeal, or adopt any provision as part of these Bylaws inconsistent with the purpose and intent of the Specified Bylaws is hereby specifically denied; provided, however, that at any time the Class B Condition is satisfied, the Specified Bylaws may be amended, altered or repealed, in whole or in part, by (i) the affirmative vote of a majority of the entire Board or (ii) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation.

Section 9.2    Entire Board. As used in this Article IX and in these Bylaws generally, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of: [●], 2021

Annex D

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021, is made and entered into by and among each of Perella Weinberg Partners, a Delaware corporation, formerly known as FinTech Acquisition Corp. IV (the “Company”), FinTech Investor Holdings IV, LLC, a Delaware limited liability company, and FinTech Masala Advisors, LLC, a Delaware limited liability company (collectively, the “Sponsor”), the Legacy PWP Stockholders (as defined below) and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company has issued the Sponsor an aggregate of 7,870,000 shares (the “Founder Shares”) of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”);

WHEREAS, the Founder Shares are convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on the terms and conditions provided in the Company’s amended and restated certificate of incorporation;

WHEREAS, the Sponsor purchased an aggregate of 610,000 units of the Company (each, a “Placement Unit” and collectively, the “Placement Units”), each Placement Unit consisting of one share of Common Stock (each, a “Placement Share” and collectively, the “Placement Shares”) and one third of one warrant to purchase one share of Common Stock (each, a “Placement Warrant” and collectively, the “Placement Warrants”) in a private placement transaction exempt from registration under the Securities Act (the “Private Placement”) occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, on September 24, 2020, the Company and the Sponsor entered into a Registration Rights Agreement (the “Original Agreement”), pursuant to which the Company granted the Sponsor certain registration rights with respect to certain securities of the Company;

WHEREAS, on the date hereof, upon the closing of the transactions (such transactions, the “Transactions”) contemplated by that certain Business Combination Agreement, dated as of December 29, 2020 (the “Transaction Agreement”), by and among the Company, the Sponsor, PWP Holdings LP, a Delaware limited partnership (“Holdings”), PWP GP LLC, a Delaware limited liability company and the general partner of Holdings, PWP Professionals and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of PWP Professionals, as further described in the DeSPAC Transaction Steps set forth on Schedule B to the Transaction Agreement, on the terms and subject to the conditions set forth therein;

WHEREAS, on the date hereof, upon the closing of the Transactions, [•] of the Founder Shares will be converted into shares of Common Stock, on the terms and conditions provided in the Company’s amended and restated certificate of incorporation;

WHEREAS, on the date hereof, the Sponsor has purchased an aggregate of [•] shares of Common Stock in a transaction exempt from registration under the Securities Act (such transaction, the “PIPE” and such shares, the “PIPE Shares”); and

WHEREAS, in connection with the purchase of the PIPE Shares and the consummation of the Transactions, the Company, the Sponsor and the Legacy PWP Stockholders desire to amend and restate the Original Agreement in order to provide the Holders with registration rights on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“$12.00 Sale Trigger Date” shall have the meaning set forth in the Sponsor Share Surrender and Share Restriction Agreement.

“$15.00 Sale Trigger Date” shall have the meaning set forth in the Sponsor Share Surrender and Share Restriction Agreement.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board or the Chairman, Chief Executive Officer or principal financial officer of the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of a person or entity means any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Commission” shall mean the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Demand Exercise Notice” shall have the meaning given in subsection 2.1.2.

“Demanding Holders” shall have the meaning given in subsection 2.1.1(b).

“Demand Registration” shall have the meaning given in subsection 2.1.2.

“Demand Registration Period” shall have the meaning given in subsection 2.1.2.

“Demand Registration Request” shall have the meaning given in subsection 2.1.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

“Filing Date” shall have the meaning given in subsection 2.1.1(a).

“Form S-1” shall mean Form S-1 for the registration of securities under the Securities Act promulgated by the Commission.

“Form S-3” shall mean Form S-3 for the registration of securities under the Securities Act promulgated by the Commission.

“Founder Lock-up Period” shall mean, with respect to the Founder Shares, the period ending (a) with respect to [•] of such shares, on the six-month anniversary of the date hereof, (b) on the later of (x) the six month anniversary of the date hereof and (y)(i) with respect to [•] of such shares, when the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the date hereof, subject to the Sponsors’ compliance with the Company’s repurchase right under the Sponsor Share Surrender and Share Restriction Agreement during the 15 day period following the $12.00 Sale Trigger Date, (ii) with respect to [•] of such shares, when the closing price of the Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the date hereof, (iii) with respect to [•] of such shares, when the closing price of the Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the date hereof, subject to the Sponsors’ compliance with the Company’s repurchase right under the Sponsor Share Surrender and Share Restriction Agreement during the 15 day period following the $15.00 Sale Trigger Date, and (iv) with respect to [•] of such shares, when the closing price of the Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the date hereof, or (c) in any case, if, after the date hereof, the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Holders” shall have the meaning given in the Preamble.

“Holdings” shall have the meaning set forth in the Recitals hereto.

“Holdings LPA” shall have the meaning given in the definition of “Legacy PWP Stockholders”.

“ILP” shall have the meaning given in the definition of “Legacy PWP Stockholders”.

“Initial Stockholders” shall mean the Sponsor.

“Initiating Holders” shall have the meaning given in subsection 2.1.2.

“Joinder Agreement” means a joinder agreement, substantially in the form attached hereto as Annex A.

“Legacy PWP Stockholders” shall mean the persons or entities listed on Schedule A hereto consisting of: (i) PWP Professional Partners, LP, a Delaware limited partnership (“PWP Professionals”), and (ii) the limited partners of Holdings (other than PWP Professionals) (each such Holder, an “ILP”) under the limited partnership agreement of Holdings (as the same may be amended, modified or restated from time to time, the “Holdings LPA”).

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.3.

“Minimum Demand Threshold” shall mean $40,000,000.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement, preliminary Prospectus or Prospectus, or necessary to make the statements in a Registration Statement, preliminary Prospectus or Prospectus (in the case of the preliminary Prospectus or Prospectus, in light of the circumstances under which they were made) not misleading.

“Original Agreement” shall have the meaning set forth in the Recitals hereto.

“OP Unit” means a Class A common unit of Holdings that is issued by Holdings pursuant to the Holdings LPA.

“Permitted Transferees” shall mean (i) with respect to any Holder, any Affiliates of such Holder, (ii) with respect to Sponsor, any Permitted Transferee, as defined in that certain letter agreement, dated as of September 24, 2020, among the Company, the Sponsor and the insiders listed on the signature pages thereto, and (iii) solely with respect to the PWP Professionals, (A) any general or limited partner thereof and any managing director, general partner, director, limited partner, officer or employee of any Affiliate of PWP Professionals, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (A) (collectively, the “PWP Partners”) and (B) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of PWP Professionals, any general or limited partner of PWP Professionals, any PWP Partners, their spouses or their lineal descendants.

“Piggy-back Registration” shall have the meaning given in Section 2.2.1.

“PIPE” shall have the meaning set forth in the Recitals hereto.

“PIPE Shares” shall have the meaning set forth in the Recitals hereto.

“Placement Share” or “Placement Shares” shall have the meaning given in the Recitals hereto.

“Placement Unit Lock-up Period” shall mean, with respect to the Placement Units, Placement Shares, Placement Warrants and any of the shares of Common Stock issued or issuable upon the exercise of such Placement Warrants, a period terminating six months after the date hereof, subject to certain exceptions set forth in the Sponsor Share Surrender and Share Restriction Agreement and the Placement Unit Subscription Agreement.

“Placement Unit” or “Placement Units” shall have the meaning given in the Recitals hereto.

“Placement Unit Subscription Agreement” shall mean the Unit Subscription Agreement, dated September 24, 2020, between the Company and the Sponsor.

“Placement Warrant” or “Placement Warrants” shall have the meaning given in the Recitals hereto.

“Private Placement” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in Section 2.1.3.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

“PWP Professionals” shall have the meaning given in the definition of “Legacy PWP Stockholders”.

“Registrable Security” shall mean (a) the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (b) the Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Placement Warrants), (c) the Placement Shares, (d) shares of Common Stock held by any Holder as of the date hereof, (e) shares of Common Stock issued or issuable to a Holder in exchange for OP Units and Class B common stock pursuant to the Holdings LPA, (f) the PIPE Shares and (g) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of stock, acquisition, recapitalization, consolidation, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) if a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act, the date that such securities shall have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement; (ii) such securities may otherwise be transferred, new certificates or book entries credits for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (v) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission) without limitation as to volume and manner of sale, whether or not any such sale has occurred.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Common Stock is then listed);

(B)    fees and expenses of compliance with securities or blue sky laws (including reasonable and documented fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)    printing, messenger, telephone and delivery expenses;

(D)    reasonable fees and disbursements of counsel for the Company;

(E)    reasonable and documented fees and disbursements (not to exceed $100,000 in the aggregate for all Registrations hereunder) of one counsel for the Sponsor and its Affiliates, which shall be selected by Cohen & Company, LLC and reasonably acceptable to the Company;

(F)    reasonable and documented fees and disbursements (not to exceed $100,000 in the aggregate for all Registrations hereunder) of one counsel for PWP Professionals and its Affiliates, which shall be selected by PWP Professionals and reasonably acceptable to the Company;

(G)    reasonable and documented fees and disbursements (not to exceed $100,000 in the aggregate for all Registrations hereunder) of one counsel for the ILPs and their Affiliates, which shall be selected by the ILPs and reasonably acceptable to the Company; and

(H)    reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.3.

“Requisite Holders” means Holders (including Permitted Transferees) that are parties to this Agreement and hold a majority of the aggregate number of outstanding Registrable Securities; provided that, for the purpose of this definition, OP Units are to be counted as if all such OP Units have been exchanged for shares of Common Stock pursuant to the terms of the Holdings LPA.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shelf Registrable Securities” shall have the meaning given in subsection 2.1.1(b).

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1(a).

“Shelf Underwriting” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Notice” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Request” shall have the meaning given in subsection 2.1.1(b).

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Share Surrender and Share Restriction Agreement” means that certain Sponsor Share Surrender and Share Restriction Agreement dated as of December 29, 2020, by and among Holdings, the Company and the Sponsors.

“Synthetic Secondary Transaction” shall have the meaning given in subsection 2.5.

“Transaction Agreement” shall have the meaning set forth in the Recitals hereto.

“Transactions” shall have the meaning set forth in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Block Trade” shall have the meaning given in Section 2.1.1(b).

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1    Demand Registration.

2.1.1    Shelf Registration Statement. (a) As soon as practicable but no later than thirty (30) Business Days after the date hereof (the “Filing Date”), the Company shall prepare and file with (or confidentially submit to) the Commission a shelf registration statement under Rule 415 of the Securities Act (such registration statement, a “Shelf Registration Statement”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis (and which may also cover any other securities of the Company) and shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 60th calendar day (or 80th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the filing date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and reasonably requested by, any Holder named therein. The Company shall use its commercially reasonable efforts to maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. If, at any time the Company shall have qualified for the use of a Registration Statement on Form S-3 or any other form which permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and at such time the Company has an outstanding Shelf Registration Statement on Form S-1, then the Company shall, as soon as reasonably practical, convert such outstanding Shelf Registration Statement on Form S-1 into a Shelf Registration Statement on Form S-3.

(b)    Subject to Section 2.3 and Section 2.4, (i) the Holders of a majority-in-interest of the then outstanding number of Registrable Securities held by the Initial Stockholders or the Permitted Transferees of the Initial Stockholders, (ii) PWP Professionals and one or more of its Permitted Transferees or (iii) one or more ILPs and their Permitted Transferees (the “Demanding Holders”), may make a written demand from time to time to elect to sell all or any part of their Registrable Securities, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, pursuant to an Underwritten Offering pursuant to the Shelf Registration Statement, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof. The Demanding Holders shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such Underwritten Offering specifying the number of Registrable Securities that the Demanding Holders desire to sell pursuant to such Underwritten Offering (the “Shelf Underwriting”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Holders of record of other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”). The Company, subject to Section 2.1.3, shall include in such Shelf Underwriting (x) the Registrable Securities of the Demanding Holders and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) days after the receipt of the Shelf Underwriting Notice. The Company shall, as expeditiously as possible (and in any event within fifteen (15) Business Days after the receipt of a Shelf Underwriting Request), but subject to Section 2.3, use its reasonable best efforts to effect such Shelf Underwriting. The Company shall, at the request of any Demanding Holders, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Demanding Holders or any other Holder of Shelf Registrable Securities to effect such Shelf Underwriting. Once a Shelf Registration Statement has been declared effective, the Demanding Holders may request, and the Company shall be required to facilitate, (i) an aggregate of three (3) Shelf Underwritings pursuant to this subsection 2.1.1(b) with respect to any or all Registrable Securities held by the Initial Stockholders and their Permitted Transferees, (ii) an aggregate of one (1) Shelf Underwriting pursuant to this subsection 2.1.1(b) with respect to any or all Registrable Securities held by the ILPs and their Permitted Transferees and (iii) not more than four (4) Shelf Underwritings pursuant to this subsection 2.1.1(b) in any twelve-month period with respect to any or all Registrable Securities held by any other Demanding Holder; provided, however, that, in each case, a Shelf Underwriting shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Shelf Underwriting have been sold; and provided, further, that the number of Shelf Underwritings the Demanding Holders shall be entitled to request shall be reduced by each Demand Registration effected for such Demanding Holder pursuant to Section 2.1.2. Notwithstanding the foregoing, if a Demanding Holder wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) off of a Shelf Registration Statement, then notwithstanding the foregoing time periods, such Demanding Holder only needs to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such offering is to commence and the Holders of record of other Registrable Securities shall not be entitled to notice of such Underwritten Block Trade and shall not be entitled to participate in such Underwritten Block Trade; provided, however, that the Demanding Holder requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade.

2.1.2    Other Demand Registration. At any time that a Shelf Registration Statement provided for in Section 2.1.1(a) is not available for use by the Holders following such Shelf Registration Statement being declared effective by the Commission (a “Demand Registration Period”), subject to this Section 2.1.2 and Section 2.3 and Section 2.4, at any time and from time to time during such

Demand Registration Period, the Demanding Holders shall have the right to make a written demand from time to time to effect one or more registration statements under the Securities Act covering all or any part of their Registrable Securities, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, by delivering a written demand therefor to the Company, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof. Any such request by any Demanding Holder pursuant to this Section 2.1.2 is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Demanding Holders making such demand for registration being referred to as the “Initiating Holders”). Subject to Section 2.3, the Demanding Holders shall be entitled to request (and the Company shall be required to effect) (i) an aggregate of three (3) Demand Registrations pursuant to this subsection 2.1.2 with respect to any or all Registrable Securities held by the Initial Stockholders and their Permitted Transferees, (ii) an aggregate of one (1) Demand Registration pursuant to this subsection 2.1.2 with respect to any or all Registrable Securities held by the ILPs and their Permitted Transferees and (iii) not more than four (4) Demand Registrations in any twelve-month period pursuant to this subsection 2.1.2 with respect to any or all Registrable Securities held by any other Demanding Holder; provided, however, that a Demand Registration shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Demand Registration have been sold; and provided, further, that the number of Demand Registrations the Demanding Holders shall be entitled to request shall be reduced by each Shelf Underwriting effected for such Demanding Holder pursuant to Section 2.1.1(b). The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to each of the Holders of record of Registrable Securities as promptly as practicable but no later than two (2) Business Days after receipt of the Demand Registration Request. The Company, subject to Sections 2.3 and 2.4, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.1.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within five (5) days following the receipt of any such Demand Exercise Notice. The Company shall, as expeditiously as possible, but subject to Section 2.3, use its reasonable best efforts to (x) file or confidentially submit with the Commission (no later than (A) sixty (60) days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-1 or similar long-form registration or (B) thirty (30) days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-3 or any similar short-form registration), (y) cause to be declared effective as soon as reasonably practicable such registration statement under the Securities Act that includes the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution and (z) if requested by the Initiating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

2.1.3    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Shelf Underwriting or Demand Registration, in good faith, advises the Company, the Demanding Holders and any other Holders participating in the Underwritten Registration (if any) (the “Requesting Holders”) in writing that the dollar amount or number of Registrable Securities that such Holders desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have collectively requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.4    Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Shelf Underwriting or Demand Registration, pursuant to a Registration under subsection 2.1.1 or 2.1.2 shall have the right in their sole discretion to withdraw from a Registration pursuant to such Demand Registration upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to (i) in the case of a Shelf Underwriting, the filing of a preliminary prospectus supplement setting forth the terms of the Underwritten Offering with the Commission and (ii) in the case of a Demand Registration, the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Shelf Underwriting or Demand Registration prior to its withdrawal under this subsection 2.1.4.

2.2    Piggy-back Registration.

2.2.1    Piggy-back Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer, as part of a merger, consolidation or similar transaction or for an offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) filed pursuant to Section 2.1 hereof or (vi) filed in connection with an Underwritten Block Trade for its own account, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) Business Days after receipt of such written notice (such Registration a “Piggy-back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggy-back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggy-back Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company may postpone or withdraw the filing or the effectiveness of a Piggy-back Registration at any time in its sole discretion.

2.2.2    Reduction of Piggy-back Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggy-back Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggy-back Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2.1 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy- back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)    If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration

(A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner; and

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual registration rights of other stockholders of the Company, with such priorities among them as the Company shall determine, which can be sold without exceeding the Maximum Number of Securities; and

(b)    If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration

(A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, with such priorities among them as the Company shall determine, which can be sold without exceeding the Maximum Number of Securities.

2.2.3    Piggy-back Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggy-back Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggy-back Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-back Registration. The Company (in its sole discretion or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may postpone or withdraw the filing or effectiveness of a Piggy-back Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggy-back Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4    Unlimited Piggy-back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Shelf Underwriting or Demand Registration effected under Section 2.1 hereof.

2.3    Restrictions on Registration Rights. The Company shall not be obligated to effect any Shelf Underwriting or Demand Registration within 90 days after the effective date of a previous Shelf Underwriting or Demand Registration or a previous Piggy-back Registration in which holders of Registrable Securities were permitted to register 75% of the Registrable Securities requested to be included therein, if any. If in the good faith judgment of the Board, Registration would be detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement or the undertaking of such Underwritten Offering at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be detrimental to the Company for such Registration Statement to be filed or to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the filing of such Registration Statement or undertaking of such Underwritten Offering, then in such event, the Company shall have the right to defer its obligation for up to 120 days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any period of twelve consecutive months.

2.4    Lock-Up. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect any Shelf Underwriting, Demand Registration or Piggy-back Registration of

(i) any Founder Shares subject to the Founder Lock-Up Period prior to the expiration of the Founder Lock-Up Period applicable to such Founder Shares, (ii) any Placement Units, Placement Shares or Placement Warrants during the Placement Unit Lock-Up Period or (iii) any Registrable Securities held by the Legacy PWP Stockholders prior to the expiration or waiver of any applicable lock-up restrictions with the Company (including any restrictions on the exchange of a Holder’s OP Units as set forth under the Holdings LPA). Nothing in this Section 2.4 shall limit the Company’s obligation to register any of the Registrable Securities, including such Founder Shares, Placement Units, Placement Shares and Placement Warrants and Registrable Securities held by any Legacy PWP Stockholders, on the Shelf Registration Statement required pursuant to Section 2.1.1(a).

2.5    Synthetic Secondary Transactions. The Company may, in its sole discretion, fulfill its obligations to effect a Shelf Underwriting or Demand Registration under Section 2.1 and any Piggy-Back Registration under Section 2.2 for any Holder (other than the Initial Stockholders or their Permitted Transferees) by selling newly issued shares of Common Stock, the proceeds of which will be used to purchase a number of such Holder’s Registrable Securities (or redeem such number of OP Units held by the Holder that are exchangeable into such Registrable Securities) at the closing of the offering at a price per share equal to the price per share of Common Stock received by the Company (net of all underwriting discounts and commissions) in such offering and to pay related offering expenses (such sale, a “Synthetic Secondary Transaction”). If the Company elects to conduct a Synthetic Secondary Transaction with respect to a Holder’s Registrable Securities, such Holder shall execute and deliver a purchase agreement and other documents and instruments in such form and substance as is reasonably requested by the Company. Notwithstanding anything herein to the contrary, a Synthetic Secondary Transaction may be conducted in combination with sales directly by the Holder pursuant to its rights hereunder.

ARTICLE III

COMPANY PROCEDURES

3.1    General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1    prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus and either (i) any Underwriter overallotment option has terminated by its terms or (ii) the Underwriters have advised the Company that they will not exercise such option or any remaining portion thereof;

3.1.3    furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, or such Holders’ legal counsel, copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4    prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    use commercially reasonable efforts to cause all such Registrable Securities to be listed on the primary securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or promptly upon filing, with respect to any document that is to be incorporated by reference into such Registration Statement or Prospectus), furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus. The Company shall not include the name of any Holder or any information regarding any Holder in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder and providing each such Holder or its counsel a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law or the Company reasonably expects that so doing would cause the Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

3.1.9    in the event of an Underwritten Offering, permit the participating Holders to rely on any “cold comfort” letter from the Company’s independent registered public accountants provided to the managing Underwriter of such offering;

3.1.10    in the event of an Underwritten Offering, permit the participating Holders to rely on any opinion(s) of counsel representing the Company for the purposes of such Registration issued to the managing Underwriter of such offering covering legal matters with respect to the Registration;

3.1.11    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.12    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.13    if the Registration involves the Underwritten Offering of Registrable Securities involving gross proceeds in excess of $40,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter thereof; and

3.1.14    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2    Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and fees, applicable transfer taxes and expenses of legal counsel representing the Holders in excess or in addition to the legal fees and expenses included as Registration Expenses.

3.3    Requirements for Registration; Participation in Underwritten Offerings.

3.3.1    The Company may require each participating Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such Registration and shall not have any obligation to include a Holder on any Registration Statement if such information is not promptly provided.

3.3.2    The Company shall have the right to select an Underwriter or Underwriters in connection with any Underwritten Offering; provided that, if the Sponsor participates in such Underwritten Offering, then the Company shall request and consider in good faith any Underwriter or Underwriters requested by Sponsor to be included in the syndicate of Underwriters for such Underwritten Offering. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed and he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice) and, if so directed by the Company, each Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. If the continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure, or would require the inclusion in such Registration Statement of (i) financial statements that are unavailable to the Company for reasons beyond the Company’s control, (ii) audited financial statements as of a date other than the Company’s fiscal year end (unless the Holders requesting Registration agree to pay the reasonable expenses of this audit), or (iii) pro forma financial statements that are required to be included in a registration statement, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend the use of, such Registration Statement for no more than 90 days per delay or suspension or more than 150 total calendar days, in each case during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5    Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to use reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly upon request by a Holder furnish such Holder with true and complete copies of such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any reasonably requested legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6    Additional Shares. The Company, at its option, may register, under any Registration Statement and any filings under any state securities laws filed pursuant to this Agreement, any number of unissued, treasury or other shares of Common Stock to be sold by the Company or any of its subsidiaries or any shares of Common Stock or other securities of the Company owned by any other security holder or security holders of the Company.

3.7    Cessation of Obligation to Register. Each Holder that holds OP Units acknowledges and agrees that (i) the Company’s obligations under this Agreement to register Registrable Securities issued or issuable to a Holder in exchange for OP Units pursuant to the Holdings LPA (but not Registrable Securities held by a Holder as of the date hereof) shall only apply to the extent that the Company elects to issue shares of Common Stock in exchange for OP Units tendered for redemption pursuant to the Holdings LPA and (ii) the Company shall have no such obligations with respect to such Registrable Securities at any time that it agrees that it will cause or permit Holdings to redeem for cash any OP Units tendered for redemption pursuant to the Holdings LPA.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

4.1.1    The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

4.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating (including any Synthetic Secondary Transaction effected with respect to such Holder’s Registrable Securities), such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5    If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1    Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the Company at:

Perella Weinberg Partners

767 Fifth Avenue

New York, NY 10153

Attention: Gary S. Barancik

         Vladimir Shendelman

Email: gbarancik@pwpartners.com

  vshendelman@pwpartners.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Joseph A. Coco

        Michael J. Schwartz

        Blair T. Thetford

Telephone: (212) 735-3050

       (212) 735-3694

       (212) 735-2082

Email: joseph.coco@skadden.com

michael.schwartz@skadden.com

blair.thetford@skadden.com

and to the Holders, at such Holder’s address referenced in Schedule A.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2    Assignment; No Third Party Beneficiaries.

5.2.1    This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party, except for any assignment or delegation (i) by a Holder to a Permitted Transferee who agrees to become bound by the transfer restrictions, if any, set forth in this Agreement, the Sponsor Share Surrender and Share Restriction Agreement and, if applicable, the Placement Unit Subscription Agreement, or (ii) with the prior written consent of the Company, with respect to an assignment by a Holder, or the Requisite Holders, with respect to an assignment by the Company.

5.2.2    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Holders, the permitted assigns and its successors and the permitted assigns of the Holders.

5.2.3    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.4    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment or delegation from the assignor and assignee and (ii) the written agreement of the assignee, by execution of a Joinder Agreement, to be bound by the terms and provisions of this Agreement. Any transfer, assignment or delegation made other than as provided in this Section 5.2 shall be null and void.

5.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4    Governing Law; Venue. THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

5.5    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

5.6    Amendments and Modifications. Upon the written consent of the Company and the Requisite Holders, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely affects one Holder or a group of Holders, solely in its or their capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of each Holder so affected and (ii) this Agreement may be amended and restated or amended without consent of the Holders solely to allow for the addition of new Holders and the granting to such new Holders rights hereunder and any additional rights after the date hereof that does not adversely affect or is not inconsistent with the existing rights and priorities of the Holders (other than by virtue of adding a Person with additional similar rights and Common Stock). Notwithstanding the foregoing, a consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by each Holder of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or waived except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification or waiver or thereafter shall be bound by any such amendment, modification or waiver effected pursuant to this Section 5.6, whether or not any notice, writing or marking indicating such amendment, modification or waiver appears on the Registrable Securities or is delivered to such Holder. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a

Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7    Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities and holders of PIPE shares, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person.

5.8    Termination. This Agreement shall terminate upon the date as of which (A) all of the Registrable Securities have either been sold pursuant to a Registration Statement or cease to be Registrable Securities (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.10    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration rights, including the Original Agreement. No party shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

FINTECH ACQUISITION CORP. IV a Delaware corporation

By:
Name:
Title:

HOLDERS:

FINTECH INVESTOR HOLDINGS IV, LLC a Delaware limited liability company

By:
Name:
Title:

FINTECH MASALA ADVISORS IV, LLC a Delaware limited liability company

By:
Name:
Title:

PWP PROFESSIONAL PARTNERS, LP

By:
Name:
Title:

[ILPs]

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule A

Holder	Address
Sponsor
FinTech Investor Holdings IV, LLC	[•]
FinTech Masala Advisors IV, LLC	[•]

Legacy PWP Stockholders
PWP Professional Partners, LP	[•]
ILPs
[•]	[•]
[•]	[•]
[•]	[•]

ANNEX A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (“Joinder”), dated [________], is executed by [________] (the “Transferee”) and by [________] (the “Transferor”) pursuant to the terms of the Amended and Restated Registration Rights Agreement, dated as of [__], 20[__] (the “Registration Rights Agreement”), by and among Perella Weinberg Partners, a Delaware corporation, formerly known as FinTech Acquisition Corp. IV (the “Company”), FinTech Investor Holdings IV, LLC, a Delaware limited liability company, and FinTech Masala Advisors, LLC, a Delaware limited liability company (collectively, the “Sponsor”), the Legacy PWP Stockholders and any Holders party thereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

1.

Acknowledgment. Transferee and Transferor each acknowledge that Transferee is acquiring Registrable Securities of the Company from Transferor, upon the terms and subject to the conditions of the Registration Rights Agreement.

2.	Assignment. Transferor hereby assigns its rights under the Registration Rights Agreement to the Transferee.

Transferor and Transferee each confirm that Transferee is a Permitted Transferee and that Transferor and Transferee have each provided notice of this assignment to the Company pursuant to Section 5.2.4 of the Registration Rights Agreement.

3.	Agreement. Transferee agrees that it shall be fully bound by and subject to the terms of this Joinder and the Registration Rights Agreement as a Holder thereunder.

4.	Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

[SIGNATURE PAGE FOLLOWS]

TRANSFEROR
[________________________________]

By:
Name:
Title:

TRANSFEREE
[________________________________]

By:
Name:
Title:

Address for Notices:

[Signature Page to Joinder Agreement to Registration Rights Agreement]

Annex E

STOCKHOLDERS AGREEMENT

dated as of

[•], 2021

between

PERELLA WEINBERG PARTNERS

and

PWP PROFESSIONAL PARTNERS LP

ii

INDEX OF DEFINED TERMS

Advisory Business De-SPAC Transaction	1
Affiliate	1
Agreement	1
Beneficial Ownership	1
Board	1
By-Laws	1
Certificate of Incorporation	1
Class A Shares	2
Class B Condition	2
Class B-1 Shares	2
Class B-2 Shares	2
Company	1
Company Plan	2
Contract	2
Control	2
Controlled Affiliate	2
Equity Interests	3
ERISA	2
Exchange Act	3
Exchangeable Units	3

Filings	3
Governmental Entity	3
Material Contract	3
Partnership	3
Partnership LP Agreement	4
Permitted Transferee	4
Person	4
Proceeding	13
Professionals	1
SEC	4
Secondary Class B Condition	4
Securities Act	4
Selected Courts	13
Stockholder	1
Stockholders	1
Subsidiaries	4
Subsidiary	4
Transfer	4
Voting Securities	4

iii

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of [•], 2021, is entered into by and among Perella Weinberg Partners (formerly known as FinTech Acquisition Corp. IV), a Delaware corporation (the “Company”), PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), and the Persons (as defined herein) who from time to time may become Company stockholders party hereto in accordance with this Agreement (such Persons, together with Professionals, each, a “Stockholder,” and collectively, “Stockholders”).

WHEREAS, the Stockholders and the Company desire to address herein certain relationships among themselves with respect to the Equity Interests (as defined below) and the Voting Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ADVISORY BUSINESS DE-SPAC TRANSACTION” means the transactions contemplated by that certain Business Combination Agreement, by and among the Company, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC, OP, Professionals, PWP GP LLC and Perella Weinberg Partners LLC.

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

A Person shall be deemed to have “BENEFICIAL OWNERSHIP” of securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

“BOARD” means the board of directors of the Company.

“BY-LAWS” means the Amended and Restated By-Laws of the Company, as may be further amended and/or restated from time to time.

“CERTIFICATE OF INCORPORATION” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be further amended and/or restated from time to time.

“CLASS A SHARES” means shares of the Class A Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class A Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B CONDITION” means the condition that Professionals or its limited partners as of [•], 2021 or its or their respective successors or assigns maintains, directly or indirectly, ownership of OP Class A Common Units that represent at least ten percent (10%) of the issued and outstanding Class A Shares (calculated, without duplication, on the basis that all issued and outstanding OP Class A Common Units not held by the Company or its Subsidiaries had been exchanged for Class A Shares).

“CLASS B-1 SHARES” means shares of the Class B-1 Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B-1 Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B-2 SHARES” means shares of the Class B-2 Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B-2 Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“COMPANY PLAN” means each material (i) “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “multiemployer plans” (within the meaning of ERISA section 3(37)), and (iii) stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), under which any current or former employee, director or consultant of the Company or its Subsidiaries or Controlled Affiliates (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries or Controlled Affiliates has any present or future liability.

“CONTRACT” means any legally binding bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, in each case, whether contingent or otherwise and including all amendments thereto.

“CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

A “CONTROLLED AFFILIATE” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“EQUITY INTERESTS” means, with respect to a Stockholder and its Permitted Transferees, the Exchangeable Units Beneficially Owned by such Stockholder and its Permitted Transferees as of the date hereof, and all securities which such securities are exchanged for.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“EXCHANGEABLE UNITS” means each limited partnership unit of the OP designated as a “Partnership Class A Common Unit.”

“FILINGS” means annual, quarterly and current reports and other documents filed or furnished by the Company or any Subsidiary of the Company under the Exchange Act; annual reports to stockholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses and other documents filed or furnished by the Company or any of its Subsidiaries or Controlled Affiliates under the Securities Act.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“MATERIAL CONTRACT” means:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) any Contract that limits in any material respect the ability of the Company or any of its Subsidiaries, joint ventures or Controlled Affiliates to compete in any line of business or with any Person or in any geographic area;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries or Controlled Affiliates;

(iv) any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $15 million or more; and

(v) any Contract in respect of the sponsorship of a special purpose acquisition company.

“OP” means PWP Holdings LP, a Delaware limited partnership.

“OP CLASS A COMMON UNIT” means each limited partnership unit of the OP designated as a “Partnership Class A Common Unit.”

“OP PARTNERSHIP AGREEMENT” means the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of [•], 2021, as may be amended and/or restated from time to time.

“PERMITTED TRANSFEREE” means any Person to whom a holder of an Exchangeable Unit would be permitted to Transfer an Exchangeable Unit pursuant to the OP Partnership Agreement.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SECONDARY CLASS B CONDITION” has the same meaning as the Class B Condition, except that “five percent (5%)” shall be substituted for “ten percent (10%)” for the purposes of this definition.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than fifty percent (50%) of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TRANSFER” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

“VOTING SECURITIES” means Class A Shares, Class B-1 Shares, Class B-2 Shares and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company.

ARTICLE II

APPROVAL OF CERTAIN MATTERS

Section 2.1 Approval of Professionals.

(a) So long as the Class B Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Professionals:

(i) any incurrence of indebtedness (other than inter-company indebtedness), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries or Controlled Affiliates in an amount in excess of $25 million;

(ii) any issuance by the Company or any of its Subsidiaries or Controlled Affiliates in any transaction or series of related transactions of equity or equity-related securities (other than preferred stock, which is addressed by Section 2.1(a)(iii) below) which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, more than five percent (5%) of the total number of votes that may be cast in the election of directors of the Company (other than (1) upon issuances of securities pursuant to the Company’s equity incentive plan (as the same may be supplemented, amended or restated from time to time), (2) upon the exchange of Exchangeable Units for securities pursuant to the Certificate of Incorporation and (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date of this Agreement or issued in compliance with this Agreement);

(iii) the authorization or issuance of any preferred stock by the Company or any of its Subsidiaries or Controlled Affiliates;

(iv) any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments by the Company or any of its Subsidiaries or Controlled Affiliates in a Person or group of related Persons in an amount greater than $25 million;

(v) any entry by the Company or any of its Subsidiaries or Controlled Affiliates into a new line of business that requires an initial investment in excess of $25 million;

(vi) any disposition or divestment by the Company or any of its Subsidiaries or Controlled Affiliates of any asset or business unit with a value in excess of $25 million;

(vii) the adoption of a stockholder rights plan by the Company;

(viii) any removal, change of duty or appointment of any officer of the Company that is, or would be, subject to Section 16 of the Exchange Act;

(ix) any amendment to the Certificate of Incorporation or By-Laws;

(x) any amendment to the OP Partnership Agreement;

(xi) the renaming of the Company;

(xii) the adoption of the Company’s annual budget and business plans and any material amendments thereto;

(xiii) the declaration and payment of any dividend or other distribution by the Company or any of its Subsidiaries or Controlled Affiliates (other than such dividends or other distributions (i) required to be made pursuant to the terms of any outstanding preferred stock of the Company or

(ii) in connection with the Advisory Business De-SPAC Transaction, including the various reorganization transactions related thereto);

(xiv) the entry into any merger, consolidation, recapitalization, liquidation or sale of the Company or any of its Subsidiaries or Controlled Affiliates or all or substantially all of the assets of the Company or any of its Subsidiaries or Controlled Affiliates or consummation of a similar transaction (or series of related transactions) involving the Company or any of its Subsidiaries or Controlled Affiliates (other than a merger, consolidation or similar transaction (or series of related transactions) solely between or among the Company or any of its Subsidiaries or Controlled Affiliates and one or more direct or indirect wholly-owned subsidiaries of the Company or any of its Subsidiaries or Controlled Affiliates which transaction would not adversely impact the rights of Professionals or its limited partners) or entering into any agreement providing therefor;

(xv) voluntarily initiating any liquidation, dissolution or winding up of the Company or the OP or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or the OP or any of their Subsidiaries or Controlled Affiliates;

(xvi) the entry into, termination of or material amendment of any Material Contract by the Company or any of its Subsidiaries or Controlled Affiliates;

(xvii) the entry into any transaction, or series of similar transactions or Contract (other than a Company Plan unless otherwise required by any other provision hereof) that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Exchange Act;

(xviii) the initiation or settlement of any material Action by the Company or any of its Subsidiaries or Controlled Affiliates; or

(xix) changes to the Company’s taxable year or fiscal year.

(b) After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Professionals:

(i) any amendment to the Certificate of Incorporation or Bylaws that materially and adversely affects in a disproportionate manner the rights of Professionals or its limited partners; or

(ii) any amendment to the OP Partnership Agreement that materially and adversely affects in a disproportionate manner the rights of Professionals or its limited partners.

ARTICLE III

TRANSFER

Section 3.1 Transfers and Joinders. If a Stockholder effects any Transfer of Equity Interests to a Permitted Transferee or any other Person approved by the Company in its sole and absolute discretion, such Permitted Transferee shall, if not a Stockholder, within five (5) days of such Transfer execute a joinder to this Agreement, in substantially in the form attached hereto as Exhibit A, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 3.2 Binding Effect on Transferees. Subject to execution of a joinder to this Agreement within five (5) days of the applicable Transfer, in form and substance reasonably acceptable to the Company, pursuant to Section 3.1, such Permitted Transferee shall become a Stockholder hereunder.

Section 3.3 Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Voting Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Voting Securities) so as to prevent any amendment to the Certificate of Incorporation or By-Laws as in effect as of the date of this Agreement that would (a) add restrictions to the transferability of the Voting Securities by Professionals or its Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of Professionals or its Permitted Transferees who remain a “Stockholder” at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by Professionals or its Permitted Transferees.

Section 3.4 Legend. Any certificate representing Voting Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Stockholders Agreement, dated as of [•], 2021, by and between Perella Weinberg Partners and the stockholders of Perella Weinberg Partners described therein.”

The Company shall make customary arrangements to cause any Voting Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

ARTICLE IV

PROFESSIONALS BOARD REPRESENTATION

Section 4.1 Nominees.

(a) The Company and each Stockholder shall take all reasonable actions within their respective control (including, with respect to Stockholders, voting or causing to be voted all of the Voting Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Voting Securities (including by causing their respective Voting Securities to be present, in person or by proxy, for quorum purposes at any Company stockholder meeting at which directors shall be elected), and, with respect to the Company, as provided in Sections 4.1(c), 4.1(d) and 4.1(e)) so as to cause:

(i) at any time during which either the Class B Condition or the Secondary Class B Condition is satisfied, to continue in office, not more than fifteen (15) directors (or such other number of directors as Professionals may agree to in writing);

(ii) at any time during which the Class B Condition is satisfied, a number of directors equal to a majority of the Board to be individuals designated by Professionals; and

(iii) at any time during which the Class B Condition is no longer satisfied and the Secondary Class B Condition is satisfied, a number of directors (rounded up to the nearest whole number) equal to one third of the Board to be individuals designated by Professionals.

(b) For so long as the Class B Condition or the Secondary Class B Condition is satisfied, if Professionals notifies the Stockholders of its desire to remove, with or without cause, any director previously designated by it, the Stockholders shall vote or cause to be voted all of the shares of Voting

Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Voting Securities and take all other reasonable actions within its control to cause the removal of such director.

(c) The Company agrees to include in the slate of nominees recommended by the Board those persons designated by Professionals in accordance with Section 4.1(a) and to include such persons in the Company’s proxy materials and form of proxy disseminated to stockholders in connection with the election of directors (including at any special meeting of stockholders held for the election of directors). Professionals shall include in its written communication of designation to the Board (x) director biographies in customary form and (y) reasonably detailed information regarding the independence of each such nominee intended to qualify as independent. The Company shall use its reasonable efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors (subject to Section 4.1(d)) and by soliciting proxies in favor of the election of such persons.

(d) Any person designated by Professionals in accordance with Section 4.1(a) shall be subject to (a) the reasonable approval of the Board’s nominating and corporate governance committee (if there be one) (such approval not to be unreasonably withheld, conditioned or delayed), and (b) the satisfaction of all legal and governance requirements (including those contained in the By-Laws) regarding service as a director of the Company; provided, that the Company shall at the request of Professionals so long as such request is not inconsistent with applicable law or exchange requirements, amend, modify or waive any such requirements so as not to any way impede the right of Professionals to nominate directors.

(e) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by Professionals in accordance with Section 4.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of Professionals. In the event that the size of the Board is expanded to more than fifteen (15) directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of the designees of Professionals that corresponds to the requirements of Section 4.1(a).

(f) In the event that at any time the number of directors entitled to be designated by Professionals pursuant to Section 4.1(a) decreases, Professionals and the Stockholders shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term such that the number of designated directors after such resignation(s) equals the number of directors Professionals would have been entitled to designate pursuant to Section 4.1(a). Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board. Notwithstanding the foregoing, such designated director(s) need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating and corporate governance committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of Professionals).

Section 4.2 Committees. For so long as this Agreement is in effect, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by Professionals that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that Professionals is entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and the Nasdaq Capital Market or by any other applicable stock exchange. It is understood by the parties hereto that Professionals shall not be required to have its directors represented on any committee and any failure to exercise such right in this Section 4.2 in a prior period shall not constitute any waiver of such right in a subsequent period.

Section 4.3 No Liability to Professionals. Neither Professionals, nor any Affiliate of Professionals, shall have any liability as a result of designating a person for nomination for election as a director, nor for any act or omission by such designated person in his or her capacity as a director of the Company, nor as a result of voting for any such designated nominee in accordance with the provisions of this Agreement.

ARTICLE V

TERMINATION

Section 5.1 Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a) upon the mutual consent of all of the parties hereto; or

(b) if the Secondary Class B Condition ceases to be satisfied.

Section 5.2 Survival. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in Section 4.3, this Section 5.2, Section 7.8 and Section 7.9; and (ii)  the rights with respect to the breach of any provision hereof by the Company.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Stockholders. Each Stockholder represents and warrants to the Company that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (c) the execution, delivery and performance by Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or, if the Stockholder is an entity, the organizational documents of such Stockholder; and (d) such Stockholder has good and marketable title to the Equity Interests and Voting Securities owned by it as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the OP Partnership Agreement.

Section 6.2 Representations and Warranties of the Company. The Company represents and warrants to the Stockholders that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which the

Company or any of its Subsidiaries or Controlled Affiliates is a party or by which the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email (provided a copy is thereafter promptly delivered by any other means as provided in this Section 7.1 or receipt is otherwise confirmed by the receiving party) or nationally recognized overnight courier, addressed to such party at the address or email address set forth below or such other address or email address as may hereafter be designated in writing by such party to the other parties:

(a) If to the Company, to:

Perella Weinberg Partners

767 Fifth Avenue

New York, New York 10153

Phone:	(212) 287-3200
Email:	vshendelman@pwpartners.com
Attention:	General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Phone:	(212) 735-3000
Email:	joseph.coco@skadden.com

  blair.thetford@skadden.com

  michael.schwartz@skadden.com

Attention:	Joseph A. Coco, Esq.

   Blair T. Thetford, Esq.

   Michael J. Schwartz, Esq.

(b) if to a Stockholder, to:

the address and facsimile number set forth in the records of the Company.

Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 7.2 Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 7.3 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 7.5 Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Class A Shares, Class B-1 Shares and Class B-2 Shares, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares”, “Class B-1 Shares” and “Class B-2 Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares, Class B-1 Shares and Class B-2 Shares, as applicable.

Section 7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 7.7 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the SEC filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of Voting Securities to the extent applicable and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 7.8 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 7.9 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Professionals at their respective addresses referred to in Section 7.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.10 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto (including for the avoidance of doubt any successor by merger, division, consolidation or other similar transaction). No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until if required under Section 3.1, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 3.1. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 7.12 Status. Professionals shall not be deemed to be a member of a “group” (as such term is defined in Section 13D of the Exchange Act), and Professionals shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Class A Shares owned by any other Stockholder, because of this Agreement or any provision hereof.

Section 7.13 Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by Professionals or any of its limited partners in its capacity as a stockholder, partner or member of the Company or any of its Subsidiaries or Controlled Affiliates.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PERELLA WEINBERG PARTNERS

By:
Name:
Title:

PWP PROFESSIONAL PARTNERS LP

By: PERELLA WEINBERG PARTNERS LLC, its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

Exhibit A

JOINDER

Perella Weinberg Partners, a Delaware corporation (the “Company”), has entered into that certain Stockholders Agreement by and between the Company and PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), dated as of [•], 2021 (as amended or supplemented, the “Stockholders Agreement”). The undersigned (“New Stockholder”) is required to execute this Joinder pursuant to Section 3.1 of the Stockholders Agreement for the purposes of such person agreeing to be bound by and fully comply with the terms of the Stockholders Agreement. The New Stockholder has agreed to execute this Joinder in consideration of the receipt of his, her or its shares of the Company.

NOW, THEREFORE, the New Stockholder hereby agrees to (a) become a party to the Stockholders Agreement with all right, title and interest as, and all obligations of, a “Stockholder” (as defined in the Stockholders Agreement) for all purposes of the Stockholders Agreement and (b) be bound by and fully comply with the terms of the Stockholders Agreement. The New Stockholder’s notice address for purposes of Section 7.1 of the Stockholders Agreement is:

Address:

Phone:

Email:

Attention:

IN WITNESS WHEREOF, the New Stockholder has executed this Joinder, this ____ day of ____________________, ________.

[New Stockholder]

By:

Name:

Title:

Annex F

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PWP HOLDINGS LP

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of [●], 2021

F-i

F-ii

F-iii

INDEX OF DEFINED TERMS

10b5-1 Plan	2
AAA	66
Act	1, 2
Actions	41
Additional Funds	25
Additional Limited Partner	2
Adjusted Capital Account	2
Adjusted Capital Account Deficit	2
Adjustment Factor	3
Affiliate	4
Agreement	4
AML and Sanctions Laws	D-1
Annual Income Tax Liability	4
Applicable Sale	44
Applicable Sale Notice	44
Asset	4
Assets	4
Assignee	4
Bankruptcy	4
Board of Directors	4
Business Day	5
Capital Account	5
Capital Contribution	5
Capital Share	6
Cash Amount	6
Cash Amount Settlement Date	6
Certificate	6
Class A Share	6
Class B Share	6
Class B-1 Share	6
Class B-2 Share	6
Code	6
Common Share	6
Company	1, 6
Consent	6
Consent of the Limited Partners	6
Consent of the Partners	6
Contributed Asset	7
control	4
Controlled Entity	7
Conversion	1, 7
Cut-Off Date	7
De Minimis	7
Debt	7
Depreciation	7
Designated Individual	7, 47
De-SPAC Transaction	1
Disabling Event	7
Dispute	66
Distributed Right	3

F-iv

Division	1, 7
Drag-Along Right	44
Effective Date	1, 8
Election of Exchange	8
Equity Plan	8
ERISA	8
Event of Withdrawal	56
Exchange	8
Exchange Act	8
Family Members	8
Fiscal Year	8, 67
Formation Date	1, 8
Founding Partner	8
Funding Debt	8
General Partner	8
Gross Asset Value	8
Holder	10
Illegal Activity	D-
Imputed Underpayment Amount	10, 47
Incapacitated	10
Incapacity	10
Indemnitee	10
Ineligible Partnership Unit	10
IRS	10
Liabilities	41
Limited Partner	10
Liquidating Event	56
Liquidator	57
LLC Act	1, 10
Lock-Up Period	10
Majority in Interest of the Limited Partners	11
Majority in Interest of the Partners	11
Merger	1
Net Income	11
Net Loss	11
New Securities	12
New York Courts	67
Nonrecourse Deductions	13
Nonrecourse Liability	13
OFAC	D-1
Optionee	13
Original Agreement	1, 13
Partner	13
Partner Minimum Gain	13
Partner Nonrecourse Debt	13
Partner Nonrecourse Deductions	13
Partners	13
Partnership	1, 13
Partnership Audit Procedures	13
Partnership Class A Common Unit	13
Partnership Class B Common Unit	13
Partnership Class B-1 Common Unit	13

F-v

Partnership Class B-2 Common Unit	13
Partnership Common Unit	14
Partnership Counsel	65
Partnership Employee	14
Partnership Equivalent Units	14
Partnership Interest	14
Partnership Junior Unit	14
Partnership Minimum Gain	14
Partnership Preferred Unit	14
Partnership Record Date	14
Partnership Representative	14, 47
Partnership Unit	15
Partnership Unit Designation	24
Percentage Interest	15
Permitted ATM Distribution Period	15
Permitted ATM Funding	15
Permitted Transfer	15
Permitted Transferee	15
Person	16
Pledge	16
Predecessor General Partner	1, 16
Preferred Share	16
Previous LPA	1, 16
Primary Issuance Funding	16, 61
Primary Issuance Funding Notice	62
Primary Issuance Shares	16, 61
Primary Issuance Units	16, 61
Professionals	1, 16
Professionals Class A Common Units	16
Professionals Class A-1 Common Units	16
Professionals Class A-2 Common Units	16
Professionals Class A-3 Common Units	16
Professionals LPA	1, 16
Professionals Notice of Redemption and Exchange	16
Professionals Partner	16
Professionals Partner Elections	8, 16
Publicly Traded	17
PWP Entities	17
PWP GP	1, 17
PWP LLC	1
Qualified DRIP	17
Qualified Transferee	17
Qualifying Party	17
Quarter	17
Quarterly Exchange Date	17
Register	23
Regulations	18
Regulatory Allocations	33
Relevant Jurisdiction	D-1
Sanctions Authority	D-1
SEC	18
Securities Act	18

F-vi

Separation Date	1, 18
Special Limited Partner	1, 18
Stock Amount	18
Stock Settlement Notice	18
Subsidiary	18
Substituted Limited Partner	18
Surviving Partnership	54
Tax Items	18, 33
Termination Transaction	18
Third-Party Pledge Transferee	19
Trading Day	19
Transaction Agreement	1
Transfer	19
Value	19
Withdrawing Partner	20

F-vii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PWP HOLDINGS LP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PWP HOLDINGS LP, dated as of [●], 2021 (the “Effective Date”), is entered into by and among PWP GP LLC, a Delaware limited liability company (“PWP GP”), Perella Weinberg Partners (f/k/a FinTech Acquisition Corp. IV), a Delaware corporation (the “Special Limited Partner”), PWP Professional Partners LP, a Delaware limited partnership (“Professionals”), and the other Limited Partners (as defined herein).

WHEREAS, PWP Holdings LP was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, and any successor to such statute, the “Act”), pursuant to (i) a Certificate of Limited Partnership filed in the Office of the Secretary of State of the State of Delaware on August 3, 2016 (the “Formation Date”), and (ii) an Agreement of Limited Partnership of PWP Holdings LP, dated as of August 3, 2016 (the “Original Agreement”), by and between Perella Weinberg Partners LLC, a Delaware limited liability company (the “Predecessor General Partner”), and NoCo A L.P.;

WHEREAS, the Original Agreement was amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of November 30, 2016, entered into by the Predecessor General Partner and the other parties thereto, which was further amended pursuant to the First Amendment of the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of October 1, 2018;

WHEREAS, on February 28, 2019 (the “Separation Date”), (i) PWP Holdings LP was converted to PWP Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-214 of the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”), (ii) the Company was divided pursuant to Section 18-217 of the LLC Act (the “Division”), with the Company surviving the Division and PWP GP becoming its sole managing member, (iii) the Company was converted to PWP Holdings LP, a Delaware limited partnership (the “Partnership”), pursuant to Section 17-217 of the Act (the “Conversion”), with PWP GP as its sole general partner, and (iv) in the Conversion, the Agreement of Limited Partnership of PWP Holdings LP, dated as of the Separation Date (as amended through the date hereof, the “Previous LPA”), was adopted as the agreement of limited partnership of the Partnership;

WHEREAS, on December 29, 2020, the Special Limited Partner, Professionals, the Partnership, PWP LLC, a Delaware limited liability company (“PWP LLC”), and the other parties thereto entered into that certain Business Combination Agreement (the “Transaction Agreement” and the transactions contemplated thereby, the “De-SPAC Transaction”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, on the Effective Date, (a) New Professionals, a Delaware limited liability company, was merged with and into Professionals in accordance with section 18-209 of the LLC Act and section 17-211 of the Act with Professionals surviving such merger (the “Merger”), (b) in the Merger, (i) Professionals adopted that certain Fourth Amended and Restated Agreement of Limited Partnership of Professionals (as amended, restated, modified or supplemented from time to time, the “Professionals LPA”), to which the Partnership is a party for the limited purposes set forth therein, and (ii) the partnership interests of Professionals were recapitalized into partnership interests represented by Professionals Class A Common Units and Professionals Class B Common Units (each as defined herein) and (c) following the Merger and the effectiveness of this Agreement, (i) the Partnership will (A) purchase certain Class B Shares (as defined herein) from the Special Limited Partner and (B) distribute such Class B Shares to the other Limited Partners, with all Class B-1 Shares (as defined herein) being distributed to Professionals and all Class B-2 Shares (as defined herein) distributed to the Founding Partners (as defined herein), (ii) Professionals will contribute all of the equity interests of PWP GP, to the Special Limited Partner and (iii) the Partnership will (A) redeem Partnership Class A Common Units held by certain Founding Partners upon the terms and subject to the conditions set forth in the Founding Partner Elections (as defined herein), and (B) redeem certain Partnership Class A Common Units held by Professionals Partners (as defined herein) received in connection with the redemption by Professionals of Professional Partners upon the terms and subject to the conditions set forth in the Professionals Partner Elections (as defined herein); and

WHEREAS, PWP GP, as general partner, is authorized to adopt this Agreement immediately prior to the closing of the De-SPAC Transaction without the consent or approval of any other partners.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“10b5-1 Plan” means a written plan for selling Class A Shares in compliance with Rule 10b5-1(c) of the Exchange Act.

“Act” has the meaning set forth in the Recitals.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to the Act and Section 11.2, who is shown as such on the books and records of the Partnership, and who has not ceased to be a Limited Partner pursuant to the Act and this Agreement.

“Adjusted Capital Account” means, with respect to any Partner, such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) the Special Limited Partner (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (b) splits or subdivides its outstanding Class A Shares or (c) effects a reverse stock split or otherwise combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) the Special Limited Partner distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares (other than Class A Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) the Special Limited Partner shall, by dividend or otherwise, distribute to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Special Limited Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Class A Share on such record date and (b) the denominator of which shall be the Value of a Class A Share as of such record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, together with the Schedules and Exhibits hereto, as now or hereafter amended, restated, modified, supplemented or replaced.

“Annual Income Tax Liability” means, for each Partner, such Partner’s annual federal, state, and local income tax obligations for the applicable calendar year arising from the allocation to such Partner of taxable income that is earned by the Partnership based on the assumptions that (i) such Partner is an individual or, if a greater amount of tax would result, a corporate resident in New York, New York, subject to the maximum federal and applicable state and local income tax rates (taking account of any difference in rates applicable to ordinary income, capital gains and “qualified dividends” as such term is defined in Section 1(h) of the Code and any allowable deductions or credits in respect of such state and local taxes in computing such Partner’s liability for U.S. Federal income taxes and, provided, however, that the General Partner may adjust consistently for each Partner the assumed rate in its reasonable discretion) and (ii) the items of income, gain, deduction, loss and credit in respect of the Partnership were the only such items entering into the computation of tax liability of the applicable Partner. The General Partner may, but is not required, to take into account (a) any allocation of taxable income, gain, deduction, or loss pursuant to Code section 704(c), (b) any deductions accruing to any Partner as a result of the recovery of a basis adjustment pursuant to Code section 743, or (c) any adjustments pursuant to Code section 734, and may use any good faith assumptions in making any such calculations. In determining the Annual Income Tax Liability for a particular Fiscal Year, the General Partner may, but is not required to, take into account losses allocated after the Effective Date with respect to prior Fiscal Years.

“Assets” means any assets and property of the Partnership, and “Asset” means any one such asset or property.

“Assignee” means a Person to whom a Partnership Interest has been Transferred but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 10.5.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Special Limited Partner.

“Business Day” means any weekday, excluding any legal holiday observed pursuant to United States federal or New York State law or regulation.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(a) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(b) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Partner’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Regulations section 1.704-1(b)(2)(iv), et al., and shall be interpreted and applied in a manner consistent with such Regulations. The General Partner may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations; provided that the General Partner determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Partner without such Person’s consent. The General Partner also may (i) make any adjustments to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations section 1.704-1(b) or section 1.704-2; provided, however, that the General Partner determines that such changes are not reasonably likely to have a material effect on the amounts distributable to the Partner as current cash distributions or as distributions on termination of the Partnership. Notwithstanding anything to the contrary in this Agreement, the Partnership Representative in its discretion is expressly authorized to take any action necessary or appropriate to comply with the Partnership Audit Procedures or to appropriately allocate the burden of any assessments thereunder among the Partners, as determined by the Partnership Representative.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Asset that such Partner contributes to the Partnership or is deemed to contribute pursuant to Article III.

“Capital Share” means a share of any class or series of stock of the Special Limited Partner now or hereafter authorized, other than a Common Share.

“Cash Amount” means, for each Partnership Class A Common Unit that is exchanged for the Cash Amount, an amount of cash equal to the product of (a) the Value of a Class A Share multiplied by (b) the Adjustment Factor.

“Cash Amount Settlement Date” means the third Business Day following the applicable Quarterly Exchange Date, or, to the extent any Primary Issuance Funding is not settled on a Quarterly Exchange Date, the third (3rd) Business Day following the applicable settlement date of a Primary Issuance Funding. For the avoidance of doubt, the final settlement date of any Permitted ATM Funding shall be no later than the third (3rd) Business Day following the last day of the applicable Permitted ATM Distribution Period.

“Certificate” means the Certificate of Limited Partnership executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Partnership pursuant to the Act.

“Class A Share” means a share of Class A common stock of the Special Limited Partner, $0.0001 par value per share.

“Class B Share” means a Class B-1 Share or a Class B-2 Share.

“Class B-1 Share” means a share of Class B-1 common stock of the Special Limited Partner, $0.0001 par value per share.

“Class B-2 Share” means a share of Class B-2 common stock of the Special Limited Partner, $0.0001 par value per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share” means a Class A Share or a Class B Share (and shall not include any additional series or class of the Special Limited Partner’s common stock created after the date of this Agreement).

“Company” has the meaning set forth in the Recitals.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIII.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.

“Consent of the Partners” means the Consent of a Majority in Interest of the Partners, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Partners in their discretion.

“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code section 708).

“Controlled Entity” means, as to any Person, (a) any corporation where more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or general partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Conversion” has the meaning set forth in the Recitals.

“Cut-Off Date” has the meaning set forth in Section 14.3(a).

“De Minimis” means an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the General Partner.

“De-SPAC Transaction” has the meaning set forth in the Recitals.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person as lessee under capital leases.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Individual” has the meaning set forth in Section 9.3(a).

“Disabling Event” means the General Partner ceasing to be the general partner of the Partnership pursuant to Section 17-402 of the Act.

“Division” has the meaning set forth in the Recitals.

“Effective Date” has the meaning set forth in the Preamble.

“Election of Exchange” means either (a) the Election of Exchange substantially in the form of Exhibit B attached hereto or (b) a Professionals Notice of Redemption and Exchange delivered in accordance with section 14.1 of the Professionals LPA.

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Partnership, the General Partner or the Special Limited Partner for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in Section 14.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Year” has the meaning set forth in Section 15.4.

“Formation Date” has the meaning set forth in the Recitals.

“Founding Partner” means each Limited Partner as of the Effective Date, other than the Special Limited Partner and Professionals.

“Founding Partner Elections” means the Investor Limited Partner Irrevocable Elections to Redeem duly executed and delivered by Founding Partners.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner or the Special Limited Partner for the purpose of providing funds to the Partnership.

“General Partner” means PWP GP LLC and/or any additional or successor General Partner(s) designated as such pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a general partner pursuant to the Act and this Agreement, in such Person’s capacity as a partner and a general partner of the Partnership.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values (taking Code section 7701(g) into account), if and as determined by the

General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 3.2 or contributions or deemed contributions by the General Partner pursuant to Section 3.2) by a new or existing Partner in exchange for more than a De Minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(2) the distribution by the Partnership to a Partner of more than a De Minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(3) the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

(4) upon the admission of a successor General Partner pursuant to Section 11.1;

(5) the grant of Partnership Units in the Partnership (other than a De Minimis number of Partnership Units) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or by a new Partner acting in a Partner capacity or in anticipation of becoming a Partner; and

(6) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Partner or (b) an Assignee that owns a Partnership Unit.

“Imputed Underpayment Amount” has the meaning set forth in Section 9.3(d).

“Incapacity” or “Incapacitated” means: (a) as to any Limited Partner who is an individual, (i) death, (ii) any physical or mental disability or incapacity that renders such Limited Partner incapable of performing the essential services required of him or her by the PWP Entities (after accounting for reasonable accommodation, if available), as determined by the General Partner, for a period of one hundred eighty (180) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any twelve (12)-month period, or (iii) entry by a court of competent jurisdiction adjudicating such Limited Partner incompetent to manage his or her person or his or her estate; (b) as to any Limited Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Limited Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Limited Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (e) as to any trustee of a trust that is a Limited Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Limited Partner, the Bankruptcy of such Limited Partner.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or the Special Limited Partner or (b) a manager, member, director, officer, employee, agent or representative of the General Partner, the Special Limited Partner or the Partnership and (ii) such other Persons (including Affiliates, employees or agents of the General Partner, the Special Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability).

“Ineligible Partnership Unit” means (a) with respect to any Partnership Class A Common Unit outstanding and held by Professionals on the Effective Date, any such Partnership Class A Common Unit received by a Professionals Partner in respect of a Professionals Class A Common Unit that within six months of the applicable Quarterly Exchange Date was a Professionals Class A-2 Common Unit or a Professionals Class A-3 Common Unit, and (b) with respect to any other Partnership Class A Common Unit, any such Partnership Class A Common Unit that, as of the applicable Quarterly Exchange Date, has not been both outstanding and fully vested for at least six months, as reflected in the books and records of the Partnership.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means the Special Limited Partner and any other Person that is, from time to time, admitted to the Partnership as a limited partner pursuant to the Act and this Agreement, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in each case, that has not ceased to be a limited partner of the Partnership pursuant to the Act and this Agreement, in such Person’s capacity as a limited partner of the Partnership.

“LLC Act” has the meaning set forth in the Recitals.

“Lock-Up Period” means:

(a) as to each Partnership Class A Common Unit outstanding and held by Professionals on the Effective Date, the Lock-Up Period (as defined in, and as may be shortened, lengthened or waived in accordance with, the Professionals LPA) applicable to the corresponding Professionals Class A Common Unit; provided that any such Partnership Class A Common Unit that corresponds to a Professionals Class A-2 Common Unit or a Professionals Class A-3 Common Unit shall be deemed to be subject to the Lock-Up Period under this Agreement until such Professionals Class A-2 Common Unit or Professionals Class A-3 Common Unit is converted into a Professionals Class A-1 Common Unit in accordance with the Professionals LPA; provided, further, that, following such conversion, such Partnership Class A Common Unit will remain subject to the Lock-Up Period under this Agreement to the extent that the corresponding Professionals Class A-1 Common Unit so converted is subject to the Lock-Up Period (as defined in, and as may be shortened, lengthened or waived in accordance with, the Professionals LPA);

(b) as to each Partnership Class A Common Unit that (i) is received by a Professionals Partner in respect of a Professionals Class A Common Unit held by such Professionals Partner in accordance with the terms of the Professionals LPA and (ii) is not simultaneously exchanged pursuant to Article XIV, the Lock-Up Period (as defined in the Professionals LPA) applicable to such Professionals Class A Common Unit held by such Professionals Partner;

(c) as to each Partnership Class A Common Unit outstanding and held by a Founding Partner on the Effective Date that are still held by such Founding Partner, the period commencing on the Effective Date and continuing through the date one hundred eighty (180) days after the Effective Date; and

(d) as to all other Partnership Interests not the subject of clause (a), (b) or (c) of this definition, a twelve (12)-month period ending on the day before the first (1st) anniversary of a Holder first acquiring such Partnership Interest;

provided, however, that the General Partner may, by written agreement with a Holder, shorten or lengthen the Lock-Up Period applicable to such Holder, in the sole discretion of the General Partner, and without having any obligation to do so for any other Holder.

“Majority in Interest of the Limited Partners” means Partners (excluding the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Partnership Units held by all Partners (excluding the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to such matter. Unless otherwise specified, references in this definition to “Partnership Units” shall mean Partnership Class A Common Units.

“Majority in Interest of the Partners” means Partners (including the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Partnership Units held by all Partners (including the General Partner, the Special Limited Partner and any Controlled Entity of either of them) entitled to vote on or consent to such matter. Unless otherwise specified, references in this definition to “Partnership Units” shall mean Partnership Class A Common Units and Partnership Class B Common Units.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) Any expenditure of the Partnership described in Code section 705(a)(2)(B) or treated as a Code section 705(a)(2)(B) expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Partnership asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 5.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Shares or Preferred Shares, excluding Preferred Shares and grants under the Equity Plans, or (ii) any Debt issued by the Special Limited Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations section 1.752-1(a)(2).

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Agreement” has the meaning set forth in the Recitals.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership” has the meaning set forth in the Recitals.

“Partnership Audit Procedures” means Code sections 6221 through 6241 and any successor statutes thereto or the Regulations promulgated thereunder.

“Partnership Class A Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class B Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class A Common Unit.

“Partnership Class B Common Unit” means a Partnership Class B-1 Common Unit or a Partnership Class B-2 Common Unit.

“Partnership Class B-1 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A Common Unit, Partnership Class B-2 Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class B-1 Common Unit.

“Partnership Class B-2 Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 3.1 and Section 3.2, but does not include any Partnership Class A Common Unit, Partnership Class B-1 Common Unit, Partnership Junior Unit, Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Class B-2 Common Unit.

“Partnership Common Unit” means a Partnership Class A Common Unit or Partnership Class B Common Unit.

“Partnership Employee” means an employee of the Partnership or an employee of a Subsidiary of the Partnership, if any.

“Partnership Equivalent Units” means, with respect to any class or series of Capital Shares, Partnership Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Common Shares and the other classes and series of Capital Shares as such Partnership Equivalent Units would have as to Partnership Common Units and the other classes and series of Partnership Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Partnership. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Partnership Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares; provided, however, with respect to redemption rights, the terms of Partnership Equivalent Units must be such so that the Partnership complies with Section 3.7.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Junior Unit” means a fractional share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 3.2 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Partnership Common Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations section 1.704-2(b)(2) and is computed in accordance with Regulation section 1.704-2(d).

“Partnership Preferred Unit” means a fractional share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a record date fixed for the determination of Partners entitled to receive any distribution, shall (unless otherwise determined by the General Partner) generally be the same as the record date established by the Special Limited Partner for a distribution to its stockholders.

“Partnership Representative” has the meaning set forth in Section 9.3(a).

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, a Partnership Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3.

“Percentage Interest” means, with respect to each Partner at any time, as to any class or series of Partnership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of such class or series held by such Partner at such time and the denominator of which is the total number of Partnership Units of such class or series held by all Partners at such time. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Partnership Common Units. A Partner’s Percentage Interest in Partnership Common Units at any time means a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate number of Partnership Class A Common Units held by such Partner and (ii) 0.001 multiplied by the aggregate number of Partnership Class B Common Units held by such Partner, and the denominator of which is the sum of (a) the aggregate number of Partnership Class A Common Units held by all Partners, and (b) 0.001 multiplied by the aggregate number of Partnership Class B Common Units held by all Partners.

“Permitted ATM Distribution Period” means, with respect to any Permitted ATM Funding, the period commencing on the applicable Quarterly Exchange Date and ending on the earlier of (x) the date when all Primary Issuance Shares to be sold in such Permitted ATM Funding in respect of the applicable Primary Issuance Funding have been sold and (y) the twentieth (20th) Trading Day after such Quarterly Exchange Date.

“Permitted ATM Funding” means any Primary Issuance Funding that satisfies each of the following requirements: (i) sales of the applicable Primary Issuance Shares in respect of such Primary Issuance Funding are made through one or more sales agents of the Special Limited Partner by means of ordinary brokers’ transactions on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing, or otherwise at market prices prevailing at the time of the applicable sale; (ii) the fees or commissions payable to such sales agents are determined pursuant to an equity distribution or similar agreement negotiated in good faith by the Special Limited Partner and entered into on arms’ length terms; (iii) sales of the applicable Primary Issuance Shares in respect of such Primary Issuance Funding are executed during the applicable Permitted ATM Distribution Period; and (iv) to the extent any Primary Issuance Shares remain unsold at the end of the applicable Permitted ATM Distribution Period, a corresponding number of Primary Issuance Units are deemed withdrawn from the applicable Primary Issuance Funding and may be tendered for exchange in respect of any subsequent Quarterly Exchange Date.

“Permitted Transfer” means (i) a Transfer by a Limited Partner of all or part of its Partnership Interest to any Family Member, Controlled Entity or Affiliate of such Partner, and (ii) a Pledge and any Transfer of a Partnership Interest to a Permitted Transferee pursuant to the exercise of remedies under a Pledge.

“Permitted Transferee” means (i) any Family Member, Controlled Entity or Affiliate of a Limited Partner, (ii) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Partnership Interest (each a “Permitted Lender Transferee”), and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Partnership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Partnership Interest.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge by a Holder of all or any portion of its Partnership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Holder, as collateral or security for a bona fide loan or other extension of credit.

“Predecessor General Partner” has the meaning set forth in the Recitals.

“Preferred Share” means a share of stock of the Special Limited Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Previous LPA” has the meaning set forth in the Recitals.

“Primary Issuance Funding” has the meaning given to such term in Section 14.2(b)(i) of this Agreement.

“Primary Issuance Shares” has the meaning given to such term in Section 14.2(b)(i) of this Agreement.

“Primary Issuance Units” has the meaning given to such term in Section 14.2(b)(i) of this Agreement.

“Professionals” has the meaning set forth in the Preamble.

“Professionals Class A Common Units” means the “Partnership Class A Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class A-1 Common Units” means the “Partnership Class A-1 Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class A-2 Common Units” means the “Partnership Class A-2 Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class A-3 Common Units” means the “Partnership Class A-3 Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals Class B Common Units” means the “Partnership Class B Common Units” of Professionals, as defined in the Professionals LPA.

“Professionals LPA” has the meaning set forth in the Recitals.

“Professionals Notice of Redemption and Exchange” means a “Notice of Redemption and Exchange,” as defined in the Professionals LPA.

“Professionals Partner” means a limited partner of Professionals.

“Professionals Partner Elections” means the Legacy Partner Elections to Redeem duly executed and delivered by Professionals Partners.

“Publicly Traded” means listed or admitted to trading on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing.

“PWP Entities” means and includes each of the Partnership, the General Partner, the Special Limited Partner and their respective Subsidiaries and Controlled Entities.

“PWP GP” has the meaning set forth in the Preamble.

“Qualified DRIP” means a dividend reinvestment plan of the Special Limited Partner that permits participants to acquire Class A Shares using the proceeds of dividends paid by the Special Limited Partner; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the Special Limited Partner the savings enjoyed by the Special Limited Partner in connection with the avoidance of share issuance costs, and (ii) not exceed 5% of the value of a Class A Share as computed under the terms of such dividend reinvestment plan.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Additional Limited Partner, (c) an Assignee who is the transferee of a Limited Partner’s Partnership Interest in a Permitted Transfer, (d) a Professionals Partner that has submitted a Professionals Notice of Redemption and Exchange to the general partner of Professionals, the Partnership and the Special Limited Partner in accordance with section 14.1 of the Professionals LPA, which Professionals Notice of Redemption and Exchange shall, for purposes of this Agreement, be deemed to have been submitted by both such Professionals

Partner and Professionals or (e) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner’s Partnership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner or the Special Limited Partner.

“Quarter” means, unless context requires otherwise, a fiscal quarter of the Special Limited Partner.

“Quarterly Exchange Date” means, with respect to each Quarter following the Effective Date, the date established by the Special Limited Partner for Exchanges in such Quarter; provided that, if such date is not both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under the applicable polices of the Special Limited Partner, then the Quarterly Exchange Date shall be the first date thereafter that is both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under such polices. Notwithstanding the foregoing or anything herein to the contrary: (a) for the Quarter in which the one-hundred eighty-first (181st) day following the Effective Date is to occur, the Quarterly Exchange Date shall be such one-hundred eighty-first (181st) day (or, if such one-hundred eighty-first (181st) day is not a Trading Day, the next Trading Day thereafter); provided that, if such one-hundred eighty-first (181st) day (or such later day) is a day in which the directors and executive officers of the Special Limited Partner are not permitted to trade under the applicable polices of the Special Limited Partner, then, to the extent that an exchanging Qualified Party subject to such policies is to be settled with the Stock Amount, such settlement shall occur on the next day thereafter in which such Qualified Party is permitted to trade under such polices; (b) for the Quarter in which the thirty-six (36) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; (c) for the Quarter in which the forty-two (42) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; (d) for the Quarter in which the forty-eighth (48) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; (e) for the Quarter in which the fifty-four (54) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; and (f) for the Quarter in which the sixty (60) month anniversary of the Effective Date is to occur, the Quarterly Exchange Date shall be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter; provided, that, with respect to clause (f), if such Quarterly Release Date would otherwise occur after the sixty (60) month anniversary of the Effective Date, then (i) the Quarterly Release Date for the Quarter in which the sixty (60) month anniversary of the Effective Date is to occur shall instead be the date established by the Special Limited Partner for Exchanges in such Quarter (provided that, if such date is not both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under the applicable polices of the Special Limited Partner, then the Quarterly Exchange Date shall be the first date thereafter that is both a Trading Day and a day in which the directors and executive officers of the Special Limited Partner are permitted to trade under such polices) and (ii) the Quarterly Release Date for the Quarter immediately preceding the Quarter in which the sixty (60) month anniversary of the Effective Date is to occur shall instead be the first (1st) Trading Day following the fifteenth (15th) day of the second (2nd) month of such Quarter.

“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Separation Date” has the meaning set forth in the Recitals.

“Special Limited Partner” has the meaning set forth in the Preamble.

“Stock Amount” means, for each Partnership Class A Common Unit that is exchanged for the Stock Amount, a number of Class A Shares that is equal to the Adjustment Factor.

“Stock Settlement Notice” has the meaning set forth in Section 14.3(a) of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.4.

“Tax Items” has the meaning set forth in Section 5.4(a).

“Termination Transaction” means (a) a merger, consolidation or other combination involving the Special Limited Partner or the General Partner, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Special Limited Partner not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Special Limited Partner or the General Partner, or (e) a Transfer of all or any portion of the Special Limited Partner’s Partnership Interest or its interest in the General Partner, other than (i) a Transfer to the Partnership, the Special Limited Partner or a direct or indirect wholly owned subsidiary of the Special Limited Partner, or (ii) a Transfer effected in accordance with Section 10.2(b).

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Partnership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Trading Day” means a day on which Class A Shares (i) are not suspended from trading at the close of business on the NASDAQ Capital Market or such other national securities exchange where the Class A Shares have been primarily listed or admitted for trading or any successor to any such exchange and (ii) have traded at least once on the NASDAQ Capital Market or such other national securities exchange where the Class A Shares have been primarily listed or admitted for trading or any successor to any such exchange. If the Class A Shares are not listed or admitted for trading on the NASDAQ Capital Market or another national securities exchange, or any successor to any of the foregoing, “Trading Day” means a Business Day.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article X, “Transfer” does not include (a) any redemption of Partnership Common Units by the Partnership, or acquisition of Partnership Class A Common Units by the Special Limited Partner, pursuant to Section 7.3 or Article XIV or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” shall have correlative meanings.

“Value” means, with respect to any outstanding Class A Shares that are Publicly Traded, the volume weighted average price per share on the Quarterly Exchange Date. If the Class A Shares are not Publicly Traded, the Value of a Class A Share means the amount that a holder of a Class A Share would receive if each of the assets of the Special Limited Partner were to be sold for its fair market value on the Quarterly Exchange Date, the Special Limited Partner were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the holders of the Special Limited Partner’s equity. Such Value shall be determined by the Special Limited Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Special Limited Partner if each asset of the Special Limited Partner (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Special Limited Partner owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Special Limited Partner’s minority interest in any property or any illiquidity of the Special Limited Partner’s interest in any property).

Notwithstanding the foregoing, in the event that the Special Limited Partner elects to settle an Exchange of Partnership Class A Common Units with the proceeds of a Primary Issuance Funding pursuant to Section 14.2(b), “Value” shall mean an amount per Class A Share equal to the net proceeds per Class A Share received by the Special Limited Partner from such Primary Issuance Funding, determined after deduction of any discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents, but not of any other expenses of the Special Limited Partner or any other Holder related thereto, including without limitation, legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses. For the avoidance of doubt, to the extent the Primary Issuance Shares for a given Primary Issuance Funding are sold in multiple transactions rather than a single transaction or block, “Value” shall be determined by reference to the volume weighted average price per share received by the Special Limited Partner across all sales in respect of such Primary Issuance Funding and otherwise in accordance with this paragraph.

“Withdrawing Partner” has the meaning given to such term in Section 14.2(b)(iii) of this Agreement.

Section 1.2 Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(e) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Formation. The Partnership is a limited partnership previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Certificate, and all actions taken or to be taken by any employee of Skadden, Arps, Slate, Meagher & Flom LLP and any other person who executed and filed or who executes and files, after the date hereof, the Certificate are hereby adopted and ratified, or authorized, as the case may be.

Section 2.2 Name. The name of the Partnership is “PWP Holdings LP.” The Partnership may also conduct business at the same time under one or more fictitious names if the General Partner determines that such is in the best interests of the Partnership. The General Partner may change the name of the Partnership, from time to time, in accordance with applicable law.

Section 2.3 Principal Place of Business; Other Places of Business. The principal business office of the Partnership is located at 767 Fifth Avenue, New York, New York 10153, or such other place within or outside the State of Delaware as the General Partner may from time to time designate. The Partnership may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Designated Agent for Service of Process. So long as required by the Act, the Partnership shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Partnership in the State of Delaware. As of the date of this Agreement, the address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Partnership’s registered agent for service of process at such address is Corporation Service Company.

Section 2.5 Term. The term of the Partnership commenced on the Formation Date and such term shall continue until the Partnership is dissolved in accordance with the Act or this Agreement.

Notwithstanding the dissolution of the Partnership, the existence of the Partnership shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.

Section 2.6 No Concerted Action. Each Partner hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Partner. Other than in respect of the Partnership, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Partner or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein.

Section 2.7 Business Purpose. The Partnership may carry on any lawful business, purpose or activity in which a limited partnership may be engaged under applicable law (including the Act).

Section 2.8 Powers. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.7.

Section 2.9 Certificates; Filings. The Certificate was previously filed on behalf of the Partnership, in the Office of the Secretary of State of the State of Delaware as required by the Act. The General Partner may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The General Partner shall also cause to be made, on behalf of the Partnership, such additional filings and recordings as the General Partner shall deem necessary or advisable. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

Section 2.10 Representations and Warranties by the Partners.

(a) Each Partner that is an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject and (ii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(b) Each Partner that is not an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(c) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 2.10(c) shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Partnership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that any such Permitted Lender Transferee must be a Qualified Transferee.

(d) The representations and warranties contained in Section 2.10(a), Section 2.10(b) and Section 2.10(c) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(e) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the Special Limited Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Section 2.10(a), Section 2.10(b) and Section 2.10(c) as applicable to any Partner (including any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Capital Contributions of the Partners. The Partners as of the Effective Date (or their predecessors in interest) have heretofore made Capital Contributions to the Partnership. Except as provided by applicable law or in Section 3.2, Section 3.3 or Section 9.4, the Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any other Capital Contributions or any loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number and class of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No action of any Limited Partner (other than the Special Limited Partner) shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 3.2 Issuances of Additional Partnership Interests . Subject to the rights of any Holder set forth in a Partnership Unit Designation:

(a) General. Partnership Interests shall be represented by Partnership Units. Initially, all Partnership Units shall be designated as either “Partnership Class A Common Units,” “Partnership Class B-1 Common Units” or “Partnership Class B-2 Common Units.” As of the Effective Date, all interests in the Company were converted into Partnership Class A Common Units. Partnership Class A Common Units may be held by the General Partner or any Limited Partner; and Partnership Class B-1 Common Units and Partnership Class B-2 Common Units may be held only by the General Partner or the Special Limited Partner. Except as expressly provided herein, Partnership Class A Common Units, Partnership Class B-1 Common Units and Partnership Class B-2 Common Units shall entitle the holders thereof to equal rights under this Agreement. The Partners, and the number and class of Partnership Units held by each Partner, as of the effectiveness of this Agreement is set forth in the Register. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner and the Special Limited Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership, or (v) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Partnership Interests) as shall be determined by the General Partner, without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests. Except to the extent specifically set forth in any Partnership Unit Designation, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall amend the Register and the books and records of the Partnership as appropriate to reflect such issuance.

(b) Issuances to the General Partner or Special Limited Partner. No additional Partnership Units shall be issued to the General Partner or the Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in the Partnership Common Units, (ii) (a) the additional Partnership Units are (w) Partnership Class A Common Units issued in connection with an issuance of Class A Shares, (x) Partnership Class B-1 Common Units issued in connection with an issuance of Class B-1 Shares, (y) Partnership Class B-2 Common Units issued in connection with an issuance of Class B-2 Shares or (z) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Special Limited Partner (other than Common Shares), and (b) the General Partner or the Special Limited Partner (as the case may be) contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, New Securities or other interests in the Special Limited Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, (iv) the additional Partnership Units are Partnership Class A Common Units issued to the Special Limited Partner or the General Partner (a) for a cash price per unit determined by the General Partner, in its discretion, which is equal to (x) the Value of a Class A Share as of the date of such issuance, multiplied by the Adjustment Factor, or (y) the fair market value of a Partnership Class A Common Unit as of the date of such issuance, as determined by the General Partner, in its discretion, and (b) no portion of the purchase price consists of proceeds or other consideration received in connection with the issuance of Common Shares, Preferred Shares, New Securities or other interests in the Special Limited Partner, or (v) the additional Partnership Units are issued pursuant to the other provisions of this Article III.

(c) No Preemptive Rights. Except as expressly provided in this Agreement or in any Partnership Unit Designation, no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

(d) Fractional Partnership Units. The Partnership may issue fractional Partnership Units, and all Partnership Units shall be rounded to the fourth decimal place.

Section 3.3 Additional Funds and Capital Contributions.

(a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Partnership Units or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Limited Partner or any other Person.

(b) Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 3.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c) Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than, except as contemplated in Section 3.3(d), the General Partner or the Special Limited Partner) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d) General Partner and Special Limited Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner and/or the Special Limited Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the Special Limited Partner, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(e) Issuance of Securities by the Special Limited Partner. The Special Limited Partner shall not issue any additional Common Shares, Preferred Shares or New Securities unless the Special Limited Partner contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Partnership in exchange for (w) in the case of an issuance of Class A Shares, Partnership Class A Common Units, (x) in the case of an issuance of Class B-1 Shares, Partnership Class B-1 Common Units, (y) in the case of an issuance of Class B-2 Shares, Partnership Class B-2 Common Units or (z) in the case of an issuance of Preferred Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the Special Limited Partner may issue Common Shares, Preferred Shares or New Securities (a) pursuant to Section 3.4 or Article XIV, (b) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares or New Securities to all of the holders of Common Shares, Preferred Shares or New Securities (as the case may be), (c) upon a conversion of Class B-1 Shares or Class B-2 Shares, (d) upon a conversion, redemption or exchange of Preferred Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the Special Limited Partner. For the avoidance of doubt, the issuance of capital stock of the Special Limited Partner in the De-SPAC Transaction shall not be subject to this Section 3.3(e). In the event of any issuance of additional Common Shares, Preferred Shares or New Securities by the Special Limited Partner, and the contribution to the Partnership, by the Special Limited Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Special Limited Partner’s expenses associated with such issuance, including any underwriting discounts or commissions. In the event that the Special Limited Partner issues any additional Common Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to, and shall, issue to the Special Limited Partner (i) a number and type of Partnership Common Units equal to the number and type of Common Shares so issued, divided by the Adjustment Factor then in effect, or (ii) a number of Partnership Equivalent Units that correspond to the class or series of Capital Shares or New Securities so issued, in either case, in accordance with this Section 3.3(e) without any further act, approval or vote of any Partner or any other Persons.

Section 3.4 Equity Plans.

(a) Stock Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Partnership Employee is duly exercised, the following events will be deemed to have occurred:

(i) The Special Limited Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Special Limited Partner by such exercising party in connection with the exercise of such stock option.

(ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.4(a)(i), the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Partnership shall issue a number of Partnership Class A Common Units to the Special Limited Partner equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

(b) Stock Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Partnership Employee is duly exercised, the following events will be deemed to have occurred:

(i) The Special Limited Partner shall sell to the Partnership, and the Partnership shall purchase from the Special Limited Partner, the number of Class A Shares as to which such stock option is being exercised. The purchase price per Class A Share for such sale of Class A Shares to the Partnership shall be the Value of a Class A Share as of the date of exercise of such stock option.

(ii) The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such Partnership Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share at the time of the exercise, the number of Class A Shares equal to (a) the exercise price paid to the Special Limited Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a Class A Share at the time of such exercise.

(iii) The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 3.4(b)(i) less the number of Class A Shares described in Section 3.4(b)(ii).

(iv) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Special Limited Partner in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Partnership shall issue a number of Partnership Class A Common Units to the Special Limited Partner equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

(c) Other Class A Shares Issued to Partnership Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Partnership Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Partnership or a Partnership Subsidiary:

(i) The Special Limited Partner shall issue such number of Class A Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(ii) The following events will be deemed to have occurred: (a) the Special Limited Partner shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Partnership Subsidiary, to such Partnership Subsidiary) for a purchase price equal to the Value of such shares, (b) the Partnership (or such Partnership Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (c) the Special Limited Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Partnership Subsidiary, the Partnership shall be deemed to have contributed such amount to the capital of the Partnership Subsidiary; and

(iii) The Partnership shall issue to the Special Limited Partner a number of Partnership Class A Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Partnership Class A Common Units, multiplied by (y) a fraction the numerator of which is the Value of a Class A Share, and the denominator of which is the Adjustment Factor then in effect.

(d) Other Class A Shares Issued to Persons other than Partnership Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Partnership Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Special Limited Partner, the General Partner, the Partnership or a Partnership Subsidiary:

(i) The Special Limited Partner shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan; and

(ii) The Special Limited Partner shall be deemed to have contributed the Value of such Class A Shares to the Partnership as a Capital Contribution, and the Partnership shall issue to the Special Limited Partner a number of newly issued Partnership Class A Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

(e) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Special Limited Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to the General Partner, the Special Limited Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner or the Special Limited Partner, the General Partner shall have the power, without the Consent of the Limited Partners or the Consent of the Partners, to amend this Section 3.4 pursuant to Section 6.1(g)(ix).

(f) Issuance of Partnership Common Units. The Partnership is expressly authorized to issue Partnership Common Units in the numbers specified in this Section 3.4 without any further act, approval or vote of any Partner or any other Persons.

Section 3.5 Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received by the Special Limited Partner in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Special Limited Partner to effect open market purchases of Class A Shares, or (b) if the Special Limited Partner elects instead to issue new Class A Shares with respect to such amounts, shall be contributed by the Special Limited Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the Special Limited Partner a number of Partnership Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

Section 3.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 3.7 Conversion or Redemption of Preferred Shares and Common Shares.

(a) Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted into Common Shares, in whole or in part, then an equal number of Partnership Equivalent Units held by the Special Limited Partner that correspond to the class or series of Preferred Shares so converted shall automatically be converted or exchanged into a number of Partnership Common Units equal to the quotient of (i) the number of Common Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect.

(b) Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Special Limited Partner for cash, then, immediately prior to such redemption, repurchase or acquisition of Preferred Shares, the Partnership shall purchase an equal number of Partnership Equivalent Units held by the Special Limited Partner that correspond to the class or series of Preferred Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Partnership Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.

(c) Redemption, Repurchase or Forfeiture of Common Shares. If, at any time, any Common Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by the Special Limited Partner, then, immediately prior to such redemption, repurchase or acquisition of Common Shares, the Partnership may (but shall not be obligated to) redeem a number of Partnership Common Units held by the Special Limited Partner equal to the quotient of (i) the number of Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such Common Shares are redeemed, repurchased or acquired.

(d) Conversion of Class B Shares. If, at any time, any Class B-1 Shares are converted into Class A Shares, in whole or in part, then an equal number of the then outstanding Partnership Class B-1 Common Units, or fractions thereof, shall automatically be converted into a number of Partnership Class A Common Units equal to the number of Class A Shares issued upon such conversion. If, at any time, any Class B-2 Shares are converted into Class A Shares, in whole or in part, then an equal number of the then outstanding Partnership Class B-2 Common Units, or fractions thereof, shall automatically be converted into a number of Partnership Class A Common Units equal to the number of Class A Shares issued upon such conversion.

Section 3.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership in accordance with the principles promulgated in proposed Regulations section 1.704-1. In addition, with the consent of the General Partner, one or more Partners (including the Special Limited Partner) may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation that provides for a class or series of Partnership Preferred Units with a preference with respect to the payment of distributions and except as provided in Section 6.1(g)(xi), from time to time, as determined by the General Partner, the General Partner shall cause the Partnership to pay distributions, in such amounts as the General Partner may determine, to the Holders of Partnership Common Units pro rata in accordance with their respective Percentage Interests of Partnership Common Units on the applicable Partnership Record Date. Subject to the terms of any Partnership Unit Designation, distributions payable with respect to any Partnership Units that were not outstanding during the entire period in respect of which any distribution is made (other than any Partnership Units issued to the Special Limited Partner in connection with the issuance of Common Shares or Capital Shares by the Special Limited Partner) shall be prorated based on the portion of the period that such Partnership Units were outstanding.

Section 4.2 Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, the Partnership shall use best efforts to make distributions to the Partners pro rata in accordance with their respective Percentage Interests of Partnership Common Units on the applicable Partnership Record Date, of an aggregate amount in cash sufficient to allow each Partner to pay its Annual Income Tax Liability with respect to the calendar year. All distributions made to Partners pursuant to this Section 4.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributed to Partners under Section 4.1. The amounts distributable pursuant to this Section 4.2 shall be calculated and distributed at the following times: (i) quarterly, on an estimated basis, with respect to the portion of the Fiscal Year through the end of such quarterly period, at least five (5) days prior to the date on which U.S. federal corporate estimated tax payments are due and (ii) with respect to each Fiscal Year, as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

Section 4.3 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in kind of Partnership Assets or Partnership Interests to the Holders, and except as provided in Section 6.1(g)(xi), such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the fair market value (as determined by the General Partner, whose determination shall be conclusive) is distributed and allocated in accordance with Article IV, Article V and Article IX.

Section 4.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 9.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 4.1 for all purposes under this Agreement.

Section 4.5 Distributions upon Liquidation. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Liquidating Event, the assets of the Partnership shall be distributed to the Holders in accordance with Section 12.3.

Section 4.6 Revisions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article III, subject to the rights of any Holder set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including making preferential distributions to certain classes of Partnership Units.

Section 4.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Section 4.8 Calculation of Distributions. In calculating all distributions payable to any holders of Partnership Units, the General Partner shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.

ARTICLE V

ALLOCATIONS

Section 5.1 Timing and Amount of Allocations of Net Income and Net Loss. Subject to Section 10.6(c), Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article V, and subject to Section 10.6(c), an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 5.2 General Allocations. Subject to Section 10.6(c), Net Income and Net Loss shall be allocated to each of the Holders as follows:

(a) Net Income will be allocated to Holders of Partnership Preferred Units in accordance with and subject to the terms of the Partnership Unit Designation applicable to such Partnership Preferred Units;

(b) remaining Net Income will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year; and

(c) subject to the terms of any Partnership Unit Designation, Net Loss will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year.

Section 5.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article V:

(a) Special Allocations Regarding Partnership Preferred Units. If any Partnership Preferred Units are redeemed pursuant to Section 3.7(b) (treating a full liquidation of the General Partner’s Partnership Interest or of such Special Limited Partner’s Partnership Interest for purposes of this Section 5.3(a) as including a redemption of any then outstanding Partnership Preferred Units pursuant to Section 3.7(b)), for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the redemption amounts paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the redemption amount paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed).

(b) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding the provisions of Section 5.2, or any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4) or in Section 5.3(b)(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt. A Holder’s share of the net decrease in Partner Minimum Gain shall be determined in accordance with Regulations section 1.704-2(i)(4); provided that a Holder shall not be subject to this provision to the extent that an exception is provided by Regulations section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures, or notices issued with respect thereto. Allocations pursuant to this Section 5.3(b)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided that an allocation pursuant to this Section 5.3(b)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(iv) were not in the Agreement. It is intended that this Section 5.3(b)(iv) comply with the qualified income offset requirement in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2 (g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(b)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(v) and Section 5.3(b)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss) shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Partnership Units, as determined by the General Partner, subject to the limitations of this Section 5.3(b)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2) (iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the event that Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 5.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(c) Special Allocations Upon Liquidation. Notwithstanding any provision in this Article V to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XII, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Fiscal Year or a later Fiscal Year (and to the extent permitted by Code section 761(c), for the immediately preceding Fiscal Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 12.3(a)(iii) to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article IV.

(d) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units.

Section 5.4 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 5.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.2 and Section 5.3.

(b) Section 704(c) Allocations. Notwithstanding Section 5.4(a), Tax Items with respect to an Asset that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the traditional method as described in Regulations section 1.704-3(b); provided that another method approved under Code section 704(c) and the applicable Regulations may be used to account for such variation if Professionals consents in writing to the use of such method. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Notwithstanding anything to the contrary in this Agreement, if the Partnership issues any noncompensatory options as defined in Regulations section 1.721-2 and a Partner receives an interest in the Partnership pursuant to the exercise of such an option, the Partnership shall make such allocations and adjustments to the Partners’ Capital Accounts as are required to comply with Regulations section 1.704-1.

Section 5.5 Certain Accounting Matters. Notwithstanding anything herein to the contrary, for financial reporting purposes in accordance with Section 8.1, Professionals may be viewed to have made a contribution to the Partnership by granting an economic interest to its partners which require services rendered by such partners to the Partnership. Such contribution is not deemed to increase the Capital Account or ownership percentage of Professionals in the Partnership, nor does it affect future distributions to Professionals.

ARTICLE VI

OPERATIONS

Section 6.1 Management. Subject to the provisions of the agreements entered into in connection with the De-SPAC Transactions, to the extent that, and in the circumstances under which they are intended to control, including the Stockholders Agreement (as such term is defined in the Transaction Agreement);

(a) The General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Partnership. The General Partner shall have the exclusive power and authority to bind the Partnership, except and to the extent that such power is expressly delegated in writing to any other Person by the General Partner, and such delegation shall not cause the General Partner to cease to be a Partner or the General Partner of the Partnership. The General Partner shall be an agent of the Partnership’s business, and the actions of the General Partner taken in such capacity and in accordance with this Agreement shall bind the Partnership. The General Partner shall at all times be a Partner of the Partnership. The General Partner shall constitute a “general partner” under the Act. Notwithstanding any provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, may enter into and perform any document without any vote or consent of any other Person. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement. The General Partner may not be removed by the Partners, with or without cause, except with the consent of the Special Limited Partner.

(b) The determination as to any of the following matters, made by or at the direction of the General Partner consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units or Partnership Preferred Units; the amount and timing of any distribution; any determination to redeem Partnership Class A Common Units that have been in fact tendered for redemption; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

(c) The General Partner may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Partnership as the General Partner deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the General Partner from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the General Partner.

(d) Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Partner other than the General Partner shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Partnership or its business, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Partnership. Without limiting the generality of the foregoing, the General Partner may cause the Partnership, without the consent or approval of any other Partner, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, division, exchange, transfer or other disposition of a subsidiary, division or other business, (vii) any issuance of debt or equity securities (subject to any limitations expressly provided for herein) or (viii) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the General Partner, no Limited Partner or Person other than the General Partner shall be an agent for the Partnership or have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership.

(e) Only the General Partner may commence a voluntary case on behalf of, or an involuntary case against, the Partnership under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Partner, to the fullest extent permitted by applicable law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(f) It is anticipated that the General Partner’s primary business activities shall be focused on the operation of the PWP Entities. Subject to the foregoing and any additional limitations contained in any constituent agreement(s) of any other PWP Entity, the Partners acknowledge and agree that, subject to the terms of any other employment, consulting or similar arrangements or engagement with the Partnership, the General Partner, or any Affiliate of either of them: (i) any Limited Partner may engage or invest in any other business, activity or opportunity of any nature, independently or with others; (ii) neither the Partnership nor any Partner (in its capacity as such) shall have any right to participate in any manner in such engagement or investment, or the profits or income earned or derived therefrom; and (iii) the pursuit of such activities by any such Partner shall not be deemed in violation of breach of this Agreement or any obligation or duty owed by such Partner to the Partnership or the other Partners.

(g) Subject to the rights of any Holder set forth in a Partnership Unit Designation and Section 6.1(h), the General Partner shall have the power, without the Consent of any of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity or mistake, correct or supplement any provision in this Agreement not inconsistent with applicable law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with applicable law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article V or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 4.6 or as contemplated by the Code or the Regulations);

(vi) to reflect the issuance of additional Partnership Interests in accordance with Article III;

(vii) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Partnership Units issued pursuant to Article III;

(viii) if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Article XIV or any related definitions to provide the holders of interests in such Surviving Partnership rights that are consistent with Section 10.7(b)(v);

(ix) to modify Section 3.4 as the General Partner, in its sole discretion, deems necessary or desirable as a result of the Special Limited Partner, the General Partner or the Partnership adopting, modifying or terminating any share incentive plan for the benefit of employees, directors or other business associates of the Special Limited Partner, the General Partner, the Partnership or any of their Affiliates;

(x) in connection with a merger or division of the Partnership;

(xi) in connection with the De-SPAC Transaction, to (A) purchase from the Special Limited Partner (x) a number of Class B-1 Shares equal to the number of Partnership Class A Common Units held by Professionals at such time and (y) a number of Class B-2 Shares equal to the aggregate number of Partnership Class A Common Units held by the Founding Partners at such time; (B) immediately following such purchases, distribute (x) to Professionals, all such Class B-1 Shares and (y) to each Founding Partner, a number of Class B-2 Shares equal to the number of Partnership Class A Common Units held by such Founding Partner; (C) to the extent applicable, immediately following such distributions, redeem certain of the Partnership Class A Common Units held by such Founding Partners upon the terms and subject to the conditions set forth in the Founding Partner Elections; and (D) to the extent applicable, immediately following such redemptions, redeem certain of the Partnership Class A Common Units held by certain Professionals Partners (which Partnership Class A Common Units were received in connection with the redemption by Professionals of certain Professionals Partners’ Professionals Class A-1 Common Units) upon the terms and subject to the conditions set forth in the Professionals Partner Elections; and

(xii) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the Special Limited Partner and which does not violate Section 6.1(h).

(h) Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner, if any, adversely affected thereby, if such amendment or action would (i) convert a Limited Partner into a general partner of the Partnership (except as a result of the Limited Partner becoming the General Partner pursuant to Section 11.1 or Section 12.2(c) of this Agreement), (ii) modify the limited liability of a Limited Partner or increase the obligation of a Limited Partner to make a Capital Contribution to the Partnership, (iii) adversely alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article IV or Section 12.3(a)(iii), or alter the allocations specified in Article V (except, in any case, as permitted pursuant to Section 3.2, Section 4.6 and Section 6.1(g)), (iv) alter or modify in a manner that adversely affects any Partner the Exchange rights, Cash Amount or Stock Amount as set forth in Article XIV or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 10.7(b)(v)), (v) would convert the Partnership into a corporation (other than in connection with a Termination Transaction) or (vi) amend this Section 6.1(h); provided, however, that, with respect to clauses (iii), (iv), (v) and (vi), the consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners of such class or series. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 6.1 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

(i) The General Partner shall have the power, without the Consent of any of the Partners, to effect a split, subdivision, reverse split, combination or any other recapitalization or reclassification transaction of any class of Partnership Units.

Section 6.2 Compensation and Reimbursement.

(a) The General Partner shall not receive any fees from the Partnership for its services in administering the Partnership, except as otherwise provided herein (including the provisions of Article IV and Article V regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

(b) Subject to Section 6.2(c), the Partnership shall be liable for, and shall reimburse the General Partner, the Special Limited Partner and Professionals and its general partner (in such capacity), as applicable, on a monthly basis, or such other basis as the General Partner may determine, for all sums expended in connection with the Partnership’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees of the Special Limited Partner, the General Partner or the Partnership, including payments under future compensation plans of the Special Limited Partner, the General Partner or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the Special Limited Partner, the General Partner or the Partnership will receive payments based upon dividends on or the value of Class A Shares, (iii) director fees and expenses, (iv) all costs and expenses of the Special Limited Partner being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders, and (v) all organizational and operational expenses reasonably incurred by Professionals or its general partner (in such capacity), including all payments, advances and other expenses in connection with any indemnity or similar obligation of Professionals or its general partner (in such capacity), in the case of clause (v), to the extent such expenses have been allocated to the Advisory Business (as defined in the Professionals LPA) in accordance with the Intended Economic Arrangement (as defined in the Professionals LPA) or otherwise in accordance with the Professionals LPA or the PWP LLCA (as defined in the Professionals LPA); provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner or the Special Limited Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 6.3. Such reimbursements shall be in addition to any reimbursement of the General Partner, the Special Limited Partner and Professionals or its general partner (in such capacity) as a result of indemnification pursuant to Section 6.6. Notwithstanding anything herein to the contrary, Professionals and its general partner (in such capacity) shall be an express third party beneficiary of this Section 6.2(b).

(c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and reimbursements to the General Partner, the Special Limited Partner, Professionals or any of their respective Affiliates by the Partnership pursuant to this Section 6.2 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).

(d) The Partnership shall satisfy all expense payment and reimbursement obligations arising under section 4.03 of the Previous LPA.

Section 6.3 Outside Activities.

(a) Neither the General Partner nor the Special Limited Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (i) with respect to the General Partner, the ownership, acquisition and disposition of Partnership Interests, (ii) with respect to the General Partner, the management of the business of the Partnership, (iii) with respect to the Special Limited Partner, its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) with respect to the Special Limited Partner, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Partnership or its assets or activities, and (vi) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership Debt for which it would otherwise be liable in its capacity as General Partner. The General Partner and any Affiliates of the General Partner may acquire Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Partnership Interests.

(b) Subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner or the Special Limited Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 6.4 Transactions with Affiliates.

(a) The Partnership may lend or contribute funds or other assets to the Special Limited Partner and its Subsidiaries or other Persons in which the Special Limited Partner has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner. The foregoing authority shall not create any right or benefit in favor of any Partner or any other Person. It is expressly acknowledged and agreed by each Partner that the Special Limited Partner may (i) borrow funds from the Partnership in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Special Limited Partner, (ii) put to the Partnership, for cash, any rights, options, warrants or convertible or exchangeable securities that the Special Limited Partner may desire or be required to purchase or redeem or (iii) borrow funds from the Partnership to acquire assets that will be contributed to the Partnership for Partnership Units.

(b) Except as provided in Section 6.3, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The General Partner, the Special Limited Partner and their respective Affiliates may sell, transfer or convey any property to the Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner.

(d) The General Partner or the Special Limited Partner may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, the Special Limited Partner, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Special Limited Partner, the Partnership or any of the Partnership’s Subsidiaries.

Section 6.5 Liability of the General Partner and the Special Limited Partner.

(a) Neither the General Partner nor the Special Limited Partner nor officers and directors of either of the foregoing shall be liable to the Partnership or to any Partner for any losses sustained or liabilities incurred as a result of any act or omission of such Person or such other Person if the act or failure to act of such Person or such other Person was in good faith, within the scope of such Person’s authority, and undertaken in a manner it believed to be in, or not contrary to, the best interests of the Partnership.

(b) Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity, or otherwise, the parties hereby agree that the General Partner, the Special Limited Partner and all officers and directors of either of the foregoing, shall, to the maximum extent permitted by law, including Section 17-1101(d) of the Act, owe no duties (including fiduciary duties) to the Partnership, the other Partners, or any other Person who is a party to or who is otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.5(b) shall eliminate the implied contractual covenant of good faith and fair dealing. The provisions of this Agreement, to the extent that they eliminate the duties and liabilities of such Persons otherwise existing at law, in equity, or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of such Persons relating thereto.

(c) The Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Partners, the Special Limited Partner and the Special Limited Partner’s stockholders, collectively; and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the Special Limited Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the Special Limited Partner and its stockholders (including, without limitation, with respect to the tax consequences to Partners, Assignees or the Special Limited Partner’s stockholders) and, in the event of such a conflict, the General Partner may give priority to the separate interests of the Special Limited Partner or its stockholders if such action or failure to act does not result in a violation of the contract rights of the Partners under this Agreement.

(d) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. Except as otherwise agreed by the Partnership, the General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner or the Partnership pursuant to the General Partner’s authority under this Agreement.

(e) Subject to its obligations and duties as the General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(f) In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by an officer, employee or agent of the General Partner or the Partnership or any such subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Partnership as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The General Partner shall be entitled to rely on the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in reliance on such advice shall not subject the General Partner to liability to the Partnership or any Partner. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) Notwithstanding anything herein to the contrary, except pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or, to the fullest extent permitted by the Act, for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder. Without limitation of the foregoing, and except pursuant to any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(h) No manager, member, director, officer, employee, agent or representative of the General Partner or the Special Limited Partner, and no officer of the Partnership, shall be liable to the Partnership or any Partner for money damages by reason of their service as such.

(i) Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the General Partner is permitted or required to make a decision or take an action (a) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the General Partner shall be entitled to take into account such interests and factors as it desires (including its own interests) or (b) in “good faith” or under another expressed standard, the General Partner shall act under such standard and shall not be subject to any other or different standards.

(j) Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner, or the managers, members, directors, officers or agents of the General Partner or the Special Limited Partner, or officers of the Partnership, to the Partnership and the Partners under this Section 6.5, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.6 Indemnification.

(a) The Partnership shall indemnify and hold harmless each Indemnitee (and such person’s heirs, successors, assigns, executors and administrators) to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that such Indemnitee is or was the General Partner, the Special Limited Partner or an officer or director of either of the foregoing or which relates to or arises out of the Partnership or its property, business or affairs if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Partnership, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 6.6) and (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Partnership. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (i), (ii) or (iii) above. Notwithstanding the foregoing, an Indemnitee shall look to the applicable PWP Entity first in respect of any indemnification claim hereunder (or any advances sought in connection therewith).

(b) Expenses incurred by an Indemnitee in defending any Action, subject to this Section 6.6 shall be advanced by the Partnership prior to the final disposition of such Action upon receipt by the Partnership of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

(c) Any indemnification obligations of the Partnership arising under this Section 6.6 shall be satisfied out of any Partnership assets (including any amounts otherwise currently or subsequently distributable to any Partner(s)).

(d) The right to indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(e) To the fullest extent permitted by applicable law, the Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) To the fullest extent permitted by applicable law, any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the Special Limited Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.6.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) The Partnership shall satisfy all indemnification and expense reimbursement obligations arising under section 4.08 of the limited liability company agreement of the Company that were allocated to the Company in the Division.

(j) It is the intent of the parties that any amounts paid by the Partnership to the Special Limited Partner or the General Partner pursuant to this Section 6.6 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 7.1 Return of Capital. Except pursuant to the rights of Exchange set forth in Article XIV or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article IV or Article V or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 7.2 Rights of Limited Partners Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by the Act, the General Partner shall deliver to each Limited Partner a copy of any information mailed to all of the common stockholders of the Special Limited Partner as soon as practicable after such mailing.

(b) The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

(c) Notwithstanding any other provision of this Section 7.2, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Special Limited Partner or (ii) the Partnership or the General Partner is required by applicable law or by agreement to keep confidential.

Section 7.3 Partnership Right to Call Partnership Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the Special Limited Partner and its Subsidiaries) are less than five percent (5%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Partnership Common Units (other than Partnership Common Units held by the General Partner or the Special Limited Partner and its Subsidiaries) by treating any Limited Partner as a Qualifying Party who has delivered an Election of Exchange pursuant to Section 14.1(b) for the amount of Partnership Common Units to be specified by the General Partner by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 7.3. Such notice given by the General Partner to a Limited Partner pursuant to this Section 7.3 shall be treated as if it were an Election of Exchange delivered to the General Partner by such Limited Partner. For purposes of this Section 7.3, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that elected to Exchange and (b) the provisions of Article XIV shall apply, mutatis mutandis.

Section 7.4 Drag-Along Rights.

(a) If at any time the Special Limited Partner and/or its Affiliates desire to Transfer in one or more transactions all or any portion of its and/or their Partnership Interests (or any beneficial interest therein) in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Special Limited Partner (an “Applicable Sale”), the Special Limited Partner can require each other Partner and Assignee to sell the same ratable share of its Partnership Interests as is being sold by the Special Limited Partner and such Affiliates (based upon the total Partnership Interests held by the Special Limited Partner and its Affiliates at such time) on the same terms and conditions (“Drag-Along Right”).

The Special Limited Partner may in its sole discretion elect to cause the General Partner and/or the Partnership to structure the Applicable Sale as a merger or consolidation or as a sale of the Partnership’s assets. If such Applicable Sale is structured (i) as a merger or consolidation, then no Limited Partner or Assignee shall have any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of assets, then no Limited Partner may object to any subsequent liquidation or other distribution of the proceeds therefrom. Each Limited Partner and Assignee agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Special Limited Partner of its Drag-Along Right pursuant to this Section 7.4, each Limited Partner and Assignee shall take all reasonably necessary and desirable actions approved by the Special Limited Partner in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Limited Partners and Assignees shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities or covenants than the Special Limited Partner or its Affiliates, (B) such Limited Partners and Assignees shall not be obligated to bear any share of the out-of-pocket expenses, costs or fees (including attorneys’ fees) incurred by the Partnership or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs and fees were incurred for the benefit of the Partnership or all of its Partners, (C) such Limited Partners and Assignees shall not be obligated or otherwise responsible for more than their proportionate share of any indemnities or other liabilities incurred by the Partnership and the Limited Partners as sellers in respect of such Applicable Sale, and (D) any indemnities or other liabilities approved by the Special Limited Partner or the General Partner shall be limited, in respect of each Limited Partner, to such Limited Partner’s share of the proceeds from the Applicable Sale.

(b) At least five (5) Business Days before consummation of an Applicable Sale, the Special Limited Partner shall (i) provide the Limited Partners and Assignees written notice (the “Applicable Sale Notice”) of such Applicable Sale, which notice shall contain (A) the name and address of the third party purchaser, (B) the proposed purchase price, terms of payment and other material terms and conditions of such purchaser’s offer, together with a copy of any binding agreement with respect to such Applicable Sale and (C) notification of whether or not the Special Limited Partner has elected to exercise its Drag-Along Right and (ii) promptly notify the Limited Partners and Assignees of all proposed changes to such material terms and keep the Limited Partners and Assignees reasonably informed as to all material terms relating to such sale or contribution, and promptly deliver to the Limited Partners and Assignees copies of all final material agreements relating thereto not already provided in accordance with this Section 7.4(b) or otherwise. The Special Limited Partner shall provide the Limited Partners and Assignees written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Section 7.5 Limitation of Liability. No Limited Partner, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 9.4) or under the Act. To the maximum extent permitted by law, no Limited Partner shall have any personal liability whatsoever to the Partnership, the other Partners or any other Persons for any action or omission taken in its capacity as a limited partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to any express indemnities given to the Partnership by such Limited Partner pursuant to any other written instrument, and except for liabilities of the Special Limited Partner pursuant to Article XIV. Without limitation of the foregoing, and except pursuant to any such express indemnity (and, in the case of the Special Limited Partner, pursuant to Article XIV), no property or assets of a Limited Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

Section 7.6 Management of Business. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 7.7 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 6.4 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member, partner or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Partners nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

Section 7.8 Certificates Evidencing Partnership Units. The General Partner may, at any time, determine that ownership of any class of Partnership Units shall be evidenced by a certificate in such form as the General Partner adopts from time to time, which certificate may be imprinted with a legend setting forth such restrictions placed on the Partnership Units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement. If the General Partner elects to issue certificates to evidence any class of Partnership Units, it shall give prior written notice to the Limited Partners of such election, and the following provisions shall apply: (a) the certificate shall state that the Partnership is a limited partnership formed under the laws of the State of Delaware, the name of the Partner to whom such certificate is issued and that the certificate represents a “partnership interest,” within the meaning of Section 17-702(b) of the Act; (b) each certificate shall be signed by the General Partner of the Partnership by either manual or facsimile signature; (c) the certificates shall be numbered and registered in the Register as they are issued; (d) when certificates are presented to the Partnership with a request to register a transfer, if the transfer is permitted by this Agreement, the Partnership shall register the transfer or make the exchange on the Register or transfer books of the Partnership; provided that any certificates presented or surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Partnership, duly executed by the holder thereof or his attorney duly authorized in writing; (e) before due presentment for registration of transfer of a certificate in compliance with and in accordance with this Agreement, the Partnership shall be entitled to treat the individual or entity in whose name any certificates issued by the Partnership stand on the books of the Partnership as the absolute owner of the Partnership Units evidenced thereby, and shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Units on the part of any other individual or entity; (f) if any mutilated certificate is surrendered to the Partnership, or the Partnership receives evidence to its satisfaction of the destruction, loss or theft of any certificate, the Partnership shall issue a replacement certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the General Partner, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the General Partner may direct, must be supplied by the holder of such lost, destroyed or stolen certificate that is sufficient in the judgment of the General Partner to protect the Partnership from any loss that it may suffer if a certificate is replaced. The Partnership may charge for its expenses incurred in connection with replacing a certificate.

ARTICLE VIII

BOOKS AND RECORDS

Section 8.1 Books and Records. At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Partnership shall keep at its principal office the following:

(a) a current list of the full name and the last known street address of each Partner;

(b) a copy of the Certificate and this Agreement and all amendments thereto; and

(c) copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent years.

Section 8.2 Inspection. Subject to Section 15.12, Limited Partners (personally or through an authorized representative) may, for purposes reasonably related to their respective Partnership Interests, examine and copy (at their own cost and expense) the books and records of the Partnership at all reasonable business hours upon reasonable prior notice.

ARTICLE IX

TAX MATTERS

Section 9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and eighty (180) days of the close of each taxable year, the tax information reasonably required by Limited Partners and for federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to any Contributed Assets, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 9.2 Tax Elections. The General Partner shall file (or cause to be filed) an election pursuant to Code section 754 for the Partnership for its first Fiscal Year and shall maintain and keep such election in effect at all times. Except as otherwise provided herein, the General Partner shall determine whether to make any available election pursuant to the Code, other than the election under

Code section 754. The General Partner shall have the right to seek to revoke any such election (other than the election under Code section 754).

Section 9.3 Partnership Representative.

(a) The General Partner is hereby designated to serve as the “tax matters partner” under Code section 6231(a)(7) (as in effect prior to repeal of such section pursuant to the Partnership Audit Procedures) and the “partnership representative” with respect to the Partnership, as provided in section 6223(a) of the Partnership Audit Procedures (in such capacities, the “Partnership Representative”) to oversee or handle matters relating to the taxation of the Partnership. For each taxable year in which the Partnership Representative is an entity, the Partnership shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Treasury Regulations. Each Partner expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with and make all relevant decisions regarding application of the Partnership Audit Procedures, including, but not limited to, any elections under the Partnership Audit Procedures or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS.

(c) The Partners agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Procedures, including without limitation to make any elections available to the Partnership under the Partnership Audit Procedures. Each Partner agrees that, upon request of the Partnership, such Partner shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Partnership to comply with the provisions of section 6226 of the Partnership Audit Procedures so that any “partnership adjustments” (as defined in section 6241(2) of the Partnership Audit Procedures) are taken into account by the Partners and former Partners rather than the Partnership; (ii) use the provisions of section 6225(c) of the Partnership Audit Procedures including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of section 6225(d)(1) of the Partnership Audit Procedures) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Partnership; or (iii) otherwise allow the Partnership and its Partners to address and respond to any matters arising under the Partnership Audit Procedures.

(d) Notwithstanding other provisions of this Agreement to the contrary, if any partnership adjustment is determined with respect to the Partnership, the Partnership Representative may cause the Partnership to elect pursuant to section 6226 of the Partnership Audit Procedures to have such adjustment passed through to the Partners for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of section 6225(d)(1) of the Partnership Audit Procedures). In the event that the Partnership Representative has not caused the Partnership to so elect pursuant to section 6226 of the Partnership Audit Procedures, then any “imputed underpayment” (as determined in accordance with section 6225 of the Partnership Audit Procedures) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their interests in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of section 6225 of the Partnership Audit Procedures paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or contract.

(e) Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner as determined in accordance with the second sentence of Section 9.3(d) with respect to an audited or reviewed taxable year for which such Partner was a partner in the Partnership. The obligations set forth in this Section 9.3(e) shall survive the termination of any Partner’s interest in the Partnership, the termination of this Agreement and/or the termination, dissolution, liquidation or winding up of the Partnership, and shall remain binding on each Partner for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Partnership and for Partners to satisfy their indemnification obligations, if any, pursuant to this Section 9.3. Any obligation of a Partner pursuant to this Section 9.3(e) shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Section 4.1; provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided, further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Procedures, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this Section 9.3(e) shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement.

(f) All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Partnership (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 9.3(f)), and the Partnership shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Partnership, any Partner or any Affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 9.3 absent (i) willful breach of any provision of this Section 9.3 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.

Section 9.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Code section 1441, Code section 1442, Code section 1445 or Code section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General

Partner that such payment must be made unless the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 9.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 9.4 when due, the General Partner may elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

Section 9.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code section 709.

ARTICLE X

PARTNER TRANSFERS AND WITHDRAWALS

Section 10.1 Transfer.

(a) No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article X shall be null and void ab initio.

(c) No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the Stock Amount any Partnership Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code section 752.

Section 10.2 Transfer of General Partner’s Partnership Interest.

(a) Except as provided in Section 10.2(b), and subject to the rights of any Holder set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest without the Consent of the Partners.

(b) Subject to compliance with the other provisions of this Article X, the General Partner may Transfer all of its Partnership Interest at any time to the Special Limited Partner or any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Special Limited Partner without the Consent of any Partner, and may designate the transferee to become the new General Partner under Section 11.1.

(c) The General Partner may not voluntarily withdraw as a general partner of the Partnership without the consent of the Special Limited Partner, except in connection with a Transfer of the General Partner’s entire Partnership Interest permitted in this Article X and the admission of the transferee as a successor General Partner of the Partnership pursuant to the Act and this Agreement.

(d) It is a condition to any Transfer of the entire Partnership Interest of a sole General Partner otherwise permitted hereunder that (i) coincident or prior to such Transfer, the transferee is admitted as a General Partner pursuant to the Act and this Agreement; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the General Partner and the admission of such transferee as a General Partner.

Section 10.3 Limited Partners’ Rights to Transfer.

(a) General. Except as provided below, no Holder may Transfer any Partnership Unit without the consent of the General Partner. Notwithstanding the foregoing, any Holder may, at any time, without the consent of the General Partner, Transfer all or any portion of its Partnership Units pursuant to a Permitted Transfer (including, in the case of a Holder that is a Permitted Lender Transferee, any Transfer of a Partnership Interest to a Third-Party Pledge Transferee). Any Transfer by a Holder is subject to Section 10.4 and to satisfaction of the following conditions:

(i) Right of First Refusal. The Transferring Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner and the Special Limited Partner, which notice shall state (x) the identity and address of the proposed transferee and (y) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The Special Limited Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice (or, if the terms provide for non-cash consideration, for cash equal to the Value, or if other than Class A Shares, the fair market value (as determined by the Special Limited Partner, whose determination shall be conclusive), of such non-cash consideration). If it so elects, the Special Limited Partner shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash (including cash in lieu of non-cash consideration), the Special Limited Partner may at its election deliver in lieu of all or any portion of such cash a note from the Special Limited Partner payable to the Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the Applicable Federal Short-Term Rate, as published monthly by the IRS, as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If the Special Limited Partner does not elect to acquire the Partnership Units, then the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the originally proposed terms, subject to the other conditions of this Section 10.3.

(ii) Qualified Transferee. Any Transfer of a Partnership Unit shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 10.3(a)(iv) may be to a separate Qualified Transferee.

(iii) Opinion of Counsel. The transferor shall deliver or cause to be delivered to the General Partner an opinion of legal counsel reasonably satisfactory to the General Partner to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Units Transferred; provided, however, that the General Partner may waive this condition upon the request of the transferor. If the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 10.3.

(iv) Minimum Transfer Restriction. Any transferor must Transfer not less than the lesser of (i) ten thousand (10,000) Partnership Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the General Partner) or (ii) all of the remaining Partnership Units owned by such transferor; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Holder shall be considered to be owned by such Holder.

(v) No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Partnership Units, other than to the Special Limited Partner or the Partnership.

(vi) Exception for Permitted Transfers. The conditions of Section 10.3(a)(i) and Section 10.3(a)(iii) through Section 10.3(a)(v) shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after any applicable Lock-Up Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Units, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor are assumed by a successor corporation by operation of law) shall relieve the transferor of its obligations under this Agreement without the approval of the General Partner. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 10.5.

(b) Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c) Adverse Tax Consequences. No Transfer by a Holder of its Partnership Units (including any Exchange, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership and including any Permitted Transfer) may be made to or by any Person if the Partnership determines, (i) such Transfer would create a material risk of the Partnership being treated as an association taxable as a corporation or (ii) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code section 7704.

Section 10.4 Substituted Limited Partners.

(a) No Limited Partner shall have the right to substitute a transferee other than a Permitted Transferee as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner; provided, however, that a Permitted Transferee shall be admitted as a Substituted Limited Partner pursuant to a Permitted Transfer without the consent of the General Partner, subject to compliance with the last sentence of this Section 10.4(a). The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, (iii) Consent by Spouse and (iv) such other documents and instruments as the General Partner may require to effect such Assignee’s admission as a Substituted Limited Partner.

(b) Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

(c) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 10.5 Assignees. If the General Partner’s consent is required for the admission of any transferee under Section 10.3 as a Substituted Limited Partner, as described in Section 10.4, and the General Partner withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article X, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Article XIV with respect to a Qualifying Party that elects to Exchange), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 10.6 General Provisions.

(a) No Limited Partner may withdraw from the Partnership other than: (i) as a result of a Permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article X with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner or the Special Limited Partner) of all of its Partnership Interest pursuant to a redemption under Section 7.3 or Article XIV and/or pursuant to any Partnership Unit Designation; or (iii) as a result of the acquisition by the Partnership, the General Partner or the Special Limited Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Article XIV.

(b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to an Exchange under Article XIV and/or pursuant to any Partnership Unit Designation or (iii) to the Special Limited Partner, whether or not pursuant to Article XIV, shall cease to be a Limited Partner.

(c) If any Partnership Unit is Transferred in compliance with the provisions of this Article X, or is redeemed by the Partnership, or acquired by the Special Limited Partner pursuant to Article XIV, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Qualifying Party that elected the Exchange (as the case may be) and, in the case of a Transfer or assignment other than an Exchange, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, unless otherwise determined by the General Partner, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or an Exchange occurs shall be allocated to the transferor Partner, or the Qualifying Party that elected the Exchange (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Partner or the Qualifying Party that elected the Exchange (as the case may be) and, in the case of a Transfer other than an Exchange, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Exchange, any acquisition of Partnership Units by the Special Limited Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if the General Partner determines that such Transfer would create a material risk that the Partnership would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code section 4975(c)); (v) if the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Partnership would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (vi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if the General

Partner determines that such Transfer creates a material risk that the Partnership would become a reporting company under the Exchange Act; (viii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (ix) if the General Partner determines that such Transfer would create a material risk that the Partnership would become a “publicly traded partnership,” as such term is defined in Code section 469(k)(2) or Code section 7704(b), or otherwise cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption (or acquisition by the Special Limited Partner) of all Partnership Units held by all Limited Partners (other than the Special Limited Partner)).

(e) Transfers pursuant to this Article X, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

Section 10.7 Restrictions on Termination Transactions. Neither the Special Limited Partner nor the General Partner shall engage in, or cause or permit, a Termination Transaction, other than (i) with the Consent of the Limited Partners, or (ii) either:

(a) in connection with any such Termination Transaction, each holder of Partnership Common Units (other than the Special Limited Partner and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Share in consideration of one Class A Share pursuant to the terms of such Termination Transaction; provided that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares, each holder of Partnership Common Units (other than the Special Limited Partner and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Exchange pursuant to Article XIV and received Class A Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(b) all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Partnership prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Surviving Partnership is classified as a partnership for U.S. federal income tax purposes; (iii) the Limited Partners (other than the Special Limited Partner) that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value (as determined by the General Partner, whose determination shall be conclusive) of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iv) the rights of such Limited Partners with respect to the Surviving Partnership are at least as favorable as those of Limited Partners holding Partnership Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (v) below) and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (v) such rights include the right to redeem their interests in the Surviving Partnership at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Partnership.

ARTICLE XI

ADMISSION OF PARTNERS

Section 11.1 Admission of Successor General Partner. A successor to all or a portion of the General Partner’s Partnership Interest pursuant to Section 10.2(b) who the General Partner has designated to become a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon the Transfer of such Partnership Interest to it. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 11.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Partners or the consent or approval of any other Partner. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor General Partner in accordance with Section 12.2(c).

Section 11.2 Partners; Admission of Additional Limited Partners.

(a) After the Effective Date, a Person (other than a then-existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) Consent by Spouse and (iv) such other documents or instruments as may be required by the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address, number and type of Partnership Units of such Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 11.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 11.2(a).

(c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 10.6(c). All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited

Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

(d) For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 15.2 hereof.

Section 11.3 Redeemed Professional Partners. Any Professionals Partner that becomes an Additional Limited Partner shall, solely with respect to any Partnership Class A Common Units that (a) are received in respect of any Professionals Class A Common Units held by such Professionals Partner and (b) are not simultaneously exchanged pursuant to Article XIV, be subject to the following provisions of the Professionals LPA (and such provisions are hereby incorporated by reference into this Agreement and shall apply as if fully set forth herein mutatis mutandis): section 7.7, section 7.8 and section 10.3. To the extent any of such provisions conflict with any provision of this Agreement, the provisions of the Professionals LPA shall control (but only to the extent of such conflict).

Section 11.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

Section 11.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 12.1 No Dissolution. The Partnership shall not be dissolved by the admission of additional Partners in accordance with the terms of this Agreement. The Partnership may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Partners hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.

Section 12.2 Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(a) the sale of all or substantially all of the Partnership’s assets;

(b) at any time there are no limited partners of the Partnership;

(c) the Incapacity or removal of the General Partner or the occurrence of a Disabling Event with respect to the General Partner (each, an “Event of Withdrawal”); provided that the Partnership will not be dissolved or required to be wound up in connection with any of the events specified in this

Section 12.2(c) if, within ninety (90) days after the Event of Withdrawal, the Consent of the Special Limited Partner is delivered with respect to the appointment, effective as of the Event of Withdrawal, of another General Partner.

(d) an election to dissolve the Partnership made by the General Partner, with the Consent of the Special Limited Partner; or

(e) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

Section 12.3 Distribution upon Dissolution.

(a) Upon the dissolution of the Partnership pursuant to Section 12.2, unless the Partnership is continued pursuant to Section 12.2, the General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Special Limited Partner) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors including Partners who are creditors (other than with respect to liabilities owed to Partners in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Partnership’s liabilities to the Partners in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) Subject to the terms of any Partnership Unit Designation, the balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XII.

(b) Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) In the event that the Partnership is “liquidated,” within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XII to the Holders that have positive Capital Accounts in compliance with Regulations section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:

(i) distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.

Section 12.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 12.5 Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Partnership Units in the manner provided for in this Article XII, and the Certificate shall have been canceled in the manner required by the Act.

Section 12.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation.

ARTICLE XIII

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 13.1 Actions and Consents of Partners. The actions requiring Consent of any Partner pursuant to this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIII.

Section 13.2 Amendments. Except as otherwise required or permitted by this Agreement (including Section 6.1), amendments to this Agreement must be approved by the Consent of the General Partner and the Consent of the Partners, and may be proposed only by (a) the General Partner, or (b) Limited Partners holding a majority of the Partnership Common Units then held by Limited Partners (excluding the Special Limited Partner and any Controlled Entity of the Special Limited Partner). Following such proposal, the General Partner shall submit to the Partners any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of the Partners. The General Partner shall seek the Consent of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 13.3. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Holders shall be deemed a party to and bound by such amendment of this Agreement. Within thirty (30) days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Partners, the General Partner shall deliver notice of the adoption of such amendment (and to the extent not already delivered to such Partners, a copy of such amendment) to all Partners that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 13.3 Procedures for Meetings and Actions of the Partners.

(a) Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, or any Partnership Unit Designation, the affirmative vote of a Majority in Interest of the Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the Consent of any Partners is permitted or required under this Agreement, such Consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 13.3(b).

(b) Any action requiring the Consent of any Partner or a group of Partners pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days of receipt of notice, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Partner entitled to act at a meeting of Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Special Limited Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the Special Limited Partner’s stockholders.

ARTICLE XIV

REDEMPTION RIGHTS

Section 14.1 Exchange of Partnership Class A Common Units.

(a) In respect of each Quarterly Exchange Date, after the expiration or earlier termination or waiver of any applicable Lock-Up Period, each Qualifying Party shall be entitled, upon the terms and subject to the conditions hereof, to surrender Partnership Class A Common Units in exchange for the delivery to such exchanging Qualifying Party (for each Partnership Class A Common Unit so surrendered) of the Cash Amount or, in the sole discretion of the Special Limited Partner, the Stock Amount (such exchange, an “Exchange”); provided that any such Exchange is for a minimum of the lesser of ten thousand (10,000) Partnership Class A Common Units or all of the Partnership Class A Common Units then held by such Qualifying Party; provided, further, that, notwithstanding anything herein to the contrary, (x) to the extent that some (but not all) of the Partnership Class A Common Units held by a Qualifying Party at the time of an Exchange are Ineligible Partnership Units, such Qualifying Party shall only be deemed to have surrendered Ineligible Partnership Units in such Exchange to the extent that the number of Partnership Class A Common Units such Qualifying Party has elected to Exchange exceeds the number of Partnership Class A Common Units held by such Qualifying Party at the time of such Exchange that are not subject to a Lock-Up Period (excluding for this purpose the Ineligible Partnership Units held by such Qualifying Party) and (y) each Exchange of an Ineligible Partnership Unit shall be settled with the Stock Amount. Notwithstanding the foregoing or anything to the contrary herein, (i) a Qualifying Party shall only be entitled to surrender a fractional Partnership Class A Common Unit in connection with an Exchange of all of the Partnership Class A Common Units then held by such Qualifying Party, (ii) to the extent that a Qualifying Party has delivered an Election of Exchange indicating an election to Exchange all of the Partnership Class A Common Units then held by such Qualifying Party other than a fractional Partnership Class A Common Unit, the Partnership shall have the option to redeem such fractional Partnership Class A Common Unit in accordance with clause (iii) of this Section 14.1(a) in connection with an Exchange, and (iii) each

Exchange of a fractional Partnership Class A Common Unit shall be settled pursuant to a redemption of such fractional Partnership Class A Common Unit by the Partnership for an amount in cash (from any source) equal to the proportionate share of the Cash Amount payable in respect of a Partnership Class A Common Unit in such Exchange.

(b) The Partnership will provide notice thereof to each Qualifying Party eligible to Exchange Partnership Class A Common Units on a Quarterly Exchange Date at least seventy-five (75) days prior to the anticipated date of such Quarterly Exchange Date. A Qualifying Party shall exercise its right to Exchange Partnership Class A Common Units as set forth in Section 14.1(a) by delivering to the Special Limited Partner and to the Partnership a written Election of Exchange substantially in the form of Exhibit B hereto, duly executed by such Holder or such Holder’s duly authorized attorney in respect of the Partnership Class A Common Units to be exchanged. In order to be effective, such Election of Exchange must be received by the Partnership and the Special Limited Partner at least sixty (60) days prior to the anticipated Quarterly Exchange Date. Such Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with Section 14.2(b)(iii), if applicable. To the extent an Election of Exchange is withdrawn pursuant to this Agreement, such Election of Exchange shall, if applicable, be automatically deemed withdrawn to the same extent pursuant to the Professionals LPA.

Section 14.2 Exchange for Cash Amount.

(a) On or prior to the applicable Cash Amount Settlement Date, the Partnership shall deposit or cause to be deposited in the account of each applicable exchanging Qualifying Party, as specified in such Qualifying Party’s Election of Exchange, the applicable Cash Amount with respect to the Partnership Class A Common Units to be settled on such Cash Amount Settlement Date that are the subject of an Election of Exchange for the applicable Quarterly Exchange Date (and which has not been validly withdrawn in accordance with Section 14.2(b)(iii) below, if applicable), other than any Partnership Class A Common Unit in respect of which the Special Limited Partner has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date, against delivery to the Partnership of such Partnership Class A Common Units.

(b) Notwithstanding anything to the contrary herein, neither the Partnership nor the Special Limited Partner shall effectuate, or cause to be effectuated, the payment of any Cash Amount other than as provided in this Section 14.2(b) (other than in respect of a fractional Partnership Class A Common Unit as provided in Section 14.1(a)). For purposes of clarity and the avoidance of doubt, the Partnership and the Special Limited Partner (i) shall only use the proceeds of a Primary Issuance Funding (including any portion of a Primary Issuance Funding that is a Permitted ATM Funding) to effectuate, or cause to be effectuated, the payment of any Cash Amount (other than in respect of a fractional Partnership Class A Common Unit) and (ii) shall not use cash from any other source to effectuate, or cause to be effectuated, the payment of any Cash Amount (other than in respect of a fractional Partnership Class A Common Unit).

(i) Except to the extent that the Special Limited Partner has provided a Stock Settlement Notice with respect to Partnership Class A Common Units subject to an Election of Exchange in accordance with Section 14.3(a), the Special Limited Partner shall cause the Partnership to settle the Exchange of Partnership Class A Common Units that are the subject of such Election of Exchange (such Partnership Class A Common Units not subject to a Stock Settlement Notice, the “Primary Issuance Units”) with the proceeds of a primary issuance of Class A Shares (“Primary Issuance Shares”), whether registered under the Securities Act or exempt from such registration, underwritten, sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Primary Issuance Funding”) pursuant to the terms of this Section 14.2(b)(i).

(ii) Except as provided in Section 14.2(b)(iv) below with respect to Permitted ATM Fundings, the Special Limited Partner must provide notice (a “Primary Issuance Funding Notice”) of the exercise of its election described in Section 14.2(b)(i) to settle an Exchange of Partnership Class A Common Units with the proceeds of a Primary Issuance Funding on or prior to the applicable Cut-Off Date. The Primary Issuance Funding Notice shall set forth:

(1) the number of Primary Issuance Shares contemplated to be issued in the Primary Issuance Funding;

(2) the portion of such Primary Issuance Shares that will be sold in a Permitted ATM Funding;

(3) the anticipated settlement date(s) of the Primary Issuance Funding;

(4) the estimated discounts and commissions or similar costs payable to any underwriters, broker/dealers or placement or selling agents in connection with such Primary Issuance Funding; and

(5) reasonably detailed information concerning the manner of distribution, including (x) whether the Primary Issuance Shares will be sold at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices; and (y) whether the Primary Issuance Shares will be sold on the NASDAQ Capital Market or another national securities exchange (including through at the market offerings); in the over-the-counter market; in a privately negotiated transaction; through broker/dealers, who may act as agents or principals; through one or more underwriters on a firm commitment or best-efforts basis; in a block trade; directly to one or more purchasers; through agents; and/or any combination of the foregoing.

(iii) Except as provided in Section 14.2(b)(iv) below with respect to Permitted ATM Fundings, each exchanging Qualifying Party shall have the right to elect to withdraw its Election of Exchange with respect to Primary Issuance Units (an exchanging Qualifying Party making such an election being a “Withdrawing Partner”) by providing notice of such election to the Special Limited Partner on or before 5:00 p.m. (New York City Time) on the next Business Day following the Special Limited Partner’s delivery of the Primary Issuance Funding Notice (as such time may be extended by the Special Limited Partner in its sole discretion), whereupon the Partnership Class A Common Units of such Withdrawing Partner shall be considered to be withdrawn from the related Exchange in respect of such Quarterly Exchange Date and the number of Primary Issuance Shares and Primary Issuance Units shall be reduced accordingly. If an exchanging Qualifying Party, within such time period, fails to notify the Special Limited Partner of such Qualifying Party’s election to become a Withdrawing Partner, then such Qualifying Party shall be deemed not to have withdrawn from the Exchange.

(iv) Notwithstanding anything otherwise to the contrary herein, the Special Limited Partner shall not be required to provide a Primary Issuance Funding Notice, and Qualifying Parties shall not have the withdrawal rights set forth in Section 14.2(b)(iii),with respect to any Primary Issuance Funding to the extent it qualifies as a “Permitted ATM Funding” in accordance with the definition thereof. For the avoidance of doubt, the Special Limited Partner can elect to do all or a portion of any Primary Issuance Funding as a “Permitted ATM Funding.”

(v) If the Special Limited Partner elects a Primary Issuance Funding pursuant to this Section 14.2(b), the Partnership shall settle the Exchange of each Primary Issuance Unit, other than any Primary Issuance Unit that has been withdrawn pursuant to Section 14.2(b)(iii) above, to the extent applicable, for the Cash Amount, which shall be payable on or prior to the applicable Cash Amount Settlement Date, which may not be later than thirty (30) days after the applicable Quarterly Exchange Date, or in the case of a Permitted ATM Funding, the third (3rd) Business Day following the expiration of the applicable Permitted ATM Distribution Period.

Section 14.3 Exchange for Stock Amount.

(a) Notwithstanding anything to the contrary in this Article XIV, the Special Limited Partner may, in its sole discretion, by means of delivery of a written notice to such effect (a “Stock Settlement Notice”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day prior to the applicable Quarterly Exchange Date (such date and time the “Cut-Off Date”), elect to Exchange all or any portion (as specified in such notice) of the Partnership Class A Common Units that are the subject of Elections of Exchange for such Quarterly Exchange Date by delivery of the Stock Amount against delivery to the Special Limited Partner of such Partnership Class A Common Units. The Partnership shall be required to settle by paying the Cash Amount for the Exchange of all Partnership Class A Common Units that are the subject of Elections of Exchange for such Quarterly Exchange Date (and which have not been validly withdrawn in accordance with Section 14.2(b)(iii) above, if applicable) other than those in respect of which the Special Limited Partner has provided a Stock Settlement Notice on or prior to the applicable Cut-Off Date.

(b) In such event, on the Quarterly Exchange Date, upon the surrender for exchange of the applicable Partnership Class A Common Units in the manner provided in this Article XIV, the Special Limited Partner shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Shares or, if there is no then-acting registrar and transfer agent of the Class A Shares, at the principal executive offices of the Special Limited Partner, the number of Class A Shares deliverable upon such Exchange, registered in the name of the relevant exchanging Qualifying Party or its designee. Notwithstanding the foregoing, if the Class A Shares are eligible for the depository and book-entry services of The Depository Trust Company, the Special Limited Partner will, subject to Section 14.5 below, upon the written instruction of an exchanging Qualifying Party, use its commercially reasonable efforts to deliver the Class A Shares deliverable to such exchanging Qualifying Party, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Qualifying Party.

Section 14.4 Class A Shares to be Issued.

(a) The Special Limited Partner shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be deliverable upon any such Exchange where the Special Limited Partner has elected to pay the Stock Amount; provided that nothing contained herein shall be construed to preclude the Special Limited Partner from satisfying its obligations in respect of the Exchange of the Partnership Class A Common Units where the Special Limited Partner has elected to pay the Stock Amount by delivery of Class A Shares which are held in the treasury of the Special Limited Partner or any of its subsidiaries or by delivery of purchased Class A Shares (which may or may not be held in the treasury of the Special Limited Partner or any subsidiary thereof). The Special Limited Partner covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Special Limited Partner and the Partnership shall use commercially reasonable efforts to list the Class A Shares to be delivered upon an Exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares may be listed or traded at the time of such delivery.

Section 14.5 Expenses. The Special Limited Partner, the Partnership and each exchanging Qualifying Party shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated.

Section 14.6 Conflicts. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Qualifying Party shall not be entitled to exchange Partnership Class A Common Units to the extent the Special Limited Partner determines that such Exchange (i) would be prohibited by law, (ii) would result in any breach of any debt agreement or other material contract of the Partnership or the Special Limited Partner or (iii) would cause unreasonable financial burden on the Partnership, as reasonably determined by the board of directors of the Special Limited Partner acting in good faith (it being understood that impact on the market price of Class A Shares shall not in and of itself be deemed to be an unreasonable financial burden on the Partnership); provided that in the event that the Special Limited Partner cancels any Quarterly Exchange Date with respect to a Qualifying Party in reliance on clause (iii) of this Section 14.6, the Special Limited Partner shall not be entitled to cancel the Quarterly Exchange Date next succeeding such canceled Quarterly Exchange Date with respect to such Qualifying Party; provided, further, that nothing in this Agreement shall be construed to limit the rights and remedies of any Qualifying Party pursuant to the Registration Rights Agreement by and among the Special Limited Partner, and the other parties thereto, as such agreement may be amended, restated, modified or supplemented from time to time. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by law pertaining to the registration of securities if such securities have been so registered in the name of the Qualifying Party or if any exemption from such registration requirements is reasonably available.

Section 14.7 Other Exchange Procedures.

(a) The Partnership and the Special Limited Partner may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article XIV, including procedures (i) specific to an Ineligible Partnership Unit that is subject to a 10b5-1 Plan and (ii) requiring the use of designated administrators or brokers with respect to the sale of any Class A Shares received in an Exchange and procedures for the delivery of an Election of Exchange.

(b) Notwithstanding anything to the contrary herein, if the board of directors of the Special Limited Partner shall determine in good faith that additional restrictions on Exchange are necessary so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Special Limited Partner or the Partnership may impose such additional restrictions on Exchange as the board of directors of the Special Limited Partner has determined in good faith to be so necessary.

Section 14.8 Pro Rata Treatment of Exchanging Qualifying Parties. Notwithstanding anything otherwise to the contrary herein, the Special Limited Partner and the Partnership may settle the Exchange of Partnership Class A Common Units (other than Ineligible Partnership Units or fractional Partnership Class A Common Units) that are the subject of Elections of Exchange in respect of any Quarterly Exchange Date for the Cash Amount, the Stock Amount or any combination of the foregoing; provided that each such method shall be applied to settle a portion of the Partnership Class A Common Units (other than Ineligible Partnership Units or fractional Partnership Class A Common Units) of each exchanging Qualifying Party pro rata according to the respective number of Partnership Class A Common Units (other than Ineligible Partnership Units or fractional Partnership Class A Common Units) each exchanging Qualifying Party has tendered for exchange (and not validly withdrawn in accordance with Section 14.2(b)(iii), if applicable).

Section 14.9 Withholding. Each of the Partnership and the Special Limited Partner shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes of this Agreement as having been paid to the Qualifying Party that elected the Exchange.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Partnership Counsel. THE PARTNERSHIP, THE GENERAL PARTNER, THE SPECIAL LIMITED PARTNER AND EACH OF THE OTHER PWP ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE PARTNERSHIP MAY ALSO PERFORM SERVICES FOR THE SPECIAL LIMITED PARTNER AND EACH OF THE OTHER PWP ENTITIES AND AFFILIATES THEREOF. THE GENERAL PARTNER MAY, WITHOUT THE CONSENT OF THE LIMITED PARTNERS, EXECUTE ON BEHALF OF THE PARTNERSHIP ANY CONSENT TO THE REPRESENTATION OF THE PARTNERSHIP THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE PARTNERSHIP HAS INITIALLY SELECTED SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (“PARTNERSHIP COUNSEL”) AS LEGAL COUNSEL TO THE PARTNERSHIP. EACH HOLDER ACKNOWLEDGES THAT PARTNERSHIP COUNSEL DOES NOT REPRESENT ANY HOLDER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH HOLDER AND PARTNERSHIP COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT PARTNERSHIP COUNSEL SHALL OWE NO DUTIES TO ANY HOLDER. EACH HOLDER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT PARTNERSHIP COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH HOLDER WITH RESPECT TO OTHER MATTERS, PARTNERSHIP COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY HOLDER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 15.2 Appointment of General Partner as Attorney-in-Fact.

(a) Each Limited Partner, including each Additional Limited Partner and Substituted Limited Partner, irrevocably makes, constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the General Partner deems appropriate to form, qualify, continue or otherwise operate the Partnership as a limited partnership (or other entity in which the Partners will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Partners.

(ii) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement.

(iii) All conveyances of Partnership assets, and other instruments which the General Partner reasonably deems necessary in order to complete a dissolution and termination of the Partnership pursuant to this Agreement.

(b) The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of such Person’s Partnership Interest, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Limited Partner of all of its Partnership Interest, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the Assignee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

Section 15.3 Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, interpretation, negotiation, performance, breach, alleged breach or termination of this Agreement (“Dispute”), shall be submitted to mandatory, final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect at the time of filing of the demand for arbitration, except as modified herein. The place of arbitration shall be New York, New York. For the avoidance of doubt, all parties hereto irrevocably waive any defense or objection to the AAA forum.

(b) Any such arbitration shall be heard by one arbitrator who shall be agreed upon by the parties to the Dispute within twenty (20) days of receipt by the respondent to the arbitration of a copy of the demand for arbitration. If the parties do not agree upon an arbitrator within this time limit, an arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Commercial Arbitration Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with corporate and limited partnership matters. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware.

(c) The AAA arbitration shall be the sole and exclusive forum for resolution of the Dispute, and the award shall be in writing, state the reasons for the award, and be final and binding, and not subject to appeal. Judgment thereon may be entered in any court of competent jurisdiction. The arbitrator shall not be permitted to award punitive, multiple or other non-compensatory damages. Any fees, expenses or costs (including attorneys’ fees, costs and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement. The parties to the Dispute will share equally the arbitration costs and bear their own fees and expenses except as directed by the arbitrator.

(d) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any documents disclosed by one party to another, testimony or other oral submission, and any award or decision) shall not be disclosed beyond the arbitrators, the AAA, the parties, their legal and professional advisors, and any person necessary for the conduct of the arbitration, except as may be required in judicial proceedings relating to the arbitration, or by law, regulatory or governmental authority. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by applicable law.

(e) Barring good cause shown (as determined in the sole discretion of the arbitrator), discovery shall be limited to pre-hearing disclosure of documents that each side will present in support of its case, and, in response to reasonable documents requests, non-privileged documents in the responding party’s possession, custody or control, not otherwise readily available to the party seeking the documents, and reasonably believed to exist, that may be relevant to the outcome of disputed issues.

(f) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrator shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect. In any such judicial action: each of the parties (i) irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in New York County, New York (the “New York Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (ii) irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Courts; (iii) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid; and (iv) each of the parties hereby irrevocably waives any and all right to trial by jury.

(g) Each Partner irrevocably acknowledges and agrees that any proceeding brought by such Partner under this Agreement may only be brought and maintained as an individual proceeding in such Partner’s individual capacity. Any claim brought by a Partner must be brought and maintained in such Partner’s individual capacity only and not as a plaintiff or class member in any purported class, collective or representative proceeding. Each Partner waives the right to commence or participate in any group, representative, class or collective action and shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

Section 15.4 Accounting and Fiscal Year. Subject to Code section 448, the books of the Partnership shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the General Partner. The fiscal year of the Partnership (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Partnership, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding up of the Partnership is completed, as the case may be, unless otherwise determined by the General Partner and permitted under the Code.

Section 15.5 Entire Agreement. This Agreement, together with any side letter or similar agreements entered into and incorporated herein pursuant to Section 15.16 and the Professionals LPA, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Original Agreement.

Section 15.6 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

Section 15.7 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Partnership or the General Partner) sent by email, with electronic, written or oral confirmation of receipt, in each case addressed as follows: if to the Partnership or the General Partner, to it c/o Perella Weinberg Partners, 767 Fifth Avenue, New York, New York 10153, Attention: General Counsel, phone: (212) 287-3328 email: Legal@PWPPartners.com, or to such other address as the Partnership may from time to time specify by notice to the Partners; and if to any Limited Partner, to such Limited Partner at the address set forth in the records of the Partnership. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by email, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 15.8 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Section 15.9 Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 15.10 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Partners, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Partnership, whether as Assignees, Substituted Limited Partners or otherwise.

Section 15.11 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 15.12 Confidentiality. A Limited Partner’s rights to access or receive any information about the Partnership or its business are conditioned on such Limited Partner’s willingness and ability to assure that the Partnership information will be used solely by such Limited Partner for purposes reasonably related to such Limited Partner’s interest as a Limited Partner, and that such Partnership information will not become publicly available as a result of such Limited Partner’s rights to access or receive such Partnership information. Each Limited Partner hereby acknowledges that the Partnership creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the PWP Entities and their respective Affiliates. Each Limited Partner further acknowledges and agrees that the Partnership information constitutes a valuable trade secret of the Partnership and agrees to maintain any Partnership information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:

(a) Notwithstanding Article VIII, the General Partner shall have the right to keep confidential from the Limited Partners (and their respective agents and attorneys) for such period of time as the General Partner deems reasonable, any information: (i) that the General Partner believes to be in the nature of trade secrets; (ii) other information, the disclosure of which the General Partner believes is not in the best interest of the PWP Entities or could damage any of the PWP Entities or their respective businesses; or (iii) which the General Partner (or its Affiliates, employees, officers, directors, members, partners or personnel) or any PWP Entity is required by law or by agreement with a third party to keep confidential; provided that the General Partner shall make available to a Limited Partner, upon reasonable request, information required by such Limited Partner to comply with applicable laws, rules and regulations, as well as any requests from any federal or state regulatory body having jurisdiction over such Limited Partner. Notwithstanding the immediately preceding proviso, in no event shall the General Partner be required to disclose to any Limited Partner the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity) unless it is required to do so by law applicable to it, as determined by a court of competent jurisdiction.

(b) Except as permitted by this Section 15.12 or as required by applicable law, each party hereto agrees that the provisions of this Agreement, all of the information and documents described in Article VIII, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, any PWP Entity, any Limited Partners, the General Partner and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person (other than another party hereto) such matters, without the written consent of the General Partner.

(c) The confidentiality obligations of the parties under this Section 15.12 shall not apply to: (i) the disclosure by a Limited Partner of information to the other Limited Partners or such Limited Partner’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided that such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 15.12 or are otherwise bound by a duty of confidentiality to such Limited Partner) solely on a need-to-know basis, which Persons shall be bound by this Section 15.12 as if they were Limited Partners; (ii) information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Limited Partner (or any investor in any other PWP Entity) or any Person acting on behalf of any of the foregoing; (iii) information received from a source not bound by a duty of confidentiality to any PWP Entity, any Partner or any Affiliate of any of the foregoing; (iv) any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required by applicable law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body with jurisdiction over such party; (v) disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement or any side letter entered into pursuant to Section 15.16; or (vi) the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies; provided that prior to disclosing such confidential information, a party shall, to the extent permitted by applicable law, notify the General Partner thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(c) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity), without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless the Limited Partner delivers to the General Partner a written opinion of counsel to the Limited Partner (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that such disclosure is required under applicable law.

(d) To the extent that a Limited Partner is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Limited Partner acknowledges the General Partner’s and the Partnership’s position that the information intended to be protected by the provisions of Section 15.12(a) and Section 15.12(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with the Limited Partner with the specific understanding that such documents and information will remain confidential; (ii) the General Partner advises each such Limited Partner that the documents and information intended to be protected by the provisions of Section 15.12(a) and Section 15.12(b) would not be supplied to such Limited Partner without an understanding that such documents and information will be held and treated by such Limited Partner as confidential information; and (iii) to the extent that such Limited Partner is nevertheless required to disclose any such confidential information, (A) such Limited Partner shall, unless legally prohibited, give the General Partner prior notice of any such required disclosure and (B) such Limited Partner shall in any event maintain the confidentiality of the Partnership’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Partnership and the General Partner than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Limited Partner invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(d) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other PWP Entity), without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless the Limited Partner delivers to the General Partner a written opinion of counsel to the Limited Partner (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that such disclosure is required under applicable law.

(e) The Partnership and the General Partner shall be entitled to enforce the obligations of each Limited Partner under this Section 15.12 to maintain the confidentiality of the information described herein. The remedies provided for in this Section 15.12 are in addition to and not in limitation of any other right or remedy of the Partnership or the General Partner provided by law or equity, this Agreement or any other agreement entered into by or among one or more of the Limited Partners and/or the Partnership. Each Limited Partner expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 15.12 may be inadequate and that the Partnership and the General Partner shall be entitled to institute an action for specific performance of a Limited Partner’s obligations hereunder. The General Partner shall be entitled to consider the different circumstances of different Limited Partners with respect to the restrictions and obligations imposed on Limited Partners hereunder to the full extent permitted by law, and, to the full extent permitted by law, the General Partner may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Limited Partner without waiving or modifying such restrictions and obligations for other Limited Partners.

(f) In addition, to the full extent permitted by law, each Limited Partner agrees to indemnify the Partnership and each Indemnitee against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Partnership or any such Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Partnership or any such Indemnitee may be made a party or otherwise involved or with which the Partnership or any such Indemnitee shall be threatened, by reason of the Limited Partner’s obligations (or breach thereof) set forth in this Section 15.12.

(g) Notwithstanding any other provision of this Agreement (including this Section 15.12), the Special Limited Partner may disclose any confidential information otherwise subject to the confidentiality obligations of this Section 15.12 to any federal, state, local or foreign regulatory or self- regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise legally required.

Section 15.13 Consent to Use of Name. Each Partner hereby consents to the use and inclusion of its name in the Partnership’s books and records hereto and any and all other notices or communications required or permitted to be given by the General Partner to any other PWP Entity or any member(s) thereof.

Section 15.14 Consent by Spouse. Each Limited Partner who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit C attached hereto, and at the time of execution of this Agreement. Each such Limited Partner shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Limited Partner. Each Limited Partner agrees and acknowledges that compliance with the requirements of this Section 15.14 by each other Limited Partner constitutes an essential part of the consideration for his or her execution of this Agreement.

Section 15.15 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

Section 15.16 Other Agreements. Notwithstanding any other provision of this Agreement (including Section 13.2), it is hereby acknowledged and agreed that the General Partner on its own behalf and on behalf of the Partnership shall have the power and authority, without any further act, approval or vote of any Limited Partner or other Person, to enter into any side letter or similar agreement to or with a Limited Partner, that has the effect of establishing rights or otherwise benefiting such Limited Partner (in its capacity as a Limited Partner) in a manner more favorable in a material respect to such Limited Partner than the rights and benefits established under, or otherwise altering or supplementing the terms of, this Agreement.

Section 15.17 Survival. The provisions of Section 6.6 and Article XV (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Partnership.

Section 15.18 Anti-Money Laundering Representations and Undertakings. Each Partner acknowledges that it has read the representations and undertakings contained on Exhibit D attached hereto and hereby confirms they are true and correct.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

PWP GP LLC

By:	PERELLA WEINBERG PARTNERS, its sole member

By:
Name:
Title:

Acknowledged:

PERELLA WEINBERG PARTNERS

By:
Name:
Title:

[Signature Page to A&R Limited Partnership Agreement of PWP Holdings LP]

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on December 31, 2020 is 1.0 and (b) on January 1, 2021 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Class A Shares issued and outstanding.

Example 1

On the Partnership Record Date, the Special Limited Partner declares a dividend on its outstanding Class A Shares in Class A Shares. The amount of the dividend is one Class A Share paid in respect of each Class A Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the Special Limited Partner distributes options to purchase Class A Shares to all holders of its Class A Shares. The amount of the distribution is one option to acquire one Class A Share in respect of each Class A Share owned. The strike price is $4.00 a share. The Value of a Class A Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the Special Limited Partner distributes assets to all holders of its Class A Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner, whose determination shall be conclusive) of $1.00 in respect of each Class A Share owned. It is also assumed that the assets do not relate to assets received by the Special Limited Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership. The Value of a Class A Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 — $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

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EXHIBIT B: FORM OF ELECTION OF EXCHANGE

Perella Weinberg Partners

PWP GP LLC

767 Fifth Avenue

New York, New York 10153

Attn: General Counsel

Phone: (212) 287-3328

Email: Legal@PWPPartners.com

Reference is hereby made to the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of [●], 2021 (the “Agreement”), and the Exchange rights referred to therein in Article XIV. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned Qualifying Party hereby transfers to the Partnership or the Special Limited Partner (as specified in the Agreement) the number of Partnership Class A Common Units set forth below in exchange for cash or, at the election of the Special Limited Partner in its sole discretion, Class A Shares to be issued in its name as set forth below (or in the name of a designee as may be set forth below), pursuant to the terms and conditions of the Agreement. This Election of Exchange shall be irrevocable, except to the extent validly withdrawn in accordance with Section 14.2(b)(iii) of the Agreement, if applicable. To the extent this Election of Exchange is withdrawn pursuant to the Agreement, it shall, if applicable, be automatically deemed withdrawn to the same extent pursuant to the Professionals LPA.

Legal Name of Qualifying Party:

Address:

Number of Partnership Class A Common Units to be Exchanged:

Account information for deposit of Cash Amount, if applicable:

Bank Name:

ABA No.:

Account No.:

Account Name:

The undersigned hereby represents and warrants that:

(i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder;

(ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies;

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(iii) the Partnership Class A Common Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and

(iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Partnership Class A Common Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Partnership Class A Common Units.

The undersigned hereby irrevocably constitutes and appoints any officer of the Special Limited Partner or of the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Partnership Class A Common Units subject to this Election of Exchange for cash or Class A Shares on the books of the Partnership.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

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EXHIBIT C: CONSENT BY SPOUSE

I acknowledge that I have read the Agreement of Limited Partnership (the “Partnership Agreement”) of PWP Holdings LP (the “Partnership”), effective as of [            ], and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Partnership, including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Partnership Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Partnership set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the Partnership Agreement related thereto).

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the [            ]* without regard to otherwise governing principles of choice of law or conflicts of law.

Dated:

Name:

*	Insert jurisdiction of residence of Partner and Spouse.

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EXHIBIT D: ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS

Each Partner hereby makes the following representations, warranties and covenants as of the date of this Agreement, and for so long as each such Partner holds any Partnership Interest thereafter:

(a) The monies used to fund the Partner’s acquisition of an interest in the Partnership, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Partner’s investment in the Partnership will not be used to finance any Illegal Activities. To the best of the Partner’s knowledge, no contribution or payment, in and of itself, by any Partner to the Partnership will cause the Partnership or its affiliates to be in violation of (i) applicable anti-money laundering or terrorist financing laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations; (ii) the economic, financial and trade sanctions administered and enforced by the United States government, including by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom (each, a “Sanctions Authority”); or (iii) applicable laws, regulations or government guidance relating to anti-money laundering, terrorist financing or economic, financial and trade sanctions of any Relevant Jurisdiction (collectively the rules described in clauses (i) through (iii), “AML and Sanctions Laws”). “Relevant Jurisdiction” means the United States or the Partner’s place of organization or principal place of business.

(b) Neither a Partner nor any person or entity directly or indirectly owned or controlled by or owning or controlling the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange:

(i) Appears on the Specially Designated Nationals and Blocked Persons List maintained by OFAC any other list of sanctioned persons maintained by the United States government (including by OFAC) or any other Sanctions Authority, each as amended from time to time;

(ii) Is a person or entity located or resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns, (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation or (c) is the target of comprehensive economic or trade sanctions administered and enforced by OFAC (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, and Syria);

(iii) Is otherwise the target of economic, financial or trade sanctions administered and enforced by the United States government (including by OFAC) or any other Sanctions Authority;

(iv) Unless disclosed to the Partnership, is a Senior Foreign Political Figure, defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the

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benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or

(v) Is a foreign shell bank defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.

(c) The Partners understand that the Partnership (and/or its affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Partnership by the Partners, as well as the Partners’ identity and that of any associated persons. The Partners agree that it will provide such materials as may from time to time be reasonably requested by the Partnership or the General Partner for such purposes. In addition, the Partners agree to provide to the Partnership and its affiliates any additional information regarding itself and any person or entity controlled by or controlling the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable AML and Sanctions Laws. The Partnership may take such actions as the General Partner may reasonably determine if this information is not provided or on the basis of information that is provided.

(d) All evidence of identity and related information concerning each Partner and any person controlling or controlled by the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, provided to the Partnership is and will be true, accurate and complete. Each Partner will promptly notify the Partnership and the General Partner if any of the representations in this section cease to be true and accurate.

(e) The General Partner may segregate and/or redeem a Partner’s investment in the Partnership, prohibit future investments or capital contributions, or take other appropriate action if the General Partner determines that the continued participation of any Partner could materially adversely affect the Partnership or if the action is necessary in order for the Partnership to comply with applicable laws, regulations, orders, directives or special measures. The Partners further understand that the Partnership and the General Partner (and any of their affiliates) may release confidential information about each such Partner and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The General Partner will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.

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Annex G

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of [        , 2021], is hereby entered into by and among Perella Weinberg Partners, a Delaware corporation (the “Corporation”), PWP Holdings LP, a Delaware limited partnership (the “OP”), PWP Professional Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Partners (as defined herein).

RECITALS

WHEREAS, the Partners hold Class A Units in the OP (the “Class A Units”) directly or indirectly through the Partnership;

WHEREAS, a wholly owned subsidiary of the Corporation is the general partner of the OP;

WHEREAS, the Class A Units are exchangeable with the Corporation in certain circumstances for Class A shares of the Corporation (the “Class A Shares”) and/or cash pursuant to the OP Agreement (as defined below);

WHEREAS, certain of the Partners will be treated for U.S. federal income tax purposes as selling all or a portion of their Class A Units (the “Initial Sale”) to the Corporation pursuant to the transactions described in that certain Business Combination Agreement, dated as of December 29, 2020, by and among Fintech Acquisition Corp. IV, a Delaware corporation, Fintech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company, the OP, PWP GP LLC, a Delaware limited liability company, the Partnership and Perella Weinberg Partners LLC, a Delaware limited liability company (such transactions collectively, the “De-SPAC Transaction”);

WHEREAS, the Partnership may distribute Class A Units (including in redemption of Partnership units) to its partners, each of whom is a Partner, in accordance with the Partnership Agreement;

WHEREAS, the OP and each of its direct and indirect Subsidiaries that are treated as partnerships for United States federal income tax purposes will have in effect an election under section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for the Taxable Year that includes the De-SPAC Date (as defined below) and for each other Taxable Year in which an exchange by a Partner of Class A Units for Class A Shares and/or cash occurs, which election is intended to result in an adjustment to the tax basis of the assets owned by the OP and such Subsidiaries at the time of an exchange or redemption by a Partner of Class A Units for Class A Shares and/or cash on or after the date hereof, (collectively, including the Initial Sale and any Applicable Sale (as defined below), an “Exchange”) (such time, the “Exchange Date”) (such assets whose tax basis is adjusted as a result of an Exchange, as well as any asset whose tax basis is determined, in whole or in part, by reference to the adjusted basis of any such asset, the “Adjusted Assets”) by reason of such Exchange and the receipt of payments under this Agreement;

WHEREAS, the income, gain, loss, expense, and other Tax items of (i) the OP and such Subsidiaries allocable to the Corporation may be affected by the Basis Adjustment (as defined below) with respect to the Adjusted Assets and (ii) the Corporation may be affected by the Imputed Interest (as defined below); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and Imputed Interest on the actual liability for Taxes of the Corporation.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the undersigned parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“AAA” is defined in Section 7.08 of this Agreement.

“Adjusted Assets” is defined in the recitals of this Agreement.

“Advisory Firm” means any “big four” accounting firm or any law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the Board.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR during any period for which such rate is published in accordance with the definition thereof. If LIBOR ceases to be published in accordance with the definition thereof, the Corporation and the Partnership shall work together in good faith to select an Agreed Rate with similar characteristics that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time.

“Agreement” is defined in the preamble of this Agreement.

“Amended Schedule” is defined in Section 2.03(b) of this Agreement.

“Amount Realized” means, in respect of an Exchange by an Applicable Partner, the amount that is deemed for purposes of this Agreement to be the amount realized by the Applicable Partner on the Exchange, which shall be the sum of (i) the Market Value of the Class A Shares, the amount of cash, and the amount or fair market value of other consideration transferred to the Exchanging Partner in the Exchange, and (ii) the Share of Liabilities attributable to the Class A Units Exchanged.

“Applicable Partner” means any Partner to whom any portion of a Realized Tax Benefit is Attributable hereunder.

“Applicable Sale” is defined in the OP Agreement.

“Attributable”: The portion of any Realized Tax Benefit of the Corporation that is Attributable to an Applicable Partner shall be determined by reference to (i) the assets from which arise the depreciation, amortization, or other similar deductions for recovery of cost or basis (“Depreciation”) and with respect to increased basis upon a disposition of an asset, or (ii) the Imputed Interest or any payment that produces the Realized Tax Benefit, under the following principles:

(i)	Any Realized Tax Benefit arising from a deduction to the Corporation with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to an Adjusted

Asset is Attributable to the Applicable Partner to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the Applicable Partner bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by all Partners.

(ii)

Any Realized Tax Benefit arising from the disposition of an asset is Attributable to the Applicable Partner to the extent that the ratio of all Basis Adjustments resulting from all Exchanges by the Applicable Partner with respect to such asset bears to the aggregate of all Basis Adjustments resulting from all Exchanges by all Partners with respect to such asset.

(iii)

Any Realized Tax Benefit arising from a deduction to the Corporation with respect to a Taxable Year in respect of Imputed Interest is Attributable to the Applicable Partner that is required to include the Imputed Interest in income (without regard to whether such Partner is actually subject to tax thereon).

(iv)

For the avoidance of doubt, in the case of a Basis Adjustment arising with respect to an Exchange under section 734(b) of the Code, depreciation, amortization or other similar deductions for recovery of cost or basis shall constitute Depreciation only to the extent that such depreciation, amortization or other similar deductions may produce a Realized Tax Benefit (and not to the extent that such depreciation, amortization or other similar deductions may be for the benefit of a Person other than the Corporation), as reasonably determined by the Corporation.

“Basis Adjustment” means the adjustment to the Tax basis of an Adjusted Asset under section 732 of the Code (in situations where, as a result of one or more Exchanges, the OP becomes an entity that is disregarded as separate from its owner for tax purposes) or sections 734(b), 743(b), 754, 755 and 1012 of the Code (including in situations where, following an Exchange, the OP remains in existence as an entity for Tax purposes) and, in each case, comparable sections of state, local and foreign Tax laws as a result of an Exchange and the payments made pursuant to this Agreement, other than a payment of Imputed Interest. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Class A Units shall be determined without regard to any Pre-Exchange Transfer of such Class A Units and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security means a Person who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of the Corporation.

“Business Day” means any day other than (i) a Saturday or a Sunday and (ii) a day on which banks in the State of New York are authorized or obligated by law, governmental decree, or executive order to be closed.

“Change of Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act is or becomes the Beneficial

Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the De-SPAC Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the De-SPAC Date or whose appointment, election, or nomination for election was previously so approved or recommended;

(iii)

there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Corporation, the entity surviving such merger or consolidation or, if the Corporation or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities; or

(iv)

the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than (A) a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation following the completion of such transaction in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Corporation’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions following which any Continuing PWP

Person or any group of Continuing PWP Persons possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Corporation (or any successor thereto), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Corporation.

“Class A Shares” is defined in the recitals of this Agreement.

“Class A Units” is defined in the recitals of this Agreement.

“Code” is defined in the recitals of this Agreement.

“Continuing PWP Person” means, immediately prior to and immediately following any relevant date of determination, (A) the Partnership or any of its Affiliates or (B)(i) an individual who is a current or former partner, managing director or other employee of the Corporation, the Partnership and/or their respective Subsidiaries, (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (iii) any Person that is a family member of such individual or individuals or (iv) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Corporate Entity” means any direct or indirect Subsidiary of the Corporation which is classified as a corporation for U.S. federal income tax purposes.

“Corporation” is defined in the preamble of this Agreement.

“Corporation Return” means the U.S. federal Tax Return and/or state and/or local and/or foreign Tax Return, as applicable, of the Corporation filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means the Agreed Rate plus 500 basis points.

“De-SPAC Transaction” is defined in the recitals of this Agreement.

“De-SPAC Date” means the date on which the Corporation first acquires economic interests in the OP pursuant to the De-SPAC Transaction or, for purposes of the definition of Change of Control, the date as of which the first board of directors constituting the first board slate of the Corporation was approved as part of the closing of the De-SPAC Transaction.

“Determination” has the meaning ascribed to such term in section 1313(a) of the Code or similar provision of state, local and foreign tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” is defined in Section 7.08(a) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.

“Early Termination Rate” means the Agreed Rate plus 300 basis points.

“Early Termination Schedule” is defined in Section 4.02 of this Agreement.

“Exchange” is defined in the recitals of this Agreement, and “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Basis Schedule” is defined in Section 2.01 of this Agreement.

“Exchange Date” is defined in the recitals of this Agreement.

“Exchange Payment” is defined in Section 5.01 of this Agreement.

“Excluded Assets” is defined in Section 7.11(b) of this Agreement.

“Expert” is defined in Section 7.09 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Corporation (or the OP, but only with respect to Taxes imposed on the OP and allocable to the Corporation) using the same methods, elections, conventions and similar practices used on the relevant Corporation Return (and/or Tax Return of the OP) but using the Non-Stepped Up Tax Basis instead of the tax basis reflecting the Basis Adjustments of the Adjusted Assets, excluding any deduction or other Tax benefit attributable to Imputed Interest or attributable to making a payment pursuant to this Agreement.

“Imputed Interest” means any interest imputed under section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign tax law with respect to a Corporation’s payment obligations under this Agreement.

“Initial Sale” is defined in the recitals of this Agreement.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, as published on the applicable Bloomberg screen page (or other commercially available source providing quotations of LIBOR ) for 1-month London interbank offered rates for U.S. dollar deposits for such month (or portion thereof).

“Market Value” means the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Shares are not then listed on a National Securities Exchange or Interdealer Quotation System, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board in good faith.

“Material Objection Notice” is defined in Section 4.02 of this Agreement.

“Net Tax Benefit” is defined in Section 3.01(b) of this Agreement.

“New York Courts” is defined in Section 7.08(f) of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made.

“Objection Notice” is defined in Section 2.03(a) of this Agreement.

“OP” is defined in the preamble of this Agreement.

“OP Agreement” means the Amended and Restated Agreement of Limited Partnership of the OP, as such is from time to time amended or restated.

“Partners” means (i) each party listed on Schedule I attached hereto, and (ii) each other Person who from time to time executes a joinder to this Agreement in the form attached hereto as Exhibit A, and each is referred to herein as a “Partner”.

“Partnership” is defined in the preamble of this Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, as such may be amended or restated from time to time.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Permitted Owners” means the Partnership, the Partners, the Partners’ family members, and trusts for the benefit of, and entities wholly owned by, a Partner and/or a Partner’s family members, and any transferee pursuant to a transfer expressly permitted by the OP Agreement or the Partnership Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Partner) of one or more Class A Units that occurs prior to an Exchange of such Class A Units, and to which section 743(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of the Corporation (or the OP, but only with respect to Taxes imposed on the OP and allocable to the Corporation for such Taxable Year), such actual Tax liability to be computed with the adjustments described in this Agreement. If all or a portion of the actual liability for Taxes of the Corporation, or the OP (but only with respect to Taxes imposed on the OP and allocable to the Corporation for such Taxable Year), for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the actual liability for Taxes of the Corporation (or the OP, but only with respect to Taxes imposed on the OP and allocable to the Corporation for such Taxable Year) over the Hypothetical Tax Liability for such Taxable Year, such actual Tax liability to be computed with the adjustments described in this Agreement. If all or a portion of the actual liability for Taxes of the Corporation, or the OP (but only with respect to Taxes imposed on the OP and allocable to the Corporation for such Taxable Year), for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 7.09 of this Agreement.

“Reconciliation Procedures” means those procedures set forth in Section 7.09 of this Agreement.

“Schedule” means any Exchange Basis Schedule, Tax Benefit Schedule, or Early Termination Schedule.

“Senior Obligations” is defined in Section 5.01 of this Agreement.

“Share of Liabilities” means, as to any Class A Unit at the time of an exchange, the portion of the OP’s “liabilities” (as such term is defined in section 752 and section 1001 of the Code) allocated to that Class A Unit pursuant to section 752 of the Code and the applicable Treasury Regulations.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.02 of this Agreement.

“Tax Return” means any return, declaration, report, or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return, and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.

“Taxes” means any and all U.S. federal, state, local, and foreign taxes, assessments, or similar charges that are based on or measured with respect to net income or profits, whether on an exclusive or on an alternative basis, including, for the avoidance of doubt, taxes imposed under Section 59A, and any interest related to such Tax.

“Taxing Authority” means any domestic, foreign, federal, national, state, county, or municipal or other local government, any subdivision, agency, commission, or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary, and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” means the assumptions that (1) in each Taxable Year ending on or after the Early Termination Date, the Corporation will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustment and the Imputed Interest during such Taxable Year, (2) the federal income tax rates and state, local, and foreign income tax rates for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the date of the Early Termination Payment, (3) any loss carryovers generated by the Basis Adjustment or the Imputed Interest and available as of the Early Termination Date will be utilized by the Corporation on a pro rata basis from the Early Termination Date through the fifteenth (15th) anniversary thereof, (4) any non-amortizable assets are deemed to be disposed of on the fifteenth (15th) anniversary of the earlier of the Basis Adjustment and the Early Termination Date, provided that in the event of a Change of Control, non-amortizable assets shall be deemed disposed of at the earlier of (i) the time of sale of the relevant asset or (ii) as generally provided in this Valuation Assumption (4), and (5) if, at the Early Termination Date, there are Class A Units that have not been Exchanged, then each such Class A Unit shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.01 Exchange Basis Schedule. Within 225 calendar days after the filing of the U.S. federal income tax return of the Corporation for each Taxable Year in which any Exchange has been effected, the Corporation shall deliver to the Applicable Partner a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (i) the actual unadjusted tax basis of the Adjusted Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Adjusted Assets as a result of the Exchanges effected in such Taxable Year and all prior Taxable Years, calculated (a) in the aggregate and (b) solely with respect to Exchanges by the Applicable Partner, (iii) the period or periods, if any, over which the Adjusted Assets are amortizable and/or depreciable, and (iv) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable (which, for non-amortizable assets shall be based on the Valuation Assumptions).

Section 2.02 Tax Benefit Schedule. Within 225 calendar days after the filing of the U.S. federal income tax return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the Applicable Partner a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Schedule will become final as provided in Section 2.03(a) of this Agreement and may be amended as provided in Section 2.03(b) of this Agreement (subject to the procedures set forth in Section 2.03(a)).

Section 2.03 Procedures, Amendments

(a) Procedure. Every time the Corporation delivers to the Applicable Partner an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to

Section 2.03(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also (x) deliver to the Applicable Partner schedules and work papers providing reasonable detail regarding the preparation of the Schedule and (y) allow the Applicable Partner reasonable access during normal business hours at no cost to the appropriate representatives of the Corporation and its Advisory Firm in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless, within thirty (30) calendar days after receiving an Exchange Basis Schedule or amendment thereto or within thirty (30) calendar days after receiving a Tax Benefit Schedule or amendment thereto, the Applicable Partner provides the Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith. If the parties, for any reason, are unable to successfully resolve the issues raised in such notice (i) within thirty (30) calendar days of receipt by the Corporation of an Objection Notice, if with respect to an Exchange Basis Schedule, or (ii) within 30 calendar days of receipt by the Corporation of an Objection Notice, if with respect to a Tax Benefit Schedule, after such Schedule was delivered to the Applicable Partner, the Corporation and the Applicable Partner shall employ the reconciliation procedures as described in Section 7.09 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Applicable Partner or the correction of computational errors set forth in such Schedule, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.01 Payments

(a) Within fifteen (15) calendar days of a Tax Benefit Schedule delivered to an Applicable Partner becoming final in accordance with Section 2.03(a), or earlier in the Corporation’s discretion, the Corporation shall pay to the Applicable Partner for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.01(b) in the amount Attributable to the Applicable Partner. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of the Applicable Partner previously designated by such Applicable Partner to the Corporation. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax payments.

(b) A “Tax Benefit Payment” means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount. The “Net Tax Benefit” for each Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.01, excluding payments attributable to the Interest Amount; provided, however, that for the avoidance of doubt, no Applicable Partner shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” for a given Taxable Year shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporation Return with respect to Taxes for the most recently ended Taxable Year until the Payment Date. In the case of a Tax Benefit Payment made in respect of an Amended Schedule, the “Interest Amount” shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the date of such Amended Schedule becoming final in accordance with Section 2.03(a) until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments paid with respect to Class A Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by using Valuation Assumptions (1), (3), and (4), substituting in each case the terms “the date on which a Change of Control becomes effective” for an “Early Termination Date”. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange, on a Class A Unit-by-Class A Unit basis by reference to the Amount Realized by the Applicable Partner on the Exchange of a Class A Unit and the resulting Basis Adjustment to the Corporation.

Section 3.02 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Corporation’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the Applicable Partners pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved.

Section 3.03 Pro Rata Payments. For the avoidance of doubt, to the extent (i) the Corporation’s deductions with respect to any Basis Adjustment or Imputed Interest are limited in a particular Taxable Year or (ii) the Corporation lacks sufficient funds to satisfy its obligations to make all Tax Benefit Payments due in a particular Taxable Year, the limitation on the deductions, or the Tax Benefit Payments that may be made, as the case may be, shall be taken into account or made for the Applicable Partner in the same proportion as Tax Benefit Payments would have been made absent the limitations set forth in clauses (i) and (ii) of this paragraph, as applicable.

ARTICLE IV

TERMINATION

Section 4.01 Early Termination and Breach of Agreement.

(a) The Corporation may terminate this Agreement with respect to all of the Class A Units held (or previously held and distributed or exchanged) by the Partnership and all Partners at any time by paying to the Partners the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all Partners, and provided, further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.01(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Corporation, neither the OP nor the Corporation shall have any further payment obligations under this Agreement in respect of the Partners, other than for any (a) Tax Benefit Payment agreed to by the Corporation and a Partner as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). For the avoidance of doubt, if an Exchange occurs after the Corporation makes the Early Termination Payment with respect to all Partners, the Corporation shall have no obligations under this Agreement with respect to such Exchange, and its only obligations under this Agreement in such case shall be its obligations to all Partners under Section 4.03(a).

(b) In the event that the Corporation breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, and does not cure such breach within ninety (90) days of receipt of notice of such breach from a Partner, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by the Corporation and any Partner as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement, and this Section 4.01(b) applies, the Partners shall be entitled to elect to receive the amounts set forth in clauses (1), (2), and (3), above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of a material obligation under this Agreement if the Corporation fails to make any Tax Benefit Payment when due to the extent that the Corporation has insufficient funds, and cannot take commercially reasonable actions to obtain sufficient funds, to make such payment; provided that the interest provisions of Section 5.02 shall apply to such late payment (unless the Corporation does not have sufficient cash to make such payment as a result of limitations imposed by any Senior Obligations, in which case, Section 5.02 shall apply, but the Default Rate shall be replaced by the Agreed Rate).

(c) The undersigned parties hereby acknowledge and agree that the timing, amounts, and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable.

Section 4.02 Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.01 above, the Corporation shall deliver to each Partner notice of such intention to exercise such right (the “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporation’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless a Partner, within thirty (30) calendar days after receiving the Early Termination Schedule thereto, provides the Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporation of the Material Objection Notice, the Corporation and such Partner shall employ the Reconciliation Procedures as described in Section 7.09 of this Agreement.

Section 4.03 Payment upon Early Termination. (a) Within fifteen (15) calendar days after agreement between a Partner and the Corporation of the Early Termination Schedule, the Corporation shall pay to such Partner an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by such Partner.

(b) The “Early Termination Payment” for any Partner, as of the date of the delivery of an Early Termination Schedule, shall equal the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would be required to be paid by the Corporation to such Partner beginning on the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.01 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation to a Partner or to all Partners under this Agreement (an “Exchange Payment”) shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporation (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporation that are not Senior Obligations.

Section 5.02 Late Payments by the Corporation. The amount of all or any portion of any Exchange Payment not made to any Partner when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing on the date on which such Exchange Payment was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.01 Partner Participation in the Corporation’s and OP’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation and the OP, including without limitation the preparation, filing, or amending of any Tax Return and defending, contesting, or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporation shall notify the Partners of, and keep the Partners reasonably informed with respect to, the portion of any audit of the Corporation and the OP by a Taxing Authority the outcome of which is reasonably expected to affect the Partners’ rights and obligations under this Agreement, and shall provide to the Partners reasonable opportunity to provide information and other input to the Corporation, the OP and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporation and the OP shall not be required to take any action that is inconsistent with any provision of the OP Agreement.

Section 6.02 Consistency. Unless there is a Determination or the opinion of an Advisory Firm that is reasonably acceptable to the Corporation and the Partnership providing otherwise, the Corporation and the Partners agree to report and cause to be reported for all purposes, including federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by the Corporation in any Schedule required to be provided by or on behalf of the Corporation under this Agreement. Any Dispute concerning such advice shall be subject to the terms of Section 7.09. In the event that an Advisory Firm is replaced with another Advisory Firm, such replacement Advisory Firm shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or unless the Corporation and the Partnership agree to the use of other procedures and methodologies.

Section 6.03 Cooperation. Each Partner shall (a) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse each Partner for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email (provided a copy is thereafter promptly delivered by any other means as provided in this Section 7.01 or receipt is otherwise confirmed by the receiving party) or nationally recognized overnight courier, addressed to such party at the address or email address set forth below or such other address or email address as may hereafter be designated in writing by such party to the other parties:

if to the Corporation, to:

Perella Weinberg Partners

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if to the OP, to:

PWP Holdings LP

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if to the Partnership, to:

PWP Professional Partners LP

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if to any Partner, to:

the address and email address set forth for such Partner in the records of the Partnership or the OP, as applicable.

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.03 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.04 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.06 Successors; Assignment; Amendments; Waivers.

(a) No Partner (other than the Partnership or a Partner in accordance with the Partnership Agreement) may assign this Agreement to any person without the prior written consent of the Corporation; provided, however, that (i) to the extent that a Partner effectively transfers Class A Units to a party other than the Partnership in accordance with the terms of the OP Agreement, and any other agreements that the Partners may have entered into with each other, or a Partner may have entered into with the Corporation, the Partnership and/or the OP, the transferring party shall assign to the transferee of such Class A Units the transferring party’s rights under this Agreement with respect to such transferred Class A Units, and such transferee shall become a party to this Agreement, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in the form attached hereto as Exhibit A, agreeing to become a “Partner” for all purposes of this Agreement, except as otherwise provided in such joinder, and (ii) once an Exchange has occurred, any and all payments that may become payable to a Partner pursuant to this Agreement with respect to such Exchange may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in the form attached hereto as Exhibit B, agreeing to be bound by Section 7.12 and acknowledging specifically the second paragraph in this Section 7.06. For the avoidance of doubt, to the extent that a Partner or other Person transfers Class A Units to a Partner as may be permitted by any agreement to which the OP is a party, the Partner receiving such Class A Units shall have all rights under this Agreement with respect to such transferred Class A Units as such Partner has under this Agreement with respect to the other Class A Units held by such Partner.

(b) Notwithstanding the foregoing provisions of this Section 7.06, no transferee described in clause (i) of the immediately preceding paragraph shall have the right to enforce the provisions of Section 2.03, 4.02, 6.01 or 6.02 of this Agreement, and no assignee described in clause (ii) of the immediately preceding paragraph shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

(c) No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporation, the OP, and Partners who would be entitled to receive more than fifty percent (50%) of the Early Termination Payments payable to all Partners hereunder if the Corporation had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Partner pursuant to this Agreement since the date of such most recent Exchange); provided that no such amendment shall be effective if such amendment will have a disproportionate adverse effect on the payments certain Partners will or may receive under this Agreement unless (i) such disproportionate effect is a result of tax laws imposed by government authorities in non-U.S. jurisdictions or (ii) all such Partners disproportionately affected consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(d) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 7.07 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.08 Submission to Jurisdiction; Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including, without limitation, the validity, interpretation, performance, breach, alleged breach, negotiation or termination of this Agreement (“Dispute”), shall be submitted to mandatory, final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect at the time of filing of the demand for arbitration, except as modified herein. The place of arbitration shall be New York, New York. For the avoidance of doubt, all parties hereto irrevocably waive any defense or objection to the AAA forum.

(b) Any such arbitration shall be heard by one arbitrator who shall be agreed upon by the parties to the Dispute within twenty (20) days of receipt by the respondent to the arbitration of a copy of the demand for arbitration. If the parties do not agree upon an arbitrator within this time limit, an arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Commercial Arbitration Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience with corporate and limited partnership matters. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware.

(c) The AAA arbitration shall be the sole and exclusive forum for resolution of the Dispute, and the award shall be in writing, state the reasons for the award, and be final and binding, and not subject to appeal. Judgment thereon may be entered in any court of competent jurisdiction. The arbitrator shall not be permitted to award punitive, multiple or other non-compensatory damages. Any fees, expenses or costs (including attorneys’ fees, costs and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement. The parties to the Dispute will share equally the arbitration costs and bear their own fees and expenses except as directed by the arbitrator.

(d) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any documents disclosed by one party to another, testimony or other oral submission, and any award or decision) shall not be disclosed beyond the arbitrators, the AAA, the parties to the Dispute, their legal and professional advisors, and any person necessary for the conduct of the arbitration, except as may be required in judicial proceedings relating to the arbitration, or by law, regulatory or governmental authority. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by applicable law.

(e) Barring good cause shown (as determined in the sole discretion of the arbitrator), discovery shall be limited to pre-hearing disclosure of documents that each side will present in support of its case, and, in response to reasonable documents requests, non-privileged documents in the responding party’s possession, custody or control, not otherwise readily available to the party seeking the documents, and reasonably believed to exist, that may be relevant to the outcome of disputed issues.

(f) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrator shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect. In any such judicial action: each of the parties (i) irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in New York County, New York (the “New York Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (ii) irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Courts; (iii) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid; and (iv) hereby irrevocably waives any and all right to trial by jury.

(g) Each Partner irrevocably acknowledges and agrees that any proceeding brought by such Partner under this Agreement may only be brought and maintained as an individual proceeding in such Partner’s individual capacity. Any claim brought by a Partner must be brought and maintained in such Partner’s individual capacity only and not as a plaintiff or class member in any purported class, collective or representative proceeding. Each Partner waives the right to commence or participate in any group, representative, class or collective action and shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

Section 7.09 Reconciliation. In the event that the Corporation and a Partner are unable to resolve a disagreement with respect to the matters governed by Sections 2.03, 4.02, and 6.02 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm (other than the Advisory Firm), and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with either the Corporation or such Partner or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty

(30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before the date any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, such payment shall be paid on the date such payment would be due and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation, except as provided in the next sentence. The Corporation and such Partner shall bear their own costs and expenses of such proceeding, unless such Partner has a prevailing position that is more than ten percent (10%) of the payment at issue, in which case the Corporation shall reimburse such Partner for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.09 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.09 shall be binding on the Corporation and such Partner and may be entered and enforced in any court having jurisdiction.

Section 7.10 Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Applicable Partner.

Section 7.11 Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporation becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) Notwithstanding any other provision of this Agreement, if the Corporation acquires one or more assets that, as of an Exchange Date, have not been contributed to the OP (other than the Corporation’s interests in the OP) (such assets, “Excluded Assets”), then all Tax Benefit Payments due hereunder shall be computed as if such assets had been contributed to the OP on the date such assets were first acquired by the Corporation; provided, however, that if an Excluded Asset consists of stock in a corporation, then, for purposes of this Section 7.11(b), such corporation (and any corporation Controlled by such corporation) shall be deemed to have contributed its assets to the OP on the date on which the Corporation acquired stock of such corporation.

(c) If any entity that is obligated to make an Exchange Payment hereunder transfers one or more assets to a corporation with which such entity does not file a consolidated tax return pursuant to section 1501 of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset (as reasonably determined by the governing body, or the Person responsible for management, of such entity acting in good faith), plus (i) the amount of debt to which such asset is subject, in the case of a contribution of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a contribution of a partnership interest.

Section 7.12 Confidentiality. A Partner’s rights to access or receive any information about the Corporation or its business are conditioned on such Partner’s willingness and ability to assure that the Corporation information will be used solely by such Partner for purposes reasonably related to such Partner’s interest as a Partner and that such Corporation information will not become publicly available as a result of such Partner’s rights to access or receive such Corporation information. Each Partner hereby acknowledges that the Corporation creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the Corporation, the Partnership and the OP and their respective Affiliates. Each Partner further acknowledges and agrees that the Corporation information constitutes a valuable trade secret of the Corporation and agrees to maintain any such information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:

(a) Notwithstanding Article II and Article VI, the Corporation shall have the right to keep confidential from the Partners (and their respective agents and attorneys) for such period of time as the Corporation deems reasonable, any information: (i) that the Corporation believes to be in the nature of trade secrets; (ii) other information, the disclosure of which the Corporation believes is not in the best interest of the Corporation, the Partnership and the OP or could damage the Corporation, the Partnership, the OP or their respective businesses; or (iii) which the Corporation, the Partnership or the OP (or their respective Affiliates, employees, officers, directors, members, partners or personnel) is required by law or by agreement with a third party to keep confidential; provided, that the Corporation shall make available to a Partner, upon reasonable request, information required by such Partner to comply with applicable laws, rules and regulations, as well as any requests from any federal or state regulatory body having jurisdiction over such Partner. Notwithstanding the immediately preceding proviso, in no event shall the Corporation be required to disclose to any Partner the identity of, or any account details relating to, any other Partner (or any other investor in the Corporation, the Partnership, the OP or any of their respective Affiliates) unless it is required to do so by law applicable to it, as determined by a court of competent jurisdiction.

(b) Except as permitted by this Section 7.12 or as required by applicable law, each party hereto agrees that the provisions of this Agreement, all of the information and documents described in Article II and Article VI, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, any Partner, the OP, the Partnership, the Corporation and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person such matters, without the written consent of the Corporation.

(c) The confidentiality obligations of the parties under this Section 7.12 shall not apply to: (i) the disclosure by a Partner of information to another Partner’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided, that such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 7.12 or are otherwise bound by a duty of confidentiality to such Partner) solely on a need-to-know basis, which Persons shall be bound by this Section 7.12 as if they were Partners, as applicable; (ii) the disclosure of information to the extent necessary for a Partner to prepare and file his or her tax returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns; (iii) information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Partner (or any investor in the Corporation, the Partnership, the OP or any of their respective Affiliates) or any Person acting on behalf of any of the foregoing; (iv) information received from a source not bound by a duty of confidentiality to the Corporation, the Partnership, the OP, any Partner or any Affiliate of any of the foregoing; (v) any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required by applicable law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body with jurisdiction over such party; (vi) disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement; or (vii) the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies; provided, that prior to disclosing such confidential information, a party shall, to the extent permitted by applicable law, notify the Corporation thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 7.12(c) permit any Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any the Corporation, the OP, the Partnership or any of their respective Affiliates), without the prior written consent of the Corporation (which may be given or withheld in the Corporation’s sole discretion) unless the applicable Partner delivers to the Corporation a written opinion of counsel to such Partner (which opinion and counsel shall be reasonably acceptable to the Corporation) to the effect that such disclosure is required under applicable law.

(d) To the extent that a Partner is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Partner acknowledges the Corporation’s and the Corporation’s position that the information intended to be protected by the provisions of Sections 7.12(a) and 7.12(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with such Partner with the specific understanding that such documents and information will remain confidential; (ii) the Corporation advises such Partner that the documents and information intended to be protected by the provisions of Sections 7.12(a) and 7.12(b) would not be supplied to such Partner without an understanding that such documents and information will be held and treated by such Partner as confidential information; and (iii) to the extent that such Partner is nevertheless required to disclose any such confidential information, (A) such Partner shall, unless legally prohibited, give the Corporation prior notice of any such required disclosure and (B) such Partner shall in any event maintain the confidentiality of the Corporation’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Corporation, the Partnership and the OP than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Partner invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 7.12(d) permit any Partner to disclose the identity of, or any account details relating to, any other Partner (or any other investor in any other Affiliate of the Corporation, the Partnership or the OP), without the prior written consent of the Corporation (which may be given or withheld in the Corporation’s sole discretion) unless such Partner delivers to the Corporation a written opinion of counsel to such Partner (which opinion and counsel shall be reasonably acceptable to the Corporation) to the effect that such disclosure is required under applicable law.

(e) The Corporation, the Partnership and the OP shall be entitled to enforce the obligations of each Partner under this Section 7.12 to maintain the confidentiality of the information described herein. The remedies provided for in this Section 7.12 are in addition to and not in limitation of any other right or remedy of the Corporation or the Corporation provided by law or equity, this Agreement or any other agreement entered into by or among one or more of the Partners and/or the Corporation. Each Partner expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 7.12 may be inadequate and that the Corporation, the Partnership and the OP shall be entitled to institute an action for specific performance of a Partner’s obligations hereunder. The Corporation shall be entitled to consider the different circumstances of different Partners with respect to the restrictions and obligations imposed on Partners hereunder to the full extent permitted by law, and, to the full extent permitted by law, the Corporation may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Partner without waiving or modifying such restrictions and obligations for other Partners.

(f) In addition, to the full extent permitted by law, each Partner agrees to indemnify (i) the Corporation, the Partnership and the OP, (ii) any Person made, or threatened to be made, a party to a proceeding by reason of its status as a manager, member, director, officer, employee, agent or representative of the Corporation, the Partnership or the OP, and (iii) such other Persons (including Affiliates, employees or agents of the Corporation, the Partnership or the OP) as the Corporation, the Partnership and the OP may designate from time to time (whether before or after the event giving rise to potential liability) against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Corporation or any such indemnified Person in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Corporation or any such indemnified Person may be made a party or otherwise involved or with which the Corporation or any such indemnified Person shall be threatened, by reason of the Partner’s obligations (or breach thereof) set forth in this Section 7.12.

(g) Notwithstanding any other provision of this Agreement (including this Section 7.12), a Partner may disclose any confidential information otherwise subject to the confidentiality obligations of this Section 7.12 to any federal, state, local or foreign regulatory or self-regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise legally required. Notwithstanding anything to the contrary herein, each Partner and assignee (and each employee, representative, or other agent of such Partner or assignee, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (x) the Corporation, the OP, the Partnership and their Affiliates and (y) any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Partners relating to such tax treatment and tax structure.

Section 7.13 OP Agreement. To the extent this Agreement imposes obligations upon the OP or a partner thereof, this Agreement shall be treated as part of the “partnership agreement” of the OP as described in section 761(c) of the Code and sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.14 Joinder. The Corporation hereby agrees that, to the extent it acquires a general partner interest, managing member interest or similar interest in any Person after the date hereof, it shall cause such Person to execute and deliver a joinder to this Agreement promptly upon acquisition of such interest, and such person shall be treated in the same manner as the OP for all purposes of this Agreement. The Corporation hereby agrees to cause any Corporate Entity that acquires an interest in the OP (or any entity described in the foregoing sentence) to execute a joinder to this Agreement (to the extent such Person is not already a party hereto) promptly upon such acquisition, and such Corporate Entity shall be treated in the same manner as the Corporation for all purposes of this Agreement. The OP shall have the power and authority (but not the obligation) to permit any Person who becomes a limited partner in the OP to execute and deliver a joinder to this Agreement promptly upon acquisition of limited partnership interests in the OP by such Person, and such Person shall be treated as a “Partner” for all purposes of this Agreement.

Section 7.15 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation, the OP, and the Partners have duly executed this Agreement as of the date first written above.

Perella Weinberg Partners

By:
Name:
Title:

PWP Holdings LP

By:
Name:
Title:

PWP Professional Partners LP

By:
Name:
Title:

[ Signatures Continue in Counterpart ]

[Partners – to be inserted]

By:
Name:
Title:

Exhibit A

JOINDER

Perella Weinberg Partners, a Delaware corporation (the “Corporation”), has entered into that certain Tax Receivable Agreement by and among the Corporation, PWP Holdings LP, a Delaware limited partnership (the “OP”), PWP Professional Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Partners (as defined therein), dated as of [•], 2021 (as amended or supplemented, the “Tax Receivable Agreement”). The undersigned (“New Partner”) is required to execute this Joinder pursuant to Section 7.06(a)(i) of the Tax Receivable Agreement for the purposes of such person agreeing to become a “Partner” for all purposes of the Tax Receivable Agreement and to be bound by and fully comply with the terms of the Tax Receivable Agreement. The New Partner has agreed to execute this Joinder in consideration of the receipt of his, her or its Class A Units (as defined in the Tax Receivable Agreement).

NOW, THEREFORE, the New Partner hereby agrees to (a) become a party to the Tax Receivable Agreement with all right, title and interest as, and all obligations of, a “Partner” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement and (b) be bound by and fully comply with the terms of the Tax Receivable Agreement. The New Partner’s notice address for purposes of Section 7.01 of the Tax Receivable Agreement is:

Address:

Phone:

Email:

Attention:

IN WITNESS WHEREOF, the New Partner has executed this Joinder, this              day of                                     ,                 .

[New Partner]

By:

Name:

Title:

Signature Page to Tax Receivable Agreement

Exhibit B

JOINDER

Perella Weinberg Partners, a Delaware corporation (the “Corporation”), has entered into that certain Tax Receivable Agreement by and among the Corporation, PWP Holdings LP, a Delaware limited partnership (the “OP”), PWP Professional Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Partners (as defined therein), dated as of [•], 2021 (as amended or supplemented, the “Tax Receivable Agreement”). The undersigned (“Assignee”) is required to execute this Joinder pursuant to Section 7.06(a)(ii) of the Tax Receivable Agreement for the purposes of such person agreeing to be bound by Section 7.12 of the Tax Receivable Agreement and acknowledging specifically the second paragraph in Section 7.06 of the Tax Receivable Agreement and to be bound by and fully comply with the terms of the Tax Receivable Agreement. The Assignee has agreed to execute this Joinder in consideration of the receipt of certain payments under the Tax Receivable Agreement.

NOW, THEREFORE, the Assignee hereby agrees to (a) become a party to the Tax Receivable Agreement and (b) be bound by and fully comply with the terms of the Tax Receivable Agreement, including to be bound by Section 7.12 of the Tax Receivable Agreement. The Assignee also hereby expressly acknowledges the second paragraph in Section 7.06 of the Tax Receivable Agreement. The Assignee’s notice address for purposes of Section 7.01 of the Tax Receivable Agreement is:

Address:

Phone:

Email:

Attention:

IN WITNESS WHEREOF, the Assignee has executed this Joinder, this              day of                                     ,                 .

[Assignee]

By:

Name:

Title:

Schedule I

[List Partners]

Annex H

PERELLA WEINBERG PARTNERS

2021 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Perella Weinberg Partners 2021 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, partners, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion.

(e) “Base Price” has the meaning set forth in Section 8(b) hereof.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” means the amended and restated bylaws of the Company, as may be further amended and/or restated from time to time.

(i) “Cash Award” means an Award granted pursuant to Section 12 hereof.

(j) “Cause” means, except as provided in the applicable Award Agreement, with respect to any Participant, the occurrence or existence of any of the following, as determined by the Administrator in its sole discretion: (i) the conviction of the Participant, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding involving fraud, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion; (ii) solely with respect to any Participant who is an officer, employee or partner, any act or omission which constitutes a material breach of the Participant’s obligations to any Restricted Entity or the Participant’s failure or refusal to perform satisfactorily any material duties reasonably required of such Participant; (iii) the material violation by the Participant of (A) any applicable securities, commodities or financial regulation laws, any rules or regulations issued pursuant to such laws, or the rules or regulations of any securities, commodities or financial regulation exchange or association of which any PWP Entity (including any of its Subsidiaries or Affiliates) is a member or (B) any documented policy of any Restricted Entity relating to compliance with any of the foregoing applicable to the Participant; (iv) the material violation by the Participant of any documented policy of any PWP Entity applicable to the Participant concerning the treatment of confidential or proprietary information; (v) the unauthorized disclosure by the Participant of any confidential information about any PWP Entity including any of its present or former clients, investors, partners or employees to any reporter, author, producer or similar Person or the taking of any other action by the Participant that is likely to result in such information being made available to the general public in any form, including books, articles or writings of any kind as well as film, videotape, audio tape, electronic/Internet format or any other medium; (vi) the violation by the Participant of any covenant of any Restricted Entity to which such the Participant is bound regarding (A) non-solicitation of employees, clients or investors or (B) non-competition; (vii) the material failure to comply with any applicable law or any rule or policy of any Restricted Entity applicable to the Participant related to unlawful discrimination (including sexual and other types of harassment or abusive conduct) or retaliation; (viii) the Participant making any statement which materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation, standing or business interests of any PWP Entity; or (ix) the commission by the Participant of any material act or omission, including dishonesty, fraud, misappropriation, securing an interest or profit for the Participant at odds with any PWP Entity’s interests or in any other manner acting (including by way of inaction) adverse to any PWP Entity’s interests; and with respect to any of clauses (iii)(B) and (ix) of this definition of “Cause,” which may, in the judgment of the Administrator, have or reasonably be expected to have a material adverse effect on the business, interests, reputation or standing of any PWP Entity. Notwithstanding the foregoing, nothing contained in this definition of “Cause” shall prevent the Participant from furnishing any required information to any governmental regulatory agency, self-regulating body or in connection with any judicial, governmental or other regulatory inquiry, investigation or proceeding, or as otherwise required by applicable law.

(k) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.

(l) “Change in Capitalization” means: any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(m) “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions following which any Continuing PWP Person or any group of Continuing PWP Persons possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Company, and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(n) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(o) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p) “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(q) “Company” means Perella Weinberg Partners, a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(r) “Continuing PWP Person” means, immediately prior to and immediately following any relevant date of determination, (A) Professional Partners or any of its Affiliates or (B)(i) an individual who is a current or former partner, managing director or other employee of the Company, Professional Partners and/or their respective Subsidiaries, (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (iii) any Person that is a family member of such individual or individuals or (iv) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary.

(s) “Effective Date” has the meaning set forth in Section 20 hereof.

(t) “Eligible Recipient” means an officer, employee, partner, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, partner, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(v) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Common Stock issuable upon the exercise of such Option.

(w) “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise provided herein, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.

(x) “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

(y) “General Share Reserve” has the meaning set forth in Section 4(a) hereof.

(z) “Good Reason” has the meaning assigned to such term in the applicable Award Agreement, provided that if an Award Agreement does not define “Good Reason,” Good Reason and any provision of this Plan that refers to Good Reason shall not be applicable to such Award Agreement.

(aa) “Incapacity” means, except as provided in the applicable Award Agreement, with respect to any Participant, as determined by the Administrator in its sole discretion: (i) the Participant’s death, (ii) any physical or mental disability or incapacity that renders the Participant incapable of performing the essential services required of the Participant by the Company or its Affiliates (after accounting for reasonable accommodation, if available), as determined by the Administrator, for a period of one hundred eighty (180) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any twelve (12)-month period or (iii) entry by a court of competent jurisdiction adjudicating the Participant incompetent to manage the Participant’s person or estate.

(bb) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “Nonqualified Stock Option” means an Option that is not designated as an ISO.

(dd) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee) “Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.

(ff) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.

(gg) “Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion, including, without limitation, one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) stock price, average stock price or total shareholder return; (xv) cost targets, reductions and savings, productivity and efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xviii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(hh) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ii) “Plan” has the meaning set forth in Section 1 hereof.

(jj) “Professional Partners” means PWP Professional Partners LP, a Delaware limited partnership.

(kk) “Professional Partners LPA” means the Fourth Amended and Restated Agreement of Limited Partnership of Professional Partners, dated as of [•], 2021, as may be further amended and/or restated from time to time.

(ll) “PWP Entity” has the meaning set forth in the Professional Partners LPA.

(mm) “PWP OpCo” means PWP Holdings LP, a Delaware limited liability partnership.

(nn) “PWP OpCo Unit” means a Partnership Class A common unit of PWP OpCo.

(oo) “Related Right” has the meaning set forth in Section 8(a) hereof.

(pp) “Restricted Entity” has the meaning set forth in the Professional Partners LPA.

(qq) “Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.

(rr) “Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.

(ss) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(tt) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(uu) “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

(vv) “Stock Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(ww) “Subsidiary” means, except as otherwise provided herein, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(xx) “Transaction Pool Share Reserve” has the meaning set forth in Section 4(b) hereof.

(yy) “Transfer” has the meaning set forth in Section 18 hereof.

(zz) “Working Partner” means a limited partner of Professional Partners whose tenure with the PWP Entities has not been terminated (or agreed in definitive documentation to be terminated), as set forth on a schedule maintained in the books and records of Professional Partners.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Awards are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment, tenure or service for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; and

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(e) The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.

Section 4. Shares Reserved for Issuance; Certain Limitations.

(a) The maximum number of shares of Common Stock reserved for issuance under the Plan that may be issued at any time during the term of the Plan in accordance with Section 3 hereof (the “General Share Reserve”) shall be [•] shares (subject to adjustment as provided in Section 5 hereof), as increased on the first day of each fiscal year of the Company beginning in calendar year 2022 by a number of shares of Common Stock equal to the excess, if any, of (x) 15% of the number of outstanding shares of Common Stock and those outstanding PWP OpCo Units that are exchangeable for shares of Common Stock, in each case, on the last day of the immediately preceding fiscal year, over (y) the number of shares of Common Stock reserved and available for issuance in respect of future grants of Awards under the Plan as of the last day of the immediately preceding fiscal year.

(b) In addition to the General Share Reserve, 10,200,000 shares of Common Stock (subject to adjustment as provided in Section 5 hereof) (the “Transaction Pool Share Reserve”) shall be reserved for issuance under the Plan, of which (i) up to 6,600,000 shares of Common Stock (subject to adjustment as provided in Section 5 hereof) may be granted subject solely to a time-based vested schedule to Eligible Recipients who are either (x) non-partner employees, independent contractors or consultants of the Company or any Affiliate of the Company or (y) Working Partners with commitments from the Company to receive Awards, and (ii) 3,600,000 shares of Common Stock (subject to adjustment as provided in Section 5 hereof) shall be granted subject to a time-based and performance-based vesting schedule; provided that no Award shall be granted pursuant to the Transaction Pool Share Reserve on or after the first anniversary of the Effective Date, but Awards theretofore granted pursuant to the Transaction Pool Share Reserve may extend beyond that date.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award (i) if granted pursuant to the General Share Reserve, shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan pursuant to the General Share Reserve and (ii) if granted pursuant to the Transaction Pool Share Reserve, shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, not be available for Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, (i) if granted pursuant to the General Share Reserve, shall again be available for subsequent Awards under the Plan pursuant to the General Share Reserve and (ii) if granted pursuant to the Transaction Pool Share Reserve, shall not be available for subsequent Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(d) No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $[•] in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

Section 5. Equitable Adjustments.

(a) In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Sections 4(a) and 4(b) hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.

(c) The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company. All of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 4(a) hereof (subject to adjustment as provided in Section 5 hereof), but not those reserved for issuance under the Plan pursuant to Section 4(b) hereof, may be granted as ISOs.

(i) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(ii) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(iii) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

(h) Termination of Employment, Tenure or Service. In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(i) Other Change in Employment, Tenure or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status, tenure or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related

Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Except as provided in the applicable Award Agreement, each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the “Base Price”).

(c) Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment, Tenure or Service.

(1) In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(2) In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment, Tenure or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status, tenure or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2) With respect to an Award of Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or the Participant’s legal representative, in a number equal to the number of shares of Common Stock underlying the Award of Restricted Stock Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment, tenure or service with the Company or any Affiliate thereof, or the Participant’s Incapacity. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares; provided, however, that except as provided in the applicable Award Agreement, any dividends declared during the Restricted Period with respect to such shares shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant either currently or at the time (and to the extent) that shares of Common Stock in respect of the related Restricted Stock Units are delivered to the Participant.

(d) Termination of Employment, Tenure or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment, tenure or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and, except as provided in the applicable Award Agreement, shall only become payable if (and to the extent) the underlying Awards vest. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 11. Stock Bonuses.

In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12. Cash Awards.

The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 13. Change in Control Provisions.

Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment, tenure or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels.

For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).

Section 14. Voting Proxy.

The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Administrator in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the shares of

Common Stock, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the shares of Common Stock in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.

Section 15. Amendment and Termination.

The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent.

Section 16. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company. For purposes of this Section 17, if the Common Stock underlying an Award is admitted to trading on a national securities exchange, the Fair Market Value of such Award (and any shares of Common Stock withheld or delivered pursuant to clauses (i) or (ii) above) as of the applicable date of determination shall be determined using the closing sale price reported on the last preceding date for which there was a sale of a share of Common Stock on such exchange.

Section 18. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 19. Continued Employment, Tenure or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment, tenure or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment, tenure or service of any of its Eligible Recipients at any time.

Section 20. Effective Date.

The Plan was adopted on December 28, 2020, subject to approval by the Company’s stockholders, and became effective on [•], 2021 (the “Effective Date”).

Section 21. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 22. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Repayment.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and repayment as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment, tenure or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 30. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

Section 31. Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 32. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33. Relationship to Other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Annex I

PERELLA WEINBERG PARTNERS

2021 OMNIBUS INCENTIVE PLAN

FRENCH SUB-PLAN

FOR THE GRANT OF FRENCH-QUALIFYING RESTRICTED STOCK UNITS

TO EMPLOYEES AND OFFICERS IN FRANCE

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Perella Weinberg Partners 2021 Omnibus Incentive Plan (as may be amended and/or restated from time to time, the “Plan”). The terms of the Plan shall, subject to the amendments provided for by this French sub-plan (as may be amended and/or restated from time to time, this “French Sub-Plan”) constitute the rules for the grant of qualifying restricted stock units (“actions gratuites”) within the meaning of Articles L. 225-197-1 to L. 225-197-5 and L. 22-10-59 and L. 22-10-60 of the French Commercial Code, (such grants, the “French-Qualifying Restricted Stock Units”) to employees and corporate officers of French Entities (as defined below) who are French residents for tax and social security purposes (the “French Eligible Individuals”). For the avoidance of doubt, to the extent there is a conflict between the terms of the Plan and this French Sub-Plan, this French Sub-Plan shall prevail. The terms of this French Sub-Plan shall be interpreted in a manner consistent with the provisions of Articles L. 225-197-1 to L. 225-197-5 and L. 22-10-59 and L. 22-10-60 of the French Commercial Code, Articles 80 quaterdecies, 200 A, 3 and 150-0 D, 1 of the French Tax Code (as amended by Article 28(V) of Law no. 2017-1837 dated December 30th, 2017 and Ordinance no. 2020-1142 dated September 16, 2020) and Article L. 242-1 of the French Social Security Code.

1.	This French Sub-Plan shall become effective as and when approved by the Company’s stockholders.

2.

Subject to Sections 3 and 4 below, any French Eligible Individual who, on the Grant Date (as defined below) of French-Qualifying Restricted Stock Units and, to the extent required under French law, is either employed under the terms and conditions of an employment agreement with a French Entity (“contrat de travail”) or who is a corporate officer (“mandataire social”) of a French Entity, shall be eligible to receive, at the discretion of the Administrator, grants of French-Qualifying Restricted Stock Units under this French Sub-Plan. For purposes hereof, the term “Grant Date” means: (i) the date on which the Administrator selects a French Eligible Individual to receive a grant of French-Qualifying Restricted Stock Units and determines the number of Shares to be subject to such Award or the formula for earning a number of Shares (such French Eligible Individual, a “French Participant”), or (ii) such later date as the Administrator shall provide.

3.	French-Qualifying Restricted Stock Units shall not be granted to:

(a)

corporate officers (“mandataires sociaux”) of a French Entity, other than the managing directors (being a (i) Président du conseil d’administration, (ii) Directeur Général, (iii) Directeur Général Délégué, (iv) membre du Directoire, (v) Gérant, of a société par actions or (vi) Président d’une société par actions simplifiée) (the “Managing Directors”), unless: (i) the corporate officer is also employed under the terms and conditions of an effective employment contract with a French Entity (“contrat de travail non suspendu”) and (ii) such combination of a corporate mandate with an employment contract is lawful under applicable laws and regulations;

(b)

Managing Directors of a French Entity, unless at least one of the following requirements in respect of the financial year in which the French-Qualifying Restricted Stock Units are granted is met by the Company:

(i)

at least ninety percent (90%) of all the salaried employees of the Company’s Subsidiaries incorporated in France and of the salaried employees of the Company’s French branches are awarded Restricted Stock Units or Options; or

(ii)

optional profit sharing agreements (accords d’intéressement), profit sharing agreements with a derogatory formula (accords de participation dérogatoire), or voluntary profit sharing agreements (accords de participation volontaires) are implemented for the benefit of a least ninety percent (90%) of all the salaried employees of the Company’s Subsidiaries incorporated in France and of the salaried employees of the Company’s French branches (or, if such arrangements are already implemented, the Company’s Subsidiaries incorporated in France and the Company’s French branches have improved such arrangements at least once since December 4, 2008 or improve such arrangements or decide to pay exceptional profit-sharing allowances).

4.	The number of French-Qualifying Restricted Stock Units which may be granted on any Grant Date shall be subject to the following limitations:

(a)

the total number of Shares underlying the French-Qualifying Restricted Stock Units may not exceed 10% of the Company’s share capital at the Grant Date (or 30% of the Company’s share capital at the Grant Date if the grant is made to all of the employees of the French Entities, in which case the grant made in excess of 10% of the Company’s share capital must be shared among the French Participants who are employed by a French Entity in a ratio not exceeding one to five), it being understood that the assessment of this percentage does not take into account Shares that have not been definitely granted at the end of the vesting period or Shares that are no longer subject to a holding obligation;

(b)	French-Qualifying Restricted Stock Units may not be granted to any French Eligible Individuals holding more than ten percent (10%) of the Company’s share capital at the Grant Date; and

(c)

the number of French-Qualified Restricted Stock Units granted to a French Participant shall be limited to the extent necessary to ensure that the aggregate number of: (i) Shares held by such French Participant on the Grant Date, and (ii) Shares underlying French-Qualifying Restricted Stock Units or any other outstanding Award, do not exceed ten percent (10%) of the Company’s share capital.

For the avoidance of doubt, any French-Qualifying Restricted Stock Units granted under the French Sub-Plan shall reduce the number of Shares remaining available for future issuance under Section 4 of the Plan.

5.

For purposes hereof, the term “French Entity” means a Subsidiary or Affiliate incorporated under the laws of France: (i) of which at least 10% of the share capital or voting rights are held (directly or indirectly) by the Company, (ii) which holds (directly or indirectly) at least 10% of the share capital or voting rights of the Company or (iii) of which at least 50% of the share capital or voting rights are held (directly or indirectly) by a company which itself holds (directly or indirectly) at least 50% of the share capital of the Company (it being understood that any French branch (“succursale française”) of any Subsidiary or Affiliate (incorporated under the laws of France or any other jurisdiction) meeting one of the ownership conditions set forth above under clauses (i) through (iii) above shall also be deemed to qualify as a French Entity).

6.	There shall be no consideration whatsoever payable by French Eligible Individuals for grants of French-Qualifying Restricted Stock Units.

7.

Except in the case of death or Permanent Invalidity (as defined below) (subject to the conditions set forth in Section 10 below), French-Qualifying Restricted Stock Units may not be transferred to any third party.

8.	In addition to the vesting conditions and limitations set forth in the Plan, no French-Qualifying Restricted Stock Units shall vest, and no Shares shall be delivered to any French Participants upon settlement of any French-Qualifying Restricted Stock Unit, before the first anniversary of the Grant Date (the “Minimum Vesting Period”), except in the circumstances described in Section 10 below. During the vesting period, French Participants shall not be entitled to any rights (including, without limitation, voting rights or the right to receive dividends or any amount equivalent to or in lieu of dividends, including where the payment of such amounts is deferred until after the vesting period has run out) with respect to French-Qualifying Restricted Stock Units. French-Qualifying Restricted Stock Units shall only be settled in Shares.

9.	The sale or transfer of Shares received upon settlement of French-Qualifying Restricted Stock Units shall be subject to the following restrictions:

(a)

such Shares may not be sold or transferred for a minimum period of two (2) years from the Grant Date. Any Shares received upon settlement of French-Qualifying Restricted Stock Units shall therefore be subject to a minimum one (1) year holding period for French-Qualifying Restricted Stock Units that vest upon the first anniversary of the Grant Date and shall be held in a blocked account established by the Company or an Affiliate of the Company for this purpose for the duration of the holding period. No minimum holding period shall apply where the applicable vesting period of the French-Qualifying Restricted Stock Units is equal to or exceeds two (2) years, unless expressly specified in the terms and conditions governing the applicable award of French-Qualifying Restricted Stock Units;

(b)

shares received upon settlement of French-Qualifying Restricted Stock Units may not be resold during a Closed Period (as defined below). For purposes hereof, the term “Closed Period” means: (i) the blackout period referred to in Article L. 22-60-59 of the French Commercial Code, being within thirty (30) calendar days preceding the announcement of an interim or year-end financial report that the Company is required to disclose publicly, (ii) in case of an amendment of applicable French law, any new blackout period resulting from such amendment, or (iii) any applicable blackout period under the rules of The Nasdaq Stock Market, LLC; and

(c)

pursuant to Article L. 22-60-59, II. 2, shares received upon settlement of French-Qualifying Restricted Stock Units may not be resold by the (i) membres du conseil d’administration, (ii) membres du Directoire (iii) Directeur Général, (iv) Directeur Général Délégué, and (v) the salaried employees, at a time when such individuals have acquired knowledge of an inside information (within the meaning of Article 7 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC) which has not been made public.

10.

Notwithstanding anything herein to the contrary, in the event of the: (i) death of a French Participant or (ii) permanent invalidity of a French Participant corresponding to the 2nd or 3rd category among the categories set forth in Article L. 341-4 of the French Social Security Code (“Permanent Invalidity”), all French-Qualifying Restricted Stock Units held by such French Participant at the time of death or Permanent Invalidity (whether vested or unvested) shall become immediately vested and be settled as follows:

(a)	in the event of the Permanent Invalidity of a French Participant, the Company shall deliver Shares to the French Participant in settlement of his or her French-Qualifying Restricted Stock Units; and

(b)

in the event of the death of a French Participant, the Company shall deliver Shares to the French Participant’s heirs in settlement of the French Participant’s French-Qualifying Restricted Stock Units, at their request made within six (6) months following the date of such French Participant’s death.

11.

In the event of a Change in Capitalization giving rise to an adjustment as set forth in Section 5 of the Plan, any adjustment to the number of Shares underlying any French-Qualifying Restricted Stock Units, or any other adjustment to the terms and conditions of such French-Qualifying Restricted Stock Units, shall be made so as to preserve the rights of the French Participants in accordance with the provisions of regulation BOI-RSA-ES-20-20-10-20-20170724 of the French tax administration (or any successor provision of French laws or regulations having the same purpose) and subject to these provisions or any other similar provisions applicable under French law.

12.

A French Participant shall timely furnish the entity by which he or she is employed and the Company with any and all information, and proceed with such filings and otherwise meet any and all obligations, as may be required to ensure that the Company and the entity by which he or she is employed are entitled to the benefit of the favorable tax and social security treatment provided by Articles 80 quaterdecies, 200 A, 3 and 150-0 D, 1 of the French Tax Code (as amended by Article 28(V) of Law no. 2017-1837 dated December 30th, 2017 and Ordinance no. 2020-1142 dated September 16, 2020) and Article L. 242-1 of the French Social Security Code, as amended from time to time, or any successor provisions thereto, except in the case of a Change in Capitalization or Change in Control.

13.

Each French Participant shall retain (and make available to the tax authorities upon request) a statement, which shall be provided by the French Entity by which he or she is employed indicating, inter alia:

(a)	the name, principal place of business and registered office address of the relevant French Entity by which French Participant is employed;

(b)

the dates when such French-Qualifying Restricted Stock Units were granted and vested, the number of Shares acquired upon vesting of such French-Qualifying Restricted Stock Units, and the value per share of such Shares; and

(c)	such other information as is required under Article 38 septdecies of Schedule III to the French Tax Code.

14.

The statement referenced in Section 13 above shall be provided to each holder of French-Qualifying Restricted Stock Units by the relevant French Entity at the latest on March 1st of the calendar year following the vesting of such French-Qualifying Restricted Stock Units.

15.

The relevant French Entity shall file with the relevant tax authority in France a copy of the statement sent to each French Participant as mentioned in Sections 13 and 14 above at the latest on February 15th of the calendar year following the vesting of the French-Qualifying Restricted Stock Units, or as otherwise prescribed in Article 38 septdecies of Schedule III to the French Tax Code.

16.

The relevant French Entity shall file with the social security authorities the information set out under Article L. 242-1 of the French Social Security Code in relation to the name of the French Participants who received French-Qualifying Restricted Stock Units and Shares in the previous year, as well as their value and number.

17.

A report shall be prepared each year and submitted to the Company’s stockholders at its annual meeting of the stockholders and to that of each of the French Entities employing a French Participant, setting out details as to the French-Qualifying Restricted Stock Units as provided in Article L. 225-197-4 of the French Commercial Code.

18.

The adoption of this French Sub-Plan shall not confer upon any French Participant or any employee of a French Entity any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

Annex J

Execution Version

SPONSOR SHARE SURRENDER AND

SHARE RESTRICTION AGREEMENT

This SPONSOR SHARE SURRENDER AND SHARE RESTRICTION AGREEMENT (this “Agreement”) is dated as of December 29, 2020, by and among PWP Holdings LP, a Delaware limited partnership (“PWP”), FinTech Acquisition Corp. IV, a Delaware corporation (the “Company”), FinTech Investor Holdings IV, LLC, a Delaware limited liability company (“Holdings IV”), FinTech Masala Advisors, LLC, a Delaware limited liability company (“Masala” and together with Holdings IV, the “Sponsors”), and the other parties to the Insider Agreement (as defined below) set forth on the signature pages hereto. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 610,000 shares of Class A common stock of the Company (“Class A Shares”), (ii) private placement warrants (the “Warrants”) to purchase an aggregate of 203,333 shares of Class A common stock of the Company and (iii) 7,870,000 shares of Class B common stock of the Company (the “Class B Shares” and together with the Class A Shares, the “Sponsor Shares”) in the aggregate;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, PWP, the Company and certain other persons party thereto, have entered into a Business Combination Agreement (as amended or modified from time to time, the “Transaction Agreement”), dated as of the date hereof, whereby the parties thereto intend to effect a business combination between the Company and PWP, on the terms and subject to the conditions set forth therein (collectively, the “Transactions”);

WHEREAS, pursuant to the Company’s certificate of incorporation as in effect prior to the Closing, upon the Closing of the Transactions, each Class B Share that is issued and outstanding immediately prior to such time shall be converted into one share of Class A common stock of the Company (“Class A Common Stock”), on the terms and conditions set forth therein; and

WHEREAS, as an inducement to the Company and PWP to enter into the Transaction Agreement and to consummate the Transactions, the Sponsors are entering into this Agreement to provide for the surrender of certain of the Sponsor Shares and the imposition of certain restrictions on transfer with respect to other of the Sponsor Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SHARE SURRENDER; TRANSFER RESTRICTION; REPURCHASE OPTION

1.1 Share Surrender. Effective as of and conditioned upon the Closing, Sponsors shall irrevocably forfeit and surrender to the Company, for no consideration, a number of Class B Shares set forth on Schedule I hereto (the “Transfer Shares”), which Transfer Shares shall thereupon be cancelled by the Company and no longer outstanding.

1.2 Transfer Restriction.

(a) Transfer Restrictions of the Restricted Shares. That certain letter agreement, dated as of September 24, 2020, among the Company, the Sponsors and the insiders listed on the signature pages thereto (the “Insider Agreement”), provides, among other things, that certain of the Sponsor Shares shall only be transferable upon the happening of certain events. Notwithstanding, and in precedence to, the Insider Agreement, effective as of and conditioned upon the Closing, the number of Class A Shares and Class B Shares set forth on Schedule I hereto (assuming no stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event occurs between the date hereof and the Closing) shall no longer be subject to the restrictions on transfer set forth in the Insider Agreement, but shall instead be subject to the provisions set forth in Section 1.2(b) (such shares, together with the shares of Class A Common Stock issued upon conversion of such shares that are Class B Shares in connection with the Closing, the “Restricted Shares”). Restricted Shares shall continue to be Restricted Shares following their transfer to any Permitted Transferee (as such term is defined in the Insider Agreement). For the avoidance of doubt, the Transfer Shares, and any Class A Shares or Class B Shares held by the Sponsors from time to time that are not Restricted Shares, shall not be subject to the provisions of this Section 1.2.

(b) Timing and Lapse of Transfer Restrictions. As used, herein, “6-Month Anniversary” means the date that is the six-month anniversary of the Closing Date, “Stock Price” means, on any date after the Closing, the closing sale price per share of Class A Common Stock reported as of 4:00 p.m., New York, New York time on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar and “Trading Day” means any day on which trading is generally conducted on the NASDAQ Capital Market or any other exchange on which the Class A Shares are traded and published.

(i) Until the 6-Month Anniversary, all of the Class A Shares held by each Sponsor (the “6-Month Class A Shares”), and twenty percent (20.00%) of the Restricted Shares of each Sponsor that are Class B Shares immediately prior to the Closing (the “6-Month Class B Shares”), as identified on Schedule I hereto, shall not be transferable or salable except as provided in the Insider Agreement (for the avoidance of doubt, as set forth in Section 3(d) of the Insider Agreement).

(ii) Until the later of (x) the 6-Month Anniversary and (y) the date that is 15 days following the first date that the Stock Price is greater than $12.00 per share for any 20 Trading Days out of 30 consecutive Trading Days, twenty percent (20.00%) of the Restricted Shares that are Class B Shares immediately prior to the Closing (the “$12.00 Class B Shares”), as identified on Schedule I hereto, shall not be transferable or salable except as provided in the Insider Agreement (for the avoidance of doubt, as set forth in Section 3(d) of the Insider Agreement).

(iii) Until the later of (x) the 6-Month Anniversary and (y) the first date that the Stock Price is greater than $13.50 per share for any 20 Trading Days out of 30 consecutive Trading Days, twenty percent (20.00%) of the Restricted Shares that are Class B Shares immediately prior to the Closing (the “$13.50 Class B Shares”), as identified on Schedule I hereto, shall not be transferable or salable except as provided in the Insider Agreement (for the avoidance of doubt, as set forth in Section 3(d) of the Insider Agreement).

(iv) Until the later of (x) the 6-Month Anniversary and (y) the date that is 15 days following the first date that the Stock Price is greater than $15.00 per share for any 20 Trading Days out of 30 consecutive Trading Days, twenty percent (20.00%) of the Restricted Shares that are Class B Shares immediately prior to the Closing (the “$15.00 Class B Shares”), as identified on Schedule I hereto, shall not be transferable or salable except as provided in the Insider Agreement (for the avoidance of doubt, as set forth in Section 3(d) of the Insider Agreement).

(v) Until the later of (x) the 6-Month Anniversary and (y) the first date that the Stock Price is greater than $17.00 per share for any 20 Trading Days out of 30 consecutive Trading Days, twenty percent (20.00%) of the Restricted Shares that are Class B Shares immediately prior to the Closing (the “$17.00 Class B Shares”), as identified on Schedule I hereto, shall not be transferable or salable except as provided in the Insider Agreement (for the avoidance of doubt, as set forth in Section 3(d) of the Insider Agreement).

(vi) For the avoidance of doubt, each Sponsor shall be entitled to vote its Restricted Shares and receive dividends and other distributions with respect to such Restricted Shares during any period of time that such shares are subject to restriction on transfer or sale hereunder.

(vii) In the event that a Sponsor transfers Restricted Shares in accordance with the terms of this Section 1.2(b), the recipient shall deliver a customary joinder agreement in form and substance reasonably acceptable to the Company and PWP, and become bound by the transfer restrictions and sale obligations set forth herein, including Section 1.3.

(c) Termination of Restrictions upon a Liquidation Event. If a Liquidation Event occurs following the Closing, any restrictions on transfer on the Restricted Shares then remaining (under this Agreement or the Insider Agreement) shall terminate as of immediately prior to the occurrence of such Liquidation Event. As used herein, “Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of substantially all assets or other similar transaction involving the Company upon the consummation of which holders of Common Stock would be entitled to exchange their shares of Common Stock for cash, securities or other property or that results in a change of the majority of the board of directors or management team of the Company or the general partner of the Company.

(d) Equitable Adjustment. If, between the Closing and a Liquidation Event, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding shares of Common Stock, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Common Stock will be equitably adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 1.2(d) shall become effective at the date and time that such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Transaction Agreement shall constitute a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar transaction requiring an equitable adjustment.

1.3 Repurchase Right.

(a) $12.00 Sale Trigger. If, prior to the fourth anniversary of the Closing Date, the Stock Price is greater than $12.00 per share for any 20 Trading Days out of 30 consecutive Trading Days (the “$12.00 Sale Trigger Date”), then, during the 15 day period following the $12.00 Sale Trigger Date, the Company shall have the right to purchase from each Sponsor up to the number of $12.00 Class B

Shares set forth on Schedule I hereto, not to exceed 1,000,000 in the aggregate, for a purchase price of $12.00 per share (the “$12.00 Repurchase Shares”), by providing written notice of such repurchase election to each Sponsor; provided that this right shall not be exercisable at any time during which a written agreement for a transaction constituting a change of control or similar Liquidation Event with respect to the Company is pending.

(b) $15.00 Sale Trigger. If, prior to the fourth anniversary of the Closing Date, the Stock Price is greater than $15.00 per share for any period of 20 Trading Days out of 30 consecutive Trading Days (the “$15.00 Sale Trigger Date”), then, during the 15 day period following the $15.00 Sale Trigger Date, the Company shall have the right to purchase from each Sponsor up to the number of $15.00 Class B Shares set forth on Schedule I hereto, not to exceed 1,000,000 in the aggregate (separately and in addition to the $12.00 Repurchase Shares), for a purchase price of $15.00 per share (the “$15.00 Repurchase Shares”), by providing written notice of such repurchase election to each Sponsor; provided that this right shall not be exercisable at any time during which a written agreement for a transaction constituting a change of control or similar Liquidation Event with respect to the Company is pending.

(c) Repurchase Mechanics. If the Company provides valid and timely written notice of an election to repurchase $12.00 Repurchase Shares or $15.00 Repurchase Shares, as applicable, such repurchase shall be consummated within five business days after the date of such written notice, shall be documented by a share assignment in the Transfer Agent’s standard form, with the purchase price therefor paid in cash by wire transfer of readily available funds to an account designated by each Sponsor, as applicable, and in connection therewith, the Company and each Sponsor shall take or cause to be taken all such further actions as may be reasonably necessary to consummate such repurchase; provided, however, that neither Sponsor shall be required to make or provide any representations or warranties other than customary representations regarding its title to, ownership of, and ability to sell the shares of Class A Common Stock being sold to the Company.

1.4 Waiver of Anti-Dilution Protection. Sponsors, who together are holders of at least a majority of the outstanding Pre-Combination Class B Common Stock, hereby waive, pursuant to and in compliance with the provisions of the Parent Certificate, any adjustment to the conversion ratio set forth in Section 4.03(b)(ii) of the Parent Certificate, and any rights to other anti-dilution protections with respect to the Pre-Combination Class B Common Stock, that may result from the PIPE Investment and/or the consummation of the Transactions.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to the Company (solely with respect to itself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. Such Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. This Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Sponsors are the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and have good title to, all of the Sponsor Shares set forth on Schedule I and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Shares (other than transfer restrictions under the Securities Act)) affecting any such Sponsor Shares, other than any Permitted Liens or pursuant to (i) this Agreement, (ii) the Certificate of Incorporation, (iii) the Transaction Agreement, (iv) the Insider Agreement, and agreements to transfer certain of the Sponsor Shares upon consummation of the Transactions that are permitted under the Insider Agreement, (v) the Support Agreement or (vi) any applicable securities laws. Other than the Warrants and pursuant to the Certificate of Incorporation, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Sponsor does not, and the performance by such Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor or such Sponsor’s Sponsor Shares), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Agreement. Each Sponsor has full right and power to enter into this Agreement.

(d) Litigation. There are no Legal Proceedings pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Agreement. Such Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Such Sponsor (i) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has never been convicted of, or pleaded guilty to, any crime involving fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is not currently a defendant in any such criminal proceeding.

(e) Acknowledgment. Such Sponsor understands and acknowledges that each of the Company and PWP is entering into the Transaction Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement. Such Sponsor has had the opportunity to read the Transaction Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

ARTICLE III

MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the termination of the Transaction Agreement in accordance with its terms. If the Closing takes place, this Agreement and all of its surviving provisions shall terminate and be of no further force or effect once all of the Restricted Shares are no longer subject to the terms and conditions of Section 1.2 hereof. Notwithstanding the foregoing, in the event that at such time there shall have occurred a $12.00 Sale Trigger Date or a $15.00 Sale Trigger Date, this Agreement shall in no event terminate for so long as the Company shall continue to have repurchase rights pursuant to Section 1.3 hereof with respect thereto. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby. This ARTICLE III shall survive the termination of this Agreement.

3.2 Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 3.8 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

3.3 Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

3.5 Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.8 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by telecopy (with confirmation of delivery), on the date of transmission if on a Business Day before 5:00 p.m. local time of the recipient party (otherwise on the next succeeding Business Day); (d) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (e) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses or electronic mail addresses set forth below (or to such other addresses or electronic mail addresses as a party may designate by notice to the other parties in accordance with this Section 3.8):

If to the Company:

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: Amanda Abrams

Phone: (215) 701-9555

Email: aabrams@cohenandcompany.com

in each case, with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004-2541

Attention: Sean M. Donahue

        Jeffrey A. Letalien

Telephone: (202) 739-5658

E-mail:         sean.donahue@morganlewis.com

            jeffrey.letalien@morganlewis.com

Perella Weinberg Partners

767 Fifth Avenue

New York, New York 10153

Attention: General Counsel

Phone: (212) 287-3200

Email: vshendelman@pwpartners.com

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Joseph A. Coco, Esq.

        Blair T. Thetford, Esq.

        Michael J. Schwartz, Esq.

Phone:     (212) 735-3000

Email:       joseph.coco@skadden.com

        blair.thetford@skadden.com

        michael.schwartz@skadden.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.10 Entire Agreement. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Insider Agreement, this Agreement shall control with respect to the subject matter thereof. This Agreement and the Transaction Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Sponsor Share Surrender and Share Restriction Agreement to be duly executed as of the date first written above.

FINTECH ACQUISITION CORP. IV

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President and Secretary _

FINTECH INVESTOR HOLDINGS IV, LLC

By: Cohen Sponsor Interests IV, LLC, its Manager

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	President

FINTECH MASALA ADVISORS IV, LLC

By: Cohen Sponsor Interests IV, LLC, its Manager

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	President

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

/s/ Betsy Z. Cohen
BETSY Z. COHEN, individually

/s/ Daniel G. Cohen
DANIEL G. COHEN, individually

/s/ James J. Mcentee III
JAMES J. MCENTEE III, individually

/s/ Douglas Listman
DOUGLAS LISTMAN, individually

/s/ Laura S. Kohn
LAURA S. KOHN, individually

/s/ Jan Rock Zubrow
JAN ROCK ZUBROW, individually

/s/ Brittain Ezzes
BRITTAIN EZZES, individually

/s/ Madelyn Antoncic
MADELYN ANTONCIC, individually

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

PWP HOLDINGS LP

By: PWP GP LLC, its general partner

By: PWP Professional Partners LP, its sole member

By: Perella Weinberg Partners LLC, its general partner

By:	/s/ Peter A. Weinberg
Name:	Peter A. Weinberg
Title:	Chief Executive Officer

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

By execution and delivery hereof, the undersigned, being the “Representatives” under that certain Underwriting Agreement dated September 24, 2020, among FinTech Acquisition Corp. IV and the undersigned (the “Underwriting Agreement”), hereby consent to the amendments to the “Insider Letter” (as such term is defined in the Underwriting Agreement) effected by this Agreement, including pursuant to Sections 2.22.1, 3.28 and 7.3.1 of the Underwriting Agreement.

CANTOR FITZGERALD & CO

By:	/s/ David Batalion
Name:	David Batalion
Title:	Managing Director, Head of SPACs

WELLS FARGO SECURITIES, LLC

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Managing Director

Execution Version

Schedule I

Sponsors

Total
Transfer Shares	1,023,333
6-Month Class A Shares	610,000
6 Month Class B Shares	1,369,334
$12.00 Class B Shares	1,369,334
$13.50 Class B Shares	1,369,333
$15.00 Class B Shares	1,369,333
$17.00 Class B Shares	1,369,333

Total	8,480,000

(* Transfer Shares to be allocated among Sponsors as determined by Sponsors in connection with the Closing; to the extent that no such determination is timely made, such allocation shall be pro rata based on the number of such shares held by each prior to giving effect to the Closing)

(** shares subject to applicable earn-out restrictions on transfer to be allocated between Sponsors pro rata based on the number of such shares held by each after giving effect to the Closing)

$12.00 Repurchase Shares	1,000,000
$15.00 Repurchase Shares	1,000,000

(repurchase shares to be allocated between Sponsors pro rata based on the number of shares held by each after giving effect to the Closing)

PROXY

FINTECH ACQUISITION CORP. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

(215) 701-9555

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING IN LIEU OF

2021 ANNUAL MEETING OF STOCKHOLDERS OF FINTECH ACQUISITION CORP. IV

TO BE HELD ON

                , 2021

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement (the “Proxy Statement”), and hereby appoints Daniel G. Cohen and Douglas Listman, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Fintech Acquisition Corp. IV (the “Company”) to be held virtually on                , 2021, at                Eastern Time, accessible at www.cstproxy.com/fintechacquisitioncorpiv/sm2021, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on                , 2021, at                Eastern Time: The notice of special meeting and the accompanying proxy statement/prospectus are available at www.cstproxy.com/fintechacquisitioncorpiv/sm2021.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 10 AND 11, AND “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH IN PROPOSALS 8 AND 9.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL), “FOR” PROPOSAL 2 (THE NASDAQ PROPOSAL), “FOR” PROPOSAL 3 (THE CHARTER CLASSIFIED BOARD PROPOSAL), “FOR” PROPOSAL 4 (THE CHARTER CORPORATE OPPORTUNITY PROPOSAL), “FOR” PROPOSAL 5 (THE AUTHORIZED CAPITAL STOCK PROPOSAL), “FOR” PROPOSAL 6 (THE CLASS B STOCK PROPOSAL), “FOR” PROPOSAL 7 (THE CHARTER ADDITIONAL AMENDMENTS PROPOSAL), “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 8 (THE EXISTING DIRECTOR ELECTION PROPOSAL), “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 9 (THE BUSINESS COMBINATION DIRECTOR ELECTION PROPOSAL), “FOR” PROPOSAL 10 (THE INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 11 (THE FRENCH SUB-PLAN PROPOSAL) AND “FOR” PROPOSAL 12 (THE ADJOURNMENT PROPOSAL).

EACH OF THE BUSINESS COMBINATION PROPOSAL, THE NASDAQ PROPOSAL, THE CHARTER CLASSIFIED BOARD PROPOSAL, THE CHARTER CORPORATE OPPORTUNITY PROPOSAL, THE AUTHORIZED CAPITAL STOCK PROPOSAL, THE CLASS B STOCK

PROPOSAL, THE CHARTER ADDITIONAL AMENDMENTS PROPOSAL, THE BUSINESS COMBINATION DIRECTOR ELECTION PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE FRENCH SUB-PLAN PROPOSAL IS CONDITIONED ON THE APPROVAL OF SUCH OTHER PROPOSAL. NEITHER THE EXISTING DIRECTOR ELECTION PROPOSAL NOR THE ADJOURNMENT PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL SET FORTH IN THE PROXY STATEMENT. IF ANY OF THE BUSINESS COMBINATION PROPOSAL, THE NASDAQ PROPOSAL, THE CHARTER CLASSIFIED BOARD PROPOSAL, THE CHARTER CORPORATE OPPORTUNITY PROPOSAL, THE AUTHORIZED CAPITAL STOCK PROPOSAL, THE CLASS B STOCK PROPOSAL, THE CHARTER ADDITIONAL AMENDMENTS PROPOSAL, THE BUSINESS COMBINATION DIRECTOR ELECTION PROPOSAL, THE INCENTIVE PLAN PROPOSAL OR THE FRENCH SUB-PLAN PROPOSAL IS NOT APPROVED, THEN THE BUSINESS COMBINATION WILL NOT BE CONSUMMATED.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PROXY

1.	The Business Combination Proposal—To approve and adopt the Business Combination Agreement, dated as of December 29, 2020, by and among the Company, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company, PWP Holdings LP, a Delaware limited partnership, PWP GP LLC, a Delaware limited liability company and the general partner of PWP, PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP, and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professional Partners, and the transactions contemplated thereby (the “Business Combination”).	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	The Nasdaq Proposal—To approve (i) for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the Company’s issued and outstanding common stock and the resulting change of control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 12,500,000 shares of common stock in connection with the PIPE Investment, subject to an increase to up to 14,850,000 shares, upon the completion of the Business Combination.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	The Charter Classified Board Proposal—To approve proposed amendments to the Company’s charter to create an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	The Charter Corporate Opportunity Proposal—To approve proposed amendments to the Company’s charter (subject to the terms and provisions of the Stockholders Agreement) to provide that certain transactions are not “corporate opportunities” and that the partners, principals, directors, officers, members, managers, employees, consultants, independent contractors and/or other service providers of PWP Professional Partners LP or any of its subsidiaries, Perella Weinberg Partners LLC or any of its subsidiaries, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC and their affiliates are not subject to the doctrine of corporate opportunity, in each case, to the extent permitted by law..	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	The Authorized Capital Stock Board Proposal—To approve proposed amendments to the Company’s charter to increase the number of authorized shares of the Company’s capital stock.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	The Class B Stock Proposal—To approve proposed amendments to the Company’s charter to create additional classes of the Company’s common stock to be designated as Class B-1 common stock, having 10 votes per share, and Class B-2 common stock, having 1 vote per share.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

7.	The Charter Additional Amendments Proposal—To approve proposed amendments to the Company’s charter to provide for additional changes, principally including changing its name from “FinTech Acquisition Corp.” to “Perella Weinberg Partners” and remove provisions applicable only to special purpose acquisition companies.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

8.	The Existing Director Election Proposal—To elect the following directors to serve on the board of directors of the Company as Class I directors until the earlier of the closing of the Business Combination and the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death:

	Betsy Z. Cohen	FOR	WITHHOLD
		[ ]	[ ]

	Brittain Ezzes	FOR	WITHHOLD
		[ ]	[ ]

	Madelyn Antoncic	FOR	WITHHOLD
		[ ]	[ ]

9.	The Business Combination Director Election Proposal—To elect the following directors, effective as of and contingent upon the closing of the Business Combination, to serve on the board of directors of the Company until the 2022, 2023, and 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death:

	Joseph R. Perella	FOR	WITHHOLD
		[ ]	[ ]

	Peter A. Weinberg	FOR	WITHHOLD
		[ ]	[ ]

	Robert K. Steel	FOR	WITHHOLD
		[ ]	[ ]

	Dietrich Becker	FOR	WITHHOLD
		[ ]	[ ]

	Andrew Bednar	FOR	WITHHOLD
		[ ]	[ ]

	Jorma Ollila	FOR	WITHHOLD
		[ ]	[ ]

	Ivan G. Seidenberg	FOR	WITHHOLD
		[ ]	[ ]

	Jane C. Sherburne	FOR	WITHHOLD
		[ ]	[ ]

	Daniel G. Cohen	FOR	WITHHOLD
		[ ]	[ ]

10.	The Incentive Plan Proposal—To adopt the Perella Weinberg Partners 2021 Omnibus Incentive Plan, including the authorization of the initial share reserve thereunder.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

11.	The French Sub-Plan Proposal—To adopt the French Sub-Plan under the Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

12.	The Adjournment Proposal—To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[    ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.